                                                File Pursuant To Rule 424(b)(4)
                                                   Registration No. 33-63469

PROSPECTUS
                               15,657,620 PEPS sm
                                 AJL PEPS Trust
           $1.44 PREMIUM EXCHANGEABLE PARTICIPATING SHARES - PEPS sm

        (Subject to Exchange for American Depositary Shares Representing
 Shares of Common Stock, No Par Value, of Amway Japan Limited or Shares of Such
                                 Common Stock)
                            ------------------------
EACH OF THE SHARES ($1.44 PREMIUM EXCHANGEABLE PARTICIPATING SHARES, OR "PEPS") OF THE AJL PEPS TRUST (THE "TRUST") REPRESENTS THE RIGHT TO RECEIVE AN ANNUAL
 DISTRIBUTION OF $1.44, AND WILL BE EXCHANGED ON FEBRUARY 15, 1999 (THE "EXCHANGE DATE") FOR BETWEEN 0.8475 AND 1.25 AMERICAN DEPOSITARY SHARES ("ADSS," AND EACH, AN "ADS") REPRESENTING SHARES OF COMMON STOCK, NO PAR VALUE (THE "COMMON STOCK") OF AMWAY JAPAN LIMITED (THE "COMPANY"), OR, AT THE
  OPTION OF A HOLDER, THE EQUIVALENT IN SHARES OF COMMON STOCK. EACH ADS REPRESENTS ONE-HALF OF ONE SHARE OF COMMON STOCK. THE ANNUAL DISTRIBUTION
   OF $1.44 PER PEPS IS PAYABLE QUARTERLY ON EACH FEBRUARY 15, MAY 15, AUGUST 15 AND NOVEMBER 15, COMMENCING FEBRUARY 15, 1996. THE PEPS ARE NOT SUBJECT
                                 TO REDEMPTION.

THE TRUST IS A NEWLY ORGANIZED, 3 1/4-YEAR TRUST ESTABLISHED TO PURCHASE AND HOLD A PORTFOLIO OF STRIPPED U.S. TREASURY SECURITIES MATURING ON A QUARTERLY
 BASIS THROUGH THE EXCHANGE DATE, AND FORWARD CONTRACTS (THE "CONTRACTS") WITH TWO EXISTING SHAREHOLDERS (THE "SELLERS") OF THE COMPANY RELATING TO THE ADSS. OF THE 15,657,620 PEPS OFFERED HEREBY, 12,526,096 PEPS ARE BEING OFFERED INITIALLY IN THE UNITED STATES AND CANADA BY THE U.S. UNDERWRITERS AND
  3,131,524 PEPS ARE BEING OFFERED INITIALLY INTERNATIONALLY OUTSIDE THE
        UNITED STATES AND CANADA BY THE INTERNATIONAL UNDERWRITERS. SEE
                                "UNDERWRITING."

THE TRUST'S INVESTMENT OBJECTIVES ARE TO PROVIDE EACH HOLDER WITH A QUARTERLY DISTRIBUTION OF $0.36 PER PEPS (EXCEPT FOR THE FIRST DISTRIBUTION ON FEBRUARY
 15, 1996 WHICH WILL BE $0.34 PER PEPS), AND TO PROVIDE THE HOLDER OF EACH PEPS, ON OR SHORTLY AFTER THE EXCHANGE DATE, ADSS (OR, AT THE OPTION OF A HOLDER, THE EQUIVALENT IN SHARES OF COMMON STOCK) EQUAL TO (I) IF THE EXCHANGE PRICE PER ADS IS LESS THAN $22.61 (THE "THRESHOLD APPRECIATION PRICE") BUT
  EQUAL TO OR GREATER THAN $15.33 (THE "DOWNSIDE PROTECTION THRESHOLD PRICE"), A NUMBER (OR FRACTIONAL NUMBER) OF ADSS PER PEPS SO THAT THE VALUE THEREOF
   AT THE EXCHANGE PRICE EQUALS $19.16 (THE "INITIAL VALUE"), (II) IF THE EXCHANGE PRICE PER ADS IS EQUAL TO OR GREATER THAN THE THRESHOLD APPRECIATION PRICE, 0.8475 ADSS PER PEPS AND (III) IF THE EXCHANGE PRICE
    PER ADS IS LESS THAN THE DOWNSIDE PROTECTION THRESHOLD PRICE, 1.25 ADSS
    PER PEPS. HOLDERS OTHERWISE ENTITLED TO RECEIVE FRACTIONAL ADSS OR
     FRACTIONAL SHARES OF COMMON STOCK IN RESPECT OF THEIR AGGREGATE
     HOLDINGS OF PEPS WILL RECEIVE CASH IN LIEU THEREOF. THE EXCHANGE PRICE
     PER ADS MEANS GENERALLY THE AVERAGE ADS EQUIVALENT PRICE (AS DEFINED HEREIN) FOR THE 20 TRADING DAYS (AS DEFINED HEREIN) IMMEDIATELY PRIOR
                   TO (BUT NOT INCLUDING) THE EXCHANGE DATE.

THE YIELD ON PEPS IS HIGHER THAN THE ACTUAL (I.E., REGULAR PLUS SPECIAL) DIVIDEND YIELD ON THE ADSS. HOWEVER, THERE IS NO ASSURANCE THAT THE YIELD ON
 THE PEPS WILL BE HIGHER THAN THE DIVIDEND YIELD ON THE ADSS OVER THE LIFE OF THE TRUST. IN ADDITION, THE OPPORTUNITY FOR EQUITY APPRECIATION AFFORDED BY AN INVESTMENT IN THE PEPS IS LESS THAN THAT AFFORDED BY AN INVESTMENT IN THE ADSS BECAUSE THE VALUE OF THE ADSS RECEIVABLE BY HOLDERS OF THE PEPS UPON EXCHANGE
  AT THE EXCHANGE DATE WILL ONLY EXCEED THE INITIAL VALUE IF THE EXCHANGE
  PRICE EXCEEDS THE THRESHOLD APPRECIATION PRICE, WHICH REPRESENTS AN
   APPRECIATION OF 18% OF THE INITIAL VALUE. MOREOVER, BECAUSE A HOLDER OF
   EACH PEPS WILL ONLY RECEIVE 0.8475 ADSS IF THE EXCHANGE PRICE EXCEEDS THE THRESHOLD APPRECIATION PRICE, HOLDERS OF THE PEPS WILL ONLY BE ENTITLED TO RECEIVE UPON EXCHANGE 84.75% OF ANY APPRECIATION OF THE VALUE OF THE ADSS
    IN EXCESS OF THE THRESHOLD APPRECIATION PRICE. ALTHOUGH THE VALUE OF
     THE ADSS RECEIVABLE BY A HOLDER OF PEPS UPON EXCHANGE AT THE EXCHANGE
     DATE MAY BE LESS THAN THE AMOUNT PAID BY THE HOLDER, UNLIKE THE ADSS,
     AN INVESTMENT IN PEPS AFFORDS PROTECTION FROM DEPRECIATION OF THE ADSS
     TO THE EXTENT THAT THE EXCHANGE PRICE DOES NOT FALL BELOW THE DOWNSIDE PROTECTION THRESHOLD PRICE. IN THE EVENT THE EXCHANGE PRICE IS LESS
     THAN THE DOWNSIDE PROTECTION THRESHOLD PRICE, HOLDERS WILL RECEIVE
      1.25 ADSS PER PEPS AND ACCORDINGLY WILL HAVE ONLY LIMITED PROTECTION
               FROM DEPRECIATION BELOW 80% OF THE INITIAL VALUE.
                                                   (continued on following page)
                            ------------------------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
 EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE
   SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
         PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                              PRICE $19.16 A PEPS

                                   PRICE TO                 SALES                    PROCEEDS TO
                                    PUBLIC                 LOAD(1)                   THE TRUST(2)
                             ---------------------    ------------------    ------------------------------
Per PEPS.................           $19.16                  $0.575                     $18.585
Total (3)................        $300,000,000             $9,003,131                 $290,996,869

---------------
(1) The Company and an affiliate of the Sellers have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933.

(2) Before deducting estimated offering expenses of $655,000 payable by the Trust.

(3) The Trust has granted to the U.S. Underwriters an option for 30 days to purchase up to an additional 2,348,643 PEPS at the price to the public less underwriting discount, solely to cover over-allotments. If the option is exercised in full, the total Price to Public, Sales Load and Proceeds to the Trust will be $345,000,000, $10,353,601 and $334,646,399, respectively. See
    "Underwriting."

                            ------------------------

    The PEPS are offered, subject to prior sale, when, as and if accepted by the Underwriters and subject to approval of certain legal matters by Davis Polk & Wardwell, counsel for the Underwriters. It is expected that delivery of the PEPS will be made on or about November 20, 1995 at the office of Morgan Stanley & Co. Incorporated, New York, New York, against payment therefor in New York funds.
                            ------------------------

MORGAN STANLEY & CO.                                         MERRILL LYNCH & CO.
          Incorporated

November 15, 1995

    The Trust's portfolio will not be managed in the traditional sense. The Trust's management powers will be limited to the disposition of the Contracts in certain limited circumstances. The Trust may continue to hold the Contracts despite a significant decline in the market price of the ADSs or the Common Stock or adverse changes in the financial condition of the Company. The address of the Trust is 101 Barclay Street, New York, New York 10286 (telephone no.
(212) 815-3199). Investors are advised to read this Prospectus and to retain it for future reference.

    PEPS may be a suitable investment for those investors who are able to understand the unique nature of the Trust and the economic characteristics of the Contracts and the U.S. Treasury securities held by the Trust.

    The Trust will be a grantor trust for federal income tax purposes and each holder will be treated as the owner of its pro rata portion of the U.S. Treasury securities and the Contracts. The U.S. Treasury securities will be treated as having "original issue discount" which holders must recognize currently as income as it accrues. Holders will not recognize income, gain or loss upon the Trust's entry into the Contracts nor will the delivery of ADSs pursuant to the Contracts be taxable to holders. Although the matter is not free from doubt, holders should not recognize income, gain or loss with respect to the Contracts over their term. See "Federal Income Tax Considerations."

    The Company is not affiliated with the Trust.

     THE PEPS HAVE BEEN APPROVED FOR LISTING ON THE NEW YORK STOCK EXCHANGE UPON NOTICE OF ISSUANCE UNDER THE SYMBOL "AJP." PRIOR TO THIS OFFERING THERE HAS BEEN NO PUBLIC MARKET FOR THE PEPS.

     TYPICAL CLOSED-END FUND SHARES FREQUENTLY TRADE AT A PREMIUM TO OR DISCOUNT FROM NET ASSET VALUE. BASED ON ITS ASSETS AND THE MARKET IN WHICH THE PEPS ARE EXPECTED TO TRADE, THE TRUST BELIEVES THE PEPS ARE UNLIKELY TO TRADE AT A PREMIUM TO OR DISCOUNT FROM NET ASSET VALUE. THE TRUST BELIEVES, HOWEVER, THAT BECAUSE OF THE YIELD ON THE PEPS AND THE FORMULA FOR DETERMINING THE NUMBER OF ADSS TO BE DELIVERED ON THE EXCHANGE DATE, THE PEPS WILL TEND TO TRADE AT A PREMIUM TO THE MARKET VALUE OF THE ADSS TO THE EXTENT THE ADS PRICE FALLS AND AT A DISCOUNT TO THE MARKET VALUE OF THE ADSS TO THE EXTENT THE ADS PRICE RISES.

    "PEPS" and "Premium Exchangeable Participating Shares" are service marks of Morgan Stanley & Co. Incorporated.

    The closing sale price of the ADSs on the New York Stock Exchange on November 14, 1995 was $19.75 per ADS. The closing sale price of the Common Stock on the Japanese over-the-counter market on November 15, 1995 was Y3,870 or $38.35 per share (based on the noon buying rate in New York City on November 15, 1995 for cable transfers in yen, as announced for customs purposes by the Federal Reserve Bank of New York of $1 = Y100.9).

    NO PERSON IS AUTHORIZED IN CONNECTION WITH ANY OFFERING MADE HEREBY TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE TRUST OR ANY UNDERWRITER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFERING TO SELL OR A SOLICITATION OF AN OFFER TO BUY BY ANY PERSON IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL FOR SUCH PERSON TO MAKE SUCH AN OFFERING OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCE IMPLY THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF.
                            ------------------------

    UNTIL DECEMBER 10, 1995 (25 DAYS AFTER THE COMMENCEMENT OF THE OFFERING), ALL DEALERS EFFECTING TRANSACTIONS IN THE PEPS, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.
                            ------------------------

                               TABLE OF CONTENTS

                                                                                                         PAGE
                                                                                                      -----------
Prospectus Summary..................................................................................        3
The Trust...........................................................................................        9
Use of Proceeds.....................................................................................        9
Investment Objectives and Policies..................................................................        9
Investment Restrictions.............................................................................       18
Risk Factors and Special Considerations.............................................................       18
Description of the PEPS.............................................................................       20
Management and Administration of the Trust..........................................................       20
Federal Income Tax Considerations...................................................................       23
Underwriting........................................................................................       26
Legal Matters.......................................................................................       29
Experts.............................................................................................       29
Additional Information..............................................................................       29
Independent Auditors' Report........................................................................       30
Statement of Assets and Liabilities.................................................................       31
Appendix A: Prospectus of Amway Japan Limited

IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICES OF THE PEPS OR THE ADSS AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE NEW YORK STOCK EXCHANGE OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                               PROSPECTUS SUMMARY

     This summary of the provisions relating to the PEPS does not purport to be complete and is qualified in its entirety by the detailed information appearing elsewhere in this Prospectus. Certain terms used in this summary are defined elsewhere in this Prospectus. Unless otherwise indicated, all information in this Prospectus assumes that the U.S. Underwriters' over-allotment option with respect to the PEPS is not exercised.

THE TRUST

     The Trust is a newly organized, 3 1/4-year trust. The Trust will be registered as a non-diversified closed-end management investment company under the Investment Company Act of 1940 (the "Investment Company Act"). Under provisions of the Internal Revenue Code of 1986, as amended (the "Code") applicable to grantor trusts, the Trustees will not have the power to vary the investments held by the Trust. Accordingly, the Trust's portfolio will not be managed in the traditional sense. The Trust's management powers will be restricted to the disposition of the Contracts in certain limited circumstances. See "Management and Administration of the Trust -- Trustees." Any proceeds resulting from the disposition of a Contract will not be reinvested but will be distributed to holders of the PEPS ("Holders").

THE OFFERING

     The Trust is offering 15,657,620 PEPS to the public at a purchase price of $19.16 per PEPS through a group of underwriters (the "Underwriters") lead managed in the U.S. and Canada by Morgan Stanley & Co. Incorporated and Merrill Lynch, Pierce, Fenner & Smith Incorporated and lead managed internationally by Morgan Stanley & Co. International Limited and Merrill Lynch International Limited. In addition, the U.S. Underwriters have been granted options to purchase up to 2,348,643 additional PEPS solely for the purpose of covering over-allotments. See "Underwriting."

GENERAL

     The PEPS are designed to provide investors with a higher distribution per PEPS than the actual (i.e., regular plus special) dividends currently paid per ADS in respect of the Company's 1995 fiscal year and anticipated to be paid in respect of the Company's 1996 fiscal year. The annual calendar year distribution on the PEPS is $1.44 per share. For fiscal year 1995, the Company has paid a regular interim dividend of Y22.5 per ADS ($0.23) and a special interim dividend of Y25 per ADS ($0.256), and has announced its intention to pay, subject to legal and other factors, a regular year-end dividend of Y22.5 per ADS ($0.23) and a special year-end dividend of Y25 per ADS ($0.256) which would cause actual dividends in respect of the Company's 1995 fiscal year to equal Y95 per ADS ($0.97). The Company has also announced its intention to increase the rate of its regular semi-annual dividends with respect to fiscal year 1996 to Y25 per ADS ($0.256) from Y22.5 per ADS ($0.23) for fiscal year 1995 and to pay a special interim dividend with respect to fiscal 1996 in May 1996 of Y12.5 per ADS ($0.128). The Company has not announced any present intention to pay a special year-end dividend with respect to fiscal year 1996. If paid as proposed, the actual dividends in respect of fiscal year 1996 would be Y62.5 per ADS ($0.64). See "Dividends and Dividend Policy" in the prospectus of the Company attached as Appendix A (the "Company Prospectus"). The dollar values of the foregoing yen dividend rates are based on the noon buying rate in New York City on August 31, 1995 for cable transfers in yen, as announced for customs purposes by the Federal Reserve Bank of New York of $1=Y97.75). Future declarations of dividends on the ADSs by the Company and the amount of such dividends are discretionary with its Board of Directors and subject to legal and other factors. Such future declarations will necessarily depend on the Company's future earnings, financial condition, capital requirements and other factors. The Trust will not be entitled to any dividends that may be declared on the ADSs.

     The yield on PEPS is higher than the actual (i.e., regular plus special) dividend yield on the ADSs. However, there is no assurance that the yield on the PEPS will be higher than the dividend yield on the ADSs over the life of the Trust. In addition, the opportunity for equity appreciation afforded by an investment in the PEPS is less than that afforded by an investment in the ADSs because the value of the ADSs (or shares of

Common Stock) receivable by a Holder upon exchange at the Exchange Date will only exceed the Initial Value if the Exchange Price exceeds the Threshold Appreciation Price, which represents an appreciation of 18% of the Initial Value. Moreover, because a holder of each PEPS will only receive 0.8475 ADSs if the Exchange Price exceeds the Threshold Appreciation Price, holders of the PEPS will only be entitled to receive upon exchange 84.75% of any appreciation of the value of the ADSs in excess of the Threshold Appreciation Price. Although the value of the ADSs (or shares of Common Stock) receivable by a Holder upon exchange at the Exchange Date may be less than the amount paid by the Holder, unlike the ADSs, an investment in PEPS affords protection from depreciation of the ADSs to the extent that the Exchange Price does not fall below the Downside Protection Threshold Price. In the event the Exchange Price is less than the Downside Protection Threshold Price, Holders will receive 1.25 ADSs per PEPS and accordingly will have only limited protection from depreciation below 80% of the Initial Value. See "Investment Objectives and Policies -- Enhanced Yield; Limited Depreciation Protection; Less Equity Appreciation than Common Stock."

DISTRIBUTIONS

     The Holders are entitled to receive distributions at the rate per PEPS of $1.44 per annum or $0.36 per quarter (except for the first distribution on February 15, 1996 which will be $0.34), payable quarterly on each February 15, May 15, August 15 and November 15 or, if any such date is not a business day, on the next succeeding business day, to Holders of record as of each February 1, May 1, August 1 and November 1, respectively. The first distribution will be payable on February 15, 1996 to Holders of record as of February 1, 1996. See "Investment Objectives and Policies -- Trust Assets."

MANDATORY EXCHANGE

     On the Exchange Date, each outstanding PEPS will be exchanged automatically for between 0.8475 and 1.25 ADSs, subject to adjustment in the event of certain dividends or distributions, subdivisions, splits, combinations, issuances of certain rights or warrants, distributions of certain assets with respect to the Common Stock or certain purchases by the Company of Common Stock or ADSs. In the event of a merger of the Company into another entity, or the liquidation of the Company, or in certain related events, Holders of the PEPS would receive consideration in the form of cash, Marketable Common Stock (as defined under "Investment Objectives and Policies -- The Contracts -- Dilution Adjustments") or a combination thereof, rather than ADSs. Additionally, the occurrence of certain defaults by the Sellers under the Contracts or the related collateral arrangements would cause the acceleration of the Contracts and the exchange of each PEPS for an amount of ADSs (or Marketable Common Stock), cash or a combination thereof, in respect of the ADSs. See "Investment Objectives and Policies -- The Contracts." In lieu of receiving ADSs on the Exchange Date, each Holder will have the option, upon prior written notice to the Administrator, to receive the equivalent in shares of Common Stock, subject to certain restrictions. See "Investment Objectives and Policies -- Delivery of ADSs; No Fractional ADSs; Option to Elect Shares of Common Stock."

VOTING RIGHTS

     The Holders will have the right to vote on matters affecting the Trust, as described under "Description of the PEPS," but will not have voting rights with respect to the Common Stock or the ADSs prior to receipt of the ADSs or shares of Common Stock by Holders as a result of the exchange of the PEPS for ADSs or shares of Common Stock on the Exchange Date. See "Investment Objectives and Policies -- The Company" and "Description of the PEPS." See also "Description of Capital Stock -- Japanese Unit Share System" and "-- Voting Rights" and "Description of American Depositary Receipts -- Voting of Deposited Securities" in the Company Prospectus.

THE COMPANY

     Amway Japan Limited is the exclusive distribution vehicle for Amway Corporation in Japan. The Company, which has a 16 year operating history, believes that it is one of the largest direct selling businesses in Japan as measured by its fiscal 1995 net sales of Y 178.0 billion (U.S. $1.8 billion) and net income of Y 23.1 billion (U.S. $235.3 million) and approximately 980,000 independent distributors who renewed their distributorships from the prior fiscal year. Reference is made to the Company Prospectus which describes the

Company (including financial matters) and the ADSs and the Common Stock, deliverable to Holders upon mandatory exchange of the PEPS on the Exchange Date. The Company is not affiliated with the Trust and will not receive any of the proceeds from the sale of the PEPS.

ASSETS OF THE TRUST; INVESTMENT OBJECTIVES AND POLICIES

     The Trust will purchase and hold a portfolio of stripped U.S. Treasury securities maturing on a quarterly basis through the Exchange Date and Contracts with the Sellers relating to the ADSs. It is the Trust's investment objective to provide to each Holder, on or shortly after the Exchange Date, ADSs (or, at the option of a Holder, the equivalent in shares of Common Stock) equal to (i) if the Exchange Price (as defined herein) per ADS is less than the Threshold Appreciation Price but equal to or greater than the Downside Protection Threshold Price, a number (or fractional number) of ADSs per PEPS so that the value thereof at the Exchange Price equals the Initial Value, (ii) if the Exchange Price per ADS is equal to or greater than the Threshold Appreciation Price, 0.8475 ADSs per PEPS and (iii) if the Exchange Price per ADS is less than the Downside Protection Threshold Price, 1.25 ADS per PEPS. Holders otherwise entitled to receive fractional ADSs (or fractional shares of Common Stock) in respect of their aggregate holdings of PEPS will receive cash in lieu thereof. See "Investment Objectives and Policies -- Delivery of ADSs; No Fractional ADSs; Option to Elect Shares of Common Stock." It is also the Trust's investment objective to provide each Holder with a quarterly distribution of $0.36 per PEPS ($0.34 for February 15, 1996), equal to the pro rata portion of the quarterly cash distributions from the cash received from the U.S. Treasury securities.

     The Trust will enter into forward contracts (the "Contracts") with two shareholders of the Company (the "Sellers") obligating the Sellers, severally and not jointly, on the Exchange Date, to deliver to the Trust 15,663,002 ADSs (including ADSs deliverable in respect of the 15,657,620 PEPS covered by this Prospectus and in respect of the 5,382 PEPS described under "Underwriting" herein) in the aggregate, except that (i) if the Exchange Price per ADS is less than the Threshold Appreciation Price but equal to or greater than the Downside Protection Threshold Price, each Seller will be obligated to deliver under its Contract ADSs with an aggregate value equal to the product of the Initial Value times the initial number of ADSs subject to such Contract, (ii) if the Exchange Price per ADS is equal to or greater than the Threshold Appreciation Price, each Seller will be obligated to deliver under its Contract ADSs equal to the product of 0.8475 times the initial number of ADSs subject to such Contract and (iii) if the Exchange Price per share of Common Stock is less than the Downside Threshold Protection Price, each Seller will be obligated to deliver under its Contract ADSs representing a number of shares of Common Stock equal to the product of
1.25 times the initial number of ADSs subject to such Contract. This provides the Trust with the potential for a portion of any capital appreciation above the Threshold Appreciation Price on the ADSs, and limited protection from depreciation of the ADSs. The purchase price under the Contracts is $223,959,408 in the aggregate and is payable to the Sellers by the Trust on the closing of this offering.

     The obligations of each Seller under its Contract will be secured by a pledge of ADSs or, at the election of the Sellers, by substitute collateral consisting of U.S. Government obligations. See "Investment Objectives and Policies -- The Contracts."

FEDERAL INCOME TAX CONSIDERATIONS

     The Trust will be taxable as a grantor trust for federal income tax purposes. Accordingly, each Holder will be treated for federal income tax purposes as the owner of its pro rata portion of the U.S. Treasury securities and the Contracts, and income received (including original issue discount treated as received) by the Trust will generally be treated as income of the Holders.

     The U.S. Treasury securities held by the Trust will be treated for federal income tax purposes as having "original issue discount" which will accrue over the term of the U.S. Treasury securities. It is currently anticipated that a substantial portion of each quarterly cash distribution to the Holders will be treated as a tax-free return of the Holders' costs of the U.S. Treasury securities and therefore will not be considered current income for federal income tax purposes. However, a Holder (whether on the cash or accrual method of tax accounting) must recognize currently as income original issue discount on the U.S. Treasury securities as it accrues. It is also expected that the tax-free portion of each quarterly cash distribution will increase as a percentage of the total distribution during the life of the Trust.

     Under existing law, a Holder will not recognize income, gain or loss upon the Trust's entry into the Contracts and should not recognize income, gain or loss with respect to the Contracts over their term. Holders should be aware that no published authorities directly address the characterization of the Contracts and that it is possible that the Internal Revenue Service ("IRS") will assert that a Holder should include in income over the term of the Contracts additional amounts which together with the original issue discount on such Holder's pro rata portion of the U.S. Treasury securities should not exceed the aggregate amount of the quarterly cash distributions to such Holder. The delivery of ADSs to the Trust pursuant to the Contracts will not be taxable to the Holders. The distribution of ADSs or Common Stock upon the termination of the Trust will not be taxable to the Holders. A Holder will have taxable gain or loss upon receipt of cash in lieu of fractional ADSs or shares of Common Stock distributed upon termination of the Trust. Each Holder's aggregate basis in its ADSs or shares of Common Stock (or combination thereof) will be equal to its basis in its pro rata portion of the Contracts less the portion of such basis allocable to any fractional ADSs or shares of Common Stock for which cash is received. See "Federal Income Tax Considerations."

MANAGEMENT AND ADMINISTRATION OF THE TRUST

     The administration of the Trust will be overseen by three Trustees. The day-to-day administration of the Trust will be carried out by The Bank of New York (or its successor) as trust administrator (the "Administrator"). The Bank of New York (or its successor) will also act as custodian for the Trust's assets (the "Custodian") and as paying agent, registrar and transfer agent (the "Paying Agent") with respect to the PEPS. Except as aforesaid, and except for its role as Collateral Agent under the Trust's Collateral Agreements (see "Investment Objectives and Policies -- The Contracts -- Collateral Arrangements; Acceleration"), The Bank of New York has no other affiliation with, and is not engaged in any other transaction with, the Trust. See "Management and Administration of the Trust."

LIFE OF THE TRUST

     The Trust will terminate automatically on or shortly after the Exchange Date. Promptly after the Exchange Date, the ADSs (or shares of Common Stock) to be exchanged for the PEPS and other remaining Trust assets, if any, will be distributed pro rata to Holders. See "Investment Objectives and Policies -- Trust Termination."

RISK FACTORS AND SPECIAL CONSIDERATIONS

     The Trust will not be managed in the traditional sense. The Trust may continue to hold the Contracts despite a significant decline in the market price of the ADSs or the Common Stock or adverse changes in the financial condition of the Company. However, the Trustees will have the power, but not the obligation, to sell Contracts only in the limited circumstances of (a) a decline in the ADS Equivalent Price of the ADSs to less than 50% of the Initial Value, on an as-adjusted basis, or (b) the bankruptcy or insolvency of the Company. Proceeds from any sale of a Contract will not be reinvested but will be distributed pro rata to Holders. In the event of such a sale of the Contracts and distribution of proceeds, the U.S. Treasury securities remaining in the Trust will be liquidated, the proceeds distributed pro rata to Holders and the Trust terminated. See "Risk Factors and Special Considerations -- Limited Management" and "Management and Administration of the Trust -- Trustees."

     The yield on the PEPS is higher than the actual (i.e., regular plus special) dividend yield on the ADSs. However, there is no assurance that the yield on the PEPS will be higher than the dividend yield on the ADSs over the life of the Trust. In addition, the opportunity for equity appreciation afforded by an investment in the PEPS is less than that afforded by an investment in the ADSs because the value per PEPS of the ADSs (or shares of Common Stock) receivable by Holders of the PEPS upon exchange at the Exchange Date will only exceed the Initial Value if the Exchange Price per ADS exceeds the Threshold Appreciation Price, which represents an appreciation of 18% of the Initial Value. Moreover, because a holder of each PEPS will only receive 0.8475 ADSs if the Exchange Price per ADS exceeds the Threshold Appreciation Price, holders of the PEPS will only be entitled to receive upon exchange 84.75% of any appreciation of the value of the ADSs in excess of the Threshold Appreciation Price. Although the value of the ADSs (or shares of Common Stock) receivable by a Holder upon exchange at the Exchange Date may be less than the amount paid by the Holder, unlike the ADSs, an investment in PEPS affords protection from depreciation of the ADSs to the extent that the Exchange Price per ADS does not fall below the Downside Protection Threshold Price. In the event the Exchange Price per ADS is less than the Downside Protection Threshold Price, Holders will receive 1.25 ADSs per PEPS and accordingly will not be protected from depreciation below 80% of the Initial Value. See "Investment Objectives and Policies -- Enhanced Yield; Limited Depreciation Protection; Less Equity Appreciation than Common Stock."

     The Trust is classified as a "non-diversified" investment company under the Investment Company Act. Consequently, the Trust is not limited by the Investment Company Act in the proportion of its assets that may be invested in the securities of a single issuer. Since the only securities held by the Trust will be the U.S. Treasury securities and the Contracts, the Trust may be subject to greater risk than would be the case for an investment company with more diversified investments. See "Investment Objectives and Policies" and "Risk Factors and Special Considerations -- Non-Diversified Status."

     Fluctuations in the rate of exchange between the yen and the U.S. dollar will affect the ADS Equivalent Price and are likely to affect the market price of ADSs in the United States. See "Risk Factors and Special
Considerations -- Exchange Rates."

     No published authorities directly address the characterization of the Contracts for U.S. federal income tax purposes. As a result, there can be no assurance that Holders will not be required to recognize income with respect to the Contracts over their term. See "Federal Income Tax Considerations."

LISTING

     The PEPS have been approved for listing on the New York Stock Exchange upon notice of issuance under the symbol "AJP."

FEES AND EXPENSES

     The public offering price of the PEPS includes an underwriting discount payable by the Trust to the Underwriters of 3%. Estimated organization costs of the Trust in the amount of $12,000 and estimated costs of the Trust in connection with the initial registration and public offering of the PEPS in the amount of $655,000 will be paid from the proceeds of the offering of the PEPS. Each of the Administrator, the Custodian and the Paying Agent, and each Trustee will be paid by Morgan Stanley & Co. Incorporated ("Morgan Stanley") at the closing of this offering a one-time, up-front amount in respect of its ongoing fees and, in the case of the Administrator, anticipated expenses of the Trust (estimated to be $636,971 in the aggregate), over the term of the Trust. Morgan Stanley has also agreed to pay any on-going expenses of the Trust in excess of these estimated amounts and to reimburse the Trust for any amounts it may be required to pay as indemnification to any Trustee, the Administrator, the Custodian or the Paying Agent. Morgan Stanley will be reimbursed by the Sellers for all fees and expenses of the Trust and all reimbursements of indemnifications paid by it. See "Management and Administration of the Trust -- Estimated Expenses."

     Regulations of the Securities and Exchange Commission ("SEC") applicable to closed-end investment companies designed to assist investors in understanding the costs and expenses that an investor will bear directly or indirectly require the presentation of Trust expenses in the following format. Because the Trust will not bear any ongoing fees or expenses, investors will not bear any direct expenses and the only expense which investors might be considered to be bearing indirectly is the proportion of the Sales Load applicable to their PEPS which is payable by the Trust to the Underwriters from the proceeds of the offering.

Investor transaction expenses
  Sales load (as a percentage of offering price)..............................       3%
                                                                                  ====
Annual Expenses
  Management Fees.............................................................       0%
  Other Expenses..............................................................       0%
                                                                                  ----
          Total Annual Expenses...............................................       0%
                                                                                  ====

SEC regulations also require that closed-end investment companies present an illustration of cumulative expenses (both direct and indirect) that an investor would bear. The example is required to factor in the applicable Sales Load and to assume, in addition to a 5% annual return, the reinvestment of all distributions at net asset value. INVESTORS SHOULD NOTE THAT THE ASSUMPTION OF A 5% ANNUAL RETURN DOES NOT ACCURATELY REFLECT THE FINANCIAL TERMS OF THE TRUST. SEE "INVESTMENT OBJECTIVES AND POLICIES -- TRUST ASSETS." ADDITIONALLY, THE TRUST DOES NOT PERMIT THE REINVESTMENT OF DISTRIBUTIONS.

                                                                            1 YEAR    3 YEARS
                                                                            ------    -------
You would pay the following expenses (i.e., the applicable sales load) on
  a $1,000 investment, assuming a 5% annual return........................  $30.00    $ 30.00

                                   THE TRUST

     AJL PEPS Trust (the "Trust") is a New York trust formed on August 17, 1995 pursuant to a trust agreement dated as of August 17, 1995, as amended on October 13, 1995, and as amended and restated on November 15, 1995 (the "Trust Agreement"). The Trust's portfolio will not be managed in the traditional sense.

                                USE OF PROCEEDS

     The net proceeds of this offering will be used to purchase a fixed portfolio comprised of U.S. Treasury securities and to pay the purchase price under the Contracts to the Sellers.

                       INVESTMENT OBJECTIVES AND POLICIES

TRUST ASSETS

     The Trust's investment objectives are to provide each Holder with a quarterly distribution of $0.36 per PEPS ($0.34 for February 15, 1996), and to provide the Holder of each PEPS, on or shortly after the Exchange Date, ADSs representing shares of Common Stock per PEPS equal to (i) if the Exchange Price per ADS is less than $22.61 (the "Threshold Appreciation Price") but equal to or greater than $15.33 (the "Downside Protection Threshold Price"), a number (or fractional number) of ADSs per PEPS so that the value thereof at the Exchange Price equals $19.16 (the "Initial Value"), (ii) if the Exchange Price per ADS is equal to or greater than the Threshold Appreciation Price, 0.8475 ADSs per PEPS and (iii) if the Exchange Price per ADS is less than the Downside Protection Threshold Price, 1.25 ADSs per PEPS. Holders otherwise entitled to receive fractional ADSs (or fractional shares of Common Stock) in respect of their aggregate holdings of PEPS will receive cash in lieu thereof. See " -- Delivery of ADSs; No Fractional ADSs; Option to Elect Shares of Common Stock." The Exchange Price per ADS means the average ADS Equivalent Price (as defined below) for a Calculation Period (as defined below) of 20 Trading Days (as defined below) immediately prior to (but not including) the Exchange Date, provided that if no ADS Equivalent Price may be determined for one or more (but not all) of such Trading Days, such Trading Days shall be disregarded in the calculation of the Exchange Price (but no additional Trading Days shall be added to the Calculation Period). If no ADS Equivalent Price may be determined for any of such 20 Trading Days, the Exchange Price shall be the ADS Equivalent Price for the most recent Trading Day prior to such 20 Trading Days for which a Closing Price for the Common Stock may be determined pursuant to clause (i), (ii) or
(iv) of the definition of "Closing Price" set forth below. In lieu of ADSs, Holders may elect to receive the equivalent in shares of Common Stock. See " -- Delivery of ADSs; No Fractional ADSs; Option to Elect Shares of Common Stock." A policy of the Trust is to invest at least 65% of its portfolio in, and to be concentrated in, the Contracts. The foregoing investment objectives and policy are fundamental policies of the Trust which may not be changed without the approval of a majority of the Fund's outstanding PEPS. A "majority of the Fund's outstanding PEPS" means the lesser of (i) 67% of the PEPS represented at a meeting at which more than 50% of the outstanding PEPS are represented, and (ii) more than 50% of the outstanding PEPS.

     The ADS Equivalent Price on any date of determination means the Closing Price (as defined below) per share of the Common Stock on such date, times one-half, divided by the Calculation Exchange Rate (as defined below) on such date. If the number of shares of Common Stock represented by each ADS is not one-half share of Common Stock per ADS on the date of determination of the ADS Equivalent Price, adjustments shall be made to reflect such changes in the share-to-ADS ratio. The Closing Price of any security on any Trading Day means
(i) the last reported executed trade price (regular way) of such security on the principal trading market for such security for such date; (ii) if no regular way executed trade price for such security is reported on the principal trading market for such security on such date, the average of the closing bid and offered prices for such security as reported by the principal trading market for such security; (iii) if no regular way executed trade price or closing bid and offered prices for such security are reported on the principal trading market for such security on such date, the Closing Price (as determined in accordance with clauses (i) or (ii)) for the next succeeding Trading Day (if any) within the relevant period for which an average price must be determined (a "Calculation Period") on which the Closing Price may be so determined; or (iv) if such security is no longer listed or admitted to trading on any exchange or in any over-the-counter market, the average of the closing bid and offered prices for such day as furnished by a member firm of the most recent principal trading market for such security; provided that if any event that results in an adjustment under the Contracts as described under " -- The Contracts -- Dilution Adjustments" occurs during any Calculation Period, the Closing Price as determined pursuant to the foregoing will be appropriately adjusted for each Trading Day in the Calculation Period occurring prior to the day on which such adjustment was effected to reflect the occurrence of such event. The Calculation Exchange Rate on any date of determination means the noon buying rate in New York City on such date for cable transfers in yen as announced for custom purposes by the Federal Reserve Bank of New York. A "Trading Day" means, with respect to any security, a day on which the principal trading market for such security is open for trading or quotation. The principal trading market for the Common Stock is currently the Japanese over-the-counter market. If, at any time when the Closing Price per share of Common Stock shall be required to be determined, the principal market for the Common Stock shall be a market in ADSs or other depositary shares or receipts which represent Common Stock, or shall not be a Japanese market, then the Closing Price shall be calculated, without adjustment thereto, based on such principal market, and appropriate adjustments will be made under the Contracts to the ADS Equivalent Price and the Then-Current Market Price in order that (A) the ADS Equivalent Price shall continue to reflect the value in U.S. dollars of one-half of one full share of Common Stock, based on such Closing Price and (B) the Then-Current Market Price (as defined below) of the Common Stock shall continue to reflect the value, in Japanese yen (or, in a case where the Then-Current Market Price is determined in connection with a Company share repurchase, dividend distribution, or issuance of rights or warrants involving a payment or purchase price in a currency other than Japanese yen, in such other currency), of one full share of Common Stock, based on such Closing Price.

     The value of the ADSs (or shares of Common Stock) that will be received by Holders upon exchange of PEPS for ADSs (or shares of Common Stock) on the Exchange Date may be less than the amount paid for the PEPS offered hereby.

     For illustrative purposes only, the following chart shows the number of ADSs (or shares of Common Stock) that a Holder would receive for each PEPS at various Exchange Prices. The chart assumes that there would be no adjustments under the Contracts by reason of the occurrence of any of the events described under " -- The Contracts -- Dilution Adjustments." There can be no assurance that the Exchange Price will be within the range set forth below. Given the Initial Value of $19.16 per PEPS, the Threshold Appreciation Price of $22.61 and the Downside Protection Threshold Price of $15.33, a Holder would receive in connection with the exchange of PEPS on the Exchange Date the following number of ADSs or shares of Common Stock:

EXCHANGE PRICE                        NUMBER OF SHARES
   OF ADSS         NUMBER OF ADSS     OF COMMON STOCK
--------------     --------------     ----------------
    $23.00             0.8475              0.42375
     22.61             0.8475              0.42375
     21.00             0.9124              0.45620
     19.16             1.0000              0.50000
     17.00             1.1271              0.56355
     15.33             1.2498              0.62492
     15.00             1.2500              0.62500

     The following table sets forth information regarding the distributions to be received on the U.S. Treasuries, the portion of each year's distributions that will constitute a return of capital for federal income tax purposes and the amount of original issue discount accruing on the U.S. Treasuries with respect to a Holder who acquires its PEPS at the issue price from an Underwriter pursuant to the original offering. See "Federal Income Tax Considerations."

                                                                 ANNUAL
                            ANNUAL GROSS                      INCLUSION OF
          ANNUAL GROSS      DISTRIBUTIONS                    ORIGINAL ISSUE
          DISTRIBUTIONS         FROM         ANNUAL RETURN      DISCOUNT
              FROM         U.S. TREASURIES    OF CAPITAL       IN INCOME
YEAR     U.S. TREASURIES      PER PEPS         PER PEPS         PER PEPS
-----    ---------------   ---------------   -------------   --------------
 1995    $         0.00         $0.00           $ 0.000          $0.018
 1996     22,241,462.84          1.42             1.270           0.132
 1997     22,554,722.88          1.44             1.354           0.086
 1998     22,554,722.88          1.44             1.403           0.037
 1999      5,638,680.72          0.36             0.358           0.002

     The annual distribution of $1.44 per PEPS is payable quarterly on each February 15, May 15, August 15 and November 15, commencing February 15, 1996. Quarterly distributions on the PEPS will consist solely of the cash received from the U.S. Treasury securities. The Trust will not be entitled to any dividends that may be declared on the Common Stock. See "Management and Administration of the Trust -- Distributions."

ENHANCED YIELD; LIMITED DEPRECIATION PROTECTION; LESS EQUITY APPRECIATION THAN COMMON STOCK

     Distributions will be paid on the PEPS at a higher rate than the rate at which dividends are currently paid on the ADSs. However, there is no assurance that the yield on the PEPS will be higher than the dividend yield on the ADSs over the life of the Trust. In addition, the opportunity for equity appreciation afforded by an investment in the PEPS is less than that afforded by an investment in the ADSs because the value of the ADSs (or shares of Common Stock) receivable by holders upon exchange at the Exchange Date will only exceed the Initial Value if the Exchange Price exceeds the Threshold Appreciation Price, which represents an appreciation of 18% of the Initial Value. Moreover, because a Holder will only receive 0.8475 ADSs if the Exchange Price exceeds the Threshold Appreciation Price, Holders will only be entitled to receive upon exchange 84.75% (the percentage equal to the Initial Value divided by the Threshold Appreciation Price) of any appreciation of the value of the ADSs in excess of the Threshold Appreciation Price. Although the value of the ADSs (or shares of Common Stock) receivable by a Holder upon exchange at the Exchange Date may be less than the amount paid by the Holder, unlike the ADSs, an investment in PEPS affords protection from depreciation of the ADSs to the extent that the Exchange Price does not fall below the Downside Protection Threshold Price. In the event the Exchange Price is less than the Downside Protection Threshold Price, Holders will receive 1.25 ADSs per PEPS and accordingly will have only limited protection from depreciation below 80% of the Initial Value.

THE COMPANY

     Amway Japan Limited is the exclusive distribution vehicle for Amway Corporation in Japan. The Company, which has a 16 year operating history, believes that it is one of the largest direct selling businesses in Japan as measured by its fiscal 1995 net sales of Y178.0 billion (U.S. $1.8 billion) and net income of Y23.1 billion (U.S. $235.3 million) and approximately 980,000 independent distributors who renewed their distributorships from the prior fiscal year. The principal executive offices of the Company are currently located at ARCO Tower, 8-1, Shimomeguro 1-chome, Meguro-Ku, Tokyo 153, telephone number (813) 5434-8484.

     Reference is made to the Company Prospectus which describes the Company (including financial matters) and the ADSs and the Common Stock, deliverable to Holders upon mandatory exchange of the PEPS on the Exchange Date. The Company is not affiliated with the Trust and will not receive any of the proceeds from the sale of the PEPS.

     Holders will not be entitled to rights with respect to the ADSs or the Common Stock (including, without limitation, voting rights and rights to receive dividends or other distributions in respect thereof) until receipt of ADSs or shares of Common Stock by Holders of PEPS as a result of the exchange of the PEPS for ADSs or Common Stock on the Exchange Date. See "Description of Capital Stock" and "Description of American Depositary Receipts" in the Company Prospectus.

     The shares of Common Stock are traded on the Japanese over-the-counter market. The ADSs are listed on the New York Stock Exchange. Information regarding market prices of the Common Stock and the ADSs and trading volume of the ADSs appears under the caption "Market Information" in the accompanying Company prospectus.

THE CONTRACTS

     General. The Trust will enter into one or more Contracts with the Sellers obligating each Seller, severally and not jointly, to deliver to the Trust on the Exchange Date a number of ADSs equal to the initial number of ADSs subject to such Seller's Contract times a ratio (the "Exchange Ratio"). The aggregate initial number of ADSs under the Contracts will equal the aggregate number of PEPS offered hereunder. The Exchange Ratio is expressed as a formula and is subject to adjustment as described below. The Exchange Ratio under each Contract will equal, at the Exchange Date (i) if the Exchange Price per ADS is less than the Threshold Appreciation Price but equal to or greater than the Downside Protection Threshold Price, the Initial Value divided by the Exchange Price per ADS, (ii) if the Exchange Price per ADS is equal to or greater than the Threshold Appreciation Price, 0.8475 and (iii) if the Exchange Price per ADS is less than the Downside Protection Threshold Price, 1.25. For the purpose of the preceding clause (i), the Exchange Ratio will be rounded upward or downward to the nearest 1/10,000th (or, if there is not a nearest 1/10,000th, to the next lower 1/10,000th). The purchase price of the Contracts was arrived at by arms' length negotiation between the Trust and the Sellers taking into consideration factors including the price, expected dividend level and volatility of the Common Stock, current interest rates, the term of the Contracts, current market volatility generally, the collateral security pledged by the Sellers, the value of other similar instruments and the costs and anticipated proceeds of the offering of the PEPS. All matters relating to the administration of the Contracts will be the responsibility of either the Administrator or the Custodian.

     Dilution Adjustments. The Exchange Ratio is subject to adjustment if the Company shall (i) pay a stock dividend or make a distribution with respect to the Common Stock in shares of such stock, (ii) subdivide or split its outstanding shares of Common Stock into a greater number of shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares or (iv) issue by reclassification of its shares of Common Stock any shares of common stock of the Company. In any such event, the Exchange Ratio shall be multiplied by a dilution adjustment equal to the number of shares of common stock (or fraction thereof) that a holder who held one share of Common Stock immediately prior to such event would be entitled solely by reason of such event to hold immediately after such event.

     In addition, if the Company shall issue rights or warrants to all holders of Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the Then-Current Market Price of the Common Stock (as defined below) (other than rights to purchase Common Stock pursuant to a plan for the reinvestment of dividends or interest) then the Exchange Ratio shall be multiplied by a dilution adjustment equal to a fraction, of which the numerator shall be the number of shares of Common Stock outstanding immediately prior to the time the adjustment is calculated by reason of the issuance of such rights or warrants plus the number of additional shares offered for subscription or purchase pursuant to such rights or warrants, and of which the denominator shall be the number of shares of Common Stock outstanding immediately prior to the time such adjustment is calculated plus the number of additional shares which the aggregate offering price of the shares so offered for subscription or purchase would purchase at the Then-Current Market Price. To the extent that, after expiration of such rights or warrants, the shares offered thereby shall not have been delivered, the Exchange Ratio shall be further adjusted to equal the Exchange Ratio that would have been in effect had the foregoing adjustment been made upon the basis of delivery of only the number of shares of Common Stock actually delivered. The "Then-Current Market Price" of the Common Stock means the average Closing Price per share of Common Stock for a Calculation Period of 5 Trading Days immediately prior to the time such adjustment is calculated (or, in the case of an adjustment calculated at the opening of business on the business day following a record date, as described below, immediately prior to the earlier of the time such adjustment is calculated and the related "ex-date" on which the shares of Common Stock first trade regular way on their principal market without the right to receive the relevant dividend, distribution or issuance); provided that if no Closing Price for the Common Stock may be determined for one or more (but not all) of such Trading Days, such Trading Day shall be disregarded in the calculation of the Then-Current Market Price (but no additional Trading Days shall be added to the Calculation Period). If no Closing Price for the Common Stock may be determined for any of such Trading Days, the most recently available Closing Price for the Common Stock prior to such 5 Trading Days shall be the Then-Current Market Price.

     Further, if the Company shall pay a dividend or make a distribution to all holders of Common Stock, in either case, of evidences of its indebtedness or other non-cash assets (excluding any stock dividends or distributions in shares of Common Stock) or issue to all holders of Common Stock rights or warrants to subscribe for or purchase any of its securities (other than rights or warrants referred to in the previous paragraph), then the Exchange Ratio shall be multiplied by a dilution adjustment equal to a fraction, of which the numerator shall be the Then-Current Market Price per share of Common Stock, and the denominator shall be such price less the fair market value (as determined by a nationally recognized independent investment banking firm retained for this purpose by the Administrator) as of the time the adjustment is calculated of the portion of such evidences of indebtedness, non-cash assets or rights or warrants payable in respect of one share of Common Stock.

     If the Company distributes cash (other than any Permitted Dividend (as defined below), special dividends of Y50 and Y25 per share of Common Stock to be distributed to holders of record on August 31, 1995 and February 28, 1996, respectively, any cash distributed in consideration of fractional shares of Common Stock and any cash distributed in a Reorganization Event (as defined below) ("Excluded Distributions")), by dividend or otherwise, to all holders of Common Stock or makes an Excess Purchase Payment (as defined below), then the Exchange Ratio shall be multiplied by a dilution adjustment equal to a fraction, of which the numerator shall be the Then-Current Market Price of Common Stock and of which the denominator shall be such price less the amount of such distribution applicable to one share of Common Stock which would not be a Permitted Dividend (or in the case of an Excess Purchase Payment, less the aggregate amount of Excess Purchase Payments for which adjustment is being calculated at such time divided by the number of then-outstanding shares of Common Stock). For purposes of these adjustments, (a) "Permitted Dividend" means any cash dividends in respect of the Common Stock to the extent that the per share amount of such dividends does not, in any fiscal semiannual period, exceed Y 50, and (b) "Excess Purchase Payment" means the excess, if any, of (i) the cash and the value (as determined by a nationally recognized independent investment banking firm retained for this purpose by the Administrator) of all other consideration paid by the Company with respect to one share of Common Stock acquired in any share repurchase, whether made by the Company in the open market, by private purchase, by tender offer, exchange offer or otherwise, over
(ii) the Then-Current Market Price of Common Stock. Notwithstanding the foregoing, the Company may pay up to Y15 billion in respect of share repurchases without any dilution adjustment under the Contracts being required, provided that no such purchase involves an Excess Purchase Payment of more than 5% of the Then-Current Market Price of the Common Stock. For a discussion of proposed dividends and share repurchases by the Company, see "Prospectus Summary -- Recent Developments" in the Company Prospectus.

     If any adjustment in the Exchange Ratio is required to be calculated as described above, an adjustment to the Threshold Appreciation Price, the Initial Value and the Downside Protection Threshold Price shall be calculated. The required adjustment shall be made by dividing each of the Threshold Appreciation Price, the Downside Protection Threshold Price and the Initial Value by the fraction or number by which the Exchange Ratio shall have been multiplied pursuant to such Exchange Ratio adjustment. In addition, if, at the Exchange Date, the number of shares of Common Stock represented by each ADS shall be other than one half, the Exchange Ratio shall be multiplied by a fraction, of which the numerator shall be one half and the denominator shall be the number of shares of Common Stock then represented by each ADS.

     Dilution adjustments shall be calculated: (i) in the case of any dividend, distribution or issuance described above, at the opening of business on the business day following the record date for determination of holders of Common Stock entitled to receive such dividend, distribution or issuance or, if the announcement of any such dividend, distribution or issuance is after such record date, at the time such dividend, distribution or issuance shall be announced by the Company; (ii) in the case of any subdivision, split, combination or reclassification described above, on the effective date of such transaction;
(iii) in the case of any Excess Purchase Payment for which the Company shall announce, at or prior to the time it commences the relevant share repurchase, the repurchase price for shares to be repurchased, on the date of such announcement; and (iv) in the case of any other Excess Purchase Payment, on the date that the holders of shares become entitled to payment with respect thereto. There will be no adjustment under the Contracts in respect of any dividends, distributions, issuances or repurchases that may be declared or announced after the Exchange Date. If any announcement or declaration of a record date in respect of a dividend, distribution, issuance or repurchase shall subsequently be cancelled by the Company, or such dividend, distribution or issuance shall fail to receive requisite approvals or shall fail to occur for any other reason, or any repurchase shall fail to occur, then the Exchange Ratio shall be further adjusted to equal the Exchange Ratio that would have been in effect had the calculation for such adjustment for such dividend, distribution, issuance or repurchase not been made. All adjustments described herein, including any adjustments to the ADS Equivalent Price as described in " -- Trust Assets," shall be rounded upward or downward to the nearest 1/10,000th (or if there is not a nearest 1/10,000th, to the next lower 1/10,000th). No adjustment in the Exchange Ratio shall be required unless such adjustment would require an increase or decrease of at least one percent therein; provided, however, that any adjustments which by reason of the foregoing are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

     In the event of (A) any consolidation or merger of the Company, or any surviving entity or subsequent surviving entity of the Company (a "Company Successor"), with or into another entity (other than a merger or consolidation in which the Company is the continuing corporation and in which the Common Stock outstanding immediately prior to the merger or consolidation is not exchanged for cash, securities or other property of the Company or another corporation),
(B) any sale, transfer, lease or conveyance to another corporation of the property of the Company or any Company Successor as an entirety or substantially as an entirety, (C) any statutory exchange of securities of the Company or any Company Successor with another corporation (other than in connection with a merger or acquisition) or (D) any liquidation, dissolution or winding up of the Company or any Company Successor (any such event described in clause (A), (B), (C) or (D), a "Reorganization Event"), the Exchange Ratio will be adjusted to equal an aggregate amount such that, on the Exchange Date, each Holder will receive for each PEPS cash in an amount equal to (i) if the Transaction Value (as defined below) is less than the Threshold Appreciation Price but equal to or greater than the Downside Protection Threshold Price, the Initial Value, (ii) if the Transaction Value is greater than or equal to the Threshold Appreciation Price, 0.8475 multiplied by the Transaction Value and (iii) if the Transaction Value is less than the Downside Protection Threshold Price, 1.25 multiplied by the Transaction Value.

     Notwithstanding the foregoing, to the extent that any Marketable Common Stock (as defined below) is received in such Reorganization Event, then in lieu of delivering cash as provided above, the Sellers may at their option deliver a proportional amount of such Marketable Common Stock. If a Seller elects to deliver Marketable Common Stock, Holders will be responsible for the payment of any and all brokerage and other transaction costs upon the sale of such securities.

     "Transaction Value" means one-half times (i) for any cash received in any such Reorganization Event, the amount of cash received per share of Common Stock, (ii) for any property other than cash or Marketable Common Stock received in any such Reorganization Event, an amount equal to the market value on the date the Reorganization Event is consummated of such property received per share of Common Stock (as determined by a nationally recognized independent investment banking firm retained for this purpose by the Administrator) and (iii) for any Marketable Common Stock received in any such Reorganization Event, an amount equal to the average Closing Price per share of such securities for a Calculation Period of 20 Trading Days immediately prior to the Exchange Date multiplied by the number of shares of Marketable Common Stock received for each share of Common Stock; provided that if no Closing Price for such Marketable Common Stock may be determined for one or more (but not all) of such Trading Days, such Trading Days shall be disregarded in the calculation of such average Closing Price (but no additional Trading Days shall be added to the Calculation Period). If no Closing Price for the Marketable Common Stock may be determined for all such Trading Days, the calculation in the preceding clause (iii) shall be based on the most recently available Closing Price for the Marketable Common Stock prior to such 20 Trading Days. The number of shares of Marketable Common Stock included in the calculation of Transaction Value for purposes of the preceding clause (iii) shall be subject to adjustment if a dilution event of the type described above shall occur with respect to the issuer of the Marketable Common Stock between the time of the Reorganization Event and the Exchange Date. "Marketable Common Stock" means any common equity securities listed on a U.S. national securities exchange or any foreign securities exchange or in the Japanese over-the-counter market or reported by The Nasdaq National Market.

     If a Reorganization Event shall occur and the Exchange Ratio shall be adjusted as described above, all adjustments previously calculated with respect to the Exchange Ratio, other than adjustments to reflect a change in the number of shares of Common Stock represented by each ADS, shall be applied at the Exchange Date to the adjusted Exchange Ratio.

     At the Exchange Date, all adjustments previously calculated with respect to the Exchange Ratio, as described above, shall be effected.

     Collateral Arrangements; Acceleration. Each Seller's obligations under its Contract will be secured by a security interest in the maximum number of ADSs subject to such Contract (i.e., 1.25 times the initial number of ADSs subject to such Seller's Contract, subject to adjustment in accordance with the dilution adjustment provisions of such Contract), pursuant to a Collateral Agreement among such Seller, the Trust and The Bank of New York, as collateral agent (the "Collateral Agent"). Unless a Seller is in default in its obligations under the Collateral Agreement, the Seller will be permitted to substitute for the pledged ADSs collateral consisting of short-term, direct obligations of the U.S. Government. Any U.S. Government obligations pledged as substitute collateral for ADSs will be required to have an aggregate market value at the time of substitution and at daily mark-to-market valuations thereafter of not less than 150% (or, from and after any Insufficiency Determination that shall not be cured by the close of business on the following business day, as described below, 200%) of the product of the ADS Equivalent Price at the time of each valuation times the number of ADSs for which such obligations are being substituted. Each Collateral Agreement will provide that, in the event of a Reorganization Event, the relevant Seller will pledge as alternative collateral any Marketable Common Stock received by it in respect of the maximum number of ADSs subject to such Seller's Contract at the time of the Reorganization Event, plus U.S. Government obligations having an aggregate market value when pledged and at daily mark-to-market valuations thereafter of not less than 105% of the Seller's Cash Delivery Obligations. Each Seller's "Cash Delivery Obligations" shall be the Transaction Value of any consideration other than Marketable Common Stock received by such Seller in respect of the maximum number of shares subject to such Seller's Contract at the time of the Reorganization Event. The number of shares of Marketable Common Stock required to be pledged shall be subject to adjustment if any event requiring a dilution adjustment under the Contracts shall occur. Each Seller will be permitted to substitute U.S. Government obligations for Marketable Common Stock pledged at the time of or after any Reorganization Event. Any U.S. Government obligations so substituted will be required to have an aggregate market value at the time of substitution and at daily mark-to-market valuations thereafter of not less than 150% (or, from and after any Insufficiency Determination that shall not be cured by the close of business on the following business day, as described below, 200%) of the product of the market price per share of Marketable Common Stock at the time of each valuation times the number of shares of Marketable Common Stock for which such obligations are being substituted. The Collateral Agent will promptly pay over to each Seller any dividends, interest, principal or other payments received by the Collateral Agent in respect of any collateral, including any substitute collateral, unless the relevant Seller is in default of its obligations under its Collateral Agreement, or unless the payment of such amount to the relevant Seller would cause the collateral to become insufficient under the Collateral Agreement. Each Seller shall have the right to vote any pledged ADSs or shares of Marketable Common Stock for so long as such ADSs or shares are owned by it and pledged under such Seller's Collateral Agreement, including after an event of default under such Seller's Contract or Collateral Agreement.

     If the Collateral Agent shall determine (an "Insufficiency Determination") that the U.S. Government obligations pledged as substitute collateral shall fail to meet the foregoing requirements at any valuation, or that any Seller has failed to pledge additional collateral required as a result of a dilution adjustment increasing the maximum number of ADSs or shares of Marketable Common Stock subject to such Seller's Contract, and such failure shall not be cured by the close of business on the following business day, then, unless a Collateral

Event of Default (as defined below) under such Seller's Collateral Agreement shall have occurred and be continuing, the Collateral Agent shall commence (i) sales of such Seller's collateral consisting of U.S. Government obligations and
(ii) purchases, using the proceeds of such sales, of ADSs or shares of Marketable Common Stock, in an amount sufficient to cause the collateral to meet the requirements under such Collateral Agreement. The Collateral Agent shall discontinue such sales and purchases if at any time a Collateral Event of Default under such Collateral Agreement shall have occurred and be continuing. A "Collateral Event of Default" under any Collateral Agreement shall mean, at any time, (A) if no U.S. Government obligations shall be pledged as substitute collateral at such time, failure of the collateral to consist of at least the maximum number of ADSs subject to the relevant Seller's Contract at such time (or, if a Reorganization Event shall have occurred at or prior to such time, failure of the collateral to include the maximum number of shares of any Marketable Common Stock required to be pledged as described above); (B) if any U.S. Government obligations shall be pledged as substitute collateral for ADSs (or shares of Marketable Common Stock) at such time, failure of such U.S. Government obligations to have a market value at such time of at least 105% of the ADS Equivalent Price (or the then-current market price per share of Marketable Common Stock, as the case may be) times the difference between (x) the maximum number of ADSs (or shares of Marketable Common Stock) subject to the relevant Seller's Contract at such time and (y) the number of ADSs (or shares of Marketable Common Stock) pledged as collateral at such time; and (C) at any time after a Reorganization Event in which consideration other than Marketable Common Stock shall have been delivered, failure of the U.S. Government obligations pledged in respect of the relevant Seller's Cash Delivery Obligations to have a market value at such time of at least 105% of such Cash Delivery Obligations, if such failure shall not be cured within one business day after notice thereof is delivered to the relevant Seller.

     The occurrence of a Collateral Event of Default under any Collateral Agreement, or the bankruptcy or insolvency of any Seller, will cause an automatic acceleration of each Seller's obligations under each Contract. In any such event, each Seller will become obligated to deliver ADSs (or, after a Reorganization Event, Marketable Common Stock or cash or a combination thereof) having an aggregate value equal to the "Aggregate Acceleration Value" under its Contract. The Aggregate Acceleration Value for each Contract will be based on an "Acceleration Value" determined by the Administrator on the basis of quotations from independent dealers. Each quotation will be for the amount that would be paid to the relevant dealer in consideration of an agreement between the Trust and such dealer that would have the effect of preserving the Trust's rights to receive ADSs (or, after a Reorganization Event, the alternative consideration provided under the Contract) under a portion of such Contract that corresponds to an initial number of ADSs equal to 1,000. The Administrator will request quotations for each Contract from four nationally recognized independent dealers on or as soon as reasonably practicable following the date of acceleration. If four quotations are provided for any Contract, the Acceleration Value will be the arithmetic mean of the two quotations remaining after disregarding the highest and lowest quotations. If two or three quotations are provided, the Acceleration Value will be the arithmetic mean of such quotations. If one quotation is provided, the Acceleration Value will be equal to such quotation. The Aggregate Acceleration Value for each Contract will be computed by dividing the Acceleration Value by 1,000 and multiplying the quotient by the initial number of ADSs subject to such Contract, except that, if no quotations are provided, the Aggregate Acceleration Value will be (A) the ADS Equivalent Price on the acceleration date times the number of ADSs that would be required to be delivered on such date under the Contract if the Exchange Date were redefined to be the acceleration date or (B) after a Reorganization Event, the value of the alternative consideration that would be required to be delivered on such date under the Contract if the Exchange Date were redefined to be the acceleration date. Upon the occurrence of a Collateral Event of Default or the bankruptcy or insolvency of any Seller, the ADSs (or, after a Reorganization Event, Marketable Common Stock or cash or a combination thereof) deliverable for each PEPS will be based solely on the Aggregate Acceleration Value described above for each Contract.

     Upon any acceleration, the Collateral Agent will distribute to the Trust for distribution pro rata to the Holders, with respect to each Seller's Contract, the Aggregate Acceleration Value under such Contract, in the form of ADSs then pledged by that Seller, or cash generated from the liquidation of U.S. Government obligations then pledged by that Seller, or a combination thereof (or, after a Reorganization Event, in the form of Marketable Common Stock then pledged, cash generated from the liquidation of U.S. Government obligations then pledged, or a combination thereof). In addition, in the event that by the Exchange Date any substitute collateral has not been replaced by ADSs (or, after a Reorganization Event, cash or Marketable Common Stock) sufficient to meet the obligations under any Contract, the Collateral Agent will distribute to the Trust for distribution pro rata to the Holders, with respect to such Contract, the market value of the ADSs required to be delivered thereunder, in the form of any ADSs then pledged by the relevant Seller plus cash generated from the liquidation of U.S. Government obligations then pledged by such Seller (or, after a Reorganization Event, the market value of the alternative consideration required to be delivered thereunder, in the form of any Marketable Common Stock then pledged, plus any cash then pledged, plus cash generated from the liquidation of U.S. Government obligations then pledged).

     Description of Sellers. The Sellers are the Jay Van Andel Trust and HDV GRIT Holdings, Inc., principal shareholders of the Company. Reference is made to the caption "Principal and Selling Shareholders" in the Company Prospectus for information about the Sellers.

TEMPORARY INVESTMENTS

     For cash management purposes, the Trust may invest the proceeds of the U.S. Treasury securities and any other cash held by the Trust in short-term obligations of the U.S. Government maturing no later than the business day preceding the next following distribution date.

TRUST TERMINATION

     The Trust will terminate automatically on or shortly after the Exchange
Date.

     In the event that the Contracts are accelerated, or that both Contracts shall be disposed of as described under "Management and Administration of the Trust -- Trustees," then any U.S. Treasury securities then held in the Trust shall be liquidated by the Administrator and distributed pro rata to the Holders, together with the amounts distributed upon acceleration (see "-- The Contracts; Collateral Arrangements; Acceleration") or any consideration received by the Trust upon disposition of the Contracts, and the Trust shall be terminated.

DELIVERY OF ADSS; NO FRACTIONAL ADSS; OPTION TO ELECT SHARES OF COMMON STOCK

     American Depositary Receipts ("ADRs") evidencing the ADSs for which the PEPS will be exchanged on the Exchange Date are expected to be delivered shortly after the Exchange Date. Each Holder will receive ADRs (or, as described below, shares of Common Stock) representing the greatest number of whole ADSs allocable to its PEPS, plus the cash value, based on the Exchange Price, of any fractional ADSs so allocable. In lieu of ADSs, any Holder may elect to receive the shares of Common Stock represented by such ADSs, subject to the restrictions, terms and conditions of the Company's Share Handling Regulations and Articles of Association and of the Deposit Agreement relating to the ADSs. In order to receive shares of Common Stock in lieu of ADSs, Holders must provide written notice of such election to the Administrator during the 5 business days immediately preceding the Exchange Date. Any Holders who may be participants in a book-entry system of a depositary who hold PEPS for the account of customers should indicate, in any such written notice, the respective number of PEPS held for the account of each customer who elects to receive shares of Common Stock in lieu of ADSs, and, for each such customer, the name of the person for whose account such shares of Common Stock should be delivered. Participants may be required by the Trust or the Administrator to withdraw the relevant PEPS from the depositary's book-entry system at the time such written notice is delivered. Because the Deposit Agreement relating to the ADSs only permits withdrawal of shares of Common Stock underlying ADSs where such shares constitute whole 100-share units of Common Stock, Holders electing to receive shares of Common Stock may be required to receive ADSs to the extent the number of underlying shares is not an integral multiple of 100 (or such other number of shares as may constitute a unit at the Exchange Date). See "Description of Capital Stock," "Description of American Depositary Receipts" and "Exchange Controls and Other Limitations Affecting Securityholders" in the Company Prospectus. Such shares of Common Stock may be delivered to the Holder at a designated Tokyo office of the share custodian for the depositary for the ADSs (the "Share Custodian"), currently The

Mitsubishi Bank, Limited, or at another location specified by the Holder, provided that delivery of shares of Common Stock at a place other than the designated Tokyo office of the Share Custodian shall be at the request, risk and expense of the Holder.

                            INVESTMENT RESTRICTIONS

     As a matter of fundamental policy (as described under "Investment Objectives and Policies"), the Trust may not purchase any securities or instruments other than the U.S. Treasury securities, the Contracts and the ADSs or other assets received pursuant to the Contracts and, for cash management purposes, short-term obligations of the U.S. Government; issue any securities or instruments except for the PEPS; make short sales or purchase securities on margin; write put or call options; borrow money; underwrite securities; purchase or sell real estate, commodities or commodities contracts; or make loans.

                    RISK FACTORS AND SPECIAL CONSIDERATIONS

INTERNAL MANAGEMENT; LIMITED MANAGEMENT

     The Trust will be internally managed by its Trustees and will not have any separate investment adviser. The Trust will not be managed in the traditional sense. The Trust intends that its portfolio will remain fixed except for in the events described under "Investment Objectives and Policies -- The Contracts," subject to the Trustees' power, but not obligation, to dispose of the Contracts only in certain circumstances. As a result, the Contracts may continue to be held by the Trust despite significant declines in the market price of the ADSs or of the Common Stock or adverse changes in the financial condition of the Company (or, after a Reorganization Event, comparable developments affecting any Marketable Common Stock or the issuer thereof). Proceeds from any disposition of the Contracts will not be reinvested but will be distributed to Holders, at which time any U.S. Treasury securities held by the Trust would also be liquidated and distributed and the Trust terminated. See "Management and Administration of the Trust -- Trustees."

LIMITED APPRECIATION POTENTIAL; ADS DEPRECIATION RISK

     It is anticipated that on the Exchange Date the Trust will receive the ADSs deliverable pursuant to the Contracts, which will then be distributed to Holders. The yield on the PEPS is higher than the actual (i.e., regular plus special) dividend yield on the ADSs (although there is no assurance that the yield on the PEPS will be higher than the dividend yield on the ADSs over the life of the Trust). However, because the terms of the Contracts call for the Sellers to deliver less than the full number of ADSs subject to the Contracts where the Exchange Price exceeds the Initial Value (and therefore less than one full ADS for each outstanding PEPS), the PEPS have more limited appreciation potential than the ADSs. Therefore, the PEPS may trade below the value of the ADSs if the ADSs appreciate in value. An investment in PEPS does afford protection from the depreciation of the ADSs to the extent that the Exchange Price does not fall below the Downside Protection Threshold Price (80% of the Initial Value).

DILUTION ADJUSTMENTS; SHAREHOLDER RIGHTS

     The number of ADSs or shares of Common Stock that Holders are entitled to receive at the termination of the Trust is subject to adjustment in the event of certain dividends or distributions, subdivisions, splits, combinations, issuances of certain rights or warrants, distributions of certain assets with respect to the Common Stock or certain purchases by the Company of Common Stock or ADSs. See "Investment Objectives and Policies -- The Contracts -- Dilution Adjustments." The number of ADSs or shares of Common Stock to be received by Holders may not be adjusted for other events, such as offerings of Common Stock for cash or in connection with acquisitions, that may adversely affect the price of the ADSs or the Common Stock and, because of the relationship of the amount to be received pursuant to the Contracts to the price of the ADSs, such other events may adversely affect the trading price of the PEPS. There can be no assurance that the Company will not take any of the foregoing actions, or that it will not make offerings of, or that major shareholders will not sell any, ADSs or shares of Common Stock in the future, or as to the amount of any such offerings or sales. In addition, until the receipt by Holders of the ADSs (or shares of Common Stock if so elected) as a result of the exchange of the PEPS for the ADSs, Holders will not be entitled to any rights with respect to the ADSs (or the Common Stock) (including without limitation voting rights and the rights to receive any dividends or other distributions in respect thereof).

TRADING VALUE; LISTING

     The PEPS are innovative securities, and it is not possible to predict how they will trade in the secondary market. The trading price of the PEPS may vary considerably prior to the Exchange Date due to, among other things, fluctuations in the price of the ADSs or the Common Stock (which may occur due to changes in the Company's financial condition, results of operations or prospects, or because of complex and interrelated political, economic, financial and other factors that can affect the capital markets generally, the stock exchanges or quotation systems on which the ADSs and the Common Stock are traded and the market segment of which the Company is a part) and fluctuations in interest rates and other factors that are difficult to predict and beyond the Trust's control.

     The Underwriters currently intend, but are not obligated, to make a market in the PEPS. There can be no assurance that a secondary market will develop or, if a secondary market does develop, that it will provide the holders of the PEPS with liquidity of investment or that it will continue for the life of the PEPS.

     The PEPS have been approved for listing on the New York Stock Exchange upon notice of issuance. There can be no assurance that the PEPS will not later be delisted or that trading in the PEPS on the NYSE will not be suspended. In the event of a delisting or suspension of trading on such exchange, the Trust will apply for quotation on another trading market. If the PEPS are not listed or traded on any securities exchange or trading market, or if trading of the PEPS is suspended, pricing information for the PEPS may be more difficult to obtain, and the price and liquidity of the PEPS may be adversely affected.

NET ASSET VALUE

     The Trust is a newly organized closed-end investment company with no previous operating history. Typical closed-end fund shares frequently trade at a premium to or discount from net asset value. Based on its assets and the market in which the PEPS are expected to trade, the Trust believes the PEPS are unlikely to trade at a premium to or discount from net asset value. The Trust believes, however, that because of the yield on the PEPS and the formula for determining the number of ADSs to be delivered on the Exchange Date, the PEPS will tend to trade at a premium to the market value of the ADSs to the extent the ADS price falls and at a discount to the market value of the ADSs to the extent the ADS price rises. The PEPS are not subject to redemption.

     The net asset value of the portfolio will be calculated by the Administrator no less frequently than quarterly by dividing the value of the net assets of the Trust (the value of its assets less its liabilities) by the total number of PEPS outstanding. The Trust's net asset value will be published semi-annually as part of the Trust's semi-annual report to Holders and at such other times as the Trustees may determine. The U.S. Treasury securities will be valued at the mean between the last current bid and asked prices or, if quotations are not available, as determined in good faith by the Trustees. Short-term investments having a maturity of 60 days or less will be valued at cost with accrued interest or discount earned included in interest receivable. The Contracts will be valued at the mean of the bid prices received by the Trust from at least three independent broker-dealer firms unaffiliated with the Trust who are in the business of making bids on financial instruments similar to the Contracts and with terms comparable thereto.

NON-DIVERSIFIED STATUS

     The Trust is considered non-diversified under the Investment Company Act, which means that the Trust is not limited in the proportion of its assets that may be invested in the obligations of a single issuer. Because the only securities held or received by the Trust will be U.S. Treasury securities and the Contracts or other assets consistent with the terms of the Contracts, the Trust may be subject to greater risk than would be the case for an investment company with more diversified investments.

EXCHANGE RATES

     The rate of exchange between the yen and the U.S. dollar is determined by the forces of supply and demand in the foreign exchange markets, which in turn are affected by changes in the balance of payments and other economic and financial conditions, government intervention, speculation and other factors. Fluctuations in exchange rates affect the foreign currency equivalents of the yen price of the shares of Common Stock and therefore will affect the ADS Equivalent Price and the Exchange Price and are likely to affect the market price of the ADSs in the United States.

TAX TREATMENT OF THE CONTRACTS

     No published authorities directly address the characterization of the Contracts for U.S. federal income tax purposes. As a result, there can be no assurance that Holders will not be required to recognize income with respect to the Contracts over their term. See "Federal Income Tax Considerations."

                            DESCRIPTION OF THE PEPS

     Each PEPS represents an equal proportional interest in the Trust. Upon liquidation of the Trust, Holders are entitled to share pro rata in the net assets of the Trust available for distribution. PEPS have no preemptive, redemption or conversion rights. PEPS are fully paid and nonassessable by the Trust. The only securities which the Trust is authorized to issue are the PEPS offered hereby and those sold to the initial Holders referred to below. The PEPS will be issued in fully registered form.

     Holders are entitled to a full vote for each PEPS held on all matters to be voted on by Holders and are not able to cumulate their votes in the election of Trustees. The Trustees of the Trust have been selected initially by Morgan Stanley & Co. Incorporated and ML IBK Positions, Inc., an affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated, as the initial Holders of the Trust. The Trust does not intend to hold annual meetings of Holders. The Trustees may call special meetings of Holders for action by Holder vote as may be required by either the Investment Company Act or the Trust Agreement. The Holders have the right, upon the declaration in writing or vote of more than two-thirds of the outstanding PEPS, to remove a Trustee. The Trustees will call a meeting of Holders to vote on the removal of a Trustee upon the written request of the record holders of 10% of the PEPS or to vote on other matters upon the written request of the record holders of 51% of the PEPS (unless substantially the same matter was voted on during the preceding 12 months). The Trust will also assist in communications with other Holders as required by the Investment Company Act.

                   MANAGEMENT AND ADMINISTRATION OF THE TRUST

TRUSTEES

     The Trust will be internally managed by three Trustees. Under the provisions of the Code applicable to grantor trusts, the Trustees will not have the power to vary the investments held by the Trust. Nevertheless, the Trustees may consider disposing of the Contracts, although they are not obligated to do so, in the event of (a) a decline in the ADS Equivalent Price (or, after a Reorganization Event, the value of the alternative consideration required to be delivered under the Contracts) that, on an as-adjusted basis, as determined by the Trustees, reflects a 50% or greater decline below the Initial Value (as adjusted from time to time under the Contracts) or (b) the bankruptcy or insolvency of the Company (or of the issuer of any Marketable Common Stock delivered in a Reorganization Event). See "Investment Objectives and Policies -- The Contracts -- Dilution Adjustments."

     The names of the persons who have been elected by Morgan Stanley & Co. Incorporated and ML IBK Positions, Inc., an affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated, the initial Holders of the

Trust, and who will serve as the Trustees are set forth below. The positions and the principal occupations of the individual Trustees during the past five years are also set forth below.

                                                            PRINCIPAL OCCUPATION
      NAME, AGE AND ADDRESS                TITLE           DURING PAST FIVE YEARS
---------------------------------    ------------------    -----------------------
Donald J. Puglisi, 50                Managing Trustee      Professor of Finance
Department of Finance                                      University of Delaware
University of Delaware
Newark, DE 19716

William R. Latham III, 51            Trustee               Professor of Economics
Department of Economics                                    University of Delaware
University of Delaware
Newark, DE 19716

James B. O'Neill, 56                 Trustee               Professor of Economics
Center for Economic Education &                            University of Delaware
  Entrepreneurship
University of Delaware
Newark, DE 19716

     Each Trustee who is not a director, officer or employee of any Underwriter or the Administrator, or of any affiliate thereof, will be paid by Morgan Stanley, on behalf of the Trust, in respect of its annual fee and anticipated out-of-pocket expenses, a one-time, up-front fee of $10,800. The Trust's Managing Trustee will also receive an additional up-front fee of $3,600 for serving in that capacity. The Trustees will not receive, either directly or indirectly, any compensation, including any pension or retirement benefits, from the Trust. None of the Trustees receives any compensation for serving as a trustee or director of any other affiliated investment company.

ADMINISTRATOR

     The day-to-day affairs of the Trust will be managed by The Bank of New York, as Trust Administrator pursuant to an Administration Agreement. Under the Administration Agreement, the Trustees have delegated most of their operational duties to the Administrator, including without limitation, the duties to: (i) receive invoices for and pay, or cause to be paid, all expenses incurred by the Trust; (ii) with the approval of the Trustees, engage legal and other professional advisors (other than the independent public accountants for the Trust); (iii) instruct the Paying Agent to pay distributions on PEPS as described herein; (iv) prepare and mail, file or publish all notices, proxies, reports, tax returns and other communications and documents, and keep all books and records, for the Trust; (v) at the direction of the Trustees, institute and prosecute legal and other appropriate proceedings to enforce the rights and remedies of the Trust; and (vi) make all necessary arrangements with respect to meetings of Trustees and any meetings of holders of PEPS. The Administrator will not, however, select the independent public accountants for the Trust or sell or otherwise dispose of the Trust assets (except in connection with an acceleration of the Contracts, or the settlement of the Contracts at the Exchange Date, or a disposition of the Contracts as described under "Management and Administration of the Trust -- Trustees," and upon termination of the Trust).

     The Administration Agreement may be terminated by either the Trust or the Administrator upon 60 days' prior written notice, except that no termination shall become effective until a successor Administrator has been chosen and has accepted the duties of the Administrator.

     Except for its roles as Administrator, custodian, paying agent, registrar and transfer agent for the Trust, and except for its role as Collateral Agent under the Collateral Agreements, The Bank of New York has no other affiliation with, and is not engaged in any other transactions with, the Trust.

     The address of the Administrator is 101 Barclay Street, New York, New York 10286.

CUSTODIAN

     The Trust's custodian (the "Custodian") is The Bank of New York pursuant to a custodian agreement (the "Custodian Agreement"). In the event of any termination of the Custodian Agreement by the Trust or the resignation of the Custodian, the Trust must engage a new Custodian to carry out the duties of the Custodian as set forth in the Custodian Agreement. Pursuant to the Custodian Agreement, all net cash received by the Trust will be invested by the Custodian in short-term U.S. Treasury securities maturing on or shortly before the next quarterly distribution date. The Custodian will also act as collateral agent under the Collateral Agreement and will hold a perfected security interest in the ADSs and U.S. Government obligations or other assets consistent with the terms of the Contracts.

PAYING AGENT

     The transfer agent, registrar and paying agent (the "Paying Agent") for the PEPS is The Bank of New York pursuant to a paying agent agreement (the "Paying Agent Agreement"). In the event of any termination of the Paying Agent Agreement by the Trust or the resignation of the Paying Agent, the Trust will use its best efforts to engage a new Paying Agent to carry out the duties of the Paying Agent.

INDEMNIFICATION

     The Trust will indemnify each Trustee, the Paying Agent, the Administrator and the Custodian with respect to any claim, liability, loss or expense (including the costs and expenses of the defense against any claim or liability) which it may incur in acting as Trustee, Paying Agent, Administrator or Custodian, as the case may be, except in the case of willful misfeasance, bad faith, gross negligence or reckless disregard of their respective duties. Morgan Stanley has agreed to reimburse the Trust for any amounts it may be required to pay as indemnification to any Trustee, the Paying Agent, the Administrator or the Custodian. Morgan Stanley will in turn be reimbursed by the Sellers or an affiliate of the Sellers for all such reimbursements paid by it.

DISTRIBUTIONS

     The Trust intends to distribute to Holders on a quarterly basis the proceeds of the U.S. Treasury securities held by the Trust. The first distribution, reflecting the Trust's operations from the date of this offering, will be made on February 15, 1996 to holders of record as of February 1, 1996. Thereafter, distributions will be made on February 15, May 15, August 15 and November 15 of each year to Holders of record as of each February 1, May 1, August 1 and November 1, respectively. Upon termination of the Trust as described in "Investment Objectives and Policies -- Trust Termination," each Holder will receive any remaining net assets of the Trust.

ESTIMATED EXPENSES

     Morgan Stanley will pay at the Trust's inception to each of the Administrator, the Custodian and the Paying Agent, and to each Trustee, a one-time, up-front amount in respect of its fee and, in the case of the Administrator, anticipated expenses of the Trust over the term of the Trust. The anticipated Trust expenses to be borne by the Administrator include, among other things, expenses for legal and independent accountants' services, costs of printing proxies, PEPS certificates and Holder reports, expenses of the Trustees, fidelity bond coverage, stock exchange listing fees and expenses of qualifying the PEPS for sale in the various states. Estimated organization costs of the Trust in the amount of $12,000 and estimated costs of the Trust in connection with the initial registration and public offering of the PEPS in the amount of $655,000 will be paid from the proceeds of the offering of the PEPS.

     The amount payable to the Administrator in respect of ongoing expenses of the Trust was determined based on estimates made in good faith on the basis of information currently available to the Trust, including estimates furnished by the Trust's agents. There cannot, however, be any assurance that actual operating expenses of the Trust will not be substantially more than this amount. Any excess expenses will be paid by Morgan Stanley or, in the event of their failure to pay such amounts, the Trust. Morgan Stanley will be reimbursed by the Sellers or an affiliate of the Sellers for all fees and expenses of the Trust paid by it.

                       FEDERAL INCOME TAX CONSIDERATIONS

     In the opinion of Davis Polk & Wardwell, tax counsel to the Trust ("Counsel"), the following is a general summary of the material United States federal income tax consequences of the ownership of the PEPS with respect to a Holder who acquires its PEPS at the issue price from an Underwriter pursuant to the original offering and holds its PEPS as a capital asset. It does not discuss all of the tax consequences that may be relevant to a Holder in light of its particular circumstances or to Holders subject to special treatment under federal income tax laws (e.g., certain financial institutions, insurance companies, dealers in stock or securities, tax-exempt organizations or persons who hold the PEPS as a part of a hedging transaction or straddle). It also does not discuss the tax consequences of the ownership of the ADSs, Common Stock or Marketable Common Stock. PROSPECTIVE PURCHASERS OF PEPS ARE URGED TO REVIEW THE DISCUSSION UNDER "TAXATION" IN THE COMPANY PROSPECTUS CONCERNING THE FEDERAL TAX CONSEQUENCES OF AN INVESTMENT IN THE ADSs OR COMMON STOCK, WHICH IS BASED UPON THE OPINION OF WHITE & CASE, SPECIAL TAX COUNSEL TO THE COMPANY. The summary herein is based on the Code, administrative pronouncements, judicial decisions and existing and proposed Treasury Regulations, changes to any of which subsequent to the date of this Prospectus may affect the tax consequences described herein. PROSPECTIVE PURCHASERS OF PEPS SHOULD CONSULT THEIR TAX ADVISORS AS TO THE FEDERAL, STATE AND LOCAL INCOME TAX CONSEQUENCES OF ACQUIRING, HOLDING AND DISPOSING OF PEPS.

     As used herein, the term "United States Holder" means a Holder that is, for United States federal income tax purposes, (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivision thereof, or (iii) an estate or trust the income of which is subject to United States federal income taxation regardless of its source. The term "Non-U.S. Holder" means a Holder that is not a United States Holder.

     The term "Holder" as used below in the discussion of "Tax Consequences to United States Holders" and "Tax Consequences to Non-U.S. Holders" means a "United States Holder" and a "Non-U.S. Holder," respectively.

TAX STATUS OF THE TRUST

     The Trust will be taxable as a grantor trust for federal income tax purposes, and income received by the Trust will be treated as income of the Holders in the manner set forth below.

TAX CONSEQUENCES TO UNITED STATES HOLDERS

     Tax Basis of the U.S. Treasury Securities and the Contracts. Each Holder will be considered the owner of its pro rata portion of the stripped U.S. Treasury securities and the Contracts in the Trust under the grantor trust rules of Sections 671-679 of the Code. The cost to the Holder of its PEPS will be allocated among the Holder's pro rata portion of the U.S. Treasury securities and the Contracts (in proportion to the fair market values thereof on the date on which the Holder acquires its PEPS) in order to determine the Holder's tax bases. It is currently anticipated that approximately 23% and 77% of the net proceeds of the offering will be used by the Trust to purchase the U.S. Treasury securities and as payments under the Contracts, respectively.

     Recognition of Original Issue Discount on the U.S. Treasury
Securities. The U.S. Treasury securities in the Trust will consist of stripped U.S. Treasury securities. A Holder will be required to treat its pro rata portion of each U.S. Treasury security in the Trust as a bond that was originally issued on the date the Holder purchased its PEPS and at an original issue discount equal to the excess of the Holder's pro rata portion of the amounts payable on such U.S. Treasury security over the Holder's tax basis therefor as discussed above. The Holder (whether on the cash or accrual method of tax accounting) is required to include original issue discount (other than original issue discount on short-term U.S. Treasury securities as defined below) in income for federal income tax purposes as it accrues, in accordance with a constant yield method. Because it is expected that more than 20% of the Holders will be accrual basis taxpayers, original issue discount on any short-term U.S. Treasury security (i.e., any U.S. Treasury security with a maturity of one year or less from the date it is purchased) held by the Trust will also be required to be included in income by the Holders as it is accrued. Unless a Holder elects to accrue the original issue discount on a short-term U.S. Treasury security according to a constant yield method based on daily compounding, such original issue discount will be accrued on a straight-line basis. The Holder's tax basis in a U.S. Treasury security will be increased by the amount of any original issue discount included in income by the Holder with respect to such U.S. Treasury security.

     Treatment of the Contracts. Each Holder will be treated as having entered into a pro rata portion of the Contracts and, at the Exchange Date, as having received a pro rata portion of the ADSs (or cash, Marketable Common Stock or a combination thereof) delivered to the Trust. Under existing law, a Holder will not recognize income, gain or loss upon entry into the Contracts. Counsel is of the opinion that a Holder should not be required under existing law to include in income additional amounts over the term of the Contracts. Holders should be aware that no published authorities directly address the characterization of the Contracts and that it is possible that the IRS will recharacterize the Contracts and assert that a Holder should include in income over the term of the Contracts additional amounts which together with the original issue discount on such Holder's pro rata portion of the U.S. Treasury securities should not exceed the aggregate amount of the quarterly cash distributions to such Holder. Prospective investors in the PEPS should be aware that the IRS is not bound by the opinion of Counsel and are urged to consult their tax advisors as to the proper tax treatment of the Contracts.

     Sale of the PEPS. Upon a sale of all or some of a Holder's PEPS, a Holder will be treated as having sold its pro rata portion of the U.S. Treasury securities and the Contracts underlying the PEPS. The selling Holder will recognize gain or loss equal to the difference between the amount realized and the Holder's aggregate tax bases in its pro rata portion of the U.S. Treasury securities and the Contracts. Any gain or loss will be long-term capital gain or loss if the Holder has held the PEPS for more than one year. The excess of net long-term capital gains over net short-term capital losses is taxed at a lower rate than ordinary income for certain non-corporate taxpayers. The distinction between capital gain or loss and ordinary income or loss is also relevant for purposes of, among other things, limitations on the deductibility of capital losses.

     Distribution of the ADSs or Common Stock. The delivery of ADSs to the Trust pursuant to the Contracts will not be taxable to the Holders. The distribution of ADSs or Common Stock upon the termination of the Trust will not be taxable to the Holders. A Holder will have taxable gain or loss upon receipt of cash in lieu of fractional ADSs or shares of Common Stock distributed upon termination of the Trust. Each Holder's aggregate basis in its ADSs or shares of Common Stock (or combination thereof) will be equal to its basis in its pro rata portion of the Contracts less the portion of such basis allocable to any fractional ADSs or shares of Common Stock for which cash is received.

     Distribution of Cash or Marketable Common Stock. If as a result of a Reorganization Event, cash, Marketable Common Stock, or a combination of cash and Marketable Common Stock is delivered pursuant to the Contracts, a Holder will have taxable gain or loss upon receipt equal to the difference between the amount of cash received, including cash received in lieu of fractional shares of Marketable Common Stock, and its basis in its pro rata portion of the Contracts allocable to any shares of Common Stock for which such cash or fractional shares of Marketable Common Stock were received. Holders, however, may be required to recognize at the time of a Reorganization Event gain or loss in respect of the amount of cash which is fixed at the time of such Reorganization Event and is to be delivered pursuant to the Contracts. Although it is not entirely clear, such gain or loss should be capital gain or loss. If such gain or loss is treated as capital gain or loss and the Holder has held the PEPS for more than one year, such gain or loss will be long-term capital gain or loss. A Holder's basis in any Marketable Common Stock received will be equal to its basis in its pro rata portion of the Contracts less the portion of such basis allocable to any shares of Common Stock for which cash or fractional shares of Marketable Common Stock were received. See "Investment Objectives and Policies -- The Contracts."

     Fees and Expenses of the Trust. Counsel believes that a Holder's pro rata portion of the expenses in connection with the organization of the Trust, underwriting discounts and commissions and other offering expenses should be includible in the cost to the Holder of the PEPS. However, there can be no assurance that the IRS will not take a contrary view. If the IRS were to prevail in treating such expenses as excludible from the Holder's cost of the PEPS, such expenses would not be includible in the basis of the assets of the Trust and should instead be amortizable and deductible over the term of the Trust. If such expenses were treated as amortizable and deductible, an individual Holder who itemizes deductions would be entitled to amortize and deduct (subject to any other applicable limitations on itemized deductions) such expenses over the term of the Trust only to the extent that such amortized annual expenses together with such Holder's other miscellaneous deductions exceeds 2% of such Holder's adjusted gross income.

TAX CONSEQUENCES TO NON-U.S. HOLDERS

     Subject to the discussion below concerning backup withholding and income that is effectively connected with a trade or business of a Non-U.S. Holder in the United States, under present United States federal income tax law:

     (a) payments of principal and interest (including any original issue discount) on a Non-U.S. Holder's pro rata portion of any U.S. Treasury security will not be subject to United States federal withholding tax provided that, in the case of interest, the statement requirement set forth in Section 871(h) or
Section 881(c) of the Code has been fulfilled with respect to the beneficial owner, as discussed below; and

     (b) any gain realized by a Non-U.S. Holder on the sale of its PEPS will not be subject to U.S. federal income tax provided that in the case of a Non-U.S. Holder who is a non-resident alien individual, such Holder is not present in the United States for 183 days or more during the taxable year of the sale.

     Sections 871(h) and 881(c) of the Code require that, in order to obtain the portfolio interest exemption from withholding tax described in paragraph (a) above, either the beneficial owner of the PEPS, or a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "Financial Institution") and that is holding the PEPS on behalf of such beneficial owner, file a statement with the Trust to the effect that the beneficial owner of the PEPS is not a United States Holder. Under temporary United States Treasury Regulations, such requirement will be fulfilled if the beneficial owner of a PEPS certifies on Internal Revenue Service Form W-8 (or a substitute form thereof), under penalties of perjury, that it is not a United States Holder and provides its name and address, and any Financial Institution holding the PEPS on behalf of the beneficial owner files a statement with the Trust to the effect that it has received such a statement from the Holder (and furnishes the Trust with a copy thereof).

     If any interest (including any original issue discount) or gain realized by a Non-U.S. Holder is effectively connected with the Holder's trade or business in the United States, such interest or gain will be subject to regular U.S. federal income tax in the same manner as if the Non-U.S. Holder were a U.S. Holder. See "Tax Consequences to United States Holders" above. In lieu of the certificate described in the preceding paragraph, such a Non-U.S. Holder will be required to provide to the Trust a properly executed Internal Revenue Service Form 4224 in order to claim an exemption from withholding tax. In addition, if such Non-U.S. Holder is a foreign corporation, such interest or gain may be included in the earnings and profits of such Holder in determining such Holder's U.S. branch profits tax liability.

BACKUP WITHHOLDING AND INFORMATION REPORTING

     The payments of principal and interest (including original issue discount) on, and the proceeds received from the sale of, a PEPS may be subject to U.S. backup withholding tax at the rate of 31% if the Holder thereof fails to supply an accurate taxpayer identification number or otherwise to comply with applicable U.S. information reporting or certification requirements. Any amounts so withheld will be allowed as a credit against such Holder's U.S. federal income tax liability and may entitle such Holder to a refund, provided that the required information is furnished to the IRS.

     After the end of each calendar year, the Trust will furnish to each record holder of the PEPS an annual statement containing information relating to the payments on the U.S. Treasury securities received by the

Trust. The Trust will also furnish annual information returns to each record holder of the PEPS and to the IRS.

NEW YORK STATE AND CITY INCOME TAX CONSIDERATIONS

     Under the income tax laws of the State and City of New York, the Trust will not be treated as an association taxable as a corporation.

     The foregoing discussion relates only to federal and certain New York State and City income taxes. Holders may also be subject to state and local taxation in other jurisdictions and should consult their tax advisers in this regard.

                                  UNDERWRITING

     Under the terms and subject to the conditions contained in an Underwriting Agreement dated the date hereof (the "Underwriting Agreement"), the U.S. Underwriters named below, for whom Morgan Stanley & Co. Incorporated and Merrill Lynch, Pierce, Fenner & Smith Incorporated are acting as representatives (the "U.S. Representatives"), and the International Underwriters named below, for whom Morgan Stanley & Co. International Limited and Merrill Lynch International Limited are acting as representatives (the "International Representatives"), have severally agreed to purchase, and the Trust has agreed to sell them, severally, the respective number of PEPS set forth opposite their respective names below:

                                                                             NUMBER OF
                            U.S. UNDERWRITER                                    PEPS
-------------------------------------------------------------------------    ----------
Morgan Stanley & Co. Incorporated........................................     4,013,048
Merrill Lynch, Pierce, Fenner & Smith Incorporated.......................     4,013,048
William Blair & Company..................................................       250,000
Dean Witter Reynolds Inc.................................................       400,000
A.G. Edwards & Sons, Inc.................................................       400,000
EVEREN Securities, Inc...................................................       250,000
First of Michigan Corporation............................................       250,000
Janney Montgomery Scott Inc..............................................       250,000
Legg Mason Wood Walker, Incorporated.....................................       250,000
McDonald & Company Securities, Inc.......................................       250,000
J.P. Morgan Securities Inc...............................................       600,000
Oppenheimer & Co., Inc...................................................       400,000
Salomon Brothers Inc.....................................................       600,000
Yamaichi International (America), Inc....................................       600,000
                                                                             ----------
     Subtotal............................................................    12,526,096
                                                                             ----------

                        INTERNATIONAL UNDERWRITER
-------------------------------------------------------------------------
Morgan Stanley & Co. International Limited...............................     1,040,762
Merrill Lynch International Limited......................................     1,040,762
J.P. Morgan Securities Ltd...............................................       200,000
Salomon Brothers International Limited...................................       200,000
Yamaichi International (Europe) Limited..................................       200,000
ABN Amro Bank N.V........................................................        50,000
Banque Indosuez..........................................................        50,000
Baring Brothers Limited..................................................        50,000
Cazenove & Co. ..........................................................        50,000
Robert Fleming & Co. Ltd.................................................        50,000
HSBC Investment Bank Limited.............................................        50,000
Kleinwort Benson Limited.................................................        50,000
Nomura International Plc.................................................        50,000
UBS Limited..............................................................        50,000
                                                                             ----------
     Subtotal............................................................     3,131,524
                                                                             ----------
          Total..........................................................    15,657,620
                                                                              =========

     The U.S. Underwriters and the International Underwriters are collectively referred to as the "Underwriters," and the U.S. Representatives and the International Representatives are collectively referred to as the "Representatives."

     Under the terms and conditions of the Underwriting Agreement, the Underwriters are committed to take and pay for all the PEPS offered hereby (other than the PEPS subject to the U.S. Underwriters' over-allotment option), if any are taken.

     The Underwriters propose to offer the PEPS in part directly to the public at the initial public offering price set forth on the cover page of this Prospectus, and in part to certain securities dealers at such price less a concession of $0.345 per PEPS. The Underwriters may allow, and such dealers may reallow, a concession not in excess of $0.10 per PEPS to certain brokers and dealers. After the initial public offering the public offering price and concession and discount to dealers may be changed by the Representatives.

     The Underwriters have entered into an intersyndicate agreement (the "Intersyndicate Agreement") that provides for the coordination of their activities. Under the terms of the Intersyndicate Agreement, the Underwriters in each geographic area have agreed not to offer or sell any PEPS in any other geographic area until the completion of the distribution of the PEPS in each offering. Pursuant to the Intersyndicate Agreement, each of the U.S. Underwriters has agreed or will agree that, as part of the distribution of the PEPS, subject to certain exceptions, (i) it is not purchasing any PEPS for the account of anyone other than a U.S. Person (as defined below) or Canadian Person (as defined below) and (ii) it has not offered or sold, and will not offer or sell, directly or indirectly, any PEPS or distribute any prospectus relating to the PEPS to any person outside the United States or Canada or to anyone other than a U.S. Person or Canadian Person, or to any dealer who does not so agree. Each of the International Underwriters has agreed or will agree that, as part of the distribution of the PEPS, subject to certain exceptions, (i) it is not purchasing any PEPS for the account of any U.S. Person or Canadian Person and
(ii) it has not offered or sold, and will not offer or sell, directly or indirectly, any PEPS or distribute any prospectus relating to the PEPS in the United States or Canada or to any U.S. Person or Canadian Person or to any dealer who does not so agree. The foregoing limitations do not apply to stabilization transactions or to transactions between the U.S. Underwriters and the International Underwriters pursuant to the Intersyndicate Agreement. As used in this section, "United States" means the United States of America, its territories, possessions and other areas subject to its jurisdiction; "Canada" means Canada, its provinces, territories, possessions and other areas subject to its jurisdiction; and "U.S. Person" and "Canadian Person" mean (i) a citizen or resident of the United States or Canada, respectively, (ii) a corporation, partnership, trust or other entity created or organized in or under the laws of the United States or Canada, respectively (other than a foreign branch of such an entity), or (iii) an estate or trust, the income of which is subject to United States federal income taxation or Canadian federal income taxation, respectively, regardless of its source of income, and includes any United States or Canadian branch of a person not included in any of clauses (i), (ii) and
(iii) of this sentence.

     An aggregate of 5,382 PEPS have been subscribed for and purchased jointly by Morgan Stanley & Co. Incorporated and ML IBK Positions, Inc., an affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated, for an aggregate purchase price of $100,000. Under the Contracts between the Trust and the Sellers, the Sellers will be obligated, severally and not jointly, to deliver to the Trust on the Exchange Date ADSs in respect of such 5,382 PEPS on the same terms as the 15,657,620 PEPS offered hereby.

     The Company and an affiliate of the Sellers have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the 1933 Act.

     The Trust has granted the U.S. Underwriters an option exercisable for 30 calendar days after the date of this Prospectus to purchase up to an aggregate of 2,348,643 additional PEPS to cover over-allotments, if any. The U.S. Underwriters may exercise such option only to cover overallotments in connection with the sale of the 15,657,620 PEPS offered hereby.

     The Company, its directors and executive officers, and the Principal and Selling Shareholders listed under the caption "Principal and Selling Shareholders" in the Company Prospectus, including the Sellers, have agreed not to offer, sell or otherwise dispose of ADSs or shares of Common Stock or any securities convertible into or exchangeable or exercisable for ADSs or shares of Common Stock, other than (i) in certain permitted private sale transactions, (ii) pursuant to existing or prospective employee stock option plans previously disclosed to the Underwriters and (iii) certain gifts to donees who have agreed not to offer, sell or otherwise dispose of ADSs or shares of Common Stock as set forth herein, until 90 days from the date of this Prospectus without the prior written consent of Morgan Stanley & Co. Incorporated on behalf of the Underwriters.

     The PEPS have been approved for listing on the New York Stock Exchange upon notice of issuance.

SELLING RESTRICTIONS

  General

     No action has been or will be taken in any jurisdiction (except in the United States) that would permit a public offering of the PEPS or the possession, circulation or distribution of this Prospectus or any other material relating to the Trust or the PEPS in any jurisdiction where action for such purpose is required. Accordingly, no PEPS may be offered or sold, directly or indirectly, and neither this Prospectus nor any other offering material or advertisements in connection with the PEPS may be distributed or published, in or from any country or jurisdiction, except in compliance with any applicable rules and regulations or any such country or jurisdiction.

     The Investment Company Act limits all investment companies (including foreign investment companies) in their acquisition of voting stock of an investment company such as the Trust. Accordingly, an investment company may acquire no more than 3% of the outstanding PEPS, and any group of affiliated investment companies may acquire no more than 10% of the outstanding PEPS.

  United Kingdom

     Each International Underwriter represents and agrees that (i) it has not offered or sold and prior to the date six months after the date of issue of the PEPS will not offer or sell any PEPS to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (ii) it has complied with and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the PEPS in, from or otherwise involving the United Kingdom; and (iii) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the PEPS to a person who is of a kind described in
Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1995 or is a person to whom such document may otherwise lawfully be issued or passed on.

  Hong Kong

     Each International Underwriter has agreed that (i) it has not offered or sold and will not offer or sell in Hong Kong, by means of any documents, any other than to persons whose ordinary business it is to buy or sell shares or debentures, whether as a principal or agent, or in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong and (ii) it has not issued and will not issue any invitation or advertisement relating to the PEPS in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to PEPS intended to be disposed of to persons outside Hong Kong or to be disposed of in Hong Kong only to persons whose business involves the acquisition, disposal, or holding of securities, whether as principal or agent.

  Singapore

     Each International Underwriter has agreed that the PEPS may not be offered or sold, nor may any document or other material in connection with the PEPS be distributed, either directly or indirectly, (i) to persons in Singapore other than in circumstances in which such offer or sale does not constitute an offer or sale of the PEPS to the public in Singapore or (ii) to the public or any member of the public in Singapore other than pursuant to, and in accordance with the conditions of, an explanation invoked under Division 5A of Part IV of the Companies Act, Chapter 50 of Singapore and to persons to whom the PEPS may be offered or sold under such exemption.

  Japan

     Each International Underwriter has agreed that it has not offered or sold, and it will not offer or sell, directly or indirectly, any of the PEPS in Japan or to residents of Japan or to any persons for reoffering or resale, directly or indirectly, in Japan or to any resident of Japan except pursuant to an exemption from the registration requirements of the Securities and Exchange Law available thereunder and in compliance with the other relevant laws of Japan.

                                 LEGAL MATTERS

     Certain legal matters will be passed upon for the Trust and the Underwriters by Davis Polk & Wardwell, New York, New York. Certain legal matters will be passed upon for the Company and the Sellers by Jones, Day, Reavis & Pogue, Cleveland, Ohio, who will rely as to matters of Japanese law upon the opinion of Nishimura & Sanada, Tokyo. Certain legal matters with respect to the Contracts will be passed upon for the Sellers by their respective counsel. The validity of the shares of Common Stock and certain other legal matters governed by Japanese law will be passed upon for the Company and the Sellers by Nishimura & Sanada, Tokyo. Certain U.S. federal income tax matters will be passed upon for the Company by White & Case, Washington, D.C. Following the conclusion of the offering, Jones, Day, Reavis & Pogue will act as counsel to the Trust. Jones, Day, Reavis & Pogue currently acts as counsel to the Company, Amway Corporation and certain of their affiliates.

                                    EXPERTS

     The statement of assets and liabilities included in this Prospectus has been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein, and is included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

     The Trust has filed with the Securities and Exchange Commission, Washington, D.C. 20549, a Registration Statement under the Securities Act of 1933, as amended, with respect to the PEPS offered hereby. Further information concerning the PEPS and the Trust may be found in the Registration Statement, of which this Prospectus constitutes a part. The Registration Statement may be inspected without charge at the Commission's office in Washington, D.C., and copies of all or any part thereof may be obtained from such office after payment of the fees prescribed by the Commission.

                                 AJL PEPS TRUST

                          INDEPENDENT AUDITORS' REPORT

     To the Board of Trustees and Shareholders of AJL PEPS Trust:

     We have audited the accompanying statement of assets and liabilities of AJL PEPS Trust (the "Trust") as of November 8, 1995. This financial statement is the responsibility of the Trust's management. Our responsibility is to express an opinion on this financial statement based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of assets and liabilities is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of assets and liabilities. An audit also includes assessing the accounting principles used and significant estimates made by the Trust's management, as well as evaluating the overall statement of assets and liabilities presentation. We believe that our audit of the statement of assets and liabilities provides a reasonable basis for our opinion.

     In our opinion, such statement of assets and liabilities referred to above presents fairly, in all material respects, the financial position of AJL PEPS Trust, as of November 8, 1995 in conformity with generally accepted accounting principles.

DELOITTE & TOUCHE LLP

Chicago, Illinois
November 9, 1995

                                 AJL PEPS TRUST

                      STATEMENT OF ASSETS AND LIABILITIES

                                November 8, 1995

ASSETS
Cash.....................................................................    $100,000
Deferred organizational expenses (Note 1)................................      12,000
                                                                             --------
          Total assets...................................................    $112,000
                                                                             ========
LIABILITIES
  Organizational expenses payable (Note 1)...............................    $ 12,000
SHAREHOLDERS' EQUITY
  Premium Exchangeable Participating Shares, no par value, 2 shares
     issued and outstanding (Note 3).....................................     100,000
                                                                             --------
          Total liabilities and shareholders' equity.....................    $112,000
                                                                             ========
NET ASSETS...............................................................    $100,000
                                                                             ========
Net asset value per share................................................    $ 50,000
                                                                             ========

---------------

NOTE 1. ORGANIZATION

     The Trust was established on August 17, 1995 and is registered as a non-diversified, closed-end management investment company under the Investment Company Act of 1940, as amended. Costs incurred by the Trust in connection with its organization, estimated at $12,000, have been deferred and will be amortized on a straight-line basis over the life of the Trust beginning at the commencement of operations of the Trust.

NOTE 2. PREMIUM EXCHANGEABLE PARTICIPATING SHARES OFFERING

     The Trust proposes to sell Premium Exchangeable Participating Shares ("PEPS") to the public pursuant to a Registration Statement on Form N-2 under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, as filed on August 18, 1995 and subsequently amended (the "Public Offering"). The Trust intends to use the proceeds to purchase a portfolio comprised of stripped U.S. Treasury securities and to pay the purchase price of forward contracts for American Depositary Shares representing shares of common stock of Amway Japan Limited with two existing shareholders of Amway Japan Limited. The proceeds of the Public Offering, net of all offering costs, will be recorded as shareholders' equity upon receipt of such proceeds by the Trust. Offering costs will be paid from the proceeds of the Public Offering and will be charged to shareholders' equity upon the receipt of such proceeds by the Trust.

NOTE 3. ISSUANCE OF PEPS AND PEPS SPLIT

     The Trust has authorized PEPS of up to $450.0 million, but the actual number of authorized PEPS will be based on the original issuance price of the PEPS in the Public Offering. The Trust issued an aggregate of 2 PEPS on November 8, 1995, 1 to each of Morgan Stanley & Co. Incorporated and ML IBK Positions, Inc., an affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated in consideration for the aggregate purchase price of $100,000 or $50,000 per PEPS.

     On November 8, 1995 the Trustees of the Trust approved a split of the 2 outstanding PEPS to be effected on the date that the price and underwriting discount of the PEPS being offered to the public is determined, but prior to the sale of the PEPS to the underwriters. Each of the 2 outstanding PEPS will be split into the smallest whole number of PEPS that would result in the per PEPS amount recorded as shareholders' equity after effecting the split not exceeding the Public Offering price per PEPS, net of the underwriting discount per PEPS.


                      (This page intentionally left blank)

                                                                      APPENDIX A

                               COMPANY PROSPECTUS

                      (This page intentionally left blank)

PROSPECTUS

                              AMWAY JAPAN LIMITED
                      INCORPORATED UNDER THE LAWS OF JAPAN

                     19,578,753 AMERICAN DEPOSITARY SHARES
            EACH REPRESENTING ONE-HALF OF ONE SHARE OF COMMON STOCK

     This Prospectus relates to up to 19,578,753 American Depositary Shares ("ADSs") of Amway Japan Limited (the "Company"), a Japanese corporation, which may be delivered by the AJL PEPS TRUST (the "Trust"), a non-diversified closed-end management investment company, to holders of Premium Exchangeable Participating Shares of the Trust (the "PEPS") upon mandatory exchange of 15,663,002 PEPS (the "Exchange") on February 15, 1999 (the "Exchange Date"). On the Exchange Date, at the option of holders of PEPS, shares of Common Stock, no par value (the "Common Stock"), of the Company may be delivered in lieu of ADSs in exchange for PEPS. PEPS are being offered (the "Offering") through a group of Underwriters pursuant to a separate prospectus of the Trust (the "Trust Prospectus"). Such 15,663,002 PEPS include the 15,657,620 PEPS covered by the Trust Prospectus and the 5,382 PEPS previously subscribed for and purchased as described under "Underwriting" in the Trust Prospectus. In connection with the Offering, each Selling Shareholder identified herein under "Principal and Selling Shareholders" and the Trust will enter into a contract (each, a "Purchase Contract" and collectively the "Purchase Contracts") which, among other things, will require each Selling Shareholder to deliver to the Trust on the Exchange Date a specified number of ADSs or, alternatively, shares of Common Stock, for each PEPS depending upon the price of the Common Stock on the principal trading market of the Company for the 20 trading days immediately preceding the Exchange Date. Each ADS represents one-half of one share of Common Stock of the Company. The ADSs are evidenced by American Depositary Receipts. See "Description of American Depositary Receipts."

     The Trust has granted the Underwriters of the PEPS an option for 30 days from the date hereof to purchase up to an additional 2,348,643 PEPS, solely to cover over-allotments, which additional PEPS will also be mandatorily exchanged by delivery of up to 2,935,804 ADSs or, at the option of holders of PEPS, 1,467,902 shares of Common Stock to which this Prospectus relates.

     All of the ADSs and underlying Common Stock covered by this Prospectus are beneficially owned by the Selling Shareholders who are also Principal Shareholders. Prior to the Offering, the Principal Shareholders collectively owned beneficially 83.3% of the outstanding Common Stock. Assuming no other disposition or acquisition of Common Stock or ADSs by the Principal Shareholders prior to the Exchange Date, and assuming that the Exchange results in the delivery of two ADSs or one share of Common Stock in exchange for each PEPS, the Principal Shareholders will collectively own beneficially 78.1% of the outstanding Common Stock (77.3% if the Underwriters' over-allotment option is exercised in full). The Company will not receive any of the proceeds from the sale of the PEPS or the delivery of the ADSs or shares of Common Stock pursuant to the Purchase Contracts.

     This Prospectus relates only to the ADSs covered hereby and does not relate to the PEPS. NEITHER THE COMPANY NOR THE SELLING SHAREHOLDERS TAKE ANY RESPONSIBILITY FOR ANY INFORMATION INCLUDED IN OR OMITTED FROM THE TRUST PROSPECTUS. THE TRUST PROSPECTUS DOES NOT CONSTITUTE A PART OF THIS PROSPECTUS, AND IS NOT INCORPORATED BY REFERENCE HEREIN.

     The Common Stock is traded in Japan in the over-the-counter market. The Company maintains a sponsored deposit facility for its ADSs, which are traded in the United States on the New York Stock Exchange (the "NYSE") under the symbol "AJL." On November 15, 1995, the closing sale price per share of Common Stock in the Japanese over-the-counter market as reported by the Japan Securities Dealers Association was Y3,870 per share. The closing sale price per ADS on the NYSE on November 14, 1995 was U.S.$19.75. See "Market Information."

     SEE "RISK FACTORS" BEGINNING ON PAGE 10 OF THIS PROSPECTUS FOR A DISCUSSION OF CERTAIN FACTORS RELEVANT TO AN INVESTMENT IN THE ADSS.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
 EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE
  SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
    PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
     REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               November 15, 1995.

                      ENFORCEABILITY OF CIVIL LIABILITIES

     The Company is a Japanese corporation, and substantially all of its assets and operations are located, and substantially all of its revenues are derived, outside the United States. The Company has appointed CT Corporation System, New York, New York, as its agent to receive service of process with respect to any action brought against it in any federal or state court in the State of New York arising from the Offering or the Exchange. However, it may not be possible for investors to enforce outside the United States judgments against the Company obtained in the United States in any such actions, including actions predicated upon the civil liability provisions of the United States federal and state securities laws. In addition, certain directors and certain officers of the Company and the independent auditors named under "Experts" are residents of Japan, and all or a substantial portion of the assets of such persons are or may be located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon such persons, or to enforce against them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the United States federal and state securities laws. The Company has been advised by its Japanese counsel, Nishimura & Sanada, that there is uncertainty as to whether the courts of Japan would (i) recognize judgments of United States courts obtained against the Company or such persons predicated upon the civil liability provisions of the United States federal and state securities laws or (ii) enforce in original actions brought in Japan liabilities against the Company or such persons predicated upon the United States federal and state securities laws.
                               ------------------

                               TABLE OF CONTENTS

                                                  PAGE
                                                  ----

Enforceability of Civil Liabilities.............    2
Available Information...........................    2
Incorporation of Certain Documents by
  Reference.....................................    3
Prospectus Summary..............................    4
Risk Factors....................................   10
Market Information..............................   17
Dividends and Dividend Policy...................   19
Exchange Rates..................................   21
Selected Financial Information..................   22
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations....................................   24
Business........................................   35
Management......................................   49
Principal and Selling Shareholders..............   52
Certain Transactions............................   55
Description of Capital Stock....................   56
Description of American Depositary Receipts.....   62
Exchange Controls and Other Limitations
  Affecting Securityholders.....................   71
Taxation........................................   73
Plan of Distribution............................   79
Legal Matters...................................   79
Experts.........................................   79
Index to Financial Statements...................  F-1

                               ------------------

     IN CONNECTION WITH THE OFFERING, THE UNDERWRITERS OF THE PEPS HAVE ADVISED THE COMPANY THAT THEY MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICES OF THE PEPS OR THE ADSS AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE NEW YORK STOCK EXCHANGE OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: Midwest Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511
and Northeast Regional Office, Seven World Trade Center, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Reports and other information concerning the Company may also be inspected at the offices of the New York Stock Exchange.

     The Company furnishes the Depositary referred to in "Description of American Depositary Receipts" with annual reports in English, which include a review of the Company's operations, and annual audited financial statements of the Company prepared in conformity with Japanese generally accepted accounting principles ("Japanese GAAP"), together with a reconciliation of net income and shareholders' equity to generally accepted accounting principles in the United States ("U.S. GAAP"). The Company also furnishes the Depositary with an English translation of unaudited quarterly financial information prepared in accordance with Japanese GAAP, together with a reconciliation of net income and shareholders' equity to U.S. GAAP. Upon receipt thereof, the Depositary mails such reports to all holders of record of American Depositary Receipts ("ADRs") evidencing ADSs. The Deposit Agreement for the ADRs referred to in "Description of American Depositary Receipts" also requires that the Company furnish to the Depositary in English all notices of shareholders' meetings and other reports and communications that are made generally available to holders of shares of Common Stock, and the Depositary is required to mail such notices, reports and communications to the holders of record of ADRs.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Company's Annual Report on Form 20-F, filed on October 18, 1995, for the fiscal year ended August 31, 1995, was filed pursuant to Section 13 of the Exchange Act and the Registration Statement on Form 8-A filed on June 14, 1994, are hereby incorporated by reference into this Prospectus.

     To the extent designated therein certain Reports on Form 6-K and all other documents filed by the Company pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the Offering shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to each person to whom this Prospectus is delivered, on the written or oral request of such person, a copy (without exhibits other than exhibits specifically incorporated by reference) of any or all documents incorporated by reference into this Prospectus. Requests for such copies should be directed to Ms. Holly Clemente, Director of Investor Relations at (212) 836-4850 or Mr. Milton Isa, Investor Relations Officer, at 011-81-3-5434-8484.

     In this Prospectus, amounts are expressed in Japanese yen ("yen" or "Y") or in United States dollars ("dollars," "U.S. dollars," "U.S.$" or "$"). Except as otherwise indicated, for the convenience of the reader the translations of yen into dollars have been made at the rate of 98 yen to the dollar, the approximate rate of exchange on August 31, 1995, the date of the most recent balance sheet contained herein. This rate is not materially different from the noon buying rate in New York City for cable transfers in foreign currencies as announced for customs purposes by the Federal Reserve Bank of New York (the "Noon Buying Rate") on such date (Y97.75 = U.S.$1.00). See "Exchange Rates" for information regarding rates of exchange between the yen and the dollar from fiscal 1991 through fiscal 1995, and as of a recent date. No representation is made that the yen amounts have been, could have been or could be converted into dollars at those or any other rates.

                               PROSPECTUS SUMMARY

     The following summary should be read in conjunction with, and is qualified in its entirety by, the more detailed information and the consolidated financial statements appearing elsewhere in this Prospectus. Unless otherwise indicated:
(i) all information in this Prospectus assumes that (A) the Underwriters' over-allotment option with respect to the PEPS is not exercised and (B) the Exchange results in the delivery by the Trust of two ADSs or one share of Common Stock in exchange for each PEPS, (ii) references in this Prospectus to the "Company" refer to Amway Japan Limited and its subsidiary, (iii) all historical financial information reflects a three-for-two Common Stock split effected during each of fiscal 1991 and 1992, and (iv) references in this Prospectus to "Amway" refer to Amway Corporation and its subsidiaries. The Company's fiscal year ends August 31 of each year.

                                  THE COMPANY

     General. Amway Japan Limited is the exclusive distribution vehicle for Amway in Japan. The Company, which has a 16 year operating history, believes that it is one of the largest direct selling businesses in Japan as measured by its fiscal 1995 net sales of Y178.0 billion (U.S.$1.8 billion) and net income of Y23.1 billion (U.S.$235.3 million) and approximately 980,000 independent distributors who renewed their distributorships from the prior fiscal year. The Company believes that Japan, with a population of approximately 125.0 million, is the largest direct selling market in the world in terms of sales, estimated to be approximately twice the size of the direct selling market in the U.S.

     The Company believes that the Amway Sales and Marketing Plan (the "Sales Plan") is fundamental to the Company's operations. Under the Sales Plan, the Company sells products exclusively to its distributors, who are independent contractors and not employees of the Company or Amway. The Sales Plan offers individuals the opportunity to establish their own business as independent distributors selling directly to consumers. This direct selling method involves a high level of personal service, including the demonstration and convenient delivery of a broad range of consumer products, generally to a distributor's personal contacts and relatives. Distributors can develop a larger business by sponsoring new distributors into their organization and/or by establishing separate distributorships in other Amway markets internationally. Although no compensation is paid by the Company for sponsoring activities, the sponsoring of new distributors creates layers of "downline" distributors in the distribution structure and permits distributors to earn performance bonuses based in part on product purchases by their downline distributors. No distributor is obligated to purchase any products or to sponsor new distributors.

     The Company distributes approximately 130 different consumer products, in four core product lines: Housewares, Personal Care, Nutrition and Home Care. These products consist primarily of products purchased from Amway. In addition, in order to heighten distributor interest by broadening the range of products available, the Company distributes certain other products which bear the Amway name or trademark but which are manufactured for the Company by third parties. Many products the Company distributes are specially formulated for the Japanese market. For example, cosmetics and skin care products are formulated for skin tones and fragrance preferences of Japanese consumers, the Amway water treatment system unit was designed to accommodate the characteristics of the water in Japan and various products in the Housewares and Home Care Lines reflect the characteristics of Japanese homes. The Company promotes products that are environmentally friendly, which is consistent with the concerns of many Japanese consumers and the Company's (and Amway's) long-standing philosophy. All products distributed by the Company are covered by Amway's Satisfaction Guarantee, which gives consumers the right to return products to the Company within a reasonable time for a full refund, replacement or credit toward a future purchase. Electronic and other durable products manufactured for Amway or the Company by third parties are also covered by Amway's or their respective manufacturer's warranties.

     The Company believes that the extended family relationships and lifelong close personal relationships common in Japan are particularly well-suited to the direct selling methods of the Sales Plan. In addition, the low cost of entry, wide range of available products and ability to start a distributorship business part-time make a distributorship with the Company an attractive business opportunity. The Company also believes that a variety of social and economic changes which have occurred in Japan in the last few years have had a positive impact on the Company's sales. Trends that benefit the Company include the emergence of a greater interest on the part of some Japanese in pursuing more independent, entrepreneurial activities outside traditional business settings, an increase in the number of Japanese women deciding to join the workforce and an increase in the number of Japanese seeking supplemental income from alternative sources to mitigate the financial impact of slowing wages and salary growth, the reduction or elimination of bonuses and overtime work, and the increased concern over future employment prospects.

     The Company also believes that there has been a major shift in Japanese consumers' attitudes toward consumer products. In evaluating products, Japanese consumers are placing an increasing emphasis on value based upon proven product performance, rather than equating high price with high quality. The Company generally offers high value products that are easily demonstrated by distributors and can be meaningfully differentiated from competing products. The Japanese retail market is generally characterized by numerous small retailers who frequently have only limited knowledge of the products they sell and may not be able to demonstrate their products to customers. The Company provides additional value to the consumer through a high level of personal service, including convenient in-home demonstrations, ordering and delivery, and the Amway Satisfaction Guarantee.

     Strategy. The Company's principal growth strategies are (i) to promote distributor productivity, retention and sponsoring by continuing to enhance distributor relations, (ii) to develop and implement new methods to better understand, communicate with and motivate distributors in order to increase substantially distributor productivity and sponsoring, while maintaining high rates of distributor retention and (iii) to systematically introduce new products and services, while continuing to improve existing products, that are targeted to the Japanese market and that are meaningfully differentiated from competitive products.

     The Company will continue to dedicate significant financial and human resources to enhancing distributor relations. As an example of its commitment, in fiscal 1995 over 65% of the Company's total operating expenses were attributable to distributor incentives and activities designed to motivate, reward and support distributors. In fiscal 1995, the Company sponsored approximately 672 motivational sales meetings, product demonstration seminars and product fairs, training sessions, leadership seminars and business promotion meetings. In addition, the Company will continue to engage in the sponsorship of civic events and corporate image advertising in order to enhance distributor retention and sponsoring and the public perception of the Company. In fiscal 1995, 71.8% of the total number of distributors renewed their distributorships from the prior fiscal year.

     The Company is also developing and implementing new methods designed to increase distributor productivity and sponsoring, while maintaining high rates of retention. These new methods involve an identification and understanding of distinct distributor types. Historically, the Company has categorized its distributors into two general groups -- business-building distributors and distributors who buy for their own consumption and sell only to a few customers -- and has focused most of its resources on the former group. The Company believes that, within each group, there are a number of distinct types of distributors whose performance can be differentiated based upon sales volumes, sponsoring activities, demographics, product purchase patterns and renewal history. An identification and understanding of the distinct distributor types will enable the Company to tailor its motivational and communication efforts to targeted groups of distributors. In particular, the Company believes that, by expanding the awareness of other Company products by existing distributors, it will be able to expand the range of products purchased by those distributors whose purchases have traditionally been limited to only a few products or to products within a single product line.

     Another principal growth strategy is to systematically introduce meaningfully differentiated new products and services appropriate for the Japanese market, while continuing to improve existing products. New and improved products introduced during the 24-month period ended August 31, 1995, including Amway water treatment system units and replacement parts, a specially formulated line of Satinique(R) hair care products, a reformulated Dish Drops dishwashing detergent, Triple X food supplement and World Plaza hosiery, accounted for approximately 40% of net sales for fiscal 1995.

     The effort to introduce products specifically designed for the Japanese market is fostered by the Company's cooperative efforts with Amway, which has substantial research and development resources. Amway maintains an extensive research and development center with 43 research and quality assurance laboratories, currently staffed by approximately 425 people who focus on developing new products and improving existing products. The Company, through its product marketing and research and development personnel working in conjunction with Amway, has introduced a variety of products specially formulated or manufactured for the Japanese market, including the Artistry(R) line of cosmetic and skin care products, SA8(R) powdered laundry detergent, the Satinique(R) line of hair care products, Nutrilite food supplements and water treatment system units and replacement parts.

     Amway, working with the Company, is seeking strategic arrangements with third parties that would provide the Company with additional products, product lines or services targeted specifically for the Japanese markets. These products, product lines or services would be distinct from, and non-competitive with, the Company's existing product lines, but would have the common characteristic of being meaningfully differentiated from competing products or services. The Company believes that its customer base and distribution network, as well as its financial strength, make it attractive to potential strategic partners. As a financial objective, the Company's goal is to obtain such products, product lines or services without reducing the Company's gross or operating margins.

                            ------------------------

     The Company was organized as a joint stock corporation (kabushiki kaisha) under the laws of Japan in 1977 and commenced sales activities in 1979. The principal executive offices of the Company are currently located at ARCO Tower, 8-1, Shimomeguro 1-chome, Meguro-ku, Tokyo 153, telephone number (813) 5434-8484.

     The Company's Principal Shareholders are certain corporations, trusts, foundations and other entities established by or for the benefit of the founders of Amway, Richard M. DeVos and Jay Van Andel, and their respective families as identified under the caption "Principal and Selling Shareholders" (the "Principal Shareholders"). Members of the DeVos and Van Andel families also beneficially own all of the outstanding shares of capital stock of Amway. Prior to the Offering, the Principal Shareholders collectively owned beneficially 83.3% of the outstanding Common Stock. After the Exchange (assuming no other disposition or acquisition of Common Stock or ADSs by the Principal Shareholders prior to the Exchange Date), the Principal Shareholders will collectively own beneficially 78.1% of the outstanding Common Stock (77.3% if the Underwriters' over-allotment option is exercised in full). The Selling Shareholders identified under the caption "Principal and Selling Shareholders" (the "Selling Shareholders") are Principal Shareholders. See "Risk Factors -- Controlling Shareholders" and "Principal and Selling Shareholders."

     Amway was founded in 1959 in Ada, Michigan, by Richard M. DeVos and Jay Van Andel and is one of the world's largest direct selling businesses, operating in the United States and, through affiliates, in over 70 countries and territories throughout the world. The Company's relationship with Amway provides the Company with significant competitive advantages, including Amway's 36 years of experience in the research, development, testing and support of consumer products and its proven ability to distribute products successfully.

     Since its founding, Amway has stressed the environmental safety of its products. Surfactants used in all of Amway's cleaning products are biodegradable. Amway's aerosols do not use CFC (chlorofluorocarbon) propellants, which have been linked to damage in the earth's ozone layer. Most Amway household products are concentrated, allowing for less packaging materials, and all of Amway's SA8(R) laundry products available in Japan are phosphate-free. In keeping with Amway's commitment to the environment, animal testing is not used in the development or testing of products.

     The Company has entered into a series of agreements with Amway covering the use of Amway trademarks, the selection and purchase of products from Amway and the provision of support services by Amway to the Company. See
"Business -- Relationship with Amway" and "Certain Transactions."

                            ------------------------

                              RECENT DEVELOPMENTS

     In order to demonstrate its long-term commitment in Japan, to enhance the Company's image, to strengthen its corporate identity and to take advantage of current Japanese real estate market conditions, the Company acquired in March 1995 a 3,561 square meter parcel of land in Tokyo for the construction of a new headquarters facility. Certain additional events must occur prior to July 1, 1996 before the site is available for construction. Accordingly, construction of the headquarters facility is not planned to commence before fiscal 1997. It is anticipated that this facility will be available for occupancy in fiscal 1999. The purchase price for the land, which was paid in cash, aggregated Y19.4 billion (U.S.$198.0 million). The total capital cost of this entire project, including the purchase price for the land, is currently estimated to be between Y27.5 billion (U.S.$280.6 million) and Y32.5 billion (U.S.$331.6 million). See "Business -- Properties."

     In addition, the Company purchased a 22,296 square meter parcel of land in Tokyo in July 1995 for the construction of a new Tokyo Regional Distribution Center. The purchase price for this land, which was paid in cash, was Y4.7 billion (U.S.$48.0 million). It is anticipated that construction of this Regional Distribution Center will begin in December 1995 and that this facility will be operational beginning in February 1997. The total cost of this project, including the purchase price for the land, is currently estimated to be between Y13.8 billion (U.S.$140.8 million) and Y14.4 billion (U.S.$146.9 million). See "Business -- Properties."

     In October 1995, the Company announced its intention to increase the regular annual dividend rate with respect to fiscal 1996 to Y100 (U.S.$1.02) per share of Common Stock from Y90 (U.S.$0.92) per share of Common Stock, to pay a special year-end dividend with respect to fiscal 1995 of Y50 (U.S.$0.51) per share of Common Stock in December 1995 and to pay a special interim dividend in May 1996 of Y25 (U.S.$0.26) per share of Common Stock, in each case subject to legal and other factors. There can be no assurance as to whether the Company will be able to pay dividends as currently proposed or any other dividends. See "Dividends and Dividend Policy."

     In addition, in October 1995, the Company announced its intention to present to the shareholders for their approval at the Company's Ordinary General Meeting of Shareholders to be held on November 29, 1995 a proposal to repurchase up to Y15 billion (U.S. $153.0 million) of Common Stock by means of open market purchases or a tender offer to the shareholders of the Company in accordance with the Securities and Exchange Law of Japan and the Exchange Act. The Company has been informed by the Principal Shareholders that they intend to participate fully in the share repurchase. The share repurchase will also include those shares of Common Stock represented by ADSs. The shareholders' approval will, in effect, be conditioned upon the effectiveness of an amendment adopted by the Japanese legislature on November 10, 1995 which provides that taxation on deemed dividends under the Income Tax Law or the Corporate Tax Law of Japan will not apply either to (i) shareholders (whether individual or corporate) who do not sell their shares in the repurchase, except that corporate shareholders (other than nonresident corporate shareholders without a permanent establishment in Japan) may elect to be subject to deemed dividend taxation, or (ii) individual shareholders who sell their shares in a tender offer. The amendment will become effective upon its promulgation by the Japanese legislature; however, the Company cannot predict if and when such promulgation will occur. See "Dividends and Dividends Policy," "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources," "Description of Capital Stock -- Repurchase by the Company of its Common Stock" and "Taxation -- Japanese Taxation."

                         SUMMARY FINANCIAL INFORMATION

     The following summary income statement and balance sheet information has been derived from the consolidated financial statements of the Company. Such information at August 31, 1995 and for each of the years in the five year period ended August 31, 1995 has been derived from the Company's audited consolidated financial statements (the last three years of which, together with the related report of Deloitte Touche Tohmatsu, independent auditors, are contained in this Prospectus). All such financial information is qualified in its entirety by reference to, and should be read in conjunction with, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Consolidated Financial Statements (including Notes thereto).

     The Company prepares its consolidated financial statements in accordance with Japanese GAAP, which differ in certain material respects from U.S. GAAP. See Notes 10 and 11 of Notes to Consolidated Financial Statements, which present a reconciliation of U.S. GAAP and Japanese GAAP.

                                                           FISCAL YEAR ENDED AUGUST 31,
                                    ---------------------------------------------------------------------------
                                      1991         1992         1993         1994         1995          1995
                                    --------     --------     --------     --------     --------     ----------
                                                                                                     (U.S.$)(1)
(IN MILLIONS OF YEN AND THOUSANDS OF DOLLARS EXCEPT PER SHARE AND ADS AMOUNTS AND SHARES OUTSTANDING)
INCOME STATEMENT INFORMATION:
In accordance with Japanese GAAP:
Net sales........................   Y123,038     Y123,253     Y130,028     Y157,556     Y177,991     $1,816,235
Cost of sales....................     34,832       36,087       37,319       43,576       47,515        484,847
                                    --------     --------     --------     --------     --------     ----------
Gross profit.....................     88,206       87,166       92,709      113,980      130,476      1,331,388
                                    --------     --------     --------     --------     --------     ----------
Distributor incentives...........     30,417       31,908       34,001       42,652       47,885        488,622
Distribution expenses............      6,805        7,653        7,773        8,324        8,853         90,337
Selling and administrative
  expenses(2)....................     11,260       15,188       16,810       19,616       24,022        245,123
                                    --------     --------     --------     --------     --------     ----------
Total operating expenses.........     48,482       54,749       58,584       70,592       80,760        824,082
                                    --------     --------     --------     --------     --------     ----------
Operating income.................     39,724       32,417       34,125       43,388       49,716        507,306
Other income -- net..............      2,464        3,487        2,485        2,557        1,733         17,684
                                    --------     --------     --------     --------     --------     ----------
Income before income taxes.......     42,188       35,904       36,610       45,945       51,449        524,990
Income taxes.....................     23,307       19,373       20,759       25,341       28,387        289,663
                                    --------     --------     --------     --------     --------     ----------
Net income.......................   Y 18,881     Y 16,531     Y 15,851     Y 20,604     Y 23,062     $  235,327
                                    =========    =========    =========    =========    =========    ==========
Net income per share(3)..........   Y 129.28     Y 110.49     Y 105.94     Y 137.70     Y 154.13     $     1.57
Net income per ADS(4)............   Y  64.64     Y  55.24     Y  52.97     Y  68.85     Y  77.07     $     0.79
Shares outstanding (in
  thousands).....................    146,050      149,625      149,625      149,625      149,625        149,625
In accordance with U.S. GAAP:(5)
Net income.......................   Y 19,932     Y 16,335     Y 16,576     Y 20,452     Y 24,447     $  249,459
Net income per share(3)..........     136.47       109.17       110.78       136.69       163.39           1.67
Net income per ADS(4)............      68.24        54.59        55.39        68.34        81.70           0.83
BALANCE SHEET INFORMATION:
In accordance with Japanese GAAP:
Working capital..................   Y 50,976     Y 57,030     Y 62,305     Y 68,852     Y 43,566     $  444,551
Total assets.....................     87,091       93,008      101,976      116,535      121,810      1,242,959
Total shareholders' equity.......     56,904       64,687       72,297       79,171       77,882        794,714
In accordance with U.S. GAAP:(5)
Working capital..................   Y 55,465     Y 61,284     Y 70,435     Y 73,397     Y 51,317     $  523,443
Total assets.....................     90,727       96,472      106,239      120,991      129,503      1,321,459
Total shareholders' equity.......     60,539       68,147       76,494       83,231       83,661        853,684
OTHER INFORMATION:
Number of distributors(6)(7).....    597,000      752,000      816,000      896,000      980,000
Number of direct
  distributors(7)(8).............      4,500        4,600        4,800        5,900        7,100
Renewal rate(9)..................      68.2%        67.6%        71.7%        72.8%        71.8%

---------

(1) Translated at the rate of Y98 = U.S.$1.00, the approximate rate of exchange based on the Noon Buying Rate on August 31, 1995.

(2) In preparing this summary financial information, enterprise taxes have been reclassified from selling and administrative expenses to income taxes in order to present this summary financial information in a format which is more consistent with U.S. disclosure practices. See Notes 1 and 10 of Notes to Consolidated Financial Statements.

(3) The computation of net income per share is based on the weighted average number of shares of Common Stock outstanding during the period retroactively adjusted for stock splits.

(4) Each ADS represents one-half of one share of Common Stock.

(5) The Company prepares its consolidated financial statements in accordance with Japanese GAAP which differ in certain respects from U.S. GAAP. A discussion of the significant differences between Japanese GAAP and U.S. GAAP and reconciliations of net income and shareholders' equity on a Japanese GAAP basis to a U.S. GAAP basis is set forth in Note 10 of the Notes to Consolidated Financial Statements.

(6) Includes total number of distributorships (including direct distributorships) in force from the prior fiscal year which were renewed for the fiscal year shown. Numbers of distributors are rounded to the nearest thousand. The number for each fiscal year does not reflect the total number of distributors for each fiscal year because it does not include new distributors who enrolled during such fiscal year.

(7) Multiple persons in the same household (such as a married couple) who are distributors are considered a single distributorship.

(8) "Direct distributors" are distributors who have achieved a significant level of performance for a specified period. See
    "Business -- Distribution -- Direct Distributors." Numbers of direct distributors are rounded to the nearest hundred.

(9) Percentage of all distributorships in force from the prior fiscal year which were renewed for the fiscal year shown.

                                  RISK FACTORS

     Investing in the ADSs involves certain considerations not typically associated with equity securities of United States companies, as well as other considerations, which are discussed or referred to below. Prospective investors should carefully consider the following information in conjunction with the other information contained in this Prospectus.

RELIANCE UPON INDEPENDENT DISTRIBUTORS;
POSSIBLE NEGATIVE EFFECTS OF ADVERSE PUBLICITY

     The Company distributes products exclusively through its distributors. The level of the Company's net sales is directly dependent upon the efforts of its distributors and any growth in net sales will require increased productivity by the distributors and/or growth in the number of distributors. As is typical of direct selling, there is turnover in distributors from year to year which requires the sponsoring of new distributors by existing distributors in order to maintain or increase the overall distributor force. Sponsoring activities and distributor retention levels are particularly impacted by changes in the level of distributor motivation, which in turn can be positively or negatively affected by general economic conditions and a number of intangible factors. Adverse publicity concerning the Company, Amway and direct selling generally can have a significant negative impact on sponsoring activities and retention levels. Historically, the Company has experienced periodic increases and decreases in the level of sponsoring (as measured by distributor applications). Because of the number of factors that impact sponsoring, the Company cannot predict when or to what extent such increases and decreases in the level of sponsoring will occur. There can be no assurance that the number or productivity of distributors will be sustained at current levels or increased. In addition, the number of distributors as a percent of the population may reach levels that become difficult to exceed due to the finite number of persons inclined to pursue an independent direct selling business opportunity. See "Management's Discussion and Analysis of Financial Condition and Results of
Operations -- Overview" and "Business -- Distribution."

     Because the Company's distributors are independent contractors, the Company is not in a position to provide them with the same level of direction and oversight as it provides with respect to its own employees. Although the Company has a Code of Ethics and Rules of Conduct (the "Code of Ethics and Rules of Conduct"), patterned on Amway's Code of Ethics and Rules of Conduct, governing distributor conduct, because of the large number of distributors and their independent status, as well as the impact of certain resale price maintenance and certain other regulations that limit the ability of the Company to monitor and control the sales practices of its distributors, it can be difficult to enforce those rules. At times distributor actions have given rise and may in the future give rise to negative publicity for the Company and Amway. Also, distributor leaders and downline distributors, without prior review or approval by the Company or Amway, might prepare and sell their own audio and video tapes and written materials. Sales of these tapes and materials could be inconsistent with the Sales Plan or the Code of Ethics and Rules of Conduct, which, among other things, prohibits unfounded claims and actions which improperly influence the purchase of such materials. Actions by the Company terminating distributors for violations of the Sales Plan or the Code of Ethics and Rules of Conduct could negatively impact the Company's business.

CONCENTRATION OF DISTRIBUTORS

     Because the Sales Plan provides incentives for distributors to develop larger businesses by sponsoring new distributors into their organizations, the Company's sales are concentrated within, and dependent upon, a relatively small number of distributor lines of sponsorship. In addition, certain distributor leaders have created distributor organizations independent of the Company and Amway. These distributor organizations are designed to assist in motivating and training distributors and can include Amway distributors from all over the world.

     Although there can be no assurances, the Company believes that the loss of a leader of a distributor line would not necessarily result in the loss of a significant number of that leader's downline distributors because of the Company's close relationship with the significant downline distributors. However, the loss of a distributor leader and a significant number of that leader's downline distributors could have a material adverse effect on the Company. See "Business -- Distribution."

REGULATION OF CERTAIN DIRECT SELLING ACTIVITIES

     Various governmental agencies in Japan regulate certain direct selling activities. Applicable laws and regulations are generally intended to prevent fraudulent or deceptive schemes often referred to as "pyramid" schemes which promise quick rewards for little or no effort, require high entry costs, use high pressure recruiting methods and/or do not involve legitimate products. The Company is an active member of the Japan Direct Selling Association, a trade association for the promotion of legitimate and ethical direct selling practices. The Sales Plan under which the Company distributes products has a low cost of entry, is based upon the sale of a broad range of products, does not require product purchases and does not provide for the payment of any direct compensation by the Company for recruiting. See "Business -- Distribution." The Company believes that its method of distribution is in compliance in all material respects with Japanese laws and regulations relating to direct selling activities. It has been reported that an amendment to the laws and regulations related to direct selling may be submitted for consideration by the Japanese legislature at its next scheduled session beginning in December 1995. Although no draft legislation has been made available, the reports suggest that the primary focus of any amendment will likely be upon establishing refund procedures for sales through telephonic solicitation as well as increasing criminal penalties for illegal sales practices. The Company's activities can also be impacted by other regulations not specifically addressed to direct selling. For example, the Act Concerning Prohibition of Private Monopoly and Maintenance of Fair Trade (the "Anti-Monopoly Law"), among other things, regulates resale price maintenance (fixing retail prices of products). The Company only provides suggested retail prices for the products it distributes. There can be no assurance that new legislation or regulations or new interpretations of existing laws and regulations would not have a material adverse effect on the Company's operations. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and
"Business -- Government Regulation."

RELATIONSHIP AND POTENTIAL CONFLICTS OF INTEREST WITH AMWAY

     There could be conflicts of interest with respect to transactions between the Company and Amway or other affiliates of Amway. Conflicts could arise in a variety of circumstances including in the interpretation, extension or renegotiation of the various agreements between the Company and Amway or in other arrangements, in the allocation of products by Amway to its various affiliates worldwide and in the establishment by Amway of product prices and exchange rates. The agreements between the Company and Amway include a trademark license agreement relating to the use of Amway trademarks and product formulas and designs (the "Trademark License Agreement"), a product purchase agreement relating to the purchase of products from Amway (the "Product Purchase Agreement") and a support services agreement relating to the utilization of Amway support services (the "Support Services Agreement"). Each agreement is for a term ending August 31, 2011, and is subject to renegotiation after December 31, 1999 in the event that members of the families of, or corporations, trusts, foundations or other entities established by or for the benefit of, Richard M. DeVos or Jay Van Andel on a combined basis no longer beneficially own a majority of the Company's voting stock. See "Business -- Relationship with Amway" and "Certain Transactions."

     Under the Trademark License Agreement, Amway licenses the Amway trademark and individual product trademarks to the Company for use only in Japan. Thus, the Company will not be able to use the Amway name to expand outside Japan.

     Approximately 80% of the Company's fiscal 1995 net sales was derived from the distribution of products it purchased from Amway. Purchases of these products represented approximately 65% of fiscal 1995 cost of sales. The prices for these products are governed by a price schedule which Amway establishes periodically based upon a U.S. dollar "cost plus" base price calculation. Amway has the right to modify the "cost plus" base price; however, Amway has agreed that any such modification will be consistently applied to all Amway affiliates. No assurances can be given that Amway will not modify such U.S. dollar "cost plus" base price, or as to the effect of any such modification on the Company. See " -- Operations Outside the United States; Currency Fluctuations" and "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Foreign Exchange Transaction Information."

     In connection with the reorganization of certain Amway affiliates in December 1993 as part of the capitalization of Amway Asia Pacific Ltd. ("AAP"), the Company, based upon an independent evaluation, transferred to AAP the stock of Amway Pacific Limited, a former subsidiary of the Company, through which the Company held a 95% interest in the joint venture company formed as the exclusive distribution vehicle for Amway products in the People's Republic of China. This resulted in the acquisition by the Company of 972,222 shares of common stock of AAP, representing an acquisition price of approximately U.S.$17.5 million (Y1.9 billion) (based on the Noon Buying Rate of Y110.70 = U.S.$1.00 prevailing on December 21, 1993). As a result of this transaction, the Company owns approximately 2% of AAP's common stock. The Principal Shareholders own approximately 83% of AAP's common stock, with the remainder publicly held. See "Certain Transactions" and Note 4 of Notes to Consolidated Financial Statements.

OPERATIONS OUTSIDE THE UNITED STATES; CURRENCY FLUCTUATIONS

     Substantially all of the Company's assets and operations are located, and substantially all of its revenues are derived, outside the United States. The Company's operations may be materially and adversely affected by economic, political and social conditions in Japan where the Company is incorporated. A change in trade and other policies by the Japanese government could adversely affect the Company through, among other things, changes in laws, regulations, or the interpretation thereof, taxation or restrictions on imports. Fluctuations in currency exchange rates between the yen and the dollar could have a material adverse effect on the Company's financial position, results of operations and cash flows.

     The prices for products purchased from Amway, which the Company pays for in yen, are governed by a price schedule that Amway establishes based upon a U.S. dollar "cost plus" base price calculation. In addition to the U.S. dollar "cost plus" base price component of Amway's schedule, the current prices for these products include an implicit dollar/yen exchange rate which the Company has calculated to be approximately Y91 = U.S.$1.00 compared to an exchange rate that applied to product purchases throughout fiscal 1995 of Y104 = U.S.$1.00. Amway has the right to modify, on 30 days' prior written notice, the prices of products to be purchased by the Company from Amway; provided that any change in the U.S. dollar "cost plus" base price component must be made on a consistent basis for all Amway affiliates. The Company believes that the dollar/yen exchange rate is determined by Amway based on Amway's assessment of current and future economic and business conditions, both in the United States and Japan, market conditions with respect to the Company's products and other factors, including the impact, if any, of hedging activities by Amway. Using the Company's assumptions regarding product and sales mix and assuming the application of the price schedule established for fiscal 1996 throughout fiscal 1996 and that the products purchased from Amway continue to represent 65% of the Company's cost of sales, the use of an implicit exchange rate of Y91 = U.S. $1.00 throughout fiscal 1996 would result in a 5.2% reduction in the Company's cost of sales for fiscal 1996 as compared to fiscal 1995. As a result of the Company's payment for its purchases of products from Amway in yen, and because the Company does not currently hedge its currency transaction exposure relating to the purchase of products from Amway, appreciation of the dollar against the yen could have a material adverse effect on the Company's operating results to the extent Amway modifies the implicit exchange rate component of the prices it charges the Company for products. In addition, the strengthening of the yen against the dollar has allowed the Company to maintain relatively stable pricing historically, notwithstanding periodic changes by Amway in the U.S. dollar "cost plus" base prices to the Company. The Company cannot predict whether such strengthening of the yen against the dollar will continue. Further, the Company cannot predict what portion of any price changes may be passed through to distributors or the effect of any such price changes on net sales or distributor retention or sponsoring. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Foreign Exchange Transaction Information" and "Business -- Relationship with Amway -- Product Purchase Agreement."

     All payments to Amway for investor relations services and for support services performed by third parties (the internal labor charges were substantially eliminated in September 1993, except for those expenses incurred in connection with investor relations services) are paid for in dollars and the Company bears the risk of currency exchange rate fluctuations in connection therewith. See "Business -- Relationship with Amway -- Support Services Agreement."

IMPORT RESTRICTIONS AND REGULATION OF CONSUMER GOODS;
DUTIES AND U.S. TRADE RELATIONS

     Approximately 80% of the Company's fiscal 1995 net sales was derived from the distribution of products it purchased from Amway. Japan imposes various legal restrictions on imports. In some cases, licenses are required to import particular types of goods. In general, duties of varying amounts are imposed based on the classification of the goods imported. Certain products the Company imports, notably products in the Personal Care Line, are subject to health and safety regulations. Certain products in the Nutrition Line are also subject to governmental regulation regarding foods and drugs which has had the effect of limiting the Company's ability to sell certain products. The Company has not experienced any difficulty maintaining its import licenses nor has it experienced difficulties regarding health and safety or food and drug regulations for products sold by distributors; however, such regulations could be changed in a manner that could have a material adverse effect on the Company. Present or future health and safety or food and drug regulations could delay or prevent the introduction of new products or suspend or prohibit the sale of existing products. See "Business -- Government Regulation."

     Duties on imports are a component of Japan's national trade and economic policy and could be changed in a manner that would materially impact the Company's sales and its competitive position compared to locally produced goods. In particular, as has been widely reported, certain U.S. government and industry leaders have been critical of Japanese trade policies, duties and import restrictions. In the last twelve months, the U.S. took steps to impose trade sanctions on Japan and certain Japanese products; however, such sanctions did not become effective as a result of subsequent agreements between the U.S. and Japan. If trade relations between the U.S. and Japan deteriorate or U.S. trade sanctions are imposed, Japan could choose to retaliate by increasing duties or imposing additional restrictions on imports of the type the Company purchases from Amway. Depending on the nature or severity of the sanctions, this could have a material adverse effect on the Company.

PRODUCT LIABILITY

     Manufacturers and sellers of products in Japan may be subject under applicable laws or legal precedents to liability for loss or injury caused by such products. The Company is currently covered for product liability claims to the extent of and under insurance programs maintained by Amway for the benefit of its affiliates purchasing Amway products, including the Company. See "Business -- Relationship with Amway -- Product Purchase Agreement" and "Certain Transactions." Although the Company has not had material product liability claims brought against it and the laws and legal precedents providing for such liability in Japan have been utilized less than comparable laws and legal precedents in the United States, no assurance can be given that the Company may not be exposed to future product liability claims and, if any such claims were successful, there can be no assurance that the Company will be adequately covered by insurance or have sufficient resources to pay such claims. On July 1, 1995, a new product liability law went into effect in Japan. This law permits consumers to establish product liability claims against manufacturers and importers of goods upon a showing of a defective condition in such goods rather than negligence as was previously required. As a result of this new law, Amway as the manufacturer and the Company as the importer of consumer products may be subject to increased potential liability for loss or injury caused by such products. See "Business -- Government Regulation -- Product Liability."

CONTROLLING SHAREHOLDERS

     Following the Exchange (assuming no other disposition or acquisition of Common Stock or ADSs by the Principal Shareholders prior to the Exchange Date), the Principal Shareholders will collectively own beneficially 78.1% of the outstanding shares of Common Stock (77.3% if the Underwriters' over-allotment option is exercised in full). After taking into account the delivery of ADSs or Common Stock by the Selling Shareholders on the Exchange Date and the Principal Shareholders' participation in the proposed share repurchase described under the caption "Prospectus Summary -- Recent Developments," the Principal Shareholders, if they act in concert, will continue to be able to control the election of the Board of Directors of the Company (the "Board of Directors") and, thus, the direction and future operations of the Company without the supporting vote of any other holder of Common Stock or ADSs, including decisions regarding acquisitions, dispositions and other business opportunities, the declaration of dividends and the repurchase or the issuance of shares of Common Stock and other securities. In general, as long as the Principal Shareholders are majority shareholders of the Company and act in concert, third parties will not be able to obtain control of the Company through purchases of ADSs or shares of Common Stock not held by the Principal Shareholders.

LESSER RELATIVE LIQUIDITY OF JAPANESE OVER-THE-COUNTER MARKET

     The principal market for the Common Stock is the Japanese over-the-counter ("OTC") market. The Japanese OTC market is not as large or as active as the Tokyo Stock Exchange (the "TSE") or the New York Stock Exchange (the "NYSE"). As a result, the Japanese OTC market is less liquid and may be more volatile than the TSE or the NYSE. At August 31, 1995, the Japanese OTC market had an aggregate market capitalization of approximately Y13.0 trillion (U.S.$132.7 billion) compared to the Y339.7 trillion (U.S.$3.5 trillion) market capitalization of the companies listed for trading on the TSE and U.S.$5.5 trillion for the NYSE. The aggregate annual equity trading value of the Japanese OTC market in 1994 was Y5.4 trillion (U.S.$55.1 billion) compared to the aggregate annual equity trading value for the same period of Y87.4 trillion (U.S.$891.9 billion) for the TSE and U.S.$2.5 trillion for the NYSE. At August 31, 1995, the aggregate market capitalization of the Company in the Japanese OTC market represented 4.1% of the aggregate market capitalization of the entire Japanese OTC market. The Company does not currently meet the published listing criteria and other requirements for the TSE and no assurance can be given that the Common Stock will ever be listed on the TSE.

SIGNIFICANT RESTRICTIONS ON COMMON STOCK UNDER JAPANESE UNIT SHARE SYSTEM

     Pursuant to the Commercial Code of Japan relating to joint stock corporations (kabushiki kaisha) and certain related legislation (the "Commercial Code"), the Company's Articles of Association, as amended (the "Articles of Association"), provide that 100 shares of Common Stock constitute one "unit." Thus, a holder who owns ADRs representing less than 200 ADSs will indirectly own less than a whole unit, because each ADS represents one-half of one share of Common Stock. The Commercial Code imposes significant restrictions and limitations on holdings of Common Stock that do not constitute whole units. In general, under the unit share system, holders of less than a unit do not have the right to vote, to transfer shares other than to the issuer or to bring derivative actions on behalf of the issuer. Under the unit share system, holders of less than a unit of shares of Common Stock have the right to require the Company to purchase their shares. Holders of ADRs representing other than integral multiples of whole units of Common Stock are unable to withdraw the underlying shares of Common Stock representing less than one unit and, therefore, they are unable, as a practical matter, to exercise the right to require the Company to purchase such underlying shares. The unit share system does not affect the transferability of ADSs, which may be transferred in lots of any size.

     The voting rights of ADR holders are exercised through the Depositary, an agent of which is the record owner of the underlying shares of Common Stock. Upon receipt of instructions of a record holder of ADRs, the Depositary shall endeavor, insofar as practicable and permitted, to vote or cause to be voted the securities represented by such holder's ADRs in accordance with such instructions. If such instructions are not received by the Depositary on or before the date established by the Depositary for such purpose, the Depositary shall deem such holder to have instructed the Depositary to give a discretionary proxy to the persons designated by the Company to vote the securities represented by such holder's ADRs subject to certain exceptions. See "Description of American Depositary Receipts -- Voting of Deposited Securities." To the extent the shares voted for or against a proposal do not constitute integral multiples of a unit, any remainders in excess of the highest integral multiple of a unit will be disregarded. However, the elimination of such remainders from the aggregate votes of all the underlying shares represented by ADRs would not currently exceed a total of 99 shares of Common Stock or 199 ADSs.

     The unit share system generally will not affect the rights of ADR holders
(i) to receive dividends (including interim dividends), (ii) to receive shares and/or cash by way of stock split or upon consolidation or subdivision of shares or upon a capital decrease or merger, (iii) to be allotted subscription rights with respect to new shares, convertible bonds and bonds with warrants to subscribe for shares when such rights are granted to shareholders and (iv) to participate in the distribution of surplus assets in the event of the liquidation of the Company. For a more complete description of the unit share system and its effect on the rights of holders of the Common Stock and holders of ADRs, see "Description of Capital Stock -- Japanese Unit Share System" and "Description of American Depositary Receipts."

RIGHTS OF SHAREHOLDERS UNDER JAPANESE LAW
MAY BE LESS THAN UNDER U.S. JURISDICTIONS

     The Company's corporate affairs are governed by its Articles of Association and the Commercial Code. Principles of law relating to such matters as the validity of corporate procedures, the fiduciary duties of directors and officers and the rights of the Company's shareholders may differ from those that would apply if the Company were incorporated in a jurisdiction within the United States. For example, under the Commercial Code, only holders of 3% or more of the Common Stock are entitled to examine the Company's accounting books and records. The rights of shareholders under Japanese law may not be as extensive as the rights of shareholders under legislation or judicial precedent in many United States jurisdictions. Thus, holders of the Common Stock or ADSs may have more difficulty in protecting their interests in the face of actions by the Board of Directors or the Principal Shareholders than they might have as shareholders of a corporation incorporated in many United States jurisdictions. In addition, there is uncertainty whether the courts of Japan would enforce liabilities of the Company in actions brought in Japan which are predicated upon the securities laws of the United States or any state thereof. See "Enforceability of Civil Liabilities," "Description of Capital Stock" and "Description of American Depositary Receipts."

RECORD OWNERSHIP AND SHAREHOLDER RIGHTS

     In general, the rights of shareholders under Japanese law to, among other things, vote their shares, receive dividends and distributions, bring derivative actions, examine the accounting books and records of the issuing corporation (subject to the 3% holdings limitation discussed above under the caption
" -- Rights of Shareholders Under Japanese Law May Be Less Than Under U.S. Jurisdictions") and exercise appraisal rights are available only to holders of record. Because the Depositary (through its agent) is the record holder of the shares of Common Stock underlying the ADSs, only the Depositary is entitled to exercise such rights with respect to such shares.

     Pursuant to the contractual obligations of the Depositary under the Deposit Agreement, the voting rights of ADR holders and rights of ADR holders to receive dividends and other distributions are not materially affected by the absence of record ownership because the Depositary will endeavor insofar as practicable and permitted under the provisions of or governing the Deposited Securities (as defined in "Description of American Depositary Receipts"), to vote the underlying shares of Common Stock as instructed by ADR holders and will pay to holders of ADRs the dividends and distributions collected from the Company. However, an ADR holder in its capacity as such will not be able to bring a derivative action, examine the accounting books and records of the Company or exercise appraisal rights through the Depositary. An ADR holder whose holdings represent at least one unit (200 ADSs) would be able to withdraw the underlying shares in integral multiples of one unit and become a record holder entitled to the full rights of a shareholder under Japanese law with respect to such units. However, as described above under " -- Significant Restrictions on Common Stock Under Japanese Unit Share System," withdrawal of the underlying shares is not available to ADR holders of less than one unit. ADR holders of both whole and fractional units are permitted to withdraw only the underlying shares of the whole units. As a result, with respect to the fractions of a unit, an ADR holder will not have certain rights which are dependent upon record ownership of the underlying shares of Common Stock and will not be able to withdraw the underlying shares in order to become the record owner.

TERMINATION OF DEPOSIT AGREEMENT

     The Deposit Agreement may be terminated at any time by the Company on 30 days' written notice. In addition, the Deposit Agreement terminates if a successor Depositary has not been appointed within 60 days after the Depositary notifies the Company of its election to resign. If the Deposit Agreement is terminated, the

Depositary will cease to perform any further acts under the Deposit Agreement, including the transfer of ADRs, the distribution of dividends and the giving of further notices, except that the Depositary will continue to deliver underlying securities and related dividends or other distributions in exchange for surrendered ADRs and perform certain other limited functions. As soon as practicable after the expiration of six months following the termination of the Deposit Agreement, the Depositary, subject to the provisions of the Commercial Code and the Share Handling Regulations of the Company, shall sell the shares of Common Stock remaining on deposit which constitute integral multiples of one whole unit and hold the net proceeds for the ratable benefit of the holders of unsurrendered ADRs. The Company does not intend to terminate the Deposit Agreement or to permit the resignation of the Depositary without appointing a successor Depositary.

                               MARKET INFORMATION

JAPANESE OTC MARKET

     The principal securities market for the Common Stock is the Japanese OTC market. Trading in the Common Stock in the Japanese OTC market began in April 1991. The following table sets forth certain price information and average daily trading volume for the fiscal quarters shown for the Common Stock in the Japanese OTC market. High and low sales prices are shown in yen as reported by the Japan Securities Dealers Association (the "JSDA") and, solely for the convenience of the reader, in U.S. dollars per share of Common Stock at the Noon Buying Rate on the last trading date of each fiscal quarter, except as noted.

                                                                   AVERAGE
                                                                    DAILY
                                           YEN PRICE PER           TRADING            DOLLAR PRICE
                                               SHARE                VOLUME            PER SHARE(1)
                                          ---------------       (IN THOUSANDS        ---------------
                                          HIGH       LOW          OF SHARES)         HIGH       LOW
                                          -----     -----       --------------       -----     -----
FY 1994 First Quarter..................   4,200     2,700             44.3           38.50     25.75
         Second Quarter................   4,950     3,400             26.9           47.50     32.62
         Third Quarter.................   4,850     3,910             19.0           46.31     37.33
         Fourth Quarter................   4,300     3,300             46.8           42.95     32.96
FY 1995 First Quarter..................   3,470     2,920             48.2           38.08     29.52
         Second Quarter................   3,450     2,650             34.5           35.71     27.43
         Third Quarter.................   3,240     2,550             57.7           38.28     30.12
         Fourth Quarter................   3,590     2,700             78.3           36.63     27.55
FY 1996 First Quarter (through
         November 15, 1995)............   4,620     3,200            257.9(2)        45.79     31.71

---------

(1) Each ADS represents one-half of one share of Common Stock.

(2) During the 10 trading day period from October 6, 1995 through October 20, 1995 the average daily trading volume was 616,240 shares. Since November 1, 1995 the average daily trading volume has been 182,700 shares.


     See the cover page of this Prospectus for recent price information for the Common Stock in the Japanese OTC market.

U.S. MARKET

     In February 1993, the Company sponsored a deposit facility for its American Depositary Shares, which, at that time, traded in the unlisted OTC market in the United States (the "Level I ADSs"). Beginning on June 29, 1994, the ADSs began to trade on the New York Stock Exchange ("NYSE"). Prior to June 29, 1994, quotations for the Level I ADSs from certain market makers in the U.S. OTC market were provided in the so-called "pink sheets" published daily by the National Quotations Bureau, Inc. listing the bid and ask prices, if any, for the previous trading day. Quotations for the Level I ADSs began appearing in the "pink sheets" in September 1993 (the first quarter of fiscal 1994). U.S. OTC quotations published in the "pink sheets" reflected interdealer prices without retail mark-up, mark-down or commission and did not necessarily represent actual transactions at those or any other prices.

     The following table sets forth (i) beginning with the first quarter of fiscal 1994 (when quotations for the Level I ADSs first appeared in the "pink sheets"), for the fiscal quarters shown, high and low bid prices in U.S. dollars, as published in the National Quotations Bureau, Inc.'s "pink sheets" for the Level I ADSs in the U.S. OTC market until the time the ADSs began trading on the NYSE (during such periods, there were no published ask prices); and (ii) the high and low composite closing sales prices in U.S. dollars for the ADSs, listed on the NYSE, beginning on June 29, 1994. The bid prices in the following table have been adjusted to reflect the change, effective June 14, 1994, of the number of shares represented by each Level I ADS from one share of Common Stock to one-half of one share of Common Stock.

                                                                                LEVEL I ADSS
                                                                             -------------------
                                                                                     BID
                                                                             -------------------
                                     OTC MARKET                               HIGH         LOW
          ----------------------------------------------------------------   ------       ------
FY 1994   First Quarter...................................................   $19.80       $14.28
          Second Quarter..................................................    22.11        15.13
          Third Quarter...................................................    23.11        19.02
          Fourth Quarter (through June 28, 1994)..........................    20.80        18.14

                                                                                    ADSS
                                                                             -------------------
                                        NYSE                                  HIGH         LOW
          ----------------------------------------------------------------   ------       ------
FY 1994   Fourth Quarter (beginning June 29, 1994)........................   $19.00       $16.50
FY 1995   First Quarter...................................................    17.00        14.50
          Second Quarter..................................................    16.75        14.75
          Third Quarter...................................................    19.38        14.38
          Fourth Quarter..................................................    19.25        17.38
FY 1996   First Quarter (through November 14, 1995).......................    22.88        16.38

                         DIVIDENDS AND DIVIDEND POLICY

     The Articles of Association provide that the Company's financial accounts shall be closed on August 31 each year (the end of the Company's fiscal year), and that such date shall be the record date for the payment of year-end dividends, if any. The payment of year-end dividends is subject to shareholder approval. In addition, the Company may, by resolution of the Board of Directors, pay interim cash dividends once each fiscal year to shareholders of record as of the close of business on the last day of February of such fiscal year, without shareholder approval. Pursuant to the current provisions of the Commercial Code, after the end of each fiscal year, the Board of Directors prepares, among other things, a proposal for appropriation of profits and retained earnings to year-end dividends and other purposes. This proposal is then submitted to shareholders for approval at the Ordinary General Meeting of Shareholders which, pursuant to the Articles of Association, must be convened within three months after the close of the fiscal year. Historically, year-end dividends have been paid promptly following approval thereof at the shareholders meeting to holders of record as of the preceding August 31. Although the interim dividend is ordinarily declared and the year-end dividend is approved subsequent to the last day of February or the August 31 record date, as the case may be, the Common Stock generally trades in the Japanese OTC market "ex-dividend" three business days in advance of each record date (unless the record date is not a business day, in which case the ex-dividend date is four business days prior to the record date). For additional information regarding procedures and pending procedures for the declaration of dividends, see "Description of Capital
Stock -- Dividends."

     The following table sets forth the dividends paid with respect to each fiscal year indicated to holders of the Common Stock.

                                                           DIVIDEND PAID PER
                                  FISCAL                      COMMON SHARE
                               YEAR ENDED                  ------------------
                               AUGUST 31,                   Y        U.S.$(1)
                ----------------------------------------   ---       --------
                  1993                                      60          0.54
                  1994(2)                                  140          1.39

---------

(1) Yen dividend amounts per share of Common Stock appearing in this table and the footnotes are translated solely for the convenience of the reader into U.S. dollars at the Noon Buying Rate on the dividend payment date. Each ADS represents one-half of one share of Common Stock.

(2) Includes (i) a special, commemorative interim dividend in recognition of the Company's 15 years of operations, of Y30 (U.S.$0.29) per share of Common Stock and a regular interim dividend of Y30 (U.S.$0.29) per share of Common Stock paid on May 10, 1994 to holders of record on February 28, 1994 and
    (ii) a regular year-end dividend of Y30 (U.S.$0.31) per share of Common Stock and a special year-end dividend of Y50 (U.S.$0.50) per share of Common Stock paid on December 9, 1994 to holders of record on August 31, 1994.


     In fiscal 1995, the Company paid a regular interim dividend of Y45 (U.S.$0.54) per share of Common Stock and a special interim dividend of Y50 (U.S.$0.60) per share of Common Stock on May 20, 1995 to holders of record on February 28, 1995. The Company has announced its intention to pay, subject to legal and other factors, a regular year-end dividend for fiscal 1995 of Y45 (U.S.$0.46) per share of Common Stock and a special year-end dividend of Y50 (U.S.$0.51) per share of Common Stock. Such year-end dividends would be payable in December 1995 to holders of record on August 31, 1995. If such regular and special year-end dividends are paid as proposed, dividends paid with respect to fiscal 1995 would total Y190 (U.S.$1.94) per share of Common Stock.

     In October 1995, the Company announced its intention to increase the rate of its regular annual dividend with respect to fiscal 1996 to Y100 (U.S.$1.02) per share of Common Stock from Y90 (U.S.$0.92) per share of Common Stock with respect to fiscal 1995. Such increased annual dividend rate would be paid with respect to fiscal 1996 as a Y50 (U.S.$0.51) per share interim dividend payable in May 1996 to holders of record on February 28, 1996 and as a Y50 (U.S.$0.51) per share year-end dividend promptly following shareholder approval at the November 1996 Ordinary General Meeting of Shareholders to holders of record on August 31, 1996.

     In October 1995, the Company also announced its intention to pay a special interim dividend with respect to fiscal 1996 of Y25 (U.S.$0.26) per share of Common Stock in May 1996 in addition to the proposed interim dividend of Y50 (U.S.$0.51) per share of Common Stock described above for a total fiscal 1996 interim dividend of Y75 (U.S.$0.77) per share of Common Stock. The 1996 interim dividend and the 1996 special interim dividend are proposed to be paid on the same date in May 1996 to holders of record on February 28, 1996. Interim dividends are not subject to shareholder approval. See "Description of Capital Stock -- Dividends."

     Future dividend policy depends upon a variety of factors, many of which are beyond the control of the Company. The dividends described above and any other future dividends will depend on the Company's earnings, capital requirements, financial condition, the sufficiency of funds legally available for the payment of dividends and other factors considered relevant by the Board of Directors and upon receiving shareholder approval for year-end dividends or when otherwise required. The funds legally available, at August 31, 1995, for the payment of such dividends in fiscal 1996 and the proposed share repurchase described under the caption "Prospectus Summary -- Recent Developments" totalled Y45.2 billion (U.S.$461.2 million), which amount is sufficient for the payment of such dividends and such share repurchase. There can be no assurance that the Company will be able to pay the foregoing dividends or any other dividends in the future or that the Company will repurchase any of its shares.

     Under Japanese foreign exchange controls currently in effect, dividends paid on, and the proceeds of sales in Japan of, shares of Common Stock held by non-residents of Japan may be converted into any foreign currency and repatriated abroad. See "Exchange Controls and Other Limitations Affecting Securityholders." For a description of additional dividend matters relevant to holders of ADSs, see "Description of American Depositary
Receipts -- Distributions on Deposited Securities."

     Dividends paid to U.S. holders of ADSs will be generally subject to a Japanese withholding tax at the rate of 15%. For United States federal income tax purposes, U.S. holders of ADRs evidencing ADSs will be treated as the owners of the underlying Common Stock. Cash dividends (including the amount of any Japanese taxes withheld therefrom) paid with respect to the underlying Common Stock are includible in the gross income of a U.S. holder as ordinary income when the dividends are received by the Depositary and are not eligible for the dividends received deduction allowed to corporations. Japanese withholding tax paid by or for the account of any U.S. holder will generally be eligible for credit against the holder's U.S. federal income tax liability. See "Taxation."

                                 EXCHANGE RATES

     The rate of exchange between the yen and the dollar is determined by the forces of supply and demand in the foreign exchange markets, which in turn are affected by changes in the balance of payments and other economic and financial conditions, government intervention, speculation and other factors. The following table sets forth for the periods indicated certain information concerning the exchange rate for yen and dollars, based on the Noon Buying Rates during each such fiscal period.

        FISCAL YEAR ENDED AUGUST 31,            HIGH         LOW       AVERAGE(1)     PERIOD-END
--------------------------------------------   -------     -------     ----------     -----------
                                                          (AMOUNTS IN YEN PER DOLLAR)
1991........................................   Y143.55     Y125.05      Y 135.76        Y136.85
1992........................................    136.15      122.95        128.65         122.95
1993........................................    126.10      101.10        115.46         104.73
1994........................................    113.10       96.81        104.69         100.11
1995........................................     99.60       84.04         93.08          97.75

---------

(1) The average of month-end rates during the period.


     On November 15, 1995, the Noon Buying Rate was Y100.9 = U.S.$1.00. As stated previously, for the convenience of the reader translations of financial information from yen into dollars have been made, except as otherwise indicated, at the rate of 98 yen to the dollar, the approximate rate of exchange on August 31, 1995 (which does not differ materially from the Noon Buying Rate of Y97.75 on such date).

     Fluctuations in exchange rates will affect the foreign currency amounts received when dividends are remitted outside Japan to holders of ADSs. Such fluctuations also affect the foreign currency equivalents of the yen price of the Common Stock in the Japanese OTC market, and therefore are likely to affect the market price of the ADSs in the United States.

                         SELECTED FINANCIAL INFORMATION

     The following selected income statement and balance sheet information has been derived from the consolidated financial statements of the Company. Such information at August 31, 1995 and for each of the years in the five year period ended August 31, 1995 has been derived from the Company's audited consolidated financial statements (the last three years of which, together with the related report of Deloitte Touche Tohmatsu, independent auditors, are contained in this Prospectus). All such financial information is qualified in its entirety by reference to, and should be read in conjunction with, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Consolidated Financial Statements (including Notes thereto).

     The Company prepares its consolidated financial statements in accordance with Japanese GAAP, which differ in certain material respects from U.S. GAAP. See Notes 10 and 11 of Notes to Consolidated Financial Statements, which present a reconciliation of U.S. GAAP and Japanese GAAP.

                                                           FISCAL YEAR ENDED AUGUST 31,
                                    ---------------------------------------------------------------------------
                                      1991         1992         1993         1994         1995          1995
                                    --------     --------     --------     --------     --------     ----------
                                                                                                     (U.S.$)(1)
     (IN MILLIONS OF YEN AND THOUSANDS OF DOLLARS EXCEPT PER SHARE AND ADS AMOUNTS AND SHARES OUTSTANDING)
INCOME STATEMENT INFORMATION:
In accordance with Japanese GAAP:
Net sales........................   Y123,038     Y123,253     Y130,028     Y157,556     Y177,991     $1,816,235
Cost of sales....................     34,832       36,087       37,319       43,576       47,515        484,847
                                    --------     --------     --------     --------     --------     ----------
Gross profit.....................     88,206       87,166       92,709      113,980      130,476      1,331,388
                                    --------     --------     --------     --------     --------     ----------
Distributor incentives...........     30,417       31,908       34,001       42,652       47,885        488,622
Distribution expenses............      6,805        7,653        7,773        8,324        8,853         90,337
Selling and administrative
  expenses(2)....................     11,260       15,188       16,810       19,616       24,022        245,123
                                    --------     --------     --------     --------     --------     ----------
Total operating expenses.........     48,482       54,749       58,584       70,592       80,760        824,082
                                    --------     --------     --------     --------     --------     ----------
Operating income.................     39,724       32,417       34,125       43,388       49,716        507,306
Other income -- net..............      2,464        3,487        2,485        2,557        1,733         17,684
                                    --------     --------     --------     --------     --------     ----------
Income before income taxes.......     42,188       35,904       36,610       45,945       51,449        524,990
Income taxes.....................     23,307       19,373       20,759       25,341       28,387        289,663
                                    --------     --------     --------     --------     --------     ----------
Net income.......................   Y 18,881     Y 16,531     Y 15,851     Y 20,604     Y 23,062     $  235,327
                                    =========    =========    =========    =========    =========    ==========
Net income per share(3)..........   Y 129.28     Y 110.49     Y 105.94     Y 137.70     Y 154.13     $     1.57
Net income per ADS(4)............   Y  64.64     Y  55.24     Y  52.97     Y  68.85     Y  77.07     $     0.79
Shares outstanding (in
  thousands).....................    146,050      149,625      149,625      149,625      149,625        149,625
In accordance with U.S. GAAP:(5)
Net income.......................   Y 19,932     Y 16,335     Y 16,576     Y 20,452     Y 24,447     $  249,459
Net income per share(3)..........     136.47       109.17       110.78       136.69       163.39           1.67
Net income per ADS(4)............      68.24        54.59        55.39        68.34        81.70           0.83
BALANCE SHEET INFORMATION:
In accordance with Japanese GAAP:
Working capital..................   Y 50,976     Y 57,030     Y 62,305     Y 68,852     Y 43,566     $  444,551
Total assets.....................     87,091       93,008      101,976      116,535      121,810      1,242,959
Total shareholders' equity.......     56,904       64,687       72,297       79,171       77,882        794,714
In accordance with U.S. GAAP:(5)
Working capital..................   Y 55,465     Y 61,284     Y 70,435     Y 73,397     Y 51,317     $  523,643
Total assets.....................     90,727       96,472      106,239      120,991      129,503      1,321,459
Total shareholders' equity.......     60,539       68,147       76,494       83,231       83,661        853,684
OTHER INFORMATION:
Number of distributors(6)(7).....    597,000      752,000      816,000      896,000      980,000
Number of direct
  distributors(7)(8).............      4,500        4,600        4,800        5,900        7,100
Renewal rate(9)..................      68.2%        67.6%        71.7%        72.8%        71.8%

---------

(1) Translated at the rate of Y98 = U.S.$1.00, the approximate rate of exchange based on the Noon Buying Rate on August 31, 1995.

(2) In preparing this selected financial information, enterprise taxes have been reclassified from selling and administrative expenses to income taxes in order to present this selected financial information in a format which is more consistent with U.S. disclosure practices. See Notes 1 and 10 of Notes to Consolidated Financial Statements.

(3) The computation of net income per share is based on the weighted average number of shares of Common Stock outstanding during the period retroactively adjusted for stock splits.

(4) Each ADS represents one-half of one share of Common Stock.

(5) The Company prepares its consolidated financial statements in accordance with Japanese GAAP which differ in certain respects from U.S. GAAP. A discussion of the significant differences between Japanese GAAP and U.S. GAAP and reconciliations of net income and shareholders' equity on a Japanese GAAP basis to a U.S. GAAP basis is set forth in Note 10 of the Notes to Consolidated Financial Statements.

(6) Includes total number of distributorships (including direct distributorships) in force from the prior fiscal year which were renewed for the fiscal year shown. Numbers of distributors are rounded to the nearest thousand. The number for each fiscal year does not reflect the total number of distributors for each fiscal year because it does not include new distributors who enrolled during such fiscal year.

(7) Multiple persons in the same household (such as a married couple) who are distributors are considered a single distributorship.

(8) "Direct distributors" are distributors who have achieved a significant level of performance for a specified period. See
    "Business -- Distribution -- Direct Distributors." Numbers of direct distributors are rounded to the nearest hundred.

(9) Percentage of all distributorships in force from the prior fiscal year which were renewed for the fiscal year shown.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following discussion and analysis of the Company's financial condition and results of operations should be read in conjunction with the Selected Financial Information, the Consolidated Financial Statements (including Notes thereto) and the other information included elsewhere in this Prospectus. The Company's fiscal year ends August 31 of each year.

OVERVIEW

     The Company distributes approximately 130 different consumer products through independent distributors. At August 31, 1995, the Company had approximately 980,000 independent distributors who had renewed their distributorships from the prior fiscal year. Substantially all of the Company's revenues are derived from the sale by the Company to distributors of these consumer products. The Company also receives revenues from other products, which include starter and sponsor kits for new distributors and other business support materials to existing distributors, and from distributor renewal fees. See "Business -- Products." The Company recognizes sales when products are shipped to distributors.

     The level of the Company's net sales is directly dependent upon the efforts of the distributors. For fiscal 1995, the Company's distributor renewal rate was 71.8% compared to 72.8% for fiscal 1994 and 71.7% for fiscal 1993. Because of the number of factors that impact sponsoring, the Company cannot predict when or to what extent increases and decreases in the level of sponsoring (as measured by distributor applications) will occur in future periods. Net sales in any particular period are also affected by a variety of other factors, such as shifts in product mix, pricing, product improvements and the introduction of major new products which tend to stimulate distributor interest and thus sales. In addition, net sales are affected by certain external factors, such as current economic conditions. See "Risk Factors -- Reliance Upon Independent Distributors; Possible Negative Effects of Adverse Publicity" and
"Business -- Distribution -- Sponsoring."

     A significant expense for the Company is cost of sales. Approximately 65% of the Company's cost of sales for fiscal 1995 represented purchases of products from Amway, which the Company pays for in yen. The prices for these products are governed by a price schedule which Amway establishes periodically based upon a U.S. dollar "cost plus" base price calculation. In addition to the U.S. dollar "cost plus" base price component of Amway's schedule, the current prices for these products include an implicit dollar/yen exchange rate which the Company has calculated to be approximately Y91 = U.S.$1.00 compared to an implicit exchange rate that applied to product purchases throughout fiscal 1995 of Y104 = U.S.$1.00. Amway has the right to modify, on 30 days' prior written notice, the prices of products to be purchased by the Company from Amway; provided that any change in the U.S. dollar "cost plus" base price component must be made on a consistent basis for all Amway affiliates. The Company believes that the dollar/yen exchange rate is determined by Amway based on Amway's assessment of current and future economic and business conditions, both in the United States and Japan, market conditions with respect to the Company's products and other factors, including the impact, if any, of hedging activities by Amway. Using the Company's assumptions regarding product and sales mix and assuming the application of the price schedule established for fiscal 1996 throughout fiscal 1996 and that the products purchased from Amway continue to represent 65% of the Company's cost of sales, the use of an implicit exchange rate of Y91 = U.S.$1.00 throughout fiscal 1996 would result in a 5.2% reduction in the Company's cost of sales for fiscal 1996 as compared to fiscal 1995. No assurances can be given that Amway will not modify such U.S. dollar "cost plus" base price, or as to the effect of any such modification on the Company. See "Risk Factors -- Operations Outside the United States; Currency Fluctuations," " -- Foreign Exchange Transaction Information" and "Business -- Relationship with Amway -- Product Purchase Agreement."

     The Company pays, as a cost of sales, all freight, handling, duties and taxes associated with the importation of the goods, as well as the cost of the initial transportation of the goods from the point of entry to a local warehouse. Cost of sales also includes a provision for loss on inventory disposal.

     Because the most significant component of the Company's operating expenses is distributor incentives, which are principally in the form of bonus payments to distributors based on performance, a significant portion of the Company's operating expenses fluctuates with the volume of sales. See "Business -- Distribution." Distributors earn incentives based on the purchase of products by them and their downline distributors. Bonuses are not typically paid on business support materials, as such items are intended for use by the distributors rather than for resale to consumers. Distributor incentives are paid by the Company based on a schedule set under the Sales Plan and tied to the volume and cost of products purchased by the distributors.

     Other operating expenses consist of distribution expenses and selling and administrative expenses. Distribution expenses include the costs associated with having products available for, or delivering products to, distributors including the costs of warehouse and distribution facilities.

     Selling and administrative expenses include, in addition to corporate staff overhead, the costs of motivational sales meetings, product demonstration seminars and product fairs, training sessions, distributor leadership seminars and business promotion meetings. Corporate image advertising, civic events and other promotional activities are also selling and administrative expenses.

     Included in selling and administrative expenses are charges relating to various administrative support services provided to the Company by Amway pursuant to the Support Services Agreement. These services include legal, accounting, tax, treasury, marketing, insurance, inventory control, investor relations and human resources. These charges include direct costs incurred by Amway for investor relations services and direct costs payable by Amway to third parties for services. Prior to September 1, 1993, these charges also included certain internal labor costs relating to those services provided by Amway to the Company. These internal labor costs, which aggregated Y352.3 million for fiscal 1993, were eliminated on September 1, 1993 (except for those expenses incurred in connection with investor relations services). See "Business -- Relationship with Amway -- Support Services Agreement."

     Other income-net is principally a combination of interest income and gains and losses on a portion of the investment portfolios held by Amway Japan Enterprises Inc., a Delaware corporation and a wholly-owned subsidiary of the Company ("AJEI"). See " -- Liquidity and Capital Resources" and Note 12 of Notes to Consolidated Financial Statements.

     Under Japanese law, the Company is subject to a number of taxes based on earnings, such as corporate tax, inhabitants tax and enterprise tax. As described below, the Company's effective tax rates differ from the statutory tax rates due to the effect of expenditures which are permanently non-deductible for tax purposes and timing differences in the recognition of certain items of income and expense.

     The Company's financial condition and results of operations will also be affected by certain actions that may be taken by the Company to avoid "passive foreign investment company" status for U.S. federal income tax purposes because such actions would reduce the Company's cash position. The Company does not expect these actions to have a material impact on its results of operations. See "Taxation -- United States Federal Income Taxation -- Passive Foreign Investment Companies."

     For a discussion of certain governmental matters which apply to the Company and its business see "Risk Factors -- Regulation of Certain Direct Selling Activities," " -- Operations Outside the United States; Currency Fluctuations," " -- Product Liability" and "Business -- Government Regulation."

RESULTS OF OPERATIONS

     The following table sets forth the percentage of net sales represented by the specific components of income and expense for the fiscal years ended August 31, 1993, 1994 and 1995.

                                                                    FISCAL YEAR ENDED AUGUST 31,
                                                                    ----------------------------
                                                                     1993       1994       1995
                                                                    ------     ------     ------
Net sales........................................................    100.0%     100.0%     100.0%
Cost of sales....................................................     28.7       27.7       26.7
                                                                    ------     ------     ------
Gross profit.....................................................     71.3       72.3       73.3
                                                                    ------     ------     ------
Distributor incentives...........................................     26.1       27.1       26.9
Distribution expenses............................................      6.0        5.3        5.0
Selling and administrative expenses..............................     12.9       12.5       13.5
                                                                    ------     ------     ------
Total operating expenses.........................................     45.1       44.8       45.4
                                                                    ------     ------     ------
Operating income.................................................     26.2       27.5       27.9
Other income -- net..............................................      1.9        1.6        1.0
                                                                    ------     ------     ------
Income before income taxes.......................................     28.2       29.2       28.9
Income taxes.....................................................     16.0       16.1       15.9
                                                                    ------     ------     ------
Net income.......................................................     12.2%      13.1%      13.0%
                                                                    ======     ======     ======

---------

     Figures may not add to 100% due to rounding.


     The Company operates in a single business segment, consumer products, and in a single geographic market, Japan. The following table sets forth the net sales by product line for the fiscal years ended August 31, 1993, 1994 and 1995.

                           NET SALES BY PRODUCT LINE
                              (IN MILLIONS OF YEN)

                                                                 FISCAL YEAR ENDED AUGUST 31,
                                                              ----------------------------------
                                                                1993         1994         1995
                                                              --------     --------     --------
Personal Care..............................................   Y 41,888     Y 46,000     Y 55,491
Housewares.................................................     26,629       46,522       50,754
Nutrition..................................................     33,691       37,031       42,360
Home Care..................................................     21,754       21,549       22,371
Other Products.............................................      6,066        6,454        7,015
                                                              --------     --------     --------
                                                              Y130,028     Y157,556     Y177,991
                                                              ========     ========     ========

  FISCAL 1995 COMPARED TO FISCAL 1994

     Net Sales. Net sales for fiscal 1995 of Y178.0 billion increased Y20.4 billion, or 13%, over net sales during fiscal 1994. All product categories contributed to this increase, with the largest growth occurring in the Personal Care and Nutrition Lines. Personal Care Line sales increased 20.6% and Nutrition Line sales increased 14.4%. The Housewares Line and Other Products increased 9.1% and 8.7%, respectively. Competitive pricing pressures on household products limited growth within the Home Care Line, which showed a more modest increase of 3.8%. Of the Y178.0 billion of fiscal 1995 net sales, Y71.9 million, or 40.4%, is attributable to new products introduced during the 24-month period ended August 31, 1995.

     The largest contributor to growth within the Personal Care Line during fiscal 1995 was the Amway World Plaza collection of apparel and accessories which includes 58 new items that were added during fiscal 1995. Artistry(R) Self Acting skin cream, which was launched in May 1995, and other skin care products, particularly the Skin Care Trial Kit, also had a significant impact on fiscal 1995 growth. The Body Shampoo and Body Care Towel, launched in October 1994, contributed to a lesser extent.

     Growth within the Nutrition Line was almost entirely attributable to sales of the Company's Triple X food supplement, which was launched during the second quarter of fiscal 1995. Sales of other food supplement products decreased in fiscal 1995. Because Triple X was designed to be a complete, all-inclusive nutritional supplement, the Company believes that the decrease in sales of other food supplement products is directly related to the introduction of Triple X.

     Within the Housewares Line, sales of Amway Queen(R) Cookware increased Y2.5 billion, or 17.2% over fiscal 1994. In addition, the Amway Queen(R) 7-ply Utility Pan, which was reintroduced in October 1994, showed strong sales in fiscal 1995. The combined fiscal 1995 sales of Amway Queen(R) Cookware, the Amway Queen(R) 7-Ply Utility Pan and the Amway Queen(R) Wok were Y21.7 billion and accounted for 12.2% of net sales. Sales of water treatment system units, together with replacement parts, showed a slight increase over those of the prior year and accounted for Y22.8 billion or 12.8% of net sales in fiscal 1995 compared to 13.7% of net sales for fiscal 1994.

     The modest increase in sales in the Home Care Line was primarily attributable to the introduction in April 1995 of the Super Concentrated Cleaning system, a product that includes highly concentrated cleaning agents and a mechanism that allows the user to adjust the strength of such agents. The increase in Other Product sales was largely attributable to renewal fee income, which increased 20.2% over fiscal 1994 due to increases in both the Company's renewal fee and the number of distributor renewals.

     Gross Profit. Gross profit during fiscal 1995 increased Y16.5 billion, or 14.5%, over that of fiscal 1994. The improvement in gross profit was caused by the improvement in the implicit dollar/yen exchange rate between Amway and the Company partially offset by an increase in prices for products purchased by the Company from Amway. The introduction of the higher-margin Artistry(R) Self Acting skin cream also contributed to this improvement. These improvements were partially offset by an increase in the cost of producing and distributing the Company's distributor magazine. Overall, these factors resulted in a gross margin of 73.3%, as compared to a gross margin of 72.3% during fiscal 1994.

     Expenses. Total operating expenses increased Y10.1 billion, or 14.4%, over fiscal 1994. As a percentage of sales, however, this represented an increase of only 0.6%, from 44.8% during fiscal 1994 to 45.4% during fiscal 1995. Distributor incentives and distribution expenses decreased slightly as a percentage of sales. This decrease in distributor incentives was primarily attributable to the fact that, in fiscal 1994, the Company paid a special 15th year anniversary bonus to distributors. These decreases in distributor incentives and distribution expenses were more than offset by an increase in selling and administrative costs of Y4.4 billion, or 22.1%, compared to fiscal 1994. The increase in selling and administrative costs resulted largely from increased headcount and general expansion of the Company, as well as increased advertising, promotional and public relations expenditures. Also, the Company increased its expenditures for its annual distributor convention and similar distributor events. Finally, administrative expenses in fiscal 1995 include Y0.4 billion of nonrecurring charges relating to land acquisitions. See Note 5 of Notes to Consolidated Financial Statements.

     Operating Income. The increase in gross profit and smaller increase in operating expenses combined to produce an increase in operating income of Y6.4 billion, or 14.6%, over fiscal 1994.

     Other Income-net. Other income during fiscal 1995 decreased Y0.8 billion as compared to fiscal 1994, or 32.2%. This was primarily the result of one-time charges in fiscal 1995 relating to the write-off of certain capitalized software costs (Y465.0 million) and relating to costs incurred in connection with the Kobe earthquake (Y195.0 million). In addition, other income-net in fiscal 1994 included a gain (Y507.0 million) on the transfer of the Company's interest in Amway Pacific, Ltd. for shares of Amway Asia Pacific Ltd. See Notes 4 and 5 of Notes to Consolidated Financial Statements. While investment income at AJEI increased significantly over that of fiscal 1994, this increase was offset by reduced interest income attributable to lower cash balances available for investment, which resulted primarily from the use of cash to purchase land for the new headquarters building and the new Tokyo Regional Distribution Center.

     Income Taxes. The Company's effective tax rate for each of fiscal 1995 and fiscal 1994 was 55.2%.

     Net Income. The factors discussed above resulted in net income for fiscal 1995 of Y23.1 billion, which represents an increase of Y2.5 billion, or 11.9%, over that of fiscal 1994.

  FISCAL 1994 COMPARED TO FISCAL 1993

     Net Sales. Net sales for fiscal 1994 of Y157.6 billion increased by Y27.5 billion (21.2%) from Y130.0 billion for fiscal 1993. Sales in fiscal 1994 increased in all business categories, except in the Home Care Line, which declined 0.9%. Sales in the Housewares Line, the Company's largest line in fiscal 1994, were Y46.5 billion. This was a 74.7% increase over Housewares Line sales of Y26.6 billion in fiscal 1993. Sales in the Personal Care Line, the Company's largest line in both fiscal 1992 and 1993, increased by Y4.1 billion (9.8%) from fiscal 1993 sales of Y41.9 billion. Sales in the Nutrition and Other Lines increased 9.9% and 6.4%, respectively. This growth was the result of an increase in the distributor base in 1994 compared to fiscal 1993, as well as the sales of new products, particularly water treatment system units. The number of renewed distributors increased 9.8% to 896,000 from 816,000 at the end of fiscal 1993. The water treatment system unit, which was introduced on a test marketing basis in fiscal 1993 and available in September 1993 on a limited basis through direct distributors until becoming generally available to all distributors in January 1994, accounted for Y21.6 billion or 13.7% of total sales in fiscal 1994. In fiscal 1993, the sales of water treatment system units accounted for approximately 2.0% of total sales. New products introduced since September 1, 1992 accounted for approximately Y55.6 billion or 35.3% of fiscal 1994 net sales.

     Gross Profit. Gross profit for fiscal 1994 of Y114.0 billion increased by Y21.3 billion (22.9%) from a gross profit of Y92.7 billion in fiscal 1993. The increase was primarily a result of the increase in net sales. As a percentage of net sales, gross margin increased to 72.3% in fiscal 1994 from 71.3% in fiscal 1993. The primary reason for this improvement was the appreciation of the yen over the U.S. dollar and the impact of the implicit dollar/yen exchange rate for purchases of products from Amway during fiscal 1994. The exchange rate which was applicable during fiscal 1994 was approximately Y113 = U.S.$1.00 compared to approximately Y131 = U.S.$1.00 for fiscal 1993. This improvement in the exchange rate was partially offset by a shift in product mix from the Home Care, Personal Care and Nutrition Lines to the Housewares Line, which generally has a lower gross margin than the other three lines.

     Expenses. Total operating expenses for fiscal 1994 were Y70.6 billion, an increase of Y12.0 billion (20.5%) over Y58.6 billion for fiscal 1993, primarily due to an increase of Y8.7 billion (25.4%) in distributor incentives. Distributor incentives increased, as a percent of net sales, to 27.1% in fiscal 1994 from 26.1% in fiscal 1993 primarily as a result of an increase, as a percent of total sales, in the sales of products on which distributor bonuses are calculated and a special 15th anniversary bonus paid in fiscal 1994. Total operating expenses, as a percent of net sales, decreased to 44.8% in fiscal 1994 from 45.1% in fiscal 1993 primarily due to a 0.7% reduction, as a percent of total sales, in distribution expenses and a 0.5% reduction, as a percent of total sales, in selling and administrative expenses in fiscal 1994 partially offset by the increase in distributor incentives mentioned above.

     Operating Income. Operating income for fiscal 1994 of Y43.4 billion increased by Y9.3 billion (27.1%) from Y34.1 billion for fiscal 1993. The Company's operating margin was 27.5% in fiscal 1994, as compared to 26.2% in fiscal 1993. This improvement in operating income is the result of the improvement in gross profit, distribution expense and selling and administrative expense as a percent of net sales partially offset by increased distributor incentives as a percent of net sales.

     Other Income-net. Other income-net for fiscal 1994 of Y2.6 billion increased slightly from Y2.5 billion in fiscal 1993.

     Income Taxes. Income taxes of Y25.3 billion increased Y4.6 billion (22.1%) from fiscal 1993 primarily due to the fact that pre-tax income increased 25.5% to Y45.9 billion from Y36.6 billion in fiscal 1993. The effective tax rate in fiscal 1994 was 55.2% compared to 56.7% in fiscal 1993. The decline in the effective tax rate was primarily due to a reduction in the statutory rate to 51.4% in fiscal 1994 from 52.1% in fiscal 1993.

     Net Income. Net income for fiscal 1994 of Y20.6 billion increased by Y4.8 billion (30.0%) from Y15.9 billion in fiscal 1993. The increase is attributable to the increase in net sales, the reduction in distribution and selling and administrative expenses as a percent of net sales, and the improvement in the effective income tax rate.

  FISCAL 1993 COMPARED TO FISCAL 1992

     Net Sales. Net sales for fiscal 1993 of Y130.0 billion increased by Y6.8 billion (5.5%) from Y123.3 billion for fiscal 1992. Sales in fiscal 1993 increased in all business categories, except in the Home Care Line, which declined 2.4%. Sales in the Personal Care Line, the Company's largest line in fiscal years 1993 and 1992 in terms of net sales, increased 10.3% to Y41.9 billion while Other, the Housewares Line and the Nutrition Line increased 14.4%, 5.0% and 4.2%, respectively. This growth was a result of an increase in the distributor base when compared to fiscal 1992. Sales per distributor remained constant between fiscal 1993 and fiscal 1992. New products introduced in fiscal 1993 that significantly contributed to 1993 sales growth included water treatment system units (Y2.5 billion), which were available on a limited test marketing basis beginning in March 1993, a 3.8 liter, three piece Amway Queen(R) cookware "add-on" set, which was introduced in October 1992 for a limited time only, and the calcium fiber drink, which was introduced in December 1992. New and improved products introduced since the beginning of fiscal 1992, including the water treatment system units, accounted for approximately 23% of fiscal 1993 net sales.

     Gross Profit. Gross profit for fiscal 1993 of Y92.7 billion increased by Y5.5 billion (6.4%) from a gross profit of Y87.2 billion in fiscal 1992. The increase was primarily a result of increased net sales. As a percentage of net sales, gross margin for fiscal 1993 increased to 71.3% from 70.7% in fiscal 1992 due to several factors, including a slight increase in the Company's selling price to distributors primarily relating to certain selected Amway Queen(R) cookware products. In addition, gross margin was favorably impacted, as a percentage of net sales, as a result of a slight appreciation of the dollar/yen exchange rate of Y130.5 = U.S.$1.00 which was applicable during fiscal 1993 compared to the average dollar/yen exchange rate of Y131.4 = U.S.$1.00 for purchases of products from Amway in fiscal 1992. These factors were partially offset by a slight shift in product mix from the Home Care Line to the Personal Care Line, which generally has a lower gross margin than the Home Care Line.

     Expenses. Total operating expenses in fiscal 1993 were Y58.6 billion, an increase of Y3.8 billion (7.0%) over Y54.7 billion for fiscal 1992, primarily due to an increase of Y2.1 billion (6.6%) in distributor incentives. Operating expenses as a percent of net sales increased to 45.1% in fiscal 1993 from 44.4% in fiscal 1992. Increased distributor seminar costs and an increase in rental costs as a result of additional office space to accommodate staff increases in fiscal 1991 and 1992 also contributed to the increase in total operating expenses in fiscal 1993. Distributor incentives increased as a percent of net sales to 26.1% in fiscal 1993 from 25.9% in fiscal 1992 due to an increase in certain bonuses paid to distributors.

     Operating Income. Operating income for fiscal 1993 of Y34.1 billion increased by Y1.7 billion (5.3%) from Y32.4 billion for fiscal 1992. The Company's operating margin was 26.2% in fiscal 1993 compared to 26.3% in fiscal 1992.

     Other Income-Net. Other income-net for fiscal 1993 of Y2.5 billion decreased by Y1.0 billion (28.7%) from Y3.5 billion for fiscal 1992. This was caused primarily by lower interest income of Y2.8 billion in fiscal 1993 compared to Y3.3 billion in fiscal 1992, a reduction of 14.5%, as a result of lower interest rates and a valuation loss on long-term investments of Y0.4 billion. In addition, net miscellaneous expenses increased slightly.

     Income Taxes. Income taxes increased to Y20.8 billion in fiscal 1993, an increase of Y1.4 billion (7.2%) from Y19.4 billion in fiscal 1992. Income taxes as a percent of income before income taxes increased to 56.7% in fiscal 1993 from 54.0% in fiscal 1992. This increase was attributable to an increase for fiscal 1993 in expenses that are not tax deductible or not currently deductible, such as distributor meals and entertainment and a valuation loss on long-term investments.

     Net Income. Net income of Y15.9 billion in fiscal 1993 represented a Y0.7 billion (4.1%) decline from net income of Y16.5 billion in fiscal 1992. The decline in net income was attributable to lower other income-net and the increased effective income tax rate described above.

LIQUIDITY AND CAPITAL RESOURCES

     The Company generates significant cash flows from operations. In fiscal 1995, cash provided by operations totaled Y31.2 billion, including net income of Y23.1 billion. The Company had cash, cash equivalents and short-term investments of Y73.6 billion, including marketable equity securities and related derivative instruments totaling Y32.0 billion, as of August 31, 1995.

     Historically, the Company has maintained working capital levels that significantly exceeded its working capital requirements. At August 31, 1995, the Company's working capital of Y43.6 billion had decreased Y25.3 billion from working capital of Y68.9 billion at August 31, 1994. This decrease was primarily the result of the purchases of the land for the new headquarters facility and the new Tokyo Regional Distribution Center discussed below.

     On March 30, 1995, the Company acquired a 3,561 square meter parcel of land in Tokyo for the construction of a new headquarters facility. The purchase price, which was paid in cash, aggregated Y19.4 billion. Certain additional costs related to this purchase are, in accordance with Japanese GAAP, being expensed as incurred. Certain additional events must occur prior to July 1, 1996 before the site is available for construction. Accordingly, construction of the headquarters facility is not planned to commence before fiscal 1997. The total cost for the headquarters project, including the purchase price for the land, is currently estimated to be between Y27.5 billion and Y32.5 billion. In addition, the Company purchased a 22,296 square meter parcel of land in Tokyo in July 1995 for the development of a new Tokyo Regional Distribution Center. The purchase price for this land, which was paid in cash, was Y4.7 billion. It is anticipated that construction of this Regional Distribution Center will begin in December 1995 and that this facility will be operational beginning in February 1997. The total cost of this project, including the purchase price for the land, is currently estimated to be between Y13.8 billion and Y14.4 billion. The construction of both facilities is expected to be financed out of operating cash flows.

     Capital expenditures in fiscal 1995 totaled Y25.2 billion primarily for the purchases of the land for the new headquarters facility and the new Tokyo Regional Distribution Center. The Company's committed capital expenditures for fiscal 1996 will consist primarily of expenses incurred in connection with the planning of the new headquarters facility and the planning and construction of the new Tokyo Regional Distribution Center.

     During the first quarter of fiscal 1995, the Company paid fiscal 1994 year-end regular and special dividends aggregating Y12.0 billion (Y80 per share, Y40 per ADS). During the third quarter of fiscal 1995, the Company paid fiscal 1995 interim regular and special dividends aggregating Y14.2 billion (Y95 per share, Y47.50 per ADS). The Company has announced its intention to pay, subject to legal and other factors, a 1995 year-end regular dividend of Y45 per share during fiscal 1996. If paid as currently intended, based on the number of shares of Common Stock currently outstanding, such dividends would aggregate Y6.7 billion.

     In October 1995, the Company announced its intention to increase the rate of its regular annual dividend with respect to fiscal 1996 to Y100 per share of Common Stock from Y90 per share of Common Stock with respect to fiscal 1995. Such increased annual dividend rate would be paid with respect to fiscal 1996 as a Y50 per share interim dividend payable in May 1996 to holders of record on February 28, 1996 and as a Y50 year-end dividend promptly following shareholder approval at the November 1996 Ordinary General Meeting of Shareholders to holders of record on August 31, 1996.

     In October 1995, the Company also announced its intention to pay a special year-end dividend with respect to fiscal 1995 of Y50 per share of Common Stock in December 1995 and to pay a special interim dividend with respect to fiscal 1996 of Y25 per share of Common Stock in May 1996 in addition to the proposed interim dividend of Y50 per share of Common Stock described above for a total fiscal 1996 interim dividend of Y75 per share of Common Stock. The 1996 interim dividend and the 1996 special interim dividend are proposed to be paid on the same date in May 1996 to holders of record on February 28, 1996. Interim dividends are not subject to shareholder approval. See "Description of Capital Stock -- Dividends."

     On October 18, 1995, the Company announced its intention to present to the shareholders for their approval at the Company's Ordinary General Meeting of Shareholders to be held on November 29, 1995 a proposal to repurchase up to Y15.0 billion (U.S.$153.0 million) of Common Stock by means of open market purchases or a tender offer to the shareholders of the Company in accordance with the Securities and Exchange Law of Japan and the Exchange Act. The Company has been informed by the Principal Shareholders that they intend to participate fully in the share repurchase. The share repurchase will also include those shares of Common Stock represented by ADSs. The shareholders' approval will, in effect, be conditioned upon the effectiveness of an amendment adopted by the Japanese legislature on November 10, 1995 which provides that taxation on deemed dividends under the Income Tax Law or the Corporate Tax Law of Japan will not apply either to (i) shareholders (whether individual or corporate) who do not sell their shares in the repurchase, except that corporate shareholders (other than nonresident corporate shareholders without a permanent establishment in Japan) may elect to be subject to deemed dividend taxation, or (ii) individual shareholders who sell their shares in a tender offer. The amendment will become effective upon its promulgation by the Japanese legislature; however, the Company cannot predict if and when such promulgation will occur. See, "Description of Capital Stock -- Repurchase by the Company of its Common Stock" and "Taxation -- Japanese Taxation."

     If, as proposed, the annual dividend rate is increased, the special dividends described above are paid and the Company repurchases shares with an aggregate value of approximately Y15.0 billion, dividend payments, based on the number of shares currently outstanding, and payments for share repurchases in fiscal 1996 would aggregate approximately Y40.4 billion. No assurances can be given that any of these payments or repurchases or any future dividends will be paid or made as currently intended.

     The Company pays to Amway, for the use of Amway trademarks, formulas and designs in connection with products manufactured by others under contract with the Company, a royalty of up to 8% of net sales of such products. As of July 31, 1995, the Company executed, in prepayment of royalties for fiscal years 1996, 1997 and 1998, promissory notes in the aggregate amount of Y1.9 billion. In consideration for the execution of these notes, the revised royalties for these years will approximate 3.6% for those Company-sourced products bearing an Amway trademark and approximately 7.3% for those Company-sourced products bearing an Amway trademark and using an Amway formula or design. The actual royalty payable with respect to these products will depend on actual aggregate sales of such products for the three-year period. The notes are payable in six semiannual installments commencing February 28, 1996, with the final payment due and payable on August 31, 1998. Because these notes are not treated as notes under Japanese commercial practices and regulations, they will not be recorded on the balance sheet of the Company. See Note 9 of Notes to Consolidated Financial Statements.

     In March 1994, the Company capitalized AJEI with approximately Y31.6 billion (U.S.$300.0 million) (based on the Noon Buying Rate of Y105.38 = U.S.$1.00 prevailing on March 18, 1994) of the Company's available cash. AJEI initially invested approximately U.S.$287 million with two independent investment managers, each of which is to manage approximately half of that amount for a two year period. Both investment managers designed an equity portfolio to produce results similar to the S&P 500. To protect against a loss due to declines in the dollar value of the portfolios, the Company purchased two put options exercisable in two years for a total premium of approximately U.S.$13 million. The first put allowed AJEI to require the repurchase of approximately U.S.$93.5 million of one equity portfolio at its original cost. The second put provided for protection of approximately U.S.$93.5 million in the other portfolio against downward market movements in the S&P 500. In September 1995, AJEI sold its positions in those portions of each of the equity portfolios that were the subject of the puts and sold the puts for an aggregate net amount of approximately U.S.$226.4 million. The Company previously recognized a portion of this amount; the remaining U.S.$18.9 million will be included in other income-net for the period ending November 30, 1995. The proceeds of such sale were invested by AJEI in U.S. treasury securities and money market preferred stock.

     The performance of the balance of AJEI's equity investments of approximately Y10.4 billion is hedged by swap transactions pursuant to which AJEI, in effect, exchanged the S&P 500 total return (including dividends) on the portfolio for a fixed return thereon of approximately 5% per year for two years. At the end of two years any decrease in the price of the S&P 500 will be paid to AJEI by the swap counterparties and any increase in the price of the S&P 500 will be paid to the swap counterparties by AJEI. As owner of the underlying portfolio, AJEI receives the benefit of outperformance of, and bears the risks of underperformance of, the investment managers' portfolios relative to the S&P 500.

     In order to hedge, in part, AJEI's exposure with respect to its portfolio of investments (which are U.S. dollar denominated) against exchange rate fluctuations between the yen and the dollar, the Company has entered into a series of forward currency transactions with Amway, as of October 12, 1995, in a notional amount of U.S.$190 million that provide for the delivery of yen to AJEI on January 9, 1996, at an average exchange rate of Y98.21 = U.S. $1.00. Except for such forward currency transactions, no arrangements have been made by the Company or AJEI to hedge its investments against exchange rate changes between the yen and the dollar. As a result, the remaining investments held by AJEI are subject to the beneficial or adverse effect of any such exchange rate fluctuations.

     In translating financial statements of AJEI into yen, the exchange rate prevailing as of the respective balance sheet date was used for all asset and liability items and for items other than capital stock and additional paid-in capital in the shareholders' equity section. Translation adjustments resulting from the depreciation of the U.S. dollar in relation to the yen were recorded as a Translation adjustment on the balance sheet. AJEI is subject to U.S. federal income tax rules and regulations. Any dividends or other distributions by AJEI to the Company may be subject to withholding tax. See Note 2 of Notes to Consolidated Financial Statements.

     Under Japanese GAAP, it is permissible to reflect accounts of a non-Japanese subsidiary in the consolidated financial statements of a Japanese corporation without converting the accounting principles of such a subsidiary to Japanese GAAP. Accordingly, the Company has followed Statement of Financial Accounting Standards ("SFAS") No. 115 "Accounting for Certain Investments in Debt and Equity Securities." SFAS No. 115 requires the Company to carry AJEI's investments, options and swaps at market; changes in market value are either reflected in an adjustment to shareholders' equity (with respect to one investment manager's portfolio and any corresponding put) or constitute other income/expense in the income statement (with respect to the other investment manager's portfolio, any corresponding put and each of the swaps).

     The Company does not currently have any plans, arrangements or understandings with respect to incurring indebtedness in fiscal 1996. The Company believes that internally generated funds, together with available cash, will be sufficient over at least the next 12 months to meet its presently anticipated day-to-day operating expenses, working capital and capital expenditure requirements, to pay proposed regular and special dividends, and to make proposed share repurchases.

PROJECTIONS

     Because the Common Stock trades in the Japanese OTC market, the Company is required to disclose publicly in Japan certain financial projections in accordance with the requirements of the JSDA. Such projections are based on the Company's Japanese accounts as prepared in accordance with the Commercial Code. Each year, the first set of projections, covering both the first six months of a fiscal year and the full fiscal year, are made at the time of the announcement of the results of the preceding fiscal year. The second set of projections covering the full fiscal year (reflecting six month interim results), is made at the time of the announcement of the results of the first six month period. In accordance with the JSDA requirements, the Company has disclosed projections of its net sales, net income and "ordinary income." Under Japanese GAAP, "ordinary income" includes all items of income and expense except for net special profit or loss (largely comprised of items, defined in the Japanese accounting regulations, that include "extraordinary items" under U.S. GAAP) and income taxes, other than the Japanese enterprise tax. Japanese enterprise taxes are included in selling and administrative expenses and are deductible when paid for the purposes of calculating taxable income. However, in the statements of income included in this Prospectus, enterprise taxes have been reclassified to "Income taxes."

     In accordance with JSDA requirements, on October 18, 1995, the Company announced its net sales, "ordinary income" and net income projections for the six months ending February 28, 1996 and for the fiscal year ending August 31, 1996. The Company projected for the six months ending February 28, 1996 net sales of Y98.9 billion (U.S.$1.0 billion), ordinary income of Y25.2 billion (U.S.$257.1 million) and net income of Y12.8 billion (U.S.$130.6 million). For fiscal 1996, the Company projected net sales of Y201.7 billion

(U.S.$2.1 billion), ordinary income of Y52.2 billion (U.S.$532.7 million) and net income of Y26.7 billion (U.S.$272.4 million).

     In accordance with the requirements established by the JSDA, the projections must generally be amended if the most recent projection or the actual results vary from the prior projection by 10% or more in the case of projected net sales, 30% or more in the case of projected ordinary income or 30% or more in the case of projected net income. Accordingly, the Company may, as interim or full fiscal year results become clear, announce its revised "projection" even though such applicable period may already have been completed.

     In arriving at its projections, the Company has assumed that the first half of fiscal 1996 would be stronger than the second half of fiscal 1995 and that fiscal 1996 as a whole would be stronger than fiscal 1995, primarily as a result of new product introductions late in fiscal 1995 and throughout fiscal 1996. In the Housewares Line, new product introductions in fiscal 1996 will include a performance-enhanced induction range that will feature fully programmable cooking. In the Personal Care Line, early in fiscal 1996 the Company will unveil a comprehensive revision of product formulations and packaging for a significant portion of the Artistry(R) line of cosmetics and skin care products. In addition to these new product introductions, throughout fiscal 1996 the Company intends to implement specific programs designed to increase distributor interest and productivity, especially within the Home Care Line.

     The foregoing financial projections should be read in conjunction with all of the information, including the Consolidated Financial Statements, set forth in this Prospectus. Except as required by the JSDA or otherwise, the Company does not, as a matter of course, make public projections or forecasts of its anticipated financial position or results of operations. To the extent the Company releases, publishes or updates projections in Japan because of JSDA or other requirements, it will include such information in documents filed with the Commission or otherwise make such information public. Except as so required, the Company does not anticipate that it will, and disclaims any obligation to, publish or furnish projections or updates of projections previously published or furnished.

     The foregoing financial projections were not prepared with a view towards public disclosure or compliance with published guidelines established by the American Institute of Certified Public Accountants regarding projections and are included in this Prospectus only because such information was made available in Japan pursuant to the requirements of the JSDA and consequently in the United States pursuant to the Company's obligations under Rule 12g3-2(b) promulgated by the Commission under the Exchange Act. Neither the Company nor its directors or officers assumes any responsibility for the accuracy of such projections. The Company's independent auditors have not examined or compiled the projections and, accordingly, assume no responsibility for them. The foregoing financial projections reflect numerous assumptions, including various assumptions with respect to the anticipated future performance of the Company, general business and economic conditions and other matters, most of which are beyond the control of the Company. In addition, unanticipated events and circumstances may affect the actual financial results of the Company. Therefore, while the foregoing financial projections are necessarily presented with numerical specificity as required by the JSDA, the actual results achieved in fiscal 1996 will vary from the projected results. These variations may be material. Accordingly, no representation can be or is made with respect to the accuracy of the foregoing financial projections or the ability of the Company to achieve the projected results. See "Risk Factors" for a discussion of certain considerations that may affect the future financial performance of the Company.

FOREIGN EXCHANGE TRANSACTION INFORMATION

     The prices for products purchased from Amway, which the Company pays for in yen, are governed by a price schedule that Amway establishes based upon a U.S. dollar "cost plus" base price calculation. In addition to the U.S. dollar "cost plus" base price component of Amway's schedule, the current prices for these products include an implicit dollar/yen exchange rate which the Company has calculated to be approximately Y91 = U.S.$1.00 compared to an exchange rate that applied to product purchases throughout fiscal 1995 of Y104 = U.S.$1.00. Amway has the right to modify, on 30 days' prior written notice, the prices of products to be purchased by the Company from Amway; provided that any change in the U.S. dollar "cost plus" base price component must be made on a consistent basis for all Amway affiliates. The Company believes that the dollar/yen exchange rate is determined by Amway based on Amway's assessment of current and future economic and business conditions, both in the United States and Japan, market conditions with respect to the Company's products and other factors, including the impact, if any, of hedging activities by Amway. Using the Company's assumptions regarding product and sales mix and assuming the application of the price schedule established for fiscal 1996 throughout fiscal 1996 and that the products purchased from Amway continue to represent 65% of the Company's cost of sales, the use of an implicit exchange rate of Y91 = U.S.$1.00 throughout fiscal 1996 would result in a 5.2% reduction in the Company's cost of sales for fiscal 1996 as compared to fiscal 1995. As a result of the Company's payment for its purchases of products from Amway in yen, and because the Company does not currently hedge its currency transaction exposure relating to the purchase of products from Amway, appreciation of the dollar against the yen could have a material adverse effect on the Company's operating results to the extent Amway modifies the implicit exchange rate component of the prices it charges the Company for products. In addition, the strengthening of the yen against the dollar has allowed the Company to maintain relatively stable pricing historically notwithstanding periodic changes by Amway in the U.S. dollar "cost plus" base prices to the Company. The Company can not predict whether such strengthening of the yen against the dollar will continue. Further, the Company cannot predict what portion of any price changes may be passed through to distributors or the effect of any such price changes on net sales or distributor retention or sponsoring. See "Risk Factors -- Operations Outside the United States; Currency Fluctuations," " -- Overview," and "Business -- Relationship with Amway -- Product Purchase Agreement."

     All payments to Amway for investor relations services and for support services performed by third parties (internal labor charges were substantially eliminated in September 1993, except for those expenses incurred in connection with investor relations services) are made in dollars and the Company bears the risk of currency exchange rate fluctuations in connection therewith. The Company does not currently hedge against currency exchange rate fluctuations.

INFLATION

     Inflation has not had a significant effect upon the Company's business.

ACCOUNTING CHANGE

     Through the year ended August 31, 1992, both internally developed and purchased software costs were charged to income when incurred or paid. However, effective September 1, 1992, the Company changed the accounting for software costs to defer and amortize them over five years. The Company believes that, due to the significant investments being made in information systems, the method of deferring software costs and amortizing them is more appropriate for measuring the results of operations for each year. The effect of this change was to increase net income by Y1.1 billion for the year ended August 31, 1993.

RECONCILIATION OF JAPANESE AND UNITED STATES GAAP

     The consolidated financial statements of the Company are prepared in accordance with Japanese GAAP, which differ in certain material respects from U.S. GAAP. In the case of the Company, the applicable major differences relate to income taxes, pension costs, software development costs, stock issue expenses, non-monetary transactions and certain expenses incurred in connection with capital projects.

     Shareholders' equity would have been Y4.1 billion and Y5.8 billion higher at August 31, 1994 and 1995, respectively, if U.S. GAAP had been followed. The significant differences between Japanese GAAP and U.S. GAAP as applicable to the Company are set out in more detail in Notes 10 and 11 of Notes to Consolidated Financial Statements.

     The Company had two outstanding negotiable promissory notes dated August 31, 1993 payable to Amway pursuant to the Trademark License Agreement totalling Y314 million at August 31, 1994, which are not recorded on the balance sheet at such date due to the commercial practices and regulations in Japan. The final installment of these notes was paid on or prior to August 31, 1995. The Company also has promissory notes dated July 31, 1995 totalling Y1.9 billion payable to Amway pursuant to the Trademark License Agreement in prepayment of royalties for fiscal years 1996 through 1998. These promissory notes are not recorded on the balance sheet due to commercial practices and regulations in Japan. For U.S. GAAP, these promissory notes would have been recorded as a long-term liability with the offset being recorded to a prepaid expense account. See
"Business -- Relationship with Amway -- Trademark License Agreement."

                                    BUSINESS

GENERAL

     Amway Japan Limited is the exclusive distribution vehicle for Amway in Japan. The Company, which has a 16 year operating history, believes that it is one of the largest direct selling businesses in Japan as measured by its fiscal 1995 net sales of Y178.0 billion (U.S.$1.8 billion) and net income of Y23.1 billion (U.S.$235.3 million) and the approximately 980,000 independent distributors who renewed their distributorships in fiscal 1994 from the prior fiscal year. The Company believes that Japan, with a population of approximately
124.8 million, is the largest direct selling market in the world in terms of sales, estimated to be approximately twice the size of the direct selling market in the U.S.

     The Company believes that the Sales Plan is fundamental to the Company's operations. Under the Sales Plan, the Company sells products exclusively to its distributors, who are independent contractors and not employees of the Company or Amway. The Sales Plan offers individuals the opportunity to establish their own business as independent distributors selling directly to consumers. This direct selling method involves a high level of personal service, including the demonstration and convenient delivery of a broad range of consumer products, generally to a distributor's personal contacts and relatives. Distributors can develop a larger business by sponsoring new distributors into their organization and/or by establishing separate distributorships in other Amway markets internationally. Although no compensation is paid by the Company for sponsoring activities, the sponsoring of new distributors creates layers of "downline" distributors in the distribution structure and permits distributors to earn performance bonuses based in part on product purchases by their downline distributors. No distributor is obligated to purchase any products or to sponsor new distributors.

     The Company distributes approximately 130 different consumer products, in four core product lines: Housewares, Personal Care, Nutrition and Home Care. These products consist primarily of products purchased from Amway. In addition, in order to heighten distributor interest by broadening the range of products available, the Company distributes certain other products which bear the Amway name or trademark but which are manufactured for the Company by third parties. Many products the Company distributes are specially formulated for the Japanese market. For example, cosmetics and skin care products are formulated for skin tones and fragrance preferences of Japanese consumers, the Amway water treatment system unit was designed to accommodate the characteristics of the water in Japan and various products in the Housewares and Home Care Lines reflect the characteristics of Japanese homes. The Company promotes products that are environmentally friendly, which is consistent with the concerns of many Japanese consumers and the Company's (and Amway's) long-standing philosophy. All products distributed by the Company are covered by the Amway Satisfaction Guarantee, which gives consumers the right to return products to the Company within a reasonable time for a full refund, replacement or credit toward a future purchase. Electronic and other durable products manufactured for Amway or the Company by third parties are also covered by Amway's or their respective manufacturer's warranties.

     The Company believes that the extended family relationships and lifelong close personal relationships common in Japan are particularly well-suited to the direct selling methods of the Sales Plan. In addition, the low cost of entry, wide range of available products and ability to start a distributorship business part-time make a distributorship with the Company an attractive business opportunity. The Company also believes that a variety of social and economic changes which have occurred in Japan in the last few years have had a positive impact on the Company's sales. Trends that benefit the Company include the emergence of a greater interest on the part of some Japanese in pursuing more independent, entrepreneurial activities outside traditional business settings, an increase in the number of Japanese women deciding to join the workforce and an increase in the number of Japanese seeking supplemental income from alternative sources to mitigate the financial impact of slowing wages and salary growth, the reduction or elimination of bonuses and overtime work, and the increased concern over future employment prospects.

     The Company also believes that there has been a major shift in Japanese consumers' attitudes towards consumer products. In evaluating products, Japanese consumers are placing an increasing emphasis on value based upon proven product performance and service, rather than equating high price with high quality. The

Company generally offers high value products that are easily demonstrated by distributors and can be meaningfully differentiated from competing products. The Japanese retail market is generally characterized by numerous small retailers who frequently have only limited knowledge of the products they sell and may not be able to demonstrate their products to customers. A high level of personal service, including convenient in-home demonstrations, ordering and delivery, and the Amway Satisfaction Guarantee provide additional value to the consumer.

PRODUCTS

     The Company distributes approximately 130 different products in four core product lines: Housewares, Personal Care, Nutrition and Home Care. Many products are formulated exclusively for the Company for the Japanese market. In computing the number of products, differences in size, color, fragrance and flavor are not considered; as a consequence, the number of stock keeping units ("SKUs") associated with the products the Company distributes is considerably larger than the number of products. Approximately 80% of the Company's fiscal 1995 net sales was derived from the distribution of products it purchased from Amway. Amway has contracts with third party manufacturers for certain private label products in its Housewares Line, predominantly metal kitchenware products such as Amway Queen(R) cookware. The remaining approximately 20% of the Company's fiscal 1995 sales was derived from a variety of other products including starter kits, sponsor kits, business support materials and other products purchased directly by the Company from sources other than Amway and targeted specifically for the Japanese market.

     Housewares. The Housewares Line includes water treatment system units and replacement parts, Amway Queen(R) cookware (including the Amway Queen(R) wok), an electromagnetic induction range and gourmet kitchen knives. The water treatment system unit, manufactured exclusively for Amway pursuant to specifications jointly developed by the Company and Amway, utilizes carbon block filter and ultraviolet technology to eliminate odors and bad taste in drinking water and removes over 115 organic contaminants. An integral ultraviolet light kills over 99.9% of bacteria, fungi and viruses. In addition, sales of the water treatment system unit are generating ongoing sales of replacement carbon filters and ultraviolet light bulbs, which must be replaced, at least annually, depending on use and water conditions. The water treatment system unit has an integrated self-monitoring system that alerts users when the filter or ultraviolet light needs to be replaced. Amway Queen(R) cookware uses an integrated waterless cooking system designed to preserve flavor, color and nutrients, which the Company believes appeals to health conscious Japanese consumers. Amway Queen(R) cookware, manufactured in the U.S. exclusively for Amway, is significantly heavier than typical stainless steel cookware and is guaranteed by the manufacturer to last a lifetime with proper use and care. Amway Queen(R) cookware is sold in a 20-piece set and is designed to save space and reduce energy costs by allowing pots to be stacked on top of each other so that an entire meal can be prepared on a single burner. The cookware line also includes the Amway Queen(R) wok (not included in the Amway Queen(R) cookware set) which is designed for stir-fry and tempura-style cooking, common methods of food preparation in many Japanese households. The electromagnetic induction range, produced for the Company by a third party, provides a cool-to-the-touch, smooth, easy to clean cooking surface that heats through electromagnetic induction rather than traditional gas or electric heat. Fifteen Housewares Line products are currently available in Japan.

     Personal Care. The Personal Care Line includes the Artistry(R) line of cosmetic and skin care products, Satinique(R) hair care products, hand and body lotions, bath and shower soaps, oral care products and bath salts, as well as products in the Amway World Plaza Collection. Many of these products were specifically formulated for the Japanese market based upon market research and analysis by the Company working in conjunction with Amway. For example, the Artistry(R) line was completely reformulated as to color, shading and scent for the Japanese market and reintroduced with new packaging in 1991. Satinique(R) hair care products sold in Japan are also specially formulated for the special needs and preferences of the Japanese market. The Company's bath salts are locally manufactured to the Company's specifications and are not available in other Amway markets. Approximately 52 Personal Care Line products are currently available in Japan.

     Nutrition. The Nutrition Line includes vitamins and dietary supplements produced by Nutrilite Products Inc., a division of Amway ("Nutrilite"). For 60 years, Nutrilite has manufactured naturally-based nutritional supplements. Many of the raw materials used to make Nutrilite supplements are grown and harvested on Nutrilite owned and operated farms including 600 acres in California's San Jacinto Valley and acerola cherry plantations in Puerto Rico and Mexico. No herbicides, pesticides or chemical fertilizers are used to grow the raw materials for Nutrilite products, and no artificial preservatives, colorings or flavorings are used in Nutrilite products. Leading Nutrition Line products available in and specially formulated for the Japanese market include vitamin supplements such as Triple X, a food supplement, Acerola C, Yeast B and Wheat Germ E; nutrient rich products such as Hon E Lechi, Beta Carotene A, Nutri-Protein and Quench(R) 8 drink mixes; and calcium fiber drink. Amway and Nutrilite are official sponsors of the National Basketball Association, a relationship which is highlighted on the packaging for Amway's vitamin and food supplement products worldwide, including those distributed by the Company. Many products in the Nutrition Line are regulated. See " -- Government Regulation." Twenty-six Nutrition Line products are currently available in Japan.

     Home Care. The Home Care Line consists of a broad range of concentrated laundry care products (such as Amway's SA8(R) brand products), household cleaners (such as Amway's L.O.C.(R) brand products), a Super Concentrated Cleaning System, glass, metal and car care products and air fresheners. Amway has demonstrated commitment to environmental matters that began with Amway's first product in 1959, L.O.C.(R) (liquid organic cleaner), which since its introduction has contained only biodegradable cleaning agents without the use of phosphates, solvents or caustic materials. All SA8(R) brand products sold in Japan are phosphate-free and have been reformulated specifically for the Japanese market. Surfactants used in all of Amway's cleaning products are biodegradable. Many of the products in Amway's Home Care Line are offered in concentrated form, reducing the amount of packaging which must be created and discarded. High concentration levels also reduce the Company's shipping costs and reduce the amount of space that the products occupy in the Company's warehouses and in consumers' homes. Amway aerosols do not use CFC (chlorofluorocarbon) propellants which have been linked to damage in the earth's ozone layer. Approximately 37 Home Care Line products are currently available in Japan.

     Other. Other products include sponsor kits, starter kits and business support materials such as motivational audio and videotapes and written materials as well as certain business accessories. Distributors interested in sponsoring new distributors provide such potential new distributors with sponsor kits. The purpose of the sponsor kit is to acquaint new distributors with the Sales Plan, Rules of Conduct and Code of Ethics and performance bonus programs and to provide product descriptions. The sponsor kits also contain distributorship applications. The purchase price of a sponsor kit is currently Y300 (U.S.$3.06). In order to become a distributor, an individual must complete the distributorship application and purchase a starter kit from the Company. The starter kit contains product order forms and literature as well as more detailed information regarding the Sales Plan and the Rules of Conduct and Code of Ethics. The purchase price of a starter kit is currently Y8,240 (U.S.$84). The Company also derives revenues from the annual renewal fees paid by distributors electing to renew their distributorships. Starter kits and sponsor kits are covered by the Amway Satisfaction Guarantee. Other than the starter kit and annual renewal fees, distributors are not required to make any payments to, or purchases from, the Company as a condition to obtaining or maintaining their distributorships. For a discussion of the fees charged by the Company to distributors for annual renewals, see " -- Distribution."

DISTRIBUTION

     The Sales Plan is fundamental to the Company's operations. Under the Sales Plan, the Company sells products exclusively to its distributors, who are independent contractors and not employees of the Company or Amway. The Sales Plan is established and controlled by Amway and is required to be used by the Company. The Sales Plan creates a direct selling structure under which individuals have the opportunity to establish their own businesses with a minimal cost of entry. See " -- Products -- Other." In order to become a distributor, a person must be sponsored by an existing distributor and submit a standard distributorship application (the "Distributorship Application"), which is subject to Company approval. See " -- Sponsoring." The Company's net sales are directly dependent upon the efforts of its distributors. See "Risk
Factors -- Reliance Upon Independent Distributors; Possible Negative Effects of Adverse Publicity."

     The following table sets forth the approximate number of the Company's distributors, direct distributors and the renewal rate for the fiscal years shown.

                                        1991           1992           1993           1994           1995
                                     ----------     ----------     ----------     ----------     ----------
Number of distributors(1)(2).....      597,000        752,000        816,000        896,000        980,000
Renewal rate(3)..................        68.2%          67.6%          71.7%          72.8%          71.8%
Number of direct
  distributors(2)(4).............        4,500          4,600          4,800          5,900          7,100

---------

(1) Includes total numbers of distributorships (including direct distributorships) in force from the prior fiscal year which were renewed for the fiscal year shown. Numbers of distributors are rounded to the nearest thousand. The number for each fiscal year does not reflect the total number of distributors for such fiscal year because it does not include new distributors who enrolled during such fiscal year.

(2) Multiple persons in the same household (such as a married couple) who are distributors are considered a single distributorship.

(3) Percentage of all distributorships in force from the prior fiscal year which were renewed for the fiscal year shown.

(4) "Direct distributors" are distributors who have achieved a specified, significant level of performance for a specified period. See
    " -- Distribution -- Direct Distributors." Numbers of direct distributors are rounded to the nearest hundred.


     Distributorships expire August 31 of each year regardless of when a person commenced or last renewed the distributorship. A distributorship must be renewed each fiscal year. The renewal fee is currently Y3,400 (U.S.$35). Distributors are, however, given a grace period to pay their renewal fee before their distributorship is treated as lapsing for nonrenewal. Persons can also lose distributor status by violating the Sales Plan, the terms of their distributorship, the Code of Ethics and Rules of Conduct or applicable law, rules or regulations. See " -- Rules Affecting Distributors."

     Amway's direct selling method is intended to involve a high level of personal service, including convenient in-home demonstrations, ordering and direct delivery of a broad range of consumer products, generally to a distributor's personal contacts and relatives. Door-to-door sales and "cold calling" are discouraged. The Company does not (and its rules do not permit distributors to) sell products to or through retail stores or through direct mail solicitation or other direct marketing mass media.

     Sponsoring. The Company relies on its existing distributors to sponsor and to assist in the training and motivation of new distributors. Existing distributors identify persons who they believe might be interested in participating in the Sales Plan and invite them to a presentation regarding the Sales Plan. A person interested in becoming a distributor must be formally sponsored by an existing distributor and, like all distributors, must sign a Distributorship Application which is subject to Company approval. Although the Company does not pay for sponsoring activities, the Company believes that such activities are vital to the Company's net sales.

     The sponsoring of new distributors creates layers in the direct selling structure. Persons whom a distributor sponsors are referred to as "downline" or "sponsored" distributors. If downline distributors also sponsor, they create additional layers in the structure, but their downline distributors remain part of the same distribution line as their original sponsors. Because of the structure of the Company's distribution system under which distributors can develop larger businesses sponsoring new distributors into their organization, the Company's sales are concentrated within, and consequently dependent upon, a relatively small number of distributor lines of sponsorship. Although there can be no assurances, the Company believes that the loss of a leader of a distributor line would not necessarily result in the loss of a significant number of that leader's downline distributors. See "Risk
Factors -- Concentration of Distributors."

     Historically, the Company has experienced periodic increases and decreases in the level of sponsoring (as measured by distributor applications). The Company believes these increases and decreases in part reflect the tendency of distributors to focus on sponsoring efforts for limited periods and then to focus on other activities.

Rapid decreases in sponsoring activities can also be precipitated by adverse publicity regarding direct sales generally or the Company or Amway in particular. Because of the number of factors that impact sponsoring, the Company cannot predict the timing or degree of these increases and decreases. There can be no assurance that the number or productivity of distributors will be sustained at current levels or increased. In addition, the number of distributors as a percent of the population may reach levels that become difficult to exceed due to the finite number of persons inclined to pursue an independent direct selling business opportunity. Net sales are impacted by a variety of other factors such as distributor productivity, distributor retention, product improvements and new products.

     Sponsoring is not required and distributors are not paid by the Company for sponsoring activities. However, distributors have an incentive to engage in sponsoring and an economic interest in their downline distributors' success because, as described below, performance bonuses are available based in part on purchases by downline distributors. See " -- Distributors' Sales Incentives."

     Distributors are not limited to a particular sales territory within Japan in their selling or sponsoring activities; however, additional requirements apply if a distributor proposes to sponsor individuals outside Japan. Principally for legal reasons (such as import, labeling and registration laws), the Company does not allow distributors to export products. However, the Sales Plan permits international sponsoring, under which Amway distributors in any country (not only in Japan) can sponsor distributors in any other country in which Amway operates (including Japan). This means that the Company's distributors can sponsor distributors outside Japan and that Amway distributors outside Japan can sponsor distributors in Japan. The international sponsors can earn bonuses based in part upon the performance of the distributors they have internationally sponsored. The Company believes that the level of international sponsoring in or from Japan has not been significant.

     Under the Sales Plan and the Code of Ethics and Rules of Conduct, distributors are prohibited from providing distributor produced sales, business, motivational and similar materials to other distributors prior to review and approval by the Company. The Company does, however, permit distributors to circulate certain newsletters without such review and approval. The Company has not historically encountered significant unauthorized dissemination of such materials. However, some distributor leaders and downline distributors, without prior review or approval by the Company or Amway, have prepared and sold their own audio and video tapes and written materials. Sales of these tapes and materials could be inconsistent with the Sales Plan and the Code of Ethics and Rules of Conduct, which, among other things, prohibit unfounded claims and actions which improperly influence the purchase of such materials. Because distributors are not employees of the Company, the Company cannot control distributor leaders or their downline distributors other than through communications with such leaders or downline distributors, and, if necessary, efforts to enforce the Sales Plan and the Code of Ethics and Rules of Conduct. Improper content in such materials and/or improper sales of such materials by distributor leaders or downline distributors could have a material adverse effect on the Company. See "Risk Factors -- Reliance Upon Independent Distributors; Possible Negative Effects of Adverse Publicity."

     Distributors' Sales Incentives. Under the Sales Plan, distributors receive compensation in the form of their own direct retail profit and through various available bonuses and awards based on their own purchases of products and the purchases of their downline distributors.

     A distributor's retail profit is the difference between the price the distributor pays for the products and the price at which the distributor resells the products. Distributors, not the Company, select the actual resale price of products; the Company only provides suggested retail prices. Products that a distributor buys for personal use or for sales demonstrations do not provide the opportunity for a retail profit but do count towards bonuses and awards. The Company's rules do not permit direct distributors and their downline distributors to mark up the price of products sold to their downline distributors.

     Distributors can earn bonuses based upon their performance and the performance of their downline distributors. Performance bonuses and awards are paid according to a schedule established by Amway based on the cost and volume of the products the Company sells to distributors. Under the Sales Plan, the cost and volume variables assigned to products for purposes of calculating bonuses may be changed from time to time.

Cost is a currency based figure which reflects inflation and other economic considerations and is generally the cost of a product to a distributor. In Japan, the cost component is assigned with reference to the suggested retail price of products and averages approximately 70% of such suggested prices. Volume is an effort indicator that places the emphasis on the number of units sold rather than their prices, which can increase from year to year. On average, the Company's ratio of cost to volume for performance bonuses is approximately 3 to 2. Performance bonuses currently range from 3% to a maximum of 21% of the combined cost of products purchased by distributors and their downline distributors, depending on their combined volume. The higher the volume, the higher the percentage of the performance bonus.

     Pursuant to the Sales Plan, a portion of a distributor's performance bonus must be shared, under the same bonus schedule, with the downline distributors whose individual performance contributed to such distributor's bonus. Once a distributor reaches the maximum performance bonus level, higher levels of achievement are attainable, including additional bonuses, one-time incentive awards and additional recognition. In addition to cash and public recognition, trips and other prizes are also awarded. Many of these higher levels of achievement are based on the number of lines of distributors that a distributor has established which achieve the maximum performance bonuses for a specified number of months. In this manner, the Sales Plan seeks to foster entrepreneurial spirit, to provide monetary and nonmonetary recognition for achievement and to reward persons building organizations producing high levels of sales. Distributors must re-qualify each year for each of these bonuses (except for one-time incentive awards). The requirement of six months of qualified performance for direct distributor status (and consequently the higher levels of achievement) is meant to promote sales activities throughout the entire year. See " -- Direct Distributors." The requirement for annual requalification can, however, lead to increased sales activity early in a fiscal year as distributors try to get a quick start on requalifying, and late in a fiscal year as distributors seek to requalify before the annual deadline. Another sales incentive under the Sales Plan is the Sales Incentive Program under which the Company has additional funds available each year to award to distributors at its discretion.

     Direct Distributors. Once a distributor achieves a specified significant level of performance, the distributor becomes a "direct distributor" and is eligible to earn higher bonuses and awards and to receive various forms of official recognition from the Company.

     In order to earn direct distributor status, a distributor must achieve specified, significant qualifying criteria for three consecutive months plus three additional months (which need not be consecutive) within the applicable 12 month period. In general, the qualifying criteria involve achieving and/or sponsoring one or more groups of other distributors which earn the maximum performance bonus under the Sales Plan. See " -- Distributors' Sales Incentives" for a description of the performance bonus program. Persons earning direct distributor status must requalify each year to remain direct distributors.

     A large proportion of persons who become distributors may not actively promote the sale of products, seek sponsoring opportunities or renew their distributorships. Many of the distributors operate their distributorships on a part-time basis to supplement their existing incomes. In contrast, direct distributors generally have developed an active business evidenced by meeting significant qualifying criteria and tend more frequently to actively promote sales and sponsoring activities.

     Rules Affecting Distributors. Under the Code of Ethics and Rules of Conduct, distributors are not permitted to make unwarranted claims about Amway products, to sell Amway products in retail locations, to supply Amway products to others for purposes of resale (except to their downline distributors), or to make exaggerated claims regarding the benefits of being a distributor. Distributors are also prohibited from selling Amway or Company products to other than their personally sponsored distributors or customers, and from using their downline distributors (other than their personally sponsored distributors) for the sale of products not manufactured, licensed or distributed by Amway or the Company. The Company discourages door-to-door sales or other "cold calling" techniques.

     The Sales Plan has rules which are intended to promote ethical business practices. For example, one of the conditions for eligibility for performance bonuses is the "70% rule," which requires 70% or more of the products a distributor buys to be resold at wholesale (to downline distributors) or retail (to consumers). This rule is intended to limit purchases of inventory merely to achieve bonuses, while allowing a level of inventory necessary to conduct business.

     The Company, in conjunction with Amway, has a number of programs and procedures to reinforce the Company's rules that apply to distributors. The Company publishes Amagram(R), a monthly magazine circulated primarily to distributors. Approximately half of the magazine contains articles of general interest to the public at large and approximately half contains Amway product advertisements, distributor recognition and regular features covering provisions of the Sales Plan and the Code of Ethics and Rules of Conduct specifically for distributors. The Company sponsors leadership seminars, business promotion meetings and training sessions at which, among other things, the importance of the Sales Plan and the Code of Ethics and Rules of Conduct are stressed.

     Despite these efforts and because of the large number of distributors and their independent status, as well as the impact of certain resale price maintenance and other regulations that limit the ability of the Company to monitor and control the sales practices of its distributors, the Sales Plan and the Code of Ethics and Rules of Conduct can be difficult to enforce. At times, distributor actions have given rise and may in the future give rise to negative publicity with respect to Amway or the Company. Such negative publicity can have a material adverse effect on retail sales, distributor morale and motivation, public perception of Amway or the Company and the number of persons applying to become distributors. Negative publicity regarding direct sales in general or illegal pyramid or other schemes promoted by unethical organizations can also have a material adverse effect on legitimate direct sales organizations, including the Company.

     Returns. Under the Amway Satisfaction Guarantee, consumers are able to return durable or non-durable products distributed by the Company, whether new or used, within a reasonable time for a full refund, replacement or credit toward a future purchase. Prior to October 1994, this policy only applied to non-durable products. Electronic and other durable items manufactured for the Company by third parties, including the induction range, are also covered by their respective manufacturer's warranties. The Company generally bears the expense of fulfilling the Amway Satisfaction Guarantee, except with respect to defective products, as to which the Company may seek reimbursement from Amway. See " -- Relationship with Amway -- Product Purchase Agreement." The foregoing are in addition to an eight-day "cooling off" period provided for door-to-door sales under Japanese law which permits consumers to return products during such period. See " -- Government Regulation -- Direct Selling Law." All bonuses and other payments to distributors are adjusted to account for products returned under the Amway Satisfaction Guarantee. The Code of Ethics contains a separate "buy-back" policy under which downline distributors may return products to their sponsors or the Company for a refund. Such repurchases are made at the downline distributor's original cost, less any performance bonuses already received, and less, in the case of Company repurchases, a handling charge not to exceed 10% of the cost of the returned products. Returns under both the Amway Satisfaction Guarantee and the distributor buy-back policy are subject to various written rules and conditions. The Company's net expenses under these arrangements have not been material and it believes these arrangements foster consumer and distributor confidence and are material to sales and sponsoring.

     Product Shipment; Payment. The Company distributes products to distributors principally through the use of private package delivery services, although distributors are also permitted to pick up their own orders. The Company maintains warehouse facilities for products prior to shipping or pick-up. All of the Company's five warehouse operations at its Regional Distribution Centers are operated for the Company by third parties under contracts. See " -- Properties." All distributors are authorized to order and pick up products directly from the Company if the order is prepaid. Distributors may also order products through their sponsors. The Company currently ships products directly to the ordering distributor without a separate shipping and handling charge if the order is greater than Y20,000 (U.S.$205). If the order is less than Y20,000, a Y1,000 (U.S.$10) shipping and handling charge is assessed. Regardless of the method or sequence of delivery, distributor performance bonus calculations include the cost component of sales to or through their downline distributors. Generally, distributors pay in full for their purchases by postal money order or direct bank transfer (debit) at the time of their order. Qualified distributors are permitted to use an electronic payment system and telephone and telecopy ordering systems. Distributors generally collect payment from their sponsored downline distributors at the time an order is placed and from consumers at the time of delivery of the products. The

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

Company historically has not extended credit to its distributors. However, in November 1993, the Company arranged a financing program with two unaffiliated Japanese finance companies whereby qualifying distributors and their customers may finance, for periods of up to 48 months, purchases of the Company's most expensive products: the Amway Queen(R) cookware set, the induction range and the Amway Queen(R) wok (only when they are purchased with Amway Queen(R) cookware) and water treatment system units. Distributors may not obtain financing for multiple purchases of a product. Loans are extended solely at the discretion of the respective finance company. While the Company does not guarantee any of these loans, it is responsible for any disputes arising between the purchasers and the Company or the distributor. The Company is required, upon request, to provide collateral to the finance companies. See Note 3 of Notes to Consolidated Financial Statements.

     Distributors' Inventory. The amount of inventory which a distributor ultimately purchases or maintains is not within the direct control of the Company. The Sales Plan expressly discourages inventory loading by distributors. The Company's distribution system is designed to provide prompt availability of products to distributors and thereby obviate the need for distributor stockpiling. The Sales Plan discourages distributors from purchasing in any one month more products than they can reasonably expect to sell in the following month. The previously mentioned "buy-back" rule permitting downline distributors to return products to the Company or sponsors for a refund is also intended to discourage excess distributor inventories. See " -- Distribution -- Returns." These rules and policies are difficult to enforce, and the Company is aware that certain distributors may have purchased and may continue to purchase products in excess of their current needs to avoid announced or anticipated price increases or to achieve performance targets. The result of such purchases is to increase the Company's sales in the short-term and decrease sales thereafter until the distributor's excess inventory has been depleted.

STRATEGY

     The Company's principal growth strategies are (i) to promote distributor productivity, retention and sponsoring by continuing to enhance distributor relations, (ii) to develop and implement new methods to better understand, communicate with and motivate distributors in order to increase substantially distributor productivity and sponsoring, while maintaining high rates of distributor retention and (iii) to systematically introduce new products and services, while continuing to improve existing products, that are targeted to the Japanese market and that are meaningfully differentiated from competitive products.

     The Company will continue to dedicate significant financial and human resources to enhancing distributor relations. As an example of its commitment, in fiscal 1995, over 65% of the Company's total operating expenses were attributable to distributor incentives and activities designed to motivate, reward and support distributors. In fiscal 1995, the Company sponsored approximately 672 motivational sales meetings, product demonstration seminars and product fairs, training sessions, leadership seminars and business promotion meetings. In addition, the Company will continue to engage in the sponsorship of civic events and corporate image advertising in order to enhance distributor retention and sponsoring and the public perception of the Company. In fiscal 1995, 71.8% of the total number of distributors renewed their distributorships from the prior fiscal year.

     The Company is also developing and implementing new methods designed to increase distributor productivity and sponsoring, while maintaining high rates of retention. These new methods involve an identification and understanding of distinct distributor types. Historically, the Company has categorized its distributors into two general groups -- business-building distributors and distributors who buy for their own consumption and sell only to a few customers -- and has focused most of its resources on the former group. The Company believes that, within each group, there are a number of distinct types of distributors whose performance can be differentiated based upon sales volumes, sponsoring activities, demographics, product purchase patterns and renewal history. An identification and understanding of the distinct distributor types will enable the Company to tailor its motivational and communication efforts to targeted groups of distributors. In particular, the Company believes that, by expanding the awareness of other Company products by existing distributors, it will be able to expand the range of products purchased by those distributors whose purchases have traditionally been limited to only a few products or to products within a single product line.

     Another principal growth strategy is to systematically introduce meaningfully differentiated new products and services appropriate for the Japanese market, while continuing to improve existing products. New and improved products introduced during the 24-month period ended August 31, 1995, including the Amway water treatment system units and replacement parts, a specially formulated line of Satinique(R) hair care products, reformulated Dish Drops dishwashing detergent, Triple X food supplement and World Plaza hosiery, accounted for approximately 40% of net sales for fiscal 1995.

     The effort to introduce products specifically designed for the Japanese market is fostered by the Company's cooperative efforts with Amway, which has substantial research and development resources. Amway maintains an extensive research and development center with 43 research and quality assurance laboratories, currently staffed by approximately 425 people who focus on developing new products and improving existing products. The Company, through its product marketing and research and development personnel working in conjunction with Amway, has introduced a variety of products specially formulated or manufactured for the Japanese market, including the Artistry(R) line of cosmetic and skin care products, SA8(R) powdered laundry detergent, the Satinique(R) line of hair care products, Nutrilite food supplements and water treatment system units and replacement parts.

     Amway, working with the Company, is seeking strategic arrangements with third parties that would provide the Company with additional products, product lines or services targeted specifically for the Japanese markets. These products, product lines or services would be distinct from, and non-competitive with, the Company's existing product lines, but would have the common characteristic of being meaningfully differentiated from competing products or services. The Company believes that its customer base and distribution network, as well as its financial strength, make it attractive to potential strategic partners. As a financial objective, the Company's goal is to obtain such products, product lines or services without reducing the Company's gross or operating margins.

COMPETITION

     The Company faces significant competition in Japan both in the products sold and in the sponsoring and retaining of independent distributors. Competing consumer products in home care, housewares, personal care and nutrition are available from a wide variety of sources including retail, specialty, department and discount stores and mail order companies, some of which have greater financial resources and offer a greater variety of brands than the Company. Competing consumer products in various product lines are also available from other direct sales companies. Such products are also manufactured and marketed by numerous well known multinational and Japanese enterprises.

     The Company believes that the principal bases of product competition it faces are quality, price, product knowledge, convenience and variety. Although consumers of the types of products that the Company distributes have alternatives that are lower in cost, the Company believes that its products are competitive on the bases of value, availability of product knowledge through the direct sales method and convenience of purchase. In addition, the Company believes that there has been a major shift in Japanese consumers' attitudes towards consumer products. In evaluating products, Japanese customers are placing an increasing emphasis on value based upon proven products' performance and service, rather than equating high price with high quality. The Company generally offers high value products that are easily demonstrated by distributors and can be meaningfully differentiated from competing products. A high level of personal service, including convenient in-home demonstrations, ordering and delivery and the Amway Satisfaction Guarantee provide additional value to the consumer.

     The Company also competes with other direct selling organizations to recruit independent distributors. Other direct selling organizations may or may not have product lines that compete with the products which the Company distributes. The Company believes that the principal bases of competition in recruiting independent distributors are reputation, perceived opportunity for financial success and quality and range of products offered for sale.

COMMUNITY SUPPORT ACTIVITIES

     The Company engages in a variety of activities in support of the environment, human achievement, education, the arts and civic causes. The Company continues to sponsor the tour of the major art exhibition "Masters of the Arctic -- Art in the Service of the Earth" in Japan featuring a collection of Inuit art. The exhibition celebrates the art of the indigenous peoples of the northern hemisphere's circumpolar region and focuses on their tradition of respect for and preservation of their environment. The Company has also sponsored performances and tours of the New York Philharmonic Orchestra, the Cleveland Orchestra, the American Symphony Orchestra, the San Francisco Symphony and the Philadelphia Philharmonic Orchestra. In addition, the Company has sponsored the Maurice Bejart Ballet and exhibitions of American contemporary art in Japan. Recent major independent sponsorships and co-sponsorships have included four Interlink Festivals in conjunction with the U.S. Embassy, the "Kabuki Class for Everyone" programs and the special exhibition "John Cage Sound
Installation: on his essay 'Civil Disobedience'."

     In its effort to preserve the environment, the Company founded the Amway Nature Center which raises funds for environmental protection activities. Since its inception in 1989, the Amway Nature Center has funded numerous projects both in Japan and elsewhere. Recent campaigns have funded projects for the preservation of the Kurosawa wetlands, the restoration of the Yaeyama coral reef, nature conservation in Yakushima and the preservation and restoration of underwater forests in the seas off the Izu Peninsula.

     The objective of these activities is to enhance the Company's image, strengthen its corporate identity and foster a positive relationship with the local community. Sponsorships also allow the Company to demonstrate its commitment to the environment. The Company believes that leading corporations have an obligation to contribute to the welfare of their communities. Another goal of the Company's contribution to society is to offer valuable and helpful support to the local customers who have given their patronage to, and have accepted, the Company, its products and business. Through sponsorships, the Company seeks to earn and maintain a positive image and name recognition among its distributors and their customers as well as potential distributors and customers.

SOURCES OF SUPPLY

     The Company has no manufacturing facilities. Amway products are principally produced by Amway at its worldwide manufacturing plant in Ada, Michigan and by Nutrilite at its plant in Buena Park, California. Certain products, such as Amway Queen(R) cookware and water treatment system units and replacement parts, are produced to Amway specifications by third-party manufacturers. Certain other products, such as the induction range and the fully-automated coffee maker, are produced to Company specifications by third-party manufacturers.

RELATIONSHIP WITH AMWAY

     The Company, as the exclusive distribution vehicle for Amway in Japan, has and will continue to have a number of contractual relationships with Amway. The Company and Amway have entered into the Trademark License Agreement relating to the use of Amway trademarks and product formulas, the Product Purchase Agreement relating to the purchase of products from Amway and the Support Services Agreement relating to the utilization of Amway support services. The following descriptions of the contracts and amendments thereto, are only summaries and are qualified in their entirety by reference to such agreements, copies of which are on file with the Commission, and amendments to the agreements described below, may be entered into by the Company and Amway after consummation of the Offering. The continuation of these contractual relationships with Amway is essential to the conduct of the Company's business.

     Trademark License Agreement. Pursuant to the Trademark License Agreement with the Company, Amway has granted the Company an exclusive right to use in Japan the Amway trademark and the individual product trademarks used on Amway products. In addition to the exclusive use of the trademarks on Amway sourced products in Japan, the Company has the right, with Amway's consent, to use the Amway trademark in connection with products manufactured by the Company or by others under contract with the Company. In addition, the Company has the right to use Amway formulas and designs for certain products sold by the

Company. With respect to locally manufactured products based upon an Amway formula, Amway is responsible only for defects in the formula.

     Use of the trademarks is royalty free (the value of the trademarks is included in the prices of products purchased from Amway), except in connection with products manufactured by the Company or by others under contract with the Company, in which case Amway may charge a royalty of up to 8% of the net sales of such products. Exclusively for fiscal years 1994 and 1995, however, the royalty rate for certain Company-sourced products bearing an Amway trademark was established at 2%, except that for Amway products bearing an Amway trademark and using an Amway formula or design (certain Satinique(R) and Artistry(R) products), the royalty rate was established at 4%, in each case calculated based on the net sales forecasts of the Company for such periods and not net sales as otherwise required by the Trademark License Agreement. Based upon these rates and estimates of sales for fiscal years 1994 and 1995, the Company delivered to Amway promissory notes in the aggregate amount of approximately Y628.0 million (U.S.$6.4 million) in prepayment of royalties for these products for fiscal years 1994 and 1995. The final installment of these notes was paid on or prior to August 31, 1995.

     As of July 31, 1995, the Company executed, in prepayment of royalties for fiscal years 1996, 1997 and 1998, promissory notes in the aggregate amount of Y1.9 billion (U.S.$19.4 million). In consideration for the execution of these notes, the revised royalties for these years will approximate 3.6% for those Company-sourced products bearing an Amway trademark and approximately 7.3% for those Company-sourced products bearing an Amway trademark and using an Amway formula or design. The actual royalty payable with respect to these products will depend on actual aggregate sales of such products for the three-year period. The notes are payable in six semiannual installments commencing February 28, 1996, with the final payment due and payable on August 31, 1998.

     Product Purchase Agreement. Pursuant to the Product Purchase Agreement between Amway and the Company, the Company has the right to select the Amway products it desires to purchase from the menu of products Amway makes available to its international affiliates, subject to unavailability due to local regulatory requirements. See " -- Government Regulation -- Product Restrictions." Purchases are evidenced by purchase orders and Amway must use reasonable commercial efforts to fill such orders. In determining whether it has the production capacity to meet an order, Amway is required to treat the Company on a parity with other comparable Amway affiliates based on net sales.

     Prior to September 1, 1992, the Company paid for all of its purchases from Amway in dollars; since that date, purchases have been paid for in yen. The prices for products purchased from Amway are governed by a price schedule which Amway establishes based upon a U.S. dollar "cost plus" base price calculation. In addition to the U.S. dollar "cost plus" base price component of Amway's schedule, the current prices for these products include an implicit dollar/yen exchange rate which the Company has calculated to be approximately Y91 = U.S.$1.00 compared to an implicit exchange rate that applied to product purchases throughout fiscal 1995 of Y104 = U.S.$1.00. Amway has the right to modify, on 30 days' prior written notice, the prices of products to be purchased by the Company from Amway; provided that any change in the U.S. dollar "cost plus" base price component must be made on a consistent basis for all Amway affiliates. See "Risk Factors -- Operations Outside the United States; Currency Fluctuations" and "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Foreign Exchange Transaction Information."

     Amway indemnifies the Company with respect to any defect in, or any harm caused by, any product purchased from Amway under the Product Purchase Agreement or failure of any such products to comply with local regulatory requirements in Japan. Under the Product Purchase Agreement, Amway is required to maintain product liability insurance with respect to products that the Company purchases from Amway. The Product Purchase Agreement also provides that the Company may be a named insured on such product liability policies with its own independent rights under such policies.

     Support Services Agreement. Amway provides various administrative support services for the Company. Support services provided include legal, accounting, tax, treasury, marketing, insurance, inventory control, investor relations and human resources. Charges for these services include direct costs incurred by Amway for investor relations services and direct costs payable by Amway to third parties for such services. Prior to

September 1, 1993, these charges also included certain internal labor costs relating to those services provided by Amway to the Company. These internal labor costs were eliminated effective September 1, 1993 (except for those expenses incurred in connection with investor relations services). See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Foreign Exchange Transaction Information" and "Certain Transactions."

     In addition, the Support Services Agreement provides that the Company will, upon the request of Amway, provide assistance to Amway with respect to Amway products specifically formulated for the special needs and preferences of the Japanese market. Under the Support Services Agreement, Amway reimburses the Company for certain costs and expenses relating to such assistance provided by the Company to Amway.

     The Company has the right to discontinue receiving any of such services or to terminate the Support Services Agreement at any time upon six months' notice to Amway. Amway has agreed not to discontinue any services that Amway continues to provide to its other international affiliates. If Amway determines to discontinue any service to all of its international affiliates, it may do so upon six months' notice to the Company. There can be no assurance that the Company would be able to obtain such services from alternative suppliers or, if obtained, at a cost comparable to that charged by Amway.

     General Provisions. Each of the Trademark License Agreement, Product Purchase Agreement and Support Services Agreement is for a term ending on August 31, 2011, and is subject to renegotiation after December 31, 1999 in the event that members of the families of, or trusts or foundations established by or for the benefit of, Richard M. DeVos or Jay Van Andel on a combined basis no longer beneficially own a majority of the voting stock of the Company. Such renegotiation is to promote the protection of the Amway trademarks and product quality, as well as to ensure the confidentiality of Amway trade secrets.

GOVERNMENT REGULATION

     The Company operates in Japan pursuant to various regulatory frameworks. These regulatory frameworks, as summarized below, affect the Company's direct selling, general trade, securities, import/export and distribution activities in addition to many other areas of the Company's business.

     Direct Selling Law. The Company is subject to certain provisions of the Japanese Door-to-Door Sales Law (the "Sales Law"), issued by the Ministry of International Trade and Industry (the "MITI"). The Sales Law is broadly drafted to cover sales other than those made in stores and therefore covers the direct selling method of the Sales Plan. The Sales Law is intended to ensure fair transactions involving door-to-door sales, mail order sales as well as chain sales transactions through various requirements, including certain disclosure to purchasers of products, refund procedures and, with respect to door-to-door sales, an eight-day "cooling-off period."

     The Company believes that its method of distribution is in compliance in all material respects with the Sales Law. However, since this statute could be interpreted by regulators in a manner which could impact the Company's operations, there can be no assurance that new interpretations of the existing laws and regulations would not have a material adverse effect on the Company's operations. In addition, it has been reported that the MITI may submit an amendment to the Sales Law for consideration by the Japanese legislature at its next scheduled session beginning in December 1995. Although no draft legislation has been made available, the reports suggest that the primary focus of any amendment will likely be upon establishing refund procedures for sales through telephonic solicitation as well as increasing criminal penalties for illegal sales practices. There can be no assurance that any such amendment to the Sales Law would not have a material adverse effect on the Company's operations. See "Risk Factors -- Regulation of Certain Direct Selling Activities."

     Fair Trade Laws. The Company's operations and the activities of distributors are regulated by the Anti-Monopoly Law and the guidelines concerning distribution systems and business practice (the "Guidelines") issued thereunder by the Fair Trade Commission of Japan in 1991. The Guidelines are intended to assure fair and free competition as well as broadly regulate, among other areas, resale price maintenance, sole distributorship contracts, rebates and assignment of exclusive sales territories. The Company believes that it is in compliance in all material respects with the Guidelines. There can be no assurance, however, that new guidelines or amendments to the Anti-Monopoly Law would not have a material adverse effect on the Company's operations.

     Securities Laws. The Common Stock is currently registered with the JSDA as Japanese OTC traded shares and the Company is subject to the Securities and Exchange Law of Japan, as amended (the "Securities and Exchange Law"), and ordinances and regulations thereunder, as well as requirements of the JSDA. Under the Securities and Exchange Law and the JSDA's requirements, the Company is subject to periodic and other reporting requirements, including filings of annual and semiannual securities reports, business reports and financial reports with the Ministry of Finance ("MOF") and the JSDA.

     Foreign Ownership and Import. The Company operates in accordance with company, trade, tax and the foreign investment laws of Japan. The Company was formed as a joint stock corporation (kabushiki kaisha) in accordance with the Commercial Code. Foreign investment is regulated by the Foreign Exchange and Foreign Trade Control Law of Japan, as amended (the "Foreign Exchange Law"). There are no limitations on the repatriation of capital, earnings or the sales proceeds for goods imported, provided that the underlying transactions are proper and legal. Imports are controlled by the Foreign Exchange Law, and as a signatory to the General Agreement on Tariffs and Trade, as amended ("GATT"), Japan adheres to GATT requirements relative to customs duties. Additionally, customs duties are covered by the Customs Duty Law, the Customs Tariff Law and the Customs Duty Temporary Measures Law.

     Intellectual Property Protection. The Company considers the Amway trademarks important to its business. Pursuant to the Trademark License Agreement with Amway, the Company has the exclusive license to use the Amway trademark and the individual product trademarks used on Amway products in the Company's market. Pursuant to this Agreement, Amway is responsible for filing, maintaining and defending the trademarks and other intellectual property licensed to the Company. See " -- Relationship with Amway -- Trademark License Agreement". Amway policy is to secure trademark registration for the Amway trademark in all core product lines and any other relevant product and service classifications, as well as to register a basic portfolio of product trademarks. Where applicable, Amway registers the foreign language equivalents of the Amway trademark. Where possible, Amway's policy is also to perfect patent filing for products or components, particularly in the Housewares Line. For example, Amway has filed for and obtained patent protection on components of the water treatment system in Japan.

     Japan is a participant in the major international conventions for the protection of intellectual property. In addition, the Company believes that Japan's Patent Law, Trademark Law, Copyright Law and Unfair Competition Prevention Law, among other laws, provide adequate protection for the intellectual property Amway licenses to the Company.

     Product Restrictions. Some of the Company's products, particularly vitamins, certain nutritional supplements and cosmetics, are subject to the Pharmaceutical Business Law, the Food Sanitation Law and other health, sanitation and labeling laws and regulations. Under the Pharmaceutical Business Law, in the event that a distributor promotes the sale of vitamin products or nutritional supplements by claiming that such vitamin products or nutritional supplements would have a pharmaceutical effect, the distribution of vitamin products or nutritional supplements by such distributor may constitute a violation of the Pharmaceutical Business Law. Certain of the Company's products require licenses for importation.

     Product Liability. On July 1, 1995, a new product liability law went into effect in Japan. This law permits consumers to establish product liability claims against manufacturers and importers of goods upon a showing of a defective condition in such goods rather than negligence as was previously required. As a result of this new law, Amway as the manufacturer and the Company as the importer of consumer products may be subject to increased potential liability for loss or injury caused by such products.

LEGAL PROCEEDINGS

     The Company is a party to certain routine litigation incidental to its business, none of which is currently expected to have a material adverse effect on the Company's financial condition or results of operations.

EMPLOYEES

     At August 31, 1995, the Company had approximately 635 permanent full-time employees, approximately 75 other contract temporary employees and approximately 250 temporary employees. The Company has no union employees and no collective bargaining agreements. The Company considers its employee relations to be excellent. The distributors are independent contractors and are not employees of the Company. See
" -- Distribution."

PROPERTIES

     The Company has no manufacturing facilities. The Company has office facilities and Regional Distribution Centers (including warehouses) located throughout Japan all of which currently are leased by the Company. The following table summarizes the number of facilities in which the Company currently has operations in addition to its registered head office and main office in Tokyo:

                                                                       REGIONAL        CUSTOMER
                                                                     DISTRIBUTION      SERVICE
                                                                      CENTERS(1)       OFFICES
                                                                     ------------    ------------
    Fukuoka.......................................................         1               1
    Hiroshima.....................................................        --               1
    Ishikawa......................................................        --               1
    Kobe..........................................................         1(2)           --
    Nagoya........................................................        --               1
    Okinawa.......................................................         1(3)           --
    Osaka.........................................................        --               1
    Sapporo.......................................................         1               1
    Sendai........................................................        --               1
    Tokyo.........................................................         1               1
                                                                          --              --
         Total....................................................         5               8
                                                                     =========       =========

---------

(1) The Company's warehouse operations at its Regional Distribution Centers in Fukuoka, Kobe, Okinawa, Sapporo and Tokyo are operated for the Company by third parties under contracts expiring at various dates from 1996 through 1997.

(2) In January 1995, the Kobe area sustained a major earthquake. The Company's Regional Distribution Center in Kobe was relatively undamaged, although it was inaccessible through April 3, 1995.

(3) Leased by the warehouse operator.

     In order to demonstrate its long-term commitment in Japan, to enhance the Company's image, to strengthen its corporate identity and to take advantage of current Japanese real estate market conditions, the Company acquired in March 1995 a 3,561 square meter parcel of land in Tokyo for the construction of a new headquarters facility. Certain additional events must occur prior to July 1, 1996 before the site is available for construction. Accordingly, construction of the facility is not planned to commence before fiscal 1997. It is anticipated that this facility will be available for occupancy in fiscal 1999. The purchase price for the land aggregated Y19.4 billion (U.S.$198.0 million). The total capital cost of this headquarters project is currently estimated to be between Y27.5 billion (U.S.$280.6 million) and Y32.5 billion (U.S.$331.6 million).

     In addition, the Company purchased a 22,296 square meter parcel of land in Tokyo in July 1995 for the construction of a new Tokyo Regional Distribution Center. The purchase price for this land, which was paid in cash, was Y4.7 billion (U.S.$48.0 million). It is anticipated that construction of this Regional Distribution Center will begin in December 1995 and that this facility will be operational beginning in February 1997. The total cost of this project is currently estimated to be between Y13.8 billion (U.S.$140.8 million) and Y14.4 billion (U.S.$146.9 million). See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth certain information regarding the Company's directors and executive officers:

            NAME            AGE                             POSITION
-------------------------------           ---------------------------------------------
Richard M. DeVos, Jr.       40            Chairman; Director
Stephen A. Van Andel        40            Vice-Chairman; Director
Richard S. Johnson          53            President; Representative Director
Takashi Kure                44            Vice President and Chief Planning Officer;
                                          Director
Yoshizo Matsushita          60            Vice President and Chief Financial Officer;
                                          Director
Hisao Hattori               70            Director Executive Director of the
                                          President's Office/Public Relations and
                                          External Affairs; Director
Hitoshi Tsurumoto           55            Director of Human Resources; Director
Noboru Makino               74            Director
Nobuyuki Nakahara           60            Director
Yoshikazu Takaishi          65            Director
Bert Crandell               42            Marketing Division Director
Patric J. Sullivan          52            Distributor Relations Division Director
Shigeo Kobayashi            48            National Distribution Manager

     Richard M. DeVos, Jr. has been Chairman of the Company since January 1995 and a director of the Company since November 1994. Since January 1995, Mr. DeVos has been President of Amway Asia Pacific Ltd. Mr. DeVos has been President of Amway since 1993. Mr. DeVos was President and Chief Executive Officer of the Orlando Magic Ltd. from 1991 to 1993. Mr. DeVos is Chairman of the Windquest Group, a multi-company management group which he founded in 1989. Prior to that, Mr. DeVos was Vice President- International of Amway since 1984. Previously, Mr. DeVos held various research and development, manufacturing, distribution, marketing, finance, public relations and government affairs positions with Amway. Mr. DeVos holds a Bachelor of Business Administration degree from Northwood University and has attended the Executive Study Program at the Wharton School of the University of Pennsylvania. Mr. DeVos is also a director of Amway Asia Pacific Ltd.

     Stephen A. Van Andel has been Vice-Chairman of the Company since January 1995 and a director of the Company since November 1994. Since January 1995, Mr. Van Andel has been Chairman of Amway Asia Pacific Ltd. Mr. Van Andel has been Chairman of Amway since September 1, 1995 and Chairman of the Executive Committee of Amway since 1993 as well as a member of the Policy Board of Amway since 1992. Since 1993, Mr. Van Andel also has been Vice President-Corporate Affairs of Amway. Mr. Van Andel was appointed Vice President-Marketing of Amway in 1988 and in 1991, he became Vice President-Americas. Prior to 1988, Mr. Van Andel held various administrative and management positions with Amway. Mr. Van Andel holds a Bachelor's degree from Hillsdale College and a Masters of Business Administration from Miami University. Mr. Van Andel is also a director of Amway Asia Pacific Ltd.

     Richard S. Johnson has been President and Representative Director of the Company since 1991. Mr. Johnson joined Amway in 1990 as General Manager of Amway Germany. Prior to joining Amway, Mr. Johnson was President of Tupperware Pacific. Mr. Johnson holds a Bachelor's Degree from the University of Pennsylvania and a Masters of Business Administration Degree from Harvard Business School.

     Takashi Kure has been Vice President and Chief Planning Officer of the Company since January 1995 and a director of the Company since 1987. Prior to becoming Chief Planning Officer, Mr. Kure served as Vice

President and Chief Operating Officer since 1990. Between 1989 and 1990, Mr. Kure served as Director of Sales and Marketing. Previously, Mr. Kure served as Director of Operations and Manager of Information Systems Control Department of the Company. Mr. Kure joined the Company in 1985 as Manager of the EDP Department. Mr. Kure holds a Bachelor's Degree from Cornell University.

     Yoshizo Matsushita has been Vice President and Chief Financial Officer of the Company since April 1, 1994 and a director of the Company since 1990. Mr. Matsushita joined the Company in 1989 as Division Manager of Finance and served as Director of Finance from 1990 to 1994. Prior to joining the Company, Mr. Matsushita held various manufacturing and finance positions with Nihon Tetra Pak K.K. Mr. Matsushita holds a Bachelor's of Business Administration Degree from Meiji University.

     Hisao Hattori has been Executive Director of the President's Office/Public Relations and External Affairs since February 1994 and a director of the Company since 1992. Mr. Hattori joined the Company in 1987 as Statutory Auditor and in 1988 became Director of the President's Office and from 1992 to 1994 served as Executive Director of the President's Office. Prior to joining the Company, Mr. Hattori held various administrative positions with IBM Japan Limited.

     Hitoshi Tsurumoto has been Director of Human Resources and a director of the Company since 1990. Mr. Tsurumoto joined the Company in 1989 as Manager of Human Resources and Administration. Prior to joining the Company, Mr. Tsurumoto held various personnel and administrative positions with Wyeth Japan Limited. Mr. Tsurumoto holds a Bachelor's Degree from Hokkaido University of Education.

     Noboru Makino has been a director of the Company since November 1994. Since 1990, Mr. Makino has served as an Advisory Director to Mitsubishi Research Institute, Ltd. Prior to that Mr. Makino was Director and Chairman of Mitsubishi Research Institute, Ltd. since June 1984. Mr. Makino holds a Master's Degree from Tokyo University.

     Nobuyuki Nakahara has been a director of the Company since November 1994. In March 1994, Mr. Nakahara became a Honorary Chairman of Tonen Corporation ("Tonen"). Since March 1986, he was Representative Director and President of Tonen. Mr. Nakahara holds a Bachelor's of Economics Degree from Tokyo University.

     Yoshikazu Takaishi has been a director of the Company since November 1994. Between November 1993 and November 1994, he was statutory auditor of the Company. In April 1993, Mr. Takaishi established Takaishi Law Office. Prior to that, Mr. Takaishi was Managing Director (Legal Affairs and Intellectual Property) for IBM Japan Limited. Mr. Takaishi holds a Bachelor's of Law Degree from Nihon University and has been an attorney-at-law since 1957.

     Bert Crandell has been Marketing Division Director of the Company since September 1992. Mr. Crandell has been employed by Amway since 1978 in a variety of research and development and marketing positions. Mr. Crandell holds a Bachelor's Degree from Michigan State University.

     Patric J. Sullivan has been Distributor Relations Division Director of the Company since January 1994. Mr. Sullivan has been employed by Amway since 1971 in a variety of distributor relations positions. Mr. Sullivan holds a Bachelor's Degree from Aquinas College.

     Shigeo Kobayashi has been National Distribution Manager of the Company since he joined the Company in November 1988. Mr. Kobayashi holds a Bachelor's Degree of Mathematics from Science University of Tokyo.

     Effective as of the Ordinary General Meeting of Shareholders on November 29, 1995, Mr. Hattori will be retiring from his positions as a director of the Company and as Executive Director of the President's Office/ Public Relations and External Affairs after eight years of distinguished service. The Company has nominated Tomiaki Nagase for election by the shareholders at the Ordinary General Meeting of Shareholders on November 29, 1995 as a director of the Company to succeed Mr. Hattori. In addition, Mr. Nagase will be appointed as an executive officer of the Company.

     Tomiaki Nagase, age 60, has been an employee of the Company since July 1, 1995. Mr. Nagase was previously Senior Managing Director of Kao Corporation, a multi-national corporation involved in the manufacture and sale of consumer products ("Kao"), from March 1992 until June 1995. Previously, Mr. Nagase held various operational and marketing managerial positions with Kao as well as serving as a member of its board of directors. In addition, Mr. Nagase has previously held managerial positions with The Fuji Bank, Limited and Asian Development Bank. Mr. Nagase holds a Bachelor's Degree in Economics from Gakushuin University.

     The Company's Statutory Auditors are Akira Toriumi (a former employee of the Company), Kouichi Kura (full-time external Statutory Auditor of the Company), Lawrence M. Call (Chief Financial Officer of Amway and an officer of various of its affiliates) and Craig N. Meurlin (General Counsel of Amway and an officer of various affiliates).

                       PRINCIPAL AND SELLING SHAREHOLDERS

PRINCIPAL SHAREHOLDERS

     The following table sets forth certain information as to the ownership of Common Stock as of August 1, 1995 by (i) the Principal Shareholders and as adjusted to reflect the deposit of Common Stock, as represented by ADSs, with the collateral agent in connection with the delivery by the Selling Shareholders, on the Exchange Date, of ADSs or shares of Common Stock, which will be exchanged for the PEPS, (ii) each person owning of record or known to the Company to be the beneficial owner of more than 10% of the Common Stock and
(iii) the Company's officers and directors as a group. All information with respect to beneficial ownership has been furnished by the respective Principal Shareholder, more than 10% shareholder, executive officer or director, as the case may be. Unless otherwise indicated, the persons named below have sole voting and investment power with respect to the number of shares of Common Stock set forth opposite their names.

                                                                  NUMBER OF             SHARES TO BE
                                  SHARES BENEFICIALLY OWNED         SHARES           BENEFICIALLY OWNED
                                    PRIOR TO THE OFFERING        REPRESENTED         AFTER THE EXCHANGE
       NAMES AND ADDRESSES        --------------------------       BY ADSS        -------------------------
       OF BENEFICIAL OWNERS         NUMBER        PERCENTAGE     DEPOSITED(1)       NUMBER       PERCENTAGE
--------------------------------------------      ----------     ------------     ----------     ----------
Jay and Betty J. Van Andel
  7186 Windy Hill Drive, S.E.
  Grand Rapids, Michigan 49546    63,455,500(2)      42.4%         3,915,751(3)   59,539,749        39.8%
David Van Andel
  6962 Ada Drive
  Grand Rapids, Michigan 49546    29,695,000(4)      19.8%                --      29,695,000        19.8%
Richard M. and Helen DeVos
  1840 South Ocean Blvd.
  Manapalan, Florida 33462        50,173,500(5)      33.5%                --      50,173,500        33.5%
Richard M. DeVos, Jr.
  2003 Hillsboro, S.E.
  Grand Rapids, Michigan 49546    11,020,500(6)       7.4%         3,915,751(7)    7,104,749         4.7%
All officers and directors
  as a group (16)                 11,042,500          7.4%         3,915,751(7)    7,126,749         4.8%

---------

(1) Assuming no exercise of the Underwriters' over-allotment option. Each ADS represents one-half of one share of Common Stock.

(2) Includes 33,760,500 shares (22.6%) of Common Stock held by the Jay Van Andel Trust, 26,956,000 shares (18.0%) of Common Stock held by Japan HC I, Inc. and 2,739,000 shares (1.8%) of Common Stock held by the Jay and Betty J. Van Andel Foundation (the "Van Andel Foundation"). Under the terms of the Jay Van Andel Trust, Jay Van Andel has sole voting and dispositive power with respect to the shares of Common Stock held by such Trust. Jay Van Andel is a director of Japan HC I, Inc. with shared voting and dispositive power with respect to the shares of Common Stock held by Japan HC I, Inc., and a co-trustee of the Van Andel Foundation with shared voting and dispositive power with respect to the shares of Common Stock held by such Foundation. As the sole beneficiary of the Betty J. Van Andel Trust, which is the sole shareholder of Japan HC I, Inc., Betty J. Van Andel has shared voting and dispositive power with respect to the shares of Common Stock held by Japan HC I, Inc. due to her right to revoke such Trust. Jay Van Andel and Betty J. Van Andel are married; as a consequence, each may be deemed to be the beneficial owner of all of the shares listed.

(3) The Jay Van Andel Trust will deposit with the collateral agent, as security for its obligations under its Purchase Contract, 4,894,689 shares of Common Stock, as represented by 9,789,378 ADSs, in connection with its delivery to the Trust, on the Exchange Date, of ADSs or Common Stock in exchange for the PEPS.

(4) Includes 26,956,000 shares (18.0%) of Common Stock held by Japan HC I, Inc. and 2,739,000 shares (1.8%) of Common Stock held by the Van Andel Foundation. David Van Andel is a director of Japan HC I, Inc. with shared voting and dispositive power with respect to the shares of Common Stock held by Japan HC I, Inc., and a co-trustee of the Van Andel Foundation with shared voting and dispositive power with respect to the shares of Common Stock held by such Foundation.

(5) Includes 25,995,000 shares (17.4%) of Common Stock held by RDV(AJL) Holdings, Inc., 21,439,500 shares (14.3%) of Common Stock held by HDV(AJL) Holdings, Inc., 2,739,000 shares (1.8%) of Common Stock held by the Richard and Helen DeVos Foundation (the "DeVos Foundation"). The Richard DeVos Trust is the sole shareholder of RDV(AJL) Holdings, Inc. The Helen DeVos Trust is the sole shareholder of HDV(AJL) Holdings, Inc. Richard M. DeVos is a co-trustee of the Richard DeVos Trust and a co-trustee of the Helen DeVos Trust in each case with shared and dispositive power of the shares of Common Stock indirectly held by such trusts. Helen DeVos is a co-trustee of the Helen DeVos Trust and a co-trustee of the Richard DeVos Trust in each case with shared voting and dispositive power of the shares of Common Stock indirectly held by such trusts. Richard M. DeVos, Helen DeVos and Jerry L. Tubergen are each a co-trustee of the DeVos Foundation and each has shared voting and dispositive power of the shares of Common Stock held by the DeVos Foundation.

(6) Includes 2,505,500 shares (1.7%) of Common Stock held by RDV GRIT Holdings, Inc., 6,515,000 shares (4.4%) of Common Stock held by HDV GRIT Holdings, Inc. and 2,000,000 shares (1.3%) of Common Stock held by RDV Capital Management L.P. II. Richard M. DeVos, Jr. and Jerry L. Tubergen are directors of each of RDV GRIT Holdings, Inc. and HDV GRIT Holdings, Inc. with shared voting and dispositive power of the shares of Common Stock held by such corporations. RDV Corporation is the general partner of RDV Capital Management L.P. II. As a director of RDV Corporation, Richard M. DeVos, Jr. shares voting and dispositive power of the shares of Common Stock held by RDV Capital Management L.P. II. Richard M. DeVos, who holds an indirect interest in RDV GRIT Holdings, Inc., but has no voting or dispositive power with respect to the shares of Common Stock held by such corporation, disclaims beneficial ownership of such shares. Helen DeVos, who holds an indirect interest in HDV GRIT Holdings, Inc., but has no voting or dispositive power with respect to the shares of Common Stock held by such corporation, disclaims beneficial ownership of such shares.

(7) HDV GRIT Holdings, Inc. will deposit with the collateral agent, as security for its obligations under its Purchase Contract, 4,894,689 shares of Common Stock, as represented by 9,789,378 ADSs, in connection with its delivery to the Trust, on the Exchange Date, of ADSs or Common Stock in exchange for the PEPS.

SELLING SHAREHOLDERS

     The following table sets forth certain information as to the ownership of Common Stock as of August 1, 1995 by the Selling Shareholders listed below. The Selling Shareholders are Principal Shareholders. In addition, the table below sets forth information as to the ownership of Common Stock, as adjusted to reflect the deposit of Common Stock, as represented by ADSs, with the collateral agent in connection with the delivery by the Selling Shareholders, on the Exchange Date, of ADSs or shares of Common Stock, which will be exchanged for the PEPS. See "Risk Factors -- Relationship and Potential Conflicts of Interest with Amway," " -- Controlling Shareholders," "Business -- Relationship with Amway" and "Certain Transactions."

                                        SHARES BENEFICIALLY         NUMBER OF             SHARES TO BE
                                               OWNED                  SHARES           BENEFICIALLY OWNED
                                       PRIOR TO THE OFFERING       REPRESENTED         AFTER THE EXCHANGE
        NAMES AND ADDRESSES           ------------------------       BY ADSS        ------------------------
       OF BENEFICIAL OWNERS             NUMBER      PERCENTAGE     DEPOSITED(1)       NUMBER      PERCENTAGE
-----------------------------------   ----------    ----------     ------------     ----------    ----------
Jay Van Andel Trust(2)                33,760,500       22.6%        3,915,751       29,844,749       19.9%
HDV GRIT Holdings, Inc.(3)             6,515,000        4.4%        3,915,751        2,599,249        1.7%

---------

(1) The table set forth above assumes that the Underwriters' over-allotment option is not exercised. In connection with the Offering, the Trust has granted the Underwriters a 30-day option to purchase up to an additional 2,348,643 PEPS which may require the Selling Shareholders to deposit the following number of additional shares of Common Stock, as represented by ADSs, with the collateral agent as security for delivery by the Selling Shareholders, on the Exchange Date, of ADSs or Common Stock in exchange for the PEPS: Jay Van Andel Trust 1,467,902; and HDV GRIT Holdings, Inc. 1,467,902. Each ADS represents one-half of one share of Common Stock.

(2) Under the terms of the Jay Van Andel Trust, Jay Van Andel has sole voting and dispositive power with respect to the shares of Common Stock held by the Jay Van Andel Trust and as a result is the beneficial owner of the shares of Common Stock held by such Trust. Jay Van Andel and Betty J. Van Andel are married; as a consequence, Betty J. Van Andel may be deemed to be the beneficial owner of such shares.

(3) Richard M. DeVos, Jr. and Jerry L. Tubergen are directors of HDV GRIT Holdings, Inc. with shared voting and dispositive power of the shares of Common Stock held by HDV GRIT Holdings, Inc. and as a result are the beneficial owners of such shares. Helen DeVos, who holds an indirect interest in HDV GRIT Holdings, Inc., but has no voting or dispositive power with respect to the shares of Common Stock held by such corporation, disclaims beneficial ownership of such shares.

                              CERTAIN TRANSACTIONS

     Members of the DeVos and Van Andel families own all of the outstanding shares of Amway. Following the Exchange (assuming no other disposition or acquisition of Common Stock or ADSs by the Principal Shareholders prior to the Exchange Date), the Principal Shareholders will collectively own beneficially 78.1% of the outstanding shares of Common Stock (77.3% if the Underwriters' over-allotment option is exercised in full). See "Principal and Selling Shareholders."

     Approximately 80% of the Company's fiscal 1995 net sales was derived from the distribution of products in the four core Amway product lines at prices and on other terms provided in the Product Purchase Agreement between Amway and the Company. In addition, Amway has granted the Company the exclusive right in Japan to use the Amway trademark and individual product trademarks. Amway also provides a broad range of administrative and technical assistance to the Company pursuant to various assistance agreements with the Company. For a summary of the terms of the agreements between Amway and the Company, see
"Business -- Relationship with Amway." During fiscal 1993, fiscal 1994 and fiscal 1995, pursuant to the agreements between Amway and the Company, the Company paid Amway a total of Y23.8 billion (U.S.$242.9 million), Y28.2 billion (U.S.$287.8 million) and Y28.6 billion (U.S.$291.8 million), respectively, for the purchase of products; and Y633.0 million (U.S.$6.5 million), Y290.0 million (U.S.$3.0 million) and Y385.0 million (U.S.$3.9 million), respectively, for services provided to the Company. In addition, the Company has paid Amway in advance through the issuance of promissory notes for royalties under the Trademark License Agreement, in the aggregate amount of Y1.9 billion (U.S.$19.4 million) for fiscal 1996 through 1998. See "Business -- Relationship with
Amway -- Trademark License Agreement."

     In connection with the reorganization of certain Amway affiliates in December 1993 as part of the capitalization of AAP, the Company transferred to AAP the stock of Amway Pacific Limited, a former subsidiary of the Company, through which the Company held a 95% interest in the joint venture company formed as the exclusive distribution vehicle for Amway products in the People's Republic of China. This resulted in the acquisition by the Company of 972,222 shares of common stock of AAP, representing an acquisition price of approximately Y1.9 billion (U.S.$17.5 million) (based on the Noon Buying Rate of Y110.70 = U.S.$1.00 prevailing on December 21, 1993). This price was established principally based upon an independent valuation. As a result of this transaction, the Company owns approximately 2% of AAP's common stock. The Principal Shareholders own approximately 83% of AAP's common stock, with the remainder publicly held.

     Takaishi Law Office, of which Mr. Takaishi, a director of the Company, is the founder, provided legal services to the Company in fiscal 1993, 1994 and 1995 and it is anticipated that it will provide legal services to the Company in fiscal 1996.

     The Company has agreed to pay approximately Y50.0 million (U.S.$0.5 million) of the costs and expenses of the Offering. The Company will indemnify the Selling Shareholders and the Underwriters of the PEPS against certain liabilities, including liabilities under the Securities Act.

                          DESCRIPTION OF CAPITAL STOCK

     Set forth below is a discussion of the material provisions of the Common Stock, including brief summaries of certain provisions of the Articles of Association and the Company's Share Handling Regulations (the "Share Handling Regulations"), as currently in effect, and of the Commercial Code. These summaries do not purport to be complete and are qualified in their entirety by reference to the full Articles of Association and the full Share Handling Regulations which have been filed as exhibits to the Registration Statement of which this Prospectus is a part.

GENERAL

     Under the Articles of Association, the presently authorized capital stock of the Company consists of 256,000,000 shares of Common Stock, which may be issued as no par value shares or with a par value of Y50 per share. As of August 31, 1995, 149,624,951 no par value shares were issued and outstanding. No Y50 par value shares are outstanding. Under the Commercial Code, the Company may, by resolution of the Board of Directors, convert par value shares into no par value shares and vice versa, provided that in the latter case, the total par value may not be more than the Company's stated capital. The Commercial Code requires that shares be in registered form. Under the Commercial Code, shares are transferable by delivery of share certificates, but in order to assert shareholders' rights against the Company, the transferee must have its name registered on the Company's register of shareholders. The Share Handling Regulations require shareholders to file their names, addresses and seal impressions with The Yasuda Trust and Banking Company, Limited, the transfer agent for the Company, and foreign shareholders customarily using a signature may file a specimen signature in lieu of a seal impression. Shareholders not resident in Japan are required to file a mailing address in Japan or appoint a resident proxy in Japan. These requirements do not apply to the holders of ADSs or ADRs.

     The central clearing system of share certificates under the Law Concerning Central Clearing of Share Certificates and Other Securities of Japan started to operate in October 1991. Under this system, a holder of shares of Common Stock may choose, at its discretion, to participate in this system and all certificates of shares of Common Stock elected to be put into this system will be deposited with the central clearing system (through a participating institution, such as a securities company or bank, having a clearing account with the clearing house, if the holder is not such a securities company or bank) and all such shares will be registered in the name of the clearing house on the Company's register of shareholders. Each participating shareholder will in turn be registered in the Company's register of beneficial shareholders and be treated the same way as shareholders registered on the Company's register of shareholders. This system is intended to reduce paperwork required in connection with the transfer of title to share certificates.

DIVIDENDS

     The Articles of Association provide that the Company's financial accounts shall be closed on August 31 of each year and that dividends, if any, shall be paid to the shareholders of record at the close of business as of such date. Pursuant to the Commercial Code, after the close of the fiscal year, the Board of Directors prepares, among other things, a proposal for appropriation of profits and retained earnings for year-end dividends, legal reserve and other reserves, and such appropriation customarily includes a bonus to Directors and Statutory Auditors. This proposal is then submitted to the Board of Statutory Auditors of the Company and the independent certified public accountants for their review and comments. Then the proposal accompanied by the Board of Statutory Auditors' and independent accountant's reports are submitted for shareholder approval at the Ordinary General Meeting of Shareholders, which, pursuant to the Articles of Association, must be convened within three months after the close of the fiscal year and is customarily held in November of each year.

     In addition to year-end dividends, the Board of Directors may by resolution declare an interim cash dividend (which may include special or commemorative dividends) to shareholders of record as of the close of the last day of February of each year, without prior shareholder approval, but subject to the restrictions described below. The requisite appropriation of profits and retained earnings and related transfer of the applicable amount to legal reserve occurs at the time of the payment of the interim dividend from funds available for such purpose as described below. Payment of interim dividends reduces the funds legally available for the payment of year-end dividends for the fiscal year in which such interim dividends are resolved and paid.

     As a result of amendments to the Commercial Code, effective October 1993, the Company is required to have three Statutory Auditors (previously two), of which at least one (previously none) is required to be an "external" auditor, which is an auditor who has not been a director, manager or employee of the Company or its subsidiaries during the last five years. As required by the amendments to the Commercial Code, the Statutory Auditors formed a Board of Statutory Auditors consisting of Lawrence M. Call, Akira Toriumi, Kouichi Kura (who serves as external statutory auditor) and Craig N. Meurlin.

     As a result of amendments to the Commercial Code, beginning in September 1995, the Board of Directors is required to submit its proposal for the appropriation of profits and retained earnings for year-end dividends, legal reserve and other reserves and bonus to the Company's Board of Statutory Auditors, in lieu of its Statutory Auditors. Then, the proposal is required to be submitted for shareholder approval at the Ordinary General Meeting of Shareholders accompanied by a report of the Board of Statutory Auditors of the Company, in lieu of the Statutory Auditors' report.

     The amendments to the Commercial Code which took effect on April 1, 1991 eliminated certain provisions relating to stock dividends. Under the Commercial Code, the shareholders may, by resolution at a Ordinary General Meeting of Shareholders, transfer to the Company's stated capital account any amount which could otherwise be distributed as year-end dividends and the Board of Directors may, by its resolution, pay a dividend in the form of additional shares of Common Stock, by way of a stock split without affecting the par value thereof, up to the amount so transferred to the Company's stated capital account.

     Under the Commercial Code, the Company may not make any distribution of profits by way of year-end dividends or interim dividends for any fiscal year unless it has set aside in its legal reserve an amount equal to at least one-tenth of the amount paid by way of appropriation of profits and retained earnings for such fiscal year or equal to one-tenth of any interim dividend, as the case may be, until the legal reserve equals one-quarter of its stated capital. Under the Commercial Code, the Company may distribute profits by way of year-end or interim dividends out of the excess of its net assets over the aggregate of (i) its stated capital, (ii) its additional paid-in capital, (iii) its accumulated legal reserve, (iv) the legal reserve to be set aside in respect of the dividend concerned and any other proposed payment by way of appropriation of profits and retained earnings; (v) the excess, if any, of unamortized expenses incurred in preparation for commencement of business and in connection with research and development expense over the aggregate of amounts referred to in (ii), (iii) and (iv) above; and (vi) the book value, as stated on its balance sheet as at the last day of the fiscal year concerned, of the shares of Common Stock, if any, which have been purchased and held by the Company for the purpose of transfer to its employees (see " -- Repurchase by the Company of its Common Stock" below). In the case of interim dividends, the net assets are calculated by reference to the balance sheet as at the last closing of the Company's accounts, but adjusted to reflect (A) any subsequent payment by way of appropriation of profits and retained earnings and the related transfer to the legal reserve; (B) any subsequent transfer of profits and retained earnings to stated capital; and (C) if the Company has been authorized pursuant to a resolution of the Ordinary General Meeting of Shareholders relating to the immediately preceding fiscal year to purchase shares of Common Stock for the purpose of transfer to its employees or for the purpose of cancellation (see
" -- Repurchase by the Company of its Common Stock" below), the total amount of the purchase price for the shares authorized by such resolution to be paid by the Company for such purpose. Interim dividends may not be paid where there is a risk that at the end of the fiscal year there might not be any excess of net assets over the aggregate of the amounts referred to in clauses (i) through (vi) above. As of August 31, 1995, the net assets of the Company determined in accordance with the Commercial Code were Y75.7 billion (U.S.$772.4 million), its stated capital was Y12.5 billion (U.S.$127.6 million), its additional paid-in capital was Y14.9 billion (U.S.$152.0 million) and its legal reserve was Y3.1 billion (U.S.$31.6 million).

     In Japan the "ex-dividend" date and the record date for dividends precede the date of determination of the amount of the dividend to be paid. See
" -- Record Date." For information as to taxation of dividends, see
"Taxation -- Japanese Taxation."

TRANSFER OF ADDITIONAL PAID-IN CAPITAL AND LEGAL RESERVE TO STATED CAPITAL AND STOCK SPLITS

     When the Company issues new shares of Common Stock, the entire amount of the issue price of such new shares is required to be accounted for as stated capital, although the Company may account for an amount not exceeding one-half of such issue price as additional paid-in capital (subject to the remainder being not less than the total par value, if any, of the new shares being issued). The Company may, by resolution of the Board of Directors, transfer the whole or any part of additional paid-in capital and legal reserve to stated capital and grant to shareholders additional shares of Common Stock free of charge by way of a stock split without affecting the par value thereof, with reference to the whole or any part of the amount of additional paid-in capital and legal reserve so transferred to stated capital. Such additional shares may also be granted by reference to the amount representing the portion of the issue price of shares of Common Stock in excess of the par value thereof which has been accounted for as stated capital. In either case, following the issuance of additional shares by way of a stock split, the total par value of all outstanding shares may not exceed the Company's stated capital, and the Company's net assets (as of its latest balance sheet date) divided by the total number of shares outstanding must be at least Y500.

     The Commercial Code permits the Company to make a distribution to shareholders by way of a rights issue at a subscription price per share which is less than the par value thereof if (i) the difference between the subscription price and the par value does not exceed the amount of the stated capital minus the aggregate par value of all outstanding shares, divided by the number of new shares to be issued pursuant to such rights issue, (ii) the sum of the net assets of the Company (as appearing on its latest balance sheet) and the total subscription price, divided by the number of the shares outstanding immediately after the issuance of the new shares, is at least Y500 and (iii) the subscription rights are made transferable. In order to satisfy the requirement mentioned in (i) above, the Board of Directors may transfer the whole or any part of additional paid-in capital or legal reserve to stated capital.

JAPANESE UNIT SHARE SYSTEM

     At the Ordinary General Meeting of Shareholders in November 1994, the shareholders approved an amendment to the Articles of Association to reduce the number of shares of Common Stock constituting one unit under the Japanese unit share system from 1,000 shares to 100 shares. As a result, effective February 1, 1995, the number of shares constituting one unit is 100 shares.

     Transferability of Shares Representing Less Than One Unit. Certificates for shares representing less than one unit may only be issued in certain limited circumstances. Because the transfer of shares normally requires delivery of the certificates therefor, fractions of a unit for which no share certificates are issued are not normally transferable. Shares representing less than one unit for which share certificates have been issued continue to be transferable, but the transfer may be registered on the Company's register of shareholders only if the transferee is already a registered shareholder (whether in respect of units or of shares representing less than one unit). Because transfer of ADRs does not require changes in the ownership of the underlying Common Stock, holders of ADRs representing less than one unit of Common Stock are not affected by such restrictions in their ability to transfer such ADRs. However, because transfers of less than a unit of the underlying shares of Common Stock are normally prohibited under the unit share system, under the Deposit Agreement, the right of ADR holders to surrender their ADRs and withdraw the underlying shares of Common Stock for sale in Japan may only be exercised as to whole units of Common Stock. As a result, access to the Japanese markets through the withdrawal mechanism will not be available for dispositions of shares in lots of less than one unit.

     Right of a Holder of Shares Representing Less Than One Unit to Require the Company to Purchase Such Shares. A holder of shares representing less than one unit may at any time require the Company to purchase such shares at their last reported sale price in the Japanese OTC market on the day when such request is served on the transfer agent of the Company or, if no such sale takes place on such day, the price at which the first sale of the shares is effected in the Japanese OTC market thereafter, less applicable brokerage commission. The usual securities transfer tax is applicable to such transactions. Because holders of ADRs representing less than one unit are not able to withdraw the underlying shares of Common Stock from deposit, such holders are unable as a practical matter to exercise this right to require the Company to purchase the underlying shares of Common Stock. See " -- Transferability of Shares Representing Less Than One Unit."

     Other Rights of a Holder of Shares Representing Less Than One Unit. A holder of shares representing less than one unit continues to enjoy in respect of such shares only (i) the right to receive dividends (including interim dividends), (ii) the right to receive shares and/or cash by way of stock split or upon consolidation or subdivision of shares or upon a capital decrease or merger, (iii) the right to be allotted subscription rights with respect to new shares, convertible bonds and bonds with warrants to subscribe for shares when such rights are granted to shareholders, (iv) the right to participate in the distribution of surplus assets in the event of the liquidation of the Company and (v) the right to require the Company to issue replacement share certificates for lost, stolen or destroyed share certificates. All other rights, including voting rights, the right to institute derivative actions and the right to examine the Company's accounting books and records (subject to the further limitation that only holders of 3% or more of a company's shares may have access to such company's accounting books and records), cannot be exercised with respect to shares representing less than one unit.

     Voting Rights of a Holder of Shares Representing Less Than One Unit. A holder of shares representing less than one unit cannot exercise any voting rights with respect to such shares. In calculating the quorum for various voting purposes, the aggregate number of shares representing less than one unit will be excluded from the number of outstanding shares. A holder of shares representing one or more whole units will have one vote for each such share, except as stated in " -- Voting Rights" below.

     Consolidation by Operation of Law of Shares Constituting One Unit into One Share. The unit share system is intended to be an interim measure with a view ultimately to achieve shares of much higher denomination than at present. The Commercial Code contains provisions to the effect that on a date to be specified by separate legislation the shares comprising one unit will be deemed to be consolidated into one share. When the bill specifying such date will be submitted to the Japanese Diet is unknown at present. If the consolidation takes place, the holder of any fractional share constituting one-hundredth of one share or any integral multiple thereof, which may result from such consolidation, will be registered as the holder thereof, in the register of fractional shares, and the holder of any fraction representing less than a whole hundredth of one share will be entitled only limited rights, such as the right to receive a cash payment and/or a distribution of shares by way of stock split. The registered holders of fractional shares may request that the Company issue share certificates, but such fractional shares will not carry voting rights and, unless the Articles of Association are amended to provide otherwise, the entitlement thereof will be limited and will not include the right to receive dividends thereon.

     See "Risk Factors -- Significant Restrictions on Common Stock Under Japanese Unit Share System" and "Description of American Depositary Receipts" for a discussion of the effect of the unit share system on the rights of holders of ADRs.

ORDINARY GENERAL MEETING OF SHAREHOLDERS

     The Ordinary General Meeting of Shareholders to settle accounts of the Company for each fiscal year is normally held in November each year in Tokyo, Japan. In addition, the Company may hold an extraordinary general meeting of shareholders whenever necessary by giving at least two weeks' advance notice to shareholders.

     Under the Commercial Code, notice of any shareholders' meeting, setting forth the place, time and purpose thereof, must be mailed to each shareholder having voting rights (or, in the case of a non-resident shareholder, to his resident proxy or mailing address in Japan appointed or determined pursuant to the Share Handling Regulations) at least two weeks prior to the date set for the meeting.

VOTING RIGHTS

     A shareholder is entitled to one vote per share subject to the limitations on voting rights set forth in the following paragraph and under " -- Japanese Unit Share System" above. Under the Commercial Code, except as otherwise provided by law or by the Articles of Association, a resolution can be adopted at a General Meeting of Shareholders by a majority of the shares having voting rights represented at the meeting. The Commercial Code and the Articles of Association provide, however, that the quorum for the election of Directors and Statutory Auditors shall not be less than one-third of the total number of outstanding shares having voting rights. The Company's shareholders are not entitled to cumulative voting in the election of Directors. A corporate shareholder, more than one-quarter of whose outstanding shares are directly or indirectly owned by the Company, may not exercise its voting rights in respect of the shares of the Company. Shareholders may exercise their voting rights through proxies provided that the proxies are also shareholders holding voting rights.

     The Commercial Code provides that in order to amend the Articles of Association and in certain other instances, including a reduction of the stated capital, the removal of a Director or Statutory Auditor, dissolution, merger or consolidation, the transfer of the whole or an important part of the business, the taking over of the whole of the business of any other corporation or any offering of new shares at a "specially favorable" price (or any offering of convertible bonds or debentures with "specially favorable" conversion conditions or of bonds or debentures with warrants or rights to subscribe for new shares with "specially favorable" conditions) to persons other than shareholders, the quorum shall be a majority of the total number of shares having voting rights outstanding and the approval of the holders of at least two-thirds of the shares having voting rights represented at the meeting is required.

     Voting rights of holders of ADRs are exercised through the Depositary, an agent of which is the record holder of the underlying shares of Common Stock, based upon instructions from the holders of ADRs to the Depositary. See "Risk Factors -- Significant Restrictions on Common Stock Under Japanese Unit Share System" and "Description of American Depositary Receipts -- Voting of Deposited Securities."

SUBSCRIPTION RIGHTS

     Holders of the Common Stock have no preemptive rights under the Articles of Association. Authorized but unissued shares may be issued at such times and upon such terms as the Board of Directors determines, subject to the limitations as to the offering of new shares at a "specially favorable" price discussed in " -- Voting Rights" above. Under the Commercial Code, the Board of Directors may, however, determine that shareholders shall be given subscription rights regarding a particular issue of new shares, in which case such rights must be given on uniform terms to all shareholders as of a record date of which not less than two weeks' public notice must be given. Each of the shareholders to whom such rights are given must also be given notice of the expiry thereof at least two weeks prior to the date on which such rights are to expire.

     Rights to subscribe for new shares may be made transferable or nontransferable by the Board of Directors and may be made at par or at or substantially below the market price of shares of Common Stock. Accordingly, rights offerings can result in substantial dilution or can result in rights holders not being able to realize the economic value of such rights.

LIQUIDATION RIGHTS

     In the event of a liquidation of the Company, the assets remaining after payment of all debts, liquidation expenses and taxes will be distributed among the shareholders in proportion to the respective numbers of shares which they hold.

LIABILITY TO FURTHER CALLS OR ASSESSMENTS

     All the Company's presently outstanding shares of Common Stock are fully paid and nonassessable.

TRANSFER AGENT

     The Yasuda Trust and Banking Company, Limited is the transfer agent for the Common Stock. As such transfer agent, its office at 2-1, Yaesu 1-chome, Chuo-ku, Tokyo 103, Japan keeps the Company's register of shareholders and makes transfer of record ownership upon presentation of the certificates representing the transferred shares.

RECORD DATE

     The close of business on August 31 is the record date for the Company's year-end dividends, if paid. The shareholders who are registered as the holders of at least one unit on the Company's register of shareholders at the close of business as of August 31 are also entitled to exercise shareholders' voting rights at the Ordinary General Meeting of Shareholders with respect to the fiscal year ending on such August 31. The close of business on the last day of February of each year is the record date for interim dividends, if paid. In addition, the Company may set a record date for determining the shareholders entitled to other rights and for other purposes by giving at least two weeks' public notice.

     The shares of Common Stock generally trade ex-dividend or ex-rights in the Japanese OTC market on the third business day prior to a record date (or if the record date is not a business day, the fourth business day prior thereto), for the purpose of dividends or rights offerings.

REPURCHASE BY THE COMPANY OF ITS COMMON STOCK

     With certain exceptions, neither the Company nor any subsidiary can acquire shares of the Company's Common Stock. One exception is by means of a reduction of capital in the manner provided in the Commercial Code. Under another exception, the Company may acquire its Common Stock in response to a shareholder's request for purchase of shares representing less than one unit. See " -- Japanese Unit Share System." Shares so purchased, once they aggregate a whole unit, must be sold or otherwise transferred to a third party within a reasonable period thereafter. On October 1, 1994, an amendment to the Commercial Code (the "Amendment") became effective that permits the Company (and other Japanese corporations) to repurchase and cancel its (and their) own capital stock with funds legally available for dividends pursuant to a resolution of the Ordinary General Meeting of Shareholders. Such stock repurchase may be made by the Company through purchases of Common Stock in the Japanese OTC market or by offering to purchase Common Stock from existing shareholders by means of a tender offer in accordance with the Securities and Exchange Law of Japan. On November 10,1995, a bill was adopted in the Japanese legislature which provides special treatment regarding deemed dividend taxation in connection with repurchases and cancellations of shares by corporations the shares of which are listed on any Japanese stock exchange or registered with the JSDA as shares to be traded on the Japanese OTC market. The bill will become effective upon its promulgation by the Japanese legislature; however, the Company cannot predict if and when such promulgation will occur. See "Taxation -- Japanese Taxation." In addition, the Amendment also permits the Company, pursuant to a resolution of the Ordinary General Meeting of Shareholders, to acquire shares of Common Stock for the purpose of transferring shares of Common Stock to the Company's employees for due cause, such as providing compensation for specified long-term service to the Company, provided that the Company may not purchase more than three percent of the total number of outstanding shares of the Company for transfer to its employees.

                  DESCRIPTION OF AMERICAN DEPOSITARY RECEIPTS

     The following is a summary of the material provisions of the Deposit Agreement relating to the ADSs (including all exhibits thereto, the "Deposit Agreement") among the Company, Morgan Guaranty Trust Company of New York, as depositary (the "Depositary"), and the registered holders from time to time of the ADRs issued thereunder. This summary does not purport to be complete and is qualified in its entirety by reference to the Deposit Agreement. Copies of the Deposit Agreement are available for inspection at the principal office of the Depositary in New York (the "Principal New York Office"), which is presently located at 60 Wall Street, New York, New York 10260. Terms used herein and not otherwise defined shall have the respective meanings set forth in the Deposit Agreement.

AMERICAN DEPOSITARY RECEIPTS

     ADRs evidencing ADSs are issuable by the Depositary pursuant to the terms of the Deposit Agreement. Each ADS represents the right to receive one-half of one share of Common Stock deposited under the Deposit Agreement (together with any additional shares of Common Stock deposited thereunder and all other securities, property and cash received and held thereunder at any time in respect of or in lieu of such deposited shares of Common Stock, the "Deposited Securities") with the Custodian, currently The Mitsubishi Bank, Limited (together with any successor or successors thereto, the "Custodian"). The Custodian's offices are currently located at 7-1, Marunouchi 2-chome, Chiyoda-ku, Tokyo 100, Japan. An ADR may evidence any number of ADSs. Only persons in whose names ADRs are registered on the books of the Depositary will be treated by the Depositary and the Company as holders of ADRs.

DEPOSIT, TRANSFER AND WITHDRAWAL

     In connection with the deposit of shares of Common Stock under the Deposit Agreement, the Depositary or the Custodian may require the following in form satisfactory to it: (i) a written order directing the Depositary to execute and deliver to, or upon the written order of, the person or persons designated in such order an ADR or ADRs evidencing the number of ADSs representing such deposited shares of Common Stock (a "Delivery Order"); (ii) proper endorsements or duly executed instruments of transfer in respect of such deposited shares of Common Stock; (iii) instruments assigning to the Custodian or its nominee any distribution on or in respect of such deposited shares of Common Stock or indemnity therefor; and (iv) proxies entitling the Custodian to vote such deposited shares of Common Stock. As soon as practicable after the Custodian receives Deposited Securities pursuant to any such deposit or pursuant to the form of ADR, the Custodian shall present such Deposited Securities for registration of transfer into the name of the Depositary or its nominee or the Custodian or its nominee, to the extent such registration is practicable, at the cost and expense of the person making such deposit (or for whose benefit such deposit is made) and shall obtain evidence satisfactory to it of such registration. Deposited Securities shall be held by the Custodian for the account and to the order of the Depositary at such place or places and in such manner as the Depositary shall determine. Deposited Securities may be delivered by the Custodian to any person only under the circumstances expressly contemplated in the Deposit Agreement.

     After any such deposit of shares of Common Stock, the Custodian shall notify the Depositary of such deposit and of the information contained in any related Delivery Order by letter, first class airmail postage prepaid, or, at the request, risk and expense of the person making the deposit, by cable, telex or facsimile transmission. After receiving such notice from the Custodian, the Depositary, subject to the terms and conditions of the Deposit Agreement, shall execute and deliver at the Transfer Office which is presently located at the Principal New York Office, to or upon the order of any person named in such notice, an ADR or ADRs registered as requested and evidencing the aggregate ADSs to which such person is entitled.

     Subject to the terms and conditions of the Deposit Agreement, the Depositary may so issue ADRs for delivery at the Transfer Office only against deposit with the Custodian of: (i) shares of Common Stock in form satisfactory to the Custodian; (ii) rights to receive shares of Common Stock from the Company or any registrar, transfer agent, clearing agent or other entity recording share ownership or transactions; or (iii) other rights to receive shares of Common Stock (until such shares of Common Stock are actually deposited pursuant to (i) or (ii) above, "Pre-released ADRs") only if (a) Pre-released ADRs are fully collateralized (marked to market daily) with cash or U.S. government securities held by the Depositary for the benefit of holders of ADRs (but such collateral shall not constitute "Deposited Securities"), (b) each recipient of Pre-released ADRs agrees in writing with the Depositary that such recipient (1) owns such shares of Common Stock, (2) assigns all beneficial right, title and interest therein to the Depositary, (3) holds such shares of Common Stock for the account of the Depositary and (4) will deliver such shares of Common Stock to the Custodian as soon as practicable and promptly upon demand therefor and (c) all Pre-released ADRs evidence not more than 20% of all ADSs (excluding those evidenced by Pre-released ADRs), except to the extent that the Depositary (in its sole discretion) determines that unusual market conditions require the issuance of Pre-released ADRs in addition to 20% of all such ADSs. The Depositary may retain for its own account any earnings on collateral for Pre-released ADRs and its charges for issuance thereof. At the request, risk and expense of the person depositing shares of Common Stock, the Depositary may accept deposits together with the other instruments herein specified for forwarding to the Custodian and may deliver ADRs at a place other than its Transfer Office. Every person depositing shares of Common Stock under the Deposit Agreement represents and warrants that such shares of Common Stock are validly issued and outstanding, fully paid, non-assessable and free of preemptive rights, that the person making such deposit is duly authorized so to do and that such shares of Common Stock are not "restricted securities" as such term is defined in Rule 144 under the Securities Act. Such representations and warranties shall survive the deposit of shares of Common Stock and issuance of ADRs.

     Subject to the terms and conditions of the Deposit Agreement and the Articles of Association and Share Handling Regulations, upon surrender of an ADR in form satisfactory to the Depositary at the Transfer Office, the holder thereof is entitled to delivery at the Custodian's Tokyo office of the Deposited Securities at the time represented by the ADSs evidenced by such ADR. At the request, risk and expense of the holder thereof, the Depositary may deliver such Deposited Securities at such other place as may have been requested by the holder of the ADR. Notwithstanding any other provision of the Deposit Agreement or the ADR, the withdrawal of Deposited Securities may be restricted only for the reasons set forth in General Instruction I.A.(1) of Form F-6 under the Securities Act.

     Notwithstanding anything to the contrary contained in the Deposit Agreement or the form of ADRs, upon surrender of an ADR or ADRs by a holder of the ADR to the Depositary, as a result of, and to the extent required by the operation of applicable provisions of the Commercial Code or any other Japanese law, the Depositary will effect the delivery to such holder of only such Deposited Securities comprising a unit or an integral multiple thereof (the "deliverable portion" of such ADR or ADRs). For the purpose of the foregoing sentence, the deliverable portion shall be determined on the basis of the aggregate number of Deposited Securities represented by the entire amount of the ADSs evidenced by the ADR or ADRs surrendered by the same holder of the ADRs at that time. The Depositary will promptly advise such holder as to the number of Deposited Securities represented by the non-deliverable portion of such ADR or ADRs and shall deliver to such holder a new ADR evidencing such non-deliverable portion. In addition, the Depositary shall notify such holder of the additional amount of ADSs which such holder would be required to surrender in order for the Depositary to effect delivery of all the Deposited Securities represented by the ADSs of such holder.

DISTRIBUTIONS ON DEPOSITED SECURITIES

     Subject to the terms and conditions of the Deposit Agreement, to the extent practicable, the Depositary will distribute by mail to each holder of ADRs entitled thereto on the record date set by the Depositary therefor at such holder's address shown on the ADR Register, in proportion to the number of Deposited Securities (on which the following distributions on Deposited Securities are received by the Custodian) represented by ADSs evidenced by such holder's ADRs:

          (i) Cash: Any U.S. dollars available to the Depositary resulting from a cash dividend or other cash distribution or the net proceeds of sales of any other distribution or portion thereof authorized in the Deposit Agreement ("Cash"), on an averaged or other practicable basis, subject to appropriate adjustments for (a) taxes withheld, (b) such distribution being impermissible or impracticable with respect to certain holders and (c) deduction of the Depositary's expenses in (1) converting any foreign currency into U.S. dollars by sale or in such other manner as the Depositary may determine to the extent that it determines that such conversion may be made on a reasonable basis, (2) transferring foreign currency or U.S. dollars to the United States by such means as the Depositary may determine to the extent that it determines that such transfer may be made on a reasonable basis, (3) obtaining any approval or license of any governmental authority required for such conversion or transfer, which is obtainable at a reasonable cost and within a reasonable time and (4) making any sale by public or private means in any commercially reasonable manner. If the Depositary determines that in its judgment any foreign currency received by it cannot be converted on a reasonable basis and transferred to the United States, the Depositary may distribute the foreign currency received by it or, at its discretion, hold such foreign currency, uninvested and without liability for interest thereon, for the respective accounts of the holders of ADRs entitled to receive the same.

          (ii) Shares of Common Stock: (a) Additional ADRs evidencing whole ADSs representing any shares of Common Stock available to the Depositary resulting from a stock split or a dividend on Deposited Securities consisting of shares of Common Stock (a "Share Distribution") and (b) U.S. dollars available to it resulting from the net proceeds of sales of shares of Common Stock received in a Share Distribution, which shares of Common Stock would give rise to fractional ADSs if additional ADRs were issued therefor, as in the case of Cash.

          (iii) Rights: (a) Warrants or other instruments in the discretion of the Depositary representing rights to acquire additional ADRs in respect of any rights to subscribe for additional shares of Common Stock or rights of any nature available to the Depositary as a result of a distribution on Deposited Securities ("Rights"), to the extent that the Company timely furnishes to the Depositary evidence satisfactory to the Depositary that the Depositary may lawfully distribute same (the Company has no obligation to so furnish such evidence), (b) to the extent the Company does not so furnish such evidence and sales of Rights are practicable, any U.S. dollars available to the Depositary from the net proceeds of sales of Rights as in the case of Cash or (c) to the extent the Company does not so furnish such evidence and such sales cannot practicably be accomplished by reason of the nontransferability of the Rights, limited markets therefor, their short duration or otherwise, nothing (and any Rights may lapse). The Depositary will not make available to holders of ADRs any Rights unless a registration statement with respect to such Rights under the Securities Act is in effect or unless the offering and sale of such Rights to such holders is exempt from registration thereunder. Should any distribution of Rights not be possible or if the Depositary deems such distribution not feasible, the Depositary intends to endeavor to dispose of the Rights for the benefit of the holders, as stated above.

          (iv) Other Distributions: (a) Securities or property available to the Depositary resulting from any distribution on Deposited Securities other than Cash, Share Distributions and Rights ("Other Distributions"), by any means that the Depositary may deem equitable and practicable or (b) to the extent the Depositary deems distribution of such securities or property not to be equitable and practicable, any U.S. dollars available to the Depositary from the net proceeds of sales of Other Distributions as in the case of Cash. Such U.S. dollars available will be distributed by checks drawn on a bank in the United States for whole dollars and cents (any fractional cents being withheld without liability for interest and added to future Cash distributions).

     To the extent that the Depositary determines in its discretion that any distribution is not practicable with respect to any holder of ADRs, the Depositary may make such distribution as it so determines is practicable, including the distribution of foreign currency, securities or property (or appropriate documents evidencing the right to receive foreign currency, securities or property) or the retention thereof as Deposited Securities with respect to such holder's ADRs (without liability for interest thereon or the investment thereof).

     There can be no assurance that the Depositary will be able to effect any currency conversion or to sell or otherwise dispose of any distributed or offered property, subscription or other rights, shares of Common Stock or other securities in a timely manner or at a specified rate or price, as the case may be.

DISCLOSURE OF BENEFICIAL OWNERSHIP

     Any Beneficial Owner (as defined below) of ADSs who becomes, or ceases to be, directly or indirectly the Beneficial Owner of more than 5% of all outstanding shares of Common Stock (whether such interest is held in whole or only in part through ADRs) shall, within five days (excluding Saturdays, Sundays and legal holidays in any part of Japan) following such event, send written notice to the Depositary at its Transfer Office and to the Company at its principal office in Japan containing the following information:

          (i) the name, address and nationality of such Beneficial Owner and all other persons by whom or on whose behalf such shares of Common Stock of the Company (including any Deposited Securities) have been acquired or are held; the number of ADSs, and total shares of Common Stock (including ADSs) beneficially owned directly or indirectly by such Beneficial Owner immediately before and immediately after the event requiring notification; the names and addresses of any persons other than the Depositary, the Custodian or either of their nominees, through whom such beneficially owned shares of Common Stock are held, or in whose name the same are registered in the Company's share register, and the respective numbers of shares of Common Stock beneficially held through each such person; the date or dates of acquisition of the beneficial interest in such shares of Common Stock; and the number of any shares of Common Stock in which such Beneficial Owner has the right to acquire directly or indirectly beneficial ownership and material information as to such right(s) of acquisition; and

          (ii) the names, addresses and nationalities of any persons with whom such Beneficial Owner is acting as a partnership, limited partnership, syndicate or other group for the purpose of acquiring, holding, voting or disposing of a beneficial interest in shares of Common Stock; and the number of such shares of Common Stock being acquired, held, voted or disposed of as a result of such association (being the total number held by such group).

     Any Beneficial Owner of more than 5% of all outstanding shares of Common Stock shall promptly notify the Depositary and the Company as provided above of any material change in the information previously notified, including, without limitation, a change of more than 1% in the percentage of total shares of Common Stock to which the beneficial ownership relates.

     As used in this description, the "Beneficial Owner" means a person who, directly or indirectly, through any contract, trust, arrangement, understanding, relationship or otherwise, has an interest in any shares of Common Stock, including shares of Common Stock which underlie any ADS (including having the right to exercise or control the exercise of any right conferred by the holding of such shares of Common Stock or the power to vote or to direct voting or the power to dispose or to direct disposition), and includes any holder of an ADS.

     Any Beneficial Owner of shares of Common Stock shall, if so requested in writing by the Company, provide such information with respect to the beneficial ownership of such shares of Common Stock (including not only shares of Common Stock underlying ADSs, but also any shares of Common Stock (including any securities convertible into, exchangeable for or exercisable for shares of Common Stock) in which such Beneficial Owner has an interest) by such Beneficial Owner as is requested by the Company. Such Beneficial Owner shall provide such information to the Company in writing within the time specified by the Company. Copies of any such request and responses shall be contemporaneously sent to the Depositary at its Transfer Office.

     If the Company notifies the Depositary in writing that a particular Beneficial Owner has not complied with the above described provisions, the Depositary has agreed to use reasonable efforts not to vote or cause to be voted any shares of Common Stock held by it or any Custodian as to which such Beneficial Owner of such shares of Common Stock shall have failed to comply with the provisions of the paragraphs above but only to the extent that such Beneficial Owner is the holder of an ADR or ADRs. See "Exchange Controls and Other Limitations Affecting Securityholders -- Reporting of Substantial Shareholdings."

     The disclosure obligations set forth above shall also apply to any class of equity securities of the Company other than the shares of Common Stock that the Company may issue from time to time (including any securities convertible into, exchangeable for or exercisable for such equity securities).

RECORD DATES

     The Depositary may, after consultation with the Company, if practicable, fix a record date (which shall be as near as practicable to any corresponding record date set by the Company) for the determination of the holders of ADRs who shall be entitled to receive any cash dividend or other distribution on or in respect of Deposited Securities, to give instructions for the exercise of any voting rights, to receive any notice or to act in respect of other matters and only such holders of ADRs shall be so entitled.

VOTING OF DEPOSITED SECURITIES

     As soon as practicable after receipt from the Company of notice of any meeting or solicitation of consents or proxies of holders of shares of Common Stock or other Deposited Securities, the Depositary shall mail to holders of ADRs a notice stating (i) such information as is contained in such notice and any solicitation materials, (ii) that each holder of ADRs on the record date set by the Depositary therefor will be entitled, subject to any applicable provision of Japanese law and of the Articles of Association, to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the Deposited Securities represented by the ADSs evidenced by such holder's ADRs and (iii) the manner in which such instructions may be given, including instructions (or deemed instructions in accordance with the last sentence of this paragraph) to give a discretionary proxy to the persons designated by the Company. Because of the Japanese unit share system, the Depositary shall in no event vote or exercise the right to vote Deposited Securities other than in a unit or integral multiples thereof and may therefore not be permitted to vote all Deposited Securities in respect of which it has received voting instructions from the holder of ADRs. In voting or exercising the right to vote Deposited Securities the Depositary shall, to the extent possible, aggregate Deposited Securities represented by ADSs evidenced by ADRs as to which the holders thereof have given the same or similar instructions. Subject to the provisions of the Deposit Agreement as described above under "Disclosure of Beneficial Ownership," upon receipt of instructions of a record holder of ADRs on or before the date established by the Depositary for such purpose, the Depositary shall endeavor insofar as practicable and permitted under the provisions of or governing Deposited Securities to vote or cause to be voted (or to grant a discretionary proxy to the persons designated by the Company to vote) the Deposited Securities represented by the ADSs evidenced by such holder's ADRs in accordance with such instructions. The Depositary will not itself exercise any voting discretion in respect of any Deposited Securities. To the extent such instructions are not so received by the Depositary from any holder of ADRs, the Depositary shall deem such holder to have so instructed the Depositary to give a discretionary proxy to the persons designated by the Company and the Depositary shall endeavor insofar as practicable and permitted under the provisions of or governing Deposited Securities to give a discretionary proxy to the persons designated by the Company to vote the Deposited Securities represented by the ADSs evidenced by such holder's ADRs as to which such instructions are so given; provided that no such discretionary proxy shall be given with respect to any matter as to which the Company informs the Depositary in writing that (i) the Company does not wish such proxy given, (ii) substantial opposition exists or (iii) the rights of holders of shares of Common Stock will be materially and adversely affected.

INSPECTION OF TRANSFER BOOKS

     The Deposit Agreement provides that the Depositary will keep books at its Transfer Office for the registration, registration of transfer, combination and split-up of ADRs, which at all reasonable times will be open for inspection by the holders of ADRs and the Company for the purpose of communicating with holders of ADRs the interest of the business of the Company or a matter related to the Deposit Agreement or the ADRs.

REPORTS AND OTHER COMMUNICATIONS

     The Depositary shall make available for inspection by holders of ADRs at the Transfer Office any reports and communications received from the Company which are both (i) received by the Depositary as the holder of the Deposited Securities and (ii) made generally available to the holders of shares of Common Stock or other Deposited Securities by the Company. The Depositary shall also send to the holders of ADRs copies of such reports when furnished by the Company. Any such reports and communications furnished to the Depositary by the Company shall be furnished in English.

     On or before the first date on which the Company gives notice, by publication or otherwise, of any meeting of holders of shares of Common Stock or other Deposited Securities, or of any adjourned meeting of such holders, or the taking of any action by such holders other than at a meeting, the Company shall transmit to the Depositary and the Custodian a copy of the notice thereof (in English) in the form given or to be given to holders of shares of Common Stock or other Deposited Securities. The Depositary will, at the Company's expense, arrange for the prompt mailing of copies thereof to all holders of ADRs. In connection with any registration statement under the Securities Act relating to the ADRs or with any undertaking contained therein, the Company and the Depositary shall each furnish to the other and to the Commission or any successor governmental agency such information as shall be required to make such filings or comply with such undertakings. The Company has delivered to the Depositary, the Custodian and any Transfer Office, a copy of all provisions of or governing the shares of Common Stock and any other Deposited Securities issued by the Company or any affiliate of the Company and, promptly upon any change thereto, the Company shall deliver to the Depositary, the Custodian and any Transfer Office, a copy (in English or with an English translation) of such provisions as so changed. The Depositary and its agents may rely upon the Company's delivery thereof for all purposes of the Deposit Agreement.

CHANGES AFFECTING DEPOSITED SHARES OF COMMON STOCK

     Subject to the terms and conditions of the Deposit Agreement, the Depositary may, in its discretion, amend the form of ADR or distribute additional or amended ADRs (with or without calling the ADRs for exchange) or cash, securities or property on the record date set by the Depositary therefor to reflect any change in par value, split-up, consolidation, cancellation or other reclassification of Deposited Securities, any Share Distribution or Other Distribution not distributed to holders of ADRs or any cash, securities or property available to the Depositary in respect of Deposited Securities from (and the Depositary is authorized to surrender any Deposited Securities to any person and to sell by public or private sale any property received in connection with) any recapitalization, reorganization, merger, consolidation, liquidation, receivership, bankruptcy or sale of all or substantially all the assets of the Company, and to the extent the Depositary does not so amend the form of ADR or make a distribution to holders of ADRs to reflect any of the foregoing, or the net proceeds thereof, whatever cash, securities or property results from any of the foregoing shall constitute Deposited Securities and each ADS evidenced by the ADR shall automatically represent its pro rata interest in the Deposited Securities as then constituted.

AMENDMENT AND TERMINATION OF DEPOSIT AGREEMENT

     The ADRs and the Deposit Agreement may be amended by the Company and the Depositary, provided that any amendment that imposes or increases any fees or charges (other than stock transfer or other taxes and other governmental charges, transfer or registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or that shall otherwise prejudice any substantial existing right of holder of ADRs, shall become effective 30 days after notice of such amendment shall have been given to the holder of ADRs. Every holder of an ADR at the time any amendment to the Deposit Agreement becomes effective shall be deemed, by continuing to hold such ADR, to consent and agree to such amendment and to be bound by the Deposit Agreement, as amended thereby. In no event shall any amendment impair the right of the holder of any ADR to surrender such ADR and receive the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law.

     The Depositary may, and shall at the written direction of the Company, terminate the Deposit Agreement and the related ADRs by mailing notice of such termination to the holders of ADRs at least 30 days prior to the date fixed in such notice for such termination. The Depositary may terminate the Deposit Agreement, upon such notice, at any time after 60 days after the Depositary shall have delivered to the Company its written resignation, provided that no successor depositary shall have been appointed and accepted its appointment as provided in the Deposit Agreement before the end of such 60 days. After the date so fixed for termination, the Depositary and its agents will perform no further acts under the Deposit Agreement, except to advise holders of ADRs of such termination, receive and hold (or sell) distributions on Deposited Securities and deliver Deposited Securities being withdrawn. As soon as practicable after the expiration of six months from the date so fixed for termination, the Depositary, subject to the provisions of the Commercial Code and the Share Handling Regulations, shall sell the Deposited Securities and shall thereafter (as long as it may lawfully do so) hold in a segregated account the net proceeds of such sales, together with any other cash then held by it under the Deposit Agreement, without liability for interest, in trust for the pro rata benefit of the holders of ADRs not theretofore surrendered. After making such sale, the Depositary shall be discharged from all obligations in respect of the Deposit Agreement, except to account for such net proceeds and other cash. After the date so fixed for termination, the Company shall be discharged from all obligations under the Deposit Agreement except for its obligations to the Depositary and its agents.

CHARGES OF DEPOSITARY

     The Depositary may charge each person to whom ADRs are issued against deposits of shares of Common Stock, including deposits in respect of Share Distributions, Rights and Other Distributions, and each person surrendering ADRs for withdrawal of Deposited Securities, U.S.$5.00 for each 100 ADSs (or portion thereof) evidenced by the ADRs issued or surrendered. An issuance fee will not be charged in connection with the initial issuance of ADSs covered by this Prospectus. The Company will pay all other charges and expenses of the Depositary and any agent of the Depositary (except the Custodian) pursuant to agreements from time to time between the Company and the Depositary, except (i) stock transfer or other taxes and other governmental charges (which are payable by holders of ADRs or persons depositing shares of Common Stock), (ii) cable, telex and facsimile transmission and delivery charges incurred at the request of persons depositing, or holders of ADRs delivering shares of Common Stock, ADRs or Deposited Securities (which are payable by such persons or holders of ADRs),
(iii) transfer or registration fees for the registration of transfer of Deposited Securities on any applicable register in connection with the deposit or withdrawal of Deposited Securities (which are payable by persons depositing shares of Common Stock or holders of ADRs withdrawing Deposited Securities; there are no such fees in respect of the shares of Common Stock as of the date of the Deposit Agreement) and (iv) expenses of the Depositary in connection with the conversion of foreign currency into U.S. dollars (which are paid out of such foreign currency).

LIABILITY OF HOLDER FOR TAXES

     If any tax or other governmental charge shall become payable by or on behalf of the Custodian or the Depositary with respect to the ADRs, any Deposited Securities represented by the ADSs evidenced thereby or any distribution thereon, such tax or other governmental charge shall be paid by the holder thereof to the Depositary. The Depositary may refuse to effect any registration, registration of transfer, split-up or combination thereof or, subject to the terms and conditions of the Deposit Agreement, any withdrawal of such Deposited Securities until such payment is made. The Depositary may also deduct from any distributions on or in respect of Deposited Securities, or may sell by public or private sale for the account of the holder thereof any part or all of such Deposited Securities (after attempting by reasonable means to notify the holder thereof prior to such sale), and may apply such deduction or the proceeds of any such sale in payment of such tax or other governmental charge, the holder thereof remaining liable for any deficiency, and shall reduce the number of ADSs evidenced thereby to reflect any such sales of Deposited Securities. In connection with any distribution to holders of ADRs, the Company will remit to the appropriate governmental authority or agency all amounts (if any) required to be withheld and owing to such authority or agency by the Company; and the Depositary and the Custodian will remit to the appropriate governmental authority or agency all amounts (if any) required to be withheld and owing to such authority or agency by the Depositary or the Custodian. If the Depositary determines that any distribution in property other than cash (including shares of Common Stock or Rights) on Deposited Securities is subject to any tax that the Depositary or the Custodian is obligated to withhold, the Depositary may dispose of all or a portion of such property in such amounts and in such manner as the Depositary deems necessary and practicable to pay such taxes, by public or private sale, and the Depositary shall distribute the net proceeds of any such sale or the balance of any such property after deduction of such taxes to the holders of ADRs entitled thereto.

GENERAL LIMITATIONS

     The Depositary, the Company, their agents and each of them shall: (i) incur no liability (a) if any present or future law, regulation of any country or of any governmental or regulatory authority or stock exchange, the provisions of or governing any Deposited Security (including the Articles of Association or the Share Handling Regulations of the Company), act of God, war or other circumstance beyond its control shall prevent, delay or subject to any civil or criminal penalty any act which the Deposit Agreement or the ADRs provides shall be done or performed by it or (b) by reason of any exercise or failure to exercise any discretion given it in the Deposit Agreement or the ADRs; (ii) assume no liability except to perform its obligations to the extent they are specifically set forth in the ADRs and the Deposit Agreement without gross negligence or bad faith; (iii) be under no obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or the ADRs; and (iv) not be liable for any action or inaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting shares of Common Stock for deposit, any holder of ADRs or any other person believed by it to be competent to give such advice or information. The Depositary, its agents and the Company may rely and shall be protected in acting upon any written notice, request, direction or other document believed by them to be genuine and to have been signed or presented by the proper party or parties. The Depositary and its agents will not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, for the manner in which any such vote is cast (provided that any such action or inaction is undertaken in good faith) or for the effect of any such vote. The Depositary and its agents may own and deal in any class of securities of the Company and its affiliates and in ADRs. The Company has agreed to indemnify the Depositary, its directors, employees and agents under certain circumstances and the Depositary has agreed to indemnify the Company, its directors, employees and agents against losses incurred by the Company to the extent such losses are due to the negligence or bad faith of the Depositary or its agents.

     Prior to the issuance, registration, registration of transfer, split-up or combination of any ADR, the delivery of any distribution in respect thereof or, subject to the terms and conditions of the Deposit Agreement, the withdrawal of any Deposited Securities, the Company, the Depositary or the Custodian may require from the depositor of shares of Common Stock, the presenter of the ADR or the holder of an ADR: (i) payment with respect thereto of (a) any stock transfer or other tax or other governmental charge, (b) any stock transfer or registration fees in effect for the registration of transference of shares of Common Stock or other Deposited Securities upon any applicable register and (c) any applicable charges as provided in the Deposit Agreement; (ii) the production of proof satisfactory to it of (a) the identity and genuineness of any signature and (b) such other information, including, without limitation, information as to citizenship, residence, exchange control approval, beneficial ownership of any securities, compliance with applicable law, regulations, provisions of or governing Deposited Securities (including the registration of Deposited Securities on the books of the Company or the Foreign Registrar) and terms of the Deposit Agreement and the ADRs, as it may deem necessary or proper; and
(iii) compliance with such regulations as the Depositary may establish consistent with the Deposit Agreement. The issuance of ADRs, the acceptance of deposits of shares of Common Stock, the registration, registration of transfer, split-up or combination of ADRs or, subject to the terms and conditions of the Deposit Agreement, the withdrawal of Deposited Securities may be suspended, generally or in particular instances, when the ADR Register or any register for Deposited Securities is closed or when any such action is deemed necessary or advisable by the Depositary or the Company.

GOVERNING LAW

     The Deposit Agreement is governed by and shall be construed in accordance with the laws of the State of New York without regard to the principles of conflicts thereof.

MORGAN GUARANTY TRUST COMPANY OF NEW YORK

     The Depositary is Morgan Guaranty Trust Company of New York, a New York banking corporation, which has its principal office located in New York, New York. Morgan Guaranty Trust Company of New York is a commercial bank offering a wide range of banking and trust services to its customers in the New York metropolitan area, throughout the United States and around the world.

     The Consolidated Balance Sheets of J.P. Morgan & Co. Incorporated ("J.P. Morgan"), the parent corporation of Morgan Guaranty Trust Company of New York, are set forth in its most recent Annual Report and Form 10-Q. The Annual Report, Form 10-K and Form 10-Q of J.P. Morgan are on file with the Commission.

     The Articles of Association and By-Laws of Morgan Guaranty Trust Company of New York together with the Annual Report, Form 10-K and Form 10-Q of J.P. Morgan will be available for inspection at the Principal New York Office of the Depositary.

                    EXCHANGE CONTROLS AND OTHER LIMITATIONS
                           AFFECTING SECURITYHOLDERS

GENERAL

     The Foreign Exchange Law and the Foreign Trade Control Law and the cabinet orders and ministerial ordinances issued thereunder (collectively, the "Foreign Exchange Regulations") govern certain matters relating to the acquisition and holding of shares of equity securities of Japanese corporations by "non-residents of Japan" and "foreign investors" (as defined below).

     "Non-residents of Japan" are defined as individuals who are not resident in Japan and corporations whose principal offices are located outside Japan. Generally, branches and other offices of Japanese corporations located outside Japan are regarded as non-residents of Japan, but branches and other offices of non-resident corporations located within Japan are regarded as residents of Japan. "Foreign investors" are defined to be (i) non-resident individuals of Japan, (ii) corporations which are established under the laws of foreign countries or whose principal offices are located outside of Japan and (iii) corporations (a) not less than 50% of the shares of which are held by persons described in clause (i) and/or (ii) immediately above or (b) a majority of the directors (or similar persons having the power of representation) of which are non-resident individuals of Japan.

ACQUISITION OF SHARES

     Acquisition by a non-resident of Japan of shares of stock of a Japanese corporation from a resident of Japan generally requires prior notification by the acquiring person to the MOF. The notification must be filed not more than 10 days prior to the proposed acquisition. If, however, a party to the transaction is one of the securities firms (or licensed branches of foreign securities firms) which are designated by the MOF or if such a securities firm acts as an intermediary (broker or agent) in such transaction, no prior notification is required. Such designated securities firms are subject to reporting requirements to the MOF through The Bank of Japan.

     Notwithstanding the foregoing, if the proposed transaction falls within the category of "inward direct investment," the transaction is subject to different regulations. The term "inward direct investment" in relation to transactions in shares means in relevant part acquisition of shares of a Japanese corporation whose shares are listed on any stock exchange in Japan (or registered with the JSDA as shares to be traded in the Japanese OTC market) by a foreign investor (whether from a resident, a nonresident or any other foreign investor) the result of which would be such investor's holding directly or indirectly 10% or more of the total outstanding shares of such corporation or (if such foreign investor already holds 10% or more of the total outstanding shares of such corporation) acquisition of additional shares in such corporation.

     Except in limited cases which are prescribed by the law as requiring prior notification, whenever an inward direct investment is made, the foreign investor who makes such investment must make a post facto report to the MOF and other Ministers having jurisdiction over the business of the issuer of the shares within 15 days from the acquisition.

DIVIDENDS AND PROCEEDS OF SALE

     Under the Foreign Exchange Regulations, dividends paid on, and the proceeds of sales in Japan of, shares of Common Stock held by non-residents of Japan may in general be converted into any foreign currency and repatriated abroad. The acquisition of shares of Common Stock by non-resident shareholders by way of stock split is not subject to any notification requirements.

AMERICAN DEPOSITARY SHARES

     Neither the deposit of shares of Common Stock by a non-resident of Japan, the issuance of ADRs evidencing the ADSs created by such deposit in exchange therefor nor the withdrawal of the underlying shares of Common Stock upon surrender of ADRs is subject to any formalities or restrictions referred to under
" -- Acquisition of Shares" above.

REPORTING OF SUBSTANTIAL SHAREHOLDINGS

     The Securities and Exchange Law requires any person who has become, beneficially and solely or jointly, a holder of more than 5% of the total issued shares of a company listed on any Japanese stock exchange or whose shares are traded in the Japanese OTC market to file with the MOF within five business days a report concerning such shareholdings. A similar report must also be made in respect of any subsequent change of one percent or more in any such holding. For this purpose, shares issuable to such person upon conversion of convertible securities or exercise of share subscription warrants are taken into account in determining both the number of shares held by such holder and the issuer's total issued shares capital. Copies of each such report must also be furnished to the issuer of such shares and all Japanese stock exchanges on which the shares are listed or, in the case of shares traded in the Japanese OTC market, the JSDA.

     The Securities and Exchange Law also requires a principal shareholder (a beneficial owner of 10% or more of the total issued shares of a company listed on any Japanese stock exchange or whose shares are traded in the Japanese OTC market) who sold (or purchased) its shares of that company to file with the MOF a Principal Shareholder Sale (or Purchase) Report by the 15th day of the month immediately following the month of the sale (or purchase).

     Any person who has become, beneficially and solely or jointly, a holder of more than 5% of the total issued shares of the Company and who fails to file the report with respect to such holding as required by the Securities and Exchange Law, or who files such a report containing an untrue statement with respect to important matters, is subject to incarceration for a period not longer than one year and/or a fine of not more than Y1.0 million. Any person who fails to file a Principal Shareholder Sale (or Purchase) Report as required by the Securities and Exchange Law, or who files such a Report containing an untrue statement, is subject to a fine of not more than Y300,000 (U.S.$3,529). If the Company notifies the Depositary that a holder of ADRs has failed to file any such report or has filed such a report containing an untrue statement, the Depositary has agreed to use reasonable efforts to not vote or cause to be voted the shares of Common Stock underlying the ADSs evidenced by such ADRs. See "Description of American Depositary Receipts -- Disclosure of Beneficial Ownership."

OTHER

     There are no limitations on the right of non-residents or foreign owners in their capacity as such to hold or vote shares of Common Stock or ADSs imposed by Japanese law or by the Articles of Association.

                                    TAXATION

     The following discussion is a summary of the material anticipated tax consequences of the operations of the Company and of an investment in the Common Stock or the ADSs under United States federal income tax laws and Japanese tax laws. The discussion does not deal with all possible tax consequences relating to the Company's operations or to an investment in the Common Stock or the ADSs. In particular, the discussion does not address the tax consequences under state, local and other (e.g., non-United States federal, non-Japanese) tax laws. Accordingly, each prospective investor should consult its tax advisor regarding the tax consequences of an investment in the Common Stock or the ADSs. The discussion is based upon laws and relevant interpretations thereof in effect as of the date of this Prospectus, all of which are subject to change.

JAPANESE TAXATION

     Generally, a non-resident of Japan (whether an individual or a corporation) is subject to Japanese withholding tax on dividends paid by Japanese corporations. Stock splits are not subject to Japanese income tax. However, a transfer of retained earnings or legal reserve (but, in general, not additional paid-in capital) to stated capital (whether made in connection with a stock split or otherwise) is treated as a dividend payment to shareholders for Japanese tax purposes and is, in general, subject to Japanese income tax. No such transfer would be necessary in connection with a stock split if the total par value of the shares in issue after the stock split does not exceed the stated capital.

     In addition, the repurchase and cancellation of shares pursuant to a resolution of the Ordinary General Meeting of Shareholders using distributable profits, as described herein under "Description of Capital Stock -- Repurchase by the Company of its Common Stock" above, may be treated as a dividend payment to shareholders in certain circumstances. Shareholders who sell their shares in a repurchase by the Company executed by means of a tender offer may be deemed to have received a taxable dividend payment from the Company in connection with such repurchase. In the case of a non-resident shareholder (whether individual or corporate) without a permanent establishment in Japan, any such dividend will be subject to Japanese withholding taxation on the amount by which cash received by such shareholder from the Company in respect of such repurchase exceeds the sum of the stated capital and the additional paid-in capital attributable to the shares sold by such shareholder. Gains realized by shareholders in connection with such a tender offer repurchase may also be subject to Japanese capital gains taxation, to the extent not subject to taxation as a deemed dividend. In the case of shareholders who sell their shares in an open market repurchase by the Company, such shareholders will not be deemed to have received any dividend payment from the Company in connection with such repurchase, although they may be subject to Japanese capital gains taxation. For either type of repurchase, non-resident shareholders (whether individual or corporate) without permanent establishments in Japan will not in general be subject to Japanese capital gains taxation, as further discussed below. In addition, a dividend will be deemed to have been received by any shareholder who elects not to participate in a repurchase by the Company (whether through an open market repurchase or by way of a tender offer); however, non-resident shareholders (whether individual or corporate) without permanent establishments in Japan who elect not to participate in such a repurchase by the Company will be exempt from all Japanese taxation in respect of such deemed dividend.

     On November 10, 1995, an amendment was adopted in the Japanese legislature which provides special treatment regarding deemed dividend taxation in connection with repurchases and cancellations of shares by corporations the shares of which are listed on any Japanese stock exchange or registered with the JSDA as shares to be traded on the Japanese OTC market. Such special treatment will apply to non-resident shareholders as well as resident shareholders. Under the amendment, (i) individual shareholders who sell their shares in a tender offer will not be subject to deemed dividend income taxation, but rather will be subject to capital gains taxation (with the exception of non-resident individuals without permanent establishments in Japan, who are generally not subject to Japanese capital gains taxation, as further discussed below), and
(ii) dividends deemed to have been received by shareholders (whether individual or corporate) who elect not to participate in any repurchase will not be taxable, although corporate shareholders (other than non-resident corporate shareholders without permanent establishments in Japan) may elect to be subject to deemed dividend taxation. The amendment will become effective upon its promulgation by the Japanese legislature and is stated to be effective through March 31, 1999; however, the Company cannot predict if and when such promulgation will occur.

     Under the Convention between the United States of America and Japan for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with Respect to Tax on Income dated March 8, 1971 (the "Convention"), as currently in force, the maximum rate of Japanese withholding tax which may be imposed on dividends (including deemed dividends) paid to a United States resident or corporation not having a "permanent establishment" (as defined therein) in Japan is limited to:

          (i) 15% of the gross amount actually distributed; or

          (ii) if the recipient is a corporation, 10% of the gross amount actually distributed, if:

             (a) during the part of the paying corporation's taxable year which precedes the date of payment of the dividend and during the whole of its prior taxable year (if any), at least 10% of the voting shares of the paying corporation were owned by the recipient corporation, and

             (b) not more than 25% of the gross income of the paying corporation for such prior taxable year (if any) consists of interest or dividends (as defined therein).

     For purposes of the Convention and the U.S. Internal Revenue Code of 1986, as amended (the "Code"), U.S. holders of ADRs will be treated as the owners of the Common Stock underlying the ADSs represented by the ADRs. In order for the lower Convention rate to apply to dividends paid with respect to ADRs held by U.S. holders, the Depositary will make the appropriate notification to the Japanese taxation authorities regarding the residency status of such ADR holders.

     In the absence of any applicable tax treaty, convention or agreement reducing the maximum rate of withholding tax, the rate of Japanese withholding tax applicable to dividends paid by Japanese corporations to non-residents of Japan or non-Japanese corporations is 20%.

     Gains derived from the sale outside Japan of shares of Common Stock or ADRs by a non-resident of Japan, or from the sale of shares of Common Stock within Japan by a non-resident of Japan not having a permanent establishment in Japan, are in general not subject to Japanese income tax.

     Japanese inheritance and gift taxes at progressive rates may be payable by an individual who has acquired shares of Common Stock or ADRs as legatee, heir or donee, even though neither the individual nor the decedent nor the donor is a Japanese resident.

     Generally, a transfer by a non-resident of Japan of shares of Common Stock in the Japanese OTC market is subject to a Japanese securities transaction tax which is levied on the transferor at the rate of 0.3% of the aggregate transfer prices. A transfer by a non-resident of Japan of ADSs on the NYSE is not subject to the Japanese securities transaction tax provided the transferor is outside Japan at the time of the transfer. Non-residents of Japan interested in trading Common Stock or ADSs through facilities other than the NYSE should seek the advice of their own tax advisors as to Japanese securities transaction tax or other tax consequences.

UNITED STATES FEDERAL INCOME TAXATION

     The following summary of U.S. federal income taxation is based upon the opinion of White & Case, special U.S. tax counsel to the Company.

  TAXATION OF SHAREHOLDERS

     For purposes of United States federal income taxation, U.S. holders of ADRs evidencing ADSs will be treated as the owners of the Common Stock underlying such ADSs. Except as indicated below, for purposes of the discussion below relating to United States federal income taxation considerations, the term "Common Stock" includes ADSs representing shares of the Common Stock and ADRs evidencing such ADSs.

     The following discussion addresses the United States federal income taxation of a United States person (i.e., a United States citizen or resident, a United States corporation, a United States partnership or an estate or trust subject to United States tax on all of its income regardless of source (a "U.S. Investor")) making an investment in the Common Stock. The following discussion does not address the tax consequences to a person who holds (or will hold), directly or indirectly, 10% or more of the Common Stock (a "10% Shareholder"). Non-United States persons and 10% Shareholders are urged to consult their own tax advisors regarding the tax considerations incident to an investment in the Common Stock. In addition, this summary does not address the United States tax treatment of certain types of U.S. Investors (e.g., individual retirement and other tax-deferred accounts, life insurance companies and tax-exempt organizations) or of persons other than U.S. Investors, all of whom may be subject to tax rules that differ significantly from those summarized below. The discussion below, as it relates to U.S. tax consequences, is based upon the provisions of the Code and regulations, rulings and judicial decisions thereunder as of the date hereof, and such authorities may be repealed, revoked or modified so as to result in U.S. federal income tax consequences different from those discussed below. Prospective investors are advised to consult their own tax advisors with respect to their particular circumstances and with respect to the effect of state, local or foreign tax laws to which they may be subject.

     A U.S. Investor receiving a distribution on the Common Stock will be required to include such distribution (including amounts withheld) in gross income as a taxable dividend to the extent such distribution is paid from earnings and profits of the Company as determined under United States federal income tax law. Distributions in excess of the earnings and profits of the Company will first be treated, for United States federal income tax purposes, as a nontaxable return of capital to the extent of (and in reduction of) the U.S. Investor's basis in the Common Stock and then as gain from the sale or exchange of a capital asset, provided that the Common Stock constitutes a capital asset in the hands of the U.S. Investor. Dividends received on the Common Stock will not be eligible for the corporate dividends received deduction. Dividends paid in yen will be includible in income in a U.S. dollar amount based on the exchange rate at the time of their receipt (which, in the case of ADSs, will be the date of receipt by the Depositary) regardless of whether the payment is in fact converted into U.S. dollars at that time. Gain or loss, if any, realized on the sale or disposition of such yen will be U.S. source ordinary income or loss.

     Subject to the limitations of the Code, U.S. Investors may credit against their U.S. income tax liability Japanese taxes withheld at the applicable Convention rate from dividends paid on Common Stock owned by them. Distributions with respect to the Common Stock that are taxable as dividends in the U.S. will generally constitute income from sources outside the United States for purposes of determining the limitation on the allowable foreign tax credit. The overall limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed by the Company to U.S. Investors (who are not 10% Shareholders) will generally constitute "passive income" or, in the case of certain U.S. Investors, "financial services income."

     With certain exceptions, gain or loss on the sale or exchange of the Common Stock will be treated as capital gain or loss (if the Common Stock is held as a capital asset). Such capital gain or loss will be long-term capital gain or loss if the U.S. Investor has held the Common Stock for more than one year at the time of the sale or exchange. Gain, if any, will generally be U.S. source gain.

     The Code contains special tax provisions applicable to non-United States corporations and their shareholders in certain circumstances. The following is a summary of these provisions which could have an adverse impact on the Company and its U.S. Investors.

  PERSONAL HOLDING COMPANIES

     Sections 541 through 547 of the Code relate to the classification of certain companies (including foreign corporations) as personal holding companies ("PHCs") and the consequent taxation of such corporations on their undistributed personal holding company income. A PHC is a corporation (i) more than 50% of the stock of which is owned, directly or indirectly, by five or fewer individuals (at least one of whom is a U.S. resident or citizen) and (ii) which receives 60% or more of gross income, as specifically adjusted, from certain passive sources. For purposes of this gross income test, income of a foreign corporation means generally only income derived from U.S. sources or income that is effectively connected with a U.S. trade or business.

     More than 50% of the shares of Common Stock will be owned, directly or indirectly, by five or fewer individuals (at least one of whom is a U.S. resident or citizen) both after the Offering and the Exchange (assuming no other disposition of Common Stock or ADSs by the Principal Shareholders prior to the Exchange Date). Because the Company derives most of its U.S. source income from non-passive sources, the Company does not satisfy the foregoing income test and therefore is not a PHC. Even if the character of the Company's U.S. source income should change in the future, the Company should not be subject to the taxation as a PHC because it intends to make dividend distributions in an amount sufficient to eliminate any undistributed personal holding company income.

  FOREIGN PERSONAL HOLDING COMPANIES

     Sections 551 through 558 of the Code relate to foreign personal holding companies ("FPHCs") and impute undistributed income of certain foreign corporations to United States persons who are shareholders of such corporations. A foreign corporation will be classified as a FPHC if (i) five or fewer individuals, who are United States citizens or residents, directly or indirectly own more than 50% of the corporation's stock (measured either by voting power or value) (the "shareholder test") and (ii) the corporation receives at least 60% of its gross income (regardless of source), as specifically adjusted, from certain passive sources (the "income test"). After a corporation becomes a FPHC, the income test percentage for each subsequent taxable year is reduced to 50%.

     If the Company were to be classified as a FPHC, a portion of its undistributed income would be imputed to each of its U.S. Investors who hold the Common Stock on the last day of the calendar year. Such income would be taxable to such persons as a dividend, even if no cash dividend is actually paid. U.S. Investors who dispose of their Common Stock prior to such date would not be subject to tax under these rules. If the Company were to become a FPHC, U.S. Investors who acquire Common Stock from decedents would be denied the step-up of the income tax basis for such Common Stock to fair market value at the date of death which would otherwise have been available and instead would have a tax basis equal to the lower of the fair market value or the decedent's basis.

     Immediately after both the Offering and the Exchange (assuming no other disposition of Common Stock or ADSs by the Principal Shareholders prior to the Exchange Date), Richard DeVos and Jay Van Andel, who are United States citizens, will directly or indirectly own a beneficial interest in more than 50% of the Common Stock for purposes of the FPHC rules. Accordingly, the shareholder test will be met immediately after both the Offering and the Exchange (assuming no other disposition of Common Stock or ADSs by the Principal Shareholders prior to the Exchange Date). Because the Company derives most of its gross income from the distribution of Amway products in Japan and such income is not passive income, the Company does not satisfy the foregoing income test and therefore is not a FPHC.

  PASSIVE FOREIGN INVESTMENT COMPANIES

     If 75% or more of the gross income of the Company (including the pro rata gross income of any company of which the Company is considered to own 25% or more of the stock by value) in a taxable year is passive income, or if the average percentage of assets (generally determined based upon adjusted tax basis) of the Company (including the pro rata value of the assets of any company of which the Company is considered to own 25% or more of the stock by value) in a taxable year which produce or are held for the production of passive income is at least 50%, the Company would be classified as a "passive foreign investment company" ("PFIC") for that taxable year. Non-tax exempt U.S. Investors are taxed on gain from the sale of PFIC stock and certain distributions from PFICs (generally distributions in excess of average distributions to such shareholders by the PFIC in the prior three years) by being treated as if such amounts were received ratably during the period the U.S. Investor held the shares and treating such amounts as ordinary income. The amount allocated to each year (other than the current year) is subject to tax at the maximum marginal tax rate in effect for that year plus an interest charge calculated as though the U.S. Investor actually owed and failed to pay tax on the amount of income allocated to each prior year. The application of this system may result in significantly higher U.S. taxes on a U.S. Investor's distributions and gain from the sale of PFIC stock.

If the Company were to become a PFIC, U.S. Investors who acquire Common Stock from decedents could be denied the step-up of the income tax basis for such Common Stock to fair market value at the date of death which would otherwise have been available and instead could have a tax basis equal to the lower of the fair market value or the decedent's basis.

     The Company does not expect to be a PFIC because it believes that it can manage its business so as to avoid PFIC status. The Company may take certain actions that would reduce the Company's cash position. See "Management's Discussion and Analysis of Financial Condition and Results of Operations." The Company does not expect these actions to have a material impact on its results of operations or to have a material adverse effect on its liquidity.

     The Company will notify U.S. Investors in the event that the Company is treated as a PFIC for any taxable year to enable U.S. Investors to consider whether to elect to treat the Company as a qualified electing fund ("QEF") for United States federal income tax purposes. The result of the QEF election is that an electing U.S. Investor avoids the tax treatment generally applicable to PFICs discussed above. Instead, a shareholder of a QEF is required, for each taxable year, to include in income a pro rata share of the ordinary earnings of the QEF as ordinary income and a pro rata share of the net capital gain of the QEF as long-term capital gain. The Company intends to comply with the reporting requirements necessary for a U.S. Investor to make a QEF election, and will report such information to U.S. Investors as may be required to make such a QEF election effective. If a shareholder makes a QEF election and such election applies for all years that such shareholder has held the stock, gain on the sale of such stock would be characterized as capital gain (provided the stock is held as a capital asset) and the denial of basis step-up at death described above would not apply.

  CONTROLLED FOREIGN CORPORATIONS

     Sections 951 through 964 and section 1248 of the Code are applicable to controlled foreign corporations ("CFCs") and impute a portion of undistributed income to 10% Shareholders and convert into dividend income a portion of the gain on dispositions of shares which would otherwise qualify for capital gain treatment. The CFC provisions only apply if 10% Shareholders, who are also United States persons, own, in the aggregate, more than 50% (measured by voting power or value) of the shares of a foreign corporation. Certain trusts and foundations established by or for the benefit of Richard DeVos and Jay Van Andel and their families, who are 10% Shareholders, are deemed to own more than 50% of the shares of Common Stock and therefore the Company is a CFC. However, the income imputation rules referred to for CFCs above apply only with respect to such 10% Shareholders.

UNITED STATES BACKUP WITHHOLDING AND INFORMATION REPORTING

     The receipt of dividends on the Common Stock by a holder of the Common Stock (i) made by mail or wire transfer to an address in the United States, (ii) made by a paying agent, broker or other intermediary in the United States or
(iii) made by a United States broker or a "United States-related" broker to such holder outside the United States may be subject to United States information reporting requirements. Holders of Common Stock who are not United States persons ("non-U.S. holders") generally would be exempt from these reporting requirements, but may be required to comply with certification and identification procedures in order to prove their exemption. Treasury regulations currently in effect do not require backup withholding with respect to dividends paid by a foreign corporation such as the Company.

     The payment of the proceeds of the disposition of Common Stock by a holder to or through the United States office of a broker generally will be subject to information reporting and backup withholding at a rate of 31% unless the holder either certifies its status as a non-U.S. holder under penalties of perjury or otherwise establishes an exemption. The payment of the proceeds of the disposition by a holder of Common Stock to or through a non-U.S. office of a broker will generally not be subject to backup withholding and information reporting. Information reporting (but not backup withholding) may apply, however, to such a holder who sells a beneficial interest in Common Stock through a non-United States branch of a United States broker, or through a non-United States office of a "United States-related" broker, in either case unless the holder establishes an exemption or the broker has documentary evidence in its files of the holder's status as a non-U.S. holder (and the broker has no actual knowledge to the contrary). For purposes of these rules, a "United States-related" broker is a broker or other intermediary that is a controlled foreign corporation for United States federal income tax purposes or that is a person 50% or more of the gross income from all sources of which, over a specified three-year period, is effectively connected with a United States trade or business.

     Any amounts withheld under the backup withholding rules from a payment to a holder will be refunded (or credited against the holder's United States federal income tax liability, if any) provided that the required information is furnished to the United States Internal Revenue Service.

                              PLAN OF DISTRIBUTION

     The PEPS will be distributed as described in the Trust Prospectus under the caption "Underwriting."

                                 LEGAL MATTERS

     Certain legal matters will be passed upon for the Company and the Selling Shareholders by Jones, Day, Reavis & Pogue, Cleveland, Ohio, who will rely as to matters of Japanese law upon the opinion of Nishimura & Sanada. The validity of the underlying shares of Common Stock and certain other legal matters governed by Japanese law will be passed upon for the Company and the Selling Shareholders by Nishimura & Sanada, Tokyo. Certain U.S. federal income tax matters will be passed upon for the Company by White & Case, Washington, D.C.

                                    EXPERTS

     The consolidated financial statements as of August 31, 1994 and 1995 and for each of the years in the three year period ended August 31, 1995 have been included herein in reliance upon the report of Deloitte Touche Tohmatsu, independent auditors, appearing elsewhere herein given upon the authority of said firm as experts in accounting and auditing.

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                                       80

                              AMWAY JAPAN LIMITED

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                                         PAGE
                                                                                         ----
Independent Auditors' Report..........................................................   F-2
Consolidated Balance Sheets at August 31, 1994 and 1995...............................   F-3
Consolidated Statements of Income for the three years ended August 31, 1995...........   F-4
Consolidated Statements of Shareholders' Equity for the three years ended August 31,
  1995................................................................................   F-5
Consolidated Statements of Cash Flows for the three years ended August 31, 1995.......   F-6
Notes to Consolidated Financial Statements............................................   F-7

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Shareholders of Amway Japan Limited

     We have audited the accompanying consolidated balance sheets of Amway Japan Limited and subsidiary as of August 31, 1994 and 1995, and the related consolidated statements of income, shareholders' equity and cash flows for each of the three years in the period ended August 31, 1995, all expressed in Japanese yen. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in Japan (and the United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Amway Japan Limited and subsidiary as of August 31, 1994 and 1995, and the results of their operations and their cash flows for each of the three years in the period ended August 31, 1995, in conformity with accounting principles generally accepted in Japan. As described in Notes 10 and 11, accounting principles generally accepted in Japan differ, in certain material respects, from those generally accepted in the United States.

     Our audits also comprehended the translation of Japanese yen amounts into U.S. dollar amounts and, in our opinion, such translation has been made in conformity with the basis stated in Note 1. Such U.S. dollar amounts are presented solely for the convenience of readers outside Japan.

DELOITTE TOUCHE TOHMATSU
Tokyo, Japan
October 18, 1995

                       AMWAY JAPAN LIMITED AND SUBSIDIARY

                          CONSOLIDATED BALANCE SHEETS
                            AUGUST 31, 1994 AND 1995
               (IN MILLIONS OF YEN AND THOUSANDS OF U.S. DOLLARS)

                                                                 1994        1995        1995
                                                               --------    --------   -----------
                                                                                        (NOTE 1)
ASSETS
Current assets:
  Cash and cash equivalents (Note 3)........................   Y 61,548    Y 41,640    $  424,898
  Short-term investments (Note 2)...........................     29,690      31,997       326,500
  Accounts receivable.......................................      2,274         806         8,224
  Finished good inventories.................................     10,936      11,397       116,296
  Prepaid expenses..........................................        841       1,032        10,531
  Other current assets......................................        927         622         6,347
                                                               --------    --------    ----------
       Total current assets.................................    106,216      87,494       892,796
Property and equipment, net (Note 5)........................      2,519      26,791       273,378
Investments in affiliates (Note 4)..........................      1,937       2,037        20,786
Leasehold deposits..........................................      2,214       2,453        25,031
Capitalized software costs (Note 10)........................      1,614         880         8,979
Other.......................................................        301         286         2,918
Translation adjustments.....................................      1,734       1,869        19,071
                                                               --------    --------    ----------
       Total................................................   Y116,535    Y121,810    $1,242,959
                                                               ========    ========     =========
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable..........................................   Y 11,762    Y 13,532    $  138,082
  Income taxes payable......................................     14,961      15,952       162,775
  Accounts payable to Amway Corporation (Note 9)............      2,592       3,496        35,673
  Allowance for sales returns...............................      3,868       4,281        43,684
  Accrued distributor seminar expenses......................      2,523       2,684        27,388
  Distributor deposits......................................        952       1,655        16,888
  Consumption taxes payable.................................        547         717         7,316
  Accrued expenses and other current liabilities............        159       1,611        16,439
                                                               --------    --------    ----------
       Total current liabilities............................     37,364      43,928       448,245
                                                               --------    --------    ----------
Shareholders' equity (Notes 7 and 14):
  Common stock, no par value -- authorized 256,000 thousand
     shares; issued and outstanding 149,625 thousand shares
     (equivalent to 299,250 thousand ADSs, see Note 1)......     12,462      12,462       127,163
  Additional paid-in capital................................     14,850      14,850       151,531
  Legal reserve.............................................      3,116       3,116        31,796
  Net unrealized gain (loss) on short-term investments......       (242)      1,632        16,653
  Retained earnings.........................................     48,985      45,822       467,571
                                                               --------    --------    ----------
       Total shareholders' equity...........................     79,171      77,882       794,714
                                                               --------    --------    ----------
       Total................................................   Y116,535    Y121,810    $1,242,959
                                                               ========    ========     =========

                See notes to consolidated financial statements.

                       AMWAY JAPAN LIMITED AND SUBSIDIARY

                       CONSOLIDATED STATEMENTS OF INCOME
                   YEARS ENDED AUGUST 31, 1993, 1994 AND 1995
    (IN MILLIONS OF YEN AND THOUSANDS OF U.S. DOLLARS EXCEPT PER SHARE (ADS)
                                    AMOUNTS)

                                                1993          1994          1995           1995
                                              --------      --------      --------      ----------
                                                                                         (NOTE 1)
Net sales..................................   Y130,028      Y157,556      Y177,991      $1,816,235
Cost of sales..............................     37,319        43,576        47,515         484,847
                                              --------      --------      --------      ----------
     Gross profit..........................     92,709       113,980       130,476       1,331,388
                                              --------      --------      --------      ----------
Operating expenses:
  Distributor incentives...................     34,001        42,652        47,885         488,622
  Distribution expenses....................      7,773         8,324         8,853          90,337
  Selling and administrative expenses......     16,810        19,616        24,022         245,123
                                              --------      --------      --------      ----------
       Total operating expenses............     58,584        70,592        80,760         824,082
                                              --------      --------      --------      ----------
       Operating income....................     34,125        43,388        49,716         507,306
Other income -- net (Note 12)..............      2,485         2,557         1,733          17,684
                                              --------      --------      --------      ----------
       Income before income taxes..........     36,610        45,945        51,449         524,990
Income taxes (Note 8)......................     20,759        25,341        28,387         289,663
                                              --------      --------      --------      ----------
       Net income..........................   Y 15,851      Y 20,604      Y 23,062      $  235,327
                                              ========      ========      ========       =========
Net income per common share................   Y 105.94      Y 137.70      Y 154.13      $     1.57
Net income per ADS.........................      52.97         68.85         77.07             .79
Dividends per share........................      60.00        140.00        190.00            1.94
Dividends per ADS..........................      30.00         70.00         95.00             .97
Shares outstanding (thousands).............    149,625       149,625       149,625

                See notes to consolidated financial statements.

                       AMWAY JAPAN LIMITED AND SUBSIDIARY

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
                   YEARS ENDED AUGUST 31, 1993, 1994 AND 1995
    (IN MILLIONS OF YEN AND THOUSANDS OF U.S. DOLLARS EXCEPT PER SHARE (ADS)
                                    AMOUNTS)

                                                                                         NET
                                 SHARES                                              UNREALIZED
                               ISSUED AND                 ADDITIONAL               GAIN (LOSS) ON                      TOTAL
                               OUTSTANDING     COMMON      PAID-IN       LEGAL       SHORT-TERM       RETAINED     SHAREHOLDERS'
                               (THOUSANDS)     STOCK       CAPITAL      RESERVE      INVESTMENTS      EARNINGS        EQUITY
                               -----------    --------    ----------    -------    ---------------    ---------    -------------
Balances, August 31, 1992....    149,625      Y 12,462     Y 14,850     Y 1,675             --        Y  35,700      Y  64,687
Net income...................         --            --           --          --             --           15,851         15,851
Dividends paid:
  1992 year-end, Y25 per
    share (Y12.50 per ADS)...         --            --           --          --             --           (3,740)        (3,740)
  1993 interim, Y30 per share
    (Y15 per ADS)............         --            --           --          --             --           (4,489)        (4,489)
Bonuses to directors and
  statutory auditors.........         --            --           --          --             --              (12)           (12)
Transfer to legal reserve....         --            --           --         824             --             (824)            --
                               -----------    --------    ----------    -------    ---------------    ---------    -------------
Balances, August 31, 1993....    149,625        12,462       14,850       2,499             --           42,486         72,297
Net income...................         --            --           --          --             --           20,604         20,604
Dividends paid:
  1993 year-end, Y30 per
    share
    (Y15 per ADS)............         --            --           --          --             --           (4,489)        (4,489)
  1994 interim, Y60 per share
    (Y30 per ADS)............         --            --           --          --             --           (8,977)        (8,977)
Bonuses to directors and
  statutory auditors.........         --            --           --          --             --              (22)           (22)
Transfer to legal reserve....         --            --           --         617             --             (617)            --
Change in fair value of
  short-term investments.....         --            --           --          --           (242)              --           (242)
                               -----------    --------    ----------    -------    ---------------    ---------    -------------
Balances, August 31, 1994....    149,625        12,462       14,850       3,116           (242)          48,985         79,171
Net income...................         --            --           --          --             --           23,062         23,062
Dividends paid:
  1994 year-end, Y80 per
    share
    (Y40 per ADS)............         --            --           --          --             --          (11,969)       (11,969)
  1995 interim, Y95 per share
    (Y47.50 per ADS).........         --            --           --          --             --          (14,214)       (14,214)
Bonuses to directors and
  statutory auditors.........         --            --           --          --             --              (42)           (42)
Change in fair value of
  short-term investments.....         --            --           --          --          1,874               --          1,874
                               -----------    --------    ----------    -------    ---------------    ---------    -------------
Balances, August 31, 1995....    149,625      Y 12,462     Y 14,850     Y 3,116        Y 1,632        Y  45,822      Y  77,882
                                              =========   =========     =======    =============      ==========   ===========
In U.S. Dollars (Note 1):
Balances, August 31, 1994....                 $127,163     $151,531     $31,796        $(2,469)       $ 499,847     $  807,868
Net income...................                       --           --          --             --          235,327        235,327
Dividends paid:
  1994 year-end, $0.82 per
    share ($0.41 per ADS)....                       --           --          --             --         (122,133)      (122,133)
  1995 interim, $0.97 per
    share ($0.48 per ADS)....                       --           --          --             --         (145,041)      (145,041)
Bonuses to directors and
  statutory auditors.........                       --           --          --             --             (429)          (429)
Change in fair value of
  short-term investments.....                       --           --          --         19,122               --         19,122
                                              --------    ----------    -------    ---------------    ---------    -------------
Balances, August 31, 1995....                 $127,163     $151,531     $31,796        $16,653        $ 467,571     $  794,714
                                              =========   =========     =======    =============      ==========   ===========

                See notes to consolidated financial statements.

                       AMWAY JAPAN LIMITED AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                   YEARS ENDED AUGUST 31, 1993, 1994 AND 1995
               (IN MILLIONS OF YEN AND THOUSANDS OF U.S. DOLLARS)

                                                     1993           1994           1995           1995
                                                    -------       --------       --------       ---------
                                                                                                 (NOTE 1)
Operating activities:
  Net income.....................................   Y15,851       Y 20,604       Y 23,062       $ 235,327
  Adjustments to reconcile net income to net cash
    provided by operating activities:
    Loss on inventory disposal...................     1,625          1,487          1,739          17,745
    Depreciation and amortization................       742          1,177          1,435          14,643
    Loss on disposals of property and
       equipment -- net..........................       109             69            138           1,408
    Gain on exchange of stock of subsidiary......        --           (507)            --              --
    Loss (gain) on marketable securities and
       investments -- net........................        --            118           (645)         (6,582)
    Write-off of capitalized software............        --             --            465           4,745
    Write-down of investments....................       383             --             --              --
    Changes in assets and liabilities:
       Accounts receivable.......................       448            529          1,468          14,980
       Finished good inventories.................    (1,194)        (2,526)        (2,200)        (22,449)
       Prepaid expenses..........................        (9)          (202)          (191)         (1,949)
       Other current assets......................      (128)           355            136           1,387
       Accounts payable..........................      (234)         1,792          2,674          27,286
       Income taxes payable......................       779          3,961            987          10,071
       Accrued expenses and other current
         liabilities.............................       813          1,932          2,192          22,367
    Other........................................       (12)            35            (55)           (561)
                                                    -------       --------       --------       ---------
       Net cash provided by operating
         activities..............................    19,173         28,824         31,205         318,418
                                                    -------       --------       --------       ---------
Investing activities:
  Purchase of property and equipment.............      (858)          (961)       (25,174)       (256,878)
  Investments in affiliates......................    (1,121)            --           (100)         (1,020)
  Purchases of short-term investments............        --        (33,386)        (3,954)        (40,347)
  Proceeds from sale of short-term investments...     3,119         12,308          4,646          47,408
  Proceeds from redemption of long-term
    investments..................................        --          2,702             --              --
  Capitalized software costs.....................    (1,187)          (797)          (110)         (1,122)
  Net change in leasehold deposits...............      (378)            57           (239)         (2,439)
  Other..........................................       (25)           (14)             1              11
                                                    -------       --------       --------       ---------
       Net cash used in investing activities.....      (450)       (20,091)       (24,930)       (254,387)
                                                    -------       --------       --------       ---------
Financing activities:
  Cash dividends paid............................    (8,229)       (13,466)       (26,183)       (267,174)
                                                    -------       --------       --------       ---------
Net increase (decrease) in cash and cash
  equivalents....................................    10,494         (4,733)       (19,908)       (203,143)
Cash and cash equivalents, beginning of year.....    55,787         66,281         61,548         628,041
                                                    -------       --------       --------       ---------
Cash and cash equivalents, end of year...........   Y66,281       Y 61,548       Y 41,640       $ 424,898
                                                    ========      =========      =========      ==========
Additional cash flow information:
  Income taxes paid..............................   Y19,980       Y 21,471       Y 27,478       $ 280,388
Non-cash investing activities:
       Net unrealized gain (loss) on short-term
         investments.............................        --           (242)         1,874          19,122
       Fair value of stock acquired in non-cash
         exchange (Note 4).......................        --          1,937             --              --

                See notes to consolidated financial statements.

                       AMWAY JAPAN LIMITED AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   YEARS ENDED AUGUST 31, 1993, 1994 AND 1995
1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Amway Japan Limited (the "Company"), is a direct selling company that distributes approximately 130 consumer products through approximately 980,000 independent distributors in Japan. Established in 1977, the Company serves as the exclusive distribution vehicle in Japan for Amway Corporation ("Amway"), a U.S. direct selling company incorporated in Michigan. The Company operates in a single business segment, consumer products, and in a single geographic area, Japan. The Company's common stock is traded on the Japanese over-the-counter market, and on the New York Stock Exchange in the form of American Depositary Shares (ADSs), which represent one half of one share of common stock.

     Basis of Presentation -- The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned U.S. subsidiary, Amway Japan Enterprises, Inc. ("AJEI"), which was established in March of 1994. The consolidated financial statements are presented in accordance with accounting principles generally accepted in Japan ("Japanese GAAP"), which differ in certain material respects from those in the United States ("U.S. GAAP"). See Notes 10 and 11. In preparing these financial statements, certain amounts have been reclassified to present these financial statements in a format which is more familiar to readers outside of Japan. Additionally, the 1993 annual report and the 1994 consolidated financial statements have been reclassified to conform to current year presentation.

     The consolidated statements of cash flows have been prepared for the convenience of readers outside of Japan, although such statements are not required as part of the basic financial statements in Japan. For purposes of the consolidated statement of cash flows, the Company considers all time deposits and negotiable certificates of deposit with a maturity of one year or less to be cash equivalents.

     The U.S. dollar amounts included herein are, solely for convenience, calculated at the approximate rate of exchange prevailing on August 31, 1995 of Y98 to U.S. $1. The U.S. dollar amounts should not be construed as representations that the Japanese yen have been, or could in the future be, converted into United States dollars at this or any other rate of exchange.

     Consolidation -- The accompanying consolidated financial statements include the accounts of the Company and AJEI. All significant intercompany accounts and transactions are eliminated in consolidation. It is common practice in Japan for the accounts of foreign subsidiaries to be included in the consolidated financial statements without converting the accounting principles of the foreign entities to Japanese GAAP. Accordingly, the accounts of AJEI included in the consolidated financial statements are based upon U.S. GAAP.

     Foreign Currency Translation -- In translating financial statements of AJEI into yen, the exchange rates prevailing at the respective balance sheet dates were used for all asset and liability items and for items other than capital stock and additional paid-in capital in the shareholders' equity section, for which historical rates were used. Translation adjustments resulting from such translation were recorded as assets.

     Average exchange rates during the respective periods were used for all AJEI items of income and expense, except for net income which was translated at the rates prevailing at the respective balance sheet dates. The resulting exchange difference has been included in Other income -- net.

     Marketable Equity Securities and Related Financial
Derivatives -- Substantially all marketable equity securities which are included in Short-term investments are owned by AJEI. Under Statement of Financial Accounting Standards ("SFAS") No. 115, trading securities are carried at fair value, and gains and losses, whether realized or unrealized, are included in income or expense, whereas available-for-sale securities are carried at fair value, and unrealized holding gains and losses are included in a separate component of shareholders' equity net of tax effects.

                       AMWAY JAPAN LIMITED AND SUBSIDIARY

                   YEARS ENDED AUGUST 31, 1993, 1994 AND 1995

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- CONTINUED
     The Company has only limited involvement with derivative financial instruments and does not use them for trading purposes. They are used to manage well-defined investment risks. Options which do not qualify for hedge accounting are valued at market, and changes in market value are recognized as gains or losses in the period of the change. Options which qualify as hedges are split between time values and intrinsic values. The changes in intrinsic value are included in the same separate component of shareholders' equity as the changes in the fair value of the item being hedged. The time value is amortized into expense over the life of the option. Swaps are valued at market value, and changes in market value are recognized as gains or losses in the period of the change.

     Investments in Affiliates -- The Company's 50% interest in Provatene Partners Limited is accounted for pursuant to the equity method of accounting. The Company's 2% interest in Amway Asia Pacific Ltd. ("AAP") is carried at cost (see Note 4).

     Revenue Recognition -- The Company recognizes sales revenue upon shipment of products to distributors. An allowance for sales returns is accrued based on historical experience.

     Inventories -- Inventories consist primarily of finished good merchandise purchased for resale and are stated at the lower of cost, determined in accordance with the first-in, first-out method, or market.

     Property and Equipment -- Property and equipment are stated at cost. Depreciation is computed in accordance with the declining-balance method over the estimated useful lives of the assets.

     Software Costs -- The Company capitalizes the cost of both internally developed and purchased computer software. Such capitalized costs are amortized on a straight-line basis over a five-year period or the estimated useful life, whichever is shorter.

     Income Taxes -- Income taxes are provided only for amounts currently payable for each year. Deferred income taxes related to temporary differences between the tax basis of an asset or liability and the reported amounts in the consolidated financial statements are not recorded except for those related to the accounts of AJEI.

     The Japanese enterprise tax, which is based on earnings and included in selling and administrative expenses under Japanese GAAP, has been reclassified to Income taxes in these financial statements in order to provide a presentation more familiar to readers outside of Japan.

     Defined Benefit Pension Plan -- The Company's contributions to its defined benefit non-contributory pension plan (see Note 11) are charged to expense when paid, as are retirement benefits paid to directors and statutory auditors. Prior service costs of the pension plan are amortized to expense at the rate of 30% per annum.

     Stock Issue Costs -- Stock issue costs are charged to expense when paid.

     Amounts per Share; Amounts per American Depositary Share (ADS) -- The computation of net income per share is based on the weighted average number of shares of common stock outstanding during the period. Each ADS is equivalent to one half of one share of common stock, consequently amounts per ADS are calculated as one half of the per share amount.

     Appropriation of Retained Earnings -- Payments of bonuses to directors and statutory auditors are made as an appropriation of retained earnings. Retained earnings at each year-end are appropriated and reflected in the books of account in the year during which approval at the shareholders meeting has been obtained. This accounting is required by the Commercial Code of Japan (the "Code").

                       AMWAY JAPAN LIMITED AND SUBSIDIARY

                   YEARS ENDED AUGUST 31, 1993, 1994 AND 1995

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- CONTINUED
     Foreign Currency Transactions -- Current receivables and payables denominated in foreign currencies are translated into yen at the current rates of exchange. Long-term receivables and payables are translated into yen at the exchange rates prevailing on the transaction dates. Transaction gains and losses are included in Other income -- net.

2. INVESTMENTS

     Short-term investments, at approximate market value, at August 31, 1994 and 1995, were comprised of the following (in millions of yen and thousands of U.S. dollars):

                                                           1994         1995          1995
                                                          -------      -------      --------
    Marketable securities:
      Trading securities...............................   Y14,837      Y15,789      $161,112
      Available-for-sale securities....................    14,353       16,208       165,388
    Other..............................................       500           --            --
                                                          -------      -------      --------
                                                          Y29,690      Y31,997      $326,500
                                                          =======      =======      ========

     Substantially all short-term investments are held by AJEI. In March of 1994 AJEI invested approximately $287 million with two independent investment managers. Each investment manager placed approximately half of that amount in equity portfolios designed to produce results similar to the Standard & Poor's 500 Stock Index (the "S&P 500"). To protect against a loss due to price declines in the dollar value of a portion of each of the portfolios, AJEI purchased two put options exercisable in two years for a total premium of approximately $13 million. The first put allows AJEI to require the repurchase of $93.5 million of one equity portfolio at its original cost. The second put provides for protection in the other portfolio of $93.5 million against downward market movements in the S&P 500.

     In September of 1995, AJEI sold those portions of the equity portfolios that were protected by these puts, realizing a net gain of $18.9 million. The proceeds of the sale were reinvested in U.S. treasury securities and money market preferred stocks.

     The balance of the equity investments ($100 million) is hedged by swaps that allow AJEI to receive a quarterly fixed interest payment of approximately 5% per annum, less the dividend yield on the S&P 500. In March of 1996, any decrease in the price of the S&P 500 will be paid to AJEI by the swap counterparties, and any increase in the price of the S&P 500 will be paid to the swap counterparties by AJEI. As owner of the underlying managed portfolios, AJEI receives the benefit of outperformance of, and bears the risk of underperformance of, the investment managers' portfolios relative to the S&P 500.

     U.S. earnings of AJEI, which have been included in the determination of net income but have not been remitted to the Company, aggregated $6.4 million for the year ended August 31, 1995.

     In translating the financial statements of AJEI into yen, the exchange rate prevailing as of the respective balance sheet dates was used for all asset and liability items and for items other than capital stock and additional paid-in capital in the shareholders' equity section. Translation adjustments resulting from the depreciation of the U.S. dollar in relation to the yen were recorded as Translation adjustments on the consolidated balance sheets.

     Subsequent to year-end, the Company entered into a series of hedging contracts with Amway in order to protect against exchange rate fluctuations between the yen and the U.S. dollar. These contracts, which protect $190 million of AJEI's investments, provide for the delivery of Y18.6 billion to the Company on January 9,

                       AMWAY JAPAN LIMITED AND SUBSIDIARY

                   YEARS ENDED AUGUST 31, 1993, 1994 AND 1995

2. INVESTMENTS -- CONTINUED
1996 at an average exchange rate of approximately Y98 to U.S. $1.00. Through September of 1995, no arrangements have been made to hedge the remaining balance of AJEI's investments against exchange rate fluctuations.

3. CASH AND CASH EQUIVALENTS

     Cash and cash equivalents at August 31, 1994 and 1995 consisted of the following (in million of yen and thousands of U.S. dollars):

                                                           1994         1995          1995
                                                          -------      -------      --------
    Cash on hand and in banks..........................   Y 4,148      Y 4,840      $ 49,388
    Time deposits......................................    35,400       36,800       375,510
    Negotiable certificates of deposit.................    22,000           --            --
                                                          -------      -------      --------
         Total.........................................   Y61,548      Y41,640      $424,898
                                                          =======      =======      ========

     The Company has arrangements with two finance companies for the extension of credit to the Company's distributors. The Company is responsible for the losses incurred by these finance companies as the result of improper acts of distributors, and in certain other cases. Time deposits of Y300 million ($3.1 million) at August 31, 1994 and 1995 collateralized these arrangements. Management believes that the risk of loss is not significant. At August 31, 1994 and 1995, the outstanding receivables of the finance companies relating to these arrangements aggregated approximately Y2.6 billion and Y6.8 billion ($69.4 million), respectively.

     Time deposits of Y200 million and Y50 million ($510 thousand) were pledged as collateral for deferred payment of postal charges at August 31, 1994 and 1995, respectively.

4. INVESTMENTS IN AFFILIATES

     On December 21, 1993, the Company transferred to Amway Asia Pacific Ltd. ("AAP"), a Bermuda corporation majority-owned by shareholders of the Company, the stock of Amway Pacific Limited ("APL"), a former subsidiary of the Company. Through APL, the Company held a 95% interest in the joint venture company formed to be the exclusive distribution vehicle for Amway products in the People's Republic of China. In exchange for the stock of APL the Company acquired 972,222 shares of the common stock of AAP, representing an acquisition price of approximately Y1.9 billion. This price was established principally based upon an independent valuation. The exchange was accounted for as a sale of APL stock and a purchase of AAP stock and, in accordance with Japanese accounting practices and tax treatment, a gain on the exchange of Y507 million was included in income for the year ended August 31, 1994.

     As a result of this transaction, the Company owns approximately 2% of AAP's common stock. The shareholders of Amway own approximately 83% of AAP's common stock, with the remainder publicly held. The market value of the AAP stock held by the Company as of August 31, 1995 was Y3.8 billion ($38.8 million).

     In December of 1994 the Company, at a cost of Y100 million, formed a partnership joint venture, Provatene Partners Limited, with Nutrilite Products, ("Nutrilite"), a division of Amway. The joint venture engages in the processing of raw materials used by Nutrilite in the manufacture of certain vitamins.

                       AMWAY JAPAN LIMITED AND SUBSIDIARY

                   YEARS ENDED AUGUST 31, 1993, 1994 AND 1995

5. PROPERTY AND EQUIPMENT

     Property and equipment at August 31, 1994 and 1995 consisted of the following (in millions of yen and thousands of U.S. dollars):

                                                               1994         1995          1995
                                                              -------      -------      --------
Land.......................................................   Y    --      Y24,055      $245,459
Leasehold improvements.....................................     1,057        1,258        12,837
Vehicles...................................................       219          249         2,541
Furniture and fixtures.....................................     4,121        4,490        45,816
                                                              -------      -------      --------
     Total.................................................     5,397       30,052       306,653
Less accumulated depreciation and amortization.............    (2,878)      (3,261)      (33,275)
                                                              -------      -------      --------
Net property and equipment.................................   Y 2,519      Y26,791      $273,378
                                                              =======      =======      ========

     On March 30, 1995 the Company acquired a 3561 square meter parcel of land in Tokyo for the construction of a new headquarters facility. Construction of the facility is not planned to commence before fiscal 1997. The purchase price, which was paid in cash, aggregated Y19.4 billion ($198 million). Management estimates that the total cost of the headquarters project, including the purchase price of the land, will range between Y27.5 billion ($280.6 million) and Y32.5 billion ($331.6 million). Additionally, on July 27, 1995 the Company purchased a 22,296 square meter parcel of land in Tokyo for the development of a sixth Regional Distribution Center (RDC). The purchase price, which was paid in cash, aggregated Y4.7 billion ($48.0 million). The total cost of the RDC project, including the purchase price of the land, is expected to range between Y13.8 billion ($140.8 million) and Y14.4 billion ($146.9 million). In accordance with Japanese accounting practices, certain additional direct costs of these land acquisitions are being expensed as incurred. As of August 31, 1995, such costs have aggregated Y399 million ($4.1 million). Except for these capital projects, the Company has no material commitments for capital expenditures as of August 31, 1995.

     The Company maintains five Regional Distribution Centers (RDCs) in Tokyo, Fukuoka, Sapporo, Okinawa and Kobe. In January of 1995, the Kobe area sustained a major earthquake. The Company's RDC in Kobe was relatively undamaged. The Company did incur, however, costs directly related to the earthquake (principally air freight and administrative charges) aggregating approximately Y408 million during the fiscal year ended August 31, 1995. In August of 1995, the Company recovered Y211 million of this amount through its insurance. These costs and the related insurance recovery are both unusual in nature and infrequent in occurrence, however they are not considered to be sufficiently material to warrant separate classification as an extraordinary item in the income statement. Accordingly, they have been charged against Other income -- net.

6. LEASES

     The Company has no leases which are accounted for as capital leases. Total rent expense under operating leases, primarily for real estate and equipment, aggregated Y2.6 billion, Y3.0 billion and Y3.1 billion ($31.5 million), during the fiscal years ended August 31, 1993, 1994, and 1995, respectively. Certain of the

                       AMWAY JAPAN LIMITED AND SUBSIDIARY

                   YEARS ENDED AUGUST 31, 1993, 1994 AND 1995

6. LEASES -- CONTINUED
equipment leases are non-cancelable. Future minimum annual rentals under operating leases as of August 31, 1995 are as follows (in millions of yen and thousands of U.S. dollars):

                                                      REAL ESTATE    EQUIPMENT    TOTAL      TOTAL
                                                      -----------    ---------    ------    -------
Year ended August 31,
     1996..........................................      Y2,629         Y399      Y3,028    $30,898
     1997..........................................       1,500          262       1,762     17,980
     1998..........................................           3          180         183      1,867
     1999..........................................          --           72          72        735
     2000..........................................          --            1           1         10
                                                      -----------    ---------    ------    -------
Total minimum lease payments.......................      Y4,132         Y914      Y5,046    $51,490
                                                      ==========     ==========   ======    =======

7. SHAREHOLDERS' EQUITY

     As of August 31, 1994 and 1995, 84.8% and 83.3%, respectively, of the Company's outstanding common stock was held by certain trusts, foundations and entities created by or for the benefit of the founders of Amway, Jay Van Andel and Richard M. DeVos, and their families. The remaining balance of the Company's common stock was publicly held. The Company's common stock is traded on the Japanese over-the-counter market. The Company's common stock is also traded on the New York Stock Exchange in the form of American Depositary Shares (ADSs), which represent one-half of one common share.

     Under the Code, at least 50% of the issue price of new shares is to be designated as stated capital as determined by resolution of the Board of Directors. Proceeds in excess of the amounts designated as stated capital are to be credited to additional paid-in capital. The Company may transfer portions of additional paid-in capital to stated capital by resolution of the Board of Directors.

     Under the Code, the Company is required to appropriate as a legal reserve portions of retained earnings in an amount equal to at least 10% of specified cash payments, such as cash dividends and bonuses to directors and statutory auditors, appropriated in each financial period until the reserve equals 25% of the stated capital. As of August 31, 1994 and 1995 such reserve, at Y3.1 billion, was equal to 25% of stated capital. This reserve is not available for dividends but may be used to reduce a deficit by resolution of the shareholders or transferred to the stated capital by resolution of the Board of Directors. The Company may also transfer portions of retained earnings which are available for dividends to stated capital by resolution of the shareholders.

     Annual dividends are approved at the shareholders' meeting held subsequent to the fiscal year to which the dividends are applicable. In addition, semiannual dividends may be paid upon resolution of the Board of Directors, subject to limitations imposed by the Code, without shareholder approval.

     Effective October 1, 1994, an amendment to the Code permits the Company to repurchase its outstanding common shares for the purpose of (1) assignment of the shares to its employees or (2) cancellation of the shares subject to an approval at the ordinary general shareholders' meeting and certain requirements of the Code. In a repurchase for the purpose of (1) above, (a) the aggregate purchase price may not exceed the Company's distributable retained earnings and
(b) the aggregate number of shares repurchased must not exceed three percent of the total issued shares. In a repurchase for the purpose of (2) above, the requirements include requirement (a) above, but not requirement (b) above.

                       AMWAY JAPAN LIMITED AND SUBSIDIARY

                   YEARS ENDED AUGUST 31, 1993, 1994 AND 1995

8. INCOME TAXES

     The Company is subject to a number of taxes based on earnings: the corporate tax, inhabitants tax and enterprise tax. The enterprise tax is deductible when paid for purposes of calculating earnings-based taxes, which results in an effective statutory tax rate that is somewhat lower than the combined statutory tax rate would otherwise be. In the aggregate, these taxes produced effective statutory tax rates of approximately 52.1%, 51.4%, and 51.4% for 1993, 1994 and 1995, respectively. The Company's effective tax rates reflected in the accompanying consolidated statements of income differ from the effective statutory tax rates primarily due to the effect of permanently non-deductible expenses and temporary differences in the recognition of certain income and expenses for tax and for financial reporting purposes.

9. RELATED PARTY TRANSACTIONS

     The Company is the exclusive distribution vehicle for Amway (a Michigan corporation) in Japan. The Company has entered into agreements with Amway (1) for receiving a long-term secure and stable supply of merchandise (the Product Purchase Agreement), (2) for the exclusive use of Amway's trademarks in Japan (the Trademark License Agreement) and (3) for receiving management support services (the Support Services Agreement). See also Note 2.

     Balances with Amway at August 31, 1994 and 1995 were as follows (in millions of yen and thousands of U.S. dollars):

                                                                  1994        1995        1995
                                                                 ------      ------      -------
Receivables included in other current assets..................   Y  131      Y  196      $ 2,000
Accounts payable and accrued expenses.........................    2,592       3,496       35,673

     Purchases from and other transactions with Amway for the years ended August 31, 1993, 1994 and 1995 were as follows (in millions of yen and thousands of U.S. dollars):

                                                    1993         1994         1995          1995
                                                   -------      -------      -------      --------
Purchases.......................................   Y23,826      Y28,175      Y28,622      $292,061
Management charges..............................       633          290          385         3,929
Royalties.......................................       304          493          697         7,112

     All charges for support services made pursuant to the Support Services Agreement are denominated in U.S. dollars. Accordingly, the Company bears the risk of currency exchange rate fluctuations in connection therewith. Because the Company does not believe this risk to be significant, no arrangements have been made to hedge this exposure against exchange rate fluctuations.

     The Company pays to Amway, for the use of Amway trademarks and formulas in connection with products manufactured by others under contract with the Company, a royalty of 4% of sales of products bearing an Amway trademark, and 8% of sales of products bearing an Amway trademark and also using an Amway formula or design. Based upon estimated sales of certain products for fiscal years 1994 and 1995, the Company delivered to Amway promissory notes in payment of royalties for these years. In consideration for the execution of these notes, the actual payments during fiscal years 1994 and 1995 approximated 2% for certain products bearing an Amway trademark and 4% for certain products bearing an Amway trademark and using an Amway formula or design.

     Based upon estimated sales of products for fiscal years 1996 through 1998, the Company also delivered promissory notes in payment of royalties for these years. In consideration for the execution of these notes, the actual payments for these years are expected to approximate 3.6% for products bearing an Amway trademark

                       AMWAY JAPAN LIMITED AND SUBSIDIARY

                   YEARS ENDED AUGUST 31, 1993, 1994 AND 1995

9. RELATED PARTY TRANSACTIONS -- CONTINUED and 7.3% for products bearing an Amway trademark and using an Amway formula or design. Balances on these promissory notes were as follows (in millions of yen and thousands of U.S. dollars):

                                                               1994         1995         1995
                                                               -----       ------       -------
Royalties payable...........................................   Y 314       Y1,867       $19,051
Less current maturities.....................................    (314)        (622)       (6,347)
                                                               -----       ------       -------
                                                                  --        1,245        12,704
                                                               =====       ======       =======

     The outstanding balance at August 31, 1995 is payable in six semi-annual installments commencing February 28, 1996, with the final payment due and payable on August 31, 1998. Because these promissory notes are not treated as notes under Japanese commercial practices and regulations, they have not been recorded on the accompanying consolidated balance sheets of the Company.

10. RECONCILIATION OF JAPANESE AND U.S. ACCOUNTING PRINCIPLES

     The Company prepares its accounts in accordance with Japanese GAAP, which differ in certain material respects from U.S. GAAP. The significant differences relate to the following items:

     Income Taxes -- In accordance with Japanese GAAP, income taxes are provided only for amounts currently payable for each year. U.S. GAAP requires that deferred income taxes be recognized for temporary differences between the tax basis of assets and liabilities and the reported amounts in the consolidated financial statements.

     Pension Costs -- Under Japanese GAAP, the amounts contributed to the Company's funded defined benefit pension plan, including amortization of prior service costs, are charged to expense when paid. Under U.S. GAAP, net periodic pension costs, as defined by SFAS No. 87, are charged to expense.

     Software Costs -- The Company capitalizes the costs of both internally developed and purchased software under Japanese GAAP, whereas only purchased software costs are capitalized under U.S. GAAP. Under Japanese GAAP, amortization of capitalized software costs aggregated Y44 million, Y326 million and Y379 million ($3.9 million), during the fiscal years ended August 31, 1993, 1994, and 1995, respectively. Accumulated amortization, under Japanese GAAP, aggregated Y370 million and Y460 million ($4.7 million) as of August 31, 1994 and 1995, respectively.

     Stock Issue Costs -- Stock issue costs are charged to expense when paid under Japanese GAAP, whereas such costs are charged to additional paid-in capital under U.S. GAAP.

     Investments in Affiliates and Non-Monetary Transaction -- In December 1993, the Company exchanged its ownership of, and advances to, APL for 972,222 shares (approximately 2%) of the common stock of AAP. A gain was recorded on the exchange of stock under Japanese GAAP, whereas U.S. GAAP does not allow recognition of such a gain (see Note 3). Additionally, under U.S. GAAP the investment in AAP would be valued at market value with the unrealized gain or loss, net of tax, being reflected in shareholders equity. Under Japanese GAAP, this investment is carried at cost.

     Cash Dividend -- Under Japanese GAAP, dividends are charged to retained earnings when paid. Under U.S. GAAP, dividends are charged to retained earnings when declared by the Board of Directors.

     Translation Adjustments -- Under Japanese GAAP, translation adjustments resulting from translating financial statements of foreign subsidiaries are reported as assets or liabilities, whereas such adjustments are reported in a separate component of shareholders' equity under U.S. GAAP.

                       AMWAY JAPAN LIMITED AND SUBSIDIARY

                   YEARS ENDED AUGUST 31, 1993, 1994 AND 1995

10. RECONCILIATION OF JAPANESE AND U.S. ACCOUNTING PRINCIPLES -- CONTINUED
     Notes Payable -- The Company has outstanding negotiable promissory notes payable to Amway aggregating Y0.3 billion and Y1.9 billion as of August 31, 1994 and 1995, respectively (see Note 9). Because these notes are not treated as notes under the commercial practices and regulations in Japan, they have not been recorded on the accompanying consolidated balance sheets. Under U.S. GAAP, these notes would have been recorded as a liability with the offset being recorded as a prepaid expense.

     Land Acquisition Costs -- On March 30, 1995 the Company acquired a 3561 square meter parcel of land in Tokyo for the construction of a new headquarters facility, and on July 27, 1995 the Company acquired a 22,296 square meter parcel of land in Tokyo for the development of a sixth RDC (see Note 5). Taxes and certain other direct costs of these acquisitions are being expensed as incurred in accordance with Japanese GAAP, whereas under U.S. GAAP these costs would be capitalized.

     The following table summarizes the effects on net income of the differences between Japanese GAAP and U.S. GAAP for the years ended August 31, 1993, 1994 and 1995 (in millions of yen and thousands of U.S. dollars):

                                                       1993        1994        1995         1995
                                                      -------     -------     -------     --------
Amounts as shown in the Japanese GAAP consolidated
  financial statements.............................   Y15,851     Y20,604     Y23,062     $235,327
Adjustments of:
  Income taxes.....................................     1,303         778         540        5,510
  Defined benefit pension plan.....................       103         136          28          286
  Software costs...................................      (586)       (521)        493        5,030
  Land acquisition costs...........................        --          --         399        4,071
  Gain on exchange of stock of subsidiary..........        --        (507)         --           --
  Other............................................       (95)        (38)        (75)        (765)
                                                      -------     -------     -------     --------
Amounts according to U.S. GAAP.....................   Y16,576     Y20,452     Y24,447     $249,459
                                                      =======     =======     =======     ========
Net income per share under U.S. GAAP...............   Y110.78     Y136.69     Y163.39     $   1.67
Net income per ADS.................................   Y 55.39     Y 68.34     Y 81.70     $    .83

                       AMWAY JAPAN LIMITED AND SUBSIDIARY

                   YEARS ENDED AUGUST 31, 1993, 1994 AND 1995

10. RECONCILIATION OF JAPANESE AND U.S. ACCOUNTING PRINCIPLES -- CONTINUED

     The following table summarizes the effect on shareholders' equity of the differences between Japanese GAAP and U.S. GAAP as of August 31, 1994 and 1995 (in millions of yen and thousands of U.S. dollars):

                                                               1994         1995          1995
                                                              -------      -------      --------
Amounts as shown in the Japanese GAAP consolidated
  financial statements...................................     Y79,171      Y77,882      $794,714
Adjustments of:
  Income taxes...........................................       5,321        5,861        59,806
  Defined benefit pension plan...........................         463          491         5,010
  Software costs.........................................      (1,108)        (615)       (6,276)
  Land acquisition costs.................................          --          399         4,071
  Gain on exchange of stock of subsidiary................        (507)        (507)       (5,173)
  Unrealized gain on investment in affiliate, net of
     related income taxes................................         846        1,154        11,776
  Translation adjustments, net of related income taxes...        (847)        (908)       (9,265)
  Other..................................................        (108)         (96)         (979)
                                                              -------      -------      --------
Amounts according to U.S. GAAP...........................     Y83,231      Y83,661      $853,684
                                                              =======      =======      ========

     Income Tax -- The effective income tax rates of the Company on a U.S. GAAP basis differ from the effective Japanese statutory rates as follows:

                                                                    1993       1994       1995
                                                                    ----       ----       ----
Effective Japanese statutory rates............................      52.1%      51.4%      51.4%
Non-deductible expenses.......................................      1.9        2.0        2.5
Other.........................................................       --        1.2        (0.7)
                                                                    ----       ----       ----
Effective tax rates...........................................      54.0%      54.6%      53.2%
                                                                    ====       ====       ====

     The approximate effect of temporary differences that would give rise to deferred tax balances under U.S. GAAP is as follows (in millions of yen and thousands of U.S. dollars):

                                                            1994                         1995
                                                        DEFERRED TAX                 DEFERRED TAX
                                                    ---------------------       ----------------------
                                                    ASSETS    LIABILITIES       ASSETS     LIABILITIES
                                                    ------    -----------       -------    -----------
Accruals, currently not deductible for tax:
  Sales returns..................................   Y1,988      Y    --         Y 2,200      Y    --
  Enterprise tax.................................    1,653           --           1,726           --
  Accrued distributor seminars...................    1,309           --           1,447           --
Deferred software costs..........................      650           --             354           --
Translation adjustments..........................      882           --             961           --
Unrealized gain on investment in affiliate.......       --          895              --        1,221
Other............................................      767        1,046           1,059          925
                                                    ------    -----------       -------    -----------
Total............................................   Y7,249      Y 1,941         Y 7,747      Y 2,146
                                                    ======    =========         =======    =========
Total (U.S. dollars, Note 1).....................                               $79,051     $ 21,898
                                                                                =======    =========

                       AMWAY JAPAN LIMITED AND SUBSIDIARY

                   YEARS ENDED AUGUST 31, 1993, 1994 AND 1995

10. RECONCILIATION OF JAPANESE AND U.S. ACCOUNTING PRINCIPLES -- CONTINUED

     Cash Flows -- U.S. GAAP requires that for cash flow reporting, cash and cash equivalents include only those time deposits with maturities of less than three months. Under U.S. GAAP, cash and cash equivalents were Y45.1 billion and Y32.4 billion ($331 million) at August 31, 1994 and 1995, respectively.

11. PENSION PLAN

     The Company maintains a defined-benefit non-contributory pension plan (the "Plan") for the benefit of its full-time employees. Substantially all such employees are covered by the Plan. Under the Plan, employees terminating their employment or retiring are, in most circumstances, entitled to benefits based on years of service, compensation at the time of termination and certain other factors. At August 31, 1995 the Plan was fully funded. The amounts contributed to the fund for the years ended August 31, 1993, 1994 and 1995 were Y262 million, Y299 million and Y308 million ($3.1 million), respectively.

     The net periodic pension costs, the status of projected benefit obligations of the Plan and major assumptions used to determine these amounts under the requirements of U.S. GAAP are as follows:

                                                           1993       1994      1995       1995
                                                           -----      ----      ----      ------
Components of net periodic pension costs:
  Service cost..........................................   Y 149      Y173      Y249      $2,541
  Interest cost.........................................      33        45        74         755
  Actual return on plan assets..........................    (104)      (29)      (11)       (112)
  Net amortization and deferral.........................      81       (26)      (32)       (327)
                                                           -----      ----      ----      ------
Net periodic pension costs..............................   Y 159      Y163      Y280      $2,857
                                                           =====      ====      ====      ======

                                                               1994         1995          1995
                                                              -------      -------      --------
Status of obligations:
  Actuarial present value of benefit obligations:
     Vested benefit obligation...........................     Y  (714)     Y  (940)     $ (9,592)
     Non-vested benefit obligation.......................         (20)         (24)         (245)
                                                              -------      -------      --------
  Accumulated benefit obligation.........................     Y  (734)     Y  (964)     $ (9,837)
                                                              =======      =======      ========
Projected benefit obligation for service rendered to
  date...................................................     Y(1,363)     Y(1,479)     $(15,092)
Plan assets at fair value................................       1,205        1,497        15,276
                                                              -------      -------      --------
Plan assets in excess of projected benefit obligations...        (158)          18           184
Unrecognized net loss....................................         629          440         4,489
Unrecognized prior service costs.........................          --           40           408
Unrecognized net assets at date of initial application...          (8)          (7)          (71)
                                                              -------      -------      --------
Prepaid pension costs to be recognized on the
  consolidated balance sheets............................     Y   463      Y   491      $  5,010
                                                              =======      =======      ========
Assumptions used:
  Discount rate..........................................         5.5%         5.5%
  Rate of increase in compensation level.................         5.5%         4.0%
  Expected long-term rate of return on assets............         6.0%         6.0%

At August 31, 1995, Plan assets consisted primarily of marketable debt and equity securities.

                       AMWAY JAPAN LIMITED AND SUBSIDIARY

                   YEARS ENDED AUGUST 31, 1993, 1994 AND 1995

12. OTHER INCOME -- NET

     Other Income -- net for the years ended August 31, 1993, 1994 and 1995 consists of the following (in millions of yen and thousands of U.S. dollars):

                                                               1993      1994      1995      1995
                                                              ------    ------    ------    -------
Interest income............................................   Y2,838    Y1,949    Y1,131    $11,541
Gain on exchange of stock of subsidiary....................       --       507        --         --
Gains on sales of investments..............................       --       108       508      5,184
Dividend income............................................       --       311       658      6,714
Write-off of capitalized software (Note 13)................       --        --      (465)    (4,745)
Earthquake-related costs, net (Note 5).....................       --        --      (197)    (2,010)
Other, net.................................................     (353)     (318)       98      1,000
                                                              ------    ------    ------    -------
Other income -- net........................................   Y2,485    Y2,557    Y1,733    $17,684
                                                              ======    ======    ======    =======

13. QUARTERLY FINANCIAL DATA (UNAUDITED)

(in millions of yen and thousands of                               QUARTER ENDED
  U.S. dollars,                          -----------------------------------------------------------------
  except per share (ADS) data)           NOVEMBER 30    FEBRUARY 28     MAY 31     AUGUST 31       YEAR
                                         -----------    -----------    --------    ---------    ----------
Fiscal 1994
Net Sales.............................    Y  37,466      Y  40,655     Y 39,772    Y  39,663    Y  157,556
Gross Profit..........................       26,696         29,602       29,125       28,557       113,980
Net Income............................        5,269          5,609        5,087        4,639        20,604
Net Income per Common Share...........        35.21          37.49        34.00        31.00        137.70
Net Income per ADS....................        17.60          18.75        17.00        15.50         68.85
Fiscal 1995
Net Sales.............................    Y  42,665      Y  41,683     Y 48,768    Y  44,875    Y  177,991
Gross Profit..........................       30,970         30,097       36,168       33,241       130,476
Net Income............................        5,630          5,760        6,708        4,964        23,062
Net Income per Common Share...........        37.63          38.50        44.83        33.18        154.13
Net Income per ADS....................        18.81          19.25        22.42        16.59         77.07
Fiscal 1995 (in U.S. Dollars, Note 1)
Net Sales.............................   $  435,358     $  425,336     $497,633    $ 457,908    $1,816,235
Gross Profit..........................      316,020        307,113      369,061      339,194     1,331,388
Net Income............................       57,449         58,776       68,449       50,653       235,327
Net Income per Common Share...........          .38            .40          .46          .33          1.57
Net Income per ADS....................          .19            .20          .23          .17           .79

     A charge of Y465 million ($4.7 million) relating to a write-off of capitalized software costs was charged against Other income -- net during the quarter ended August 31, 1995. Due to the replacement and upgrade of order management and certain general ledger systems, this software was determined to be without future benefit to the Company. Under U.S. GAAP, this charge would have been classified as a Selling and administrative expenses.

                       AMWAY JAPAN LIMITED AND SUBSIDIARY

                   YEARS ENDED AUGUST 31, 1993, 1994 AND 1995

14. SUBSEQUENT EVENTS

     In October 1995, the Company announced its intention to increase the regular annual dividend rate with respect to fiscal 1996 to Y100 ($1.02) per share of common stock from Y90 ($.92) per share of common stock, to pay a special year-end dividend with respect to fiscal 1995 of Y50 ($.51) per share of common stock in December 1995 and to pay a special interim dividend in May 1996 of Y25 ($.26) per share of common stock, in each case subject to legal and other factors.

     In October 1995, the Company announced its intention to present to the shareholders for their approval a proposal to repurchase up to Y15.0 billion ($153.0 million) of common stock by means of open market purchases or a tender offer to the shareholders of the Company in accordance with the Securities and Exchange Law of Japan and the Securities Exchange Act of 1934. The Company has been informed by its controlling shareholders that they intend to participate fully in the share repurchase. The share repurchase will also include those shares of common stock represented by ADSs. The shareholders' approval will be conditioned upon amendment of applicable laws, regulations and ordinances of Japan such that taxation on deemed dividends under the Income Tax Law or the Corporate Tax Law of Japan will apply to neither individual shareholders who sell their shares in a tender offer nor to individual or corporate shareholders who do not sell their shares in the repurchase, except that corporate shareholders (other than nonresident corporate shareholders without a permanent establishment in Japan) may elect to be subject to deemed dividend taxation. Assuming a repurchase of the full Y15.0 billion of common stock, this transaction will have the effect of reducing both cash and cash equivalents and shareholders' equity by Y15.0 billion.

     See also Note 2 regarding certain investment transactions relating to AJEI that occurred subsequent to August 31, 1995.

                                                File Pursuant To Rule 424(b)(4)
                                                   Registration No. 33-63469


PROSPECTUS
                               15,657,620 PEPS sm

                                 AJL PEPS Trust
           $1.44 PREMIUM EXCHANGEABLE PARTICIPATING SHARES - PEPS sm
        (Subject to Exchange for American Depositary Shares Representing
 Shares of Common Stock, No Par Value, of Amway Japan Limited or Shares of Such
                                 Common Stock)
                            ------------------------
EACH OF THE SHARES ($1.44 PREMIUM EXCHANGEABLE PARTICIPATING SHARES, OR "PEPS") OF THE AJL PEPS TRUST (THE "TRUST") REPRESENTS THE RIGHT TO RECEIVE AN ANNUAL
 DISTRIBUTION OF $1.44, AND WILL BE EXCHANGED ON FEBRUARY 15, 1999 (THE "EXCHANGE DATE") FOR BETWEEN 0.8475 AND 1.25 AMERICAN DEPOSITARY SHARES ("ADSS," AND EACH, AN "ADS") REPRESENTING SHARES OF COMMON STOCK, NO PAR VALUE (THE "COMMON STOCK") OF AMWAY JAPAN LIMITED (THE "COMPANY"), OR, AT THE
  OPTION OF A HOLDER, THE EQUIVALENT IN SHARES OF COMMON STOCK. EACH ADS REPRESENTS ONE-HALF OF ONE SHARE OF COMMON STOCK. THE ANNUAL DISTRIBUTION
   OF $1.44 PER PEPS IS PAYABLE QUARTERLY ON EACH FEBRUARY 15, MAY 15, AUGUST 15 AND NOVEMBER 15, COMMENCING FEBRUARY 15, 1996. THE PEPS ARE NOT SUBJECT
                                 TO REDEMPTION.

THE TRUST IS A NEWLY ORGANIZED, 3 1/4-YEAR TRUST ESTABLISHED TO PURCHASE AND HOLD A PORTFOLIO OF STRIPPED U.S. TREASURY SECURITIES MATURING ON A QUARTERLY
 BASIS THROUGH THE EXCHANGE DATE, AND ONE OR MORE FORWARD CONTRACTS (THE "CONTRACTS") WITH TWO EXISTING SHAREHOLDERS (THE "SELLERS") OF THE COMPANY RELATING TO THE ADSS. OF THE 15,657,620 PEPS OFFERED HEREBY, 12,526,096 PEPS ARE BEING OFFERED INITIALLY IN THE UNITED STATES AND CANADA BY THE U.S.
  UNDERWRITERS AND 3,131,524 PEPS ARE BEING OFFERED INITIALLY INTERNATIONALLY OUTSIDE THE UNITED STATES AND CANADA BY THE INTERNATIONAL UNDERWRITERS. SEE
                                "UNDERWRITING."

THE TRUST'S INVESTMENT OBJECTIVES ARE TO PROVIDE EACH HOLDER WITH A QUARTERLY DISTRIBUTION OF $0.36 PER PEPS (EXCEPT FOR THE FIRST DISTRIBUTION ON FEBRUARY
 15, 1996 WHICH WILL BE $0.34 PER PEPS), AND TO PROVIDE THE HOLDER OF EACH PEPS, ON OR SHORTLY AFTER THE EXCHANGE DATE, ADSS (OR, AT THE OPTION OF A HOLDER, THE EQUIVALENT IN SHARES OF COMMON STOCK) EQUAL TO (I) IF THE EXCHANGE PRICE PER ADS IS LESS THAN $22.61 (THE "THRESHOLD APPRECIATION PRICE") BUT
  EQUAL TO OR GREATER THAN $15.33 (THE "DOWNSIDE PROTECTION THRESHOLD PRICE"), A NUMBER (OR FRACTIONAL NUMBER) OF ADSS PER PEPS SO THAT THE VALUE THEREOF
   AT THE EXCHANGE PRICE EQUALS $19.16 (THE "INITIAL VALUE"), (II) IF THE EXCHANGE PRICE PER ADS IS EQUAL TO OR GREATER THAN THE THRESHOLD APPRECIATION PRICE, 0.8475 ADSS PER PEPS AND (III) IF THE EXCHANGE PRICE
    PER ADS IS LESS THAN THE DOWNSIDE PROTECTION THRESHOLD PRICE, 1.25 ADSS
    PER PEPS. HOLDERS OTHERWISE ENTITLED TO RECEIVE FRACTIONAL ADSS OR
     FRACTIONAL SHARES OF COMMON STOCK IN RESPECT OF THEIR AGGREGATE
     HOLDINGS OF PEPS WILL RECEIVE CASH IN LIEU THEREOF. THE EXCHANGE PRICE
     PER ADS MEANS GENERALLY THE AVERAGE ADS EQUIVALENT PRICE (AS DEFINED HEREIN) FOR THE 20 TRADING DAYS (AS DEFINED HEREIN) IMMEDIATELY PRIOR
                   TO (BUT NOT INCLUDING) THE EXCHANGE DATE.

THE YIELD ON PEPS IS HIGHER THAN THE ACTUAL (I.E., REGULAR PLUS SPECIAL) DIVIDEND YIELD ON THE ADSS. HOWEVER, THERE IS NO ASSURANCE THAT THE YIELD ON
 THE PEPS WILL BE HIGHER THAN THE DIVIDEND YIELD ON THE ADSS OVER THE LIFE OF THE TRUST. IN ADDITION, THE OPPORTUNITY FOR EQUITY APPRECIATION AFFORDED BY AN INVESTMENT IN THE PEPS IS LESS THAN THAT AFFORDED BY AN INVESTMENT IN THE ADSS BECAUSE THE VALUE OF THE ADSS RECEIVABLE BY HOLDERS OF THE PEPS UPON EXCHANGE
  AT THE EXCHANGE DATE WILL ONLY EXCEED THE INITIAL VALUE IF THE EXCHANGE
  PRICE EXCEEDS THE THRESHOLD APPRECIATION PRICE, WHICH REPRESENTS AN
   APPRECIATION OF 18% OF THE INITIAL VALUE. MOREOVER, BECAUSE A HOLDER OF
   EACH PEPS WILL ONLY RECEIVE 0.8475 ADSS IF THE EXCHANGE PRICE EXCEEDS THE THRESHOLD APPRECIATION PRICE, HOLDERS OF THE PEPS WILL ONLY BE ENTITLED TO RECEIVE UPON EXCHANGE 84.75% OF ANY APPRECIATION OF THE VALUE OF THE ADSS IN
    EXCESS OF THE THRESHOLD APPRECIATION PRICE. ALTHOUGH THE VALUE OF THE
     ADSS RECEIVABLE BY A HOLDER OF PEPS UPON EXCHANGE AT THE EXCHANGE DATE
     MAY BE LESS THAN THE AMOUNT PAID BY THE HOLDER, UNLIKE THE ADSS, AN INVESTMENT IN PEPS AFFORDS PROTECTION FROM DEPRECIATION OF THE ADSS TO
     THE EXTENT THAT THE EXCHANGE PRICE DOES NOT FALL BELOW THE DOWNSIDE PROTECTION THRESHOLD PRICE. IN THE EVENT THE EXCHANGE PRICE IS LESS
     THAN THE DOWNSIDE PROTECTION THRESHOLD PRICE, HOLDERS WILL RECEIVE
      1.25 ADSS PER PEPS AND ACCORDINGLY WILL HAVE ONLY LIMITED PROTECTION
               FROM DEPRECIATION BELOW 80% OF THE INITIAL VALUE.
                                                   (continued on following page)

                            ------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
 EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE
   SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
         PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                              PRICE $19.16 A PEPS

                                   PRICE TO                 SALES                    PROCEEDS TO
                                    PUBLIC                 LOAD(1)                   THE TRUST(2)
                             ---------------------    ------------------    ------------------------------
Per PEPS.................           $19.16                  $0.575                     $18.585
Total (3)................        $300,000,000             $9,003,131                 $290,996,869

---------------
(1) The Company and an affiliate of the Sellers have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933.

(2) Before deducting estimated offering expenses of $655,000 payable by the Trust.

(3) The Trust has granted to the U.S. Underwriters an option for 30 days to purchase up to an additional PEPS at the price to the public less underwriting discount, solely to cover over-allotments. If the option is exercised in full, the total Price to Public, Sales Load and Proceeds to the Trust will be $345,000,000, $10,353,601 and $334,646,399, respectively. See
    "Underwriting."

                            ------------------------

    The PEPS are offered, subject to prior sale, when, as and if accepted by the Underwriters and subject to approval of certain legal matters by Davis Polk & Wardwell, counsel for the Underwriters. It is expected that delivery of the PEPS will be made on or about November 20, 1995 at the office of Morgan Stanley & Co. Incorporated, New York, New York, against payment therefor in New York funds.

                            ------------------------

MORGAN STANLEY & CO.                         MERRILL LYNCH INTERNATIONAL LIMITED
          International

November 15, 1995

    The Trust's portfolio will not be managed in the traditional sense. The Trust's management powers will be limited to the disposition of the Contracts in certain limited circumstances. The Trust may continue to hold the Contracts despite a significant decline in the market price of the ADSs or the Common Stock or adverse changes in the financial condition of the Company. The address of the Trust is 101 Barclay Street, New York, New York 10286 (telephone no.
(212) 815-3199). Investors are advised to read this Prospectus and to retain it for future reference.

    PEPS may be a suitable investment for those investors who are able to understand the unique nature of the Trust and the economic characteristics of the Contracts and the U.S. Treasury securities held by the Trust.

    The Trust will be a grantor trust for federal income tax purposes and each holder will be treated as the owner of its pro rata portion of the U.S. Treasury securities and the Contracts. The U.S. Treasury securities will be treated as having "original issue discount" which holders must recognize currently as income as it accrues. Holders will not recognize income, gain or loss upon the Trust's entry into the Contracts nor will the delivery of ADSs pursuant to the Contracts be taxable to holders. Although the matter is not free from doubt, holders should not recognize income, gain or loss with respect to the Contracts over their term. See "Federal Income Tax Considerations."

    The Company is not affiliated with the Trust.

     THE PEPS HAVE BEEN APPROVED FOR LISTING ON THE NEW YORK STOCK EXCHANGE UPON NOTICE OF ISSUANCE UNDER THE SYMBOL "AJP." PRIOR TO THIS OFFERING THERE HAS BEEN NO PUBLIC MARKET FOR THE PEPS.

     TYPICAL CLOSED-END FUND SHARES FREQUENTLY TRADE AT A PREMIUM TO OR DISCOUNT FROM NET ASSET VALUE. BASED ON ITS ASSETS AND THE MARKET IN WHICH THE PEPS ARE EXPECTED TO TRADE, THE TRUST BELIEVES THE PEPS ARE UNLIKELY TO TRADE AT A PREMIUM TO OR DISCOUNT FROM NET ASSET VALUE. THE TRUST BELIEVES, HOWEVER, THAT BECAUSE OF THE YIELD ON THE PEPS AND THE FORMULA FOR DETERMINING THE NUMBER OF ADSS TO BE DELIVERED ON THE EXCHANGE DATE, THE PEPS WILL TEND TO TRADE AT A PREMIUM TO THE MARKET VALUE OF THE ADSS TO THE EXTENT THE ADS PRICE FALLS AND AT A DISCOUNT TO THE MARKET VALUE OF THE ADSS TO THE EXTENT THE ADS PRICE RISES.

    "PEPS" and "Premium Exchangeable Participating Shares" are service marks of Morgan Stanley & Co. Incorporated.

    The closing sale price of the ADSs on the New York Stock Exchange on November 14, 1995 was $19.75 per ADS. The closing sale price of the Common Stock on the Japanese over-the-counter market on November 15, 1995 was Y3,870 or $38.35 per share (based on the noon buying rate in New York City on November 15, 1995 for cable transfers in yen, as announced for customs purposes by the Federal Reserve Bank of New York of $1 = Y100.9).

    NO PERSON IS AUTHORIZED IN CONNECTION WITH ANY OFFERING MADE HEREBY TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE TRUST OR ANY UNDERWRITER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFERING TO SELL OR A SOLICITATION OF AN OFFER TO BUY BY ANY PERSON IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL FOR SUCH PERSON TO MAKE SUCH AN OFFERING OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCE IMPLY THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF.
                            ------------------------

    UNTIL DECEMBER 10, 1995 (25 DAYS AFTER THE COMMENCEMENT OF THE OFFERING), ALL DEALERS EFFECTING TRANSACTIONS IN THE PEPS, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.
                            ------------------------

                               TABLE OF CONTENTS

                                                                                                         PAGE
                                                                                                      -----------
Prospectus Summary..................................................................................        3
The Trust...........................................................................................        9
Use of Proceeds.....................................................................................        9
Investment Objectives and Policies..................................................................        9
Investment Restrictions.............................................................................       18
Risk Factors and Special Considerations.............................................................       18
Description of the PEPS.............................................................................       20
Management and Administration of the Trust..........................................................       20
Federal Income Tax Considerations...................................................................       23
Underwriting........................................................................................       26
Legal Matters.......................................................................................       29
Experts.............................................................................................       29
Additional Information..............................................................................       29
Independent Auditors' Report........................................................................       30
Statement of Assets and Liabilities.................................................................       31
Appendix A: Prospectus of Amway Japan Limited

IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICES OF THE PEPS OR THE ADSS AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE NEW YORK STOCK EXCHANGE OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                               PROSPECTUS SUMMARY

     This summary of the provisions relating to the PEPS does not purport to be complete and is qualified in its entirety by the detailed information appearing elsewhere in this Prospectus. Certain terms used in this summary are defined elsewhere in this Prospectus. Unless otherwise indicated, all information in this Prospectus assumes that the U.S. Underwriters' over-allotment option with respect to the PEPS is not exercised.

THE TRUST

     The Trust is a newly organized, 3 1/4-year trust. The Trust will be registered as a non-diversified closed-end management investment company under the Investment Company Act of 1940 (the "Investment Company Act"). Under provisions of the Internal Revenue Code of 1986, as amended (the "Code") applicable to grantor trusts, the Trustees will not have the power to vary the investments held by the Trust. Accordingly, the Trust's portfolio will not be managed in the traditional sense. The Trust's management powers will be restricted to the disposition of the Contracts in certain limited circumstances. See "Management and Administration of the Trust -- Trustees." Any proceeds resulting from the disposition of a Contract will not be reinvested but will be distributed to holders of the PEPS ("Holders").

THE OFFERING

     The Trust is offering 15,657,620 PEPS to the public at a purchase price of $19.16 per PEPS through a group of underwriters (the "Underwriters") lead managed in the U.S. and Canada by Morgan Stanley & Co. Incorporated and Merrill Lynch, Pierce, Fenner & Smith Incorporated and lead managed internationally by Morgan Stanley & Co. International Limited and Merrill Lynch International Limited. In addition, the U.S. Underwriters have been granted options to purchase up to 2,348,643 additional PEPS solely for the purpose of covering over-allotments. See "Underwriting."

GENERAL

     The PEPS are designed to provide investors with a higher distribution per PEPS than the actual (i.e., regular plus special) dividends currently paid per ADS in respect of the Company's 1995 fiscal year and anticipated to be paid in respect of the Company's 1996 fiscal year. The annual calendar year distribution on the PEPS is $1.44 per share. For fiscal year 1995, the Company has paid a regular interim dividend of Y22.5 per ADS ($0.23) and a special interim dividend of Y25 per ADS ($0.256), and has announced its intention to pay, subject to legal and other factors, a regular year-end dividend of Y22.5 per ADS ($0.23) and a special year-end dividend of Y25 per ADS ($0.256) which would cause actual dividends in respect of the Company's 1995 fiscal year to equal Y95 per ADS ($0.97). The Company has also announced its intention to increase the rate of its regular semi-annual dividends with respect to fiscal year 1996 to Y25 per ADS ($0.256) from Y22.5 per ADS ($0.23) for fiscal year 1995 and to pay a special interim dividend with respect to fiscal 1996 in May 1996 of Y12.5 per ADS ($0.128). The Company has not announced any present intention to pay a special year-end dividend with respect to fiscal year 1996. If paid as proposed, the actual dividends in respect of fiscal year 1996 would be Y62.5 per ADS ($0.64). See "Dividends and Dividend Policy" in the prospectus of the Company attached as Appendix A (the "Company Prospectus"). The dollar values of the foregoing yen dividend rates are based on the noon buying rate in New York City on August 31, 1995 for cable transfers in yen, as announced for customs purposes by the Federal Reserve Bank of New York of $1=Y97.75). Future declarations of dividends on the ADSs by the Company and the amount of such dividends are discretionary with its Board of Directors and subject to legal and other factors. Such future declarations will necessarily depend on the Company's future earnings, financial condition, capital requirements and other factors. The Trust will not be entitled to any dividends that may be declared on the ADSs.

     The yield on PEPS is higher than the actual (i.e., regular plus special) dividend yield on the ADSs. However, there is no assurance that the yield on the PEPS will be higher than the dividend yield on the ADSs over the life of the Trust. In addition, the opportunity for equity appreciation afforded by an investment in the PEPS is less than that afforded by an investment in the ADSs because the value of the ADSs (or shares of

Common Stock) receivable by a Holder upon exchange at the Exchange Date will only exceed the Initial Value if the Exchange Price exceeds the Threshold Appreciation Price, which represents an appreciation of 18% of the Initial Value. Moreover, because a holder of each PEPS will only receive 0.8475 ADSs if the Exchange Price exceeds the Threshold Appreciation Price, holders of the PEPS will only be entitled to receive upon exchange 84.75% of any appreciation of the value of the ADSs in excess of the Threshold Appreciation Price. Although the value of the ADSs (or shares of Common Stock) receivable by a Holder upon exchange at the Exchange Date may be less than the amount paid by the Holder, unlike the ADSs, an investment in PEPS affords protection from depreciation of the ADSs to the extent that the Exchange Price does not fall below the Downside Protection Threshold Price. In the event the Exchange Price is less than the Downside Protection Threshold Price, Holders will receive 1.25 ADSs per PEPS and accordingly will have only limited protection from depreciation below 80% of the Initial Value. See "Investment Objectives and Policies -- Enhanced Yield; Limited Depreciation Protection; Less Equity Appreciation than Common Stock."

DISTRIBUTIONS

     The Holders are entitled to receive distributions at the rate per PEPS of $1.44 per annum or $0.36 per quarter (except for the first distribution on February 15, 1996 which will be $0.34), payable quarterly on each February 15, May 15, August 15 and November 15 or, if any such date is not a business day, on the next succeeding business day, to Holders of record as of each February 1, May 1, August 1 and November 1, respectively. The first distribution will be payable on February 15, 1996 to Holders of record as of February 1, 1996. See "Investment Objectives and Policies -- Trust Assets."

MANDATORY EXCHANGE

     On the Exchange Date, each outstanding PEPS will be exchanged automatically for between 0.8475 and 1.25 ADSs, subject to adjustment in the event of certain dividends or distributions, subdivisions, splits, combinations, issuances of certain rights or warrants, distributions of certain assets with respect to the Common Stock or certain purchases by the Company of Common Stock or ADSs. In the event of a merger of the Company into another entity, or the liquidation of the Company, or in certain related events, Holders of the PEPS would receive consideration in the form of cash, Marketable Common Stock (as defined under "Investment Objectives and Policies -- The Contracts -- Dilution Adjustments") or a combination thereof, rather than ADSs. Additionally, the occurrence of certain defaults by the Sellers under the Contracts or the related collateral arrangements would cause the acceleration of the Contracts and the exchange of each PEPS for an amount of ADSs (or Marketable Common Stock), cash or a combination thereof, in respect of the ADSs. See "Investment Objectives and Policies -- The Contracts." In lieu of receiving ADSs on the Exchange Date, each Holder will have the option, upon prior written notice to the Administrator, to receive the equivalent in shares of Common Stock, subject to certain restrictions. See "Investment Objectives and Policies -- Delivery of ADSs; No Fractional ADSs; Option to Elect Shares of Common Stock."

VOTING RIGHTS

     The Holders will have the right to vote on matters affecting the Trust, as described under "Description of the PEPS," but will not have voting rights with respect to the Common Stock or the ADSs prior to receipt of the ADSs or shares of Common Stock by Holders as a result of the exchange of the PEPS for ADSs or shares of Common Stock on the Exchange Date. See "Investment Objectives and Policies -- The Company" and "Description of the PEPS." See also "Description of Capital Stock -- Japanese Unit Share System" and "-- Voting Rights" and "Description of American Depositary Receipts -- Voting of Deposited Securities" in the Company Prospectus.

THE COMPANY

     Amway Japan Limited is the exclusive distribution vehicle for Amway Corporation in Japan. The Company, which has a 16 year operating history, believes that it is one of the largest direct selling businesses in Japan as measured by its fiscal 1995 net sales of Y 178.0 billion (U.S. $1.8 billion) and net income of Y 23.1 billion (U.S. $235.3 million) and approximately 980,000 independent distributors who renewed their distributorships from the prior fiscal year. Reference is made to the Company Prospectus which describes the

Company (including financial matters) and the ADSs and the Common Stock, deliverable to Holders upon mandatory exchange of the PEPS on the Exchange Date. The Company is not affiliated with the Trust and will not receive any of the proceeds from the sale of the PEPS.

ASSETS OF THE TRUST; INVESTMENT OBJECTIVES AND POLICIES

     The Trust will purchase and hold a portfolio of stripped U.S. Treasury securities maturing on a quarterly basis through the Exchange Date and Contracts with the Sellers relating to the ADSs. It is the Trust's investment objective to provide to each Holder, on or shortly after the Exchange Date, ADSs (or, at the option of a Holder, the equivalent in shares of Common Stock) equal to (i) if the Exchange Price (as defined herein) per ADS is less than the Threshold Appreciation Price but equal to or greater than the Downside Protection Threshold Price, a number (or fractional number) of ADSs per PEPS so that the value thereof at the Exchange Price equals the Initial Value, (ii) if the Exchange Price per ADS is equal to or greater than the Threshold Appreciation Price, 0.8475 ADSs per PEPS and (iii) if the Exchange Price per ADS is less than the Downside Protection Threshold Price, 1.25 ADS per PEPS. Holders otherwise entitled to receive fractional ADSs (or fractional shares of Common Stock) in respect of their aggregate holdings of PEPS will receive cash in lieu thereof. See "Investment Objectives and Policies -- Delivery of ADSs; No Fractional ADSs; Option to Elect Shares of Common Stock." It is also the Trust's investment objective to provide each Holder with a quarterly distribution of $0.36 per PEPS ($0.34 for February 15, 1996), equal to the pro rata portion of the quarterly cash distributions from the cash received from the U.S. Treasury securities.

     The Trust will enter into forward contracts (the "Contracts") with two shareholders of the Company (the "Sellers") obligating the Sellers, severally and not jointly, on the Exchange Date, to deliver to the Trust 15,663,002 ADSs (including ADSs deliverable in respect of the 15,657,620 PEPS covered by this Prospectus and in respect of the 5,382 PEPS described under "Underwriting" herein) in the aggregate, except that (i) if the Exchange Price per ADS is less than the Threshold Appreciation Price but equal to or greater than the Downside Protection Threshold Price, each Seller will be obligated to deliver under its Contract ADSs with an aggregate value equal to the product of the Initial Value times the initial number of ADSs subject to such Contract, (ii) if the Exchange Price per ADS is equal to or greater than the Threshold Appreciation Price, each Seller will be obligated to deliver under its Contract ADSs equal to the product of 0.8475 times the initial number of ADSs subject to such Contract and (iii) if the Exchange Price per share of Common Stock is less than the Downside Threshold Protection Price, each Seller will be obligated to deliver under its Contract ADSs representing a number of shares of Common Stock equal to the product of
1.25 times the initial number of ADSs subject to such Contract. This provides the Trust with the potential for a portion of any capital appreciation above the Threshold Appreciation Price on the ADSs, and limited protection from depreciation of the ADSs. The purchase price under the Contracts is $223,959,408 in the aggregate and is payable to the Sellers by the Trust on the closing of this offering.

     The obligations of each Seller under its Contract will be secured by a pledge of ADSs or, at the election of the Sellers, by substitute collateral consisting of U.S. Government obligations. See "Investment Objectives and Policies -- The Contracts."

FEDERAL INCOME TAX CONSIDERATIONS

     The Trust will be taxable as a grantor trust for federal income tax purposes. Accordingly, each Holder will be treated for federal income tax purposes as the owner of its pro rata portion of the U.S. Treasury securities and the Contracts, and income received (including original issue discount treated as received) by the Trust will generally be treated as income of the Holders.

     The U.S. Treasury securities held by the Trust will be treated for federal income tax purposes as having "original issue discount" which will accrue over the term of the U.S. Treasury securities. It is currently anticipated that a substantial portion of each quarterly cash distribution to the Holders will be treated as a tax-free return of the Holders' costs of the U.S. Treasury securities and therefore will not be considered current income for federal income tax purposes. However, a Holder (whether on the cash or accrual method of tax accounting) must recognize currently as income original issue discount on the U.S. Treasury securities as it accrues. It is also expected that the tax-free portion of each quarterly cash distribution will increase as a percentage of the total distribution during the life of the Trust.

     Under existing law, a Holder will not recognize income, gain or loss upon the Trust's entry into the Contracts and should not recognize income, gain or loss with respect to the Contracts over their term. Holders should be aware that no published authorities directly address the characterization of the Contracts and that it is possible that the Internal Revenue Service ("IRS") will assert that a Holder should include in income over the term of the Contracts additional amounts which together with the original issue discount on such Holder's pro rata portion of the U.S. Treasury securities should not exceed the aggregate amount of the quarterly cash distributions to such Holder. The delivery of ADSs to the Trust pursuant to the Contracts will not be taxable to the Holders. The distribution of ADSs or Common Stock upon the termination of the Trust will not be taxable to the Holders. A Holder will have taxable gain or loss upon receipt of cash in lieu of fractional ADSs or shares of Common Stock distributed upon termination of the Trust. Each Holder's aggregate basis in its ADSs or shares of Common Stock (or combination thereof) will be equal to its basis in its pro rata portion of the Contracts less the portion of such basis allocable to any fractional ADSs or shares of Common Stock for which cash is received. See "Federal Income Tax Considerations."

MANAGEMENT AND ADMINISTRATION OF THE TRUST

     The administration of the Trust will be overseen by three Trustees. The day-to-day administration of the Trust will be carried out by The Bank of New York (or its successor) as trust administrator (the "Administrator"). The Bank of New York (or its successor) will also act as custodian for the Trust's assets (the "Custodian") and as paying agent, registrar and transfer agent (the "Paying Agent") with respect to the PEPS. Except as aforesaid, and except for its role as Collateral Agent under the Trust's Collateral Agreements (see "Investment Objectives and Policies -- The Contracts -- Collateral Arrangements; Acceleration"), The Bank of New York has no other affiliation with, and is not engaged in any other transaction with, the Trust. See "Management and Administration of the Trust."

LIFE OF THE TRUST

     The Trust will terminate automatically on or shortly after the Exchange Date. Promptly after the Exchange Date, the ADSs (or shares of Common Stock) to be exchanged for the PEPS and other remaining Trust assets, if any, will be distributed pro rata to Holders. See "Investment Objectives and Policies -- Trust Termination."

RISK FACTORS AND SPECIAL CONSIDERATIONS

     The Trust will not be managed in the traditional sense. The Trust may continue to hold the Contracts despite a significant decline in the market price of the ADSs or the Common Stock or adverse changes in the financial condition of the Company. However, the Trustees will have the power, but not the obligation, to sell Contracts only in the limited circumstances of (a) a decline in the ADS Equivalent Price of the ADSs to less than 50% of the Initial Value, on an as-adjusted basis, or (b) the bankruptcy or insolvency of the Company. Proceeds from any sale of a Contract will not be reinvested but will be distributed pro rata to Holders. In the event of such a sale of the Contracts and distribution of proceeds, the U.S. Treasury securities remaining in the Trust will be liquidated, the proceeds distributed pro rata to Holders and the Trust terminated. See "Risk Factors and Special Considerations -- Limited Management" and "Management and Administration of the Trust -- Trustees."

     The yield on the PEPS is higher than the actual (i.e., regular plus special) dividend yield on the ADSs. However, there is no assurance that the yield on the PEPS will be higher than the dividend yield on the ADSs over the life of the Trust. In addition, the opportunity for equity appreciation afforded by an investment in the PEPS is less than that afforded by an investment in the ADSs because the value per PEPS of the ADSs (or shares of Common Stock) receivable by Holders of the PEPS upon exchange at the Exchange Date will only exceed the Initial Value if the Exchange Price per ADS exceeds the Threshold Appreciation Price, which represents an appreciation of 18% of the Initial Value. Moreover, because a holder of each PEPS will only receive 0.8475 ADSs if the Exchange Price per ADS exceeds the Threshold Appreciation Price, holders of the PEPS will only be entitled to receive upon exchange 84.75% of any appreciation of the value of the ADSs in excess of the Threshold Appreciation Price. Although the value of the ADSs (or shares of Common Stock) receivable by a Holder upon exchange at the Exchange Date may be less than the amount paid by the Holder, unlike the ADSs, an investment in PEPS affords protection from depreciation of the ADSs to the extent that the Exchange Price per ADS does not fall below the Downside Protection Threshold Price. In the event the Exchange Price per ADS is less than the Downside Protection Threshold Price, Holders will receive 1.25 ADSs per PEPS and accordingly will not be protected from depreciation below 80% of the Initial Value. See "Investment Objectives and Policies -- Enhanced Yield; Limited Depreciation Protection; Less Equity Appreciation than Common Stock."

     The Trust is classified as a "non-diversified" investment company under the Investment Company Act. Consequently, the Trust is not limited by the Investment Company Act in the proportion of its assets that may be invested in the securities of a single issuer. Since the only securities held by the Trust will be the U.S. Treasury securities and the Contracts, the Trust may be subject to greater risk than would be the case for an investment company with more diversified investments. See "Investment Objectives and Policies" and "Risk Factors and Special Considerations -- Non-Diversified Status."

     Fluctuations in the rate of exchange between the yen and the U.S. dollar will affect the ADS Equivalent Price and are likely to affect the market price of ADSs in the United States. See "Risk Factors and Special
Considerations -- Exchange Rates."

     No published authorities directly address the characterization of the Contracts for U.S. federal income tax purposes. As a result, there can be no assurance that Holders will not be required to recognize income with respect to the Contracts over their term. See "Federal Income Tax Considerations."

LISTING

     The PEPS have been approved for listing on the New York Stock Exchange upon notice of issuance under the symbol "AJP."

FEES AND EXPENSES

     The public offering price of the PEPS includes an underwriting discount payable by the Trust to the Underwriters of 3%. Estimated organization costs of the Trust in the amount of $12,000 and estimated costs of the Trust in connection with the initial registration and public offering of the PEPS in the amount of $655,000 will be paid from the proceeds of the offering of the PEPS. Each of the Administrator, the Custodian and the Paying Agent, and each Trustee will be paid by Morgan Stanley & Co. Incorporated ("Morgan Stanley") at the closing of this offering a one-time, up-front amount in respect of its ongoing fees and, in the case of the Administrator, anticipated expenses of the Trust (estimated to be $636,971 in the aggregate), over the term of the Trust. Morgan Stanley has also agreed to pay any on-going expenses of the Trust in excess of these estimated amounts and to reimburse the Trust for any amounts it may be required to pay as indemnification to any Trustee, the Administrator, the Custodian or the Paying Agent. Morgan Stanley will be reimbursed by the Sellers for all fees and expenses of the Trust and all reimbursements of indemnifications paid by it. See "Management and Administration of the Trust -- Estimated Expenses."

     Regulations of the Securities and Exchange Commission ("SEC") applicable to closed-end investment companies designed to assist investors in understanding the costs and expenses that an investor will bear directly or indirectly require the presentation of Trust expenses in the following format. Because the Trust will not bear any ongoing fees or expenses, investors will not bear any direct expenses and the only expense which investors might be considered to be bearing indirectly is the proportion of the Sales Load applicable to their PEPS which is payable by the Trust to the Underwriters from the proceeds of the offering.

Investor transaction expenses
  Sales load (as a percentage of offering price)..............................       3%
                                                                                  ====
Annual Expenses
  Management Fees.............................................................       0%
  Other Expenses..............................................................       0%
                                                                                  ----
          Total Annual Expenses...............................................       0%
                                                                                  ====

SEC regulations also require that closed-end investment companies present an illustration of cumulative expenses (both direct and indirect) that an investor would bear. The example is required to factor in the applicable Sales Load and to assume, in addition to a 5% annual return, the reinvestment of all distributions at net asset value. INVESTORS SHOULD NOTE THAT THE ASSUMPTION OF A 5% ANNUAL RETURN DOES NOT ACCURATELY REFLECT THE FINANCIAL TERMS OF THE TRUST. SEE "INVESTMENT OBJECTIVES AND POLICIES -- TRUST ASSETS." ADDITIONALLY, THE TRUST DOES NOT PERMIT THE REINVESTMENT OF DISTRIBUTIONS.

                                                                            1 YEAR    3 YEARS
                                                                            ------    -------
You would pay the following expenses (i.e., the applicable sales load) on
  a $1,000 investment, assuming a 5% annual return........................  $30.00    $ 30.00

                                   THE TRUST

     AJL PEPS Trust (the "Trust") is a New York trust formed on August 17, 1995 pursuant to a trust agreement dated as of August 17, 1995, as amended on October 13, 1995, and as amended and restated on November 15, 1995 (the "Trust Agreement"). The Trust's portfolio will not be managed in the traditional sense.

                                USE OF PROCEEDS

     The net proceeds of this offering will be used to purchase a fixed portfolio comprised of U.S. Treasury securities and to pay the purchase price under the Contracts to the Sellers.

                       INVESTMENT OBJECTIVES AND POLICIES

TRUST ASSETS

     The Trust's investment objectives are to provide each Holder with a quarterly distribution of $0.36 per PEPS ($0.34 for February 15, 1996), and to provide the Holder of each PEPS, on or shortly after the Exchange Date, ADSs representing shares of Common Stock per PEPS equal to (i) if the Exchange Price per ADS is less than $22.61 (the "Threshold Appreciation Price") but equal to or greater than $15.33 (the "Downside Protection Threshold Price"), a number (or fractional number) of ADSs per PEPS so that the value thereof at the Exchange Price equals $19.16 (the "Initial Value"), (ii) if the Exchange Price per ADS is equal to or greater than the Threshold Appreciation Price, 0.8475 ADSs per PEPS and (iii) if the Exchange Price per ADS is less than the Downside Protection Threshold Price, 1.25 ADSs per PEPS. Holders otherwise entitled to receive fractional ADSs (or fractional shares of Common Stock) in respect of their aggregate holdings of PEPS will receive cash in lieu thereof. See " -- Delivery of ADSs; No Fractional ADSs; Option to Elect Shares of Common Stock." The Exchange Price per ADS means the average ADS Equivalent Price (as defined below) for a Calculation Period (as defined below) of 20 Trading Days (as defined below) immediately prior to (but not including) the Exchange Date, provided that if no ADS Equivalent Price may be determined for one or more (but not all) of such Trading Days, such Trading Days shall be disregarded in the calculation of the Exchange Price (but no additional Trading Days shall be added to the Calculation Period). If no ADS Equivalent Price may be determined for any of such 20 Trading Days, the Exchange Price shall be the ADS Equivalent Price for the most recent Trading Day prior to such 20 Trading Days for which a Closing Price for the Common Stock may be determined pursuant to clause (i), (ii) or
(iv) of the definition of "Closing Price" set forth below. In lieu of ADSs, Holders may elect to receive the equivalent in shares of Common Stock. See " -- Delivery of ADSs; No Fractional ADSs; Option to Elect Shares of Common Stock." A policy of the Trust is to invest at least 65% of its portfolio in, and to be concentrated in, the Contracts. The foregoing investment objectives and policy are fundamental policies of the Trust which may not be changed without the approval of a majority of the Fund's outstanding PEPS. A "majority of the Fund's outstanding PEPS" means the lesser of (i) 67% of the PEPS represented at a meeting at which more than 50% of the outstanding PEPS are represented, and (ii) more than 50% of the outstanding PEPS.

     The ADS Equivalent Price on any date of determination means the Closing Price (as defined below) per share of the Common Stock on such date, times one-half, divided by the Calculation Exchange Rate (as defined below) on such date. If the number of shares of Common Stock represented by each ADS is not one-half share of Common Stock per ADS on the date of determination of the ADS Equivalent Price, adjustments shall be made to reflect such changes in the share-to-ADS ratio. The Closing Price of any security on any Trading Day means
(i) the last reported executed trade price (regular way) of such security on the principal trading market for such security for such date; (ii) if no regular way executed trade price for such security is reported on the principal trading market for such security on such date, the average of the closing bid and offered prices for such security as reported by the principal trading market for such security; (iii) if no regular way executed trade price or closing bid and offered prices for such security are reported on the principal trading market for such security on such date, the Closing Price (as determined in accordance with clauses (i) or (ii)) for the next succeeding Trading Day (if any) within the relevant period for which an average price must be determined (a "Calculation Period") on which the Closing Price may be so determined; or (iv) if such security is no longer listed or admitted to trading on any exchange or in any over-the-counter market, the average of the closing bid and offered prices for such day as furnished by a member firm of the most recent principal trading market for such security; provided that if any event that results in an adjustment under the Contracts as described under " -- The Contracts -- Dilution Adjustments" occurs during any Calculation Period, the Closing Price as determined pursuant to the foregoing will be appropriately adjusted for each Trading Day in the Calculation Period occurring prior to the day on which such adjustment was effected to reflect the occurrence of such event. The Calculation Exchange Rate on any date of determination means the noon buying rate in New York City on such date for cable transfers in yen as announced for custom purposes by the Federal Reserve Bank of New York. A "Trading Day" means, with respect to any security, a day on which the principal trading market for such security is open for trading or quotation. The principal trading market for the Common Stock is currently the Japanese over-the-counter market. If, at any time when the Closing Price per share of Common Stock shall be required to be determined, the principal market for the Common Stock shall be a market in ADSs or other depositary shares or receipts which represent Common Stock, or shall not be a Japanese market, then the Closing Price shall be calculated, without adjustment thereto, based on such principal market, and appropriate adjustments will be made under the Contracts to the ADS Equivalent Price and the Then-Current Market Price in order that (A) the ADS Equivalent Price shall continue to reflect the value in U.S. dollars of one-half of one full share of Common Stock, based on such Closing Price and (B) the Then-Current Market Price (as defined below) of the Common Stock shall continue to reflect the value, in Japanese yen (or, in a case where the Then-Current Market Price is determined in connection with a Company share repurchase, dividend distribution, or issuance of rights or warrants involving a payment or purchase price in a currency other than Japanese yen, in such other currency), of one full share of Common Stock, based on such Closing Price.

     The value of the ADSs (or shares of Common Stock) that will be received by Holders upon exchange of PEPS for ADSs (or shares of Common Stock) on the Exchange Date may be less than the amount paid for the PEPS offered hereby.

     For illustrative purposes only, the following chart shows the number of ADSs (or shares of Common Stock) that a Holder would receive for each PEPS at various Exchange Prices. The chart assumes that there would be no adjustments under the Contracts by reason of the occurrence of any of the events described under " -- The Contracts -- Dilution Adjustments." There can be no assurance that the Exchange Price will be within the range set forth below. Given the Initial Value of $19.16 per PEPS, the Threshold Appreciation Price of $22.61 and the Downside Protection Threshold Price of $15.33, a Holder would receive in connection with the exchange of PEPS on the Exchange Date the following number of ADSs or shares of Common Stock:

EXCHANGE PRICE                        NUMBER OF SHARES
   OF ADSS         NUMBER OF ADSS     OF COMMON STOCK
--------------     --------------     ----------------
    $23.00             0.8475              0.42375
     22.61             0.8475              0.42375
     21.00             0.9124              0.45620
     19.16             1.0000              0.50000
     17.00             1.1271              0.56355
     15.33             1.2498              0.62492
     15.00             1.2500              0.62500

     The following table sets forth information regarding the distributions to be received on the U.S. Treasuries, the portion of each year's distributions that will constitute a return of capital for federal income tax purposes and the amount of original issue discount accruing on the U.S. Treasuries with respect to a Holder who acquires its PEPS at the issue price from an Underwriter pursuant to the original offering. See "Federal Income Tax Considerations."

                                                                 ANNUAL
                            ANNUAL GROSS                      INCLUSION OF
          ANNUAL GROSS      DISTRIBUTIONS                    ORIGINAL ISSUE
          DISTRIBUTIONS         FROM         ANNUAL RETURN      DISCOUNT
              FROM         U.S. TREASURIES    OF CAPITAL       IN INCOME
YEAR     U.S. TREASURIES      PER PEPS         PER PEPS         PER PEPS
-----    ---------------   ---------------   -------------   --------------
 1995    $         0.00         $0.00           $ 0.000          $0.018
 1996     22,241,462.84          1.42             1.270           0.132
 1997     22,554,722.88          1.44             1.354           0.086
 1998     22,554,722.88          1.44             1.403           0.037
 1999      5,638,680.72          0.36             0.358           0.002

     The annual distribution of $1.44 per PEPS is payable quarterly on each February 15, May 15, August 15 and November 15, commencing February 15, 1996. Quarterly distributions on the PEPS will consist solely of the cash received from the U.S. Treasury securities. The Trust will not be entitled to any dividends that may be declared on the Common Stock. See "Management and Administration of the Trust -- Distributions."

ENHANCED YIELD; LIMITED DEPRECIATION PROTECTION; LESS EQUITY APPRECIATION THAN COMMON STOCK

     Distributions will be paid on the PEPS at a higher rate than the rate at which dividends are currently paid on the ADSs. However, there is no assurance that the yield on the PEPS will be higher than the dividend yield on the ADSs over the life of the Trust. In addition, the opportunity for equity appreciation afforded by an investment in the PEPS is less than that afforded by an investment in the ADSs because the value of the ADSs (or shares of Common Stock) receivable by holders upon exchange at the Exchange Date will only exceed the Initial Value if the Exchange Price exceeds the Threshold Appreciation Price, which represents an appreciation of 18% of the Initial Value. Moreover, because a Holder will only receive 0.8475 ADSs if the Exchange Price exceeds the Threshold Appreciation Price, Holders will only be entitled to receive upon exchange 84.75% (the percentage equal to the Initial Value divided by the Threshold Appreciation Price) of any appreciation of the value of the ADSs in excess of the Threshold Appreciation Price. Although the value of the ADSs (or shares of Common Stock) receivable by a Holder upon exchange at the Exchange Date may be less than the amount paid by the Holder, unlike the ADSs, an investment in PEPS affords protection from depreciation of the ADSs to the extent that the Exchange Price does not fall below the Downside Protection Threshold Price. In the event the Exchange Price is less than the Downside Protection Threshold Price, Holders will receive 1.25 ADSs per PEPS and accordingly will have only limited protection from depreciation below 80% of the Initial Value.

THE COMPANY

     Amway Japan Limited is the exclusive distribution vehicle for Amway Corporation in Japan. The Company, which has a 16 year operating history, believes that it is one of the largest direct selling businesses in Japan as measured by its fiscal 1995 net sales of Y178.0 billion (U.S. $1.8 billion) and net income of Y23.1 billion (U.S. $235.3 million) and approximately 980,000 independent distributors who renewed their distributorships from the prior fiscal year. The principal executive offices of the Company are currently located at ARCO Tower, 8-1, Shimomeguro 1-chome, Meguro-Ku, Tokyo 153, telephone number (813) 5434-8484.

     Reference is made to the Company Prospectus which describes the Company (including financial matters) and the ADSs and the Common Stock, deliverable to Holders upon mandatory exchange of the PEPS on the Exchange Date. The Company is not affiliated with the Trust and will not receive any of the proceeds from the sale of the PEPS.

     Holders will not be entitled to rights with respect to the ADSs or the Common Stock (including, without limitation, voting rights and rights to receive dividends or other distributions in respect thereof) until receipt of ADSs or shares of Common Stock by Holders of PEPS as a result of the exchange of the PEPS for ADSs or Common Stock on the Exchange Date. See "Description of Capital Stock" and "Description of American Depositary Receipts" in the Company Prospectus.

     The shares of Common Stock are traded on the Japanese over-the-counter market. The ADSs are listed on the New York Stock Exchange. Information regarding market prices of the Common Stock and the ADSs and trading volume of the ADSs appears under the caption "Market Information" in the accompanying Company prospectus.

THE CONTRACTS

     General. The Trust will enter into one or more Contracts with the Sellers obligating each Seller, severally and not jointly, to deliver to the Trust on the Exchange Date a number of ADSs equal to the initial number of ADSs subject to such Seller's Contract times a ratio (the "Exchange Ratio"). The aggregate initial number of ADSs under the Contracts will equal the aggregate number of PEPS offered hereunder. The Exchange Ratio is expressed as a formula and is subject to adjustment as described below. The Exchange Ratio under each Contract will equal, at the Exchange Date (i) if the Exchange Price per ADS is less than the Threshold Appreciation Price but equal to or greater than the Downside Protection Threshold Price, the Initial Value divided by the Exchange Price per ADS, (ii) if the Exchange Price per ADS is equal to or greater than the Threshold Appreciation Price, 0.8475 and (iii) if the Exchange Price per ADS is less than the Downside Protection Threshold Price, 1.25. For the purpose of the preceding clause (i), the Exchange Ratio will be rounded upward or downward to the nearest 1/10,000th (or, if there is not a nearest 1/10,000th, to the next lower 1/10,000th). The purchase price of the Contracts was arrived at by arms' length negotiation between the Trust and the Sellers taking into consideration factors including the price, expected dividend level and volatility of the Common Stock, current interest rates, the term of the Contracts, current market volatility generally, the collateral security pledged by the Sellers, the value of other similar instruments and the costs and anticipated proceeds of the offering of the PEPS. All matters relating to the administration of the Contracts will be the responsibility of either the Administrator or the Custodian.

     Dilution Adjustments. The Exchange Ratio is subject to adjustment if the Company shall (i) pay a stock dividend or make a distribution with respect to the Common Stock in shares of such stock, (ii) subdivide or split its outstanding shares of Common Stock into a greater number of shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares or (iv) issue by reclassification of its shares of Common Stock any shares of common stock of the Company. In any such event, the Exchange Ratio shall be multiplied by a dilution adjustment equal to the number of shares of common stock (or fraction thereof) that a holder who held one share of Common Stock immediately prior to such event would be entitled solely by reason of such event to hold immediately after such event.

     In addition, if the Company shall issue rights or warrants to all holders of Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the Then-Current Market Price of the Common Stock (as defined below) (other than rights to purchase Common Stock pursuant to a plan for the reinvestment of dividends or interest) then the Exchange Ratio shall be multiplied by a dilution adjustment equal to a fraction, of which the numerator shall be the number of shares of Common Stock outstanding immediately prior to the time the adjustment is calculated by reason of the issuance of such rights or warrants plus the number of additional shares offered for subscription or purchase pursuant to such rights or warrants, and of which the denominator shall be the number of shares of Common Stock outstanding immediately prior to the time such adjustment is calculated plus the number of additional shares which the aggregate offering price of the shares so offered for subscription or purchase would purchase at the Then-Current Market Price. To the extent that, after expiration of such rights or warrants, the shares offered thereby shall not have been delivered, the Exchange Ratio shall be further adjusted to equal the Exchange Ratio that would have been in effect had the foregoing adjustment been made upon the basis of delivery of only the number of shares of Common Stock actually delivered. The "Then-Current Market Price" of the Common Stock means the average Closing Price per share of Common Stock for a Calculation Period of 5 Trading Days immediately prior to the time such adjustment is calculated (or, in the case of an adjustment calculated at the opening of business on the business day following a record date, as described below, immediately prior to the earlier of the time such adjustment is calculated and the related "ex-date" on which the shares of Common Stock first trade regular way on their principal market without the right to receive the relevant dividend, distribution or issuance); provided that if no Closing Price for the Common Stock may be determined for one or more (but not all) of such Trading Days, such Trading Day shall be disregarded in the calculation of the Then-Current Market Price (but no additional Trading Days shall be added to the Calculation Period). If no Closing Price for the Common Stock may be determined for any of such Trading Days, the most recently available Closing Price for the Common Stock prior to such 5 Trading Days shall be the Then-Current Market Price.

     Further, if the Company shall pay a dividend or make a distribution to all holders of Common Stock, in either case, of evidences of its indebtedness or other non-cash assets (excluding any stock dividends or distributions in shares of Common Stock) or issue to all holders of Common Stock rights or warrants to subscribe for or purchase any of its securities (other than rights or warrants referred to in the previous paragraph), then the Exchange Ratio shall be multiplied by a dilution adjustment equal to a fraction, of which the numerator shall be the Then-Current Market Price per share of Common Stock, and the denominator shall be such price less the fair market value (as determined by a nationally recognized independent investment banking firm retained for this purpose by the Administrator) as of the time the adjustment is calculated of the portion of such evidences of indebtedness, non-cash assets or rights or warrants payable in respect of one share of Common Stock.

     If the Company distributes cash (other than any Permitted Dividend (as defined below), special dividends of Y50 and Y25 per share of Common Stock to be distributed to holders of record on August 31, 1995 and February 28, 1996, respectively, any cash distributed in consideration of fractional shares of Common Stock and any cash distributed in a Reorganization Event (as defined below) ("Excluded Distributions")), by dividend or otherwise, to all holders of Common Stock or makes an Excess Purchase Payment (as defined below), then the Exchange Ratio shall be multiplied by a dilution adjustment equal to a fraction, of which the numerator shall be the Then-Current Market Price of Common Stock and of which the denominator shall be such price less the amount of such distribution applicable to one share of Common Stock which would not be a Permitted Dividend (or in the case of an Excess Purchase Payment, less the aggregate amount of Excess Purchase Payments for which adjustment is being calculated at such time divided by the number of then-outstanding shares of Common Stock). For purposes of these adjustments, (a) "Permitted Dividend" means any cash dividends in respect of the Common Stock to the extent that the per share amount of such dividends does not, in any fiscal semiannual period, exceed Y 50, and (b) "Excess Purchase Payment" means the excess, if any, of (i) the cash and the value (as determined by a nationally recognized independent investment banking firm retained for this purpose by the Administrator) of all other consideration paid by the Company with respect to one share of Common Stock acquired in any share repurchase, whether made by the Company in the open market, by private purchase, by tender offer, exchange offer or otherwise, over
(ii) the Then-Current Market Price of Common Stock. Notwithstanding the foregoing, the Company may pay up to Y15 billion in respect of share repurchases without any dilution adjustment under the Contracts being required, provided that no such purchase involves an Excess Purchase Payment of more than 5% of the Then-Current Market Price of the Common Stock. For a discussion of proposed dividends and share repurchases by the Company, see "Prospectus Summary -- Recent Developments" in the Company Prospectus.

     If any adjustment in the Exchange Ratio is required to be calculated as described above, an adjustment to the Threshold Appreciation Price, the Initial Value and the Downside Protection Threshold Price shall be calculated. The required adjustment shall be made by dividing each of the Threshold Appreciation Price, the Downside Protection Threshold Price and the Initial Value by the fraction or number by which the Exchange Ratio shall have been multiplied pursuant to such Exchange Ratio adjustment. In addition, if, at the Exchange Date, the number of shares of Common Stock represented by each ADS shall be other than one half, the Exchange Ratio shall be multiplied by a fraction, of which the numerator shall be one half and the denominator shall be the number of shares of Common Stock then represented by each ADS.

     Dilution adjustments shall be calculated: (i) in the case of any dividend, distribution or issuance described above, at the opening of business on the business day following the record date for determination of holders of Common Stock entitled to receive such dividend, distribution or issuance or, if the announcement of any such dividend, distribution or issuance is after such record date, at the time such dividend, distribution or issuance shall be announced by the Company; (ii) in the case of any subdivision, split, combination or reclassification described above, on the effective date of such transaction;
(iii) in the case of any Excess Purchase Payment for which the Company shall announce, at or prior to the time it commences the relevant share repurchase, the repurchase price for shares to be repurchased, on the date of such announcement; and (iv) in the case of any other Excess Purchase Payment, on the date that the holders of shares become entitled to payment with respect thereto. There will be no adjustment under the Contracts in respect of any dividends, distributions, issuances or repurchases that may be declared or announced after the Exchange Date. If any announcement or declaration of a record date in respect of a dividend, distribution, issuance or repurchase shall subsequently be cancelled by the Company, or such dividend, distribution or issuance shall fail to receive requisite approvals or shall fail to occur for any other reason, or any repurchase shall fail to occur, then the Exchange Ratio shall be further adjusted to equal the Exchange Ratio that would have been in effect had the calculation for such adjustment for such dividend, distribution, issuance or repurchase not been made. All adjustments described herein, including any adjustments to the ADS Equivalent Price as described in " -- Trust Assets," shall be rounded upward or downward to the nearest 1/10,000th (or if there is not a nearest 1/10,000th, to the next lower 1/10,000th). No adjustment in the Exchange Ratio shall be required unless such adjustment would require an increase or decrease of at least one percent therein; provided, however, that any adjustments which by reason of the foregoing are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

     In the event of (A) any consolidation or merger of the Company, or any surviving entity or subsequent surviving entity of the Company (a "Company Successor"), with or into another entity (other than a merger or consolidation in which the Company is the continuing corporation and in which the Common Stock outstanding immediately prior to the merger or consolidation is not exchanged for cash, securities or other property of the Company or another corporation),
(B) any sale, transfer, lease or conveyance to another corporation of the property of the Company or any Company Successor as an entirety or substantially as an entirety, (C) any statutory exchange of securities of the Company or any Company Successor with another corporation (other than in connection with a merger or acquisition) or (D) any liquidation, dissolution or winding up of the Company or any Company Successor (any such event described in clause (A), (B), (C) or (D), a "Reorganization Event"), the Exchange Ratio will be adjusted to equal an aggregate amount such that, on the Exchange Date, each Holder will receive for each PEPS cash in an amount equal to (i) if the Transaction Value (as defined below) is less than the Threshold Appreciation Price but equal to or greater than the Downside Protection Threshold Price, the Initial Value, (ii) if the Transaction Value is greater than or equal to the Threshold Appreciation Price, 0.8475 multiplied by the Transaction Value and (iii) if the Transaction Value is less than the Downside Protection Threshold Price, 1.25 multiplied by the Transaction Value.

     Notwithstanding the foregoing, to the extent that any Marketable Common Stock (as defined below) is received in such Reorganization Event, then in lieu of delivering cash as provided above, the Sellers may at their option deliver a proportional amount of such Marketable Common Stock. If a Seller elects to deliver Marketable Common Stock, Holders will be responsible for the payment of any and all brokerage and other transaction costs upon the sale of such securities.

     "Transaction Value" means one-half times (i) for any cash received in any such Reorganization Event, the amount of cash received per share of Common Stock, (ii) for any property other than cash or Marketable Common Stock received in any such Reorganization Event, an amount equal to the market value on the date the Reorganization Event is consummated of such property received per share of Common Stock (as determined by a nationally recognized independent investment banking firm retained for this purpose by the Administrator) and (iii) for any Marketable Common Stock received in any such Reorganization Event, an amount equal to the average Closing Price per share of such securities for a Calculation Period of 20 Trading Days immediately prior to the Exchange Date multiplied by the number of shares of Marketable Common Stock received for each share of Common Stock; provided that if no Closing Price for such Marketable Common Stock may be determined for one or more (but not all) of such Trading Days, such Trading Days shall be disregarded in the calculation of such average Closing Price (but no additional Trading Days shall be added to the Calculation Period). If no Closing Price for the Marketable Common Stock may be determined for all such Trading Days, the calculation in the preceding clause (iii) shall be based on the most recently available Closing Price for the Marketable Common Stock prior to such 20 Trading Days. The number of shares of Marketable Common Stock included in the calculation of Transaction Value for purposes of the preceding clause (iii) shall be subject to adjustment if a dilution event of the type described above shall occur with respect to the issuer of the Marketable Common Stock between the time of the Reorganization Event and the Exchange Date. "Marketable Common Stock" means any common equity securities listed on a U.S. national securities exchange or any foreign securities exchange or in the Japanese over-the-counter market or reported by The Nasdaq National Market.

     If a Reorganization Event shall occur and the Exchange Ratio shall be adjusted as described above, all adjustments previously calculated with respect to the Exchange Ratio, other than adjustments to reflect a change in the number of shares of Common Stock represented by each ADS, shall be applied at the Exchange Date to the adjusted Exchange Ratio.

     At the Exchange Date, all adjustments previously calculated with respect to the Exchange Ratio, as described above, shall be effected.

     Collateral Arrangements; Acceleration. Each Seller's obligations under its Contract will be secured by a security interest in the maximum number of ADSs subject to such Contract (i.e., 1.25 times the initial number of ADSs subject to such Seller's Contract, subject to adjustment in accordance with the dilution adjustment provisions of such Contract), pursuant to a Collateral Agreement among such Seller, the Trust and The Bank of New York, as collateral agent (the "Collateral Agent"). Unless a Seller is in default in its obligations under the Collateral Agreement, the Seller will be permitted to substitute for the pledged ADSs collateral consisting of short-term, direct obligations of the U.S. Government. Any U.S. Government obligations pledged as substitute collateral for ADSs will be required to have an aggregate market value at the time of substitution and at daily mark-to-market valuations thereafter of not less than 150% (or, from and after any Insufficiency Determination that shall not be cured by the close of business on the following business day, as described below, 200%) of the product of the ADS Equivalent Price at the time of each valuation times the number of ADSs for which such obligations are being substituted. Each Collateral Agreement will provide that, in the event of a Reorganization Event, the relevant Seller will pledge as alternative collateral any Marketable Common Stock received by it in respect of the maximum number of ADSs subject to such Seller's Contract at the time of the Reorganization Event, plus U.S. Government obligations having an aggregate market value when pledged and at daily mark-to-market valuations thereafter of not less than 105% of the Seller's Cash Delivery Obligations. Each Seller's "Cash Delivery Obligations" shall be the Transaction Value of any consideration other than Marketable Common Stock received by such Seller in respect of the maximum number of shares subject to such Seller's Contract at the time of the Reorganization Event. The number of shares of Marketable Common Stock required to be pledged shall be subject to adjustment if any event requiring a dilution adjustment under the Contracts shall occur. Each Seller will be permitted to substitute U.S. Government obligations for Marketable Common Stock pledged at the time of or after any Reorganization Event. Any U.S. Government obligations so substituted will be required to have an aggregate market value at the time of substitution and at daily mark-to-market valuations thereafter of not less than 150% (or, from and after any Insufficiency Determination that shall not be cured by the close of business on the following business day, as described below, 200%) of the product of the market price per share of Marketable Common Stock at the time of each valuation times the number of shares of Marketable Common Stock for which such obligations are being substituted. The Collateral Agent will promptly pay over to each Seller any dividends, interest, principal or other payments received by the Collateral Agent in respect of any collateral, including any substitute collateral, unless the relevant Seller is in default of its obligations under its Collateral Agreement, or unless the payment of such amount to the relevant Seller would cause the collateral to become insufficient under the Collateral Agreement. Each Seller shall have the right to vote any pledged ADSs or shares of Marketable Common Stock for so long as such ADSs or shares are owned by it and pledged under such Seller's Collateral Agreement, including after an event of default under such Seller's Contract or Collateral Agreement.

     If the Collateral Agent shall determine (an "Insufficiency Determination") that the U.S. Government obligations pledged as substitute collateral shall fail to meet the foregoing requirements at any valuation, or that any Seller has failed to pledge additional collateral required as a result of a dilution adjustment increasing the maximum number of ADSs or shares of Marketable Common Stock subject to such Seller's Contract, and such failure shall not be cured by the close of business on the following business day, then, unless a Collateral

Event of Default (as defined below) under such Seller's Collateral Agreement shall have occurred and be continuing, the Collateral Agent shall commence (i) sales of such Seller's collateral consisting of U.S. Government obligations and
(ii) purchases, using the proceeds of such sales, of ADSs or shares of Marketable Common Stock, in an amount sufficient to cause the collateral to meet the requirements under such Collateral Agreement. The Collateral Agent shall discontinue such sales and purchases if at any time a Collateral Event of Default under such Collateral Agreement shall have occurred and be continuing. A "Collateral Event of Default" under any Collateral Agreement shall mean, at any time, (A) if no U.S. Government obligations shall be pledged as substitute collateral at such time, failure of the collateral to consist of at least the maximum number of ADSs subject to the relevant Seller's Contract at such time (or, if a Reorganization Event shall have occurred at or prior to such time, failure of the collateral to include the maximum number of shares of any Marketable Common Stock required to be pledged as described above); (B) if any U.S. Government obligations shall be pledged as substitute collateral for ADSs (or shares of Marketable Common Stock) at such time, failure of such U.S. Government obligations to have a market value at such time of at least 105% of the ADS Equivalent Price (or the then-current market price per share of Marketable Common Stock, as the case may be) times the difference between (x) the maximum number of ADSs (or shares of Marketable Common Stock) subject to the relevant Seller's Contract at such time and (y) the number of ADSs (or shares of Marketable Common Stock) pledged as collateral at such time; and (C) at any time after a Reorganization Event in which consideration other than Marketable Common Stock shall have been delivered, failure of the U.S. Government obligations pledged in respect of the relevant Seller's Cash Delivery Obligations to have a market value at such time of at least 105% of such Cash Delivery Obligations, if such failure shall not be cured within one business day after notice thereof is delivered to the relevant Seller.

     The occurrence of a Collateral Event of Default under any Collateral Agreement, or the bankruptcy or insolvency of any Seller, will cause an automatic acceleration of each Seller's obligations under each Contract. In any such event, each Seller will become obligated to deliver ADSs (or, after a Reorganization Event, Marketable Common Stock or cash or a combination thereof) having an aggregate value equal to the "Aggregate Acceleration Value" under its Contract. The Aggregate Acceleration Value for each Contract will be based on an "Acceleration Value" determined by the Administrator on the basis of quotations from independent dealers. Each quotation will be for the amount that would be paid to the relevant dealer in consideration of an agreement between the Trust and such dealer that would have the effect of preserving the Trust's rights to receive ADSs (or, after a Reorganization Event, the alternative consideration provided under the Contract) under a portion of such Contract that corresponds to an initial number of ADSs equal to 1,000. The Administrator will request quotations for each Contract from four nationally recognized independent dealers on or as soon as reasonably practicable following the date of acceleration. If four quotations are provided for any Contract, the Acceleration Value will be the arithmetic mean of the two quotations remaining after disregarding the highest and lowest quotations. If two or three quotations are provided, the Acceleration Value will be the arithmetic mean of such quotations. If one quotation is provided, the Acceleration Value will be equal to such quotation. The Aggregate Acceleration Value for each Contract will be computed by dividing the Acceleration Value by 1,000 and multiplying the quotient by the initial number of ADSs subject to such Contract, except that, if no quotations are provided, the Aggregate Acceleration Value will be (A) the ADS Equivalent Price on the acceleration date times the number of ADSs that would be required to be delivered on such date under the Contract if the Exchange Date were redefined to be the acceleration date or (B) after a Reorganization Event, the value of the alternative consideration that would be required to be delivered on such date under the Contract if the Exchange Date were redefined to be the acceleration date. Upon the occurrence of a Collateral Event of Default or the bankruptcy or insolvency of any Seller, the ADSs (or, after a Reorganization Event, Marketable Common Stock or cash or a combination thereof) deliverable for each PEPS will be based solely on the Aggregate Acceleration Value described above for each Contract.

     Upon any acceleration, the Collateral Agent will distribute to the Trust for distribution pro rata to the Holders, with respect to each Seller's Contract, the Aggregate Acceleration Value under such Contract, in the form of ADSs then pledged by that Seller, or cash generated from the liquidation of U.S. Government obligations then pledged by that Seller, or a combination thereof (or, after a Reorganization Event, in the form of Marketable Common Stock then pledged, cash generated from the liquidation of U.S. Government obligations then pledged, or a combination thereof). In addition, in the event that by the Exchange Date any substitute collateral has not been replaced by ADSs (or, after a Reorganization Event, cash or Marketable Common Stock) sufficient to meet the obligations under any Contract, the Collateral Agent will distribute to the Trust for distribution pro rata to the Holders, with respect to such Contract, the market value of the ADSs required to be delivered thereunder, in the form of any ADSs then pledged by the relevant Seller plus cash generated from the liquidation of U.S. Government obligations then pledged by such Seller (or, after a Reorganization Event, the market value of the alternative consideration required to be delivered thereunder, in the form of any Marketable Common Stock then pledged, plus any cash then pledged, plus cash generated from the liquidation of U.S. Government obligations then pledged).

     Description of Sellers. The Sellers are the Jay Van Andel Trust and HDV GRIT Holdings, Inc., principal shareholders of the Company. Reference is made to the caption "Principal and Selling Shareholders" in the Company Prospectus for information about the Sellers.

TEMPORARY INVESTMENTS

     For cash management purposes, the Trust may invest the proceeds of the U.S. Treasury securities and any other cash held by the Trust in short-term obligations of the U.S. Government maturing no later than the business day preceding the next following distribution date.

TRUST TERMINATION

     The Trust will terminate automatically on or shortly after the Exchange
Date.

     In the event that the Contracts are accelerated, or that both Contracts shall be disposed of as described under "Management and Administration of the Trust -- Trustees," then any U.S. Treasury securities then held in the Trust shall be liquidated by the Administrator and distributed pro rata to the Holders, together with the amounts distributed upon acceleration (see "-- The Contracts; Collateral Arrangements; Acceleration") or any consideration received by the Trust upon disposition of the Contracts, and the Trust shall be terminated.

DELIVERY OF ADSS; NO FRACTIONAL ADSS; OPTION TO ELECT SHARES OF COMMON STOCK

     American Depositary Receipts ("ADRs") evidencing the ADSs for which the PEPS will be exchanged on the Exchange Date are expected to be delivered shortly after the Exchange Date. Each Holder will receive ADRs (or, as described below, shares of Common Stock) representing the greatest number of whole ADSs allocable to its PEPS, plus the cash value, based on the Exchange Price, of any fractional ADSs so allocable. In lieu of ADSs, any Holder may elect to receive the shares of Common Stock represented by such ADSs, subject to the restrictions, terms and conditions of the Company's Share Handling Regulations and Articles of Association and of the Deposit Agreement relating to the ADSs. In order to receive shares of Common Stock in lieu of ADSs, Holders must provide written notice of such election to the Administrator during the 5 business days immediately preceding the Exchange Date. Any Holders who may be participants in a book-entry system of a depositary who hold PEPS for the account of customers should indicate, in any such written notice, the respective number of PEPS held for the account of each customer who elects to receive shares of Common Stock in lieu of ADSs, and, for each such customer, the name of the person for whose account such shares of Common Stock should be delivered. Participants may be required by the Trust or the Administrator to withdraw the relevant PEPS from the depositary's book-entry system at the time such written notice is delivered. Because the Deposit Agreement relating to the ADSs only permits withdrawal of shares of Common Stock underlying ADSs where such shares constitute whole 100-share units of Common Stock, Holders electing to receive shares of Common Stock may be required to receive ADSs to the extent the number of underlying shares is not an integral multiple of 100 (or such other number of shares as may constitute a unit at the Exchange Date). See "Description of Capital Stock," "Description of American Depositary Receipts" and "Exchange Controls and Other Limitations Affecting Securityholders" in the Company Prospectus. Such shares of Common Stock may be delivered to the Holder at a designated Tokyo office of the share custodian for the depositary for the ADSs (the "Share Custodian"), currently The

Mitsubishi Bank, Limited, or at another location specified by the Holder, provided that delivery of shares of Common Stock at a place other than the designated Tokyo office of the Share Custodian shall be at the request, risk and expense of the Holder.

                            INVESTMENT RESTRICTIONS

     As a matter of fundamental policy (as described under "Investment Objectives and Policies"), the Trust may not purchase any securities or instruments other than the U.S. Treasury securities, the Contracts and the ADSs or other assets received pursuant to the Contracts and, for cash management purposes, short-term obligations of the U.S. Government; issue any securities or instruments except for the PEPS; make short sales or purchase securities on margin; write put or call options; borrow money; underwrite securities; purchase or sell real estate, commodities or commodities contracts; or make loans.

                    RISK FACTORS AND SPECIAL CONSIDERATIONS

INTERNAL MANAGEMENT; LIMITED MANAGEMENT

     The Trust will be internally managed by its Trustees and will not have any separate investment adviser. The Trust will not be managed in the traditional sense. The Trust intends that its portfolio will remain fixed except for in the events described under "Investment Objectives and Policies -- The Contracts," subject to the Trustees' power, but not obligation, to dispose of the Contracts only in certain circumstances. As a result, the Contracts may continue to be held by the Trust despite significant declines in the market price of the ADSs or of the Common Stock or adverse changes in the financial condition of the Company (or, after a Reorganization Event, comparable developments affecting any Marketable Common Stock or the issuer thereof). Proceeds from any disposition of the Contracts will not be reinvested but will be distributed to Holders, at which time any U.S. Treasury securities held by the Trust would also be liquidated and distributed and the Trust terminated. See "Management and Administration of the Trust -- Trustees."

LIMITED APPRECIATION POTENTIAL; ADS DEPRECIATION RISK

     It is anticipated that on the Exchange Date the Trust will receive the ADSs deliverable pursuant to the Contracts, which will then be distributed to Holders. The yield on the PEPS is higher than the actual (i.e., regular plus special) dividend yield on the ADSs (although there is no assurance that the yield on the PEPS will be higher than the dividend yield on the ADSs over the life of the Trust). However, because the terms of the Contracts call for the Sellers to deliver less than the full number of ADSs subject to the Contracts where the Exchange Price exceeds the Initial Value (and therefore less than one full ADS for each outstanding PEPS), the PEPS have more limited appreciation potential than the ADSs. Therefore, the PEPS may trade below the value of the ADSs if the ADSs appreciate in value. An investment in PEPS does afford protection from the depreciation of the ADSs to the extent that the Exchange Price does not fall below the Downside Protection Threshold Price (80% of the Initial Value).

DILUTION ADJUSTMENTS; SHAREHOLDER RIGHTS

     The number of ADSs or shares of Common Stock that Holders are entitled to receive at the termination of the Trust is subject to adjustment in the event of certain dividends or distributions, subdivisions, splits, combinations, issuances of certain rights or warrants, distributions of certain assets with respect to the Common Stock or certain purchases by the Company of Common Stock or ADSs. See "Investment Objectives and Policies -- The Contracts -- Dilution Adjustments." The number of ADSs or shares of Common Stock to be received by Holders may not be adjusted for other events, such as offerings of Common Stock for cash or in connection with acquisitions, that may adversely affect the price of the ADSs or the Common Stock and, because of the relationship of the amount to be received pursuant to the Contracts to the price of the ADSs, such other events may adversely affect the trading price of the PEPS. There can be no assurance that the Company will not take any of the foregoing actions, or that it will not make offerings of, or that major shareholders will not sell any, ADSs or shares of Common Stock in the future, or as to the amount of any such offerings or sales. In addition, until the receipt by Holders of the ADSs (or shares of Common Stock if so elected) as a result of the exchange of the PEPS for the ADSs, Holders will not be entitled to any rights with respect to the ADSs (or the Common Stock) (including without limitation voting rights and the rights to receive any dividends or other distributions in respect thereof).

TRADING VALUE; LISTING

     The PEPS are innovative securities, and it is not possible to predict how they will trade in the secondary market. The trading price of the PEPS may vary considerably prior to the Exchange Date due to, among other things, fluctuations in the price of the ADSs or the Common Stock (which may occur due to changes in the Company's financial condition, results of operations or prospects, or because of complex and interrelated political, economic, financial and other factors that can affect the capital markets generally, the stock exchanges or quotation systems on which the ADSs and the Common Stock are traded and the market segment of which the Company is a part) and fluctuations in interest rates and other factors that are difficult to predict and beyond the Trust's control.

     The Underwriters currently intend, but are not obligated, to make a market in the PEPS. There can be no assurance that a secondary market will develop or, if a secondary market does develop, that it will provide the holders of the PEPS with liquidity of investment or that it will continue for the life of the PEPS.

     The PEPS have been approved for listing on the New York Stock Exchange upon notice of issuance. There can be no assurance that the PEPS will not later be delisted or that trading in the PEPS on the NYSE will not be suspended. In the event of a delisting or suspension of trading on such exchange, the Trust will apply for quotation on another trading market. If the PEPS are not listed or traded on any securities exchange or trading market, or if trading of the PEPS is suspended, pricing information for the PEPS may be more difficult to obtain, and the price and liquidity of the PEPS may be adversely affected.

NET ASSET VALUE

     The Trust is a newly organized closed-end investment company with no previous operating history. Typical closed-end fund shares frequently trade at a premium to or discount from net asset value. Based on its assets and the market in which the PEPS are expected to trade, the Trust believes the PEPS are unlikely to trade at a premium to or discount from net asset value. The Trust believes, however, that because of the yield on the PEPS and the formula for determining the number of ADSs to be delivered on the Exchange Date, the PEPS will tend to trade at a premium to the market value of the ADSs to the extent the ADS price falls and at a discount to the market value of the ADSs to the extent the ADS price rises. The PEPS are not subject to redemption.

     The net asset value of the portfolio will be calculated by the Administrator no less frequently than quarterly by dividing the value of the net assets of the Trust (the value of its assets less its liabilities) by the total number of PEPS outstanding. The Trust's net asset value will be published semi-annually as part of the Trust's semi-annual report to Holders and at such other times as the Trustees may determine. The U.S. Treasury securities will be valued at the mean between the last current bid and asked prices or, if quotations are not available, as determined in good faith by the Trustees. Short-term investments having a maturity of 60 days or less will be valued at cost with accrued interest or discount earned included in interest receivable. The Contracts will be valued at the mean of the bid prices received by the Trust from at least three independent broker-dealer firms unaffiliated with the Trust who are in the business of making bids on financial instruments similar to the Contracts and with terms comparable thereto.

NON-DIVERSIFIED STATUS

     The Trust is considered non-diversified under the Investment Company Act, which means that the Trust is not limited in the proportion of its assets that may be invested in the obligations of a single issuer. Because the only securities held or received by the Trust will be U.S. Treasury securities and the Contracts or other assets consistent with the terms of the Contracts, the Trust may be subject to greater risk than would be the case for an investment company with more diversified investments.

EXCHANGE RATES

     The rate of exchange between the yen and the U.S. dollar is determined by the forces of supply and demand in the foreign exchange markets, which in turn are affected by changes in the balance of payments and other economic and financial conditions, government intervention, speculation and other factors. Fluctuations in exchange rates affect the foreign currency equivalents of the yen price of the shares of Common Stock and therefore will affect the ADS Equivalent Price and the Exchange Price and are likely to affect the market price of the ADSs in the United States.

TAX TREATMENT OF THE CONTRACTS

     No published authorities directly address the characterization of the Contracts for U.S. federal income tax purposes. As a result, there can be no assurance that Holders will not be required to recognize income with respect to the Contracts over their term. See "Federal Income Tax Considerations."

                            DESCRIPTION OF THE PEPS

     Each PEPS represents an equal proportional interest in the Trust. Upon liquidation of the Trust, Holders are entitled to share pro rata in the net assets of the Trust available for distribution. PEPS have no preemptive, redemption or conversion rights. PEPS are fully paid and nonassessable by the Trust. The only securities which the Trust is authorized to issue are the PEPS offered hereby and those sold to the initial Holders referred to below. The PEPS will be issued in fully registered form.

     Holders are entitled to a full vote for each PEPS held on all matters to be voted on by Holders and are not able to cumulate their votes in the election of Trustees. The Trustees of the Trust have been selected initially by Morgan Stanley & Co. Incorporated and ML IBK Positions, Inc., an affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated, as the initial Holders of the Trust. The Trust does not intend to hold annual meetings of Holders. The Trustees may call special meetings of Holders for action by Holder vote as may be required by either the Investment Company Act or the Trust Agreement. The Holders have the right, upon the declaration in writing or vote of more than two-thirds of the outstanding PEPS, to remove a Trustee. The Trustees will call a meeting of Holders to vote on the removal of a Trustee upon the written request of the record holders of 10% of the PEPS or to vote on other matters upon the written request of the record holders of 51% of the PEPS (unless substantially the same matter was voted on during the preceding 12 months). The Trust will also assist in communications with other Holders as required by the Investment Company Act.

                   MANAGEMENT AND ADMINISTRATION OF THE TRUST

TRUSTEES

     The Trust will be internally managed by three Trustees. Under the provisions of the Code applicable to grantor trusts, the Trustees will not have the power to vary the investments held by the Trust. Nevertheless, the Trustees may consider disposing of the Contracts, although they are not obligated to do so, in the event of (a) a decline in the ADS Equivalent Price (or, after a Reorganization Event, the value of the alternative consideration required to be delivered under the Contracts) that, on an as-adjusted basis, as determined by the Trustees, reflects a 50% or greater decline below the Initial Value (as adjusted from time to time under the Contracts) or (b) the bankruptcy or insolvency of the Company (or of the issuer of any Marketable Common Stock delivered in a Reorganization Event). See "Investment Objectives and Policies -- The Contracts -- Dilution Adjustments."

     The names of the persons who have been elected by Morgan Stanley & Co. Incorporated and ML IBK Positions, Inc., an affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated, the initial Holders of the

Trust, and who will serve as the Trustees are set forth below. The positions and the principal occupations of the individual Trustees during the past five years are also set forth below.

                                                            PRINCIPAL OCCUPATION
      NAME, AGE AND ADDRESS                TITLE           DURING PAST FIVE YEARS
---------------------------------    ------------------    -----------------------
Donald J. Puglisi, 50                Managing Trustee      Professor of Finance
Department of Finance                                      University of Delaware
University of Delaware
Newark, DE 19716

William R. Latham III, 51            Trustee               Professor of Economics
Department of Economics                                    University of Delaware
University of Delaware
Newark, DE 19716

James B. O'Neill, 56                 Trustee               Professor of Economics
Center for Economic Education &                            University of Delaware
  Entrepreneurship
University of Delaware
Newark, DE 19716

     Each Trustee who is not a director, officer or employee of any Underwriter or the Administrator, or of any affiliate thereof, will be paid by Morgan Stanley, on behalf of the Trust, in respect of its annual fee and anticipated out-of-pocket expenses, a one-time, up-front fee of $10,800. The Trust's Managing Trustee will also receive an additional up-front fee of $3,600 for serving in that capacity. The Trustees will not receive, either directly or indirectly, any compensation, including any pension or retirement benefits, from the Trust. None of the Trustees receives any compensation for serving as a trustee or director of any other affiliated investment company.

ADMINISTRATOR

     The day-to-day affairs of the Trust will be managed by The Bank of New York, as Trust Administrator pursuant to an Administration Agreement. Under the Administration Agreement, the Trustees have delegated most of their operational duties to the Administrator, including without limitation, the duties to: (i) receive invoices for and pay, or cause to be paid, all expenses incurred by the Trust; (ii) with the approval of the Trustees, engage legal and other professional advisors (other than the independent public accountants for the Trust); (iii) instruct the Paying Agent to pay distributions on PEPS as described herein; (iv) prepare and mail, file or publish all notices, proxies, reports, tax returns and other communications and documents, and keep all books and records, for the Trust; (v) at the direction of the Trustees, institute and prosecute legal and other appropriate proceedings to enforce the rights and remedies of the Trust; and (vi) make all necessary arrangements with respect to meetings of Trustees and any meetings of holders of PEPS. The Administrator will not, however, select the independent public accountants for the Trust or sell or otherwise dispose of the Trust assets (except in connection with an acceleration of the Contracts, or the settlement of the Contracts at the Exchange Date, or a disposition of the Contracts as described under "Management and Administration of the Trust -- Trustees," and upon termination of the Trust).

     The Administration Agreement may be terminated by either the Trust or the Administrator upon 60 days' prior written notice, except that no termination shall become effective until a successor Administrator has been chosen and has accepted the duties of the Administrator.

     Except for its roles as Administrator, custodian, paying agent, registrar and transfer agent for the Trust, and except for its role as Collateral Agent under the Collateral Agreements, The Bank of New York has no other affiliation with, and is not engaged in any other transactions with, the Trust.

     The address of the Administrator is 101 Barclay Street, New York, New York 10286.

CUSTODIAN

     The Trust's custodian (the "Custodian") is The Bank of New York pursuant to a custodian agreement (the "Custodian Agreement"). In the event of any termination of the Custodian Agreement by the Trust or the resignation of the Custodian, the Trust must engage a new Custodian to carry out the duties of the Custodian as set forth in the Custodian Agreement. Pursuant to the Custodian Agreement, all net cash received by the Trust will be invested by the Custodian in short-term U.S. Treasury securities maturing on or shortly before the next quarterly distribution date. The Custodian will also act as collateral agent under the Collateral Agreement and will hold a perfected security interest in the ADSs and U.S. Government obligations or other assets consistent with the terms of the Contracts.

PAYING AGENT

     The transfer agent, registrar and paying agent (the "Paying Agent") for the PEPS is The Bank of New York pursuant to a paying agent agreement (the "Paying Agent Agreement"). In the event of any termination of the Paying Agent Agreement by the Trust or the resignation of the Paying Agent, the Trust will use its best efforts to engage a new Paying Agent to carry out the duties of the Paying Agent.

INDEMNIFICATION

     The Trust will indemnify each Trustee, the Paying Agent, the Administrator and the Custodian with respect to any claim, liability, loss or expense (including the costs and expenses of the defense against any claim or liability) which it may incur in acting as Trustee, Paying Agent, Administrator or Custodian, as the case may be, except in the case of willful misfeasance, bad faith, gross negligence or reckless disregard of their respective duties. Morgan Stanley has agreed to reimburse the Trust for any amounts it may be required to pay as indemnification to any Trustee, the Paying Agent, the Administrator or the Custodian. Morgan Stanley will in turn be reimbursed by the Sellers or an affiliate of the Sellers for all such reimbursements paid by it.

DISTRIBUTIONS

     The Trust intends to distribute to Holders on a quarterly basis the proceeds of the U.S. Treasury securities held by the Trust. The first distribution, reflecting the Trust's operations from the date of this offering, will be made on February 15, 1996 to holders of record as of February 1, 1996. Thereafter, distributions will be made on February 15, May 15, August 15 and November 15 of each year to Holders of record as of each February 1, May 1, August 1 and November 1, respectively. Upon termination of the Trust as described in "Investment Objectives and Policies -- Trust Termination," each Holder will receive any remaining net assets of the Trust.

ESTIMATED EXPENSES

     Morgan Stanley will pay at the Trust's inception to each of the Administrator, the Custodian and the Paying Agent, and to each Trustee, a one-time, up-front amount in respect of its fee and, in the case of the Administrator, anticipated expenses of the Trust over the term of the Trust. The anticipated Trust expenses to be borne by the Administrator include, among other things, expenses for legal and independent accountants' services, costs of printing proxies, PEPS certificates and Holder reports, expenses of the Trustees, fidelity bond coverage, stock exchange listing fees and expenses of qualifying the PEPS for sale in the various states. Estimated organization costs of the Trust in the amount of $12,000 and estimated costs of the Trust in connection with the initial registration and public offering of the PEPS in the amount of $655,000 will be paid from the proceeds of the offering of the PEPS.

     The amount payable to the Administrator in respect of ongoing expenses of the Trust was determined based on estimates made in good faith on the basis of information currently available to the Trust, including estimates furnished by the Trust's agents. There cannot, however, be any assurance that actual operating expenses of the Trust will not be substantially more than this amount. Any excess expenses will be paid by Morgan Stanley or, in the event of their failure to pay such amounts, the Trust. Morgan Stanley will be reimbursed by the Sellers or an affiliate of the Sellers for all fees and expenses of the Trust paid by it.

                       FEDERAL INCOME TAX CONSIDERATIONS

     In the opinion of Davis Polk & Wardwell, tax counsel to the Trust ("Counsel"), the following is a general summary of the material United States federal income tax consequences of the ownership of the PEPS with respect to a Holder who acquires its PEPS at the issue price from an Underwriter pursuant to the original offering and holds its PEPS as a capital asset. It does not discuss all of the tax consequences that may be relevant to a Holder in light of its particular circumstances or to Holders subject to special treatment under federal income tax laws (e.g., certain financial institutions, insurance companies, dealers in stock or securities, tax-exempt organizations or persons who hold the PEPS as a part of a hedging transaction or straddle). It also does not discuss the tax consequences of the ownership of the ADSs, Common Stock or Marketable Common Stock. PROSPECTIVE PURCHASERS OF PEPS ARE URGED TO REVIEW THE DISCUSSION UNDER "TAXATION" IN THE COMPANY PROSPECTUS CONCERNING THE FEDERAL TAX CONSEQUENCES OF AN INVESTMENT IN THE ADSs OR COMMON STOCK, WHICH IS BASED UPON THE OPINION OF WHITE & CASE, SPECIAL TAX COUNSEL TO THE COMPANY. The summary herein is based on the Code, administrative pronouncements, judicial decisions and existing and proposed Treasury Regulations, changes to any of which subsequent to the date of this Prospectus may affect the tax consequences described herein. PROSPECTIVE PURCHASERS OF PEPS SHOULD CONSULT THEIR TAX ADVISORS AS TO THE FEDERAL, STATE AND LOCAL INCOME TAX CONSEQUENCES OF ACQUIRING, HOLDING AND DISPOSING OF PEPS.

     As used herein, the term "United States Holder" means a Holder that is, for United States federal income tax purposes, (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivision thereof, or (iii) an estate or trust the income of which is subject to United States federal income taxation regardless of its source. The term "Non-U.S. Holder" means a Holder that is not a United States Holder.

     The term "Holder" as used below in the discussion of "Tax Consequences to United States Holders" and "Tax Consequences to Non-U.S. Holders" means a "United States Holder" and a "Non-U.S. Holder," respectively.

TAX STATUS OF THE TRUST

     The Trust will be taxable as a grantor trust for federal income tax purposes, and income received by the Trust will be treated as income of the Holders in the manner set forth below.

TAX CONSEQUENCES TO UNITED STATES HOLDERS

     Tax Basis of the U.S. Treasury Securities and the Contracts. Each Holder will be considered the owner of its pro rata portion of the stripped U.S. Treasury securities and the Contracts in the Trust under the grantor trust rules of Sections 671-679 of the Code. The cost to the Holder of its PEPS will be allocated among the Holder's pro rata portion of the U.S. Treasury securities and the Contracts (in proportion to the fair market values thereof on the date on which the Holder acquires its PEPS) in order to determine the Holder's tax bases. It is currently anticipated that approximately 23% and 77% of the net proceeds of the offering will be used by the Trust to purchase the U.S. Treasury securities and as payments under the Contracts, respectively.

     Recognition of Original Issue Discount on the U.S. Treasury
Securities. The U.S. Treasury securities in the Trust will consist of stripped U.S. Treasury securities. A Holder will be required to treat its pro rata portion of each U.S. Treasury security in the Trust as a bond that was originally issued on the date the Holder purchased its PEPS and at an original issue discount equal to the excess of the Holder's pro rata portion of the amounts payable on such U.S. Treasury security over the Holder's tax basis therefor as discussed above. The Holder (whether on the cash or accrual method of tax accounting) is required to include original issue discount (other than original issue discount on short-term U.S. Treasury securities as defined below) in income for federal income tax purposes as it accrues, in accordance with a constant yield method. Because it is expected that more than 20% of the Holders will be accrual basis taxpayers, original issue discount on any short-term U.S. Treasury security (i.e., any U.S. Treasury security with a maturity of one year or less from the date it is purchased) held by the Trust will also be required to be included in income by the Holders as it is accrued. Unless a Holder elects to accrue the original issue discount on a short-term U.S. Treasury security according to a constant yield method based on daily compounding, such original issue discount will be accrued on a straight-line basis. The Holder's tax basis in a U.S. Treasury security will be increased by the amount of any original issue discount included in income by the Holder with respect to such U.S. Treasury security.

     Treatment of the Contracts. Each Holder will be treated as having entered into a pro rata portion of the Contracts and, at the Exchange Date, as having received a pro rata portion of the ADSs (or cash, Marketable Common Stock or a combination thereof) delivered to the Trust. Under existing law, a Holder will not recognize income, gain or loss upon entry into the Contracts. Counsel is of the opinion that a Holder should not be required under existing law to include in income additional amounts over the term of the Contracts. Holders should be aware that no published authorities directly address the characterization of the Contracts and that it is possible that the IRS will recharacterize the Contracts and assert that a Holder should include in income over the term of the Contracts additional amounts which together with the original issue discount on such Holder's pro rata portion of the U.S. Treasury securities should not exceed the aggregate amount of the quarterly cash distributions to such Holder. Prospective investors in the PEPS should be aware that the IRS is not bound by the opinion of Counsel and are urged to consult their tax advisors as to the proper tax treatment of the Contracts.

     Sale of the PEPS. Upon a sale of all or some of a Holder's PEPS, a Holder will be treated as having sold its pro rata portion of the U.S. Treasury securities and the Contracts underlying the PEPS. The selling Holder will recognize gain or loss equal to the difference between the amount realized and the Holder's aggregate tax bases in its pro rata portion of the U.S. Treasury securities and the Contracts. Any gain or loss will be long-term capital gain or loss if the Holder has held the PEPS for more than one year. The excess of net long-term capital gains over net short-term capital losses is taxed at a lower rate than ordinary income for certain non-corporate taxpayers. The distinction between capital gain or loss and ordinary income or loss is also relevant for purposes of, among other things, limitations on the deductibility of capital losses.

     Distribution of the ADSs or Common Stock. The delivery of ADSs to the Trust pursuant to the Contracts will not be taxable to the Holders. The distribution of ADSs or Common Stock upon the termination of the Trust will not be taxable to the Holders. A Holder will have taxable gain or loss upon receipt of cash in lieu of fractional ADSs or shares of Common Stock distributed upon termination of the Trust. Each Holder's aggregate basis in its ADSs or shares of Common Stock (or combination thereof) will be equal to its basis in its pro rata portion of the Contracts less the portion of such basis allocable to any fractional ADSs or shares of Common Stock for which cash is received.

     Distribution of Cash or Marketable Common Stock. If as a result of a Reorganization Event, cash, Marketable Common Stock, or a combination of cash and Marketable Common Stock is delivered pursuant to the Contracts, a Holder will have taxable gain or loss upon receipt equal to the difference between the amount of cash received, including cash received in lieu of fractional shares of Marketable Common Stock, and its basis in its pro rata portion of the Contracts allocable to any shares of Common Stock for which such cash or fractional shares of Marketable Common Stock were received. Holders, however, may be required to recognize at the time of a Reorganization Event gain or loss in respect of the amount of cash which is fixed at the time of such Reorganization Event and is to be delivered pursuant to the Contracts. Although it is not entirely clear, such gain or loss should be capital gain or loss. If such gain or loss is treated as capital gain or loss and the Holder has held the PEPS for more than one year, such gain or loss will be long-term capital gain or loss. A Holder's basis in any Marketable Common Stock received will be equal to its basis in its pro rata portion of the Contracts less the portion of such basis allocable to any shares of Common Stock for which cash or fractional shares of Marketable Common Stock were received. See "Investment Objectives and Policies -- The Contracts."

     Fees and Expenses of the Trust. Counsel believes that a Holder's pro rata portion of the expenses in connection with the organization of the Trust, underwriting discounts and commissions and other offering expenses should be includible in the cost to the Holder of the PEPS. However, there can be no assurance that the IRS will not take a contrary view. If the IRS were to prevail in treating such expenses as excludible from the Holder's cost of the PEPS, such expenses would not be includible in the basis of the assets of the Trust and should instead be amortizable and deductible over the term of the Trust. If such expenses were treated as amortizable and deductible, an individual Holder who itemizes deductions would be entitled to amortize and deduct (subject to any other applicable limitations on itemized deductions) such expenses over the term of the Trust only to the extent that such amortized annual expenses together with such Holder's other miscellaneous deductions exceeds 2% of such Holder's adjusted gross income.

TAX CONSEQUENCES TO NON-U.S. HOLDERS

     Subject to the discussion below concerning backup withholding and income that is effectively connected with a trade or business of a Non-U.S. Holder in the United States, under present United States federal income tax law:

     (a) payments of principal and interest (including any original issue discount) on a Non-U.S. Holder's pro rata portion of any U.S. Treasury security will not be subject to United States federal withholding tax provided that, in the case of interest, the statement requirement set forth in Section 871(h) or
Section 881(c) of the Code has been fulfilled with respect to the beneficial owner, as discussed below; and

     (b) any gain realized by a Non-U.S. Holder on the sale of its PEPS will not be subject to U.S. federal income tax provided that in the case of a Non-U.S. Holder who is a non-resident alien individual, such Holder is not present in the United States for 183 days or more during the taxable year of the sale.

     Sections 871(h) and 881(c) of the Code require that, in order to obtain the portfolio interest exemption from withholding tax described in paragraph (a) above, either the beneficial owner of the PEPS, or a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "Financial Institution") and that is holding the PEPS on behalf of such beneficial owner, file a statement with the Trust to the effect that the beneficial owner of the PEPS is not a United States Holder. Under temporary United States Treasury Regulations, such requirement will be fulfilled if the beneficial owner of a PEPS certifies on Internal Revenue Service Form W-8 (or a substitute form thereof), under penalties of perjury, that it is not a United States Holder and provides its name and address, and any Financial Institution holding the PEPS on behalf of the beneficial owner files a statement with the Trust to the effect that it has received such a statement from the Holder (and furnishes the Trust with a copy thereof).

     If any interest (including any original issue discount) or gain realized by a Non-U.S. Holder is effectively connected with the Holder's trade or business in the United States, such interest or gain will be subject to regular U.S. federal income tax in the same manner as if the Non-U.S. Holder were a U.S. Holder. See "Tax Consequences to United States Holders" above. In lieu of the certificate described in the preceding paragraph, such a Non-U.S. Holder will be required to provide to the Trust a properly executed Internal Revenue Service Form 4224 in order to claim an exemption from withholding tax. In addition, if such Non-U.S. Holder is a foreign corporation, such interest or gain may be included in the earnings and profits of such Holder in determining such Holder's U.S. branch profits tax liability.

BACKUP WITHHOLDING AND INFORMATION REPORTING

     The payments of principal and interest (including original issue discount) on, and the proceeds received from the sale of, a PEPS may be subject to U.S. backup withholding tax at the rate of 31% if the Holder thereof fails to supply an accurate taxpayer identification number or otherwise to comply with applicable U.S. information reporting or certification requirements. Any amounts so withheld will be allowed as a credit against such Holder's U.S. federal income tax liability and may entitle such Holder to a refund, provided that the required information is furnished to the IRS.

     After the end of each calendar year, the Trust will furnish to each record holder of the PEPS an annual statement containing information relating to the payments on the U.S. Treasury securities received by the

Trust. The Trust will also furnish annual information returns to each record holder of the PEPS and to the IRS.

NEW YORK STATE AND CITY INCOME TAX CONSIDERATIONS

     Under the income tax laws of the State and City of New York, the Trust will not be treated as an association taxable as a corporation.

     The foregoing discussion relates only to federal and certain New York State and City income taxes. Holders may also be subject to state and local taxation in other jurisdictions and should consult their tax advisers in this regard.

                                  UNDERWRITING

     Under the terms and subject to the conditions contained in an Underwriting Agreement dated the date hereof (the "Underwriting Agreement"), the U.S. Underwriters named below, for whom Morgan Stanley & Co. Incorporated and Merrill Lynch, Pierce, Fenner & Smith Incorporated are acting as representatives (the "U.S. Representatives"), and the International Underwriters named below, for whom Morgan Stanley & Co. International Limited and Merrill Lynch International Limited are acting as representatives (the "International Representatives"), have severally agreed to purchase, and the Trust has agreed to sell them, severally, the respective number of PEPS set forth opposite their respective names below:

                                                                             NUMBER OF
                            U.S. UNDERWRITER                                    PEPS
-------------------------------------------------------------------------    ----------
Morgan Stanley & Co. Incorporated........................................     4,013,048
Merrill Lynch, Pierce, Fenner & Smith Incorporated.......................     4,013,048
William Blair & Company..................................................       250,000
Dean Witter Reynolds Inc.................................................       400,000
A.G. Edwards & Sons, Inc.................................................       400,000
EVEREN Securities, Inc...................................................       250,000
First of Michigan Corporation............................................       250,000
Janney Montgomery Scott Inc..............................................       250,000
Legg Mason Wood Walker, Incorporated.....................................       250,000
McDonald & Company Securities, Inc.......................................       250,000
J.P. Morgan Securities Inc...............................................       600,000
Oppenheimer & Co., Inc...................................................       400,000
Salomon Brothers Inc.....................................................       600,000
Yamaichi International (America), Inc....................................       600,000
                                                                             ----------
     Subtotal............................................................    12,526,096
                                                                             ----------

                        INTERNATIONAL UNDERWRITER
-------------------------------------------------------------------------
Morgan Stanley & Co. International Limited...............................     1,040,762
Merrill Lynch International Limited......................................     1,040,762
J.P. Morgan Securities Ltd...............................................       200,000
Salomon Brothers International Limited...................................       200,000
Yamaichi International (Europe) Limited..................................       200,000
ABN Amro Bank N.V........................................................        50,000
Banque Indosuez..........................................................        50,000
Baring Brothers Limited..................................................        50,000
Cazenove & Co. ..........................................................        50,000
Robert Fleming & Co. Ltd.................................................        50,000
HSBC Investment Bank Limited.............................................        50,000
Kleinwort Benson Limited.................................................        50,000
Nomura International Plc.................................................        50,000
UBS Limited..............................................................        50,000
                                                                             ----------
     Subtotal............................................................     3,131,524
                                                                             ----------
          Total..........................................................    15,657,620
                                                                              =========

     The U.S. Underwriters and the International Underwriters are collectively referred to as the "Underwriters," and the U.S. Representatives and the International Representatives are collectively referred to as the "Representatives."

     Under the terms and conditions of the Underwriting Agreement, the Underwriters are committed to take and pay for all the PEPS offered hereby (other than the PEPS subject to the U.S. Underwriters' over-allotment option), if any are taken.

     The Underwriters propose to offer the PEPS in part directly to the public at the initial public offering price set forth on the cover page of this Prospectus, and in part to certain securities dealers at such price less a concession of $0.345 per PEPS. The Underwriters may allow, and such dealers may reallow, a concession not in excess of $0.10 per PEPS to certain brokers and dealers. After the initial public offering the public offering price and concession and discount to dealers may be changed by the Representatives.

     The Underwriters have entered into an intersyndicate agreement (the "Intersyndicate Agreement") that provides for the coordination of their activities. Under the terms of the Intersyndicate Agreement, the Underwriters in each geographic area have agreed not to offer or sell any PEPS in any other geographic area until the completion of the distribution of the PEPS in each offering. Pursuant to the Intersyndicate Agreement, each of the U.S. Underwriters has agreed or will agree that, as part of the distribution of the PEPS, subject to certain exceptions, (i) it is not purchasing any PEPS for the account of anyone other than a U.S. Person (as defined below) or Canadian Person (as defined below) and (ii) it has not offered or sold, and will not offer or sell, directly or indirectly, any PEPS or distribute any prospectus relating to the PEPS to any person outside the United States or Canada or to anyone other than a U.S. Person or Canadian Person, or to any dealer who does not so agree. Each of the International Underwriters has agreed or will agree that, as part of the distribution of the PEPS, subject to certain exceptions, (i) it is not purchasing any PEPS for the account of any U.S. Person or Canadian Person and
(ii) it has not offered or sold, and will not offer or sell, directly or indirectly, any PEPS or distribute any prospectus relating to the PEPS in the United States or Canada or to any U.S. Person or Canadian Person or to any dealer who does not so agree. The foregoing limitations do not apply to stabilization transactions or to transactions between the U.S. Underwriters and the International Underwriters pursuant to the Intersyndicate Agreement. As used in this section, "United States" means the United States of America, its territories, possessions and other areas subject to its jurisdiction; "Canada" means Canada, its provinces, territories, possessions and other areas subject to its jurisdiction; and "U.S. Person" and "Canadian Person" mean (i) a citizen or resident of the United States or Canada, respectively, (ii) a corporation, partnership, trust or other entity created or organized in or under the laws of the United States or Canada, respectively (other than a foreign branch of such an entity), or (iii) an estate or trust, the income of which is subject to United States federal income taxation or Canadian federal income taxation, respectively, regardless of its source of income, and includes any United States or Canadian branch of a person not included in any of clauses (i), (ii) and
(iii) of this sentence.

     An aggregate of 5,382 PEPS have been subscribed for and purchased jointly by Morgan Stanley & Co. Incorporated and ML IBK Positions, Inc., an affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated, for an aggregate purchase price of $100,000. Under the Contracts between the Trust and the Sellers, the Sellers will be obligated, severally and not jointly, to deliver to the Trust on the Exchange Date ADSs in respect of such 5,382 PEPS on the same terms as the 15,657,620 PEPS offered hereby.

     The Company and an affiliate of the Sellers have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the 1933 Act.

     The Trust has granted the U.S. Underwriters an option exercisable for 30 calendar days after the date of this Prospectus to purchase up to an aggregate of 2,348,643 additional PEPS to cover over-allotments, if any. The U.S. Underwriters may exercise such option only to cover overallotments in connection with the sale of the 15,657,620 PEPS offered hereby.

     The Company, its directors and executive officers, and the Principal and Selling Shareholders listed under the caption "Principal and Selling Shareholders" in the Company Prospectus, including the Sellers, have agreed not to offer, sell or otherwise dispose of ADSs or shares of Common Stock or any securities convertible into or exchangeable or exercisable for ADSs or shares of Common Stock, other than (i) in certain permitted private sale transactions, (ii) pursuant to existing or prospective employee stock option plans previously disclosed to the Underwriters and (iii) certain gifts to donees who have agreed not to offer, sell or otherwise dispose of ADSs or shares of Common Stock as set forth herein, until 90 days from the date of this Prospectus without the prior written consent of Morgan Stanley & Co. Incorporated on behalf of the Underwriters.

     The PEPS have been approved for listing on the New York Stock Exchange upon notice of issuance.

SELLING RESTRICTIONS

  General

     No action has been or will be taken in any jurisdiction (except in the United States) that would permit a public offering of the PEPS or the possession, circulation or distribution of this Prospectus or any other material relating to the Trust or the PEPS in any jurisdiction where action for such purpose is required. Accordingly, no PEPS may be offered or sold, directly or indirectly, and neither this Prospectus nor any other offering material or advertisements in connection with the PEPS may be distributed or published, in or from any country or jurisdiction, except in compliance with any applicable rules and regulations or any such country or jurisdiction.

     The Investment Company Act limits all investment companies (including foreign investment companies) in their acquisition of voting stock of an investment company such as the Trust. Accordingly, an investment company may acquire no more than 3% of the outstanding PEPS, and any group of affiliated investment companies may acquire no more than 10% of the outstanding PEPS.

  United Kingdom

     Each International Underwriter represents and agrees that (i) it has not offered or sold and prior to the date six months after the date of issue of the PEPS will not offer or sell any PEPS to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (ii) it has complied with and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the PEPS in, from or otherwise involving the United Kingdom; and (iii) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the PEPS to a person who is of a kind described in
Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1995 or is a person to whom such document may otherwise lawfully be issued or passed on.

  Hong Kong

     Each International Underwriter has agreed that (i) it has not offered or sold and will not offer or sell in Hong Kong, by means of any documents, any other than to persons whose ordinary business it is to buy or sell shares or debentures, whether as a principal or agent, or in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong and (ii) it has not issued and will not issue any invitation or advertisement relating to the PEPS in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to PEPS intended to be disposed of to persons outside Hong Kong or to be disposed of in Hong Kong only to persons whose business involves the acquisition, disposal, or holding of securities, whether as principal or agent.

  Singapore

     Each International Underwriter has agreed that the PEPS may not be offered or sold, nor may any document or other material in connection with the PEPS be distributed, either directly or indirectly, (i) to persons in Singapore other than in circumstances in which such offer or sale does not constitute an offer or sale of the PEPS to the public in Singapore or (ii) to the public or any member of the public in Singapore other than pursuant to, and in accordance with the conditions of, an explanation invoked under Division 5A of Part IV of the Companies Act, Chapter 50 of Singapore and to persons to whom the PEPS may be offered or sold under such exemption.

  Japan

     Each International Underwriter has agreed that it has not offered or sold, and it will not offer or sell, directly or indirectly, any of the PEPS in Japan or to residents of Japan or to any persons for reoffering or resale, directly or indirectly, in Japan or to any resident of Japan except pursuant to an exemption from the registration requirements of the Securities and Exchange Law available thereunder and in compliance with the other relevant laws of Japan.

                                 LEGAL MATTERS

     Certain legal matters will be passed upon for the Trust and the Underwriters by Davis Polk & Wardwell, New York, New York. Certain legal matters will be passed upon for the Company and the Sellers by Jones, Day, Reavis & Pogue, Cleveland, Ohio, who will rely as to matters of Japanese law upon the opinion of Nishimura & Sanada, Tokyo. Certain legal matters with respect to the Contracts will be passed upon for the Sellers by their respective counsel. The validity of the shares of Common Stock and certain other legal matters governed by Japanese law will be passed upon for the Company and the Sellers by Nishimura & Sanada, Tokyo. Certain U.S. federal income tax matters will be passed upon for the Company by White & Case, Washington, D.C. Following the conclusion of the offering, Jones, Day, Reavis & Pogue will act as counsel to the Trust. Jones, Day, Reavis & Pogue currently acts as counsel to the Company, Amway Corporation and certain of their affiliates.

                                    EXPERTS

     The statement of assets and liabilities included in this Prospectus has been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein, and is included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

     The Trust has filed with the Securities and Exchange Commission, Washington, D.C. 20549, a Registration Statement under the Securities Act of 1933, as amended, with respect to the PEPS offered hereby. Further information concerning the PEPS and the Trust may be found in the Registration Statement, of which this Prospectus constitutes a part. The Registration Statement may be inspected without charge at the Commission's office in Washington, D.C., and copies of all or any part thereof may be obtained from such office after payment of the fees prescribed by the Commission.

                                 AJL PEPS TRUST

                          INDEPENDENT AUDITORS' REPORT

     To the Board of Trustees and Shareholders of AJL PEPS Trust:

     We have audited the accompanying statement of assets and liabilities of AJL PEPS Trust (the "Trust") as of November 8, 1995. This financial statement is the responsibility of the Trust's management. Our responsibility is to express an opinion on this financial statement based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of assets and liabilities is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of assets and liabilities. An audit also includes assessing the accounting principles used and significant estimates made by the Trust's management, as well as evaluating the overall statement of assets and liabilities presentation. We believe that our audit of the statement of assets and liabilities provides a reasonable basis for our opinion.

     In our opinion, such statement of assets and liabilities referred to above presents fairly, in all material respects, the financial position of AJL PEPS Trust, as of November 8, 1995 in conformity with generally accepted accounting principles.

DELOITTE & TOUCHE LLP

Chicago, Illinois
November 9, 1995

                                 AJL PEPS TRUST

                      STATEMENT OF ASSETS AND LIABILITIES

                                November 8, 1995

ASSETS
Cash.....................................................................    $100,000
Deferred organizational expenses (Note 1)................................      12,000
                                                                             --------
          Total assets...................................................    $112,000
                                                                             ========
LIABILITIES
  Organizational expenses payable (Note 1)...............................    $ 12,000
SHAREHOLDERS' EQUITY
  Premium Exchangeable Participating Shares, no par value, 2 shares
     issued and outstanding (Note 3).....................................     100,000
                                                                             --------
          Total liabilities and shareholders' equity.....................    $112,000
                                                                             ========
NET ASSETS...............................................................    $100,000
                                                                             ========
Net asset value per share................................................    $ 50,000
                                                                             ========

---------------

NOTE 1. ORGANIZATION

     The Trust was established on August 17, 1995 and is registered as a non-diversified, closed-end management investment company under the Investment Company Act of 1940, as amended. Costs incurred by the Trust in connection with its organization, estimated at $12,000, have been deferred and will be amortized on a straight-line basis over the life of the Trust beginning at the commencement of operations of the Trust.

NOTE 2. PREMIUM EXCHANGEABLE PARTICIPATING SHARES OFFERING

     The Trust proposes to sell Premium Exchangeable Participating Shares ("PEPS") to the public pursuant to a Registration Statement on Form N-2 under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, as filed on August 18, 1995 and subsequently amended (the "Public Offering"). The Trust intends to use the proceeds to purchase a portfolio comprised of stripped U.S. Treasury securities and to pay the purchase price of forward contracts for American Depositary Shares representing shares of common stock of Amway Japan Limited with two existing shareholders of Amway Japan Limited. The proceeds of the Public Offering, net of all offering costs, will be recorded as shareholders' equity upon receipt of such proceeds by the Trust. Offering costs will be paid from the proceeds of the Public Offering and will be charged to shareholders' equity upon the receipt of such proceeds by the Trust.

NOTE 3. ISSUANCE OF PEPS AND PEPS SPLIT

     The Trust has authorized PEPS of up to $450.0 million, but the actual number of authorized PEPS will be based on the original issuance price of the PEPS in the Public Offering. The Trust issued an aggregate of 2 PEPS on November 8, 1995, 1 to each of Morgan Stanley & Co. Incorporated and ML IBK Positions, Inc., an affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated in consideration for the aggregate purchase price of $100,000 or $50,000 per PEPS.

     On November 8, 1995 the Trustees of the Trust approved a split of the 2 outstanding PEPS to be effected on the date that the price and underwriting discount of the PEPS being offered to the public is determined, but prior to the sale of the PEPS to the underwriters. Each of the 2 outstanding PEPS will be split into the smallest whole number of PEPS that would result in the per PEPS amount recorded as shareholders' equity after effecting the split not exceeding the Public Offering price per PEPS, net of the underwriting discount per PEPS.


                      (This page intentionally left blank)

                                                                      APPENDIX A

                               COMPANY PROSPECTUS

                      (This page intentionally left blank)

PROSPECTUS

                              AMWAY JAPAN LIMITED
                      INCORPORATED UNDER THE LAWS OF JAPAN

                     19,578,753 AMERICAN DEPOSITARY SHARES
            EACH REPRESENTING ONE-HALF OF ONE SHARE OF COMMON STOCK

     This Prospectus relates to up to 19,578,753 American Depositary Shares ("ADSs") of Amway Japan Limited (the "Company"), a Japanese corporation, which may be delivered by the AJL PEPS TRUST (the "Trust"), a non-diversified closed-end management investment company, to holders of Premium Exchangeable Participating Shares of the Trust (the "PEPS") upon mandatory exchange of 15,663,002 PEPS (the "Exchange") on February 15, 1999 (the "Exchange Date"). On the Exchange Date, at the option of holders of PEPS, shares of Common Stock, no par value (the "Common Stock"), of the Company may be delivered in lieu of ADSs in exchange for PEPS. PEPS are being offered (the "Offering") through a group of Underwriters pursuant to a separate prospectus of the Trust (the "Trust Prospectus"). Such 15,663,002 PEPS include the 15,657,620 PEPS covered by the Trust Prospectus and the 5,382 PEPS previously subscribed for and purchased as described under "Underwriting" in the Trust Prospectus. In connection with the Offering, each Selling Shareholder identified herein under "Principal and Selling Shareholders" and the Trust will enter into a contract (each, a "Purchase Contract" and collectively the "Purchase Contracts") which, among other things, will require each Selling Shareholder to deliver to the Trust on the Exchange Date a specified number of ADSs or, alternatively, shares of Common Stock, for each PEPS depending upon the price of the Common Stock on the principal trading market of the Company for the 20 trading days immediately preceding the Exchange Date. Each ADS represents one-half of one share of Common Stock of the Company. The ADSs are evidenced by American Depositary Receipts. See "Description of American Depositary Receipts."

     The Trust has granted the Underwriters of the PEPS an option for 30 days from the date hereof to purchase up to an additional 2,348,643 PEPS, solely to cover over-allotments, which additional PEPS will also be mandatorily exchanged by delivery of up to 2,935,804 ADSs or, at the option of holders of PEPS, 1,467,902 shares of Common Stock to which this Prospectus relates.

     All of the ADSs and underlying Common Stock covered by this Prospectus are beneficially owned by the Selling Shareholders who are also Principal Shareholders. Prior to the Offering, the Principal Shareholders collectively owned beneficially 83.3% of the outstanding Common Stock. Assuming no other disposition or acquisition of Common Stock or ADSs by the Principal Shareholders prior to the Exchange Date, and assuming that the Exchange results in the delivery of two ADSs or one share of Common Stock in exchange for each PEPS, the Principal Shareholders will collectively own beneficially 78.1% of the outstanding Common Stock (77.3% if the Underwriters' over-allotment option is exercised in full). The Company will not receive any of the proceeds from the sale of the PEPS or the delivery of the ADSs or shares of Common Stock pursuant to the Purchase Contracts.

     This Prospectus relates only to the ADSs covered hereby and does not relate to the PEPS. NEITHER THE COMPANY NOR THE SELLING SHAREHOLDERS TAKE ANY RESPONSIBILITY FOR ANY INFORMATION INCLUDED IN OR OMITTED FROM THE TRUST PROSPECTUS. THE TRUST PROSPECTUS DOES NOT CONSTITUTE A PART OF THIS PROSPECTUS, AND IS NOT INCORPORATED BY REFERENCE HEREIN.

     The Common Stock is traded in Japan in the over-the-counter market. The Company maintains a sponsored deposit facility for its ADSs, which are traded in the United States on the New York Stock Exchange (the "NYSE") under the symbol "AJL." On November 15, 1995, the closing sale price per share of Common Stock in the Japanese over-the-counter market as reported by the Japan Securities Dealers Association was Y3,870 per share. The closing sale price per ADS on the NYSE on November 14, 1995 was U.S.$19.75. See "Market Information."

     SEE "RISK FACTORS" BEGINNING ON PAGE 10 OF THIS PROSPECTUS FOR A DISCUSSION OF CERTAIN FACTORS RELEVANT TO AN INVESTMENT IN THE ADSS.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
 EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE
  SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
    PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
     REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               November 15, 1995.

                      ENFORCEABILITY OF CIVIL LIABILITIES

     The Company is a Japanese corporation, and substantially all of its assets and operations are located, and substantially all of its revenues are derived, outside the United States. The Company has appointed CT Corporation System, New York, New York, as its agent to receive service of process with respect to any action brought against it in any federal or state court in the State of New York arising from the Offering or the Exchange. However, it may not be possible for investors to enforce outside the United States judgments against the Company obtained in the United States in any such actions, including actions predicated upon the civil liability provisions of the United States federal and state securities laws. In addition, certain directors and certain officers of the Company and the independent auditors named under "Experts" are residents of Japan, and all or a substantial portion of the assets of such persons are or may be located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon such persons, or to enforce against them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the United States federal and state securities laws. The Company has been advised by its Japanese counsel, Nishimura & Sanada, that there is uncertainty as to whether the courts of Japan would (i) recognize judgments of United States courts obtained against the Company or such persons predicated upon the civil liability provisions of the United States federal and state securities laws or (ii) enforce in original actions brought in Japan liabilities against the Company or such persons predicated upon the United States federal and state securities laws.
                               ------------------

                               TABLE OF CONTENTS

                                                  PAGE
                                                  ----

Enforceability of Civil Liabilities.............    2
Available Information...........................    2
Incorporation of Certain Documents by
  Reference.....................................    3
Prospectus Summary..............................    4
Risk Factors....................................   10
Market Information..............................   17
Dividends and Dividend Policy...................   19
Exchange Rates..................................   21
Selected Financial Information..................   22
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations....................................   24
Business........................................   35
Management......................................   49
Principal and Selling Shareholders..............   52
Certain Transactions............................   55
Description of Capital Stock....................   56
Description of American Depositary Receipts.....   62
Exchange Controls and Other Limitations
  Affecting Securityholders.....................   71
Taxation........................................   73
Plan of Distribution............................   79
Legal Matters...................................   79
Experts.........................................   79
Index to Financial Statements...................  F-1

                               ------------------

     IN CONNECTION WITH THE OFFERING, THE UNDERWRITERS OF THE PEPS HAVE ADVISED THE COMPANY THAT THEY MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICES OF THE PEPS OR THE ADSS AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE NEW YORK STOCK EXCHANGE OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: Midwest Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511
and Northeast Regional Office, Seven World Trade Center, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Reports and other information concerning the Company may also be inspected at the offices of the New York Stock Exchange.

     The Company furnishes the Depositary referred to in "Description of American Depositary Receipts" with annual reports in English, which include a review of the Company's operations, and annual audited financial statements of the Company prepared in conformity with Japanese generally accepted accounting principles ("Japanese GAAP"), together with a reconciliation of net income and shareholders' equity to generally accepted accounting principles in the United States ("U.S. GAAP"). The Company also furnishes the Depositary with an English translation of unaudited quarterly financial information prepared in accordance with Japanese GAAP, together with a reconciliation of net income and shareholders' equity to U.S. GAAP. Upon receipt thereof, the Depositary mails such reports to all holders of record of American Depositary Receipts ("ADRs") evidencing ADSs. The Deposit Agreement for the ADRs referred to in "Description of American Depositary Receipts" also requires that the Company furnish to the Depositary in English all notices of shareholders' meetings and other reports and communications that are made generally available to holders of shares of Common Stock, and the Depositary is required to mail such notices, reports and communications to the holders of record of ADRs.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Company's Annual Report on Form 20-F, filed on October 18, 1995, for the fiscal year ended August 31, 1995, was filed pursuant to Section 13 of the Exchange Act and the Registration Statement on Form 8-A filed on June 14, 1994, are hereby incorporated by reference into this Prospectus.

     To the extent designated therein certain Reports on Form 6-K and all other documents filed by the Company pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the Offering shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to each person to whom this Prospectus is delivered, on the written or oral request of such person, a copy (without exhibits other than exhibits specifically incorporated by reference) of any or all documents incorporated by reference into this Prospectus. Requests for such copies should be directed to Ms. Holly Clemente, Director of Investor Relations at (212) 836-4850 or Mr. Milton Isa, Investor Relations Officer, at 011-81-3-5434-8484.

     In this Prospectus, amounts are expressed in Japanese yen ("yen" or "Y") or in United States dollars ("dollars," "U.S. dollars," "U.S.$" or "$"). Except as otherwise indicated, for the convenience of the reader the translations of yen into dollars have been made at the rate of 98 yen to the dollar, the approximate rate of exchange on August 31, 1995, the date of the most recent balance sheet contained herein. This rate is not materially different from the noon buying rate in New York City for cable transfers in foreign currencies as announced for customs purposes by the Federal Reserve Bank of New York (the "Noon Buying Rate") on such date (Y97.75 = U.S.$1.00). See "Exchange Rates" for information regarding rates of exchange between the yen and the dollar from fiscal 1991 through fiscal 1995, and as of a recent date. No representation is made that the yen amounts have been, could have been or could be converted into dollars at those or any other rates.

                               PROSPECTUS SUMMARY

     The following summary should be read in conjunction with, and is qualified in its entirety by, the more detailed information and the consolidated financial statements appearing elsewhere in this Prospectus. Unless otherwise indicated:
(i) all information in this Prospectus assumes that (A) the Underwriters' over-allotment option with respect to the PEPS is not exercised and (B) the Exchange results in the delivery by the Trust of two ADSs or one share of Common Stock in exchange for each PEPS, (ii) references in this Prospectus to the "Company" refer to Amway Japan Limited and its subsidiary, (iii) all historical financial information reflects a three-for-two Common Stock split effected during each of fiscal 1991 and 1992, and (iv) references in this Prospectus to "Amway" refer to Amway Corporation and its subsidiaries. The Company's fiscal year ends August 31 of each year.

                                  THE COMPANY

     General. Amway Japan Limited is the exclusive distribution vehicle for Amway in Japan. The Company, which has a 16 year operating history, believes that it is one of the largest direct selling businesses in Japan as measured by its fiscal 1995 net sales of Y178.0 billion (U.S.$1.8 billion) and net income of Y23.1 billion (U.S.$235.3 million) and approximately 980,000 independent distributors who renewed their distributorships from the prior fiscal year. The Company believes that Japan, with a population of approximately 125.0 million, is the largest direct selling market in the world in terms of sales, estimated to be approximately twice the size of the direct selling market in the U.S.

     The Company believes that the Amway Sales and Marketing Plan (the "Sales Plan") is fundamental to the Company's operations. Under the Sales Plan, the Company sells products exclusively to its distributors, who are independent contractors and not employees of the Company or Amway. The Sales Plan offers individuals the opportunity to establish their own business as independent distributors selling directly to consumers. This direct selling method involves a high level of personal service, including the demonstration and convenient delivery of a broad range of consumer products, generally to a distributor's personal contacts and relatives. Distributors can develop a larger business by sponsoring new distributors into their organization and/or by establishing separate distributorships in other Amway markets internationally. Although no compensation is paid by the Company for sponsoring activities, the sponsoring of new distributors creates layers of "downline" distributors in the distribution structure and permits distributors to earn performance bonuses based in part on product purchases by their downline distributors. No distributor is obligated to purchase any products or to sponsor new distributors.

     The Company distributes approximately 130 different consumer products, in four core product lines: Housewares, Personal Care, Nutrition and Home Care. These products consist primarily of products purchased from Amway. In addition, in order to heighten distributor interest by broadening the range of products available, the Company distributes certain other products which bear the Amway name or trademark but which are manufactured for the Company by third parties. Many products the Company distributes are specially formulated for the Japanese market. For example, cosmetics and skin care products are formulated for skin tones and fragrance preferences of Japanese consumers, the Amway water treatment system unit was designed to accommodate the characteristics of the water in Japan and various products in the Housewares and Home Care Lines reflect the characteristics of Japanese homes. The Company promotes products that are environmentally friendly, which is consistent with the concerns of many Japanese consumers and the Company's (and Amway's) long-standing philosophy. All products distributed by the Company are covered by Amway's Satisfaction Guarantee, which gives consumers the right to return products to the Company within a reasonable time for a full refund, replacement or credit toward a future purchase. Electronic and other durable products manufactured for Amway or the Company by third parties are also covered by Amway's or their respective manufacturer's warranties.

     The Company believes that the extended family relationships and lifelong close personal relationships common in Japan are particularly well-suited to the direct selling methods of the Sales Plan. In addition, the low cost of entry, wide range of available products and ability to start a distributorship business part-time make a distributorship with the Company an attractive business opportunity. The Company also believes that a variety of social and economic changes which have occurred in Japan in the last few years have had a positive impact on the Company's sales. Trends that benefit the Company include the emergence of a greater interest on the part of some Japanese in pursuing more independent, entrepreneurial activities outside traditional business settings, an increase in the number of Japanese women deciding to join the workforce and an increase in the number of Japanese seeking supplemental income from alternative sources to mitigate the financial impact of slowing wages and salary growth, the reduction or elimination of bonuses and overtime work, and the increased concern over future employment prospects.

     The Company also believes that there has been a major shift in Japanese consumers' attitudes toward consumer products. In evaluating products, Japanese consumers are placing an increasing emphasis on value based upon proven product performance, rather than equating high price with high quality. The Company generally offers high value products that are easily demonstrated by distributors and can be meaningfully differentiated from competing products. The Japanese retail market is generally characterized by numerous small retailers who frequently have only limited knowledge of the products they sell and may not be able to demonstrate their products to customers. The Company provides additional value to the consumer through a high level of personal service, including convenient in-home demonstrations, ordering and delivery, and the Amway Satisfaction Guarantee.

     Strategy. The Company's principal growth strategies are (i) to promote distributor productivity, retention and sponsoring by continuing to enhance distributor relations, (ii) to develop and implement new methods to better understand, communicate with and motivate distributors in order to increase substantially distributor productivity and sponsoring, while maintaining high rates of distributor retention and (iii) to systematically introduce new products and services, while continuing to improve existing products, that are targeted to the Japanese market and that are meaningfully differentiated from competitive products.

     The Company will continue to dedicate significant financial and human resources to enhancing distributor relations. As an example of its commitment, in fiscal 1995 over 65% of the Company's total operating expenses were attributable to distributor incentives and activities designed to motivate, reward and support distributors. In fiscal 1995, the Company sponsored approximately 672 motivational sales meetings, product demonstration seminars and product fairs, training sessions, leadership seminars and business promotion meetings. In addition, the Company will continue to engage in the sponsorship of civic events and corporate image advertising in order to enhance distributor retention and sponsoring and the public perception of the Company. In fiscal 1995, 71.8% of the total number of distributors renewed their distributorships from the prior fiscal year.

     The Company is also developing and implementing new methods designed to increase distributor productivity and sponsoring, while maintaining high rates of retention. These new methods involve an identification and understanding of distinct distributor types. Historically, the Company has categorized its distributors into two general groups -- business-building distributors and distributors who buy for their own consumption and sell only to a few customers -- and has focused most of its resources on the former group. The Company believes that, within each group, there are a number of distinct types of distributors whose performance can be differentiated based upon sales volumes, sponsoring activities, demographics, product purchase patterns and renewal history. An identification and understanding of the distinct distributor types will enable the Company to tailor its motivational and communication efforts to targeted groups of distributors. In particular, the Company believes that, by expanding the awareness of other Company products by existing distributors, it will be able to expand the range of products purchased by those distributors whose purchases have traditionally been limited to only a few products or to products within a single product line.

     Another principal growth strategy is to systematically introduce meaningfully differentiated new products and services appropriate for the Japanese market, while continuing to improve existing products. New and improved products introduced during the 24-month period ended August 31, 1995, including Amway water treatment system units and replacement parts, a specially formulated line of Satinique(R) hair care products, a reformulated Dish Drops dishwashing detergent, Triple X food supplement and World Plaza hosiery, accounted for approximately 40% of net sales for fiscal 1995.

     The effort to introduce products specifically designed for the Japanese market is fostered by the Company's cooperative efforts with Amway, which has substantial research and development resources. Amway maintains an extensive research and development center with 43 research and quality assurance laboratories, currently staffed by approximately 425 people who focus on developing new products and improving existing products. The Company, through its product marketing and research and development personnel working in conjunction with Amway, has introduced a variety of products specially formulated or manufactured for the Japanese market, including the Artistry(R) line of cosmetic and skin care products, SA8(R) powdered laundry detergent, the Satinique(R) line of hair care products, Nutrilite food supplements and water treatment system units and replacement parts.

     Amway, working with the Company, is seeking strategic arrangements with third parties that would provide the Company with additional products, product lines or services targeted specifically for the Japanese markets. These products, product lines or services would be distinct from, and non-competitive with, the Company's existing product lines, but would have the common characteristic of being meaningfully differentiated from competing products or services. The Company believes that its customer base and distribution network, as well as its financial strength, make it attractive to potential strategic partners. As a financial objective, the Company's goal is to obtain such products, product lines or services without reducing the Company's gross or operating margins.

                            ------------------------

     The Company was organized as a joint stock corporation (kabushiki kaisha) under the laws of Japan in 1977 and commenced sales activities in 1979. The principal executive offices of the Company are currently located at ARCO Tower, 8-1, Shimomeguro 1-chome, Meguro-ku, Tokyo 153, telephone number (813) 5434-8484.

     The Company's Principal Shareholders are certain corporations, trusts, foundations and other entities established by or for the benefit of the founders of Amway, Richard M. DeVos and Jay Van Andel, and their respective families as identified under the caption "Principal and Selling Shareholders" (the "Principal Shareholders"). Members of the DeVos and Van Andel families also beneficially own all of the outstanding shares of capital stock of Amway. Prior to the Offering, the Principal Shareholders collectively owned beneficially 83.3% of the outstanding Common Stock. After the Exchange (assuming no other disposition or acquisition of Common Stock or ADSs by the Principal Shareholders prior to the Exchange Date), the Principal Shareholders will collectively own beneficially 78.1% of the outstanding Common Stock (77.3% if the Underwriters' over-allotment option is exercised in full). The Selling Shareholders identified under the caption "Principal and Selling Shareholders" (the "Selling Shareholders") are Principal Shareholders. See "Risk Factors -- Controlling Shareholders" and "Principal and Selling Shareholders."

     Amway was founded in 1959 in Ada, Michigan, by Richard M. DeVos and Jay Van Andel and is one of the world's largest direct selling businesses, operating in the United States and, through affiliates, in over 70 countries and territories throughout the world. The Company's relationship with Amway provides the Company with significant competitive advantages, including Amway's 36 years of experience in the research, development, testing and support of consumer products and its proven ability to distribute products successfully.

     Since its founding, Amway has stressed the environmental safety of its products. Surfactants used in all of Amway's cleaning products are biodegradable. Amway's aerosols do not use CFC (chlorofluorocarbon) propellants, which have been linked to damage in the earth's ozone layer. Most Amway household products are concentrated, allowing for less packaging materials, and all of Amway's SA8(R) laundry products available in Japan are phosphate-free. In keeping with Amway's commitment to the environment, animal testing is not used in the development or testing of products.

     The Company has entered into a series of agreements with Amway covering the use of Amway trademarks, the selection and purchase of products from Amway and the provision of support services by Amway to the Company. See
"Business -- Relationship with Amway" and "Certain Transactions."

                            ------------------------

                              RECENT DEVELOPMENTS

     In order to demonstrate its long-term commitment in Japan, to enhance the Company's image, to strengthen its corporate identity and to take advantage of current Japanese real estate market conditions, the Company acquired in March 1995 a 3,561 square meter parcel of land in Tokyo for the construction of a new headquarters facility. Certain additional events must occur prior to July 1, 1996 before the site is available for construction. Accordingly, construction of the headquarters facility is not planned to commence before fiscal 1997. It is anticipated that this facility will be available for occupancy in fiscal 1999. The purchase price for the land, which was paid in cash, aggregated Y19.4 billion (U.S.$198.0 million). The total capital cost of this entire project, including the purchase price for the land, is currently estimated to be between Y27.5 billion (U.S.$280.6 million) and Y32.5 billion (U.S.$331.6 million). See "Business -- Properties."

     In addition, the Company purchased a 22,296 square meter parcel of land in Tokyo in July 1995 for the construction of a new Tokyo Regional Distribution Center. The purchase price for this land, which was paid in cash, was Y4.7 billion (U.S.$48.0 million). It is anticipated that construction of this Regional Distribution Center will begin in December 1995 and that this facility will be operational beginning in February 1997. The total cost of this project, including the purchase price for the land, is currently estimated to be between Y13.8 billion (U.S.$140.8 million) and Y14.4 billion (U.S.$146.9 million). See "Business -- Properties."

     In October 1995, the Company announced its intention to increase the regular annual dividend rate with respect to fiscal 1996 to Y100 (U.S.$1.02) per share of Common Stock from Y90 (U.S.$0.92) per share of Common Stock, to pay a special year-end dividend with respect to fiscal 1995 of Y50 (U.S.$0.51) per share of Common Stock in December 1995 and to pay a special interim dividend in May 1996 of Y25 (U.S.$0.26) per share of Common Stock, in each case subject to legal and other factors. There can be no assurance as to whether the Company will be able to pay dividends as currently proposed or any other dividends. See "Dividends and Dividend Policy."

     In addition, in October 1995, the Company announced its intention to present to the shareholders for their approval at the Company's Ordinary General Meeting of Shareholders to be held on November 29, 1995 a proposal to repurchase up to Y15 billion (U.S. $153.0 million) of Common Stock by means of open market purchases or a tender offer to the shareholders of the Company in accordance with the Securities and Exchange Law of Japan and the Exchange Act. The Company has been informed by the Principal Shareholders that they intend to participate fully in the share repurchase. The share repurchase will also include those shares of Common Stock represented by ADSs. The shareholders' approval will, in effect, be conditioned upon the effectiveness of an amendment adopted by the Japanese legislature on November 10, 1995 which provides that taxation on deemed dividends under the Income Tax Law or the Corporate Tax Law of Japan will not apply either to (i) shareholders (whether individual or corporate) who do not sell their shares in the repurchase, except that corporate shareholders (other than nonresident corporate shareholders without a permanent establishment in Japan) may elect to be subject to deemed dividend taxation, or (ii) individual shareholders who sell their shares in a tender offer. The amendment will become effective upon its promulgation by the Japanese legislature; however, the Company cannot predict if and when such promulgation will occur. See "Dividends and Dividends Policy," "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources," "Description of Capital Stock -- Repurchase by the Company of its Common Stock" and "Taxation -- Japanese Taxation."

                         SUMMARY FINANCIAL INFORMATION

     The following summary income statement and balance sheet information has been derived from the consolidated financial statements of the Company. Such information at August 31, 1995 and for each of the years in the five year period ended August 31, 1995 has been derived from the Company's audited consolidated financial statements (the last three years of which, together with the related report of Deloitte Touche Tohmatsu, independent auditors, are contained in this Prospectus). All such financial information is qualified in its entirety by reference to, and should be read in conjunction with, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Consolidated Financial Statements (including Notes thereto).

     The Company prepares its consolidated financial statements in accordance with Japanese GAAP, which differ in certain material respects from U.S. GAAP. See Notes 10 and 11 of Notes to Consolidated Financial Statements, which present a reconciliation of U.S. GAAP and Japanese GAAP.

                                                           FISCAL YEAR ENDED AUGUST 31,
                                    ---------------------------------------------------------------------------
                                      1991         1992         1993         1994         1995          1995
                                    --------     --------     --------     --------     --------     ----------
                                                                                                     (U.S.$)(1)
(IN MILLIONS OF YEN AND THOUSANDS OF DOLLARS EXCEPT PER SHARE AND ADS AMOUNTS AND SHARES OUTSTANDING)
INCOME STATEMENT INFORMATION:
In accordance with Japanese GAAP:
Net sales........................   Y123,038     Y123,253     Y130,028     Y157,556     Y177,991     $1,816,235
Cost of sales....................     34,832       36,087       37,319       43,576       47,515        484,847
                                    --------     --------     --------     --------     --------     ----------
Gross profit.....................     88,206       87,166       92,709      113,980      130,476      1,331,388
                                    --------     --------     --------     --------     --------     ----------
Distributor incentives...........     30,417       31,908       34,001       42,652       47,885        488,622
Distribution expenses............      6,805        7,653        7,773        8,324        8,853         90,337
Selling and administrative
  expenses(2)....................     11,260       15,188       16,810       19,616       24,022        245,123
                                    --------     --------     --------     --------     --------     ----------
Total operating expenses.........     48,482       54,749       58,584       70,592       80,760        824,082
                                    --------     --------     --------     --------     --------     ----------
Operating income.................     39,724       32,417       34,125       43,388       49,716        507,306
Other income -- net..............      2,464        3,487        2,485        2,557        1,733         17,684
                                    --------     --------     --------     --------     --------     ----------
Income before income taxes.......     42,188       35,904       36,610       45,945       51,449        524,990
Income taxes.....................     23,307       19,373       20,759       25,341       28,387        289,663
                                    --------     --------     --------     --------     --------     ----------
Net income.......................   Y 18,881     Y 16,531     Y 15,851     Y 20,604     Y 23,062     $  235,327
                                    =========    =========    =========    =========    =========    ==========
Net income per share(3)..........   Y 129.28     Y 110.49     Y 105.94     Y 137.70     Y 154.13     $     1.57
Net income per ADS(4)............   Y  64.64     Y  55.24     Y  52.97     Y  68.85     Y  77.07     $     0.79
Shares outstanding (in
  thousands).....................    146,050      149,625      149,625      149,625      149,625        149,625
In accordance with U.S. GAAP:(5)
Net income.......................   Y 19,932     Y 16,335     Y 16,576     Y 20,452     Y 24,447     $  249,459
Net income per share(3)..........     136.47       109.17       110.78       136.69       163.39           1.67
Net income per ADS(4)............      68.24        54.59        55.39        68.34        81.70           0.83
BALANCE SHEET INFORMATION:
In accordance with Japanese GAAP:
Working capital..................   Y 50,976     Y 57,030     Y 62,305     Y 68,852     Y 43,566     $  444,551
Total assets.....................     87,091       93,008      101,976      116,535      121,810      1,242,959
Total shareholders' equity.......     56,904       64,687       72,297       79,171       77,882        794,714
In accordance with U.S. GAAP:(5)
Working capital..................   Y 55,465     Y 61,284     Y 70,435     Y 73,397     Y 51,317     $  523,443
Total assets.....................     90,727       96,472      106,239      120,991      129,503      1,321,459
Total shareholders' equity.......     60,539       68,147       76,494       83,231       83,661        853,684
OTHER INFORMATION:
Number of distributors(6)(7).....    597,000      752,000      816,000      896,000      980,000
Number of direct
  distributors(7)(8).............      4,500        4,600        4,800        5,900        7,100
Renewal rate(9)..................      68.2%        67.6%        71.7%        72.8%        71.8%

---------

(1) Translated at the rate of Y98 = U.S.$1.00, the approximate rate of exchange based on the Noon Buying Rate on August 31, 1995.

(2) In preparing this summary financial information, enterprise taxes have been reclassified from selling and administrative expenses to income taxes in order to present this summary financial information in a format which is more consistent with U.S. disclosure practices. See Notes 1 and 10 of Notes to Consolidated Financial Statements.

(3) The computation of net income per share is based on the weighted average number of shares of Common Stock outstanding during the period retroactively adjusted for stock splits.

(4) Each ADS represents one-half of one share of Common Stock.

(5) The Company prepares its consolidated financial statements in accordance with Japanese GAAP which differ in certain respects from U.S. GAAP. A discussion of the significant differences between Japanese GAAP and U.S. GAAP and reconciliations of net income and shareholders' equity on a Japanese GAAP basis to a U.S. GAAP basis is set forth in Note 10 of the Notes to Consolidated Financial Statements.

(6) Includes total number of distributorships (including direct distributorships) in force from the prior fiscal year which were renewed for the fiscal year shown. Numbers of distributors are rounded to the nearest thousand. The number for each fiscal year does not reflect the total number of distributors for each fiscal year because it does not include new distributors who enrolled during such fiscal year.

(7) Multiple persons in the same household (such as a married couple) who are distributors are considered a single distributorship.

(8) "Direct distributors" are distributors who have achieved a significant level of performance for a specified period. See
    "Business -- Distribution -- Direct Distributors." Numbers of direct distributors are rounded to the nearest hundred.

(9) Percentage of all distributorships in force from the prior fiscal year which were renewed for the fiscal year shown.

                                  RISK FACTORS

     Investing in the ADSs involves certain considerations not typically associated with equity securities of United States companies, as well as other considerations, which are discussed or referred to below. Prospective investors should carefully consider the following information in conjunction with the other information contained in this Prospectus.

RELIANCE UPON INDEPENDENT DISTRIBUTORS;
POSSIBLE NEGATIVE EFFECTS OF ADVERSE PUBLICITY

     The Company distributes products exclusively through its distributors. The level of the Company's net sales is directly dependent upon the efforts of its distributors and any growth in net sales will require increased productivity by the distributors and/or growth in the number of distributors. As is typical of direct selling, there is turnover in distributors from year to year which requires the sponsoring of new distributors by existing distributors in order to maintain or increase the overall distributor force. Sponsoring activities and distributor retention levels are particularly impacted by changes in the level of distributor motivation, which in turn can be positively or negatively affected by general economic conditions and a number of intangible factors. Adverse publicity concerning the Company, Amway and direct selling generally can have a significant negative impact on sponsoring activities and retention levels. Historically, the Company has experienced periodic increases and decreases in the level of sponsoring (as measured by distributor applications). Because of the number of factors that impact sponsoring, the Company cannot predict when or to what extent such increases and decreases in the level of sponsoring will occur. There can be no assurance that the number or productivity of distributors will be sustained at current levels or increased. In addition, the number of distributors as a percent of the population may reach levels that become difficult to exceed due to the finite number of persons inclined to pursue an independent direct selling business opportunity. See "Management's Discussion and Analysis of Financial Condition and Results of
Operations -- Overview" and "Business -- Distribution."

     Because the Company's distributors are independent contractors, the Company is not in a position to provide them with the same level of direction and oversight as it provides with respect to its own employees. Although the Company has a Code of Ethics and Rules of Conduct (the "Code of Ethics and Rules of Conduct"), patterned on Amway's Code of Ethics and Rules of Conduct, governing distributor conduct, because of the large number of distributors and their independent status, as well as the impact of certain resale price maintenance and certain other regulations that limit the ability of the Company to monitor and control the sales practices of its distributors, it can be difficult to enforce those rules. At times distributor actions have given rise and may in the future give rise to negative publicity for the Company and Amway. Also, distributor leaders and downline distributors, without prior review or approval by the Company or Amway, might prepare and sell their own audio and video tapes and written materials. Sales of these tapes and materials could be inconsistent with the Sales Plan or the Code of Ethics and Rules of Conduct, which, among other things, prohibits unfounded claims and actions which improperly influence the purchase of such materials. Actions by the Company terminating distributors for violations of the Sales Plan or the Code of Ethics and Rules of Conduct could negatively impact the Company's business.

CONCENTRATION OF DISTRIBUTORS

     Because the Sales Plan provides incentives for distributors to develop larger businesses by sponsoring new distributors into their organizations, the Company's sales are concentrated within, and dependent upon, a relatively small number of distributor lines of sponsorship. In addition, certain distributor leaders have created distributor organizations independent of the Company and Amway. These distributor organizations are designed to assist in motivating and training distributors and can include Amway distributors from all over the world.

     Although there can be no assurances, the Company believes that the loss of a leader of a distributor line would not necessarily result in the loss of a significant number of that leader's downline distributors because of the Company's close relationship with the significant downline distributors. However, the loss of a distributor leader and a significant number of that leader's downline distributors could have a material adverse effect on the Company. See "Business -- Distribution."

REGULATION OF CERTAIN DIRECT SELLING ACTIVITIES

     Various governmental agencies in Japan regulate certain direct selling activities. Applicable laws and regulations are generally intended to prevent fraudulent or deceptive schemes often referred to as "pyramid" schemes which promise quick rewards for little or no effort, require high entry costs, use high pressure recruiting methods and/or do not involve legitimate products. The Company is an active member of the Japan Direct Selling Association, a trade association for the promotion of legitimate and ethical direct selling practices. The Sales Plan under which the Company distributes products has a low cost of entry, is based upon the sale of a broad range of products, does not require product purchases and does not provide for the payment of any direct compensation by the Company for recruiting. See "Business -- Distribution." The Company believes that its method of distribution is in compliance in all material respects with Japanese laws and regulations relating to direct selling activities. It has been reported that an amendment to the laws and regulations related to direct selling may be submitted for consideration by the Japanese legislature at its next scheduled session beginning in December 1995. Although no draft legislation has been made available, the reports suggest that the primary focus of any amendment will likely be upon establishing refund procedures for sales through telephonic solicitation as well as increasing criminal penalties for illegal sales practices. The Company's activities can also be impacted by other regulations not specifically addressed to direct selling. For example, the Act Concerning Prohibition of Private Monopoly and Maintenance of Fair Trade (the "Anti-Monopoly Law"), among other things, regulates resale price maintenance (fixing retail prices of products). The Company only provides suggested retail prices for the products it distributes. There can be no assurance that new legislation or regulations or new interpretations of existing laws and regulations would not have a material adverse effect on the Company's operations. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and
"Business -- Government Regulation."

RELATIONSHIP AND POTENTIAL CONFLICTS OF INTEREST WITH AMWAY

     There could be conflicts of interest with respect to transactions between the Company and Amway or other affiliates of Amway. Conflicts could arise in a variety of circumstances including in the interpretation, extension or renegotiation of the various agreements between the Company and Amway or in other arrangements, in the allocation of products by Amway to its various affiliates worldwide and in the establishment by Amway of product prices and exchange rates. The agreements between the Company and Amway include a trademark license agreement relating to the use of Amway trademarks and product formulas and designs (the "Trademark License Agreement"), a product purchase agreement relating to the purchase of products from Amway (the "Product Purchase Agreement") and a support services agreement relating to the utilization of Amway support services (the "Support Services Agreement"). Each agreement is for a term ending August 31, 2011, and is subject to renegotiation after December 31, 1999 in the event that members of the families of, or corporations, trusts, foundations or other entities established by or for the benefit of, Richard M. DeVos or Jay Van Andel on a combined basis no longer beneficially own a majority of the Company's voting stock. See "Business -- Relationship with Amway" and "Certain Transactions."

     Under the Trademark License Agreement, Amway licenses the Amway trademark and individual product trademarks to the Company for use only in Japan. Thus, the Company will not be able to use the Amway name to expand outside Japan.

     Approximately 80% of the Company's fiscal 1995 net sales was derived from the distribution of products it purchased from Amway. Purchases of these products represented approximately 65% of fiscal 1995 cost of sales. The prices for these products are governed by a price schedule which Amway establishes periodically based upon a U.S. dollar "cost plus" base price calculation. Amway has the right to modify the "cost plus" base price; however, Amway has agreed that any such modification will be consistently applied to all Amway affiliates. No assurances can be given that Amway will not modify such U.S. dollar "cost plus" base price, or as to the effect of any such modification on the Company. See " -- Operations Outside the United States; Currency Fluctuations" and "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Foreign Exchange Transaction Information."

     In connection with the reorganization of certain Amway affiliates in December 1993 as part of the capitalization of Amway Asia Pacific Ltd. ("AAP"), the Company, based upon an independent evaluation, transferred to AAP the stock of Amway Pacific Limited, a former subsidiary of the Company, through which the Company held a 95% interest in the joint venture company formed as the exclusive distribution vehicle for Amway products in the People's Republic of China. This resulted in the acquisition by the Company of 972,222 shares of common stock of AAP, representing an acquisition price of approximately U.S.$17.5 million (Y1.9 billion) (based on the Noon Buying Rate of Y110.70 = U.S.$1.00 prevailing on December 21, 1993). As a result of this transaction, the Company owns approximately 2% of AAP's common stock. The Principal Shareholders own approximately 83% of AAP's common stock, with the remainder publicly held. See "Certain Transactions" and Note 4 of Notes to Consolidated Financial Statements.

OPERATIONS OUTSIDE THE UNITED STATES; CURRENCY FLUCTUATIONS

     Substantially all of the Company's assets and operations are located, and substantially all of its revenues are derived, outside the United States. The Company's operations may be materially and adversely affected by economic, political and social conditions in Japan where the Company is incorporated. A change in trade and other policies by the Japanese government could adversely affect the Company through, among other things, changes in laws, regulations, or the interpretation thereof, taxation or restrictions on imports. Fluctuations in currency exchange rates between the yen and the dollar could have a material adverse effect on the Company's financial position, results of operations and cash flows.

     The prices for products purchased from Amway, which the Company pays for in yen, are governed by a price schedule that Amway establishes based upon a U.S. dollar "cost plus" base price calculation. In addition to the U.S. dollar "cost plus" base price component of Amway's schedule, the current prices for these products include an implicit dollar/yen exchange rate which the Company has calculated to be approximately Y91 = U.S.$1.00 compared to an exchange rate that applied to product purchases throughout fiscal 1995 of Y104 = U.S.$1.00. Amway has the right to modify, on 30 days' prior written notice, the prices of products to be purchased by the Company from Amway; provided that any change in the U.S. dollar "cost plus" base price component must be made on a consistent basis for all Amway affiliates. The Company believes that the dollar/yen exchange rate is determined by Amway based on Amway's assessment of current and future economic and business conditions, both in the United States and Japan, market conditions with respect to the Company's products and other factors, including the impact, if any, of hedging activities by Amway. Using the Company's assumptions regarding product and sales mix and assuming the application of the price schedule established for fiscal 1996 throughout fiscal 1996 and that the products purchased from Amway continue to represent 65% of the Company's cost of sales, the use of an implicit exchange rate of Y91 = U.S. $1.00 throughout fiscal 1996 would result in a 5.2% reduction in the Company's cost of sales for fiscal 1996 as compared to fiscal 1995. As a result of the Company's payment for its purchases of products from Amway in yen, and because the Company does not currently hedge its currency transaction exposure relating to the purchase of products from Amway, appreciation of the dollar against the yen could have a material adverse effect on the Company's operating results to the extent Amway modifies the implicit exchange rate component of the prices it charges the Company for products. In addition, the strengthening of the yen against the dollar has allowed the Company to maintain relatively stable pricing historically, notwithstanding periodic changes by Amway in the U.S. dollar "cost plus" base prices to the Company. The Company cannot predict whether such strengthening of the yen against the dollar will continue. Further, the Company cannot predict what portion of any price changes may be passed through to distributors or the effect of any such price changes on net sales or distributor retention or sponsoring. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Foreign Exchange Transaction Information" and "Business -- Relationship with Amway -- Product Purchase Agreement."

     All payments to Amway for investor relations services and for support services performed by third parties (the internal labor charges were substantially eliminated in September 1993, except for those expenses incurred in connection with investor relations services) are paid for in dollars and the Company bears the risk of currency exchange rate fluctuations in connection therewith. See "Business -- Relationship with Amway -- Support Services Agreement."

IMPORT RESTRICTIONS AND REGULATION OF CONSUMER GOODS;
DUTIES AND U.S. TRADE RELATIONS

     Approximately 80% of the Company's fiscal 1995 net sales was derived from the distribution of products it purchased from Amway. Japan imposes various legal restrictions on imports. In some cases, licenses are required to import particular types of goods. In general, duties of varying amounts are imposed based on the classification of the goods imported. Certain products the Company imports, notably products in the Personal Care Line, are subject to health and safety regulations. Certain products in the Nutrition Line are also subject to governmental regulation regarding foods and drugs which has had the effect of limiting the Company's ability to sell certain products. The Company has not experienced any difficulty maintaining its import licenses nor has it experienced difficulties regarding health and safety or food and drug regulations for products sold by distributors; however, such regulations could be changed in a manner that could have a material adverse effect on the Company. Present or future health and safety or food and drug regulations could delay or prevent the introduction of new products or suspend or prohibit the sale of existing products. See "Business -- Government Regulation."

     Duties on imports are a component of Japan's national trade and economic policy and could be changed in a manner that would materially impact the Company's sales and its competitive position compared to locally produced goods. In particular, as has been widely reported, certain U.S. government and industry leaders have been critical of Japanese trade policies, duties and import restrictions. In the last twelve months, the U.S. took steps to impose trade sanctions on Japan and certain Japanese products; however, such sanctions did not become effective as a result of subsequent agreements between the U.S. and Japan. If trade relations between the U.S. and Japan deteriorate or U.S. trade sanctions are imposed, Japan could choose to retaliate by increasing duties or imposing additional restrictions on imports of the type the Company purchases from Amway. Depending on the nature or severity of the sanctions, this could have a material adverse effect on the Company.

PRODUCT LIABILITY

     Manufacturers and sellers of products in Japan may be subject under applicable laws or legal precedents to liability for loss or injury caused by such products. The Company is currently covered for product liability claims to the extent of and under insurance programs maintained by Amway for the benefit of its affiliates purchasing Amway products, including the Company. See "Business -- Relationship with Amway -- Product Purchase Agreement" and "Certain Transactions." Although the Company has not had material product liability claims brought against it and the laws and legal precedents providing for such liability in Japan have been utilized less than comparable laws and legal precedents in the United States, no assurance can be given that the Company may not be exposed to future product liability claims and, if any such claims were successful, there can be no assurance that the Company will be adequately covered by insurance or have sufficient resources to pay such claims. On July 1, 1995, a new product liability law went into effect in Japan. This law permits consumers to establish product liability claims against manufacturers and importers of goods upon a showing of a defective condition in such goods rather than negligence as was previously required. As a result of this new law, Amway as the manufacturer and the Company as the importer of consumer products may be subject to increased potential liability for loss or injury caused by such products. See "Business -- Government Regulation -- Product Liability."

CONTROLLING SHAREHOLDERS

     Following the Exchange (assuming no other disposition or acquisition of Common Stock or ADSs by the Principal Shareholders prior to the Exchange Date), the Principal Shareholders will collectively own beneficially 78.1% of the outstanding shares of Common Stock (77.3% if the Underwriters' over-allotment option is exercised in full). After taking into account the delivery of ADSs or Common Stock by the Selling Shareholders on the Exchange Date and the Principal Shareholders' participation in the proposed share repurchase described under the caption "Prospectus Summary -- Recent Developments," the Principal Shareholders, if they act in concert, will continue to be able to control the election of the Board of Directors of the Company (the "Board of Directors") and, thus, the direction and future operations of the Company without the supporting vote of any other holder of Common Stock or ADSs, including decisions regarding acquisitions, dispositions and other business opportunities, the declaration of dividends and the repurchase or the issuance of shares of Common Stock and other securities. In general, as long as the Principal Shareholders are majority shareholders of the Company and act in concert, third parties will not be able to obtain control of the Company through purchases of ADSs or shares of Common Stock not held by the Principal Shareholders.

LESSER RELATIVE LIQUIDITY OF JAPANESE OVER-THE-COUNTER MARKET

     The principal market for the Common Stock is the Japanese over-the-counter ("OTC") market. The Japanese OTC market is not as large or as active as the Tokyo Stock Exchange (the "TSE") or the New York Stock Exchange (the "NYSE"). As a result, the Japanese OTC market is less liquid and may be more volatile than the TSE or the NYSE. At August 31, 1995, the Japanese OTC market had an aggregate market capitalization of approximately Y13.0 trillion (U.S.$132.7 billion) compared to the Y339.7 trillion (U.S.$3.5 trillion) market capitalization of the companies listed for trading on the TSE and U.S.$5.5 trillion for the NYSE. The aggregate annual equity trading value of the Japanese OTC market in 1994 was Y5.4 trillion (U.S.$55.1 billion) compared to the aggregate annual equity trading value for the same period of Y87.4 trillion (U.S.$891.9 billion) for the TSE and U.S.$2.5 trillion for the NYSE. At August 31, 1995, the aggregate market capitalization of the Company in the Japanese OTC market represented 4.1% of the aggregate market capitalization of the entire Japanese OTC market. The Company does not currently meet the published listing criteria and other requirements for the TSE and no assurance can be given that the Common Stock will ever be listed on the TSE.

SIGNIFICANT RESTRICTIONS ON COMMON STOCK UNDER JAPANESE UNIT SHARE SYSTEM

     Pursuant to the Commercial Code of Japan relating to joint stock corporations (kabushiki kaisha) and certain related legislation (the "Commercial Code"), the Company's Articles of Association, as amended (the "Articles of Association"), provide that 100 shares of Common Stock constitute one "unit." Thus, a holder who owns ADRs representing less than 200 ADSs will indirectly own less than a whole unit, because each ADS represents one-half of one share of Common Stock. The Commercial Code imposes significant restrictions and limitations on holdings of Common Stock that do not constitute whole units. In general, under the unit share system, holders of less than a unit do not have the right to vote, to transfer shares other than to the issuer or to bring derivative actions on behalf of the issuer. Under the unit share system, holders of less than a unit of shares of Common Stock have the right to require the Company to purchase their shares. Holders of ADRs representing other than integral multiples of whole units of Common Stock are unable to withdraw the underlying shares of Common Stock representing less than one unit and, therefore, they are unable, as a practical matter, to exercise the right to require the Company to purchase such underlying shares. The unit share system does not affect the transferability of ADSs, which may be transferred in lots of any size.

     The voting rights of ADR holders are exercised through the Depositary, an agent of which is the record owner of the underlying shares of Common Stock. Upon receipt of instructions of a record holder of ADRs, the Depositary shall endeavor, insofar as practicable and permitted, to vote or cause to be voted the securities represented by such holder's ADRs in accordance with such instructions. If such instructions are not received by the Depositary on or before the date established by the Depositary for such purpose, the Depositary shall deem such holder to have instructed the Depositary to give a discretionary proxy to the persons designated by the Company to vote the securities represented by such holder's ADRs subject to certain exceptions. See "Description of American Depositary Receipts -- Voting of Deposited Securities." To the extent the shares voted for or against a proposal do not constitute integral multiples of a unit, any remainders in excess of the highest integral multiple of a unit will be disregarded. However, the elimination of such remainders from the aggregate votes of all the underlying shares represented by ADRs would not currently exceed a total of 99 shares of Common Stock or 199 ADSs.

     The unit share system generally will not affect the rights of ADR holders
(i) to receive dividends (including interim dividends), (ii) to receive shares and/or cash by way of stock split or upon consolidation or subdivision of shares or upon a capital decrease or merger, (iii) to be allotted subscription rights with respect to new shares, convertible bonds and bonds with warrants to subscribe for shares when such rights are granted to shareholders and (iv) to participate in the distribution of surplus assets in the event of the liquidation of the Company. For a more complete description of the unit share system and its effect on the rights of holders of the Common Stock and holders of ADRs, see "Description of Capital Stock -- Japanese Unit Share System" and "Description of American Depositary Receipts."

RIGHTS OF SHAREHOLDERS UNDER JAPANESE LAW
MAY BE LESS THAN UNDER U.S. JURISDICTIONS

     The Company's corporate affairs are governed by its Articles of Association and the Commercial Code. Principles of law relating to such matters as the validity of corporate procedures, the fiduciary duties of directors and officers and the rights of the Company's shareholders may differ from those that would apply if the Company were incorporated in a jurisdiction within the United States. For example, under the Commercial Code, only holders of 3% or more of the Common Stock are entitled to examine the Company's accounting books and records. The rights of shareholders under Japanese law may not be as extensive as the rights of shareholders under legislation or judicial precedent in many United States jurisdictions. Thus, holders of the Common Stock or ADSs may have more difficulty in protecting their interests in the face of actions by the Board of Directors or the Principal Shareholders than they might have as shareholders of a corporation incorporated in many United States jurisdictions. In addition, there is uncertainty whether the courts of Japan would enforce liabilities of the Company in actions brought in Japan which are predicated upon the securities laws of the United States or any state thereof. See "Enforceability of Civil Liabilities," "Description of Capital Stock" and "Description of American Depositary Receipts."

RECORD OWNERSHIP AND SHAREHOLDER RIGHTS

     In general, the rights of shareholders under Japanese law to, among other things, vote their shares, receive dividends and distributions, bring derivative actions, examine the accounting books and records of the issuing corporation (subject to the 3% holdings limitation discussed above under the caption
" -- Rights of Shareholders Under Japanese Law May Be Less Than Under U.S. Jurisdictions") and exercise appraisal rights are available only to holders of record. Because the Depositary (through its agent) is the record holder of the shares of Common Stock underlying the ADSs, only the Depositary is entitled to exercise such rights with respect to such shares.

     Pursuant to the contractual obligations of the Depositary under the Deposit Agreement, the voting rights of ADR holders and rights of ADR holders to receive dividends and other distributions are not materially affected by the absence of record ownership because the Depositary will endeavor insofar as practicable and permitted under the provisions of or governing the Deposited Securities (as defined in "Description of American Depositary Receipts"), to vote the underlying shares of Common Stock as instructed by ADR holders and will pay to holders of ADRs the dividends and distributions collected from the Company. However, an ADR holder in its capacity as such will not be able to bring a derivative action, examine the accounting books and records of the Company or exercise appraisal rights through the Depositary. An ADR holder whose holdings represent at least one unit (200 ADSs) would be able to withdraw the underlying shares in integral multiples of one unit and become a record holder entitled to the full rights of a shareholder under Japanese law with respect to such units. However, as described above under " -- Significant Restrictions on Common Stock Under Japanese Unit Share System," withdrawal of the underlying shares is not available to ADR holders of less than one unit. ADR holders of both whole and fractional units are permitted to withdraw only the underlying shares of the whole units. As a result, with respect to the fractions of a unit, an ADR holder will not have certain rights which are dependent upon record ownership of the underlying shares of Common Stock and will not be able to withdraw the underlying shares in order to become the record owner.

TERMINATION OF DEPOSIT AGREEMENT

     The Deposit Agreement may be terminated at any time by the Company on 30 days' written notice. In addition, the Deposit Agreement terminates if a successor Depositary has not been appointed within 60 days after the Depositary notifies the Company of its election to resign. If the Deposit Agreement is terminated, the

Depositary will cease to perform any further acts under the Deposit Agreement, including the transfer of ADRs, the distribution of dividends and the giving of further notices, except that the Depositary will continue to deliver underlying securities and related dividends or other distributions in exchange for surrendered ADRs and perform certain other limited functions. As soon as practicable after the expiration of six months following the termination of the Deposit Agreement, the Depositary, subject to the provisions of the Commercial Code and the Share Handling Regulations of the Company, shall sell the shares of Common Stock remaining on deposit which constitute integral multiples of one whole unit and hold the net proceeds for the ratable benefit of the holders of unsurrendered ADRs. The Company does not intend to terminate the Deposit Agreement or to permit the resignation of the Depositary without appointing a successor Depositary.

                               MARKET INFORMATION

JAPANESE OTC MARKET

     The principal securities market for the Common Stock is the Japanese OTC market. Trading in the Common Stock in the Japanese OTC market began in April 1991. The following table sets forth certain price information and average daily trading volume for the fiscal quarters shown for the Common Stock in the Japanese OTC market. High and low sales prices are shown in yen as reported by the Japan Securities Dealers Association (the "JSDA") and, solely for the convenience of the reader, in U.S. dollars per share of Common Stock at the Noon Buying Rate on the last trading date of each fiscal quarter, except as noted.

                                                                   AVERAGE
                                                                    DAILY
                                           YEN PRICE PER           TRADING            DOLLAR PRICE
                                               SHARE                VOLUME            PER SHARE(1)
                                          ---------------       (IN THOUSANDS        ---------------
                                          HIGH       LOW          OF SHARES)         HIGH       LOW
                                          -----     -----       --------------       -----     -----
FY 1994 First Quarter..................   4,200     2,700             44.3           38.50     25.75
         Second Quarter................   4,950     3,400             26.9           47.50     32.62
         Third Quarter.................   4,850     3,910             19.0           46.31     37.33
         Fourth Quarter................   4,300     3,300             46.8           42.95     32.96
FY 1995 First Quarter..................   3,470     2,920             48.2           38.08     29.52
         Second Quarter................   3,450     2,650             34.5           35.71     27.43
         Third Quarter.................   3,240     2,550             57.7           38.28     30.12
         Fourth Quarter................   3,590     2,700             78.3           36.63     27.55
FY 1996 First Quarter (through
         November 15, 1995)............   4,620     3,200            257.9(2)        45.79     31.71

---------

(1) Each ADS represents one-half of one share of Common Stock.

(2) During the 10 trading day period from October 6, 1995 through October 20, 1995 the average daily trading volume was 616,240 shares. Since November 1, 1995 the average daily trading volume has been 182,700 shares.


     See the cover page of this Prospectus for recent price information for the Common Stock in the Japanese OTC market.

U.S. MARKET

     In February 1993, the Company sponsored a deposit facility for its American Depositary Shares, which, at that time, traded in the unlisted OTC market in the United States (the "Level I ADSs"). Beginning on June 29, 1994, the ADSs began to trade on the New York Stock Exchange ("NYSE"). Prior to June 29, 1994, quotations for the Level I ADSs from certain market makers in the U.S. OTC market were provided in the so-called "pink sheets" published daily by the National Quotations Bureau, Inc. listing the bid and ask prices, if any, for the previous trading day. Quotations for the Level I ADSs began appearing in the "pink sheets" in September 1993 (the first quarter of fiscal 1994). U.S. OTC quotations published in the "pink sheets" reflected interdealer prices without retail mark-up, mark-down or commission and did not necessarily represent actual transactions at those or any other prices.

     The following table sets forth (i) beginning with the first quarter of fiscal 1994 (when quotations for the Level I ADSs first appeared in the "pink sheets"), for the fiscal quarters shown, high and low bid prices in U.S. dollars, as published in the National Quotations Bureau, Inc.'s "pink sheets" for the Level I ADSs in the U.S. OTC market until the time the ADSs began trading on the NYSE (during such periods, there were no published ask prices); and (ii) the high and low composite closing sales prices in U.S. dollars for the ADSs, listed on the NYSE, beginning on June 29, 1994. The bid prices in the following table have been adjusted to reflect the change, effective June 14, 1994, of the number of shares represented by each Level I ADS from one share of Common Stock to one-half of one share of Common Stock.

                                                                                LEVEL I ADSS
                                                                             -------------------
                                                                                     BID
                                                                             -------------------
                                     OTC MARKET                               HIGH         LOW
          ----------------------------------------------------------------   ------       ------
FY 1994   First Quarter...................................................   $19.80       $14.28
          Second Quarter..................................................    22.11        15.13
          Third Quarter...................................................    23.11        19.02
          Fourth Quarter (through June 28, 1994)..........................    20.80        18.14

                                                                                    ADSS
                                                                             -------------------
                                        NYSE                                  HIGH         LOW
          ----------------------------------------------------------------   ------       ------
FY 1994   Fourth Quarter (beginning June 29, 1994)........................   $19.00       $16.50
FY 1995   First Quarter...................................................    17.00        14.50
          Second Quarter..................................................    16.75        14.75
          Third Quarter...................................................    19.38        14.38
          Fourth Quarter..................................................    19.25        17.38
FY 1996   First Quarter (through November 14, 1995).......................    22.88        16.38

                         DIVIDENDS AND DIVIDEND POLICY

     The Articles of Association provide that the Company's financial accounts shall be closed on August 31 each year (the end of the Company's fiscal year), and that such date shall be the record date for the payment of year-end dividends, if any. The payment of year-end dividends is subject to shareholder approval. In addition, the Company may, by resolution of the Board of Directors, pay interim cash dividends once each fiscal year to shareholders of record as of the close of business on the last day of February of such fiscal year, without shareholder approval. Pursuant to the current provisions of the Commercial Code, after the end of each fiscal year, the Board of Directors prepares, among other things, a proposal for appropriation of profits and retained earnings to year-end dividends and other purposes. This proposal is then submitted to shareholders for approval at the Ordinary General Meeting of Shareholders which, pursuant to the Articles of Association, must be convened within three months after the close of the fiscal year. Historically, year-end dividends have been paid promptly following approval thereof at the shareholders meeting to holders of record as of the preceding August 31. Although the interim dividend is ordinarily declared and the year-end dividend is approved subsequent to the last day of February or the August 31 record date, as the case may be, the Common Stock generally trades in the Japanese OTC market "ex-dividend" three business days in advance of each record date (unless the record date is not a business day, in which case the ex-dividend date is four business days prior to the record date). For additional information regarding procedures and pending procedures for the declaration of dividends, see "Description of Capital
Stock -- Dividends."

     The following table sets forth the dividends paid with respect to each fiscal year indicated to holders of the Common Stock.

                                                           DIVIDEND PAID PER
                                  FISCAL                      COMMON SHARE
                               YEAR ENDED                  ------------------
                               AUGUST 31,                   Y        U.S.$(1)
                ----------------------------------------   ---       --------
                  1993                                      60          0.54
                  1994(2)                                  140          1.39

---------

(1) Yen dividend amounts per share of Common Stock appearing in this table and the footnotes are translated solely for the convenience of the reader into U.S. dollars at the Noon Buying Rate on the dividend payment date. Each ADS represents one-half of one share of Common Stock.

(2) Includes (i) a special, commemorative interim dividend in recognition of the Company's 15 years of operations, of Y30 (U.S.$0.29) per share of Common Stock and a regular interim dividend of Y30 (U.S.$0.29) per share of Common Stock paid on May 10, 1994 to holders of record on February 28, 1994 and
    (ii) a regular year-end dividend of Y30 (U.S.$0.31) per share of Common Stock and a special year-end dividend of Y50 (U.S.$0.50) per share of Common Stock paid on December 9, 1994 to holders of record on August 31, 1994.


     In fiscal 1995, the Company paid a regular interim dividend of Y45 (U.S.$0.54) per share of Common Stock and a special interim dividend of Y50 (U.S.$0.60) per share of Common Stock on May 20, 1995 to holders of record on February 28, 1995. The Company has announced its intention to pay, subject to legal and other factors, a regular year-end dividend for fiscal 1995 of Y45 (U.S.$0.46) per share of Common Stock and a special year-end dividend of Y50 (U.S.$0.51) per share of Common Stock. Such year-end dividends would be payable in December 1995 to holders of record on August 31, 1995. If such regular and special year-end dividends are paid as proposed, dividends paid with respect to fiscal 1995 would total Y190 (U.S.$1.94) per share of Common Stock.

     In October 1995, the Company announced its intention to increase the rate of its regular annual dividend with respect to fiscal 1996 to Y100 (U.S.$1.02) per share of Common Stock from Y90 (U.S.$0.92) per share of Common Stock with respect to fiscal 1995. Such increased annual dividend rate would be paid with respect to fiscal 1996 as a Y50 (U.S.$0.51) per share interim dividend payable in May 1996 to holders of record on February 28, 1996 and as a Y50 (U.S.$0.51) per share year-end dividend promptly following shareholder approval at the November 1996 Ordinary General Meeting of Shareholders to holders of record on August 31, 1996.

     In October 1995, the Company also announced its intention to pay a special interim dividend with respect to fiscal 1996 of Y25 (U.S.$0.26) per share of Common Stock in May 1996 in addition to the proposed interim dividend of Y50 (U.S.$0.51) per share of Common Stock described above for a total fiscal 1996 interim dividend of Y75 (U.S.$0.77) per share of Common Stock. The 1996 interim dividend and the 1996 special interim dividend are proposed to be paid on the same date in May 1996 to holders of record on February 28, 1996. Interim dividends are not subject to shareholder approval. See "Description of Capital Stock -- Dividends."

     Future dividend policy depends upon a variety of factors, many of which are beyond the control of the Company. The dividends described above and any other future dividends will depend on the Company's earnings, capital requirements, financial condition, the sufficiency of funds legally available for the payment of dividends and other factors considered relevant by the Board of Directors and upon receiving shareholder approval for year-end dividends or when otherwise required. The funds legally available, at August 31, 1995, for the payment of such dividends in fiscal 1996 and the proposed share repurchase described under the caption "Prospectus Summary -- Recent Developments" totalled Y45.2 billion (U.S.$461.2 million), which amount is sufficient for the payment of such dividends and such share repurchase. There can be no assurance that the Company will be able to pay the foregoing dividends or any other dividends in the future or that the Company will repurchase any of its shares.

     Under Japanese foreign exchange controls currently in effect, dividends paid on, and the proceeds of sales in Japan of, shares of Common Stock held by non-residents of Japan may be converted into any foreign currency and repatriated abroad. See "Exchange Controls and Other Limitations Affecting Securityholders." For a description of additional dividend matters relevant to holders of ADSs, see "Description of American Depositary
Receipts -- Distributions on Deposited Securities."

     Dividends paid to U.S. holders of ADSs will be generally subject to a Japanese withholding tax at the rate of 15%. For United States federal income tax purposes, U.S. holders of ADRs evidencing ADSs will be treated as the owners of the underlying Common Stock. Cash dividends (including the amount of any Japanese taxes withheld therefrom) paid with respect to the underlying Common Stock are includible in the gross income of a U.S. holder as ordinary income when the dividends are received by the Depositary and are not eligible for the dividends received deduction allowed to corporations. Japanese withholding tax paid by or for the account of any U.S. holder will generally be eligible for credit against the holder's U.S. federal income tax liability. See "Taxation."

                                 EXCHANGE RATES

     The rate of exchange between the yen and the dollar is determined by the forces of supply and demand in the foreign exchange markets, which in turn are affected by changes in the balance of payments and other economic and financial conditions, government intervention, speculation and other factors. The following table sets forth for the periods indicated certain information concerning the exchange rate for yen and dollars, based on the Noon Buying Rates during each such fiscal period.

        FISCAL YEAR ENDED AUGUST 31,            HIGH         LOW       AVERAGE(1)     PERIOD-END
--------------------------------------------   -------     -------     ----------     -----------
                                                          (AMOUNTS IN YEN PER DOLLAR)
1991........................................   Y143.55     Y125.05      Y 135.76        Y136.85
1992........................................    136.15      122.95        128.65         122.95
1993........................................    126.10      101.10        115.46         104.73
1994........................................    113.10       96.81        104.69         100.11
1995........................................     99.60       84.04         93.08          97.75

---------

(1) The average of month-end rates during the period.


     On November 15, 1995, the Noon Buying Rate was Y100.9 = U.S.$1.00. As stated previously, for the convenience of the reader translations of financial information from yen into dollars have been made, except as otherwise indicated, at the rate of 98 yen to the dollar, the approximate rate of exchange on August 31, 1995 (which does not differ materially from the Noon Buying Rate of Y97.75 on such date).

     Fluctuations in exchange rates will affect the foreign currency amounts received when dividends are remitted outside Japan to holders of ADSs. Such fluctuations also affect the foreign currency equivalents of the yen price of the Common Stock in the Japanese OTC market, and therefore are likely to affect the market price of the ADSs in the United States.

                         SELECTED FINANCIAL INFORMATION

     The following selected income statement and balance sheet information has been derived from the consolidated financial statements of the Company. Such information at August 31, 1995 and for each of the years in the five year period ended August 31, 1995 has been derived from the Company's audited consolidated financial statements (the last three years of which, together with the related report of Deloitte Touche Tohmatsu, independent auditors, are contained in this Prospectus). All such financial information is qualified in its entirety by reference to, and should be read in conjunction with, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Consolidated Financial Statements (including Notes thereto).

     The Company prepares its consolidated financial statements in accordance with Japanese GAAP, which differ in certain material respects from U.S. GAAP. See Notes 10 and 11 of Notes to Consolidated Financial Statements, which present a reconciliation of U.S. GAAP and Japanese GAAP.

                                                           FISCAL YEAR ENDED AUGUST 31,
                                    ---------------------------------------------------------------------------
                                      1991         1992         1993         1994         1995          1995
                                    --------     --------     --------     --------     --------     ----------
                                                                                                     (U.S.$)(1)
     (IN MILLIONS OF YEN AND THOUSANDS OF DOLLARS EXCEPT PER SHARE AND ADS AMOUNTS AND SHARES OUTSTANDING)
INCOME STATEMENT INFORMATION:
In accordance with Japanese GAAP:
Net sales........................   Y123,038     Y123,253     Y130,028     Y157,556     Y177,991     $1,816,235
Cost of sales....................     34,832       36,087       37,319       43,576       47,515        484,847
                                    --------     --------     --------     --------     --------     ----------
Gross profit.....................     88,206       87,166       92,709      113,980      130,476      1,331,388
                                    --------     --------     --------     --------     --------     ----------
Distributor incentives...........     30,417       31,908       34,001       42,652       47,885        488,622
Distribution expenses............      6,805        7,653        7,773        8,324        8,853         90,337
Selling and administrative
  expenses(2)....................     11,260       15,188       16,810       19,616       24,022        245,123
                                    --------     --------     --------     --------     --------     ----------
Total operating expenses.........     48,482       54,749       58,584       70,592       80,760        824,082
                                    --------     --------     --------     --------     --------     ----------
Operating income.................     39,724       32,417       34,125       43,388       49,716        507,306
Other income -- net..............      2,464        3,487        2,485        2,557        1,733         17,684
                                    --------     --------     --------     --------     --------     ----------
Income before income taxes.......     42,188       35,904       36,610       45,945       51,449        524,990
Income taxes.....................     23,307       19,373       20,759       25,341       28,387        289,663
                                    --------     --------     --------     --------     --------     ----------
Net income.......................   Y 18,881     Y 16,531     Y 15,851     Y 20,604     Y 23,062     $  235,327
                                    =========    =========    =========    =========    =========    ==========
Net income per share(3)..........   Y 129.28     Y 110.49     Y 105.94     Y 137.70     Y 154.13     $     1.57
Net income per ADS(4)............   Y  64.64     Y  55.24     Y  52.97     Y  68.85     Y  77.07     $     0.79
Shares outstanding (in
  thousands).....................    146,050      149,625      149,625      149,625      149,625        149,625
In accordance with U.S. GAAP:(5)
Net income.......................   Y 19,932     Y 16,335     Y 16,576     Y 20,452     Y 24,447     $  249,459
Net income per share(3)..........     136.47       109.17       110.78       136.69       163.39           1.67
Net income per ADS(4)............      68.24        54.59        55.39        68.34        81.70           0.83
BALANCE SHEET INFORMATION:
In accordance with Japanese GAAP:
Working capital..................   Y 50,976     Y 57,030     Y 62,305     Y 68,852     Y 43,566     $  444,551
Total assets.....................     87,091       93,008      101,976      116,535      121,810      1,242,959
Total shareholders' equity.......     56,904       64,687       72,297       79,171       77,882        794,714
In accordance with U.S. GAAP:(5)
Working capital..................   Y 55,465     Y 61,284     Y 70,435     Y 73,397     Y 51,317     $  523,643
Total assets.....................     90,727       96,472      106,239      120,991      129,503      1,321,459
Total shareholders' equity.......     60,539       68,147       76,494       83,231       83,661        853,684
OTHER INFORMATION:
Number of distributors(6)(7).....    597,000      752,000      816,000      896,000      980,000
Number of direct
  distributors(7)(8).............      4,500        4,600        4,800        5,900        7,100
Renewal rate(9)..................      68.2%        67.6%        71.7%        72.8%        71.8%

---------

(1) Translated at the rate of Y98 = U.S.$1.00, the approximate rate of exchange based on the Noon Buying Rate on August 31, 1995.

(2) In preparing this selected financial information, enterprise taxes have been reclassified from selling and administrative expenses to income taxes in order to present this selected financial information in a format which is more consistent with U.S. disclosure practices. See Notes 1 and 10 of Notes to Consolidated Financial Statements.

(3) The computation of net income per share is based on the weighted average number of shares of Common Stock outstanding during the period retroactively adjusted for stock splits.

(4) Each ADS represents one-half of one share of Common Stock.

(5) The Company prepares its consolidated financial statements in accordance with Japanese GAAP which differ in certain respects from U.S. GAAP. A discussion of the significant differences between Japanese GAAP and U.S. GAAP and reconciliations of net income and shareholders' equity on a Japanese GAAP basis to a U.S. GAAP basis is set forth in Note 10 of the Notes to Consolidated Financial Statements.

(6) Includes total number of distributorships (including direct distributorships) in force from the prior fiscal year which were renewed for the fiscal year shown. Numbers of distributors are rounded to the nearest thousand. The number for each fiscal year does not reflect the total number of distributors for each fiscal year because it does not include new distributors who enrolled during such fiscal year.

(7) Multiple persons in the same household (such as a married couple) who are distributors are considered a single distributorship.

(8) "Direct distributors" are distributors who have achieved a significant level of performance for a specified period. See
    "Business -- Distribution -- Direct Distributors." Numbers of direct distributors are rounded to the nearest hundred.

(9) Percentage of all distributorships in force from the prior fiscal year which were renewed for the fiscal year shown.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following discussion and analysis of the Company's financial condition and results of operations should be read in conjunction with the Selected Financial Information, the Consolidated Financial Statements (including Notes thereto) and the other information included elsewhere in this Prospectus. The Company's fiscal year ends August 31 of each year.

OVERVIEW

     The Company distributes approximately 130 different consumer products through independent distributors. At August 31, 1995, the Company had approximately 980,000 independent distributors who had renewed their distributorships from the prior fiscal year. Substantially all of the Company's revenues are derived from the sale by the Company to distributors of these consumer products. The Company also receives revenues from other products, which include starter and sponsor kits for new distributors and other business support materials to existing distributors, and from distributor renewal fees. See "Business -- Products." The Company recognizes sales when products are shipped to distributors.

     The level of the Company's net sales is directly dependent upon the efforts of the distributors. For fiscal 1995, the Company's distributor renewal rate was 71.8% compared to 72.8% for fiscal 1994 and 71.7% for fiscal 1993. Because of the number of factors that impact sponsoring, the Company cannot predict when or to what extent increases and decreases in the level of sponsoring (as measured by distributor applications) will occur in future periods. Net sales in any particular period are also affected by a variety of other factors, such as shifts in product mix, pricing, product improvements and the introduction of major new products which tend to stimulate distributor interest and thus sales. In addition, net sales are affected by certain external factors, such as current economic conditions. See "Risk Factors -- Reliance Upon Independent Distributors; Possible Negative Effects of Adverse Publicity" and
"Business -- Distribution -- Sponsoring."

     A significant expense for the Company is cost of sales. Approximately 65% of the Company's cost of sales for fiscal 1995 represented purchases of products from Amway, which the Company pays for in yen. The prices for these products are governed by a price schedule which Amway establishes periodically based upon a U.S. dollar "cost plus" base price calculation. In addition to the U.S. dollar "cost plus" base price component of Amway's schedule, the current prices for these products include an implicit dollar/yen exchange rate which the Company has calculated to be approximately Y91 = U.S.$1.00 compared to an implicit exchange rate that applied to product purchases throughout fiscal 1995 of Y104 = U.S.$1.00. Amway has the right to modify, on 30 days' prior written notice, the prices of products to be purchased by the Company from Amway; provided that any change in the U.S. dollar "cost plus" base price component must be made on a consistent basis for all Amway affiliates. The Company believes that the dollar/yen exchange rate is determined by Amway based on Amway's assessment of current and future economic and business conditions, both in the United States and Japan, market conditions with respect to the Company's products and other factors, including the impact, if any, of hedging activities by Amway. Using the Company's assumptions regarding product and sales mix and assuming the application of the price schedule established for fiscal 1996 throughout fiscal 1996 and that the products purchased from Amway continue to represent 65% of the Company's cost of sales, the use of an implicit exchange rate of Y91 = U.S.$1.00 throughout fiscal 1996 would result in a 5.2% reduction in the Company's cost of sales for fiscal 1996 as compared to fiscal 1995. No assurances can be given that Amway will not modify such U.S. dollar "cost plus" base price, or as to the effect of any such modification on the Company. See "Risk Factors -- Operations Outside the United States; Currency Fluctuations," " -- Foreign Exchange Transaction Information" and "Business -- Relationship with Amway -- Product Purchase Agreement."

     The Company pays, as a cost of sales, all freight, handling, duties and taxes associated with the importation of the goods, as well as the cost of the initial transportation of the goods from the point of entry to a local warehouse. Cost of sales also includes a provision for loss on inventory disposal.

     Because the most significant component of the Company's operating expenses is distributor incentives, which are principally in the form of bonus payments to distributors based on performance, a significant portion of the Company's operating expenses fluctuates with the volume of sales. See "Business -- Distribution." Distributors earn incentives based on the purchase of products by them and their downline distributors. Bonuses are not typically paid on business support materials, as such items are intended for use by the distributors rather than for resale to consumers. Distributor incentives are paid by the Company based on a schedule set under the Sales Plan and tied to the volume and cost of products purchased by the distributors.

     Other operating expenses consist of distribution expenses and selling and administrative expenses. Distribution expenses include the costs associated with having products available for, or delivering products to, distributors including the costs of warehouse and distribution facilities.

     Selling and administrative expenses include, in addition to corporate staff overhead, the costs of motivational sales meetings, product demonstration seminars and product fairs, training sessions, distributor leadership seminars and business promotion meetings. Corporate image advertising, civic events and other promotional activities are also selling and administrative expenses.

     Included in selling and administrative expenses are charges relating to various administrative support services provided to the Company by Amway pursuant to the Support Services Agreement. These services include legal, accounting, tax, treasury, marketing, insurance, inventory control, investor relations and human resources. These charges include direct costs incurred by Amway for investor relations services and direct costs payable by Amway to third parties for services. Prior to September 1, 1993, these charges also included certain internal labor costs relating to those services provided by Amway to the Company. These internal labor costs, which aggregated Y352.3 million for fiscal 1993, were eliminated on September 1, 1993 (except for those expenses incurred in connection with investor relations services). See "Business -- Relationship with Amway -- Support Services Agreement."

     Other income-net is principally a combination of interest income and gains and losses on a portion of the investment portfolios held by Amway Japan Enterprises Inc., a Delaware corporation and a wholly-owned subsidiary of the Company ("AJEI"). See " -- Liquidity and Capital Resources" and Note 12 of Notes to Consolidated Financial Statements.

     Under Japanese law, the Company is subject to a number of taxes based on earnings, such as corporate tax, inhabitants tax and enterprise tax. As described below, the Company's effective tax rates differ from the statutory tax rates due to the effect of expenditures which are permanently non-deductible for tax purposes and timing differences in the recognition of certain items of income and expense.

     The Company's financial condition and results of operations will also be affected by certain actions that may be taken by the Company to avoid "passive foreign investment company" status for U.S. federal income tax purposes because such actions would reduce the Company's cash position. The Company does not expect these actions to have a material impact on its results of operations. See "Taxation -- United States Federal Income Taxation -- Passive Foreign Investment Companies."

     For a discussion of certain governmental matters which apply to the Company and its business see "Risk Factors -- Regulation of Certain Direct Selling Activities," " -- Operations Outside the United States; Currency Fluctuations," " -- Product Liability" and "Business -- Government Regulation."

RESULTS OF OPERATIONS

     The following table sets forth the percentage of net sales represented by the specific components of income and expense for the fiscal years ended August 31, 1993, 1994 and 1995.

                                                                    FISCAL YEAR ENDED AUGUST 31,
                                                                    ----------------------------
                                                                     1993       1994       1995
                                                                    ------     ------     ------
Net sales........................................................    100.0%     100.0%     100.0%
Cost of sales....................................................     28.7       27.7       26.7
                                                                    ------     ------     ------
Gross profit.....................................................     71.3       72.3       73.3
                                                                    ------     ------     ------
Distributor incentives...........................................     26.1       27.1       26.9
Distribution expenses............................................      6.0        5.3        5.0
Selling and administrative expenses..............................     12.9       12.5       13.5
                                                                    ------     ------     ------
Total operating expenses.........................................     45.1       44.8       45.4
                                                                    ------     ------     ------
Operating income.................................................     26.2       27.5       27.9
Other income -- net..............................................      1.9        1.6        1.0
                                                                    ------     ------     ------
Income before income taxes.......................................     28.2       29.2       28.9
Income taxes.....................................................     16.0       16.1       15.9
                                                                    ------     ------     ------
Net income.......................................................     12.2%      13.1%      13.0%
                                                                    ======     ======     ======

---------

     Figures may not add to 100% due to rounding.


     The Company operates in a single business segment, consumer products, and in a single geographic market, Japan. The following table sets forth the net sales by product line for the fiscal years ended August 31, 1993, 1994 and 1995.

                           NET SALES BY PRODUCT LINE
                              (IN MILLIONS OF YEN)

                                                                 FISCAL YEAR ENDED AUGUST 31,
                                                              ----------------------------------
                                                                1993         1994         1995
                                                              --------     --------     --------
Personal Care..............................................   Y 41,888     Y 46,000     Y 55,491
Housewares.................................................     26,629       46,522       50,754
Nutrition..................................................     33,691       37,031       42,360
Home Care..................................................     21,754       21,549       22,371
Other Products.............................................      6,066        6,454        7,015
                                                              --------     --------     --------
                                                              Y130,028     Y157,556     Y177,991
                                                              ========     ========     ========

  FISCAL 1995 COMPARED TO FISCAL 1994

     Net Sales. Net sales for fiscal 1995 of Y178.0 billion increased Y20.4 billion, or 13%, over net sales during fiscal 1994. All product categories contributed to this increase, with the largest growth occurring in the Personal Care and Nutrition Lines. Personal Care Line sales increased 20.6% and Nutrition Line sales increased 14.4%. The Housewares Line and Other Products increased 9.1% and 8.7%, respectively. Competitive pricing pressures on household products limited growth within the Home Care Line, which showed a more modest increase of 3.8%. Of the Y178.0 billion of fiscal 1995 net sales, Y71.9 million, or 40.4%, is attributable to new products introduced during the 24-month period ended August 31, 1995.

     The largest contributor to growth within the Personal Care Line during fiscal 1995 was the Amway World Plaza collection of apparel and accessories which includes 58 new items that were added during fiscal 1995. Artistry(R) Self Acting skin cream, which was launched in May 1995, and other skin care products, particularly the Skin Care Trial Kit, also had a significant impact on fiscal 1995 growth. The Body Shampoo and Body Care Towel, launched in October 1994, contributed to a lesser extent.

     Growth within the Nutrition Line was almost entirely attributable to sales of the Company's Triple X food supplement, which was launched during the second quarter of fiscal 1995. Sales of other food supplement products decreased in fiscal 1995. Because Triple X was designed to be a complete, all-inclusive nutritional supplement, the Company believes that the decrease in sales of other food supplement products is directly related to the introduction of Triple X.

     Within the Housewares Line, sales of Amway Queen(R) Cookware increased Y2.5 billion, or 17.2% over fiscal 1994. In addition, the Amway Queen(R) 7-ply Utility Pan, which was reintroduced in October 1994, showed strong sales in fiscal 1995. The combined fiscal 1995 sales of Amway Queen(R) Cookware, the Amway Queen(R) 7-Ply Utility Pan and the Amway Queen(R) Wok were Y21.7 billion and accounted for 12.2% of net sales. Sales of water treatment system units, together with replacement parts, showed a slight increase over those of the prior year and accounted for Y22.8 billion or 12.8% of net sales in fiscal 1995 compared to 13.7% of net sales for fiscal 1994.

     The modest increase in sales in the Home Care Line was primarily attributable to the introduction in April 1995 of the Super Concentrated Cleaning system, a product that includes highly concentrated cleaning agents and a mechanism that allows the user to adjust the strength of such agents. The increase in Other Product sales was largely attributable to renewal fee income, which increased 20.2% over fiscal 1994 due to increases in both the Company's renewal fee and the number of distributor renewals.

     Gross Profit. Gross profit during fiscal 1995 increased Y16.5 billion, or 14.5%, over that of fiscal 1994. The improvement in gross profit was caused by the improvement in the implicit dollar/yen exchange rate between Amway and the Company partially offset by an increase in prices for products purchased by the Company from Amway. The introduction of the higher-margin Artistry(R) Self Acting skin cream also contributed to this improvement. These improvements were partially offset by an increase in the cost of producing and distributing the Company's distributor magazine. Overall, these factors resulted in a gross margin of 73.3%, as compared to a gross margin of 72.3% during fiscal 1994.

     Expenses. Total operating expenses increased Y10.1 billion, or 14.4%, over fiscal 1994. As a percentage of sales, however, this represented an increase of only 0.6%, from 44.8% during fiscal 1994 to 45.4% during fiscal 1995. Distributor incentives and distribution expenses decreased slightly as a percentage of sales. This decrease in distributor incentives was primarily attributable to the fact that, in fiscal 1994, the Company paid a special 15th year anniversary bonus to distributors. These decreases in distributor incentives and distribution expenses were more than offset by an increase in selling and administrative costs of Y4.4 billion, or 22.1%, compared to fiscal 1994. The increase in selling and administrative costs resulted largely from increased headcount and general expansion of the Company, as well as increased advertising, promotional and public relations expenditures. Also, the Company increased its expenditures for its annual distributor convention and similar distributor events. Finally, administrative expenses in fiscal 1995 include Y0.4 billion of nonrecurring charges relating to land acquisitions. See Note 5 of Notes to Consolidated Financial Statements.

     Operating Income. The increase in gross profit and smaller increase in operating expenses combined to produce an increase in operating income of Y6.4 billion, or 14.6%, over fiscal 1994.

     Other Income-net. Other income during fiscal 1995 decreased Y0.8 billion as compared to fiscal 1994, or 32.2%. This was primarily the result of one-time charges in fiscal 1995 relating to the write-off of certain capitalized software costs (Y465.0 million) and relating to costs incurred in connection with the Kobe earthquake (Y195.0 million). In addition, other income-net in fiscal 1994 included a gain (Y507.0 million) on the transfer of the Company's interest in Amway Pacific, Ltd. for shares of Amway Asia Pacific Ltd. See Notes 4 and 5 of Notes to Consolidated Financial Statements. While investment income at AJEI increased significantly over that of fiscal 1994, this increase was offset by reduced interest income attributable to lower cash balances available for investment, which resulted primarily from the use of cash to purchase land for the new headquarters building and the new Tokyo Regional Distribution Center.

     Income Taxes. The Company's effective tax rate for each of fiscal 1995 and fiscal 1994 was 55.2%.

     Net Income. The factors discussed above resulted in net income for fiscal 1995 of Y23.1 billion, which represents an increase of Y2.5 billion, or 11.9%, over that of fiscal 1994.

  FISCAL 1994 COMPARED TO FISCAL 1993

     Net Sales. Net sales for fiscal 1994 of Y157.6 billion increased by Y27.5 billion (21.2%) from Y130.0 billion for fiscal 1993. Sales in fiscal 1994 increased in all business categories, except in the Home Care Line, which declined 0.9%. Sales in the Housewares Line, the Company's largest line in fiscal 1994, were Y46.5 billion. This was a 74.7% increase over Housewares Line sales of Y26.6 billion in fiscal 1993. Sales in the Personal Care Line, the Company's largest line in both fiscal 1992 and 1993, increased by Y4.1 billion (9.8%) from fiscal 1993 sales of Y41.9 billion. Sales in the Nutrition and Other Lines increased 9.9% and 6.4%, respectively. This growth was the result of an increase in the distributor base in 1994 compared to fiscal 1993, as well as the sales of new products, particularly water treatment system units. The number of renewed distributors increased 9.8% to 896,000 from 816,000 at the end of fiscal 1993. The water treatment system unit, which was introduced on a test marketing basis in fiscal 1993 and available in September 1993 on a limited basis through direct distributors until becoming generally available to all distributors in January 1994, accounted for Y21.6 billion or 13.7% of total sales in fiscal 1994. In fiscal 1993, the sales of water treatment system units accounted for approximately 2.0% of total sales. New products introduced since September 1, 1992 accounted for approximately Y55.6 billion or 35.3% of fiscal 1994 net sales.

     Gross Profit. Gross profit for fiscal 1994 of Y114.0 billion increased by Y21.3 billion (22.9%) from a gross profit of Y92.7 billion in fiscal 1993. The increase was primarily a result of the increase in net sales. As a percentage of net sales, gross margin increased to 72.3% in fiscal 1994 from 71.3% in fiscal 1993. The primary reason for this improvement was the appreciation of the yen over the U.S. dollar and the impact of the implicit dollar/yen exchange rate for purchases of products from Amway during fiscal 1994. The exchange rate which was applicable during fiscal 1994 was approximately Y113 = U.S.$1.00 compared to approximately Y131 = U.S.$1.00 for fiscal 1993. This improvement in the exchange rate was partially offset by a shift in product mix from the Home Care, Personal Care and Nutrition Lines to the Housewares Line, which generally has a lower gross margin than the other three lines.

     Expenses. Total operating expenses for fiscal 1994 were Y70.6 billion, an increase of Y12.0 billion (20.5%) over Y58.6 billion for fiscal 1993, primarily due to an increase of Y8.7 billion (25.4%) in distributor incentives. Distributor incentives increased, as a percent of net sales, to 27.1% in fiscal 1994 from 26.1% in fiscal 1993 primarily as a result of an increase, as a percent of total sales, in the sales of products on which distributor bonuses are calculated and a special 15th anniversary bonus paid in fiscal 1994. Total operating expenses, as a percent of net sales, decreased to 44.8% in fiscal 1994 from 45.1% in fiscal 1993 primarily due to a 0.7% reduction, as a percent of total sales, in distribution expenses and a 0.5% reduction, as a percent of total sales, in selling and administrative expenses in fiscal 1994 partially offset by the increase in distributor incentives mentioned above.

     Operating Income. Operating income for fiscal 1994 of Y43.4 billion increased by Y9.3 billion (27.1%) from Y34.1 billion for fiscal 1993. The Company's operating margin was 27.5% in fiscal 1994, as compared to 26.2% in fiscal 1993. This improvement in operating income is the result of the improvement in gross profit, distribution expense and selling and administrative expense as a percent of net sales partially offset by increased distributor incentives as a percent of net sales.

     Other Income-net. Other income-net for fiscal 1994 of Y2.6 billion increased slightly from Y2.5 billion in fiscal 1993.

     Income Taxes. Income taxes of Y25.3 billion increased Y4.6 billion (22.1%) from fiscal 1993 primarily due to the fact that pre-tax income increased 25.5% to Y45.9 billion from Y36.6 billion in fiscal 1993. The effective tax rate in fiscal 1994 was 55.2% compared to 56.7% in fiscal 1993. The decline in the effective tax rate was primarily due to a reduction in the statutory rate to 51.4% in fiscal 1994 from 52.1% in fiscal 1993.

     Net Income. Net income for fiscal 1994 of Y20.6 billion increased by Y4.8 billion (30.0%) from Y15.9 billion in fiscal 1993. The increase is attributable to the increase in net sales, the reduction in distribution and selling and administrative expenses as a percent of net sales, and the improvement in the effective income tax rate.

  FISCAL 1993 COMPARED TO FISCAL 1992

     Net Sales. Net sales for fiscal 1993 of Y130.0 billion increased by Y6.8 billion (5.5%) from Y123.3 billion for fiscal 1992. Sales in fiscal 1993 increased in all business categories, except in the Home Care Line, which declined 2.4%. Sales in the Personal Care Line, the Company's largest line in fiscal years 1993 and 1992 in terms of net sales, increased 10.3% to Y41.9 billion while Other, the Housewares Line and the Nutrition Line increased 14.4%, 5.0% and 4.2%, respectively. This growth was a result of an increase in the distributor base when compared to fiscal 1992. Sales per distributor remained constant between fiscal 1993 and fiscal 1992. New products introduced in fiscal 1993 that significantly contributed to 1993 sales growth included water treatment system units (Y2.5 billion), which were available on a limited test marketing basis beginning in March 1993, a 3.8 liter, three piece Amway Queen(R) cookware "add-on" set, which was introduced in October 1992 for a limited time only, and the calcium fiber drink, which was introduced in December 1992. New and improved products introduced since the beginning of fiscal 1992, including the water treatment system units, accounted for approximately 23% of fiscal 1993 net sales.

     Gross Profit. Gross profit for fiscal 1993 of Y92.7 billion increased by Y5.5 billion (6.4%) from a gross profit of Y87.2 billion in fiscal 1992. The increase was primarily a result of increased net sales. As a percentage of net sales, gross margin for fiscal 1993 increased to 71.3% from 70.7% in fiscal 1992 due to several factors, including a slight increase in the Company's selling price to distributors primarily relating to certain selected Amway Queen(R) cookware products. In addition, gross margin was favorably impacted, as a percentage of net sales, as a result of a slight appreciation of the dollar/yen exchange rate of Y130.5 = U.S.$1.00 which was applicable during fiscal 1993 compared to the average dollar/yen exchange rate of Y131.4 = U.S.$1.00 for purchases of products from Amway in fiscal 1992. These factors were partially offset by a slight shift in product mix from the Home Care Line to the Personal Care Line, which generally has a lower gross margin than the Home Care Line.

     Expenses. Total operating expenses in fiscal 1993 were Y58.6 billion, an increase of Y3.8 billion (7.0%) over Y54.7 billion for fiscal 1992, primarily due to an increase of Y2.1 billion (6.6%) in distributor incentives. Operating expenses as a percent of net sales increased to 45.1% in fiscal 1993 from 44.4% in fiscal 1992. Increased distributor seminar costs and an increase in rental costs as a result of additional office space to accommodate staff increases in fiscal 1991 and 1992 also contributed to the increase in total operating expenses in fiscal 1993. Distributor incentives increased as a percent of net sales to 26.1% in fiscal 1993 from 25.9% in fiscal 1992 due to an increase in certain bonuses paid to distributors.

     Operating Income. Operating income for fiscal 1993 of Y34.1 billion increased by Y1.7 billion (5.3%) from Y32.4 billion for fiscal 1992. The Company's operating margin was 26.2% in fiscal 1993 compared to 26.3% in fiscal 1992.

     Other Income-Net. Other income-net for fiscal 1993 of Y2.5 billion decreased by Y1.0 billion (28.7%) from Y3.5 billion for fiscal 1992. This was caused primarily by lower interest income of Y2.8 billion in fiscal 1993 compared to Y3.3 billion in fiscal 1992, a reduction of 14.5%, as a result of lower interest rates and a valuation loss on long-term investments of Y0.4 billion. In addition, net miscellaneous expenses increased slightly.

     Income Taxes. Income taxes increased to Y20.8 billion in fiscal 1993, an increase of Y1.4 billion (7.2%) from Y19.4 billion in fiscal 1992. Income taxes as a percent of income before income taxes increased to 56.7% in fiscal 1993 from 54.0% in fiscal 1992. This increase was attributable to an increase for fiscal 1993 in expenses that are not tax deductible or not currently deductible, such as distributor meals and entertainment and a valuation loss on long-term investments.

     Net Income. Net income of Y15.9 billion in fiscal 1993 represented a Y0.7 billion (4.1%) decline from net income of Y16.5 billion in fiscal 1992. The decline in net income was attributable to lower other income-net and the increased effective income tax rate described above.

LIQUIDITY AND CAPITAL RESOURCES

     The Company generates significant cash flows from operations. In fiscal 1995, cash provided by operations totaled Y31.2 billion, including net income of Y23.1 billion. The Company had cash, cash equivalents and short-term investments of Y73.6 billion, including marketable equity securities and related derivative instruments totaling Y32.0 billion, as of August 31, 1995.

     Historically, the Company has maintained working capital levels that significantly exceeded its working capital requirements. At August 31, 1995, the Company's working capital of Y43.6 billion had decreased Y25.3 billion from working capital of Y68.9 billion at August 31, 1994. This decrease was primarily the result of the purchases of the land for the new headquarters facility and the new Tokyo Regional Distribution Center discussed below.

     On March 30, 1995, the Company acquired a 3,561 square meter parcel of land in Tokyo for the construction of a new headquarters facility. The purchase price, which was paid in cash, aggregated Y19.4 billion. Certain additional costs related to this purchase are, in accordance with Japanese GAAP, being expensed as incurred. Certain additional events must occur prior to July 1, 1996 before the site is available for construction. Accordingly, construction of the headquarters facility is not planned to commence before fiscal 1997. The total cost for the headquarters project, including the purchase price for the land, is currently estimated to be between Y27.5 billion and Y32.5 billion. In addition, the Company purchased a 22,296 square meter parcel of land in Tokyo in July 1995 for the development of a new Tokyo Regional Distribution Center. The purchase price for this land, which was paid in cash, was Y4.7 billion. It is anticipated that construction of this Regional Distribution Center will begin in December 1995 and that this facility will be operational beginning in February 1997. The total cost of this project, including the purchase price for the land, is currently estimated to be between Y13.8 billion and Y14.4 billion. The construction of both facilities is expected to be financed out of operating cash flows.

     Capital expenditures in fiscal 1995 totaled Y25.2 billion primarily for the purchases of the land for the new headquarters facility and the new Tokyo Regional Distribution Center. The Company's committed capital expenditures for fiscal 1996 will consist primarily of expenses incurred in connection with the planning of the new headquarters facility and the planning and construction of the new Tokyo Regional Distribution Center.

     During the first quarter of fiscal 1995, the Company paid fiscal 1994 year-end regular and special dividends aggregating Y12.0 billion (Y80 per share, Y40 per ADS). During the third quarter of fiscal 1995, the Company paid fiscal 1995 interim regular and special dividends aggregating Y14.2 billion (Y95 per share, Y47.50 per ADS). The Company has announced its intention to pay, subject to legal and other factors, a 1995 year-end regular dividend of Y45 per share during fiscal 1996. If paid as currently intended, based on the number of shares of Common Stock currently outstanding, such dividends would aggregate Y6.7 billion.

     In October 1995, the Company announced its intention to increase the rate of its regular annual dividend with respect to fiscal 1996 to Y100 per share of Common Stock from Y90 per share of Common Stock with respect to fiscal 1995. Such increased annual dividend rate would be paid with respect to fiscal 1996 as a Y50 per share interim dividend payable in May 1996 to holders of record on February 28, 1996 and as a Y50 year-end dividend promptly following shareholder approval at the November 1996 Ordinary General Meeting of Shareholders to holders of record on August 31, 1996.

     In October 1995, the Company also announced its intention to pay a special year-end dividend with respect to fiscal 1995 of Y50 per share of Common Stock in December 1995 and to pay a special interim dividend with respect to fiscal 1996 of Y25 per share of Common Stock in May 1996 in addition to the proposed interim dividend of Y50 per share of Common Stock described above for a total fiscal 1996 interim dividend of Y75 per share of Common Stock. The 1996 interim dividend and the 1996 special interim dividend are proposed to be paid on the same date in May 1996 to holders of record on February 28, 1996. Interim dividends are not subject to shareholder approval. See "Description of Capital Stock -- Dividends."

     On October 18, 1995, the Company announced its intention to present to the shareholders for their approval at the Company's Ordinary General Meeting of Shareholders to be held on November 29, 1995 a proposal to repurchase up to Y15.0 billion (U.S.$153.0 million) of Common Stock by means of open market purchases or a tender offer to the shareholders of the Company in accordance with the Securities and Exchange Law of Japan and the Exchange Act. The Company has been informed by the Principal Shareholders that they intend to participate fully in the share repurchase. The share repurchase will also include those shares of Common Stock represented by ADSs. The shareholders' approval will, in effect, be conditioned upon the effectiveness of an amendment adopted by the Japanese legislature on November 10, 1995 which provides that taxation on deemed dividends under the Income Tax Law or the Corporate Tax Law of Japan will not apply either to (i) shareholders (whether individual or corporate) who do not sell their shares in the repurchase, except that corporate shareholders (other than nonresident corporate shareholders without a permanent establishment in Japan) may elect to be subject to deemed dividend taxation, or (ii) individual shareholders who sell their shares in a tender offer. The amendment will become effective upon its promulgation by the Japanese legislature; however, the Company cannot predict if and when such promulgation will occur. See, "Description of Capital Stock -- Repurchase by the Company of its Common Stock" and "Taxation -- Japanese Taxation."

     If, as proposed, the annual dividend rate is increased, the special dividends described above are paid and the Company repurchases shares with an aggregate value of approximately Y15.0 billion, dividend payments, based on the number of shares currently outstanding, and payments for share repurchases in fiscal 1996 would aggregate approximately Y40.4 billion. No assurances can be given that any of these payments or repurchases or any future dividends will be paid or made as currently intended.

     The Company pays to Amway, for the use of Amway trademarks, formulas and designs in connection with products manufactured by others under contract with the Company, a royalty of up to 8% of net sales of such products. As of July 31, 1995, the Company executed, in prepayment of royalties for fiscal years 1996, 1997 and 1998, promissory notes in the aggregate amount of Y1.9 billion. In consideration for the execution of these notes, the revised royalties for these years will approximate 3.6% for those Company-sourced products bearing an Amway trademark and approximately 7.3% for those Company-sourced products bearing an Amway trademark and using an Amway formula or design. The actual royalty payable with respect to these products will depend on actual aggregate sales of such products for the three-year period. The notes are payable in six semiannual installments commencing February 28, 1996, with the final payment due and payable on August 31, 1998. Because these notes are not treated as notes under Japanese commercial practices and regulations, they will not be recorded on the balance sheet of the Company. See Note 9 of Notes to Consolidated Financial Statements.

     In March 1994, the Company capitalized AJEI with approximately Y31.6 billion (U.S.$300.0 million) (based on the Noon Buying Rate of Y105.38 = U.S.$1.00 prevailing on March 18, 1994) of the Company's available cash. AJEI initially invested approximately U.S.$287 million with two independent investment managers, each of which is to manage approximately half of that amount for a two year period. Both investment managers designed an equity portfolio to produce results similar to the S&P 500. To protect against a loss due to declines in the dollar value of the portfolios, the Company purchased two put options exercisable in two years for a total premium of approximately U.S.$13 million. The first put allowed AJEI to require the repurchase of approximately U.S.$93.5 million of one equity portfolio at its original cost. The second put provided for protection of approximately U.S.$93.5 million in the other portfolio against downward market movements in the S&P 500. In September 1995, AJEI sold its positions in those portions of each of the equity portfolios that were the subject of the puts and sold the puts for an aggregate net amount of approximately U.S.$226.4 million. The Company previously recognized a portion of this amount; the remaining U.S.$18.9 million will be included in other income-net for the period ending November 30, 1995. The proceeds of such sale were invested by AJEI in U.S. treasury securities and money market preferred stock.

     The performance of the balance of AJEI's equity investments of approximately Y10.4 billion is hedged by swap transactions pursuant to which AJEI, in effect, exchanged the S&P 500 total return (including dividends) on the portfolio for a fixed return thereon of approximately 5% per year for two years. At the end of two years any decrease in the price of the S&P 500 will be paid to AJEI by the swap counterparties and any increase in the price of the S&P 500 will be paid to the swap counterparties by AJEI. As owner of the underlying portfolio, AJEI receives the benefit of outperformance of, and bears the risks of underperformance of, the investment managers' portfolios relative to the S&P 500.

     In order to hedge, in part, AJEI's exposure with respect to its portfolio of investments (which are U.S. dollar denominated) against exchange rate fluctuations between the yen and the dollar, the Company has entered into a series of forward currency transactions with Amway, as of October 12, 1995, in a notional amount of U.S.$190 million that provide for the delivery of yen to AJEI on January 9, 1996, at an average exchange rate of Y98.21 = U.S. $1.00. Except for such forward currency transactions, no arrangements have been made by the Company or AJEI to hedge its investments against exchange rate changes between the yen and the dollar. As a result, the remaining investments held by AJEI are subject to the beneficial or adverse effect of any such exchange rate fluctuations.

     In translating financial statements of AJEI into yen, the exchange rate prevailing as of the respective balance sheet date was used for all asset and liability items and for items other than capital stock and additional paid-in capital in the shareholders' equity section. Translation adjustments resulting from the depreciation of the U.S. dollar in relation to the yen were recorded as a Translation adjustment on the balance sheet. AJEI is subject to U.S. federal income tax rules and regulations. Any dividends or other distributions by AJEI to the Company may be subject to withholding tax. See Note 2 of Notes to Consolidated Financial Statements.

     Under Japanese GAAP, it is permissible to reflect accounts of a non-Japanese subsidiary in the consolidated financial statements of a Japanese corporation without converting the accounting principles of such a subsidiary to Japanese GAAP. Accordingly, the Company has followed Statement of Financial Accounting Standards ("SFAS") No. 115 "Accounting for Certain Investments in Debt and Equity Securities." SFAS No. 115 requires the Company to carry AJEI's investments, options and swaps at market; changes in market value are either reflected in an adjustment to shareholders' equity (with respect to one investment manager's portfolio and any corresponding put) or constitute other income/expense in the income statement (with respect to the other investment manager's portfolio, any corresponding put and each of the swaps).

     The Company does not currently have any plans, arrangements or understandings with respect to incurring indebtedness in fiscal 1996. The Company believes that internally generated funds, together with available cash, will be sufficient over at least the next 12 months to meet its presently anticipated day-to-day operating expenses, working capital and capital expenditure requirements, to pay proposed regular and special dividends, and to make proposed share repurchases.

PROJECTIONS

     Because the Common Stock trades in the Japanese OTC market, the Company is required to disclose publicly in Japan certain financial projections in accordance with the requirements of the JSDA. Such projections are based on the Company's Japanese accounts as prepared in accordance with the Commercial Code. Each year, the first set of projections, covering both the first six months of a fiscal year and the full fiscal year, are made at the time of the announcement of the results of the preceding fiscal year. The second set of projections covering the full fiscal year (reflecting six month interim results), is made at the time of the announcement of the results of the first six month period. In accordance with the JSDA requirements, the Company has disclosed projections of its net sales, net income and "ordinary income." Under Japanese GAAP, "ordinary income" includes all items of income and expense except for net special profit or loss (largely comprised of items, defined in the Japanese accounting regulations, that include "extraordinary items" under U.S. GAAP) and income taxes, other than the Japanese enterprise tax. Japanese enterprise taxes are included in selling and administrative expenses and are deductible when paid for the purposes of calculating taxable income. However, in the statements of income included in this Prospectus, enterprise taxes have been reclassified to "Income taxes."

     In accordance with JSDA requirements, on October 18, 1995, the Company announced its net sales, "ordinary income" and net income projections for the six months ending February 28, 1996 and for the fiscal year ending August 31, 1996. The Company projected for the six months ending February 28, 1996 net sales of Y98.9 billion (U.S.$1.0 billion), ordinary income of Y25.2 billion (U.S.$257.1 million) and net income of Y12.8 billion (U.S.$130.6 million). For fiscal 1996, the Company projected net sales of Y201.7 billion

(U.S.$2.1 billion), ordinary income of Y52.2 billion (U.S.$532.7 million) and net income of Y26.7 billion (U.S.$272.4 million).

     In accordance with the requirements established by the JSDA, the projections must generally be amended if the most recent projection or the actual results vary from the prior projection by 10% or more in the case of projected net sales, 30% or more in the case of projected ordinary income or 30% or more in the case of projected net income. Accordingly, the Company may, as interim or full fiscal year results become clear, announce its revised "projection" even though such applicable period may already have been completed.

     In arriving at its projections, the Company has assumed that the first half of fiscal 1996 would be stronger than the second half of fiscal 1995 and that fiscal 1996 as a whole would be stronger than fiscal 1995, primarily as a result of new product introductions late in fiscal 1995 and throughout fiscal 1996. In the Housewares Line, new product introductions in fiscal 1996 will include a performance-enhanced induction range that will feature fully programmable cooking. In the Personal Care Line, early in fiscal 1996 the Company will unveil a comprehensive revision of product formulations and packaging for a significant portion of the Artistry(R) line of cosmetics and skin care products. In addition to these new product introductions, throughout fiscal 1996 the Company intends to implement specific programs designed to increase distributor interest and productivity, especially within the Home Care Line.

     The foregoing financial projections should be read in conjunction with all of the information, including the Consolidated Financial Statements, set forth in this Prospectus. Except as required by the JSDA or otherwise, the Company does not, as a matter of course, make public projections or forecasts of its anticipated financial position or results of operations. To the extent the Company releases, publishes or updates projections in Japan because of JSDA or other requirements, it will include such information in documents filed with the Commission or otherwise make such information public. Except as so required, the Company does not anticipate that it will, and disclaims any obligation to, publish or furnish projections or updates of projections previously published or furnished.

     The foregoing financial projections were not prepared with a view towards public disclosure or compliance with published guidelines established by the American Institute of Certified Public Accountants regarding projections and are included in this Prospectus only because such information was made available in Japan pursuant to the requirements of the JSDA and consequently in the United States pursuant to the Company's obligations under Rule 12g3-2(b) promulgated by the Commission under the Exchange Act. Neither the Company nor its directors or officers assumes any responsibility for the accuracy of such projections. The Company's independent auditors have not examined or compiled the projections and, accordingly, assume no responsibility for them. The foregoing financial projections reflect numerous assumptions, including various assumptions with respect to the anticipated future performance of the Company, general business and economic conditions and other matters, most of which are beyond the control of the Company. In addition, unanticipated events and circumstances may affect the actual financial results of the Company. Therefore, while the foregoing financial projections are necessarily presented with numerical specificity as required by the JSDA, the actual results achieved in fiscal 1996 will vary from the projected results. These variations may be material. Accordingly, no representation can be or is made with respect to the accuracy of the foregoing financial projections or the ability of the Company to achieve the projected results. See "Risk Factors" for a discussion of certain considerations that may affect the future financial performance of the Company.

FOREIGN EXCHANGE TRANSACTION INFORMATION

     The prices for products purchased from Amway, which the Company pays for in yen, are governed by a price schedule that Amway establishes based upon a U.S. dollar "cost plus" base price calculation. In addition to the U.S. dollar "cost plus" base price component of Amway's schedule, the current prices for these products include an implicit dollar/yen exchange rate which the Company has calculated to be approximately Y91 = U.S.$1.00 compared to an exchange rate that applied to product purchases throughout fiscal 1995 of Y104 = U.S.$1.00. Amway has the right to modify, on 30 days' prior written notice, the prices of products to be purchased by the Company from Amway; provided that any change in the U.S. dollar "cost plus" base price component must be made on a consistent basis for all Amway affiliates. The Company believes that the dollar/yen exchange rate is determined by Amway based on Amway's assessment of current and future economic and business conditions, both in the United States and Japan, market conditions with respect to the Company's products and other factors, including the impact, if any, of hedging activities by Amway. Using the Company's assumptions regarding product and sales mix and assuming the application of the price schedule established for fiscal 1996 throughout fiscal 1996 and that the products purchased from Amway continue to represent 65% of the Company's cost of sales, the use of an implicit exchange rate of Y91 = U.S.$1.00 throughout fiscal 1996 would result in a 5.2% reduction in the Company's cost of sales for fiscal 1996 as compared to fiscal 1995. As a result of the Company's payment for its purchases of products from Amway in yen, and because the Company does not currently hedge its currency transaction exposure relating to the purchase of products from Amway, appreciation of the dollar against the yen could have a material adverse effect on the Company's operating results to the extent Amway modifies the implicit exchange rate component of the prices it charges the Company for products. In addition, the strengthening of the yen against the dollar has allowed the Company to maintain relatively stable pricing historically notwithstanding periodic changes by Amway in the U.S. dollar "cost plus" base prices to the Company. The Company can not predict whether such strengthening of the yen against the dollar will continue. Further, the Company cannot predict what portion of any price changes may be passed through to distributors or the effect of any such price changes on net sales or distributor retention or sponsoring. See "Risk Factors -- Operations Outside the United States; Currency Fluctuations," " -- Overview," and "Business -- Relationship with Amway -- Product Purchase Agreement."

     All payments to Amway for investor relations services and for support services performed by third parties (internal labor charges were substantially eliminated in September 1993, except for those expenses incurred in connection with investor relations services) are made in dollars and the Company bears the risk of currency exchange rate fluctuations in connection therewith. The Company does not currently hedge against currency exchange rate fluctuations.

INFLATION

     Inflation has not had a significant effect upon the Company's business.

ACCOUNTING CHANGE

     Through the year ended August 31, 1992, both internally developed and purchased software costs were charged to income when incurred or paid. However, effective September 1, 1992, the Company changed the accounting for software costs to defer and amortize them over five years. The Company believes that, due to the significant investments being made in information systems, the method of deferring software costs and amortizing them is more appropriate for measuring the results of operations for each year. The effect of this change was to increase net income by Y1.1 billion for the year ended August 31, 1993.

RECONCILIATION OF JAPANESE AND UNITED STATES GAAP

     The consolidated financial statements of the Company are prepared in accordance with Japanese GAAP, which differ in certain material respects from U.S. GAAP. In the case of the Company, the applicable major differences relate to income taxes, pension costs, software development costs, stock issue expenses, non-monetary transactions and certain expenses incurred in connection with capital projects.

     Shareholders' equity would have been Y4.1 billion and Y5.8 billion higher at August 31, 1994 and 1995, respectively, if U.S. GAAP had been followed. The significant differences between Japanese GAAP and U.S. GAAP as applicable to the Company are set out in more detail in Notes 10 and 11 of Notes to Consolidated Financial Statements.

     The Company had two outstanding negotiable promissory notes dated August 31, 1993 payable to Amway pursuant to the Trademark License Agreement totalling Y314 million at August 31, 1994, which are not recorded on the balance sheet at such date due to the commercial practices and regulations in Japan. The final installment of these notes was paid on or prior to August 31, 1995. The Company also has promissory notes dated July 31, 1995 totalling Y1.9 billion payable to Amway pursuant to the Trademark License Agreement in prepayment of royalties for fiscal years 1996 through 1998. These promissory notes are not recorded on the balance sheet due to commercial practices and regulations in Japan. For U.S. GAAP, these promissory notes would have been recorded as a long-term liability with the offset being recorded to a prepaid expense account. See
"Business -- Relationship with Amway -- Trademark License Agreement."

                                    BUSINESS

GENERAL

     Amway Japan Limited is the exclusive distribution vehicle for Amway in Japan. The Company, which has a 16 year operating history, believes that it is one of the largest direct selling businesses in Japan as measured by its fiscal 1995 net sales of Y178.0 billion (U.S.$1.8 billion) and net income of Y23.1 billion (U.S.$235.3 million) and the approximately 980,000 independent distributors who renewed their distributorships in fiscal 1994 from the prior fiscal year. The Company believes that Japan, with a population of approximately
124.8 million, is the largest direct selling market in the world in terms of sales, estimated to be approximately twice the size of the direct selling market in the U.S.

     The Company believes that the Sales Plan is fundamental to the Company's operations. Under the Sales Plan, the Company sells products exclusively to its distributors, who are independent contractors and not employees of the Company or Amway. The Sales Plan offers individuals the opportunity to establish their own business as independent distributors selling directly to consumers. This direct selling method involves a high level of personal service, including the demonstration and convenient delivery of a broad range of consumer products, generally to a distributor's personal contacts and relatives. Distributors can develop a larger business by sponsoring new distributors into their organization and/or by establishing separate distributorships in other Amway markets internationally. Although no compensation is paid by the Company for sponsoring activities, the sponsoring of new distributors creates layers of "downline" distributors in the distribution structure and permits distributors to earn performance bonuses based in part on product purchases by their downline distributors. No distributor is obligated to purchase any products or to sponsor new distributors.

     The Company distributes approximately 130 different consumer products, in four core product lines: Housewares, Personal Care, Nutrition and Home Care. These products consist primarily of products purchased from Amway. In addition, in order to heighten distributor interest by broadening the range of products available, the Company distributes certain other products which bear the Amway name or trademark but which are manufactured for the Company by third parties. Many products the Company distributes are specially formulated for the Japanese market. For example, cosmetics and skin care products are formulated for skin tones and fragrance preferences of Japanese consumers, the Amway water treatment system unit was designed to accommodate the characteristics of the water in Japan and various products in the Housewares and Home Care Lines reflect the characteristics of Japanese homes. The Company promotes products that are environmentally friendly, which is consistent with the concerns of many Japanese consumers and the Company's (and Amway's) long-standing philosophy. All products distributed by the Company are covered by the Amway Satisfaction Guarantee, which gives consumers the right to return products to the Company within a reasonable time for a full refund, replacement or credit toward a future purchase. Electronic and other durable products manufactured for Amway or the Company by third parties are also covered by Amway's or their respective manufacturer's warranties.

     The Company believes that the extended family relationships and lifelong close personal relationships common in Japan are particularly well-suited to the direct selling methods of the Sales Plan. In addition, the low cost of entry, wide range of available products and ability to start a distributorship business part-time make a distributorship with the Company an attractive business opportunity. The Company also believes that a variety of social and economic changes which have occurred in Japan in the last few years have had a positive impact on the Company's sales. Trends that benefit the Company include the emergence of a greater interest on the part of some Japanese in pursuing more independent, entrepreneurial activities outside traditional business settings, an increase in the number of Japanese women deciding to join the workforce and an increase in the number of Japanese seeking supplemental income from alternative sources to mitigate the financial impact of slowing wages and salary growth, the reduction or elimination of bonuses and overtime work, and the increased concern over future employment prospects.

     The Company also believes that there has been a major shift in Japanese consumers' attitudes towards consumer products. In evaluating products, Japanese consumers are placing an increasing emphasis on value based upon proven product performance and service, rather than equating high price with high quality. The

Company generally offers high value products that are easily demonstrated by distributors and can be meaningfully differentiated from competing products. The Japanese retail market is generally characterized by numerous small retailers who frequently have only limited knowledge of the products they sell and may not be able to demonstrate their products to customers. A high level of personal service, including convenient in-home demonstrations, ordering and delivery, and the Amway Satisfaction Guarantee provide additional value to the consumer.

PRODUCTS

     The Company distributes approximately 130 different products in four core product lines: Housewares, Personal Care, Nutrition and Home Care. Many products are formulated exclusively for the Company for the Japanese market. In computing the number of products, differences in size, color, fragrance and flavor are not considered; as a consequence, the number of stock keeping units ("SKUs") associated with the products the Company distributes is considerably larger than the number of products. Approximately 80% of the Company's fiscal 1995 net sales was derived from the distribution of products it purchased from Amway. Amway has contracts with third party manufacturers for certain private label products in its Housewares Line, predominantly metal kitchenware products such as Amway Queen(R) cookware. The remaining approximately 20% of the Company's fiscal 1995 sales was derived from a variety of other products including starter kits, sponsor kits, business support materials and other products purchased directly by the Company from sources other than Amway and targeted specifically for the Japanese market.

     Housewares. The Housewares Line includes water treatment system units and replacement parts, Amway Queen(R) cookware (including the Amway Queen(R) wok), an electromagnetic induction range and gourmet kitchen knives. The water treatment system unit, manufactured exclusively for Amway pursuant to specifications jointly developed by the Company and Amway, utilizes carbon block filter and ultraviolet technology to eliminate odors and bad taste in drinking water and removes over 115 organic contaminants. An integral ultraviolet light kills over 99.9% of bacteria, fungi and viruses. In addition, sales of the water treatment system unit are generating ongoing sales of replacement carbon filters and ultraviolet light bulbs, which must be replaced, at least annually, depending on use and water conditions. The water treatment system unit has an integrated self-monitoring system that alerts users when the filter or ultraviolet light needs to be replaced. Amway Queen(R) cookware uses an integrated waterless cooking system designed to preserve flavor, color and nutrients, which the Company believes appeals to health conscious Japanese consumers. Amway Queen(R) cookware, manufactured in the U.S. exclusively for Amway, is significantly heavier than typical stainless steel cookware and is guaranteed by the manufacturer to last a lifetime with proper use and care. Amway Queen(R) cookware is sold in a 20-piece set and is designed to save space and reduce energy costs by allowing pots to be stacked on top of each other so that an entire meal can be prepared on a single burner. The cookware line also includes the Amway Queen(R) wok (not included in the Amway Queen(R) cookware set) which is designed for stir-fry and tempura-style cooking, common methods of food preparation in many Japanese households. The electromagnetic induction range, produced for the Company by a third party, provides a cool-to-the-touch, smooth, easy to clean cooking surface that heats through electromagnetic induction rather than traditional gas or electric heat. Fifteen Housewares Line products are currently available in Japan.

     Personal Care. The Personal Care Line includes the Artistry(R) line of cosmetic and skin care products, Satinique(R) hair care products, hand and body lotions, bath and shower soaps, oral care products and bath salts, as well as products in the Amway World Plaza Collection. Many of these products were specifically formulated for the Japanese market based upon market research and analysis by the Company working in conjunction with Amway. For example, the Artistry(R) line was completely reformulated as to color, shading and scent for the Japanese market and reintroduced with new packaging in 1991. Satinique(R) hair care products sold in Japan are also specially formulated for the special needs and preferences of the Japanese market. The Company's bath salts are locally manufactured to the Company's specifications and are not available in other Amway markets. Approximately 52 Personal Care Line products are currently available in Japan.

     Nutrition. The Nutrition Line includes vitamins and dietary supplements produced by Nutrilite Products Inc., a division of Amway ("Nutrilite"). For 60 years, Nutrilite has manufactured naturally-based nutritional supplements. Many of the raw materials used to make Nutrilite supplements are grown and harvested on Nutrilite owned and operated farms including 600 acres in California's San Jacinto Valley and acerola cherry plantations in Puerto Rico and Mexico. No herbicides, pesticides or chemical fertilizers are used to grow the raw materials for Nutrilite products, and no artificial preservatives, colorings or flavorings are used in Nutrilite products. Leading Nutrition Line products available in and specially formulated for the Japanese market include vitamin supplements such as Triple X, a food supplement, Acerola C, Yeast B and Wheat Germ E; nutrient rich products such as Hon E Lechi, Beta Carotene A, Nutri-Protein and Quench(R) 8 drink mixes; and calcium fiber drink. Amway and Nutrilite are official sponsors of the National Basketball Association, a relationship which is highlighted on the packaging for Amway's vitamin and food supplement products worldwide, including those distributed by the Company. Many products in the Nutrition Line are regulated. See " -- Government Regulation." Twenty-six Nutrition Line products are currently available in Japan.

     Home Care. The Home Care Line consists of a broad range of concentrated laundry care products (such as Amway's SA8(R) brand products), household cleaners (such as Amway's L.O.C.(R) brand products), a Super Concentrated Cleaning System, glass, metal and car care products and air fresheners. Amway has demonstrated commitment to environmental matters that began with Amway's first product in 1959, L.O.C.(R) (liquid organic cleaner), which since its introduction has contained only biodegradable cleaning agents without the use of phosphates, solvents or caustic materials. All SA8(R) brand products sold in Japan are phosphate-free and have been reformulated specifically for the Japanese market. Surfactants used in all of Amway's cleaning products are biodegradable. Many of the products in Amway's Home Care Line are offered in concentrated form, reducing the amount of packaging which must be created and discarded. High concentration levels also reduce the Company's shipping costs and reduce the amount of space that the products occupy in the Company's warehouses and in consumers' homes. Amway aerosols do not use CFC (chlorofluorocarbon) propellants which have been linked to damage in the earth's ozone layer. Approximately 37 Home Care Line products are currently available in Japan.

     Other. Other products include sponsor kits, starter kits and business support materials such as motivational audio and videotapes and written materials as well as certain business accessories. Distributors interested in sponsoring new distributors provide such potential new distributors with sponsor kits. The purpose of the sponsor kit is to acquaint new distributors with the Sales Plan, Rules of Conduct and Code of Ethics and performance bonus programs and to provide product descriptions. The sponsor kits also contain distributorship applications. The purchase price of a sponsor kit is currently Y300 (U.S.$3.06). In order to become a distributor, an individual must complete the distributorship application and purchase a starter kit from the Company. The starter kit contains product order forms and literature as well as more detailed information regarding the Sales Plan and the Rules of Conduct and Code of Ethics. The purchase price of a starter kit is currently Y8,240 (U.S.$84). The Company also derives revenues from the annual renewal fees paid by distributors electing to renew their distributorships. Starter kits and sponsor kits are covered by the Amway Satisfaction Guarantee. Other than the starter kit and annual renewal fees, distributors are not required to make any payments to, or purchases from, the Company as a condition to obtaining or maintaining their distributorships. For a discussion of the fees charged by the Company to distributors for annual renewals, see " -- Distribution."

DISTRIBUTION

     The Sales Plan is fundamental to the Company's operations. Under the Sales Plan, the Company sells products exclusively to its distributors, who are independent contractors and not employees of the Company or Amway. The Sales Plan is established and controlled by Amway and is required to be used by the Company. The Sales Plan creates a direct selling structure under which individuals have the opportunity to establish their own businesses with a minimal cost of entry. See " -- Products -- Other." In order to become a distributor, a person must be sponsored by an existing distributor and submit a standard distributorship application (the "Distributorship Application"), which is subject to Company approval. See " -- Sponsoring." The Company's net sales are directly dependent upon the efforts of its distributors. See "Risk
Factors -- Reliance Upon Independent Distributors; Possible Negative Effects of Adverse Publicity."

     The following table sets forth the approximate number of the Company's distributors, direct distributors and the renewal rate for the fiscal years shown.

                                        1991           1992           1993           1994           1995
                                     ----------     ----------     ----------     ----------     ----------
Number of distributors(1)(2).....      597,000        752,000        816,000        896,000        980,000
Renewal rate(3)..................        68.2%          67.6%          71.7%          72.8%          71.8%
Number of direct
  distributors(2)(4).............        4,500          4,600          4,800          5,900          7,100

---------

(1) Includes total numbers of distributorships (including direct distributorships) in force from the prior fiscal year which were renewed for the fiscal year shown. Numbers of distributors are rounded to the nearest thousand. The number for each fiscal year does not reflect the total number of distributors for such fiscal year because it does not include new distributors who enrolled during such fiscal year.

(2) Multiple persons in the same household (such as a married couple) who are distributors are considered a single distributorship.

(3) Percentage of all distributorships in force from the prior fiscal year which were renewed for the fiscal year shown.

(4) "Direct distributors" are distributors who have achieved a specified, significant level of performance for a specified period. See
    " -- Distribution -- Direct Distributors." Numbers of direct distributors are rounded to the nearest hundred.


     Distributorships expire August 31 of each year regardless of when a person commenced or last renewed the distributorship. A distributorship must be renewed each fiscal year. The renewal fee is currently Y3,400 (U.S.$35). Distributors are, however, given a grace period to pay their renewal fee before their distributorship is treated as lapsing for nonrenewal. Persons can also lose distributor status by violating the Sales Plan, the terms of their distributorship, the Code of Ethics and Rules of Conduct or applicable law, rules or regulations. See " -- Rules Affecting Distributors."

     Amway's direct selling method is intended to involve a high level of personal service, including convenient in-home demonstrations, ordering and direct delivery of a broad range of consumer products, generally to a distributor's personal contacts and relatives. Door-to-door sales and "cold calling" are discouraged. The Company does not (and its rules do not permit distributors to) sell products to or through retail stores or through direct mail solicitation or other direct marketing mass media.

     Sponsoring. The Company relies on its existing distributors to sponsor and to assist in the training and motivation of new distributors. Existing distributors identify persons who they believe might be interested in participating in the Sales Plan and invite them to a presentation regarding the Sales Plan. A person interested in becoming a distributor must be formally sponsored by an existing distributor and, like all distributors, must sign a Distributorship Application which is subject to Company approval. Although the Company does not pay for sponsoring activities, the Company believes that such activities are vital to the Company's net sales.

     The sponsoring of new distributors creates layers in the direct selling structure. Persons whom a distributor sponsors are referred to as "downline" or "sponsored" distributors. If downline distributors also sponsor, they create additional layers in the structure, but their downline distributors remain part of the same distribution line as their original sponsors. Because of the structure of the Company's distribution system under which distributors can develop larger businesses sponsoring new distributors into their organization, the Company's sales are concentrated within, and consequently dependent upon, a relatively small number of distributor lines of sponsorship. Although there can be no assurances, the Company believes that the loss of a leader of a distributor line would not necessarily result in the loss of a significant number of that leader's downline distributors. See "Risk
Factors -- Concentration of Distributors."

     Historically, the Company has experienced periodic increases and decreases in the level of sponsoring (as measured by distributor applications). The Company believes these increases and decreases in part reflect the tendency of distributors to focus on sponsoring efforts for limited periods and then to focus on other activities.

Rapid decreases in sponsoring activities can also be precipitated by adverse publicity regarding direct sales generally or the Company or Amway in particular. Because of the number of factors that impact sponsoring, the Company cannot predict the timing or degree of these increases and decreases. There can be no assurance that the number or productivity of distributors will be sustained at current levels or increased. In addition, the number of distributors as a percent of the population may reach levels that become difficult to exceed due to the finite number of persons inclined to pursue an independent direct selling business opportunity. Net sales are impacted by a variety of other factors such as distributor productivity, distributor retention, product improvements and new products.

     Sponsoring is not required and distributors are not paid by the Company for sponsoring activities. However, distributors have an incentive to engage in sponsoring and an economic interest in their downline distributors' success because, as described below, performance bonuses are available based in part on purchases by downline distributors. See " -- Distributors' Sales Incentives."

     Distributors are not limited to a particular sales territory within Japan in their selling or sponsoring activities; however, additional requirements apply if a distributor proposes to sponsor individuals outside Japan. Principally for legal reasons (such as import, labeling and registration laws), the Company does not allow distributors to export products. However, the Sales Plan permits international sponsoring, under which Amway distributors in any country (not only in Japan) can sponsor distributors in any other country in which Amway operates (including Japan). This means that the Company's distributors can sponsor distributors outside Japan and that Amway distributors outside Japan can sponsor distributors in Japan. The international sponsors can earn bonuses based in part upon the performance of the distributors they have internationally sponsored. The Company believes that the level of international sponsoring in or from Japan has not been significant.

     Under the Sales Plan and the Code of Ethics and Rules of Conduct, distributors are prohibited from providing distributor produced sales, business, motivational and similar materials to other distributors prior to review and approval by the Company. The Company does, however, permit distributors to circulate certain newsletters without such review and approval. The Company has not historically encountered significant unauthorized dissemination of such materials. However, some distributor leaders and downline distributors, without prior review or approval by the Company or Amway, have prepared and sold their own audio and video tapes and written materials. Sales of these tapes and materials could be inconsistent with the Sales Plan and the Code of Ethics and Rules of Conduct, which, among other things, prohibit unfounded claims and actions which improperly influence the purchase of such materials. Because distributors are not employees of the Company, the Company cannot control distributor leaders or their downline distributors other than through communications with such leaders or downline distributors, and, if necessary, efforts to enforce the Sales Plan and the Code of Ethics and Rules of Conduct. Improper content in such materials and/or improper sales of such materials by distributor leaders or downline distributors could have a material adverse effect on the Company. See "Risk Factors -- Reliance Upon Independent Distributors; Possible Negative Effects of Adverse Publicity."

     Distributors' Sales Incentives. Under the Sales Plan, distributors receive compensation in the form of their own direct retail profit and through various available bonuses and awards based on their own purchases of products and the purchases of their downline distributors.

     A distributor's retail profit is the difference between the price the distributor pays for the products and the price at which the distributor resells the products. Distributors, not the Company, select the actual resale price of products; the Company only provides suggested retail prices. Products that a distributor buys for personal use or for sales demonstrations do not provide the opportunity for a retail profit but do count towards bonuses and awards. The Company's rules do not permit direct distributors and their downline distributors to mark up the price of products sold to their downline distributors.

     Distributors can earn bonuses based upon their performance and the performance of their downline distributors. Performance bonuses and awards are paid according to a schedule established by Amway based on the cost and volume of the products the Company sells to distributors. Under the Sales Plan, the cost and volume variables assigned to products for purposes of calculating bonuses may be changed from time to time.

Cost is a currency based figure which reflects inflation and other economic considerations and is generally the cost of a product to a distributor. In Japan, the cost component is assigned with reference to the suggested retail price of products and averages approximately 70% of such suggested prices. Volume is an effort indicator that places the emphasis on the number of units sold rather than their prices, which can increase from year to year. On average, the Company's ratio of cost to volume for performance bonuses is approximately 3 to 2. Performance bonuses currently range from 3% to a maximum of 21% of the combined cost of products purchased by distributors and their downline distributors, depending on their combined volume. The higher the volume, the higher the percentage of the performance bonus.

     Pursuant to the Sales Plan, a portion of a distributor's performance bonus must be shared, under the same bonus schedule, with the downline distributors whose individual performance contributed to such distributor's bonus. Once a distributor reaches the maximum performance bonus level, higher levels of achievement are attainable, including additional bonuses, one-time incentive awards and additional recognition. In addition to cash and public recognition, trips and other prizes are also awarded. Many of these higher levels of achievement are based on the number of lines of distributors that a distributor has established which achieve the maximum performance bonuses for a specified number of months. In this manner, the Sales Plan seeks to foster entrepreneurial spirit, to provide monetary and nonmonetary recognition for achievement and to reward persons building organizations producing high levels of sales. Distributors must re-qualify each year for each of these bonuses (except for one-time incentive awards). The requirement of six months of qualified performance for direct distributor status (and consequently the higher levels of achievement) is meant to promote sales activities throughout the entire year. See " -- Direct Distributors." The requirement for annual requalification can, however, lead to increased sales activity early in a fiscal year as distributors try to get a quick start on requalifying, and late in a fiscal year as distributors seek to requalify before the annual deadline. Another sales incentive under the Sales Plan is the Sales Incentive Program under which the Company has additional funds available each year to award to distributors at its discretion.

     Direct Distributors. Once a distributor achieves a specified significant level of performance, the distributor becomes a "direct distributor" and is eligible to earn higher bonuses and awards and to receive various forms of official recognition from the Company.

     In order to earn direct distributor status, a distributor must achieve specified, significant qualifying criteria for three consecutive months plus three additional months (which need not be consecutive) within the applicable 12 month period. In general, the qualifying criteria involve achieving and/or sponsoring one or more groups of other distributors which earn the maximum performance bonus under the Sales Plan. See " -- Distributors' Sales Incentives" for a description of the performance bonus program. Persons earning direct distributor status must requalify each year to remain direct distributors.

     A large proportion of persons who become distributors may not actively promote the sale of products, seek sponsoring opportunities or renew their distributorships. Many of the distributors operate their distributorships on a part-time basis to supplement their existing incomes. In contrast, direct distributors generally have developed an active business evidenced by meeting significant qualifying criteria and tend more frequently to actively promote sales and sponsoring activities.

     Rules Affecting Distributors. Under the Code of Ethics and Rules of Conduct, distributors are not permitted to make unwarranted claims about Amway products, to sell Amway products in retail locations, to supply Amway products to others for purposes of resale (except to their downline distributors), or to make exaggerated claims regarding the benefits of being a distributor. Distributors are also prohibited from selling Amway or Company products to other than their personally sponsored distributors or customers, and from using their downline distributors (other than their personally sponsored distributors) for the sale of products not manufactured, licensed or distributed by Amway or the Company. The Company discourages door-to-door sales or other "cold calling" techniques.

     The Sales Plan has rules which are intended to promote ethical business practices. For example, one of the conditions for eligibility for performance bonuses is the "70% rule," which requires 70% or more of the products a distributor buys to be resold at wholesale (to downline distributors) or retail (to consumers). This rule is intended to limit purchases of inventory merely to achieve bonuses, while allowing a level of inventory necessary to conduct business.

     The Company, in conjunction with Amway, has a number of programs and procedures to reinforce the Company's rules that apply to distributors. The Company publishes Amagram(R), a monthly magazine circulated primarily to distributors. Approximately half of the magazine contains articles of general interest to the public at large and approximately half contains Amway product advertisements, distributor recognition and regular features covering provisions of the Sales Plan and the Code of Ethics and Rules of Conduct specifically for distributors. The Company sponsors leadership seminars, business promotion meetings and training sessions at which, among other things, the importance of the Sales Plan and the Code of Ethics and Rules of Conduct are stressed.

     Despite these efforts and because of the large number of distributors and their independent status, as well as the impact of certain resale price maintenance and other regulations that limit the ability of the Company to monitor and control the sales practices of its distributors, the Sales Plan and the Code of Ethics and Rules of Conduct can be difficult to enforce. At times, distributor actions have given rise and may in the future give rise to negative publicity with respect to Amway or the Company. Such negative publicity can have a material adverse effect on retail sales, distributor morale and motivation, public perception of Amway or the Company and the number of persons applying to become distributors. Negative publicity regarding direct sales in general or illegal pyramid or other schemes promoted by unethical organizations can also have a material adverse effect on legitimate direct sales organizations, including the Company.

     Returns. Under the Amway Satisfaction Guarantee, consumers are able to return durable or non-durable products distributed by the Company, whether new or used, within a reasonable time for a full refund, replacement or credit toward a future purchase. Prior to October 1994, this policy only applied to non-durable products. Electronic and other durable items manufactured for the Company by third parties, including the induction range, are also covered by their respective manufacturer's warranties. The Company generally bears the expense of fulfilling the Amway Satisfaction Guarantee, except with respect to defective products, as to which the Company may seek reimbursement from Amway. See " -- Relationship with Amway -- Product Purchase Agreement." The foregoing are in addition to an eight-day "cooling off" period provided for door-to-door sales under Japanese law which permits consumers to return products during such period. See " -- Government Regulation -- Direct Selling Law." All bonuses and other payments to distributors are adjusted to account for products returned under the Amway Satisfaction Guarantee. The Code of Ethics contains a separate "buy-back" policy under which downline distributors may return products to their sponsors or the Company for a refund. Such repurchases are made at the downline distributor's original cost, less any performance bonuses already received, and less, in the case of Company repurchases, a handling charge not to exceed 10% of the cost of the returned products. Returns under both the Amway Satisfaction Guarantee and the distributor buy-back policy are subject to various written rules and conditions. The Company's net expenses under these arrangements have not been material and it believes these arrangements foster consumer and distributor confidence and are material to sales and sponsoring.

     Product Shipment; Payment. The Company distributes products to distributors principally through the use of private package delivery services, although distributors are also permitted to pick up their own orders. The Company maintains warehouse facilities for products prior to shipping or pick-up. All of the Company's five warehouse operations at its Regional Distribution Centers are operated for the Company by third parties under contracts. See " -- Properties." All distributors are authorized to order and pick up products directly from the Company if the order is prepaid. Distributors may also order products through their sponsors. The Company currently ships products directly to the ordering distributor without a separate shipping and handling charge if the order is greater than Y20,000 (U.S.$205). If the order is less than Y20,000, a Y1,000 (U.S.$10) shipping and handling charge is assessed. Regardless of the method or sequence of delivery, distributor performance bonus calculations include the cost component of sales to or through their downline distributors. Generally, distributors pay in full for their purchases by postal money order or direct bank transfer (debit) at the time of their order. Qualified distributors are permitted to use an electronic payment system and telephone and telecopy ordering systems. Distributors generally collect payment from their sponsored downline distributors at the time an order is placed and from consumers at the time of delivery of the products. The

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

Company historically has not extended credit to its distributors. However, in November 1993, the Company arranged a financing program with two unaffiliated Japanese finance companies whereby qualifying distributors and their customers may finance, for periods of up to 48 months, purchases of the Company's most expensive products: the Amway Queen(R) cookware set, the induction range and the Amway Queen(R) wok (only when they are purchased with Amway Queen(R) cookware) and water treatment system units. Distributors may not obtain financing for multiple purchases of a product. Loans are extended solely at the discretion of the respective finance company. While the Company does not guarantee any of these loans, it is responsible for any disputes arising between the purchasers and the Company or the distributor. The Company is required, upon request, to provide collateral to the finance companies. See Note 3 of Notes to Consolidated Financial Statements.

     Distributors' Inventory. The amount of inventory which a distributor ultimately purchases or maintains is not within the direct control of the Company. The Sales Plan expressly discourages inventory loading by distributors. The Company's distribution system is designed to provide prompt availability of products to distributors and thereby obviate the need for distributor stockpiling. The Sales Plan discourages distributors from purchasing in any one month more products than they can reasonably expect to sell in the following month. The previously mentioned "buy-back" rule permitting downline distributors to return products to the Company or sponsors for a refund is also intended to discourage excess distributor inventories. See " -- Distribution -- Returns." These rules and policies are difficult to enforce, and the Company is aware that certain distributors may have purchased and may continue to purchase products in excess of their current needs to avoid announced or anticipated price increases or to achieve performance targets. The result of such purchases is to increase the Company's sales in the short-term and decrease sales thereafter until the distributor's excess inventory has been depleted.

STRATEGY

     The Company's principal growth strategies are (i) to promote distributor productivity, retention and sponsoring by continuing to enhance distributor relations, (ii) to develop and implement new methods to better understand, communicate with and motivate distributors in order to increase substantially distributor productivity and sponsoring, while maintaining high rates of distributor retention and (iii) to systematically introduce new products and services, while continuing to improve existing products, that are targeted to the Japanese market and that are meaningfully differentiated from competitive products.

     The Company will continue to dedicate significant financial and human resources to enhancing distributor relations. As an example of its commitment, in fiscal 1995, over 65% of the Company's total operating expenses were attributable to distributor incentives and activities designed to motivate, reward and support distributors. In fiscal 1995, the Company sponsored approximately 672 motivational sales meetings, product demonstration seminars and product fairs, training sessions, leadership seminars and business promotion meetings. In addition, the Company will continue to engage in the sponsorship of civic events and corporate image advertising in order to enhance distributor retention and sponsoring and the public perception of the Company. In fiscal 1995, 71.8% of the total number of distributors renewed their distributorships from the prior fiscal year.

     The Company is also developing and implementing new methods designed to increase distributor productivity and sponsoring, while maintaining high rates of retention. These new methods involve an identification and understanding of distinct distributor types. Historically, the Company has categorized its distributors into two general groups -- business-building distributors and distributors who buy for their own consumption and sell only to a few customers -- and has focused most of its resources on the former group. The Company believes that, within each group, there are a number of distinct types of distributors whose performance can be differentiated based upon sales volumes, sponsoring activities, demographics, product purchase patterns and renewal history. An identification and understanding of the distinct distributor types will enable the Company to tailor its motivational and communication efforts to targeted groups of distributors. In particular, the Company believes that, by expanding the awareness of other Company products by existing distributors, it will be able to expand the range of products purchased by those distributors whose purchases have traditionally been limited to only a few products or to products within a single product line.

     Another principal growth strategy is to systematically introduce meaningfully differentiated new products and services appropriate for the Japanese market, while continuing to improve existing products. New and improved products introduced during the 24-month period ended August 31, 1995, including the Amway water treatment system units and replacement parts, a specially formulated line of Satinique(R) hair care products, reformulated Dish Drops dishwashing detergent, Triple X food supplement and World Plaza hosiery, accounted for approximately 40% of net sales for fiscal 1995.

     The effort to introduce products specifically designed for the Japanese market is fostered by the Company's cooperative efforts with Amway, which has substantial research and development resources. Amway maintains an extensive research and development center with 43 research and quality assurance laboratories, currently staffed by approximately 425 people who focus on developing new products and improving existing products. The Company, through its product marketing and research and development personnel working in conjunction with Amway, has introduced a variety of products specially formulated or manufactured for the Japanese market, including the Artistry(R) line of cosmetic and skin care products, SA8(R) powdered laundry detergent, the Satinique(R) line of hair care products, Nutrilite food supplements and water treatment system units and replacement parts.

     Amway, working with the Company, is seeking strategic arrangements with third parties that would provide the Company with additional products, product lines or services targeted specifically for the Japanese markets. These products, product lines or services would be distinct from, and non-competitive with, the Company's existing product lines, but would have the common characteristic of being meaningfully differentiated from competing products or services. The Company believes that its customer base and distribution network, as well as its financial strength, make it attractive to potential strategic partners. As a financial objective, the Company's goal is to obtain such products, product lines or services without reducing the Company's gross or operating margins.

COMPETITION

     The Company faces significant competition in Japan both in the products sold and in the sponsoring and retaining of independent distributors. Competing consumer products in home care, housewares, personal care and nutrition are available from a wide variety of sources including retail, specialty, department and discount stores and mail order companies, some of which have greater financial resources and offer a greater variety of brands than the Company. Competing consumer products in various product lines are also available from other direct sales companies. Such products are also manufactured and marketed by numerous well known multinational and Japanese enterprises.

     The Company believes that the principal bases of product competition it faces are quality, price, product knowledge, convenience and variety. Although consumers of the types of products that the Company distributes have alternatives that are lower in cost, the Company believes that its products are competitive on the bases of value, availability of product knowledge through the direct sales method and convenience of purchase. In addition, the Company believes that there has been a major shift in Japanese consumers' attitudes towards consumer products. In evaluating products, Japanese customers are placing an increasing emphasis on value based upon proven products' performance and service, rather than equating high price with high quality. The Company generally offers high value products that are easily demonstrated by distributors and can be meaningfully differentiated from competing products. A high level of personal service, including convenient in-home demonstrations, ordering and delivery and the Amway Satisfaction Guarantee provide additional value to the consumer.

     The Company also competes with other direct selling organizations to recruit independent distributors. Other direct selling organizations may or may not have product lines that compete with the products which the Company distributes. The Company believes that the principal bases of competition in recruiting independent distributors are reputation, perceived opportunity for financial success and quality and range of products offered for sale.

COMMUNITY SUPPORT ACTIVITIES

     The Company engages in a variety of activities in support of the environment, human achievement, education, the arts and civic causes. The Company continues to sponsor the tour of the major art exhibition "Masters of the Arctic -- Art in the Service of the Earth" in Japan featuring a collection of Inuit art. The exhibition celebrates the art of the indigenous peoples of the northern hemisphere's circumpolar region and focuses on their tradition of respect for and preservation of their environment. The Company has also sponsored performances and tours of the New York Philharmonic Orchestra, the Cleveland Orchestra, the American Symphony Orchestra, the San Francisco Symphony and the Philadelphia Philharmonic Orchestra. In addition, the Company has sponsored the Maurice Bejart Ballet and exhibitions of American contemporary art in Japan. Recent major independent sponsorships and co-sponsorships have included four Interlink Festivals in conjunction with the U.S. Embassy, the "Kabuki Class for Everyone" programs and the special exhibition "John Cage Sound
Installation: on his essay 'Civil Disobedience'."

     In its effort to preserve the environment, the Company founded the Amway Nature Center which raises funds for environmental protection activities. Since its inception in 1989, the Amway Nature Center has funded numerous projects both in Japan and elsewhere. Recent campaigns have funded projects for the preservation of the Kurosawa wetlands, the restoration of the Yaeyama coral reef, nature conservation in Yakushima and the preservation and restoration of underwater forests in the seas off the Izu Peninsula.

     The objective of these activities is to enhance the Company's image, strengthen its corporate identity and foster a positive relationship with the local community. Sponsorships also allow the Company to demonstrate its commitment to the environment. The Company believes that leading corporations have an obligation to contribute to the welfare of their communities. Another goal of the Company's contribution to society is to offer valuable and helpful support to the local customers who have given their patronage to, and have accepted, the Company, its products and business. Through sponsorships, the Company seeks to earn and maintain a positive image and name recognition among its distributors and their customers as well as potential distributors and customers.

SOURCES OF SUPPLY

     The Company has no manufacturing facilities. Amway products are principally produced by Amway at its worldwide manufacturing plant in Ada, Michigan and by Nutrilite at its plant in Buena Park, California. Certain products, such as Amway Queen(R) cookware and water treatment system units and replacement parts, are produced to Amway specifications by third-party manufacturers. Certain other products, such as the induction range and the fully-automated coffee maker, are produced to Company specifications by third-party manufacturers.

RELATIONSHIP WITH AMWAY

     The Company, as the exclusive distribution vehicle for Amway in Japan, has and will continue to have a number of contractual relationships with Amway. The Company and Amway have entered into the Trademark License Agreement relating to the use of Amway trademarks and product formulas, the Product Purchase Agreement relating to the purchase of products from Amway and the Support Services Agreement relating to the utilization of Amway support services. The following descriptions of the contracts and amendments thereto, are only summaries and are qualified in their entirety by reference to such agreements, copies of which are on file with the Commission, and amendments to the agreements described below, may be entered into by the Company and Amway after consummation of the Offering. The continuation of these contractual relationships with Amway is essential to the conduct of the Company's business.

     Trademark License Agreement. Pursuant to the Trademark License Agreement with the Company, Amway has granted the Company an exclusive right to use in Japan the Amway trademark and the individual product trademarks used on Amway products. In addition to the exclusive use of the trademarks on Amway sourced products in Japan, the Company has the right, with Amway's consent, to use the Amway trademark in connection with products manufactured by the Company or by others under contract with the Company. In addition, the Company has the right to use Amway formulas and designs for certain products sold by the

Company. With respect to locally manufactured products based upon an Amway formula, Amway is responsible only for defects in the formula.

     Use of the trademarks is royalty free (the value of the trademarks is included in the prices of products purchased from Amway), except in connection with products manufactured by the Company or by others under contract with the Company, in which case Amway may charge a royalty of up to 8% of the net sales of such products. Exclusively for fiscal years 1994 and 1995, however, the royalty rate for certain Company-sourced products bearing an Amway trademark was established at 2%, except that for Amway products bearing an Amway trademark and using an Amway formula or design (certain Satinique(R) and Artistry(R) products), the royalty rate was established at 4%, in each case calculated based on the net sales forecasts of the Company for such periods and not net sales as otherwise required by the Trademark License Agreement. Based upon these rates and estimates of sales for fiscal years 1994 and 1995, the Company delivered to Amway promissory notes in the aggregate amount of approximately Y628.0 million (U.S.$6.4 million) in prepayment of royalties for these products for fiscal years 1994 and 1995. The final installment of these notes was paid on or prior to August 31, 1995.

     As of July 31, 1995, the Company executed, in prepayment of royalties for fiscal years 1996, 1997 and 1998, promissory notes in the aggregate amount of Y1.9 billion (U.S.$19.4 million). In consideration for the execution of these notes, the revised royalties for these years will approximate 3.6% for those Company-sourced products bearing an Amway trademark and approximately 7.3% for those Company-sourced products bearing an Amway trademark and using an Amway formula or design. The actual royalty payable with respect to these products will depend on actual aggregate sales of such products for the three-year period. The notes are payable in six semiannual installments commencing February 28, 1996, with the final payment due and payable on August 31, 1998.

     Product Purchase Agreement. Pursuant to the Product Purchase Agreement between Amway and the Company, the Company has the right to select the Amway products it desires to purchase from the menu of products Amway makes available to its international affiliates, subject to unavailability due to local regulatory requirements. See " -- Government Regulation -- Product Restrictions." Purchases are evidenced by purchase orders and Amway must use reasonable commercial efforts to fill such orders. In determining whether it has the production capacity to meet an order, Amway is required to treat the Company on a parity with other comparable Amway affiliates based on net sales.

     Prior to September 1, 1992, the Company paid for all of its purchases from Amway in dollars; since that date, purchases have been paid for in yen. The prices for products purchased from Amway are governed by a price schedule which Amway establishes based upon a U.S. dollar "cost plus" base price calculation. In addition to the U.S. dollar "cost plus" base price component of Amway's schedule, the current prices for these products include an implicit dollar/yen exchange rate which the Company has calculated to be approximately Y91 = U.S.$1.00 compared to an implicit exchange rate that applied to product purchases throughout fiscal 1995 of Y104 = U.S.$1.00. Amway has the right to modify, on 30 days' prior written notice, the prices of products to be purchased by the Company from Amway; provided that any change in the U.S. dollar "cost plus" base price component must be made on a consistent basis for all Amway affiliates. See "Risk Factors -- Operations Outside the United States; Currency Fluctuations" and "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Foreign Exchange Transaction Information."

     Amway indemnifies the Company with respect to any defect in, or any harm caused by, any product purchased from Amway under the Product Purchase Agreement or failure of any such products to comply with local regulatory requirements in Japan. Under the Product Purchase Agreement, Amway is required to maintain product liability insurance with respect to products that the Company purchases from Amway. The Product Purchase Agreement also provides that the Company may be a named insured on such product liability policies with its own independent rights under such policies.

     Support Services Agreement. Amway provides various administrative support services for the Company. Support services provided include legal, accounting, tax, treasury, marketing, insurance, inventory control, investor relations and human resources. Charges for these services include direct costs incurred by Amway for investor relations services and direct costs payable by Amway to third parties for such services. Prior to

September 1, 1993, these charges also included certain internal labor costs relating to those services provided by Amway to the Company. These internal labor costs were eliminated effective September 1, 1993 (except for those expenses incurred in connection with investor relations services). See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Foreign Exchange Transaction Information" and "Certain Transactions."

     In addition, the Support Services Agreement provides that the Company will, upon the request of Amway, provide assistance to Amway with respect to Amway products specifically formulated for the special needs and preferences of the Japanese market. Under the Support Services Agreement, Amway reimburses the Company for certain costs and expenses relating to such assistance provided by the Company to Amway.

     The Company has the right to discontinue receiving any of such services or to terminate the Support Services Agreement at any time upon six months' notice to Amway. Amway has agreed not to discontinue any services that Amway continues to provide to its other international affiliates. If Amway determines to discontinue any service to all of its international affiliates, it may do so upon six months' notice to the Company. There can be no assurance that the Company would be able to obtain such services from alternative suppliers or, if obtained, at a cost comparable to that charged by Amway.

     General Provisions. Each of the Trademark License Agreement, Product Purchase Agreement and Support Services Agreement is for a term ending on August 31, 2011, and is subject to renegotiation after December 31, 1999 in the event that members of the families of, or trusts or foundations established by or for the benefit of, Richard M. DeVos or Jay Van Andel on a combined basis no longer beneficially own a majority of the voting stock of the Company. Such renegotiation is to promote the protection of the Amway trademarks and product quality, as well as to ensure the confidentiality of Amway trade secrets.

GOVERNMENT REGULATION

     The Company operates in Japan pursuant to various regulatory frameworks. These regulatory frameworks, as summarized below, affect the Company's direct selling, general trade, securities, import/export and distribution activities in addition to many other areas of the Company's business.

     Direct Selling Law. The Company is subject to certain provisions of the Japanese Door-to-Door Sales Law (the "Sales Law"), issued by the Ministry of International Trade and Industry (the "MITI"). The Sales Law is broadly drafted to cover sales other than those made in stores and therefore covers the direct selling method of the Sales Plan. The Sales Law is intended to ensure fair transactions involving door-to-door sales, mail order sales as well as chain sales transactions through various requirements, including certain disclosure to purchasers of products, refund procedures and, with respect to door-to-door sales, an eight-day "cooling-off period."

     The Company believes that its method of distribution is in compliance in all material respects with the Sales Law. However, since this statute could be interpreted by regulators in a manner which could impact the Company's operations, there can be no assurance that new interpretations of the existing laws and regulations would not have a material adverse effect on the Company's operations. In addition, it has been reported that the MITI may submit an amendment to the Sales Law for consideration by the Japanese legislature at its next scheduled session beginning in December 1995. Although no draft legislation has been made available, the reports suggest that the primary focus of any amendment will likely be upon establishing refund procedures for sales through telephonic solicitation as well as increasing criminal penalties for illegal sales practices. There can be no assurance that any such amendment to the Sales Law would not have a material adverse effect on the Company's operations. See "Risk Factors -- Regulation of Certain Direct Selling Activities."

     Fair Trade Laws. The Company's operations and the activities of distributors are regulated by the Anti-Monopoly Law and the guidelines concerning distribution systems and business practice (the "Guidelines") issued thereunder by the Fair Trade Commission of Japan in 1991. The Guidelines are intended to assure fair and free competition as well as broadly regulate, among other areas, resale price maintenance, sole distributorship contracts, rebates and assignment of exclusive sales territories. The Company believes that it is in compliance in all material respects with the Guidelines. There can be no assurance, however, that new guidelines or amendments to the Anti-Monopoly Law would not have a material adverse effect on the Company's operations.

     Securities Laws. The Common Stock is currently registered with the JSDA as Japanese OTC traded shares and the Company is subject to the Securities and Exchange Law of Japan, as amended (the "Securities and Exchange Law"), and ordinances and regulations thereunder, as well as requirements of the JSDA. Under the Securities and Exchange Law and the JSDA's requirements, the Company is subject to periodic and other reporting requirements, including filings of annual and semiannual securities reports, business reports and financial reports with the Ministry of Finance ("MOF") and the JSDA.

     Foreign Ownership and Import. The Company operates in accordance with company, trade, tax and the foreign investment laws of Japan. The Company was formed as a joint stock corporation (kabushiki kaisha) in accordance with the Commercial Code. Foreign investment is regulated by the Foreign Exchange and Foreign Trade Control Law of Japan, as amended (the "Foreign Exchange Law"). There are no limitations on the repatriation of capital, earnings or the sales proceeds for goods imported, provided that the underlying transactions are proper and legal. Imports are controlled by the Foreign Exchange Law, and as a signatory to the General Agreement on Tariffs and Trade, as amended ("GATT"), Japan adheres to GATT requirements relative to customs duties. Additionally, customs duties are covered by the Customs Duty Law, the Customs Tariff Law and the Customs Duty Temporary Measures Law.

     Intellectual Property Protection. The Company considers the Amway trademarks important to its business. Pursuant to the Trademark License Agreement with Amway, the Company has the exclusive license to use the Amway trademark and the individual product trademarks used on Amway products in the Company's market. Pursuant to this Agreement, Amway is responsible for filing, maintaining and defending the trademarks and other intellectual property licensed to the Company. See " -- Relationship with Amway -- Trademark License Agreement". Amway policy is to secure trademark registration for the Amway trademark in all core product lines and any other relevant product and service classifications, as well as to register a basic portfolio of product trademarks. Where applicable, Amway registers the foreign language equivalents of the Amway trademark. Where possible, Amway's policy is also to perfect patent filing for products or components, particularly in the Housewares Line. For example, Amway has filed for and obtained patent protection on components of the water treatment system in Japan.

     Japan is a participant in the major international conventions for the protection of intellectual property. In addition, the Company believes that Japan's Patent Law, Trademark Law, Copyright Law and Unfair Competition Prevention Law, among other laws, provide adequate protection for the intellectual property Amway licenses to the Company.

     Product Restrictions. Some of the Company's products, particularly vitamins, certain nutritional supplements and cosmetics, are subject to the Pharmaceutical Business Law, the Food Sanitation Law and other health, sanitation and labeling laws and regulations. Under the Pharmaceutical Business Law, in the event that a distributor promotes the sale of vitamin products or nutritional supplements by claiming that such vitamin products or nutritional supplements would have a pharmaceutical effect, the distribution of vitamin products or nutritional supplements by such distributor may constitute a violation of the Pharmaceutical Business Law. Certain of the Company's products require licenses for importation.

     Product Liability. On July 1, 1995, a new product liability law went into effect in Japan. This law permits consumers to establish product liability claims against manufacturers and importers of goods upon a showing of a defective condition in such goods rather than negligence as was previously required. As a result of this new law, Amway as the manufacturer and the Company as the importer of consumer products may be subject to increased potential liability for loss or injury caused by such products.

LEGAL PROCEEDINGS

     The Company is a party to certain routine litigation incidental to its business, none of which is currently expected to have a material adverse effect on the Company's financial condition or results of operations.

EMPLOYEES

     At August 31, 1995, the Company had approximately 635 permanent full-time employees, approximately 75 other contract temporary employees and approximately 250 temporary employees. The Company has no union employees and no collective bargaining agreements. The Company considers its employee relations to be excellent. The distributors are independent contractors and are not employees of the Company. See
" -- Distribution."

PROPERTIES

     The Company has no manufacturing facilities. The Company has office facilities and Regional Distribution Centers (including warehouses) located throughout Japan all of which currently are leased by the Company. The following table summarizes the number of facilities in which the Company currently has operations in addition to its registered head office and main office in Tokyo:

                                                                       REGIONAL        CUSTOMER
                                                                     DISTRIBUTION      SERVICE
                                                                      CENTERS(1)       OFFICES
                                                                     ------------    ------------
    Fukuoka.......................................................         1               1
    Hiroshima.....................................................        --               1
    Ishikawa......................................................        --               1
    Kobe..........................................................         1(2)           --
    Nagoya........................................................        --               1
    Okinawa.......................................................         1(3)           --
    Osaka.........................................................        --               1
    Sapporo.......................................................         1               1
    Sendai........................................................        --               1
    Tokyo.........................................................         1               1
                                                                          --              --
         Total....................................................         5               8
                                                                     =========       =========

---------

(1) The Company's warehouse operations at its Regional Distribution Centers in Fukuoka, Kobe, Okinawa, Sapporo and Tokyo are operated for the Company by third parties under contracts expiring at various dates from 1996 through 1997.

(2) In January 1995, the Kobe area sustained a major earthquake. The Company's Regional Distribution Center in Kobe was relatively undamaged, although it was inaccessible through April 3, 1995.

(3) Leased by the warehouse operator.

     In order to demonstrate its long-term commitment in Japan, to enhance the Company's image, to strengthen its corporate identity and to take advantage of current Japanese real estate market conditions, the Company acquired in March 1995 a 3,561 square meter parcel of land in Tokyo for the construction of a new headquarters facility. Certain additional events must occur prior to July 1, 1996 before the site is available for construction. Accordingly, construction of the facility is not planned to commence before fiscal 1997. It is anticipated that this facility will be available for occupancy in fiscal 1999. The purchase price for the land aggregated Y19.4 billion (U.S.$198.0 million). The total capital cost of this headquarters project is currently estimated to be between Y27.5 billion (U.S.$280.6 million) and Y32.5 billion (U.S.$331.6 million).

     In addition, the Company purchased a 22,296 square meter parcel of land in Tokyo in July 1995 for the construction of a new Tokyo Regional Distribution Center. The purchase price for this land, which was paid in cash, was Y4.7 billion (U.S.$48.0 million). It is anticipated that construction of this Regional Distribution Center will begin in December 1995 and that this facility will be operational beginning in February 1997. The total cost of this project is currently estimated to be between Y13.8 billion (U.S.$140.8 million) and Y14.4 billion (U.S.$146.9 million). See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth certain information regarding the Company's directors and executive officers:

            NAME            AGE                             POSITION
-------------------------------           ---------------------------------------------
Richard M. DeVos, Jr.       40            Chairman; Director
Stephen A. Van Andel        40            Vice-Chairman; Director
Richard S. Johnson          53            President; Representative Director
Takashi Kure                44            Vice President and Chief Planning Officer;
                                          Director
Yoshizo Matsushita          60            Vice President and Chief Financial Officer;
                                          Director
Hisao Hattori               70            Director Executive Director of the
                                          President's Office/Public Relations and
                                          External Affairs; Director
Hitoshi Tsurumoto           55            Director of Human Resources; Director
Noboru Makino               74            Director
Nobuyuki Nakahara           60            Director
Yoshikazu Takaishi          65            Director
Bert Crandell               42            Marketing Division Director
Patric J. Sullivan          52            Distributor Relations Division Director
Shigeo Kobayashi            48            National Distribution Manager

     Richard M. DeVos, Jr. has been Chairman of the Company since January 1995 and a director of the Company since November 1994. Since January 1995, Mr. DeVos has been President of Amway Asia Pacific Ltd. Mr. DeVos has been President of Amway since 1993. Mr. DeVos was President and Chief Executive Officer of the Orlando Magic Ltd. from 1991 to 1993. Mr. DeVos is Chairman of the Windquest Group, a multi-company management group which he founded in 1989. Prior to that, Mr. DeVos was Vice President- International of Amway since 1984. Previously, Mr. DeVos held various research and development, manufacturing, distribution, marketing, finance, public relations and government affairs positions with Amway. Mr. DeVos holds a Bachelor of Business Administration degree from Northwood University and has attended the Executive Study Program at the Wharton School of the University of Pennsylvania. Mr. DeVos is also a director of Amway Asia Pacific Ltd.

     Stephen A. Van Andel has been Vice-Chairman of the Company since January 1995 and a director of the Company since November 1994. Since January 1995, Mr. Van Andel has been Chairman of Amway Asia Pacific Ltd. Mr. Van Andel has been Chairman of Amway since September 1, 1995 and Chairman of the Executive Committee of Amway since 1993 as well as a member of the Policy Board of Amway since 1992. Since 1993, Mr. Van Andel also has been Vice President-Corporate Affairs of Amway. Mr. Van Andel was appointed Vice President-Marketing of Amway in 1988 and in 1991, he became Vice President-Americas. Prior to 1988, Mr. Van Andel held various administrative and management positions with Amway. Mr. Van Andel holds a Bachelor's degree from Hillsdale College and a Masters of Business Administration from Miami University. Mr. Van Andel is also a director of Amway Asia Pacific Ltd.

     Richard S. Johnson has been President and Representative Director of the Company since 1991. Mr. Johnson joined Amway in 1990 as General Manager of Amway Germany. Prior to joining Amway, Mr. Johnson was President of Tupperware Pacific. Mr. Johnson holds a Bachelor's Degree from the University of Pennsylvania and a Masters of Business Administration Degree from Harvard Business School.

     Takashi Kure has been Vice President and Chief Planning Officer of the Company since January 1995 and a director of the Company since 1987. Prior to becoming Chief Planning Officer, Mr. Kure served as Vice

President and Chief Operating Officer since 1990. Between 1989 and 1990, Mr. Kure served as Director of Sales and Marketing. Previously, Mr. Kure served as Director of Operations and Manager of Information Systems Control Department of the Company. Mr. Kure joined the Company in 1985 as Manager of the EDP Department. Mr. Kure holds a Bachelor's Degree from Cornell University.

     Yoshizo Matsushita has been Vice President and Chief Financial Officer of the Company since April 1, 1994 and a director of the Company since 1990. Mr. Matsushita joined the Company in 1989 as Division Manager of Finance and served as Director of Finance from 1990 to 1994. Prior to joining the Company, Mr. Matsushita held various manufacturing and finance positions with Nihon Tetra Pak K.K. Mr. Matsushita holds a Bachelor's of Business Administration Degree from Meiji University.

     Hisao Hattori has been Executive Director of the President's Office/Public Relations and External Affairs since February 1994 and a director of the Company since 1992. Mr. Hattori joined the Company in 1987 as Statutory Auditor and in 1988 became Director of the President's Office and from 1992 to 1994 served as Executive Director of the President's Office. Prior to joining the Company, Mr. Hattori held various administrative positions with IBM Japan Limited.

     Hitoshi Tsurumoto has been Director of Human Resources and a director of the Company since 1990. Mr. Tsurumoto joined the Company in 1989 as Manager of Human Resources and Administration. Prior to joining the Company, Mr. Tsurumoto held various personnel and administrative positions with Wyeth Japan Limited. Mr. Tsurumoto holds a Bachelor's Degree from Hokkaido University of Education.

     Noboru Makino has been a director of the Company since November 1994. Since 1990, Mr. Makino has served as an Advisory Director to Mitsubishi Research Institute, Ltd. Prior to that Mr. Makino was Director and Chairman of Mitsubishi Research Institute, Ltd. since June 1984. Mr. Makino holds a Master's Degree from Tokyo University.

     Nobuyuki Nakahara has been a director of the Company since November 1994. In March 1994, Mr. Nakahara became a Honorary Chairman of Tonen Corporation ("Tonen"). Since March 1986, he was Representative Director and President of Tonen. Mr. Nakahara holds a Bachelor's of Economics Degree from Tokyo University.

     Yoshikazu Takaishi has been a director of the Company since November 1994. Between November 1993 and November 1994, he was statutory auditor of the Company. In April 1993, Mr. Takaishi established Takaishi Law Office. Prior to that, Mr. Takaishi was Managing Director (Legal Affairs and Intellectual Property) for IBM Japan Limited. Mr. Takaishi holds a Bachelor's of Law Degree from Nihon University and has been an attorney-at-law since 1957.

     Bert Crandell has been Marketing Division Director of the Company since September 1992. Mr. Crandell has been employed by Amway since 1978 in a variety of research and development and marketing positions. Mr. Crandell holds a Bachelor's Degree from Michigan State University.

     Patric J. Sullivan has been Distributor Relations Division Director of the Company since January 1994. Mr. Sullivan has been employed by Amway since 1971 in a variety of distributor relations positions. Mr. Sullivan holds a Bachelor's Degree from Aquinas College.

     Shigeo Kobayashi has been National Distribution Manager of the Company since he joined the Company in November 1988. Mr. Kobayashi holds a Bachelor's Degree of Mathematics from Science University of Tokyo.

     Effective as of the Ordinary General Meeting of Shareholders on November 29, 1995, Mr. Hattori will be retiring from his positions as a director of the Company and as Executive Director of the President's Office/ Public Relations and External Affairs after eight years of distinguished service. The Company has nominated Tomiaki Nagase for election by the shareholders at the Ordinary General Meeting of Shareholders on November 29, 1995 as a director of the Company to succeed Mr. Hattori. In addition, Mr. Nagase will be appointed as an executive officer of the Company.

     Tomiaki Nagase, age 60, has been an employee of the Company since July 1, 1995. Mr. Nagase was previously Senior Managing Director of Kao Corporation, a multi-national corporation involved in the manufacture and sale of consumer products ("Kao"), from March 1992 until June 1995. Previously, Mr. Nagase held various operational and marketing managerial positions with Kao as well as serving as a member of its board of directors. In addition, Mr. Nagase has previously held managerial positions with The Fuji Bank, Limited and Asian Development Bank. Mr. Nagase holds a Bachelor's Degree in Economics from Gakushuin University.

     The Company's Statutory Auditors are Akira Toriumi (a former employee of the Company), Kouichi Kura (full-time external Statutory Auditor of the Company), Lawrence M. Call (Chief Financial Officer of Amway and an officer of various of its affiliates) and Craig N. Meurlin (General Counsel of Amway and an officer of various affiliates).

                       PRINCIPAL AND SELLING SHAREHOLDERS

PRINCIPAL SHAREHOLDERS

     The following table sets forth certain information as to the ownership of Common Stock as of August 1, 1995 by (i) the Principal Shareholders and as adjusted to reflect the deposit of Common Stock, as represented by ADSs, with the collateral agent in connection with the delivery by the Selling Shareholders, on the Exchange Date, of ADSs or shares of Common Stock, which will be exchanged for the PEPS, (ii) each person owning of record or known to the Company to be the beneficial owner of more than 10% of the Common Stock and
(iii) the Company's officers and directors as a group. All information with respect to beneficial ownership has been furnished by the respective Principal Shareholder, more than 10% shareholder, executive officer or director, as the case may be. Unless otherwise indicated, the persons named below have sole voting and investment power with respect to the number of shares of Common Stock set forth opposite their names.

                                                                  NUMBER OF             SHARES TO BE
                                  SHARES BENEFICIALLY OWNED         SHARES           BENEFICIALLY OWNED
                                    PRIOR TO THE OFFERING        REPRESENTED         AFTER THE EXCHANGE
       NAMES AND ADDRESSES        --------------------------       BY ADSS        -------------------------
       OF BENEFICIAL OWNERS         NUMBER        PERCENTAGE     DEPOSITED(1)       NUMBER       PERCENTAGE
--------------------------------------------      ----------     ------------     ----------     ----------
Jay and Betty J. Van Andel
  7186 Windy Hill Drive, S.E.
  Grand Rapids, Michigan 49546    63,455,500(2)      42.4%         3,915,751(3)   59,539,749        39.8%
David Van Andel
  6962 Ada Drive
  Grand Rapids, Michigan 49546    29,695,000(4)      19.8%                --      29,695,000        19.8%
Richard M. and Helen DeVos
  1840 South Ocean Blvd.
  Manapalan, Florida 33462        50,173,500(5)      33.5%                --      50,173,500        33.5%
Richard M. DeVos, Jr.
  2003 Hillsboro, S.E.
  Grand Rapids, Michigan 49546    11,020,500(6)       7.4%         3,915,751(7)    7,104,749         4.7%
All officers and directors
  as a group (16)                 11,042,500          7.4%         3,915,751(7)    7,126,749         4.8%

---------

(1) Assuming no exercise of the Underwriters' over-allotment option. Each ADS represents one-half of one share of Common Stock.

(2) Includes 33,760,500 shares (22.6%) of Common Stock held by the Jay Van Andel Trust, 26,956,000 shares (18.0%) of Common Stock held by Japan HC I, Inc. and 2,739,000 shares (1.8%) of Common Stock held by the Jay and Betty J. Van Andel Foundation (the "Van Andel Foundation"). Under the terms of the Jay Van Andel Trust, Jay Van Andel has sole voting and dispositive power with respect to the shares of Common Stock held by such Trust. Jay Van Andel is a director of Japan HC I, Inc. with shared voting and dispositive power with respect to the shares of Common Stock held by Japan HC I, Inc., and a co-trustee of the Van Andel Foundation with shared voting and dispositive power with respect to the shares of Common Stock held by such Foundation. As the sole beneficiary of the Betty J. Van Andel Trust, which is the sole shareholder of Japan HC I, Inc., Betty J. Van Andel has shared voting and dispositive power with respect to the shares of Common Stock held by Japan HC I, Inc. due to her right to revoke such Trust. Jay Van Andel and Betty J. Van Andel are married; as a consequence, each may be deemed to be the beneficial owner of all of the shares listed.

(3) The Jay Van Andel Trust will deposit with the collateral agent, as security for its obligations under its Purchase Contract, 4,894,689 shares of Common Stock, as represented by 9,789,378 ADSs, in connection with its delivery to the Trust, on the Exchange Date, of ADSs or Common Stock in exchange for the PEPS.

(4) Includes 26,956,000 shares (18.0%) of Common Stock held by Japan HC I, Inc. and 2,739,000 shares (1.8%) of Common Stock held by the Van Andel Foundation. David Van Andel is a director of Japan HC I, Inc. with shared voting and dispositive power with respect to the shares of Common Stock held by Japan HC I, Inc., and a co-trustee of the Van Andel Foundation with shared voting and dispositive power with respect to the shares of Common Stock held by such Foundation.

(5) Includes 25,995,000 shares (17.4%) of Common Stock held by RDV(AJL) Holdings, Inc., 21,439,500 shares (14.3%) of Common Stock held by HDV(AJL) Holdings, Inc., 2,739,000 shares (1.8%) of Common Stock held by the Richard and Helen DeVos Foundation (the "DeVos Foundation"). The Richard DeVos Trust is the sole shareholder of RDV(AJL) Holdings, Inc. The Helen DeVos Trust is the sole shareholder of HDV(AJL) Holdings, Inc. Richard M. DeVos is a co-trustee of the Richard DeVos Trust and a co-trustee of the Helen DeVos Trust in each case with shared and dispositive power of the shares of Common Stock indirectly held by such trusts. Helen DeVos is a co-trustee of the Helen DeVos Trust and a co-trustee of the Richard DeVos Trust in each case with shared voting and dispositive power of the shares of Common Stock indirectly held by such trusts. Richard M. DeVos, Helen DeVos and Jerry L. Tubergen are each a co-trustee of the DeVos Foundation and each has shared voting and dispositive power of the shares of Common Stock held by the DeVos Foundation.

(6) Includes 2,505,500 shares (1.7%) of Common Stock held by RDV GRIT Holdings, Inc., 6,515,000 shares (4.4%) of Common Stock held by HDV GRIT Holdings, Inc. and 2,000,000 shares (1.3%) of Common Stock held by RDV Capital Management L.P. II. Richard M. DeVos, Jr. and Jerry L. Tubergen are directors of each of RDV GRIT Holdings, Inc. and HDV GRIT Holdings, Inc. with shared voting and dispositive power of the shares of Common Stock held by such corporations. RDV Corporation is the general partner of RDV Capital Management L.P. II. As a director of RDV Corporation, Richard M. DeVos, Jr. shares voting and dispositive power of the shares of Common Stock held by RDV Capital Management L.P. II. Richard M. DeVos, who holds an indirect interest in RDV GRIT Holdings, Inc., but has no voting or dispositive power with respect to the shares of Common Stock held by such corporation, disclaims beneficial ownership of such shares. Helen DeVos, who holds an indirect interest in HDV GRIT Holdings, Inc., but has no voting or dispositive power with respect to the shares of Common Stock held by such corporation, disclaims beneficial ownership of such shares.

(7) HDV GRIT Holdings, Inc. will deposit with the collateral agent, as security for its obligations under its Purchase Contract, 4,894,689 shares of Common Stock, as represented by 9,789,378 ADSs, in connection with its delivery to the Trust, on the Exchange Date, of ADSs or Common Stock in exchange for the PEPS.

SELLING SHAREHOLDERS

     The following table sets forth certain information as to the ownership of Common Stock as of August 1, 1995 by the Selling Shareholders listed below. The Selling Shareholders are Principal Shareholders. In addition, the table below sets forth information as to the ownership of Common Stock, as adjusted to reflect the deposit of Common Stock, as represented by ADSs, with the collateral agent in connection with the delivery by the Selling Shareholders, on the Exchange Date, of ADSs or shares of Common Stock, which will be exchanged for the PEPS. See "Risk Factors -- Relationship and Potential Conflicts of Interest with Amway," " -- Controlling Shareholders," "Business -- Relationship with Amway" and "Certain Transactions."

                                        SHARES BENEFICIALLY         NUMBER OF             SHARES TO BE
                                               OWNED                  SHARES           BENEFICIALLY OWNED
                                       PRIOR TO THE OFFERING       REPRESENTED         AFTER THE EXCHANGE
        NAMES AND ADDRESSES           ------------------------       BY ADSS        ------------------------
       OF BENEFICIAL OWNERS             NUMBER      PERCENTAGE     DEPOSITED(1)       NUMBER      PERCENTAGE
-----------------------------------   ----------    ----------     ------------     ----------    ----------
Jay Van Andel Trust(2)                33,760,500       22.6%        3,915,751       29,844,749       19.9%
HDV GRIT Holdings, Inc.(3)             6,515,000        4.4%        3,915,751        2,599,249        1.7%

---------

(1) The table set forth above assumes that the Underwriters' over-allotment option is not exercised. In connection with the Offering, the Trust has granted the Underwriters a 30-day option to purchase up to an additional 2,348,643 PEPS which may require the Selling Shareholders to deposit the following number of additional shares of Common Stock, as represented by ADSs, with the collateral agent as security for delivery by the Selling Shareholders, on the Exchange Date, of ADSs or Common Stock in exchange for the PEPS: Jay Van Andel Trust 1,467,902; and HDV GRIT Holdings, Inc. 1,467,902. Each ADS represents one-half of one share of Common Stock.

(2) Under the terms of the Jay Van Andel Trust, Jay Van Andel has sole voting and dispositive power with respect to the shares of Common Stock held by the Jay Van Andel Trust and as a result is the beneficial owner of the shares of Common Stock held by such Trust. Jay Van Andel and Betty J. Van Andel are married; as a consequence, Betty J. Van Andel may be deemed to be the beneficial owner of such shares.

(3) Richard M. DeVos, Jr. and Jerry L. Tubergen are directors of HDV GRIT Holdings, Inc. with shared voting and dispositive power of the shares of Common Stock held by HDV GRIT Holdings, Inc. and as a result are the beneficial owners of such shares. Helen DeVos, who holds an indirect interest in HDV GRIT Holdings, Inc., but has no voting or dispositive power with respect to the shares of Common Stock held by such corporation, disclaims beneficial ownership of such shares.

                              CERTAIN TRANSACTIONS

     Members of the DeVos and Van Andel families own all of the outstanding shares of Amway. Following the Exchange (assuming no other disposition or acquisition of Common Stock or ADSs by the Principal Shareholders prior to the Exchange Date), the Principal Shareholders will collectively own beneficially 78.1% of the outstanding shares of Common Stock (77.3% if the Underwriters' over-allotment option is exercised in full). See "Principal and Selling Shareholders."

     Approximately 80% of the Company's fiscal 1995 net sales was derived from the distribution of products in the four core Amway product lines at prices and on other terms provided in the Product Purchase Agreement between Amway and the Company. In addition, Amway has granted the Company the exclusive right in Japan to use the Amway trademark and individual product trademarks. Amway also provides a broad range of administrative and technical assistance to the Company pursuant to various assistance agreements with the Company. For a summary of the terms of the agreements between Amway and the Company, see
"Business -- Relationship with Amway." During fiscal 1993, fiscal 1994 and fiscal 1995, pursuant to the agreements between Amway and the Company, the Company paid Amway a total of Y23.8 billion (U.S.$242.9 million), Y28.2 billion (U.S.$287.8 million) and Y28.6 billion (U.S.$291.8 million), respectively, for the purchase of products; and Y633.0 million (U.S.$6.5 million), Y290.0 million (U.S.$3.0 million) and Y385.0 million (U.S.$3.9 million), respectively, for services provided to the Company. In addition, the Company has paid Amway in advance through the issuance of promissory notes for royalties under the Trademark License Agreement, in the aggregate amount of Y1.9 billion (U.S.$19.4 million) for fiscal 1996 through 1998. See "Business -- Relationship with
Amway -- Trademark License Agreement."

     In connection with the reorganization of certain Amway affiliates in December 1993 as part of the capitalization of AAP, the Company transferred to AAP the stock of Amway Pacific Limited, a former subsidiary of the Company, through which the Company held a 95% interest in the joint venture company formed as the exclusive distribution vehicle for Amway products in the People's Republic of China. This resulted in the acquisition by the Company of 972,222 shares of common stock of AAP, representing an acquisition price of approximately Y1.9 billion (U.S.$17.5 million) (based on the Noon Buying Rate of Y110.70 = U.S.$1.00 prevailing on December 21, 1993). This price was established principally based upon an independent valuation. As a result of this transaction, the Company owns approximately 2% of AAP's common stock. The Principal Shareholders own approximately 83% of AAP's common stock, with the remainder publicly held.

     Takaishi Law Office, of which Mr. Takaishi, a director of the Company, is the founder, provided legal services to the Company in fiscal 1993, 1994 and 1995 and it is anticipated that it will provide legal services to the Company in fiscal 1996.

     The Company has agreed to pay approximately Y50.0 million (U.S.$0.5 million) of the costs and expenses of the Offering. The Company will indemnify the Selling Shareholders and the Underwriters of the PEPS against certain liabilities, including liabilities under the Securities Act.

                          DESCRIPTION OF CAPITAL STOCK

     Set forth below is a discussion of the material provisions of the Common Stock, including brief summaries of certain provisions of the Articles of Association and the Company's Share Handling Regulations (the "Share Handling Regulations"), as currently in effect, and of the Commercial Code. These summaries do not purport to be complete and are qualified in their entirety by reference to the full Articles of Association and the full Share Handling Regulations which have been filed as exhibits to the Registration Statement of which this Prospectus is a part.

GENERAL

     Under the Articles of Association, the presently authorized capital stock of the Company consists of 256,000,000 shares of Common Stock, which may be issued as no par value shares or with a par value of Y50 per share. As of August 31, 1995, 149,624,951 no par value shares were issued and outstanding. No Y50 par value shares are outstanding. Under the Commercial Code, the Company may, by resolution of the Board of Directors, convert par value shares into no par value shares and vice versa, provided that in the latter case, the total par value may not be more than the Company's stated capital. The Commercial Code requires that shares be in registered form. Under the Commercial Code, shares are transferable by delivery of share certificates, but in order to assert shareholders' rights against the Company, the transferee must have its name registered on the Company's register of shareholders. The Share Handling Regulations require shareholders to file their names, addresses and seal impressions with The Yasuda Trust and Banking Company, Limited, the transfer agent for the Company, and foreign shareholders customarily using a signature may file a specimen signature in lieu of a seal impression. Shareholders not resident in Japan are required to file a mailing address in Japan or appoint a resident proxy in Japan. These requirements do not apply to the holders of ADSs or ADRs.

     The central clearing system of share certificates under the Law Concerning Central Clearing of Share Certificates and Other Securities of Japan started to operate in October 1991. Under this system, a holder of shares of Common Stock may choose, at its discretion, to participate in this system and all certificates of shares of Common Stock elected to be put into this system will be deposited with the central clearing system (through a participating institution, such as a securities company or bank, having a clearing account with the clearing house, if the holder is not such a securities company or bank) and all such shares will be registered in the name of the clearing house on the Company's register of shareholders. Each participating shareholder will in turn be registered in the Company's register of beneficial shareholders and be treated the same way as shareholders registered on the Company's register of shareholders. This system is intended to reduce paperwork required in connection with the transfer of title to share certificates.

DIVIDENDS

     The Articles of Association provide that the Company's financial accounts shall be closed on August 31 of each year and that dividends, if any, shall be paid to the shareholders of record at the close of business as of such date. Pursuant to the Commercial Code, after the close of the fiscal year, the Board of Directors prepares, among other things, a proposal for appropriation of profits and retained earnings for year-end dividends, legal reserve and other reserves, and such appropriation customarily includes a bonus to Directors and Statutory Auditors. This proposal is then submitted to the Board of Statutory Auditors of the Company and the independent certified public accountants for their review and comments. Then the proposal accompanied by the Board of Statutory Auditors' and independent accountant's reports are submitted for shareholder approval at the Ordinary General Meeting of Shareholders, which, pursuant to the Articles of Association, must be convened within three months after the close of the fiscal year and is customarily held in November of each year.

     In addition to year-end dividends, the Board of Directors may by resolution declare an interim cash dividend (which may include special or commemorative dividends) to shareholders of record as of the close of the last day of February of each year, without prior shareholder approval, but subject to the restrictions described below. The requisite appropriation of profits and retained earnings and related transfer of the

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

applicable amount to legal reserve occurs at the time of the payment of the interim dividend from funds available for such purpose as described below. Payment of interim dividends reduces the funds legally available for the payment of year-end dividends for the fiscal year in which such interim dividends are resolved and paid.

     As a result of amendments to the Commercial Code, effective October 1993, the Company is required to have three Statutory Auditors (previously two), of which at least one (previously none) is required to be an "external" auditor, which is an auditor who has not been a director, manager or employee of the Company or its subsidiaries during the last five years. As required by the amendments to the Commercial Code, the Statutory Auditors formed a Board of Statutory Auditors consisting of Lawrence M. Call, Akira Toriumi, Kouichi Kura (who serves as external statutory auditor) and Craig N. Meurlin.

     As a result of amendments to the Commercial Code, beginning in September 1995, the Board of Directors is required to submit its proposal for the appropriation of profits and retained earnings for year-end dividends, legal reserve and other reserves and bonus to the Company's Board of Statutory Auditors, in lieu of its Statutory Auditors. Then, the proposal is required to be submitted for shareholder approval at the Ordinary General Meeting of Shareholders accompanied by a report of the Board of Statutory Auditors of the Company, in lieu of the Statutory Auditors' report.

     The amendments to the Commercial Code which took effect on April 1, 1991 eliminated certain provisions relating to stock dividends. Under the Commercial Code, the shareholders may, by resolution at a Ordinary General Meeting of Shareholders, transfer to the Company's stated capital account any amount which could otherwise be distributed as year-end dividends and the Board of Directors may, by its resolution, pay a dividend in the form of additional shares of Common Stock, by way of a stock split without affecting the par value thereof, up to the amount so transferred to the Company's stated capital account.

     Under the Commercial Code, the Company may not make any distribution of profits by way of year-end dividends or interim dividends for any fiscal year unless it has set aside in its legal reserve an amount equal to at least one-tenth of the amount paid by way of appropriation of profits and retained earnings for such fiscal year or equal to one-tenth of any interim dividend, as the case may be, until the legal reserve equals one-quarter of its stated capital. Under the Commercial Code, the Company may distribute profits by way of year-end or interim dividends out of the excess of its net assets over the aggregate of (i) its stated capital, (ii) its additional paid-in capital, (iii) its accumulated legal reserve, (iv) the legal reserve to be set aside in respect of the dividend concerned and any other proposed payment by way of appropriation of profits and retained earnings; (v) the excess, if any, of unamortized expenses incurred in preparation for commencement of business and in connection with research and development expense over the aggregate of amounts referred to in (ii), (iii) and (iv) above; and (vi) the book value, as stated on its balance sheet as at the last day of the fiscal year concerned, of the shares of Common Stock, if any, which have been purchased and held by the Company for the purpose of transfer to its employees (see " -- Repurchase by the Company of its Common Stock" below). In the case of interim dividends, the net assets are calculated by reference to the balance sheet as at the last closing of the Company's accounts, but adjusted to reflect (A) any subsequent payment by way of appropriation of profits and retained earnings and the related transfer to the legal reserve; (B) any subsequent transfer of profits and retained earnings to stated capital; and (C) if the Company has been authorized pursuant to a resolution of the Ordinary General Meeting of Shareholders relating to the immediately preceding fiscal year to purchase shares of Common Stock for the purpose of transfer to its employees or for the purpose of cancellation (see
" -- Repurchase by the Company of its Common Stock" below), the total amount of the purchase price for the shares authorized by such resolution to be paid by the Company for such purpose. Interim dividends may not be paid where there is a risk that at the end of the fiscal year there might not be any excess of net assets over the aggregate of the amounts referred to in clauses (i) through (vi) above. As of August 31, 1995, the net assets of the Company determined in accordance with the Commercial Code were Y75.7 billion (U.S.$772.4 million), its stated capital was Y12.5 billion (U.S.$127.6 million), its additional paid-in capital was Y14.9 billion (U.S.$152.0 million) and its legal reserve was Y3.1 billion (U.S.$31.6 million).

     In Japan the "ex-dividend" date and the record date for dividends precede the date of determination of the amount of the dividend to be paid. See
" -- Record Date." For information as to taxation of dividends, see
"Taxation -- Japanese Taxation."

TRANSFER OF ADDITIONAL PAID-IN CAPITAL AND LEGAL RESERVE TO STATED CAPITAL AND STOCK SPLITS

     When the Company issues new shares of Common Stock, the entire amount of the issue price of such new shares is required to be accounted for as stated capital, although the Company may account for an amount not exceeding one-half of such issue price as additional paid-in capital (subject to the remainder being not less than the total par value, if any, of the new shares being issued). The Company may, by resolution of the Board of Directors, transfer the whole or any part of additional paid-in capital and legal reserve to stated capital and grant to shareholders additional shares of Common Stock free of charge by way of a stock split without affecting the par value thereof, with reference to the whole or any part of the amount of additional paid-in capital and legal reserve so transferred to stated capital. Such additional shares may also be granted by reference to the amount representing the portion of the issue price of shares of Common Stock in excess of the par value thereof which has been accounted for as stated capital. In either case, following the issuance of additional shares by way of a stock split, the total par value of all outstanding shares may not exceed the Company's stated capital, and the Company's net assets (as of its latest balance sheet date) divided by the total number of shares outstanding must be at least Y500.

     The Commercial Code permits the Company to make a distribution to shareholders by way of a rights issue at a subscription price per share which is less than the par value thereof if (i) the difference between the subscription price and the par value does not exceed the amount of the stated capital minus the aggregate par value of all outstanding shares, divided by the number of new shares to be issued pursuant to such rights issue, (ii) the sum of the net assets of the Company (as appearing on its latest balance sheet) and the total subscription price, divided by the number of the shares outstanding immediately after the issuance of the new shares, is at least Y500 and (iii) the subscription rights are made transferable. In order to satisfy the requirement mentioned in (i) above, the Board of Directors may transfer the whole or any part of additional paid-in capital or legal reserve to stated capital.

JAPANESE UNIT SHARE SYSTEM

     At the Ordinary General Meeting of Shareholders in November 1994, the shareholders approved an amendment to the Articles of Association to reduce the number of shares of Common Stock constituting one unit under the Japanese unit share system from 1,000 shares to 100 shares. As a result, effective February 1, 1995, the number of shares constituting one unit is 100 shares.

     Transferability of Shares Representing Less Than One Unit. Certificates for shares representing less than one unit may only be issued in certain limited circumstances. Because the transfer of shares normally requires delivery of the certificates therefor, fractions of a unit for which no share certificates are issued are not normally transferable. Shares representing less than one unit for which share certificates have been issued continue to be transferable, but the transfer may be registered on the Company's register of shareholders only if the transferee is already a registered shareholder (whether in respect of units or of shares representing less than one unit). Because transfer of ADRs does not require changes in the ownership of the underlying Common Stock, holders of ADRs representing less than one unit of Common Stock are not affected by such restrictions in their ability to transfer such ADRs. However, because transfers of less than a unit of the underlying shares of Common Stock are normally prohibited under the unit share system, under the Deposit Agreement, the right of ADR holders to surrender their ADRs and withdraw the underlying shares of Common Stock for sale in Japan may only be exercised as to whole units of Common Stock. As a result, access to the Japanese markets through the withdrawal mechanism will not be available for dispositions of shares in lots of less than one unit.

     Right of a Holder of Shares Representing Less Than One Unit to Require the Company to Purchase Such Shares. A holder of shares representing less than one unit may at any time require the Company to purchase such shares at their last reported sale price in the Japanese OTC market on the day when such request is served on the transfer agent of the Company or, if no such sale takes place on such day, the price at which the first sale of the shares is effected in the Japanese OTC market thereafter, less applicable brokerage commission. The usual securities transfer tax is applicable to such transactions. Because holders of ADRs representing less than one unit are not able to withdraw the underlying shares of Common Stock from deposit, such holders are unable as a practical matter to exercise this right to require the Company to purchase the underlying shares of Common Stock. See " -- Transferability of Shares Representing Less Than One Unit."

     Other Rights of a Holder of Shares Representing Less Than One Unit. A holder of shares representing less than one unit continues to enjoy in respect of such shares only (i) the right to receive dividends (including interim dividends), (ii) the right to receive shares and/or cash by way of stock split or upon consolidation or subdivision of shares or upon a capital decrease or merger, (iii) the right to be allotted subscription rights with respect to new shares, convertible bonds and bonds with warrants to subscribe for shares when such rights are granted to shareholders, (iv) the right to participate in the distribution of surplus assets in the event of the liquidation of the Company and (v) the right to require the Company to issue replacement share certificates for lost, stolen or destroyed share certificates. All other rights, including voting rights, the right to institute derivative actions and the right to examine the Company's accounting books and records (subject to the further limitation that only holders of 3% or more of a company's shares may have access to such company's accounting books and records), cannot be exercised with respect to shares representing less than one unit.

     Voting Rights of a Holder of Shares Representing Less Than One Unit. A holder of shares representing less than one unit cannot exercise any voting rights with respect to such shares. In calculating the quorum for various voting purposes, the aggregate number of shares representing less than one unit will be excluded from the number of outstanding shares. A holder of shares representing one or more whole units will have one vote for each such share, except as stated in " -- Voting Rights" below.

     Consolidation by Operation of Law of Shares Constituting One Unit into One Share. The unit share system is intended to be an interim measure with a view ultimately to achieve shares of much higher denomination than at present. The Commercial Code contains provisions to the effect that on a date to be specified by separate legislation the shares comprising one unit will be deemed to be consolidated into one share. When the bill specifying such date will be submitted to the Japanese Diet is unknown at present. If the consolidation takes place, the holder of any fractional share constituting one-hundredth of one share or any integral multiple thereof, which may result from such consolidation, will be registered as the holder thereof, in the register of fractional shares, and the holder of any fraction representing less than a whole hundredth of one share will be entitled only limited rights, such as the right to receive a cash payment and/or a distribution of shares by way of stock split. The registered holders of fractional shares may request that the Company issue share certificates, but such fractional shares will not carry voting rights and, unless the Articles of Association are amended to provide otherwise, the entitlement thereof will be limited and will not include the right to receive dividends thereon.

     See "Risk Factors -- Significant Restrictions on Common Stock Under Japanese Unit Share System" and "Description of American Depositary Receipts" for a discussion of the effect of the unit share system on the rights of holders of ADRs.

ORDINARY GENERAL MEETING OF SHAREHOLDERS

     The Ordinary General Meeting of Shareholders to settle accounts of the Company for each fiscal year is normally held in November each year in Tokyo, Japan. In addition, the Company may hold an extraordinary general meeting of shareholders whenever necessary by giving at least two weeks' advance notice to shareholders.

     Under the Commercial Code, notice of any shareholders' meeting, setting forth the place, time and purpose thereof, must be mailed to each shareholder having voting rights (or, in the case of a non-resident shareholder, to his resident proxy or mailing address in Japan appointed or determined pursuant to the Share Handling Regulations) at least two weeks prior to the date set for the meeting.

VOTING RIGHTS

     A shareholder is entitled to one vote per share subject to the limitations on voting rights set forth in the following paragraph and under " -- Japanese Unit Share System" above. Under the Commercial Code, except as otherwise provided by law or by the Articles of Association, a resolution can be adopted at a General Meeting of Shareholders by a majority of the shares having voting rights represented at the meeting. The Commercial Code and the Articles of Association provide, however, that the quorum for the election of Directors and Statutory Auditors shall not be less than one-third of the total number of outstanding shares having voting rights. The Company's shareholders are not entitled to cumulative voting in the election of Directors. A corporate shareholder, more than one-quarter of whose outstanding shares are directly or indirectly owned by the Company, may not exercise its voting rights in respect of the shares of the Company. Shareholders may exercise their voting rights through proxies provided that the proxies are also shareholders holding voting rights.

     The Commercial Code provides that in order to amend the Articles of Association and in certain other instances, including a reduction of the stated capital, the removal of a Director or Statutory Auditor, dissolution, merger or consolidation, the transfer of the whole or an important part of the business, the taking over of the whole of the business of any other corporation or any offering of new shares at a "specially favorable" price (or any offering of convertible bonds or debentures with "specially favorable" conversion conditions or of bonds or debentures with warrants or rights to subscribe for new shares with "specially favorable" conditions) to persons other than shareholders, the quorum shall be a majority of the total number of shares having voting rights outstanding and the approval of the holders of at least two-thirds of the shares having voting rights represented at the meeting is required.

     Voting rights of holders of ADRs are exercised through the Depositary, an agent of which is the record holder of the underlying shares of Common Stock, based upon instructions from the holders of ADRs to the Depositary. See "Risk Factors -- Significant Restrictions on Common Stock Under Japanese Unit Share System" and "Description of American Depositary Receipts -- Voting of Deposited Securities."

SUBSCRIPTION RIGHTS

     Holders of the Common Stock have no preemptive rights under the Articles of Association. Authorized but unissued shares may be issued at such times and upon such terms as the Board of Directors determines, subject to the limitations as to the offering of new shares at a "specially favorable" price discussed in " -- Voting Rights" above. Under the Commercial Code, the Board of Directors may, however, determine that shareholders shall be given subscription rights regarding a particular issue of new shares, in which case such rights must be given on uniform terms to all shareholders as of a record date of which not less than two weeks' public notice must be given. Each of the shareholders to whom such rights are given must also be given notice of the expiry thereof at least two weeks prior to the date on which such rights are to expire.

     Rights to subscribe for new shares may be made transferable or nontransferable by the Board of Directors and may be made at par or at or substantially below the market price of shares of Common Stock. Accordingly, rights offerings can result in substantial dilution or can result in rights holders not being able to realize the economic value of such rights.

LIQUIDATION RIGHTS

     In the event of a liquidation of the Company, the assets remaining after payment of all debts, liquidation expenses and taxes will be distributed among the shareholders in proportion to the respective numbers of shares which they hold.

LIABILITY TO FURTHER CALLS OR ASSESSMENTS

     All the Company's presently outstanding shares of Common Stock are fully paid and nonassessable.

TRANSFER AGENT

     The Yasuda Trust and Banking Company, Limited is the transfer agent for the Common Stock. As such transfer agent, its office at 2-1, Yaesu 1-chome, Chuo-ku, Tokyo 103, Japan keeps the Company's register of shareholders and makes transfer of record ownership upon presentation of the certificates representing the transferred shares.

RECORD DATE

     The close of business on August 31 is the record date for the Company's year-end dividends, if paid. The shareholders who are registered as the holders of at least one unit on the Company's register of shareholders at the close of business as of August 31 are also entitled to exercise shareholders' voting rights at the Ordinary General Meeting of Shareholders with respect to the fiscal year ending on such August 31. The close of business on the last day of February of each year is the record date for interim dividends, if paid. In addition, the Company may set a record date for determining the shareholders entitled to other rights and for other purposes by giving at least two weeks' public notice.

     The shares of Common Stock generally trade ex-dividend or ex-rights in the Japanese OTC market on the third business day prior to a record date (or if the record date is not a business day, the fourth business day prior thereto), for the purpose of dividends or rights offerings.

REPURCHASE BY THE COMPANY OF ITS COMMON STOCK

     With certain exceptions, neither the Company nor any subsidiary can acquire shares of the Company's Common Stock. One exception is by means of a reduction of capital in the manner provided in the Commercial Code. Under another exception, the Company may acquire its Common Stock in response to a shareholder's request for purchase of shares representing less than one unit. See " -- Japanese Unit Share System." Shares so purchased, once they aggregate a whole unit, must be sold or otherwise transferred to a third party within a reasonable period thereafter. On October 1, 1994, an amendment to the Commercial Code (the "Amendment") became effective that permits the Company (and other Japanese corporations) to repurchase and cancel its (and their) own capital stock with funds legally available for dividends pursuant to a resolution of the Ordinary General Meeting of Shareholders. Such stock repurchase may be made by the Company through purchases of Common Stock in the Japanese OTC market or by offering to purchase Common Stock from existing shareholders by means of a tender offer in accordance with the Securities and Exchange Law of Japan. On November 10,1995, a bill was adopted in the Japanese legislature which provides special treatment regarding deemed dividend taxation in connection with repurchases and cancellations of shares by corporations the shares of which are listed on any Japanese stock exchange or registered with the JSDA as shares to be traded on the Japanese OTC market. The bill will become effective upon its promulgation by the Japanese legislature; however, the Company cannot predict if and when such promulgation will occur. See "Taxation -- Japanese Taxation." In addition, the Amendment also permits the Company, pursuant to a resolution of the Ordinary General Meeting of Shareholders, to acquire shares of Common Stock for the purpose of transferring shares of Common Stock to the Company's employees for due cause, such as providing compensation for specified long-term service to the Company, provided that the Company may not purchase more than three percent of the total number of outstanding shares of the Company for transfer to its employees.

                  DESCRIPTION OF AMERICAN DEPOSITARY RECEIPTS

     The following is a summary of the material provisions of the Deposit Agreement relating to the ADSs (including all exhibits thereto, the "Deposit Agreement") among the Company, Morgan Guaranty Trust Company of New York, as depositary (the "Depositary"), and the registered holders from time to time of the ADRs issued thereunder. This summary does not purport to be complete and is qualified in its entirety by reference to the Deposit Agreement. Copies of the Deposit Agreement are available for inspection at the principal office of the Depositary in New York (the "Principal New York Office"), which is presently located at 60 Wall Street, New York, New York 10260. Terms used herein and not otherwise defined shall have the respective meanings set forth in the Deposit Agreement.

AMERICAN DEPOSITARY RECEIPTS

     ADRs evidencing ADSs are issuable by the Depositary pursuant to the terms of the Deposit Agreement. Each ADS represents the right to receive one-half of one share of Common Stock deposited under the Deposit Agreement (together with any additional shares of Common Stock deposited thereunder and all other securities, property and cash received and held thereunder at any time in respect of or in lieu of such deposited shares of Common Stock, the "Deposited Securities") with the Custodian, currently The Mitsubishi Bank, Limited (together with any successor or successors thereto, the "Custodian"). The Custodian's offices are currently located at 7-1, Marunouchi 2-chome, Chiyoda-ku, Tokyo 100, Japan. An ADR may evidence any number of ADSs. Only persons in whose names ADRs are registered on the books of the Depositary will be treated by the Depositary and the Company as holders of ADRs.

DEPOSIT, TRANSFER AND WITHDRAWAL

     In connection with the deposit of shares of Common Stock under the Deposit Agreement, the Depositary or the Custodian may require the following in form satisfactory to it: (i) a written order directing the Depositary to execute and deliver to, or upon the written order of, the person or persons designated in such order an ADR or ADRs evidencing the number of ADSs representing such deposited shares of Common Stock (a "Delivery Order"); (ii) proper endorsements or duly executed instruments of transfer in respect of such deposited shares of Common Stock; (iii) instruments assigning to the Custodian or its nominee any distribution on or in respect of such deposited shares of Common Stock or indemnity therefor; and (iv) proxies entitling the Custodian to vote such deposited shares of Common Stock. As soon as practicable after the Custodian receives Deposited Securities pursuant to any such deposit or pursuant to the form of ADR, the Custodian shall present such Deposited Securities for registration of transfer into the name of the Depositary or its nominee or the Custodian or its nominee, to the extent such registration is practicable, at the cost and expense of the person making such deposit (or for whose benefit such deposit is made) and shall obtain evidence satisfactory to it of such registration. Deposited Securities shall be held by the Custodian for the account and to the order of the Depositary at such place or places and in such manner as the Depositary shall determine. Deposited Securities may be delivered by the Custodian to any person only under the circumstances expressly contemplated in the Deposit Agreement.

     After any such deposit of shares of Common Stock, the Custodian shall notify the Depositary of such deposit and of the information contained in any related Delivery Order by letter, first class airmail postage prepaid, or, at the request, risk and expense of the person making the deposit, by cable, telex or facsimile transmission. After receiving such notice from the Custodian, the Depositary, subject to the terms and conditions of the Deposit Agreement, shall execute and deliver at the Transfer Office which is presently located at the Principal New York Office, to or upon the order of any person named in such notice, an ADR or ADRs registered as requested and evidencing the aggregate ADSs to which such person is entitled.

     Subject to the terms and conditions of the Deposit Agreement, the Depositary may so issue ADRs for delivery at the Transfer Office only against deposit with the Custodian of: (i) shares of Common Stock in form satisfactory to the Custodian; (ii) rights to receive shares of Common Stock from the Company or any registrar, transfer agent, clearing agent or other entity recording share ownership or transactions; or (iii) other rights to receive shares of Common Stock (until such shares of Common Stock are actually deposited pursuant to (i) or (ii) above, "Pre-released ADRs") only if (a) Pre-released ADRs are fully collateralized (marked to market daily) with cash or U.S. government securities held by the Depositary for the benefit of holders of ADRs (but such collateral shall not constitute "Deposited Securities"), (b) each recipient of Pre-released ADRs agrees in writing with the Depositary that such recipient (1) owns such shares of Common Stock, (2) assigns all beneficial right, title and interest therein to the Depositary, (3) holds such shares of Common Stock for the account of the Depositary and (4) will deliver such shares of Common Stock to the Custodian as soon as practicable and promptly upon demand therefor and (c) all Pre-released ADRs evidence not more than 20% of all ADSs (excluding those evidenced by Pre-released ADRs), except to the extent that the Depositary (in its sole discretion) determines that unusual market conditions require the issuance of Pre-released ADRs in addition to 20% of all such ADSs. The Depositary may retain for its own account any earnings on collateral for Pre-released ADRs and its charges for issuance thereof. At the request, risk and expense of the person depositing shares of Common Stock, the Depositary may accept deposits together with the other instruments herein specified for forwarding to the Custodian and may deliver ADRs at a place other than its Transfer Office. Every person depositing shares of Common Stock under the Deposit Agreement represents and warrants that such shares of Common Stock are validly issued and outstanding, fully paid, non-assessable and free of preemptive rights, that the person making such deposit is duly authorized so to do and that such shares of Common Stock are not "restricted securities" as such term is defined in Rule 144 under the Securities Act. Such representations and warranties shall survive the deposit of shares of Common Stock and issuance of ADRs.

     Subject to the terms and conditions of the Deposit Agreement and the Articles of Association and Share Handling Regulations, upon surrender of an ADR in form satisfactory to the Depositary at the Transfer Office, the holder thereof is entitled to delivery at the Custodian's Tokyo office of the Deposited Securities at the time represented by the ADSs evidenced by such ADR. At the request, risk and expense of the holder thereof, the Depositary may deliver such Deposited Securities at such other place as may have been requested by the holder of the ADR. Notwithstanding any other provision of the Deposit Agreement or the ADR, the withdrawal of Deposited Securities may be restricted only for the reasons set forth in General Instruction I.A.(1) of Form F-6 under the Securities Act.

     Notwithstanding anything to the contrary contained in the Deposit Agreement or the form of ADRs, upon surrender of an ADR or ADRs by a holder of the ADR to the Depositary, as a result of, and to the extent required by the operation of applicable provisions of the Commercial Code or any other Japanese law, the Depositary will effect the delivery to such holder of only such Deposited Securities comprising a unit or an integral multiple thereof (the "deliverable portion" of such ADR or ADRs). For the purpose of the foregoing sentence, the deliverable portion shall be determined on the basis of the aggregate number of Deposited Securities represented by the entire amount of the ADSs evidenced by the ADR or ADRs surrendered by the same holder of the ADRs at that time. The Depositary will promptly advise such holder as to the number of Deposited Securities represented by the non-deliverable portion of such ADR or ADRs and shall deliver to such holder a new ADR evidencing such non-deliverable portion. In addition, the Depositary shall notify such holder of the additional amount of ADSs which such holder would be required to surrender in order for the Depositary to effect delivery of all the Deposited Securities represented by the ADSs of such holder.

DISTRIBUTIONS ON DEPOSITED SECURITIES

     Subject to the terms and conditions of the Deposit Agreement, to the extent practicable, the Depositary will distribute by mail to each holder of ADRs entitled thereto on the record date set by the Depositary therefor at such holder's address shown on the ADR Register, in proportion to the number of Deposited Securities (on which the following distributions on Deposited Securities are received by the Custodian) represented by ADSs evidenced by such holder's ADRs:

          (i) Cash: Any U.S. dollars available to the Depositary resulting from a cash dividend or other cash distribution or the net proceeds of sales of any other distribution or portion thereof authorized in the Deposit Agreement ("Cash"), on an averaged or other practicable basis, subject to appropriate adjustments for (a) taxes withheld, (b) such distribution being impermissible or impracticable with respect to certain holders and (c) deduction of the Depositary's expenses in (1) converting any foreign currency into U.S. dollars by sale or in such other manner as the Depositary may determine to the extent that it determines that such conversion may be made on a reasonable basis, (2) transferring foreign currency or U.S. dollars to the United States by such means as the Depositary may determine to the extent that it determines that such transfer may be made on a reasonable basis, (3) obtaining any approval or license of any governmental authority required for such conversion or transfer, which is obtainable at a reasonable cost and within a reasonable time and (4) making any sale by public or private means in any commercially reasonable manner. If the Depositary determines that in its judgment any foreign currency received by it cannot be converted on a reasonable basis and transferred to the United States, the Depositary may distribute the foreign currency received by it or, at its discretion, hold such foreign currency, uninvested and without liability for interest thereon, for the respective accounts of the holders of ADRs entitled to receive the same.

          (ii) Shares of Common Stock: (a) Additional ADRs evidencing whole ADSs representing any shares of Common Stock available to the Depositary resulting from a stock split or a dividend on Deposited Securities consisting of shares of Common Stock (a "Share Distribution") and (b) U.S. dollars available to it resulting from the net proceeds of sales of shares of Common Stock received in a Share Distribution, which shares of Common Stock would give rise to fractional ADSs if additional ADRs were issued therefor, as in the case of Cash.

          (iii) Rights: (a) Warrants or other instruments in the discretion of the Depositary representing rights to acquire additional ADRs in respect of any rights to subscribe for additional shares of Common Stock or rights of any nature available to the Depositary as a result of a distribution on Deposited Securities ("Rights"), to the extent that the Company timely furnishes to the Depositary evidence satisfactory to the Depositary that the Depositary may lawfully distribute same (the Company has no obligation to so furnish such evidence), (b) to the extent the Company does not so furnish such evidence and sales of Rights are practicable, any U.S. dollars available to the Depositary from the net proceeds of sales of Rights as in the case of Cash or (c) to the extent the Company does not so furnish such evidence and such sales cannot practicably be accomplished by reason of the nontransferability of the Rights, limited markets therefor, their short duration or otherwise, nothing (and any Rights may lapse). The Depositary will not make available to holders of ADRs any Rights unless a registration statement with respect to such Rights under the Securities Act is in effect or unless the offering and sale of such Rights to such holders is exempt from registration thereunder. Should any distribution of Rights not be possible or if the Depositary deems such distribution not feasible, the Depositary intends to endeavor to dispose of the Rights for the benefit of the holders, as stated above.

          (iv) Other Distributions: (a) Securities or property available to the Depositary resulting from any distribution on Deposited Securities other than Cash, Share Distributions and Rights ("Other Distributions"), by any means that the Depositary may deem equitable and practicable or (b) to the extent the Depositary deems distribution of such securities or property not to be equitable and practicable, any U.S. dollars available to the Depositary from the net proceeds of sales of Other Distributions as in the case of Cash. Such U.S. dollars available will be distributed by checks drawn on a bank in the United States for whole dollars and cents (any fractional cents being withheld without liability for interest and added to future Cash distributions).

     To the extent that the Depositary determines in its discretion that any distribution is not practicable with respect to any holder of ADRs, the Depositary may make such distribution as it so determines is practicable, including the distribution of foreign currency, securities or property (or appropriate documents evidencing the right to receive foreign currency, securities or property) or the retention thereof as Deposited Securities with respect to such holder's ADRs (without liability for interest thereon or the investment thereof).

     There can be no assurance that the Depositary will be able to effect any currency conversion or to sell or otherwise dispose of any distributed or offered property, subscription or other rights, shares of Common Stock or other securities in a timely manner or at a specified rate or price, as the case may be.

DISCLOSURE OF BENEFICIAL OWNERSHIP

     Any Beneficial Owner (as defined below) of ADSs who becomes, or ceases to be, directly or indirectly the Beneficial Owner of more than 5% of all outstanding shares of Common Stock (whether such interest is held in whole or only in part through ADRs) shall, within five days (excluding Saturdays, Sundays and legal holidays in any part of Japan) following such event, send written notice to the Depositary at its Transfer Office and to the Company at its principal office in Japan containing the following information:

          (i) the name, address and nationality of such Beneficial Owner and all other persons by whom or on whose behalf such shares of Common Stock of the Company (including any Deposited Securities) have been acquired or are held; the number of ADSs, and total shares of Common Stock (including ADSs) beneficially owned directly or indirectly by such Beneficial Owner immediately before and immediately after the event requiring notification; the names and addresses of any persons other than the Depositary, the Custodian or either of their nominees, through whom such beneficially owned shares of Common Stock are held, or in whose name the same are registered in the Company's share register, and the respective numbers of shares of Common Stock beneficially held through each such person; the date or dates of acquisition of the beneficial interest in such shares of Common Stock; and the number of any shares of Common Stock in which such Beneficial Owner has the right to acquire directly or indirectly beneficial ownership and material information as to such right(s) of acquisition; and

          (ii) the names, addresses and nationalities of any persons with whom such Beneficial Owner is acting as a partnership, limited partnership, syndicate or other group for the purpose of acquiring, holding, voting or disposing of a beneficial interest in shares of Common Stock; and the number of such shares of Common Stock being acquired, held, voted or disposed of as a result of such association (being the total number held by such group).

     Any Beneficial Owner of more than 5% of all outstanding shares of Common Stock shall promptly notify the Depositary and the Company as provided above of any material change in the information previously notified, including, without limitation, a change of more than 1% in the percentage of total shares of Common Stock to which the beneficial ownership relates.

     As used in this description, the "Beneficial Owner" means a person who, directly or indirectly, through any contract, trust, arrangement, understanding, relationship or otherwise, has an interest in any shares of Common Stock, including shares of Common Stock which underlie any ADS (including having the right to exercise or control the exercise of any right conferred by the holding of such shares of Common Stock or the power to vote or to direct voting or the power to dispose or to direct disposition), and includes any holder of an ADS.

     Any Beneficial Owner of shares of Common Stock shall, if so requested in writing by the Company, provide such information with respect to the beneficial ownership of such shares of Common Stock (including not only shares of Common Stock underlying ADSs, but also any shares of Common Stock (including any securities convertible into, exchangeable for or exercisable for shares of Common Stock) in which such Beneficial Owner has an interest) by such Beneficial Owner as is requested by the Company. Such Beneficial Owner shall provide such information to the Company in writing within the time specified by the Company. Copies of any such request and responses shall be contemporaneously sent to the Depositary at its Transfer Office.

     If the Company notifies the Depositary in writing that a particular Beneficial Owner has not complied with the above described provisions, the Depositary has agreed to use reasonable efforts not to vote or cause to be voted any shares of Common Stock held by it or any Custodian as to which such Beneficial Owner of such shares of Common Stock shall have failed to comply with the provisions of the paragraphs above but only to the extent that such Beneficial Owner is the holder of an ADR or ADRs. See "Exchange Controls and Other Limitations Affecting Securityholders -- Reporting of Substantial Shareholdings."

     The disclosure obligations set forth above shall also apply to any class of equity securities of the Company other than the shares of Common Stock that the Company may issue from time to time (including any securities convertible into, exchangeable for or exercisable for such equity securities).

RECORD DATES

     The Depositary may, after consultation with the Company, if practicable, fix a record date (which shall be as near as practicable to any corresponding record date set by the Company) for the determination of the holders of ADRs who shall be entitled to receive any cash dividend or other distribution on or in respect of Deposited Securities, to give instructions for the exercise of any voting rights, to receive any notice or to act in respect of other matters and only such holders of ADRs shall be so entitled.

VOTING OF DEPOSITED SECURITIES

     As soon as practicable after receipt from the Company of notice of any meeting or solicitation of consents or proxies of holders of shares of Common Stock or other Deposited Securities, the Depositary shall mail to holders of ADRs a notice stating (i) such information as is contained in such notice and any solicitation materials, (ii) that each holder of ADRs on the record date set by the Depositary therefor will be entitled, subject to any applicable provision of Japanese law and of the Articles of Association, to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the Deposited Securities represented by the ADSs evidenced by such holder's ADRs and (iii) the manner in which such instructions may be given, including instructions (or deemed instructions in accordance with the last sentence of this paragraph) to give a discretionary proxy to the persons designated by the Company. Because of the Japanese unit share system, the Depositary shall in no event vote or exercise the right to vote Deposited Securities other than in a unit or integral multiples thereof and may therefore not be permitted to vote all Deposited Securities in respect of which it has received voting instructions from the holder of ADRs. In voting or exercising the right to vote Deposited Securities the Depositary shall, to the extent possible, aggregate Deposited Securities represented by ADSs evidenced by ADRs as to which the holders thereof have given the same or similar instructions. Subject to the provisions of the Deposit Agreement as described above under "Disclosure of Beneficial Ownership," upon receipt of instructions of a record holder of ADRs on or before the date established by the Depositary for such purpose, the Depositary shall endeavor insofar as practicable and permitted under the provisions of or governing Deposited Securities to vote or cause to be voted (or to grant a discretionary proxy to the persons designated by the Company to vote) the Deposited Securities represented by the ADSs evidenced by such holder's ADRs in accordance with such instructions. The Depositary will not itself exercise any voting discretion in respect of any Deposited Securities. To the extent such instructions are not so received by the Depositary from any holder of ADRs, the Depositary shall deem such holder to have so instructed the Depositary to give a discretionary proxy to the persons designated by the Company and the Depositary shall endeavor insofar as practicable and permitted under the provisions of or governing Deposited Securities to give a discretionary proxy to the persons designated by the Company to vote the Deposited Securities represented by the ADSs evidenced by such holder's ADRs as to which such instructions are so given; provided that no such discretionary proxy shall be given with respect to any matter as to which the Company informs the Depositary in writing that (i) the Company does not wish such proxy given, (ii) substantial opposition exists or (iii) the rights of holders of shares of Common Stock will be materially and adversely affected.

INSPECTION OF TRANSFER BOOKS

     The Deposit Agreement provides that the Depositary will keep books at its Transfer Office for the registration, registration of transfer, combination and split-up of ADRs, which at all reasonable times will be open for inspection by the holders of ADRs and the Company for the purpose of communicating with holders of ADRs the interest of the business of the Company or a matter related to the Deposit Agreement or the ADRs.

REPORTS AND OTHER COMMUNICATIONS

     The Depositary shall make available for inspection by holders of ADRs at the Transfer Office any reports and communications received from the Company which are both (i) received by the Depositary as the holder of the Deposited Securities and (ii) made generally available to the holders of shares of Common Stock or other Deposited Securities by the Company. The Depositary shall also send to the holders of ADRs copies of such reports when furnished by the Company. Any such reports and communications furnished to the Depositary by the Company shall be furnished in English.

     On or before the first date on which the Company gives notice, by publication or otherwise, of any meeting of holders of shares of Common Stock or other Deposited Securities, or of any adjourned meeting of such holders, or the taking of any action by such holders other than at a meeting, the Company shall transmit to the Depositary and the Custodian a copy of the notice thereof (in English) in the form given or to be given to holders of shares of Common Stock or other Deposited Securities. The Depositary will, at the Company's expense, arrange for the prompt mailing of copies thereof to all holders of ADRs. In connection with any registration statement under the Securities Act relating to the ADRs or with any undertaking contained therein, the Company and the Depositary shall each furnish to the other and to the Commission or any successor governmental agency such information as shall be required to make such filings or comply with such undertakings. The Company has delivered to the Depositary, the Custodian and any Transfer Office, a copy of all provisions of or governing the shares of Common Stock and any other Deposited Securities issued by the Company or any affiliate of the Company and, promptly upon any change thereto, the Company shall deliver to the Depositary, the Custodian and any Transfer Office, a copy (in English or with an English translation) of such provisions as so changed. The Depositary and its agents may rely upon the Company's delivery thereof for all purposes of the Deposit Agreement.

CHANGES AFFECTING DEPOSITED SHARES OF COMMON STOCK

     Subject to the terms and conditions of the Deposit Agreement, the Depositary may, in its discretion, amend the form of ADR or distribute additional or amended ADRs (with or without calling the ADRs for exchange) or cash, securities or property on the record date set by the Depositary therefor to reflect any change in par value, split-up, consolidation, cancellation or other reclassification of Deposited Securities, any Share Distribution or Other Distribution not distributed to holders of ADRs or any cash, securities or property available to the Depositary in respect of Deposited Securities from (and the Depositary is authorized to surrender any Deposited Securities to any person and to sell by public or private sale any property received in connection with) any recapitalization, reorganization, merger, consolidation, liquidation, receivership, bankruptcy or sale of all or substantially all the assets of the Company, and to the extent the Depositary does not so amend the form of ADR or make a distribution to holders of ADRs to reflect any of the foregoing, or the net proceeds thereof, whatever cash, securities or property results from any of the foregoing shall constitute Deposited Securities and each ADS evidenced by the ADR shall automatically represent its pro rata interest in the Deposited Securities as then constituted.

AMENDMENT AND TERMINATION OF DEPOSIT AGREEMENT

     The ADRs and the Deposit Agreement may be amended by the Company and the Depositary, provided that any amendment that imposes or increases any fees or charges (other than stock transfer or other taxes and other governmental charges, transfer or registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or that shall otherwise prejudice any substantial existing right of holder of ADRs, shall become effective 30 days after notice of such amendment shall have been given to the holder of ADRs. Every holder of an ADR at the time any amendment to the Deposit Agreement becomes effective shall be deemed, by continuing to hold such ADR, to consent and agree to such amendment and to be bound by the Deposit Agreement, as amended thereby. In no event shall any amendment impair the right of the holder of any ADR to surrender such ADR and receive the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law.

     The Depositary may, and shall at the written direction of the Company, terminate the Deposit Agreement and the related ADRs by mailing notice of such termination to the holders of ADRs at least 30 days prior to the date fixed in such notice for such termination. The Depositary may terminate the Deposit Agreement, upon such notice, at any time after 60 days after the Depositary shall have delivered to the Company its written resignation, provided that no successor depositary shall have been appointed and accepted its appointment as provided in the Deposit Agreement before the end of such 60 days. After the date so fixed for termination, the Depositary and its agents will perform no further acts under the Deposit Agreement, except to advise holders of ADRs of such termination, receive and hold (or sell) distributions on Deposited Securities and deliver Deposited Securities being withdrawn. As soon as practicable after the expiration of six months from the date so fixed for termination, the Depositary, subject to the provisions of the Commercial Code and the Share Handling Regulations, shall sell the Deposited Securities and shall thereafter (as long as it may lawfully do so) hold in a segregated account the net proceeds of such sales, together with any other cash then held by it under the Deposit Agreement, without liability for interest, in trust for the pro rata benefit of the holders of ADRs not theretofore surrendered. After making such sale, the Depositary shall be discharged from all obligations in respect of the Deposit Agreement, except to account for such net proceeds and other cash. After the date so fixed for termination, the Company shall be discharged from all obligations under the Deposit Agreement except for its obligations to the Depositary and its agents.

CHARGES OF DEPOSITARY

     The Depositary may charge each person to whom ADRs are issued against deposits of shares of Common Stock, including deposits in respect of Share Distributions, Rights and Other Distributions, and each person surrendering ADRs for withdrawal of Deposited Securities, U.S.$5.00 for each 100 ADSs (or portion thereof) evidenced by the ADRs issued or surrendered. An issuance fee will not be charged in connection with the initial issuance of ADSs covered by this Prospectus. The Company will pay all other charges and expenses of the Depositary and any agent of the Depositary (except the Custodian) pursuant to agreements from time to time between the Company and the Depositary, except (i) stock transfer or other taxes and other governmental charges (which are payable by holders of ADRs or persons depositing shares of Common Stock), (ii) cable, telex and facsimile transmission and delivery charges incurred at the request of persons depositing, or holders of ADRs delivering shares of Common Stock, ADRs or Deposited Securities (which are payable by such persons or holders of ADRs),
(iii) transfer or registration fees for the registration of transfer of Deposited Securities on any applicable register in connection with the deposit or withdrawal of Deposited Securities (which are payable by persons depositing shares of Common Stock or holders of ADRs withdrawing Deposited Securities; there are no such fees in respect of the shares of Common Stock as of the date of the Deposit Agreement) and (iv) expenses of the Depositary in connection with the conversion of foreign currency into U.S. dollars (which are paid out of such foreign currency).

LIABILITY OF HOLDER FOR TAXES

     If any tax or other governmental charge shall become payable by or on behalf of the Custodian or the Depositary with respect to the ADRs, any Deposited Securities represented by the ADSs evidenced thereby or any distribution thereon, such tax or other governmental charge shall be paid by the holder thereof to the Depositary. The Depositary may refuse to effect any registration, registration of transfer, split-up or combination thereof or, subject to the terms and conditions of the Deposit Agreement, any withdrawal of such Deposited Securities until such payment is made. The Depositary may also deduct from any distributions on or in respect of Deposited Securities, or may sell by public or private sale for the account of the holder thereof any part or all of such Deposited Securities (after attempting by reasonable means to notify the holder thereof prior to such sale), and may apply such deduction or the proceeds of any such sale in payment of such tax or other governmental charge, the holder thereof remaining liable for any deficiency, and shall reduce the number of ADSs evidenced thereby to reflect any such sales of Deposited Securities. In connection with any distribution to holders of ADRs, the Company will remit to the appropriate governmental authority or agency all amounts (if any) required to be withheld and owing to such authority or agency by the Company; and the Depositary and the Custodian will remit to the appropriate governmental authority or agency all amounts (if any) required to be withheld and owing to such authority or agency by the Depositary or the Custodian. If the Depositary determines that any distribution in property other than cash (including shares of Common Stock or Rights) on Deposited Securities is subject to any tax that the Depositary or the Custodian is obligated to withhold, the Depositary may dispose of all or a portion of such property in such amounts and in such manner as the Depositary deems necessary and practicable to pay such taxes, by public or private sale, and the Depositary shall distribute the net proceeds of any such sale or the balance of any such property after deduction of such taxes to the holders of ADRs entitled thereto.

GENERAL LIMITATIONS

     The Depositary, the Company, their agents and each of them shall: (i) incur no liability (a) if any present or future law, regulation of any country or of any governmental or regulatory authority or stock exchange, the provisions of or governing any Deposited Security (including the Articles of Association or the Share Handling Regulations of the Company), act of God, war or other circumstance beyond its control shall prevent, delay or subject to any civil or criminal penalty any act which the Deposit Agreement or the ADRs provides shall be done or performed by it or (b) by reason of any exercise or failure to exercise any discretion given it in the Deposit Agreement or the ADRs; (ii) assume no liability except to perform its obligations to the extent they are specifically set forth in the ADRs and the Deposit Agreement without gross negligence or bad faith; (iii) be under no obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or the ADRs; and (iv) not be liable for any action or inaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting shares of Common Stock for deposit, any holder of ADRs or any other person believed by it to be competent to give such advice or information. The Depositary, its agents and the Company may rely and shall be protected in acting upon any written notice, request, direction or other document believed by them to be genuine and to have been signed or presented by the proper party or parties. The Depositary and its agents will not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, for the manner in which any such vote is cast (provided that any such action or inaction is undertaken in good faith) or for the effect of any such vote. The Depositary and its agents may own and deal in any class of securities of the Company and its affiliates and in ADRs. The Company has agreed to indemnify the Depositary, its directors, employees and agents under certain circumstances and the Depositary has agreed to indemnify the Company, its directors, employees and agents against losses incurred by the Company to the extent such losses are due to the negligence or bad faith of the Depositary or its agents.

     Prior to the issuance, registration, registration of transfer, split-up or combination of any ADR, the delivery of any distribution in respect thereof or, subject to the terms and conditions of the Deposit Agreement, the withdrawal of any Deposited Securities, the Company, the Depositary or the Custodian may require from the depositor of shares of Common Stock, the presenter of the ADR or the holder of an ADR: (i) payment with respect thereto of (a) any stock transfer or other tax or other governmental charge, (b) any stock transfer or registration fees in effect for the registration of transference of shares of Common Stock or other Deposited Securities upon any applicable register and (c) any applicable charges as provided in the Deposit Agreement; (ii) the production of proof satisfactory to it of (a) the identity and genuineness of any signature and (b) such other information, including, without limitation, information as to citizenship, residence, exchange control approval, beneficial ownership of any securities, compliance with applicable law, regulations, provisions of or governing Deposited Securities (including the registration of Deposited Securities on the books of the Company or the Foreign Registrar) and terms of the Deposit Agreement and the ADRs, as it may deem necessary or proper; and
(iii) compliance with such regulations as the Depositary may establish consistent with the Deposit Agreement. The issuance of ADRs, the acceptance of deposits of shares of Common Stock, the registration, registration of transfer, split-up or combination of ADRs or, subject to the terms and conditions of the Deposit Agreement, the withdrawal of Deposited Securities may be suspended, generally or in particular instances, when the ADR Register or any register for Deposited Securities is closed or when any such action is deemed necessary or advisable by the Depositary or the Company.

GOVERNING LAW

     The Deposit Agreement is governed by and shall be construed in accordance with the laws of the State of New York without regard to the principles of conflicts thereof.

MORGAN GUARANTY TRUST COMPANY OF NEW YORK

     The Depositary is Morgan Guaranty Trust Company of New York, a New York banking corporation, which has its principal office located in New York, New York. Morgan Guaranty Trust Company of New York is a commercial bank offering a wide range of banking and trust services to its customers in the New York metropolitan area, throughout the United States and around the world.

     The Consolidated Balance Sheets of J.P. Morgan & Co. Incorporated ("J.P. Morgan"), the parent corporation of Morgan Guaranty Trust Company of New York, are set forth in its most recent Annual Report and Form 10-Q. The Annual Report, Form 10-K and Form 10-Q of J.P. Morgan are on file with the Commission.

     The Articles of Association and By-Laws of Morgan Guaranty Trust Company of New York together with the Annual Report, Form 10-K and Form 10-Q of J.P. Morgan will be available for inspection at the Principal New York Office of the Depositary.

                    EXCHANGE CONTROLS AND OTHER LIMITATIONS
                           AFFECTING SECURITYHOLDERS

GENERAL

     The Foreign Exchange Law and the Foreign Trade Control Law and the cabinet orders and ministerial ordinances issued thereunder (collectively, the "Foreign Exchange Regulations") govern certain matters relating to the acquisition and holding of shares of equity securities of Japanese corporations by "non-residents of Japan" and "foreign investors" (as defined below).

     "Non-residents of Japan" are defined as individuals who are not resident in Japan and corporations whose principal offices are located outside Japan. Generally, branches and other offices of Japanese corporations located outside Japan are regarded as non-residents of Japan, but branches and other offices of non-resident corporations located within Japan are regarded as residents of Japan. "Foreign investors" are defined to be (i) non-resident individuals of Japan, (ii) corporations which are established under the laws of foreign countries or whose principal offices are located outside of Japan and (iii) corporations (a) not less than 50% of the shares of which are held by persons described in clause (i) and/or (ii) immediately above or (b) a majority of the directors (or similar persons having the power of representation) of which are non-resident individuals of Japan.

ACQUISITION OF SHARES

     Acquisition by a non-resident of Japan of shares of stock of a Japanese corporation from a resident of Japan generally requires prior notification by the acquiring person to the MOF. The notification must be filed not more than 10 days prior to the proposed acquisition. If, however, a party to the transaction is one of the securities firms (or licensed branches of foreign securities firms) which are designated by the MOF or if such a securities firm acts as an intermediary (broker or agent) in such transaction, no prior notification is required. Such designated securities firms are subject to reporting requirements to the MOF through The Bank of Japan.

     Notwithstanding the foregoing, if the proposed transaction falls within the category of "inward direct investment," the transaction is subject to different regulations. The term "inward direct investment" in relation to transactions in shares means in relevant part acquisition of shares of a Japanese corporation whose shares are listed on any stock exchange in Japan (or registered with the JSDA as shares to be traded in the Japanese OTC market) by a foreign investor (whether from a resident, a nonresident or any other foreign investor) the result of which would be such investor's holding directly or indirectly 10% or more of the total outstanding shares of such corporation or (if such foreign investor already holds 10% or more of the total outstanding shares of such corporation) acquisition of additional shares in such corporation.

     Except in limited cases which are prescribed by the law as requiring prior notification, whenever an inward direct investment is made, the foreign investor who makes such investment must make a post facto report to the MOF and other Ministers having jurisdiction over the business of the issuer of the shares within 15 days from the acquisition.

DIVIDENDS AND PROCEEDS OF SALE

     Under the Foreign Exchange Regulations, dividends paid on, and the proceeds of sales in Japan of, shares of Common Stock held by non-residents of Japan may in general be converted into any foreign currency and repatriated abroad. The acquisition of shares of Common Stock by non-resident shareholders by way of stock split is not subject to any notification requirements.

AMERICAN DEPOSITARY SHARES

     Neither the deposit of shares of Common Stock by a non-resident of Japan, the issuance of ADRs evidencing the ADSs created by such deposit in exchange therefor nor the withdrawal of the underlying shares of Common Stock upon surrender of ADRs is subject to any formalities or restrictions referred to under
" -- Acquisition of Shares" above.

REPORTING OF SUBSTANTIAL SHAREHOLDINGS

     The Securities and Exchange Law requires any person who has become, beneficially and solely or jointly, a holder of more than 5% of the total issued shares of a company listed on any Japanese stock exchange or whose shares are traded in the Japanese OTC market to file with the MOF within five business days a report concerning such shareholdings. A similar report must also be made in respect of any subsequent change of one percent or more in any such holding. For this purpose, shares issuable to such person upon conversion of convertible securities or exercise of share subscription warrants are taken into account in determining both the number of shares held by such holder and the issuer's total issued shares capital. Copies of each such report must also be furnished to the issuer of such shares and all Japanese stock exchanges on which the shares are listed or, in the case of shares traded in the Japanese OTC market, the JSDA.

     The Securities and Exchange Law also requires a principal shareholder (a beneficial owner of 10% or more of the total issued shares of a company listed on any Japanese stock exchange or whose shares are traded in the Japanese OTC market) who sold (or purchased) its shares of that company to file with the MOF a Principal Shareholder Sale (or Purchase) Report by the 15th day of the month immediately following the month of the sale (or purchase).

     Any person who has become, beneficially and solely or jointly, a holder of more than 5% of the total issued shares of the Company and who fails to file the report with respect to such holding as required by the Securities and Exchange Law, or who files such a report containing an untrue statement with respect to important matters, is subject to incarceration for a period not longer than one year and/or a fine of not more than Y1.0 million. Any person who fails to file a Principal Shareholder Sale (or Purchase) Report as required by the Securities and Exchange Law, or who files such a Report containing an untrue statement, is subject to a fine of not more than Y300,000 (U.S.$3,529). If the Company notifies the Depositary that a holder of ADRs has failed to file any such report or has filed such a report containing an untrue statement, the Depositary has agreed to use reasonable efforts to not vote or cause to be voted the shares of Common Stock underlying the ADSs evidenced by such ADRs. See "Description of American Depositary Receipts -- Disclosure of Beneficial Ownership."

OTHER

     There are no limitations on the right of non-residents or foreign owners in their capacity as such to hold or vote shares of Common Stock or ADSs imposed by Japanese law or by the Articles of Association.

                                    TAXATION

     The following discussion is a summary of the material anticipated tax consequences of the operations of the Company and of an investment in the Common Stock or the ADSs under United States federal income tax laws and Japanese tax laws. The discussion does not deal with all possible tax consequences relating to the Company's operations or to an investment in the Common Stock or the ADSs. In particular, the discussion does not address the tax consequences under state, local and other (e.g., non-United States federal, non-Japanese) tax laws. Accordingly, each prospective investor should consult its tax advisor regarding the tax consequences of an investment in the Common Stock or the ADSs. The discussion is based upon laws and relevant interpretations thereof in effect as of the date of this Prospectus, all of which are subject to change.

JAPANESE TAXATION

     Generally, a non-resident of Japan (whether an individual or a corporation) is subject to Japanese withholding tax on dividends paid by Japanese corporations. Stock splits are not subject to Japanese income tax. However, a transfer of retained earnings or legal reserve (but, in general, not additional paid-in capital) to stated capital (whether made in connection with a stock split or otherwise) is treated as a dividend payment to shareholders for Japanese tax purposes and is, in general, subject to Japanese income tax. No such transfer would be necessary in connection with a stock split if the total par value of the shares in issue after the stock split does not exceed the stated capital.

     In addition, the repurchase and cancellation of shares pursuant to a resolution of the Ordinary General Meeting of Shareholders using distributable profits, as described herein under "Description of Capital Stock -- Repurchase by the Company of its Common Stock" above, may be treated as a dividend payment to shareholders in certain circumstances. Shareholders who sell their shares in a repurchase by the Company executed by means of a tender offer may be deemed to have received a taxable dividend payment from the Company in connection with such repurchase. In the case of a non-resident shareholder (whether individual or corporate) without a permanent establishment in Japan, any such dividend will be subject to Japanese withholding taxation on the amount by which cash received by such shareholder from the Company in respect of such repurchase exceeds the sum of the stated capital and the additional paid-in capital attributable to the shares sold by such shareholder. Gains realized by shareholders in connection with such a tender offer repurchase may also be subject to Japanese capital gains taxation, to the extent not subject to taxation as a deemed dividend. In the case of shareholders who sell their shares in an open market repurchase by the Company, such shareholders will not be deemed to have received any dividend payment from the Company in connection with such repurchase, although they may be subject to Japanese capital gains taxation. For either type of repurchase, non-resident shareholders (whether individual or corporate) without permanent establishments in Japan will not in general be subject to Japanese capital gains taxation, as further discussed below. In addition, a dividend will be deemed to have been received by any shareholder who elects not to participate in a repurchase by the Company (whether through an open market repurchase or by way of a tender offer); however, non-resident shareholders (whether individual or corporate) without permanent establishments in Japan who elect not to participate in such a repurchase by the Company will be exempt from all Japanese taxation in respect of such deemed dividend.

     On November 10, 1995, an amendment was adopted in the Japanese legislature which provides special treatment regarding deemed dividend taxation in connection with repurchases and cancellations of shares by corporations the shares of which are listed on any Japanese stock exchange or registered with the JSDA as shares to be traded on the Japanese OTC market. Such special treatment will apply to non-resident shareholders as well as resident shareholders. Under the amendment, (i) individual shareholders who sell their shares in a tender offer will not be subject to deemed dividend income taxation, but rather will be subject to capital gains taxation (with the exception of non-resident individuals without permanent establishments in Japan, who are generally not subject to Japanese capital gains taxation, as further discussed below), and
(ii) dividends deemed to have been received by shareholders (whether individual or corporate) who elect not to participate in any repurchase will not be taxable, although corporate shareholders (other than non-resident corporate shareholders without permanent establishments in Japan) may elect to be subject to deemed dividend taxation. The amendment will become effective upon its promulgation by the Japanese legislature and is stated to be effective through March 31, 1999; however, the Company cannot predict if and when such promulgation will occur.

     Under the Convention between the United States of America and Japan for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with Respect to Tax on Income dated March 8, 1971 (the "Convention"), as currently in force, the maximum rate of Japanese withholding tax which may be imposed on dividends (including deemed dividends) paid to a United States resident or corporation not having a "permanent establishment" (as defined therein) in Japan is limited to:

          (i) 15% of the gross amount actually distributed; or

          (ii) if the recipient is a corporation, 10% of the gross amount actually distributed, if:

             (a) during the part of the paying corporation's taxable year which precedes the date of payment of the dividend and during the whole of its prior taxable year (if any), at least 10% of the voting shares of the paying corporation were owned by the recipient corporation, and

             (b) not more than 25% of the gross income of the paying corporation for such prior taxable year (if any) consists of interest or dividends (as defined therein).

     For purposes of the Convention and the U.S. Internal Revenue Code of 1986, as amended (the "Code"), U.S. holders of ADRs will be treated as the owners of the Common Stock underlying the ADSs represented by the ADRs. In order for the lower Convention rate to apply to dividends paid with respect to ADRs held by U.S. holders, the Depositary will make the appropriate notification to the Japanese taxation authorities regarding the residency status of such ADR holders.

     In the absence of any applicable tax treaty, convention or agreement reducing the maximum rate of withholding tax, the rate of Japanese withholding tax applicable to dividends paid by Japanese corporations to non-residents of Japan or non-Japanese corporations is 20%.

     Gains derived from the sale outside Japan of shares of Common Stock or ADRs by a non-resident of Japan, or from the sale of shares of Common Stock within Japan by a non-resident of Japan not having a permanent establishment in Japan, are in general not subject to Japanese income tax.

     Japanese inheritance and gift taxes at progressive rates may be payable by an individual who has acquired shares of Common Stock or ADRs as legatee, heir or donee, even though neither the individual nor the decedent nor the donor is a Japanese resident.

     Generally, a transfer by a non-resident of Japan of shares of Common Stock in the Japanese OTC market is subject to a Japanese securities transaction tax which is levied on the transferor at the rate of 0.3% of the aggregate transfer prices. A transfer by a non-resident of Japan of ADSs on the NYSE is not subject to the Japanese securities transaction tax provided the transferor is outside Japan at the time of the transfer. Non-residents of Japan interested in trading Common Stock or ADSs through facilities other than the NYSE should seek the advice of their own tax advisors as to Japanese securities transaction tax or other tax consequences.

UNITED STATES FEDERAL INCOME TAXATION

     The following summary of U.S. federal income taxation is based upon the opinion of White & Case, special U.S. tax counsel to the Company.

  TAXATION OF SHAREHOLDERS

     For purposes of United States federal income taxation, U.S. holders of ADRs evidencing ADSs will be treated as the owners of the Common Stock underlying such ADSs. Except as indicated below, for purposes of the discussion below relating to United States federal income taxation considerations, the term "Common Stock" includes ADSs representing shares of the Common Stock and ADRs evidencing such ADSs.

     The following discussion addresses the United States federal income taxation of a United States person (i.e., a United States citizen or resident, a United States corporation, a United States partnership or an estate or trust subject to United States tax on all of its income regardless of source (a "U.S. Investor")) making an investment in the Common Stock. The following discussion does not address the tax consequences to a person who holds (or will hold), directly or indirectly, 10% or more of the Common Stock (a "10% Shareholder"). Non-United States persons and 10% Shareholders are urged to consult their own tax advisors regarding the tax considerations incident to an investment in the Common Stock. In addition, this summary does not address the United States tax treatment of certain types of U.S. Investors (e.g., individual retirement and other tax-deferred accounts, life insurance companies and tax-exempt organizations) or of persons other than U.S. Investors, all of whom may be subject to tax rules that differ significantly from those summarized below. The discussion below, as it relates to U.S. tax consequences, is based upon the provisions of the Code and regulations, rulings and judicial decisions thereunder as of the date hereof, and such authorities may be repealed, revoked or modified so as to result in U.S. federal income tax consequences different from those discussed below. Prospective investors are advised to consult their own tax advisors with respect to their particular circumstances and with respect to the effect of state, local or foreign tax laws to which they may be subject.

     A U.S. Investor receiving a distribution on the Common Stock will be required to include such distribution (including amounts withheld) in gross income as a taxable dividend to the extent such distribution is paid from earnings and profits of the Company as determined under United States federal income tax law. Distributions in excess of the earnings and profits of the Company will first be treated, for United States federal income tax purposes, as a nontaxable return of capital to the extent of (and in reduction of) the U.S. Investor's basis in the Common Stock and then as gain from the sale or exchange of a capital asset, provided that the Common Stock constitutes a capital asset in the hands of the U.S. Investor. Dividends received on the Common Stock will not be eligible for the corporate dividends received deduction. Dividends paid in yen will be includible in income in a U.S. dollar amount based on the exchange rate at the time of their receipt (which, in the case of ADSs, will be the date of receipt by the Depositary) regardless of whether the payment is in fact converted into U.S. dollars at that time. Gain or loss, if any, realized on the sale or disposition of such yen will be U.S. source ordinary income or loss.

     Subject to the limitations of the Code, U.S. Investors may credit against their U.S. income tax liability Japanese taxes withheld at the applicable Convention rate from dividends paid on Common Stock owned by them. Distributions with respect to the Common Stock that are taxable as dividends in the U.S. will generally constitute income from sources outside the United States for purposes of determining the limitation on the allowable foreign tax credit. The overall limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed by the Company to U.S. Investors (who are not 10% Shareholders) will generally constitute "passive income" or, in the case of certain U.S. Investors, "financial services income."

     With certain exceptions, gain or loss on the sale or exchange of the Common Stock will be treated as capital gain or loss (if the Common Stock is held as a capital asset). Such capital gain or loss will be long-term capital gain or loss if the U.S. Investor has held the Common Stock for more than one year at the time of the sale or exchange. Gain, if any, will generally be U.S. source gain.

     The Code contains special tax provisions applicable to non-United States corporations and their shareholders in certain circumstances. The following is a summary of these provisions which could have an adverse impact on the Company and its U.S. Investors.

  PERSONAL HOLDING COMPANIES

     Sections 541 through 547 of the Code relate to the classification of certain companies (including foreign corporations) as personal holding companies ("PHCs") and the consequent taxation of such corporations on their undistributed personal holding company income. A PHC is a corporation (i) more than 50% of the stock of which is owned, directly or indirectly, by five or fewer individuals (at least one of whom is a U.S. resident or citizen) and (ii) which receives 60% or more of gross income, as specifically adjusted, from certain passive sources. For purposes of this gross income test, income of a foreign corporation means generally only income derived from U.S. sources or income that is effectively connected with a U.S. trade or business.

     More than 50% of the shares of Common Stock will be owned, directly or indirectly, by five or fewer individuals (at least one of whom is a U.S. resident or citizen) both after the Offering and the Exchange (assuming no other disposition of Common Stock or ADSs by the Principal Shareholders prior to the Exchange Date). Because the Company derives most of its U.S. source income from non-passive sources, the Company does not satisfy the foregoing income test and therefore is not a PHC. Even if the character of the Company's U.S. source income should change in the future, the Company should not be subject to the taxation as a PHC because it intends to make dividend distributions in an amount sufficient to eliminate any undistributed personal holding company income.

  FOREIGN PERSONAL HOLDING COMPANIES

     Sections 551 through 558 of the Code relate to foreign personal holding companies ("FPHCs") and impute undistributed income of certain foreign corporations to United States persons who are shareholders of such corporations. A foreign corporation will be classified as a FPHC if (i) five or fewer individuals, who are United States citizens or residents, directly or indirectly own more than 50% of the corporation's stock (measured either by voting power or value) (the "shareholder test") and (ii) the corporation receives at least 60% of its gross income (regardless of source), as specifically adjusted, from certain passive sources (the "income test"). After a corporation becomes a FPHC, the income test percentage for each subsequent taxable year is reduced to 50%.

     If the Company were to be classified as a FPHC, a portion of its undistributed income would be imputed to each of its U.S. Investors who hold the Common Stock on the last day of the calendar year. Such income would be taxable to such persons as a dividend, even if no cash dividend is actually paid. U.S. Investors who dispose of their Common Stock prior to such date would not be subject to tax under these rules. If the Company were to become a FPHC, U.S. Investors who acquire Common Stock from decedents would be denied the step-up of the income tax basis for such Common Stock to fair market value at the date of death which would otherwise have been available and instead would have a tax basis equal to the lower of the fair market value or the decedent's basis.

     Immediately after both the Offering and the Exchange (assuming no other disposition of Common Stock or ADSs by the Principal Shareholders prior to the Exchange Date), Richard DeVos and Jay Van Andel, who are United States citizens, will directly or indirectly own a beneficial interest in more than 50% of the Common Stock for purposes of the FPHC rules. Accordingly, the shareholder test will be met immediately after both the Offering and the Exchange (assuming no other disposition of Common Stock or ADSs by the Principal Shareholders prior to the Exchange Date). Because the Company derives most of its gross income from the distribution of Amway products in Japan and such income is not passive income, the Company does not satisfy the foregoing income test and therefore is not a FPHC.

  PASSIVE FOREIGN INVESTMENT COMPANIES

     If 75% or more of the gross income of the Company (including the pro rata gross income of any company of which the Company is considered to own 25% or more of the stock by value) in a taxable year is passive income, or if the average percentage of assets (generally determined based upon adjusted tax basis) of the Company (including the pro rata value of the assets of any company of which the Company is considered to own 25% or more of the stock by value) in a taxable year which produce or are held for the production of passive income is at least 50%, the Company would be classified as a "passive foreign investment company" ("PFIC") for that taxable year. Non-tax exempt U.S. Investors are taxed on gain from the sale of PFIC stock and certain distributions from PFICs (generally distributions in excess of average distributions to such shareholders by the PFIC in the prior three years) by being treated as if such amounts were received ratably during the period the U.S. Investor held the shares and treating such amounts as ordinary income. The amount allocated to each year (other than the current year) is subject to tax at the maximum marginal tax rate in effect for that year plus an interest charge calculated as though the U.S. Investor actually owed and failed to pay tax on the amount of income allocated to each prior year. The application of this system may result in significantly higher U.S. taxes on a U.S. Investor's distributions and gain from the sale of PFIC stock.

If the Company were to become a PFIC, U.S. Investors who acquire Common Stock from decedents could be denied the step-up of the income tax basis for such Common Stock to fair market value at the date of death which would otherwise have been available and instead could have a tax basis equal to the lower of the fair market value or the decedent's basis.

     The Company does not expect to be a PFIC because it believes that it can manage its business so as to avoid PFIC status. The Company may take certain actions that would reduce the Company's cash position. See "Management's Discussion and Analysis of Financial Condition and Results of Operations." The Company does not expect these actions to have a material impact on its results of operations or to have a material adverse effect on its liquidity.

     The Company will notify U.S. Investors in the event that the Company is treated as a PFIC for any taxable year to enable U.S. Investors to consider whether to elect to treat the Company as a qualified electing fund ("QEF") for United States federal income tax purposes. The result of the QEF election is that an electing U.S. Investor avoids the tax treatment generally applicable to PFICs discussed above. Instead, a shareholder of a QEF is required, for each taxable year, to include in income a pro rata share of the ordinary earnings of the QEF as ordinary income and a pro rata share of the net capital gain of the QEF as long-term capital gain. The Company intends to comply with the reporting requirements necessary for a U.S. Investor to make a QEF election, and will report such information to U.S. Investors as may be required to make such a QEF election effective. If a shareholder makes a QEF election and such election applies for all years that such shareholder has held the stock, gain on the sale of such stock would be characterized as capital gain (provided the stock is held as a capital asset) and the denial of basis step-up at death described above would not apply.

  CONTROLLED FOREIGN CORPORATIONS

     Sections 951 through 964 and section 1248 of the Code are applicable to controlled foreign corporations ("CFCs") and impute a portion of undistributed income to 10% Shareholders and convert into dividend income a portion of the gain on dispositions of shares which would otherwise qualify for capital gain treatment. The CFC provisions only apply if 10% Shareholders, who are also United States persons, own, in the aggregate, more than 50% (measured by voting power or value) of the shares of a foreign corporation. Certain trusts and foundations established by or for the benefit of Richard DeVos and Jay Van Andel and their families, who are 10% Shareholders, are deemed to own more than 50% of the shares of Common Stock and therefore the Company is a CFC. However, the income imputation rules referred to for CFCs above apply only with respect to such 10% Shareholders.

UNITED STATES BACKUP WITHHOLDING AND INFORMATION REPORTING

     The receipt of dividends on the Common Stock by a holder of the Common Stock (i) made by mail or wire transfer to an address in the United States, (ii) made by a paying agent, broker or other intermediary in the United States or
(iii) made by a United States broker or a "United States-related" broker to such holder outside the United States may be subject to United States information reporting requirements. Holders of Common Stock who are not United States persons ("non-U.S. holders") generally would be exempt from these reporting requirements, but may be required to comply with certification and identification procedures in order to prove their exemption. Treasury regulations currently in effect do not require backup withholding with respect to dividends paid by a foreign corporation such as the Company.

     The payment of the proceeds of the disposition of Common Stock by a holder to or through the United States office of a broker generally will be subject to information reporting and backup withholding at a rate of 31% unless the holder either certifies its status as a non-U.S. holder under penalties of perjury or otherwise establishes an exemption. The payment of the proceeds of the disposition by a holder of Common Stock to or through a non-U.S. office of a broker will generally not be subject to backup withholding and information reporting. Information reporting (but not backup withholding) may apply, however, to such a holder who sells a beneficial interest in Common Stock through a non-United States branch of a United States broker, or through a non-United States office of a "United States-related" broker, in either case unless the holder establishes an exemption or the broker has documentary evidence in its files of the holder's status as a non-U.S. holder (and the broker has no actual knowledge to the contrary). For purposes of these rules, a "United States-related" broker is a broker or other intermediary that is a controlled foreign corporation for United States federal income tax purposes or that is a person 50% or more of the gross income from all sources of which, over a specified three-year period, is effectively connected with a United States trade or business.

     Any amounts withheld under the backup withholding rules from a payment to a holder will be refunded (or credited against the holder's United States federal income tax liability, if any) provided that the required information is furnished to the United States Internal Revenue Service.

                              PLAN OF DISTRIBUTION

     The PEPS will be distributed as described in the Trust Prospectus under the caption "Underwriting."

                                 LEGAL MATTERS

     Certain legal matters will be passed upon for the Company and the Selling Shareholders by Jones, Day, Reavis & Pogue, Cleveland, Ohio, who will rely as to matters of Japanese law upon the opinion of Nishimura & Sanada. The validity of the underlying shares of Common Stock and certain other legal matters governed by Japanese law will be passed upon for the Company and the Selling Shareholders by Nishimura & Sanada, Tokyo. Certain U.S. federal income tax matters will be passed upon for the Company by White & Case, Washington, D.C.

                                    EXPERTS

     The consolidated financial statements as of August 31, 1994 and 1995 and for each of the years in the three year period ended August 31, 1995 have been included herein in reliance upon the report of Deloitte Touche Tohmatsu, independent auditors, appearing elsewhere herein given upon the authority of said firm as experts in accounting and auditing.

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                                       80

                              AMWAY JAPAN LIMITED

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                                         PAGE
                                                                                         ----
Independent Auditors' Report..........................................................   F-2
Consolidated Balance Sheets at August 31, 1994 and 1995...............................   F-3
Consolidated Statements of Income for the three years ended August 31, 1995...........   F-4
Consolidated Statements of Shareholders' Equity for the three years ended August 31,
  1995................................................................................   F-5
Consolidated Statements of Cash Flows for the three years ended August 31, 1995.......   F-6
Notes to Consolidated Financial Statements............................................   F-7

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Shareholders of Amway Japan Limited

     We have audited the accompanying consolidated balance sheets of Amway Japan Limited and subsidiary as of August 31, 1994 and 1995, and the related consolidated statements of income, shareholders' equity and cash flows for each of the three years in the period ended August 31, 1995, all expressed in Japanese yen. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in Japan (and the United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Amway Japan Limited and subsidiary as of August 31, 1994 and 1995, and the results of their operations and their cash flows for each of the three years in the period ended August 31, 1995, in conformity with accounting principles generally accepted in Japan. As described in Notes 10 and 11, accounting principles generally accepted in Japan differ, in certain material respects, from those generally accepted in the United States.

     Our audits also comprehended the translation of Japanese yen amounts into U.S. dollar amounts and, in our opinion, such translation has been made in conformity with the basis stated in Note 1. Such U.S. dollar amounts are presented solely for the convenience of readers outside Japan.

DELOITTE TOUCHE TOHMATSU
Tokyo, Japan
October 18, 1995

                       AMWAY JAPAN LIMITED AND SUBSIDIARY

                          CONSOLIDATED BALANCE SHEETS
                            AUGUST 31, 1994 AND 1995
               (IN MILLIONS OF YEN AND THOUSANDS OF U.S. DOLLARS)

                                                                 1994        1995        1995
                                                               --------    --------   -----------
                                                                                        (NOTE 1)
ASSETS
Current assets:
  Cash and cash equivalents (Note 3)........................   Y 61,548    Y 41,640    $  424,898
  Short-term investments (Note 2)...........................     29,690      31,997       326,500
  Accounts receivable.......................................      2,274         806         8,224
  Finished good inventories.................................     10,936      11,397       116,296
  Prepaid expenses..........................................        841       1,032        10,531
  Other current assets......................................        927         622         6,347
                                                               --------    --------    ----------
       Total current assets.................................    106,216      87,494       892,796
Property and equipment, net (Note 5)........................      2,519      26,791       273,378
Investments in affiliates (Note 4)..........................      1,937       2,037        20,786
Leasehold deposits..........................................      2,214       2,453        25,031
Capitalized software costs (Note 10)........................      1,614         880         8,979
Other.......................................................        301         286         2,918
Translation adjustments.....................................      1,734       1,869        19,071
                                                               --------    --------    ----------
       Total................................................   Y116,535    Y121,810    $1,242,959
                                                               ========    ========     =========
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable..........................................   Y 11,762    Y 13,532    $  138,082
  Income taxes payable......................................     14,961      15,952       162,775
  Accounts payable to Amway Corporation (Note 9)............      2,592       3,496        35,673
  Allowance for sales returns...............................      3,868       4,281        43,684
  Accrued distributor seminar expenses......................      2,523       2,684        27,388
  Distributor deposits......................................        952       1,655        16,888
  Consumption taxes payable.................................        547         717         7,316
  Accrued expenses and other current liabilities............        159       1,611        16,439
                                                               --------    --------    ----------
       Total current liabilities............................     37,364      43,928       448,245
                                                               --------    --------    ----------
Shareholders' equity (Notes 7 and 14):
  Common stock, no par value -- authorized 256,000 thousand
     shares; issued and outstanding 149,625 thousand shares
     (equivalent to 299,250 thousand ADSs, see Note 1)......     12,462      12,462       127,163
  Additional paid-in capital................................     14,850      14,850       151,531
  Legal reserve.............................................      3,116       3,116        31,796
  Net unrealized gain (loss) on short-term investments......       (242)      1,632        16,653
  Retained earnings.........................................     48,985      45,822       467,571
                                                               --------    --------    ----------
       Total shareholders' equity...........................     79,171      77,882       794,714
                                                               --------    --------    ----------
       Total................................................   Y116,535    Y121,810    $1,242,959
                                                               ========    ========     =========

                See notes to consolidated financial statements.

                       AMWAY JAPAN LIMITED AND SUBSIDIARY

                       CONSOLIDATED STATEMENTS OF INCOME
                   YEARS ENDED AUGUST 31, 1993, 1994 AND 1995
    (IN MILLIONS OF YEN AND THOUSANDS OF U.S. DOLLARS EXCEPT PER SHARE (ADS)
                                    AMOUNTS)

                                                1993          1994          1995           1995
                                              --------      --------      --------      ----------
                                                                                         (NOTE 1)
Net sales..................................   Y130,028      Y157,556      Y177,991      $1,816,235
Cost of sales..............................     37,319        43,576        47,515         484,847
                                              --------      --------      --------      ----------
     Gross profit..........................     92,709       113,980       130,476       1,331,388
                                              --------      --------      --------      ----------
Operating expenses:
  Distributor incentives...................     34,001        42,652        47,885         488,622
  Distribution expenses....................      7,773         8,324         8,853          90,337
  Selling and administrative expenses......     16,810        19,616        24,022         245,123
                                              --------      --------      --------      ----------
       Total operating expenses............     58,584        70,592        80,760         824,082
                                              --------      --------      --------      ----------
       Operating income....................     34,125        43,388        49,716         507,306
Other income -- net (Note 12)..............      2,485         2,557         1,733          17,684
                                              --------      --------      --------      ----------
       Income before income taxes..........     36,610        45,945        51,449         524,990
Income taxes (Note 8)......................     20,759        25,341        28,387         289,663
                                              --------      --------      --------      ----------
       Net income..........................   Y 15,851      Y 20,604      Y 23,062      $  235,327
                                              ========      ========      ========       =========
Net income per common share................   Y 105.94      Y 137.70      Y 154.13      $     1.57
Net income per ADS.........................      52.97         68.85         77.07             .79
Dividends per share........................      60.00        140.00        190.00            1.94
Dividends per ADS..........................      30.00         70.00         95.00             .97
Shares outstanding (thousands).............    149,625       149,625       149,625

                See notes to consolidated financial statements.

                       AMWAY JAPAN LIMITED AND SUBSIDIARY

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
                   YEARS ENDED AUGUST 31, 1993, 1994 AND 1995
    (IN MILLIONS OF YEN AND THOUSANDS OF U.S. DOLLARS EXCEPT PER SHARE (ADS)
                                    AMOUNTS)

                                                                                         NET
                                 SHARES                                              UNREALIZED
                               ISSUED AND                 ADDITIONAL               GAIN (LOSS) ON                      TOTAL
                               OUTSTANDING     COMMON      PAID-IN       LEGAL       SHORT-TERM       RETAINED     SHAREHOLDERS'
                               (THOUSANDS)     STOCK       CAPITAL      RESERVE      INVESTMENTS      EARNINGS        EQUITY
                               -----------    --------    ----------    -------    ---------------    ---------    -------------
Balances, August 31, 1992....    149,625      Y 12,462     Y 14,850     Y 1,675             --        Y  35,700      Y  64,687
Net income...................         --            --           --          --             --           15,851         15,851
Dividends paid:
  1992 year-end, Y25 per
    share (Y12.50 per ADS)...         --            --           --          --             --           (3,740)        (3,740)
  1993 interim, Y30 per share
    (Y15 per ADS)............         --            --           --          --             --           (4,489)        (4,489)
Bonuses to directors and
  statutory auditors.........         --            --           --          --             --              (12)           (12)
Transfer to legal reserve....         --            --           --         824             --             (824)            --
                               -----------    --------    ----------    -------    ---------------    ---------    -------------
Balances, August 31, 1993....    149,625        12,462       14,850       2,499             --           42,486         72,297
Net income...................         --            --           --          --             --           20,604         20,604
Dividends paid:
  1993 year-end, Y30 per
    share
    (Y15 per ADS)............         --            --           --          --             --           (4,489)        (4,489)
  1994 interim, Y60 per share
    (Y30 per ADS)............         --            --           --          --             --           (8,977)        (8,977)
Bonuses to directors and
  statutory auditors.........         --            --           --          --             --              (22)           (22)
Transfer to legal reserve....         --            --           --         617             --             (617)            --
Change in fair value of
  short-term investments.....         --            --           --          --           (242)              --           (242)
                               -----------    --------    ----------    -------    ---------------    ---------    -------------
Balances, August 31, 1994....    149,625        12,462       14,850       3,116           (242)          48,985         79,171
Net income...................         --            --           --          --             --           23,062         23,062
Dividends paid:
  1994 year-end, Y80 per
    share
    (Y40 per ADS)............         --            --           --          --             --          (11,969)       (11,969)
  1995 interim, Y95 per share
    (Y47.50 per ADS).........         --            --           --          --             --          (14,214)       (14,214)
Bonuses to directors and
  statutory auditors.........         --            --           --          --             --              (42)           (42)
Change in fair value of
  short-term investments.....         --            --           --          --          1,874               --          1,874
                               -----------    --------    ----------    -------    ---------------    ---------    -------------
Balances, August 31, 1995....    149,625      Y 12,462     Y 14,850     Y 3,116        Y 1,632        Y  45,822      Y  77,882
                                              =========   =========     =======    =============      ==========   ===========
In U.S. Dollars (Note 1):
Balances, August 31, 1994....                 $127,163     $151,531     $31,796        $(2,469)       $ 499,847     $  807,868
Net income...................                       --           --          --             --          235,327        235,327
Dividends paid:
  1994 year-end, $0.82 per
    share ($0.41 per ADS)....                       --           --          --             --         (122,133)      (122,133)
  1995 interim, $0.97 per
    share ($0.48 per ADS)....                       --           --          --             --         (145,041)      (145,041)
Bonuses to directors and
  statutory auditors.........                       --           --          --             --             (429)          (429)
Change in fair value of
  short-term investments.....                       --           --          --         19,122               --         19,122
                                              --------    ----------    -------    ---------------    ---------    -------------
Balances, August 31, 1995....                 $127,163     $151,531     $31,796        $16,653        $ 467,571     $  794,714
                                              =========   =========     =======    =============      ==========   ===========

                See notes to consolidated financial statements.

                       AMWAY JAPAN LIMITED AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                   YEARS ENDED AUGUST 31, 1993, 1994 AND 1995
               (IN MILLIONS OF YEN AND THOUSANDS OF U.S. DOLLARS)

                                                     1993           1994           1995           1995
                                                    -------       --------       --------       ---------
                                                                                                 (NOTE 1)
Operating activities:
  Net income.....................................   Y15,851       Y 20,604       Y 23,062       $ 235,327
  Adjustments to reconcile net income to net cash
    provided by operating activities:
    Loss on inventory disposal...................     1,625          1,487          1,739          17,745
    Depreciation and amortization................       742          1,177          1,435          14,643
    Loss on disposals of property and
       equipment -- net..........................       109             69            138           1,408
    Gain on exchange of stock of subsidiary......        --           (507)            --              --
    Loss (gain) on marketable securities and
       investments -- net........................        --            118           (645)         (6,582)
    Write-off of capitalized software............        --             --            465           4,745
    Write-down of investments....................       383             --             --              --
    Changes in assets and liabilities:
       Accounts receivable.......................       448            529          1,468          14,980
       Finished good inventories.................    (1,194)        (2,526)        (2,200)        (22,449)
       Prepaid expenses..........................        (9)          (202)          (191)         (1,949)
       Other current assets......................      (128)           355            136           1,387
       Accounts payable..........................      (234)         1,792          2,674          27,286
       Income taxes payable......................       779          3,961            987          10,071
       Accrued expenses and other current
         liabilities.............................       813          1,932          2,192          22,367
    Other........................................       (12)            35            (55)           (561)
                                                    -------       --------       --------       ---------
       Net cash provided by operating
         activities..............................    19,173         28,824         31,205         318,418
                                                    -------       --------       --------       ---------
Investing activities:
  Purchase of property and equipment.............      (858)          (961)       (25,174)       (256,878)
  Investments in affiliates......................    (1,121)            --           (100)         (1,020)
  Purchases of short-term investments............        --        (33,386)        (3,954)        (40,347)
  Proceeds from sale of short-term investments...     3,119         12,308          4,646          47,408
  Proceeds from redemption of long-term
    investments..................................        --          2,702             --              --
  Capitalized software costs.....................    (1,187)          (797)          (110)         (1,122)
  Net change in leasehold deposits...............      (378)            57           (239)         (2,439)
  Other..........................................       (25)           (14)             1              11
                                                    -------       --------       --------       ---------
       Net cash used in investing activities.....      (450)       (20,091)       (24,930)       (254,387)
                                                    -------       --------       --------       ---------
Financing activities:
  Cash dividends paid............................    (8,229)       (13,466)       (26,183)       (267,174)
                                                    -------       --------       --------       ---------
Net increase (decrease) in cash and cash
  equivalents....................................    10,494         (4,733)       (19,908)       (203,143)
Cash and cash equivalents, beginning of year.....    55,787         66,281         61,548         628,041
                                                    -------       --------       --------       ---------
Cash and cash equivalents, end of year...........   Y66,281       Y 61,548       Y 41,640       $ 424,898
                                                    ========      =========      =========      ==========
Additional cash flow information:
  Income taxes paid..............................   Y19,980       Y 21,471       Y 27,478       $ 280,388
Non-cash investing activities:
       Net unrealized gain (loss) on short-term
         investments.............................        --           (242)         1,874          19,122
       Fair value of stock acquired in non-cash
         exchange (Note 4).......................        --          1,937             --              --

                See notes to consolidated financial statements.

                       AMWAY JAPAN LIMITED AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   YEARS ENDED AUGUST 31, 1993, 1994 AND 1995
1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Amway Japan Limited (the "Company"), is a direct selling company that distributes approximately 130 consumer products through approximately 980,000 independent distributors in Japan. Established in 1977, the Company serves as the exclusive distribution vehicle in Japan for Amway Corporation ("Amway"), a U.S. direct selling company incorporated in Michigan. The Company operates in a single business segment, consumer products, and in a single geographic area, Japan. The Company's common stock is traded on the Japanese over-the-counter market, and on the New York Stock Exchange in the form of American Depositary Shares (ADSs), which represent one half of one share of common stock.

     Basis of Presentation -- The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned U.S. subsidiary, Amway Japan Enterprises, Inc. ("AJEI"), which was established in March of 1994. The consolidated financial statements are presented in accordance with accounting principles generally accepted in Japan ("Japanese GAAP"), which differ in certain material respects from those in the United States ("U.S. GAAP"). See Notes 10 and 11. In preparing these financial statements, certain amounts have been reclassified to present these financial statements in a format which is more familiar to readers outside of Japan. Additionally, the 1993 annual report and the 1994 consolidated financial statements have been reclassified to conform to current year presentation.

     The consolidated statements of cash flows have been prepared for the convenience of readers outside of Japan, although such statements are not required as part of the basic financial statements in Japan. For purposes of the consolidated statement of cash flows, the Company considers all time deposits and negotiable certificates of deposit with a maturity of one year or less to be cash equivalents.

     The U.S. dollar amounts included herein are, solely for convenience, calculated at the approximate rate of exchange prevailing on August 31, 1995 of Y98 to U.S. $1. The U.S. dollar amounts should not be construed as representations that the Japanese yen have been, or could in the future be, converted into United States dollars at this or any other rate of exchange.

     Consolidation -- The accompanying consolidated financial statements include the accounts of the Company and AJEI. All significant intercompany accounts and transactions are eliminated in consolidation. It is common practice in Japan for the accounts of foreign subsidiaries to be included in the consolidated financial statements without converting the accounting principles of the foreign entities to Japanese GAAP. Accordingly, the accounts of AJEI included in the consolidated financial statements are based upon U.S. GAAP.

     Foreign Currency Translation -- In translating financial statements of AJEI into yen, the exchange rates prevailing at the respective balance sheet dates were used for all asset and liability items and for items other than capital stock and additional paid-in capital in the shareholders' equity section, for which historical rates were used. Translation adjustments resulting from such translation were recorded as assets.

     Average exchange rates during the respective periods were used for all AJEI items of income and expense, except for net income which was translated at the rates prevailing at the respective balance sheet dates. The resulting exchange difference has been included in Other income -- net.

     Marketable Equity Securities and Related Financial
Derivatives -- Substantially all marketable equity securities which are included in Short-term investments are owned by AJEI. Under Statement of Financial Accounting Standards ("SFAS") No. 115, trading securities are carried at fair value, and gains and losses, whether realized or unrealized, are included in income or expense, whereas available-for-sale securities are carried at fair value, and unrealized holding gains and losses are included in a separate component of shareholders' equity net of tax effects.

                       AMWAY JAPAN LIMITED AND SUBSIDIARY

                   YEARS ENDED AUGUST 31, 1993, 1994 AND 1995

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- CONTINUED
     The Company has only limited involvement with derivative financial instruments and does not use them for trading purposes. They are used to manage well-defined investment risks. Options which do not qualify for hedge accounting are valued at market, and changes in market value are recognized as gains or losses in the period of the change. Options which qualify as hedges are split between time values and intrinsic values. The changes in intrinsic value are included in the same separate component of shareholders' equity as the changes in the fair value of the item being hedged. The time value is amortized into expense over the life of the option. Swaps are valued at market value, and changes in market value are recognized as gains or losses in the period of the change.

     Investments in Affiliates -- The Company's 50% interest in Provatene Partners Limited is accounted for pursuant to the equity method of accounting. The Company's 2% interest in Amway Asia Pacific Ltd. ("AAP") is carried at cost (see Note 4).

     Revenue Recognition -- The Company recognizes sales revenue upon shipment of products to distributors. An allowance for sales returns is accrued based on historical experience.

     Inventories -- Inventories consist primarily of finished good merchandise purchased for resale and are stated at the lower of cost, determined in accordance with the first-in, first-out method, or market.

     Property and Equipment -- Property and equipment are stated at cost. Depreciation is computed in accordance with the declining-balance method over the estimated useful lives of the assets.

     Software Costs -- The Company capitalizes the cost of both internally developed and purchased computer software. Such capitalized costs are amortized on a straight-line basis over a five-year period or the estimated useful life, whichever is shorter.

     Income Taxes -- Income taxes are provided only for amounts currently payable for each year. Deferred income taxes related to temporary differences between the tax basis of an asset or liability and the reported amounts in the consolidated financial statements are not recorded except for those related to the accounts of AJEI.

     The Japanese enterprise tax, which is based on earnings and included in selling and administrative expenses under Japanese GAAP, has been reclassified to Income taxes in these financial statements in order to provide a presentation more familiar to readers outside of Japan.

     Defined Benefit Pension Plan -- The Company's contributions to its defined benefit non-contributory pension plan (see Note 11) are charged to expense when paid, as are retirement benefits paid to directors and statutory auditors. Prior service costs of the pension plan are amortized to expense at the rate of 30% per annum.

     Stock Issue Costs -- Stock issue costs are charged to expense when paid.

     Amounts per Share; Amounts per American Depositary Share (ADS) -- The computation of net income per share is based on the weighted average number of shares of common stock outstanding during the period. Each ADS is equivalent to one half of one share of common stock, consequently amounts per ADS are calculated as one half of the per share amount.

     Appropriation of Retained Earnings -- Payments of bonuses to directors and statutory auditors are made as an appropriation of retained earnings. Retained earnings at each year-end are appropriated and reflected in the books of account in the year during which approval at the shareholders meeting has been obtained. This accounting is required by the Commercial Code of Japan (the "Code").

                       AMWAY JAPAN LIMITED AND SUBSIDIARY

                   YEARS ENDED AUGUST 31, 1993, 1994 AND 1995

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- CONTINUED
     Foreign Currency Transactions -- Current receivables and payables denominated in foreign currencies are translated into yen at the current rates of exchange. Long-term receivables and payables are translated into yen at the exchange rates prevailing on the transaction dates. Transaction gains and losses are included in Other income -- net.

2. INVESTMENTS

     Short-term investments, at approximate market value, at August 31, 1994 and 1995, were comprised of the following (in millions of yen and thousands of U.S. dollars):

                                                           1994         1995          1995
                                                          -------      -------      --------
    Marketable securities:
      Trading securities...............................   Y14,837      Y15,789      $161,112
      Available-for-sale securities....................    14,353       16,208       165,388
    Other..............................................       500           --            --
                                                          -------      -------      --------
                                                          Y29,690      Y31,997      $326,500
                                                          =======      =======      ========

     Substantially all short-term investments are held by AJEI. In March of 1994 AJEI invested approximately $287 million with two independent investment managers. Each investment manager placed approximately half of that amount in equity portfolios designed to produce results similar to the Standard & Poor's 500 Stock Index (the "S&P 500"). To protect against a loss due to price declines in the dollar value of a portion of each of the portfolios, AJEI purchased two put options exercisable in two years for a total premium of approximately $13 million. The first put allows AJEI to require the repurchase of $93.5 million of one equity portfolio at its original cost. The second put provides for protection in the other portfolio of $93.5 million against downward market movements in the S&P 500.

     In September of 1995, AJEI sold those portions of the equity portfolios that were protected by these puts, realizing a net gain of $18.9 million. The proceeds of the sale were reinvested in U.S. treasury securities and money market preferred stocks.

     The balance of the equity investments ($100 million) is hedged by swaps that allow AJEI to receive a quarterly fixed interest payment of approximately 5% per annum, less the dividend yield on the S&P 500. In March of 1996, any decrease in the price of the S&P 500 will be paid to AJEI by the swap counterparties, and any increase in the price of the S&P 500 will be paid to the swap counterparties by AJEI. As owner of the underlying managed portfolios, AJEI receives the benefit of outperformance of, and bears the risk of underperformance of, the investment managers' portfolios relative to the S&P 500.

     U.S. earnings of AJEI, which have been included in the determination of net income but have not been remitted to the Company, aggregated $6.4 million for the year ended August 31, 1995.

     In translating the financial statements of AJEI into yen, the exchange rate prevailing as of the respective balance sheet dates was used for all asset and liability items and for items other than capital stock and additional paid-in capital in the shareholders' equity section. Translation adjustments resulting from the depreciation of the U.S. dollar in relation to the yen were recorded as Translation adjustments on the consolidated balance sheets.

     Subsequent to year-end, the Company entered into a series of hedging contracts with Amway in order to protect against exchange rate fluctuations between the yen and the U.S. dollar. These contracts, which protect $190 million of AJEI's investments, provide for the delivery of Y18.6 billion to the Company on January 9,

                       AMWAY JAPAN LIMITED AND SUBSIDIARY

                   YEARS ENDED AUGUST 31, 1993, 1994 AND 1995

2. INVESTMENTS -- CONTINUED
1996 at an average exchange rate of approximately Y98 to U.S. $1.00. Through September of 1995, no arrangements have been made to hedge the remaining balance of AJEI's investments against exchange rate fluctuations.

3. CASH AND CASH EQUIVALENTS

     Cash and cash equivalents at August 31, 1994 and 1995 consisted of the following (in million of yen and thousands of U.S. dollars):

                                                           1994         1995          1995
                                                          -------      -------      --------
    Cash on hand and in banks..........................   Y 4,148      Y 4,840      $ 49,388
    Time deposits......................................    35,400       36,800       375,510
    Negotiable certificates of deposit.................    22,000           --            --
                                                          -------      -------      --------
         Total.........................................   Y61,548      Y41,640      $424,898
                                                          =======      =======      ========

     The Company has arrangements with two finance companies for the extension of credit to the Company's distributors. The Company is responsible for the losses incurred by these finance companies as the result of improper acts of distributors, and in certain other cases. Time deposits of Y300 million ($3.1 million) at August 31, 1994 and 1995 collateralized these arrangements. Management believes that the risk of loss is not significant. At August 31, 1994 and 1995, the outstanding receivables of the finance companies relating to these arrangements aggregated approximately Y2.6 billion and Y6.8 billion ($69.4 million), respectively.

     Time deposits of Y200 million and Y50 million ($510 thousand) were pledged as collateral for deferred payment of postal charges at August 31, 1994 and 1995, respectively.

4. INVESTMENTS IN AFFILIATES

     On December 21, 1993, the Company transferred to Amway Asia Pacific Ltd. ("AAP"), a Bermuda corporation majority-owned by shareholders of the Company, the stock of Amway Pacific Limited ("APL"), a former subsidiary of the Company. Through APL, the Company held a 95% interest in the joint venture company formed to be the exclusive distribution vehicle for Amway products in the People's Republic of China. In exchange for the stock of APL the Company acquired 972,222 shares of the common stock of AAP, representing an acquisition price of approximately Y1.9 billion. This price was established principally based upon an independent valuation. The exchange was accounted for as a sale of APL stock and a purchase of AAP stock and, in accordance with Japanese accounting practices and tax treatment, a gain on the exchange of Y507 million was included in income for the year ended August 31, 1994.

     As a result of this transaction, the Company owns approximately 2% of AAP's common stock. The shareholders of Amway own approximately 83% of AAP's common stock, with the remainder publicly held. The market value of the AAP stock held by the Company as of August 31, 1995 was Y3.8 billion ($38.8 million).

     In December of 1994 the Company, at a cost of Y100 million, formed a partnership joint venture, Provatene Partners Limited, with Nutrilite Products, ("Nutrilite"), a division of Amway. The joint venture engages in the processing of raw materials used by Nutrilite in the manufacture of certain vitamins.

                       AMWAY JAPAN LIMITED AND SUBSIDIARY

                   YEARS ENDED AUGUST 31, 1993, 1994 AND 1995

5. PROPERTY AND EQUIPMENT

     Property and equipment at August 31, 1994 and 1995 consisted of the following (in millions of yen and thousands of U.S. dollars):

                                                               1994         1995          1995
                                                              -------      -------      --------
Land.......................................................   Y    --      Y24,055      $245,459
Leasehold improvements.....................................     1,057        1,258        12,837
Vehicles...................................................       219          249         2,541
Furniture and fixtures.....................................     4,121        4,490        45,816
                                                              -------      -------      --------
     Total.................................................     5,397       30,052       306,653
Less accumulated depreciation and amortization.............    (2,878)      (3,261)      (33,275)
                                                              -------      -------      --------
Net property and equipment.................................   Y 2,519      Y26,791      $273,378
                                                              =======      =======      ========

     On March 30, 1995 the Company acquired a 3561 square meter parcel of land in Tokyo for the construction of a new headquarters facility. Construction of the facility is not planned to commence before fiscal 1997. The purchase price, which was paid in cash, aggregated Y19.4 billion ($198 million). Management estimates that the total cost of the headquarters project, including the purchase price of the land, will range between Y27.5 billion ($280.6 million) and Y32.5 billion ($331.6 million). Additionally, on July 27, 1995 the Company purchased a 22,296 square meter parcel of land in Tokyo for the development of a sixth Regional Distribution Center (RDC). The purchase price, which was paid in cash, aggregated Y4.7 billion ($48.0 million). The total cost of the RDC project, including the purchase price of the land, is expected to range between Y13.8 billion ($140.8 million) and Y14.4 billion ($146.9 million). In accordance with Japanese accounting practices, certain additional direct costs of these land acquisitions are being expensed as incurred. As of August 31, 1995, such costs have aggregated Y399 million ($4.1 million). Except for these capital projects, the Company has no material commitments for capital expenditures as of August 31, 1995.

     The Company maintains five Regional Distribution Centers (RDCs) in Tokyo, Fukuoka, Sapporo, Okinawa and Kobe. In January of 1995, the Kobe area sustained a major earthquake. The Company's RDC in Kobe was relatively undamaged. The Company did incur, however, costs directly related to the earthquake (principally air freight and administrative charges) aggregating approximately Y408 million during the fiscal year ended August 31, 1995. In August of 1995, the Company recovered Y211 million of this amount through its insurance. These costs and the related insurance recovery are both unusual in nature and infrequent in occurrence, however they are not considered to be sufficiently material to warrant separate classification as an extraordinary item in the income statement. Accordingly, they have been charged against Other income -- net.

6. LEASES

     The Company has no leases which are accounted for as capital leases. Total rent expense under operating leases, primarily for real estate and equipment, aggregated Y2.6 billion, Y3.0 billion and Y3.1 billion ($31.5 million), during the fiscal years ended August 31, 1993, 1994, and 1995, respectively. Certain of the

                       AMWAY JAPAN LIMITED AND SUBSIDIARY

                   YEARS ENDED AUGUST 31, 1993, 1994 AND 1995

6. LEASES -- CONTINUED
equipment leases are non-cancelable. Future minimum annual rentals under operating leases as of August 31, 1995 are as follows (in millions of yen and thousands of U.S. dollars):

                                                      REAL ESTATE    EQUIPMENT    TOTAL      TOTAL
                                                      -----------    ---------    ------    -------
Year ended August 31,
     1996..........................................      Y2,629         Y399      Y3,028    $30,898
     1997..........................................       1,500          262       1,762     17,980
     1998..........................................           3          180         183      1,867
     1999..........................................          --           72          72        735
     2000..........................................          --            1           1         10
                                                      -----------    ---------    ------    -------
Total minimum lease payments.......................      Y4,132         Y914      Y5,046    $51,490
                                                      ==========     ==========   ======    =======

7. SHAREHOLDERS' EQUITY

     As of August 31, 1994 and 1995, 84.8% and 83.3%, respectively, of the Company's outstanding common stock was held by certain trusts, foundations and entities created by or for the benefit of the founders of Amway, Jay Van Andel and Richard M. DeVos, and their families. The remaining balance of the Company's common stock was publicly held. The Company's common stock is traded on the Japanese over-the-counter market. The Company's common stock is also traded on the New York Stock Exchange in the form of American Depositary Shares (ADSs), which represent one-half of one common share.

     Under the Code, at least 50% of the issue price of new shares is to be designated as stated capital as determined by resolution of the Board of Directors. Proceeds in excess of the amounts designated as stated capital are to be credited to additional paid-in capital. The Company may transfer portions of additional paid-in capital to stated capital by resolution of the Board of Directors.

     Under the Code, the Company is required to appropriate as a legal reserve portions of retained earnings in an amount equal to at least 10% of specified cash payments, such as cash dividends and bonuses to directors and statutory auditors, appropriated in each financial period until the reserve equals 25% of the stated capital. As of August 31, 1994 and 1995 such reserve, at Y3.1 billion, was equal to 25% of stated capital. This reserve is not available for dividends but may be used to reduce a deficit by resolution of the shareholders or transferred to the stated capital by resolution of the Board of Directors. The Company may also transfer portions of retained earnings which are available for dividends to stated capital by resolution of the shareholders.

     Annual dividends are approved at the shareholders' meeting held subsequent to the fiscal year to which the dividends are applicable. In addition, semiannual dividends may be paid upon resolution of the Board of Directors, subject to limitations imposed by the Code, without shareholder approval.

     Effective October 1, 1994, an amendment to the Code permits the Company to repurchase its outstanding common shares for the purpose of (1) assignment of the shares to its employees or (2) cancellation of the shares subject to an approval at the ordinary general shareholders' meeting and certain requirements of the Code. In a repurchase for the purpose of (1) above, (a) the aggregate purchase price may not exceed the Company's distributable retained earnings and
(b) the aggregate number of shares repurchased must not exceed three percent of the total issued shares. In a repurchase for the purpose of (2) above, the requirements include requirement (a) above, but not requirement (b) above.

                       AMWAY JAPAN LIMITED AND SUBSIDIARY

                   YEARS ENDED AUGUST 31, 1993, 1994 AND 1995

8. INCOME TAXES

     The Company is subject to a number of taxes based on earnings: the corporate tax, inhabitants tax and enterprise tax. The enterprise tax is deductible when paid for purposes of calculating earnings-based taxes, which results in an effective statutory tax rate that is somewhat lower than the combined statutory tax rate would otherwise be. In the aggregate, these taxes produced effective statutory tax rates of approximately 52.1%, 51.4%, and 51.4% for 1993, 1994 and 1995, respectively. The Company's effective tax rates reflected in the accompanying consolidated statements of income differ from the effective statutory tax rates primarily due to the effect of permanently non-deductible expenses and temporary differences in the recognition of certain income and expenses for tax and for financial reporting purposes.

9. RELATED PARTY TRANSACTIONS

     The Company is the exclusive distribution vehicle for Amway (a Michigan corporation) in Japan. The Company has entered into agreements with Amway (1) for receiving a long-term secure and stable supply of merchandise (the Product Purchase Agreement), (2) for the exclusive use of Amway's trademarks in Japan (the Trademark License Agreement) and (3) for receiving management support services (the Support Services Agreement). See also Note 2.

     Balances with Amway at August 31, 1994 and 1995 were as follows (in millions of yen and thousands of U.S. dollars):

                                                                  1994        1995        1995
                                                                 ------      ------      -------
Receivables included in other current assets..................   Y  131      Y  196      $ 2,000
Accounts payable and accrued expenses.........................    2,592       3,496       35,673

     Purchases from and other transactions with Amway for the years ended August 31, 1993, 1994 and 1995 were as follows (in millions of yen and thousands of U.S. dollars):

                                                    1993         1994         1995          1995
                                                   -------      -------      -------      --------
Purchases.......................................   Y23,826      Y28,175      Y28,622      $292,061
Management charges..............................       633          290          385         3,929
Royalties.......................................       304          493          697         7,112

     All charges for support services made pursuant to the Support Services Agreement are denominated in U.S. dollars. Accordingly, the Company bears the risk of currency exchange rate fluctuations in connection therewith. Because the Company does not believe this risk to be significant, no arrangements have been made to hedge this exposure against exchange rate fluctuations.

     The Company pays to Amway, for the use of Amway trademarks and formulas in connection with products manufactured by others under contract with the Company, a royalty of 4% of sales of products bearing an Amway trademark, and 8% of sales of products bearing an Amway trademark and also using an Amway formula or design. Based upon estimated sales of certain products for fiscal years 1994 and 1995, the Company delivered to Amway promissory notes in payment of royalties for these years. In consideration for the execution of these notes, the actual payments during fiscal years 1994 and 1995 approximated 2% for certain products bearing an Amway trademark and 4% for certain products bearing an Amway trademark and using an Amway formula or design.

     Based upon estimated sales of products for fiscal years 1996 through 1998, the Company also delivered promissory notes in payment of royalties for these years. In consideration for the execution of these notes, the actual payments for these years are expected to approximate 3.6% for products bearing an Amway trademark

                       AMWAY JAPAN LIMITED AND SUBSIDIARY

                   YEARS ENDED AUGUST 31, 1993, 1994 AND 1995

9. RELATED PARTY TRANSACTIONS -- CONTINUED and 7.3% for products bearing an Amway trademark and using an Amway formula or design. Balances on these promissory notes were as follows (in millions of yen and thousands of U.S. dollars):

                                                               1994         1995         1995
                                                               -----       ------       -------
Royalties payable...........................................   Y 314       Y1,867       $19,051
Less current maturities.....................................    (314)        (622)       (6,347)
                                                               -----       ------       -------
                                                                  --        1,245        12,704
                                                               =====       ======       =======

     The outstanding balance at August 31, 1995 is payable in six semi-annual installments commencing February 28, 1996, with the final payment due and payable on August 31, 1998. Because these promissory notes are not treated as notes under Japanese commercial practices and regulations, they have not been recorded on the accompanying consolidated balance sheets of the Company.

10. RECONCILIATION OF JAPANESE AND U.S. ACCOUNTING PRINCIPLES

     The Company prepares its accounts in accordance with Japanese GAAP, which differ in certain material respects from U.S. GAAP. The significant differences relate to the following items:

     Income Taxes -- In accordance with Japanese GAAP, income taxes are provided only for amounts currently payable for each year. U.S. GAAP requires that deferred income taxes be recognized for temporary differences between the tax basis of assets and liabilities and the reported amounts in the consolidated financial statements.

     Pension Costs -- Under Japanese GAAP, the amounts contributed to the Company's funded defined benefit pension plan, including amortization of prior service costs, are charged to expense when paid. Under U.S. GAAP, net periodic pension costs, as defined by SFAS No. 87, are charged to expense.

     Software Costs -- The Company capitalizes the costs of both internally developed and purchased software under Japanese GAAP, whereas only purchased software costs are capitalized under U.S. GAAP. Under Japanese GAAP, amortization of capitalized software costs aggregated Y44 million, Y326 million and Y379 million ($3.9 million), during the fiscal years ended August 31, 1993, 1994, and 1995, respectively. Accumulated amortization, under Japanese GAAP, aggregated Y370 million and Y460 million ($4.7 million) as of August 31, 1994 and 1995, respectively.

     Stock Issue Costs -- Stock issue costs are charged to expense when paid under Japanese GAAP, whereas such costs are charged to additional paid-in capital under U.S. GAAP.

     Investments in Affiliates and Non-Monetary Transaction -- In December 1993, the Company exchanged its ownership of, and advances to, APL for 972,222 shares (approximately 2%) of the common stock of AAP. A gain was recorded on the exchange of stock under Japanese GAAP, whereas U.S. GAAP does not allow recognition of such a gain (see Note 3). Additionally, under U.S. GAAP the investment in AAP would be valued at market value with the unrealized gain or loss, net of tax, being reflected in shareholders equity. Under Japanese GAAP, this investment is carried at cost.

     Cash Dividend -- Under Japanese GAAP, dividends are charged to retained earnings when paid. Under U.S. GAAP, dividends are charged to retained earnings when declared by the Board of Directors.

     Translation Adjustments -- Under Japanese GAAP, translation adjustments resulting from translating financial statements of foreign subsidiaries are reported as assets or liabilities, whereas such adjustments are reported in a separate component of shareholders' equity under U.S. GAAP.

                       AMWAY JAPAN LIMITED AND SUBSIDIARY

                   YEARS ENDED AUGUST 31, 1993, 1994 AND 1995

10. RECONCILIATION OF JAPANESE AND U.S. ACCOUNTING PRINCIPLES -- CONTINUED
     Notes Payable -- The Company has outstanding negotiable promissory notes payable to Amway aggregating Y0.3 billion and Y1.9 billion as of August 31, 1994 and 1995, respectively (see Note 9). Because these notes are not treated as notes under the commercial practices and regulations in Japan, they have not been recorded on the accompanying consolidated balance sheets. Under U.S. GAAP, these notes would have been recorded as a liability with the offset being recorded as a prepaid expense.

     Land Acquisition Costs -- On March 30, 1995 the Company acquired a 3561 square meter parcel of land in Tokyo for the construction of a new headquarters facility, and on July 27, 1995 the Company acquired a 22,296 square meter parcel of land in Tokyo for the development of a sixth RDC (see Note 5). Taxes and certain other direct costs of these acquisitions are being expensed as incurred in accordance with Japanese GAAP, whereas under U.S. GAAP these costs would be capitalized.

     The following table summarizes the effects on net income of the differences between Japanese GAAP and U.S. GAAP for the years ended August 31, 1993, 1994 and 1995 (in millions of yen and thousands of U.S. dollars):

                                                       1993        1994        1995         1995
                                                      -------     -------     -------     --------
Amounts as shown in the Japanese GAAP consolidated
  financial statements.............................   Y15,851     Y20,604     Y23,062     $235,327
Adjustments of:
  Income taxes.....................................     1,303         778         540        5,510
  Defined benefit pension plan.....................       103         136          28          286
  Software costs...................................      (586)       (521)        493        5,030
  Land acquisition costs...........................        --          --         399        4,071
  Gain on exchange of stock of subsidiary..........        --        (507)         --           --
  Other............................................       (95)        (38)        (75)        (765)
                                                      -------     -------     -------     --------
Amounts according to U.S. GAAP.....................   Y16,576     Y20,452     Y24,447     $249,459
                                                      =======     =======     =======     ========
Net income per share under U.S. GAAP...............   Y110.78     Y136.69     Y163.39     $   1.67
Net income per ADS.................................   Y 55.39     Y 68.34     Y 81.70     $    .83

                       AMWAY JAPAN LIMITED AND SUBSIDIARY

                   YEARS ENDED AUGUST 31, 1993, 1994 AND 1995

10. RECONCILIATION OF JAPANESE AND U.S. ACCOUNTING PRINCIPLES -- CONTINUED

     The following table summarizes the effect on shareholders' equity of the differences between Japanese GAAP and U.S. GAAP as of August 31, 1994 and 1995 (in millions of yen and thousands of U.S. dollars):

                                                               1994         1995          1995
                                                              -------      -------      --------
Amounts as shown in the Japanese GAAP consolidated
  financial statements...................................     Y79,171      Y77,882      $794,714
Adjustments of:
  Income taxes...........................................       5,321        5,861        59,806
  Defined benefit pension plan...........................         463          491         5,010
  Software costs.........................................      (1,108)        (615)       (6,276)
  Land acquisition costs.................................          --          399         4,071
  Gain on exchange of stock of subsidiary................        (507)        (507)       (5,173)
  Unrealized gain on investment in affiliate, net of
     related income taxes................................         846        1,154        11,776
  Translation adjustments, net of related income taxes...        (847)        (908)       (9,265)
  Other..................................................        (108)         (96)         (979)
                                                              -------      -------      --------
Amounts according to U.S. GAAP...........................     Y83,231      Y83,661      $853,684
                                                              =======      =======      ========

     Income Tax -- The effective income tax rates of the Company on a U.S. GAAP basis differ from the effective Japanese statutory rates as follows:

                                                                    1993       1994       1995
                                                                    ----       ----       ----
Effective Japanese statutory rates............................      52.1%      51.4%      51.4%
Non-deductible expenses.......................................      1.9        2.0        2.5
Other.........................................................       --        1.2        (0.7)
                                                                    ----       ----       ----
Effective tax rates...........................................      54.0%      54.6%      53.2%
                                                                    ====       ====       ====

     The approximate effect of temporary differences that would give rise to deferred tax balances under U.S. GAAP is as follows (in millions of yen and thousands of U.S. dollars):

                                                            1994                         1995
                                                        DEFERRED TAX                 DEFERRED TAX
                                                    ---------------------       ----------------------
                                                    ASSETS    LIABILITIES       ASSETS     LIABILITIES
                                                    ------    -----------       -------    -----------
Accruals, currently not deductible for tax:
  Sales returns..................................   Y1,988      Y    --         Y 2,200      Y    --
  Enterprise tax.................................    1,653           --           1,726           --
  Accrued distributor seminars...................    1,309           --           1,447           --
Deferred software costs..........................      650           --             354           --
Translation adjustments..........................      882           --             961           --
Unrealized gain on investment in affiliate.......       --          895              --        1,221
Other............................................      767        1,046           1,059          925
                                                    ------    -----------       -------    -----------
Total............................................   Y7,249      Y 1,941         Y 7,747      Y 2,146
                                                    ======    =========         =======    =========
Total (U.S. dollars, Note 1).....................                               $79,051     $ 21,898
                                                                                =======    =========

                       AMWAY JAPAN LIMITED AND SUBSIDIARY

                   YEARS ENDED AUGUST 31, 1993, 1994 AND 1995

10. RECONCILIATION OF JAPANESE AND U.S. ACCOUNTING PRINCIPLES -- CONTINUED

     Cash Flows -- U.S. GAAP requires that for cash flow reporting, cash and cash equivalents include only those time deposits with maturities of less than three months. Under U.S. GAAP, cash and cash equivalents were Y45.1 billion and Y32.4 billion ($331 million) at August 31, 1994 and 1995, respectively.

11. PENSION PLAN

     The Company maintains a defined-benefit non-contributory pension plan (the "Plan") for the benefit of its full-time employees. Substantially all such employees are covered by the Plan. Under the Plan, employees terminating their employment or retiring are, in most circumstances, entitled to benefits based on years of service, compensation at the time of termination and certain other factors. At August 31, 1995 the Plan was fully funded. The amounts contributed to the fund for the years ended August 31, 1993, 1994 and 1995 were Y262 million, Y299 million and Y308 million ($3.1 million), respectively.

     The net periodic pension costs, the status of projected benefit obligations of the Plan and major assumptions used to determine these amounts under the requirements of U.S. GAAP are as follows:

                                                           1993       1994      1995       1995
                                                           -----      ----      ----      ------
Components of net periodic pension costs:
  Service cost..........................................   Y 149      Y173      Y249      $2,541
  Interest cost.........................................      33        45        74         755
  Actual return on plan assets..........................    (104)      (29)      (11)       (112)
  Net amortization and deferral.........................      81       (26)      (32)       (327)
                                                           -----      ----      ----      ------
Net periodic pension costs..............................   Y 159      Y163      Y280      $2,857
                                                           =====      ====      ====      ======

                                                               1994         1995          1995
                                                              -------      -------      --------
Status of obligations:
  Actuarial present value of benefit obligations:
     Vested benefit obligation...........................     Y  (714)     Y  (940)     $ (9,592)
     Non-vested benefit obligation.......................         (20)         (24)         (245)
                                                              -------      -------      --------
  Accumulated benefit obligation.........................     Y  (734)     Y  (964)     $ (9,837)
                                                              =======      =======      ========
Projected benefit obligation for service rendered to
  date...................................................     Y(1,363)     Y(1,479)     $(15,092)
Plan assets at fair value................................       1,205        1,497        15,276
                                                              -------      -------      --------
Plan assets in excess of projected benefit obligations...        (158)          18           184
Unrecognized net loss....................................         629          440         4,489
Unrecognized prior service costs.........................          --           40           408
Unrecognized net assets at date of initial application...          (8)          (7)          (71)
                                                              -------      -------      --------
Prepaid pension costs to be recognized on the
  consolidated balance sheets............................     Y   463      Y   491      $  5,010
                                                              =======      =======      ========
Assumptions used:
  Discount rate..........................................         5.5%         5.5%
  Rate of increase in compensation level.................         5.5%         4.0%
  Expected long-term rate of return on assets............         6.0%         6.0%

At August 31, 1995, Plan assets consisted primarily of marketable debt and equity securities.

                       AMWAY JAPAN LIMITED AND SUBSIDIARY

                   YEARS ENDED AUGUST 31, 1993, 1994 AND 1995

12. OTHER INCOME -- NET

     Other Income -- net for the years ended August 31, 1993, 1994 and 1995 consists of the following (in millions of yen and thousands of U.S. dollars):

                                                               1993      1994      1995      1995
                                                              ------    ------    ------    -------
Interest income............................................   Y2,838    Y1,949    Y1,131    $11,541
Gain on exchange of stock of subsidiary....................       --       507        --         --
Gains on sales of investments..............................       --       108       508      5,184
Dividend income............................................       --       311       658      6,714
Write-off of capitalized software (Note 13)................       --        --      (465)    (4,745)
Earthquake-related costs, net (Note 5).....................       --        --      (197)    (2,010)
Other, net.................................................     (353)     (318)       98      1,000
                                                              ------    ------    ------    -------
Other income -- net........................................   Y2,485    Y2,557    Y1,733    $17,684
                                                              ======    ======    ======    =======

13. QUARTERLY FINANCIAL DATA (UNAUDITED)

(in millions of yen and thousands of                               QUARTER ENDED
  U.S. dollars,                          -----------------------------------------------------------------
  except per share (ADS) data)           NOVEMBER 30    FEBRUARY 28     MAY 31     AUGUST 31       YEAR
                                         -----------    -----------    --------    ---------    ----------
Fiscal 1994
Net Sales.............................    Y  37,466      Y  40,655     Y 39,772    Y  39,663    Y  157,556
Gross Profit..........................       26,696         29,602       29,125       28,557       113,980
Net Income............................        5,269          5,609        5,087        4,639        20,604
Net Income per Common Share...........        35.21          37.49        34.00        31.00        137.70
Net Income per ADS....................        17.60          18.75        17.00        15.50         68.85
Fiscal 1995
Net Sales.............................    Y  42,665      Y  41,683     Y 48,768    Y  44,875    Y  177,991
Gross Profit..........................       30,970         30,097       36,168       33,241       130,476
Net Income............................        5,630          5,760        6,708        4,964        23,062
Net Income per Common Share...........        37.63          38.50        44.83        33.18        154.13
Net Income per ADS....................        18.81          19.25        22.42        16.59         77.07
Fiscal 1995 (in U.S. Dollars, Note 1)
Net Sales.............................   $  435,358     $  425,336     $497,633    $ 457,908    $1,816,235
Gross Profit..........................      316,020        307,113      369,061      339,194     1,331,388
Net Income............................       57,449         58,776       68,449       50,653       235,327
Net Income per Common Share...........          .38            .40          .46          .33          1.57
Net Income per ADS....................          .19            .20          .23          .17           .79

     A charge of Y465 million ($4.7 million) relating to a write-off of capitalized software costs was charged against Other income -- net during the quarter ended August 31, 1995. Due to the replacement and upgrade of order management and certain general ledger systems, this software was determined to be without future benefit to the Company. Under U.S. GAAP, this charge would have been classified as a Selling and administrative expenses.

                       AMWAY JAPAN LIMITED AND SUBSIDIARY

                   YEARS ENDED AUGUST 31, 1993, 1994 AND 1995

14. SUBSEQUENT EVENTS

     In October 1995, the Company announced its intention to increase the regular annual dividend rate with respect to fiscal 1996 to Y100 ($1.02) per share of common stock from Y90 ($.92) per share of common stock, to pay a special year-end dividend with respect to fiscal 1995 of Y50 ($.51) per share of common stock in December 1995 and to pay a special interim dividend in May 1996 of Y25 ($.26) per share of common stock, in each case subject to legal and other factors.

     In October 1995, the Company announced its intention to present to the shareholders for their approval a proposal to repurchase up to Y15.0 billion ($153.0 million) of common stock by means of open market purchases or a tender offer to the shareholders of the Company in accordance with the Securities and Exchange Law of Japan and the Securities Exchange Act of 1934. The Company has been informed by its controlling shareholders that they intend to participate fully in the share repurchase. The share repurchase will also include those shares of common stock represented by ADSs. The shareholders' approval will be conditioned upon amendment of applicable laws, regulations and ordinances of Japan such that taxation on deemed dividends under the Income Tax Law or the Corporate Tax Law of Japan will apply to neither individual shareholders who sell their shares in a tender offer nor to individual or corporate shareholders who do not sell their shares in the repurchase, except that corporate shareholders (other than nonresident corporate shareholders without a permanent establishment in Japan) may elect to be subject to deemed dividend taxation. Assuming a repurchase of the full Y15.0 billion of common stock, this transaction will have the effect of reducing both cash and cash equivalents and shareholders' equity by Y15.0 billion.

     See also Note 2 regarding certain investment transactions relating to AJEI that occurred subsequent to August 31, 1995.

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